      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 2002

                                                      REGISTRATION NO. 333-67544
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            MASTERCARD INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                   7389                                  13-4172551
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER

                              2000 PURCHASE STREET
                            PURCHASE, NEW YORK 10577
                                 (914) 249-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                               ROBERT W. SELANDER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     MASTERCARD INTERNATIONAL INCORPORATED
                              2000 PURCHASE STREET
                            PURCHASE, NEW YORK 10577
                                 (914) 249-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                    NOAH J. HANFT, ESQ.                                        VINCENT PAGANO, ESQ.
               GENERAL COUNSEL AND SECRETARY                                SIMPSON THACHER & BARTLETT
           MASTERCARD INTERNATIONAL INCORPORATED                               425 LEXINGTON AVENUE
                   2000 PURCHASE STREET                                      NEW YORK, NEW YORK 10017
                 PURCHASE, NEW YORK 10577                                         (212) 455-2000
                      (914) 249-2000

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective and after all other conditions to the conversion and integration described herein have been satisfied or waived.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
                       CALCULATION OF REGISTRATION FEE(1)

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                      PRO FORMA BOOK          PROPOSED
              TITLE OF EACH CLASS OF                 AMOUNT TO BE    VALUE PER SHARE     MAXIMUM AGGREGATE        AMOUNT OF
            SECURITIES TO BE REGISTERED               REGISTERED   AS OF JUNE 30, 2001     OFFERING PRICE    REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Class A Redeemable Common Stock, par value $.01 per
  share(3).........................................   84,000,000          $7.82             $656,880,000           $164,220
---------------------------------------------------------------------------------------------------------------------------------
Class B Convertible Common Stock, par value $.01
  per share(3).....................................   16,000,000          $7.82             $125,120,000           $31,280
---------------------------------------------------------------------------------------------------------------------------------
Rights to receive additional shares of Class A
  Redeemable Common Stock(4).......................      (4)               (4)                  (4)                  (4)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(a), no additional filing fee is required since a filing fee has previously been paid based on a bona fide estimate of the maximum offering price.

(2) Since no market for the common stock of MasterCard Incorporated exists, the registration fee is calculated based on book value pursuant to Rule 457(f) under the Securities Act of 1933.

(3) The common stock of MasterCard Incorporated being registered is to be offered in connection with the transactions described in this registration statement in which common stock of MasterCard Incorporated will be issued in exchange for (i) the equity rights associated with membership interests in MasterCard International Incorporated and (ii) the capital stock of Europay International S.A.

(4) Represents rights to receive additional shares of class A redeemable common stock of MasterCard Incorporated under certain circumstances. No additional filing fee is required for the registration of the rights.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                               [MASTERCARD LOGO]
                           PROXY STATEMENT-PROSPECTUS

                     MASTERCARD INTERNATIONAL INCORPORATED
                            MASTERCARD INCORPORATED


                                  MAY 7, 2002


Dear MasterCard International Principal, Association or
  Travelers Cheque Member:


    You are invited to attend the special meeting of the principal, association and travelers cheque members of MasterCard International Incorporated to be held on June 14, 2002, at 10:00 a.m., local time, at MasterCard International Incorporated's offices located at 2000 Purchase Street, Purchase, New York 10577. You are being asked to vote on a proposed plan to convert MasterCard International Incorporated to a private stock corporation. This plan was approved by your board of directors at a meeting held on February 8, 2001. At that same meeting, your board of directors also approved the integration of Europay International S.A. and MasterCard through the acquisition by MasterCard Incorporated, a Delaware holding company, of all the outstanding shares of Europay International S.A. in exchange for MasterCard Incorporated common stock. The conversion and the integration are important steps in enhancing our position as an integrated, global organization that is able to respond effectively to challenges and opportunities in today's fast-paced payments industry.


    In the conversion, each MasterCard International Incorporated principal member, which for purposes of this proxy statement-prospectus includes principal, association and travelers cheque members, will receive shares of class A redeemable and class B convertible common stock of MasterCard Incorporated, together with a right to receive additional shares of class A redeemable common stock under certain circumstances, and a class A membership interest in MasterCard International Incorporated, a Delaware non-stock corporation and subsidiary of MasterCard Incorporated. The class A membership interest will represent your continued rights as a licensee to use MasterCard's brands, programs and services.

    Immediately after the closing of the conversion and integration, 84,000,000 shares of class A redeemable common stock and 16,000,000 shares of class B convertible common stock of MasterCard Incorporated will be held by the stockholders of MasterCard Incorporated. Each share of class A redeemable and class B convertible common stock will be entitled to one vote. Following a three-year transition period, most of the class B convertible common stock will be converted to class A redeemable common stock and the remaining shares of class B convertible common stock will lose their voting rights. Except in limited circumstances, shares of common stock cannot be transferred during the transition period. After the transition period, shares of common stock may be transferred only among the holders of class A membership interests in MasterCard International, and no stockholder together with its affiliates may own more than 15% of the outstanding shares. Additionally, following the transition period, each stockholder will be required to maintain its ownership of MasterCard Incorporated common stock within a range determined by a new global proxy formula that includes revenues and transaction volume generated by the stockholder principally in connection with its MasterCard(R), Maestro(R) and Cirrus(R) branded activity. Following the conversion and integration, European member-stockholders will hold 33 1/3% of MasterCard Incorporated common stock with the remaining 66 2/3% being held by non-European member-stockholders. These percentages will be reallocated at the end of the three-year transition period and could result in the European member-stockholders receiving between 26% and 44% of MasterCard Incorporated's common stock.

    WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT-PROSPECTUS CAREFULLY. IN PARTICULAR, PLEASE READ THE SECTION OF THE PROXY
STATEMENT-PROSPECTUS ENTITLED "RISK FACTORS" ON PAGE 17 FOR A DISCUSSION OF RISKS THAT YOU SHOULD CONSIDER IN EVALUATING THE TRANSACTIONS DESCRIBED IN THE PROXY STATEMENT-PROSPECTUS.


    The conversion plan requires the approval of at least a majority of the voting power of MasterCard International's principal members at a meeting at which a quorum is present. It is important that as many of our principal members as possible be present or represented by proxy at the special meeting to consider and approve the plan of conversion. I look forward to seeing all of you who attend in person.


                                       Sincerely,

                                       /s/ Robert W. Selander

                                       ROBERT W. SELANDER
                                       President and Chief Executive Officer

    NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE CONVERSION AND INTEGRATION, OR DETERMINED IF THE ACCOMPANYING PROXY STATEMENT-PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    This proxy statement-prospectus is dated May 7, 2002, and was first mailed to the principal members of MasterCard International Incorporated on or about May 10, 2002.

                                                               [MASTERCARD LOGO]
                     MASTERCARD INTERNATIONAL INCORPORATED
                              2000 PURCHASE STREET
                            PURCHASE, NEW YORK 10577
                            ------------------------

NOTICE OF SPECIAL MEETING OF PRINCIPAL, ASSOCIATION AND TRAVELERS CHEQUE MEMBERS


                          TO BE HELD ON JUNE 14, 2002


To the Principal, Association and Travelers Cheque Members of
  MasterCard International Incorporated:


    The special meeting of principal members of MasterCard International Incorporated will be held at 10:00 a.m., local time, on June 14, 2002 at MasterCard International Incorporated's offices located at 2000 Purchase Street, Purchase, New York 10577 to consider and vote on a plan to convert MasterCard International Incorporated to a private stock corporation. In particular, the board of directors is asking you to consider and approve the merger of MasterCard International Incorporated with MasterCard Merger Sub, Inc., a wholly-owned subsidiary of MasterCard Incorporated formed solely for the purpose of completing the merger. MasterCard International Incorporated will survive this merger and become a subsidiary of MasterCard Incorporated. In the conversion, each MasterCard International Incorporated principal member will receive shares of class A redeemable and class B convertible common stock of MasterCard Incorporated, a Delaware holding company, together with a right to receive additional shares of class A redeemable common stock under certain circumstances, and a class A membership interest in MasterCard International Incorporated, a Delaware non-stock corporation and subsidiary of MasterCard Incorporated. The class A membership interest will represent your continued rights as a licensee to use MasterCard's brands, programs and services. For purposes of this notice and the accompanying proxy statement-prospectus, the principal members of MasterCard International Incorporated are comprised of MasterCard International Incorporated's principal, association and travelers cheque members.


    We will not transact any other business at the special meeting.


    The close of business on April 30, 2002 has been fixed as the record date for determining those members entitled to vote at the special meeting and any adjournments or postponements of the meeting. A list of eligible members of record as of the close of business on the record date will be available at the special meeting for examination by any member or the member's attorney or agent. Please note that by delivering a proxy to vote at the special meeting, you are also granting a proxy voting in favor of any adjournments of the special meeting.


    Whether or not you plan to attend the special meeting, please sign, date and return the enclosed proxy card in the accompanying postage-paid envelope or authorize the individuals named on your proxy card to vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If you attend the meeting, you may vote in person, which will revoke any signed proxy you have already submitted. You may also revoke your proxy at any time before the meeting by notifying us in writing.


    MasterCard International Incorporated must receive your proxy card by 5:00 p.m., New York time, on June 13, 2002.


                                          By Order of the Board of Directors,

                                          /s/ Noah J. Hanft
                                          NOAH J. HANFT
                                          Secretary


May 7, 2002

Purchase, New York

    YOUR VOTE IS VERY IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR AUTHORIZE THE INDIVIDUALS NAMED ON YOUR PROXY CARD TO VOTE YOUR INTERESTS BY CALLING THE TOLL-FREE TELEPHONE NUMBER OR BY USING THE INTERNET AS DESCRIBED IN THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD.

    THE BOARD OF DIRECTORS OF MASTERCARD INTERNATIONAL INCORPORATED RECOMMENDS THAT MEMBERS VOTE FOR APPROVAL OF THE CONVERSION PLAN.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Questions and Answers About the
  Conversion..........................    1
Questions and Answers About the
  Integration.........................    4
Summary...............................    6
Risk Factors..........................   17
Cautionary Statement Concerning
  Forward-Looking Statements..........   30
The Special Meeting...................   32
The Conversion........................   35
The Integration.......................   39
Opinion of Financial Advisor to
  MasterCard International............   53
Share Allocation and the Global
  Proxy...............................   58
Unaudited Pro Forma Combined Financial
  Statements..........................   68
Capitalization........................   78
Overview of the Global Payments
  Industry............................   79
Business of MasterCard
  International.......................   81
MasterCard Selected Consolidated
  Financial and Other Information.....  101
MasterCard Selected Statistical
  Information.........................  102
MasterCard Management's Discussion and
  Analysis of Financial Condition and
  Results of Operations...............  104
Business of Europay International.....  113

                                        PAGE
                                        ----
Europay Selected Historical
  Consolidated Financial Data.........  118
Europay Management's Discussion and
  Analysis of Financial Condition and
  Results of Operations...............  119
Management............................  125
Security Ownership of Certain
  Beneficial Owners and Management....  137
Certain Relationships and Related
  Transactions........................  139
Description of Capital Stock of
  MasterCard Incorporated.............  141
Comparison of Rights of MasterCard
  International Members Before and
  After the Conversion and
  Integration.........................  147
Federal Income Tax Consequences of the
  Conversion and the Integration......  157
Material Contracts Between MasterCard
  International and Europay...........  160
Legal Matters.........................  160
Experts...............................  160
Other Matters.........................  160
Stockholders Proposals................  161
Where You Can Find More Information...  161
Index to Consolidated Financial
  Statements..........................  F-1

Annex A -- Agreement and Plan of Merger

Annex B -- Share Exchange and Integration Agreement


Annex C -- Form of Share Exchange Agreement


Annex D -- Amended and Restated Certificate of Incorporation of MasterCard Incorporated

Annex E -- Amended and Restated Bylaws of MasterCard Incorporated

Annex F -- Amended and Restated Certificate of Incorporation of MasterCard International Incorporated

Annex G -- Amended and Restated Bylaws of MasterCard International Incorporated

Annex H -- Opinion of Financial Advisor to MasterCard International
                            ------------------------

     The registered trademarks of MasterCard International Incorporated, which we refer to as MasterCard International, include MasterCard(R) and Cirrus(R). Maestro(R) is a registered trademark of Maestro International Incorporated and Mondex(R) is a registered trademark of Mondex International Limited. The registered trademarks of Europay International and its subsidiaries are Eurocard(R), ec eurocheque(R), ec Pictogram(R), Clip(R) and etc euro travellers cheque(R). Upon completion of the conversion and integration, all of these trademarks will be the property of MasterCard Incorporated or its subsidiaries. Other trademarks used in this proxy statement-prospectus are the property of their respective owners. References in this proxy statement-prospectus to MasterCard generally mean the MasterCard trademark or the business conducted by MasterCard International prior to the conversion and integration and by MasterCard Incorporated following the conversion and integration.
                            ------------------------


     As of May 6, 2002, the exchange rate between U.S. dollars and euros was
1.10 euros per U.S. dollar. As of December 31, 2001, the period end exchange rate between U.S. dollars and euros was 1.14 euros per U.S. dollar, while the average exchange rate for the year ended December 31, 2001 was 1.12 euros per U.S. dollar. The exchange rates referred to above are based on the noon buying rate in New York City for cable transfers in euros as certified for customs purposes by the Federal Reserve Bank of New York. We make no representation that the dollar or euro amounts referred to in this proxy statement-prospectus could have been or could in the future be converted into euros or dollars, as the case may be, at any particular rate or at all.

                            ------------------------

     You should rely only on the information contained in this proxy statement-prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. Information on the Web sites of MasterCard International and Europay International is not part of this document. This proxy statement-prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information in this proxy statement-prospectus may be accurate only as of the date of this proxy statement-prospectus.

                   QUESTIONS AND ANSWERS ABOUT THE CONVERSION

Q. WHAT IS THE CONVERSION?

A. The conversion refers to the process by which MasterCard International will merge with a subsidiary of MasterCard Incorporated, a newly formed stock holding company. After the conversion, MasterCard International will continue as a non-stock corporation and will be a subsidiary of MasterCard Incorporated. As a result of the conversion, MasterCard Incorporated will hold the only class B membership interest in MasterCard International, entitling MasterCard Incorporated to substantially all voting power, and all economic rights, in MasterCard International. In addition, the current principal members of MasterCard International will hold the class A membership interests in MasterCard International and the common stock of MasterCard Incorporated. A diagram showing the structure of MasterCard Incorporated and MasterCard International after the conversion and integration (described below) can be found on page 11.

Q. WHAT WILL HAPPEN TO MY MASTERCARD INTERNATIONAL MEMBERSHIP IN THE CONVERSION?

A. In the conversion, each principal member of MasterCard International will receive shares of class A redeemable and class B convertible common stock of MasterCard Incorporated, representing that member's equity interest in MasterCard Incorporated, and a class A membership interest in MasterCard International, representing that member's continued rights to use MasterCard's brands, programs and services under the member's current MasterCard license. See "Comparison of Rights of MasterCard International Members Before and After the Conversion and Integration."

Q. WHAT ARE THE REASONS FOR THE CONVERSION?


A. We believe that the conversion will enhance the value of our business and our future opportunities by aligning more closely the interests of MasterCard and our member-stockholders and providing a more flexible structure to respond to opportunities in the marketplace. In particular, we believe the conversion will help enhance our member-stockholders' commitment to MasterCard because their relative shareholdings in MasterCard Incorporated may increase as they increase their MasterCard business. For more information, see "The
   Conversion -- Considerations Relating to the Conversion," and "Risk
   Factors -- Risks Related to the Conversion."


Q. WHY IS MASTERCARD INTERNATIONAL BEING REORGANIZED AS A TWO-TIERED COMPANY?

A. The proposed structure will give MasterCard many of the advantages of a stock corporation at the holding company level, while enabling it to maintain the flexibility of a membership association in governing the operations of its global payments programs at the subsidiary level. As is typical of a holding company structure, the holding company, MasterCard Incorporated, will control the voting power of its operating subsidiary, MasterCard International, with regard to nearly all items that currently require a vote of MasterCard International's members.

Q. WILL I CONTINUE TO HAVE VOTING RIGHTS?

A. Yes. As a stockholder of MasterCard Incorporated, you will be able to vote on all matters submitted to the stockholders for a vote, including the election of the board of directors, and extraordinary transactions, such as a merger, consolidation or sale of all or substantially all of the assets or dissolution of MasterCard Incorporated. Each share of class A redeemable and class B convertible common stock will be entitled to one vote. Each stockholder, together with its affiliates, will be subject to a 7% voting cap in the election of directors regardless of the number of shares owned. For more information, see "Description of Capital Stock of MasterCard Incorporated."

   The board of directors of MasterCard International will be identical to the board of directors of MasterCard Incorporated. In addition, you will continue to be able to vote on proposed changes to Article I (Membership) of the bylaws of MasterCard International, which will require the approval of the holders of at least two-thirds of the voting power held by the class A members, but you will no longer be entitled to vote directly with respect to any other amendments of the charter or bylaws of MasterCard International. See "Comparison of Rights of MasterCard International Members Before and After the Conversion and Integration."

Q. ARE THERE ANY RESTRICTIONS ON MY ABILITY TO SELL MY SHARES OF CLASS A REDEEMABLE OR CLASS B CONVERTIBLE COMMON STOCK OR MY CLASS A MEMBERSHIP INTEREST?

A. Yes. Shares of MasterCard Incorporated class A redeemable or class B convertible common stock cannot be transferred for three years after the conversion except in certain limited circumstances. After three years, each stockholder must maintain an ownership percentage of outstanding common stock not less than 75% nor more than 125% of that stockholder's most recent global proxy calculation. The global proxy calculation is determined by a formula specified in the share exchange and integration agreement. If you do not satisfy these ownership requirements based on the annual calculation of the global proxy, you may be required to purchase or sell shares of MasterCard Incorporated.

   In addition, class A redeemable and class B convertible common stock will be permitted to be traded only among institutions holding class A membership interests in MasterCard International. No stockholder, together with its affiliates, may own more than 15% of the outstanding voting stock of MasterCard Incorporated.

   Class A membership interests, like your existing membership interests, are not transferable. For more information, see "Description of Capital Stock of MasterCard Incorporated -- Transfer Restrictions."

Q. WILL THE CONVERSION AFFECT THE RULES FOR QUALIFICATION AS A MEMBER OF MASTERCARD INTERNATIONAL?

A. No. The rules for the qualification of members of MasterCard International following the conversion will be the same as the current rules for the qualification of members of MasterCard International.

Q. WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE CONVERSION?

A. Based on the opinion of our special tax counsel, we believe that we, our principal members and the shareholders of Europay and MasterCard/Europay U.K. Limited, which we refer to in this proxy statement-prospectus as MEPUK, will not recognize any gain or loss for U.S. federal income tax purposes in the conversion or integration, except that, as to a portion of any MasterCard Incorporated stock received at the end of the three year transition period or thereafter pursuant to the integration agreement, a principal member or shareholder otherwise subject to U.S. federal income taxation will recognize imputed interest income. Notwithstanding the foregoing, a portion of the MasterCard Incorporated shares received by a principal member or shareholder may be treated for U.S. federal income tax purposes as not having been received in exchange for property, in which case the member or shareholder could be required to recognize ordinary income.

   We have requested that the Internal Revenue Service issue a ruling on key aspects of the conversion and integration, and we expect to receive a response during the second quarter of 2002. Receipt of an IRS ruling is not a condition to the closing of the conversion or the integration. Principal members and Europay and MEPUK shareholders should consult their own tax advisors regarding the U.S. federal, as well as any state, local or non-U.S., tax consequences to them of the conversion and integration. For more information, see "Federal Income Tax Consequences of the Conversion and the Integration."

Q. WHAT ARE THE ACCOUNTING IMPLICATIONS OF THE CONVERSION?

A. Members should consult their financial advisors regarding the potential accounting implications of the conversion to them.

Q. WHEN WILL THE CONVERSION BE COMPLETED?


A. The conversion will be completed as soon as practicable after the conditions to the conversion are satisfied, including approval of the plan of conversion by the members and the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, which we refer to together as the HSR Act. We anticipate that these conditions will be satisfied and that the conversion will be completed in the first half of 2002. Members should consult their advisors to determine whether they are required to make any filings under the HSR Act.

Q. WHAT WILL HAPPEN IF THE MEMBERS DO NOT APPROVE THE PLAN OF CONVERSION?

A. If the members do not approve the plan of conversion, or if the conversion is not completed for any reason, the board of directors of MasterCard International presently intends to continue to operate MasterCard International in its current form. Completion of the conversion is a condition to the integration. If the conversion does not occur for any reason, MasterCard International will not be able to proceed with the integration.

Q. WILL THE CONVERSION OCCUR EVEN IF THE INTEGRATION WITH EUROPAY IS NOT COMPLETED?

A. No, not in its present form. We will not proceed with the conversion in its present form if the integration will not also be completed. The board of directors of MasterCard International may, however, determine in the future that a conversion in some form is in the best interests of MasterCard International and its members. If so, MasterCard International would, at that time, seek member approval for that transaction.

Q. WHAT ARE MY RIGHTS IF I VOTE AGAINST THE PLAN OF CONVERSION, BUT THE PLAN OF CONVERSION PASSES ANYWAY?

A. You are not entitled to rights of appraisal or similar rights for any matter to be acted on at the meeting.

Q. WHAT VOTE IS REQUIRED FOR THE PLAN OF CONVERSION PROPOSAL TO PASS?


A. The proposal requires the affirmative vote of a majority of the voting power of MasterCard International's principal members at a meeting at which a quorum is present, either in person or by proxy.


Q. WHAT DO I NEED TO DO NOW?

A. After carefully reading and considering the information contained in this proxy statement-prospectus, please indicate on your proxy card how you want to vote and mail your signed and dated form in the enclosed return envelope or authorize the individuals named on your proxy card to vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card.

Q. CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

A. Yes. You may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

Q. WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A. Just send in a later-dated, signed proxy card to the Secretary of MasterCard International or authorize the individuals named on your proxy card to vote your interests by telephone or by Internet before the special meeting or attend the meeting in person and vote. If you intend to attend the special meeting in person, kindly notify the Secretary of MasterCard International in writing at the address set forth below. Failure to notify the Secretary will not disqualify you from attending the special meeting in person.

Q. WHO CAN HELP ANSWER MY QUESTIONS?

A. If you have questions about this proxy statement-prospectus, including questions relating to the number of shares of MasterCard Incorporated common stock you will receive in the conversion and integration, you should contact:

   MasterCard International Incorporated
   2000 Purchase Street
   Purchase, New York 10577
   Attention: Noah J. Hanft
               Secretary
   Telephone:  (914) 249-2000
   Facsimile:  (914) 249-4262

or Georgeson Shareholder Communications Inc.
   17 State Street
   10th Floor
   New York, New York 10004
   Telephone:  (212) 440-9800
   Facsimile:  (212) 440-9009

                  QUESTIONS AND ANSWERS ABOUT THE INTEGRATION

Q. WHAT IS THE INTEGRATION?

A. The integration refers to the acquisition of Europay by MasterCard Incorporated and the combination of the businesses of Europay and MasterCard International. In connection with the integration, Europay's shareholders, other than MasterCard International and MEPUK, will exchange their shares of Europay capital stock for shares of class A redeemable common stock and class B convertible common stock of MasterCard Incorporated. In a related transaction, shareholders of MEPUK will exchange their shares of MEPUK capital stock for shares of class A redeemable common stock and class B convertible common stock of MasterCard Incorporated. Upon completion of the conversion and integration, the European principal members of MasterCard International, including the former MEPUK shareholders, will own 33 1/3% of the outstanding capital stock of MasterCard Incorporated and the non-European principal members will own 66 2/3%. The shares of class A redeemable and class B convertible common stock of MasterCard Incorporated will be initially allocated within each of the European and non-European shareholder groups in accordance with the new global proxy formula described in this proxy statement-prospectus. Shares will be reallocated at the end of a three-year transition period following the closing of the conversion and integration, which will result in the European member-stockholders holding between 26% and 44% of MasterCard Incorporated's common stock. For a summary of the integration, see "The Integration" and "Share Allocation and the Global Proxy." For a description of the related share exchange proposed for shareholders of MEPUK, see "The Integration -- MEPUK."

Q. WHAT ARE THE REASONS FOR THE INTEGRATION?

A. The integration will allow MasterCard and Europay to form an integrated, global company with a single management team and governance structure. Accordingly, we expect that MasterCard Incorporated will be able to respond more effectively to the challenges and opportunities in today's fast-paced global payments industry than either MasterCard International or Europay could separately. We expect that the integration will combine MasterCard International's strengths in global brand building, transaction processing and marketing consulting services with Europay's strengths in debit, mobile commerce and chip-based card programs. As a result, we anticipate that we will be able to manage our collective brands and combined companies more effectively, take advantage of many potential operating synergies between the two companies and reduce costs and thereby improve profitability. For more information, see "The Integration -- Considerations Relating to the Integration," and "Risk Factors -- Risks Related to the Integration."

Q. ARE MASTERCARD INTERNATIONAL PRINCIPAL MEMBERS BEING ASKED TO APPROVE THE INTEGRATION OF MASTERCARD AND EUROPAY?

A. Approval by the members of MasterCard International is not required for the acquisition of Europay by MasterCard Incorporated in the integration. However, approval of the members is required for the plan of conversion, which is a condition for the integration.

Q. HOW MANY SHARES OF MASTERCARD INCORPORATED WILL I RECEIVE?

A. Features of both the conversion and integration will determine the number of shares of MasterCard Incorporated you receive. The accompanying proxy card sets forth the number of class A redeemable and class B convertible shares of MasterCard Incorporated that you will receive upon the closing of the conversion and integration. For more information, see "Share Allocation and the Global Proxy."

Q. WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE INTEGRATION?

A. Based on the opinion of our special tax counsel, we believe that we, our principal members and the Europay and MEPUK shareholders will not recognize any gain or loss for U.S. federal income tax purposes in the conversion or integration, except that, as to a portion of any MasterCard Incorporated stock received at the end of the three year transition period or thereafter pursuant to the integration agreement, a principal member or shareholder otherwise subject to U.S. federal income taxation will recognize imputed interest income. Notwithstanding the foregoing, a portion of the MasterCard Incorporated shares received by a principal member or shareholder may be treated for U.S. federal income tax purposes as not having been received in exchange for property, in which case the member or shareholder could be required to recognize ordinary income.

   We have requested that the Internal Revenue Service issue a ruling on key aspects of the conversion and integration, and we expect to receive a response during the second quarter of 2002. Receipt of an IRS ruling is not a condition to the closing of the conversion or the integration. Principal members and Europay and MEPUK shareholders should consult their own tax advisors regarding the U.S. federal, as well as any state, local or non-U.S., tax consequences to them of the conversion and integration. For more information, see "Federal Income Tax Consequences of the Conversion and the Integration."

Q. WHAT ARE THE ACCOUNTING IMPLICATIONS OF THE INTEGRATION?

A. Members should consult their financial advisors regarding the potential accounting implications of the integration to them.

Q. WHAT ARE THE CONDITIONS TO THE INTEGRATION?

A. The integration will not occur if the conversion is not also completed. In addition, the integration is subject to customary closing conditions, among others. For more information, see "The Integration -- Conditions to Closing of the Integration."

Q. WHEN WILL THE INTEGRATION BE COMPLETED?

A. If the conditions to the integration have been satisfied or waived, we expect to close the integration immediately after the completion of the conversion.

                                    SUMMARY

     This summary highlights information contained elsewhere in this proxy statement-prospectus. This summary does not contain all of the information you should consider with regard to the transactions described in this proxy statement-prospectus. You should read this summary together with the entire proxy statement-prospectus, including MasterCard International's and Europay's financial statements and the notes to those statements, carefully. See "Where You Can Find More Information." We have included page references parenthetically to direct you to more complete descriptions of the topics presented in this summary.

MASTERCARD INTERNATIONAL (PAGE 81)

     MasterCard International is a leading global payment solutions company owned by over 1,500 financial institutions worldwide that participate directly in the business of MasterCard International as its principal members. We manage a family of well-known, widely accepted payment card brands including MasterCard, Maestro and Cirrus on behalf of these members and approximately 13,500 affiliate members that participate indirectly in our business. We license our brands to members, provide a sophisticated set of information and transaction processing services to members and establish and enforce rules and standards surrounding the use of cards carrying our brands. We also undertake a variety of marketing activities designed to maintain and enhance the value of our brands. As an industry leader in technological innovation, we are developing highly secure, efficient payment programs for electronic and mobile commerce applications and helping members launch chip-based card programs in countries throughout the world.

     On a global scale, we process transactions denominated in more than 180 currencies. In 2001, our gross dollar volume ("GDV"), which represents gross spending (purchases and cash disbursements) on MasterCard-branded cards for goods and services, including balance transfers and convenience checks, was $986 billion, an 18% increase (on a local currency basis) over the GDV generated in 2000. At December 31, 2001, the total number of MasterCard cards in circulation worldwide as reported by our members was 520 million, a 19% increase from 2000, reflecting strong performance in a number of countries. In addition, our members estimate that cards carrying MasterCard brands were accepted at over 24 million locations around the world as of December 31, 2001. In 2000, our GDV increased 22% (on a local currency basis) to $858 billion from $726 billion in 1999. These figures exclude Maestro, Cirrus and Mondex transactions.

     Our revenue is comprised of operations fees and member assessments. Operations fees represent user fees for authorization, clearing, settlement and other member services that facilitate transaction and information management among our members on a global basis. Member assessments are based principally upon the GDV of transactions generated by MasterCard-branded cards. In addition to transaction processing and brand building, we also provide a growing set of marketing and technology consulting, card enhancement and loyalty rewards support, and information-based performance analysis services to our members. We do not issue cards, set fees or determine the interest rates that cardholders are charged for use of their cards. In addition, we do not solicit merchants to accept MasterCard cards or establish the discount rate that merchants are charged for card acceptance. These matters are the responsibility of our members.

EUROPAY INTERNATIONAL (PAGE 113)


     Europay International is a leading payment solutions company in Europe. Headquartered in Waterloo, Belgium, Europay is owned and controlled by European financial institutions and serves approximately 1,100 principal members, who participate directly in its card business, and approximately 2,700 affiliate members, who participate in Europay's card business indirectly through a principal member. Europay offers its member financial institutions a full range of payment programs and services, including ec eurocheque, Maestro, Cirrus, Eurocard-MasterCard and ec Pictogram, which they in turn can provide to their customers -- cardholders and retailers. Europay's primary role is to license the above brands to its members, provide a sophisticated set of information processing and transaction delivery services to members and establish and enforce rules and standards surrounding the use of payment cards carrying the brands.


     Europay has a long-standing strategic alliance with MasterCard, originating with Eurocard International's alliance with Interbank Card Association, MasterCard International's predecessor, in 1968 and enhanced by more recent agreements. Europay has been granted exclusive licensing rights in Europe for certain MasterCard brands and is responsible for the marketing of these brands and transaction processing throughout Europe. In addition, Europay and MasterCard are equal partners in Maestro International, a joint venture which oversees the global development of the Maestro debit service.

CONVERSION OF MASTERCARD INTERNATIONAL (PAGE 35)

     In connection with the conversion, MasterCard International will merge with MasterCard Merger Sub, Inc., a wholly-owned subsidiary of MasterCard Incorporated formed solely for the purpose of completing the merger. Each issued and outstanding principal membership interest in MasterCard International will be automatically converted by virtue of the merger into a class A membership interest of MasterCard International and a specified number of shares of class A redeemable common stock and class B convertible common stock of MasterCard Incorporated. After a three-year transition period, the principal members of MasterCard International will be able to trade the common stock of MasterCard Incorporated among themselves, subject to certain restrictions. The class A membership in MasterCard International will continue each member's right to use MasterCard International's brands, programs and services under the member's current MasterCard license.

     MasterCard Incorporated will be issued the sole outstanding class B membership interest in MasterCard International. The class B membership interest will entitle MasterCard Incorporated to substantially all of the voting power, and all economic rights, in MasterCard International. MasterCard Incorporated's stockholders will participate indirectly in the voting power and economic rights associated with the class B membership interest through their ownership of the common stock of MasterCard Incorporated.

     For a description of the material terms of the conversion, see "The Conversion."

CONSIDERATIONS RELATING TO THE CONVERSION (PAGE 36)

     We believe that conversion will enhance the value of the MasterCard enterprise by:


     - permitting member-stockholders to realize the value of their investment in MasterCard as an asset and, subject to certain restrictions, trade MasterCard Incorporated shares among themselves;


     - aligning more closely the interests of MasterCard and our member-stockholders and helping to enhance our member-stockholders' commitment to MasterCard;

     - providing a more flexible structure to respond to opportunities in the marketplace;

     - resulting in greater financial transparency for our member-stockholders; and

     - making it easier, if desired, for MasterCard Incorporated to raise financing in the public securities markets.

     We also considered the following disadvantages relating to the conversion:

     - a market for MasterCard Incorporated common stock may not develop sufficiently to provide member-stockholders with enough liquidity in trading their shares;

     - stockholders may be required to purchase or sell shares of MasterCard Incorporated in order to satisfy certain requirements, which may be disadvantageous to them;

     - the conversion may facilitate future strategic transactions that could reduce the influence of current MasterCard International members;

     - MasterCard Incorporated and certain member-stockholders will be subject to additional regulatory burdens, including Securities and Exchange Commission regulations, as a result of the conversion; and

     - the conversion could subject some members to tax liabilities.

     For more information, see "The Conversion -- Considerations Relating to the Conversion," and "Risk Factors -- Risks Related to the Conversion."

THE INTEGRATION (PAGE 39)

     MasterCard Incorporated and MasterCard International have entered into an integration agreement with Europay that provides for MasterCard Incorporated to acquire Europay's capital stock in exchange for shares of class A redeemable and class B convertible common stock of MasterCard Incorporated. MasterCard Incorporated will acquire Europay capital stock directly from Europay's shareholders and indirectly by acquiring the capital stock of MEPUK from MEPUK's shareholders. Following this acquisition, Europay will become a consolidated subsidiary of MasterCard Incorporated. As a result, Europe, like MasterCard's other regions, will be managed by a regional board of directors that operates under delegated authority from MasterCard's global board of directors. At the closing of the conversion and integration, all Europay and MEPUK shareholders will also be principal members of MasterCard International. For a description of the material terms of the acquisition of Europay, see "The Integration."

CONSIDERATIONS RELATING TO THE INTEGRATION (PAGE 44)

     The integration will allow MasterCard and Europay to form an integrated, global company with a single management team and governance structure. Accordingly, we expect that MasterCard Incorporated will be able to respond more effectively to the challenges and opportunities in today's fast-paced global payments industry than either MasterCard International or Europay could separately. MasterCard and Europay are expected to benefit from the integration through the establishment of:

     - one global management team and governance structure;

     - improved delivery of customized relationship management and professional services to customers in all key regions, including Europe; and

     - synergies to reduce costs and improve service, thereby improving profitability.

     The integration will allow MasterCard to:

     - establish a more consistent global marketing message, particularly in Europe, that is intended to increase MasterCard's presence in Europe and thereby make the European region more attractive to all MasterCard members; and

     - take advantage of Europay's expertise in debit and chip cards and mobile commerce.

     For Europay, the integration represents the opportunity to merge with a well-capitalized industry leader and, as a result, to leverage its own strengths based on the broader resources of the MasterCard brand and organization. Integration with MasterCard provides the opportunity for European members to:

     - participate in the MasterCard system on a much more significant scale than they currently do;

     - utilize MasterCard's expertise in brand building and customer-centered service; and

     - utilize MasterCard's marketing consulting, Internet and corporate product management expertise.

     MasterCard and Europay also considered the following disadvantages relating to the integration:

     - expected synergies may never materialize because of our possible failure to reduce costs, merge effectively our management structures, improve our programs and services or combine our systems efficiently;

     - the integration will significantly dilute the equity percentage of non-European members of MasterCard International in MasterCard Incorporated as compared to the non-European members' current equity percentage (including voting power and economic rights) in MasterCard International; and

     - the integration will adversely impact some members through the introduction of the new global proxy formula.

     We retained Credit Suisse First Boston, which we refer to as CSFB, to provide us with a fairness opinion relating to the integration. In rendering its opinion, CSFB relied on projections of MasterCard's and Europay's management and did not independently verify those projections.

     For more information, see "The Integration -- Considerations Relating to the Integration," and "Risk Factors -- Risks Related to the Integration."

SHARE ALLOCATION AND THE GLOBAL PROXY (PAGE 58)

     As a result of the conversion and integration, the principal members of MasterCard International, including all Europay and MEPUK shareholders, will receive shares of class A redeemable common stock and class B convertible common stock of MasterCard Incorporated, together with a right to receive additional shares of class A redeemable common stock under certain circumstances, and class A membership interests in MasterCard International. The number of shares of class A redeemable and class B convertible common stock that you will receive upon the closing of the conversion and integration is set forth on the accompanying proxy card. For principal members that are also shareholders of Europay or MEPUK, the number of shares reported on the proxy card includes all shares issued in connection with the acquisition of their Europay or MEPUK stock in the integration. The number of shares that each principal member will receive is the result of two factors:

        - Whether you are a European or non-European member. In consideration for the acquisition of Europay in the integration, European member-stockholders will hold shares of class A redeemable and class B convertible common stock at the closing that, together with the shares they receive in the conversion, represent 33 1/3% of all shares of class A redeemable and class B convertible common stock together then outstanding. Non-European member stockholders will hold the remaining shares of class A redeemable and class B convertible common stock, representing 66 2/3% of all shares together then outstanding. The allocation of 33 1/3% of outstanding shares to European member-stockholders was determined as a result of extensive negotiations between MasterCard International and Europay, as described more fully under the heading "The Integration -- Background of the Integration." Although this initial allocation is within the range of allocations considered by the CSFB fairness opinion, it exceeds the allocation supported by MasterCard's valuation analysis. See "Risk Factors -- Risks Related to the Integration."

        - Your proportionate share of the new global proxy formula. The global proxy represents an approximation of each member's proportionate share of MasterCard's total business and revenues and has traditionally been employed to determine the equity rights each principal member receives at annual meetings of members of MasterCard International, among other things. In connection with the conversion and integration, the global proxy will be adjusted from the historic formula that takes into account only revenue from MasterCard transactions to a new formula that includes transaction volume and revenue earned principally in connection with MasterCard, Cirrus and Maestro cards.

     Accordingly, the new global proxy formula based on the 12 month period ended December 31, 2000, applied on a regional basis to the European pool of shares (representing 33 1/3% of total shares outstanding) and the non-European pool of shares (representing 66 2/3% of total shares outstanding), will determine the number of shares that members receive initially in the conversion and integration. The application of the new global proxy formula on a European and non-European basis to determine the allocation of shares to members is the result of an integrated series of transaction steps in the conversion and integration, as described more fully under the heading "Share Allocation and the Global Proxy."

     Three years after the closing, and as an integral component of the conversion and integration, MasterCard Incorporated shares will be reallocated, with European members owning between 26% and 44% of the total common stock then outstanding, based in part on the aggregate global proxy calculation of European members at that time, and non-European members owning the remaining shares. Shares of common stock will be allocated to each member within each stockholder group on the basis of each member's new global proxy calculation in effect at that time. Under the terms of the integration agreement and as provided for in the bylaws of MasterCard Incorporated, holders of class A redeemable and class B convertible common stock have a right to receive additional shares of class A redeemable common stock if such holders are entitled to receive additional shares in the reallocation. Each right is transferable only with the applicable shares of class A redeemable and class B convertible common stock, expires or terminates upon completion of the final reallocation described below and is not redeemable except together with the redemption of a share of class A redeemable or class B convertible common stock. In addition, at the end of the three year transition period, most of the class B convertible shares will be converted into class A redeemable shares. The class B convertible shares not converted into class A redeemable shares will by their terms become non-voting, and after an additional two-year period will convert to class A redeemable shares and be subject to reallocation. Shareholders receiving additional shares in this subsequent reallocation will do so pursuant to the right described above.

     As a result of these provisions, the equity percentage of non-European members of MasterCard International in MasterCard Incorporated will be significantly diluted when compared to their current equity percentage in MasterCard International.

     For more information, see "Share Allocation and the Global Proxy."

STRUCTURE OF MASTERCARD BEFORE AND AFTER THE CONVERSION AND INTEGRATION

     MasterCard International is currently a Delaware membership corporation owned by over 1,500 principal members that participate directly in the MasterCard business. Each principal member owns a membership interest that gives it rights to vote for the election of directors and to receive distributions upon the liquidation of MasterCard International, as well as rights to use MasterCard's brands, programs and services under license. Each principal member is entitled to a number of votes determined in accordance with the historic global proxy calculation. For a description of the historic global proxy calculation, see "Share Allocation and the Global Proxy -- Introduction." For a description of the allocation of voting rights to principal members under the existing bylaws of MasterCard International, see "The Special Meeting -- Record Date; Votes Required for Approval." MasterCard International also has approximately 13,500 affiliate members that participate indirectly in our business through their affiliation with one or more principal members. Affiliate members do not have voting rights and will not receive shares in connection with the conversion and integration.

     The diagrams below show the approximate ownership structure of MasterCard and Europay before and after the conversion and integration. MasterCard International currently owns 12 1/4% of Europay and 15% of EPSS, Europay's transaction processing subsidiary, of which Europay owns the remainder. Based on the relative values of Europay and EPSS, this is equivalent to an approximate 15% ownership interest in Europay on a consolidated basis, as shown in the first diagram below.

                       BEFORE CONVERSION AND INTEGRATION
[Diagram showing (1) Non-European Members owning 93% of MasterCard International, (2) European Members owning 7% of MasterCard International and 85% of Europay International and (3) MasterCard International owning 15% of Europay International.]

            IMMEDIATELY AFTER CLOSING OF CONVERSION AND INTEGRATION


[Diagram showing (1) Non-European Members owning 66 2/3% of MasterCard Incorporated and class A membership interests in MasterCard International, (2) European Members owning 33 1/3% of MasterCard Incorporated and class A membership interests in MasterCard International and (3) MasterCard Incorporated owning 100% of Europay International* and the class B membership interest in MasterCard International.]


            THREE YEARS AFTER CLOSING OF CONVERSION AND INTEGRATION


[Diagram showing (1) Non-European Members owning 56%-74% of MasterCard Incorporated and class A membership interests in MasterCard International, (2) European Members owning 26%-44% of MasterCard Incorporated and class A membership interests in MasterCard International and (3) MasterCard Incorporated owning 100% of Europay International* and the class B membership interest in MasterCard International.]


* Assumes each Europay shareholder agrees to exchange its shares of Europay, and each shareholder of MEPUK agrees to exchange its shares of MEPUK, for common stock of MasterCard Incorporated as described in this proxy statement-prospectus. MasterCard Incorporated will own Europay shares directly and indirectly through MasterCard International and MEPUK.

TRANSFER RESTRICTIONS (PAGE 143)

     No stockholder of MasterCard Incorporated, together with its affiliates, may own more than 15% of MasterCard Incorporated's outstanding voting stock. For three years after completion of the conversion and integration, no transfer of class A redeemable or class B convertible common stock will be permitted except in the limited circumstances described under the heading "Description of Capital Stock of MasterCard Incorporated -- Transfer Restrictions." After three years, transfers are permitted among stockholders who also own a class A membership interest in MasterCard International, subject to the requirement that each stockholder maintain an ownership percentage of outstanding class A redeemable and class B convertible (if any) common stock not less than 75% nor more than 125% of that stockholder's most recent global proxy calculation. Stockholders may be required to purchase or sell shares of MasterCard Incorporated in order to satisfy these requirements. Any sale of MasterCard Incorporated shares would ordinarily constitute a taxable transaction. Stockholders who need to sell shares in order to satisfy the 125% requirement are obligated under the bylaws of MasterCard Incorporated to accept the highest price offered to them for the shares that are required to be sold. Class C shares, which will be authorized but unissued at the closing of the conversion and integration, may or may not be subject to transfer restrictions. In addition, affiliates of MasterCard International may not sell their shares of MasterCard Incorporated common stock acquired in the conversion and integration except pursuant to an effective registration statement under the Securities Act or an applicable exemption from the requirements of the Securities Act, including Rules 144 and 145 issued by the SEC under the Securities Act. See "Description of Capital Stock of MasterCard Incorporated -- Transfer Restrictions."

BOARDS OF DIRECTORS FOLLOWING THE CONVERSION AND INTEGRATION (PAGE 35)

     The directors and executive officers of MasterCard Incorporated after the conversion and integration will be the same as the directors and executive officers of MasterCard International before the conversion and integration except for the addition of two voting directors who will be affiliated with European members and the addition of Dr. Peter Hoch, currently Chief Executive Officer of Europay, who will be President of MasterCard's Europe region (an officer of MasterCard Incorporated) and a non-voting director. The board of directors of MasterCard Incorporated will initially consist of 18 voting members -- six from the U.S., six from Europe, three from Asia/ Pacific, one from Canada, one from Latin America and the Caribbean and the President and Chief Executive Officer of MasterCard Incorporated. The directors will be elected by the stockholders subject to a voting cap and a limit on the number of representatives that may come from any single region.

     The certificate of incorporation of MasterCard International requires that MasterCard Incorporated, as the sole class B member, elect its directors to serve as the directors of MasterCard International.

     In addition to the board of directors, there will be a regional board for each of MasterCard's six operating regions. For a discussion of the regional boards and their governance rights, see "The Conversion -- Effects of the Conversion."

BOARD OF DIRECTORS' AND PRINCIPAL MEMBERS' APPROVAL OF THE CONVERSION AND THE INTEGRATION (PAGE 37)


     On February 8, 2001, the board of directors of MasterCard International approved resolutions recommending the conversion and integration to MasterCard International's principal members. Approval at a special meeting of principal members at which a quorum is present of at least a majority of the voting power is required to complete the plan of conversion. On February 12, 2001, the board of directors of Europay also approved resolutions recommending the integration to Europay's shareholders. However, approval by the principal members of MasterCard International is not required to complete the integration. If the plan of conversion is approved and the conditions to the integration are satisfied or waived, we will proceed with the conversion and integration.


THE BOARD OF DIRECTORS OF MASTERCARD INTERNATIONAL RECOMMENDS THAT MEMBERS VOTE FOR APPROVAL OF THE PLAN OF CONVERSION.

     Principal members of MasterCard International who are represented on MasterCard International's board of directors are entitled to exercise votes representing approximately 32% of the votes entitled to be cast on the proposal regarding the plan of conversion.

ABSENCE OF APPRAISAL OR DISSENTERS' RIGHTS

     Members who object to the conversion will have no appraisal or dissenters' rights under applicable law.

OVERVIEW OF THE MERGER AGREEMENT EFFECTING THE CONVERSION (PAGE 37)

     The conversion will be effected pursuant to the Agreement and Plan of Merger entered into among MasterCard Incorporated, MasterCard International and MasterCard Merger Sub, Inc., which we refer to as the merger agreement. Under the merger agreement, each issued and outstanding principal membership interest in MasterCard International will be automatically converted by virtue of the merger into a class A membership interest of MasterCard International and a specified number of shares of class A redeemable common stock and class B convertible common stock of MasterCard Incorporated. The number of shares of class A redeemable and class B convertible common stock of MasterCard Incorporated that a principal member receives in the merger will be proportional to the percentage of the total voting power of MasterCard International that such member held in accordance with the historic global proxy formula in effect for the period ended September 30, 2000.

     Shares of class A redeemable and class B convertible common stock are fully paid, non-assessable voting equity interests in MasterCard Incorporated and vote together as a single class on all matters. Class A membership interests in MasterCard International represent the members' continued rights to use MasterCard's brands, programs and services under the members' current MasterCard license. In addition, under the merger agreement, MasterCard Incorporated will receive one class B membership interest in MasterCard International and become the sole principal member of MasterCard International for most matters subject to a vote of members.


     The merger will not close, and your membership interest will not be exchanged as described above, unless a majority of the voting power of MasterCard International's principal members approve the plan of conversion at the special meeting and a quorum is present at the special meeting. For more information, see "The Conversion -- The Merger Agreement Effecting the Conversion."


OVERVIEW OF THE INTEGRATION AGREEMENT (PAGE 46)

     The acquisition of Europay, which we refer to as the integration, will be accomplished pursuant to the Share Exchange and Integration Agreement entered into by MasterCard Incorporated, MasterCard International and Europay International. We refer to this agreement as the integration agreement. The integration agreement provides for the following:

     - the exchange of shares of Europay and MEPUK for specified numbers of shares of class A redeemable common stock and class B convertible common stock of MasterCard Incorporated. The common stock of MasterCard Incorporated will be issued to the shareholders of Europay and MEPUK, which will be principal members of MasterCard International in Europe at the time of closing. Accordingly, the shares issued in the integration will increase the aggregate shareholding of European members of MasterCard International to 33 1/3% of the outstanding shares;

     - as an integral component of the conversion and integration, the reallocation of the shares of class A redeemable and class B convertible common stock of MasterCard Incorporated issued in the conversion and integration within each of the European and non-European member-stockholder groups in accordance with the new global proxy formula based on the 12 month period ended December 31, 2000;

     - three years following the closing of the integration, the conversion of the class B convertible common stock, other than a limited number of shares relating to ec Pictogram (if any), into class A redeemable common stock, and the reallocation of the class A redeemable common stock among the stockholders; and

     - restrictions on the conduct of business of each of MasterCard International and Europay prior to the closing of the integration.

     For more information on the allocation of shares, see "Share Allocation and the Global Proxy." See also "The Integration -- The Integration Agreement."

     As a result of the reallocation of shares three years following the closing of the integration, European members will own between 26% and 44% of the total common stock then outstanding, based in part on the aggregate new global proxy calculation of European members at that time, and the remaining shares will be owned by the non-European members. Certain shares of class B convertible common stock relating to ec Pictogram will be subject to reallocation after an additional two year period. As a result of these reallocations, member-stockholders may ultimately receive more or fewer shares than initially allocated to them, depending on the relative performance of the Europe region and their individual global proxy calculations at the time. If a member's revenue contribution, GDV and/or gross acquiring volume ("GAV") during the period prior to reallocation grows more slowly than that of the membership as a whole, if any of these amounts decline for a member relative to other members, or if a member with ec Pictogram volumes fails to convert these to Maestro as required, the member may be entitled to fewer shares upon reallocation than at the closing.


     In the Europay share exchange, stockholders of Europay and MEPUK, other than MasterCard International, will exchange their shares of Europay and MEPUK for 17.61 million unconditional shares of MasterCard Incorporated. The value of each MasterCard Incorporated share, immediately before the exchange, is estimated to be $15.21 based on an independent appraisal, resulting in a total purchase price of $267.9 million for Europay. See "The Integration -- Accounting Treatment of the Integration."


REGULATORY MATTERS (PAGE 52)

     Neither MasterCard International nor Europay is required to make filings with the European Commission or United States antitrust authorities in connection with the conversion and integration. As of the date of this proxy statement-prospectus, the transaction has been cleared by the national competition authorities in the four countries within the European
Union -- Germany, Finland, Spain and Greece -- in which the conversion and integration required prior notification and regulatory approval in connection with national competition laws and rules.

     Some members of MasterCard International and some shareholders of Europay that receive shares of MasterCard Incorporated may be required to make filings with the United States antitrust authorities under the HSR Act if the fair market value of their MasterCard Incorporated shares exceeds $50 million and they do not intend to hold those shares solely for investment purposes. The conversion and the integration would be subject to the expiration or termination of all of these filings.

     For a description of the potential application of federal and state banking regulations to the shares received in the conversion and integration, see "Risk Factors -- Risks Related to the Conversion -- U.S. banking regulations may impact our principal members' ownership of the common stock of MasterCard Incorporated." There are no other federal or state regulatory requirements or approvals that must be obtained or satisfied to complete the conversion and integration. For more information, see "The Integration -- Regulatory Matters Relating to the Integration."

FORWARD-LOOKING STATEMENTS (PAGE 30)

     Statements in this proxy statement-prospectus include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in forward-looking statements, depending on a variety of factors discussed more fully in this proxy statement-prospectus. You should carefully review all information, including the financial statements and the notes to the financial statements included in this proxy statement-prospectus.

RISK FACTORS (PAGE 17)

     You should carefully consider all of the information provided in this proxy statement-prospectus and, in particular, you should evaluate the specific factors described under "Risk Factors" on page 17 for a description of the risks associated with the conversion and integration.

        MASTERCARD SUMMARY CONSOLIDATED FINANCIAL AND OTHER INFORMATION

     The following table sets forth summary consolidated financial and other information for MasterCard for each of the three years in the period ended December 31, 2001 and as of the end of each such fiscal year, and selected unaudited pro forma financial data as of and for the year ended December 31, 2001. The summary consolidated financial data as of December 31, 2001 and December 31, 2000 and for the fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999 have been derived from the audited consolidated financial statements of MasterCard International included elsewhere in this proxy statement-prospectus. The summary consolidated financial data as of December 31, 1999 has been derived from the audited consolidated financial statements of MasterCard International that have not been included in this proxy statement-prospectus. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The information set forth below should be read in conjunction with "MasterCard Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of MasterCard International and the notes thereto, and other financial information, including the pro forma combined financial information, included in this proxy statement-prospectus.

                                                                YEAR ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            2001          2000          1999
                                                         ----------    ----------    ----------
                                                          (IN THOUSANDS EXCEPT PER SHARE DATA)
MASTERCARD INTERNATIONAL

INCOME STATEMENT DATA:
  Revenue..............................................  $1,773,848    $1,571,215    $1,389,155
  Operating Income.....................................     221,702       178,020       116,438
  Net Income...........................................     142,061       118,149        86,255

BALANCE SHEET DATA:
  Total Assets.........................................  $1,474,805    $1,187,060    $  981,535
  Long-Term Debt.......................................      80,065        82,992        82,682
  Members' Equity......................................     606,661       462,408       341,520

MASTERCARD INCORPORATED

PRO FORMA DATA:
  Earnings per share, basic and diluted................  $     1.50           N/A           N/A
  Book value per share.................................        8.79           N/A           N/A

             EUROPAY SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     The summary historical consolidated financial data set forth below for Europay as of and for the two years ended December 31, 2001 and 2000 have been derived from Europay's audited consolidated financial statements and related notes which were prepared in accordance with accounting principles generally accepted in Belgium ("Belgian GAAP"). The consolidated financial statements have been audited by PricewaterhouseCoopers Reviseurs d'Entreprises, independent accountants, as stated in their report included elsewhere in this proxy statement-prospectus and should be read in conjunction with their report. The summary historical consolidated statement of income data set forth below for Europay for the year ended December 31, 1999 have been derived from Europay's unaudited consolidated financial statements and related notes which were prepared in accordance with Belgian GAAP and are included elsewhere in this proxy statement-prospectus. The summary historical consolidated balance sheet data of Europay set forth below as of December 31, 1999 have been derived from Europay's unaudited consolidated financial statements not included in this proxy statement-prospectus.

     The financial data in the tables below has been derived from Europay's audited and unaudited consolidated financial statements in accordance with Belgian GAAP, which differs in certain significant respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). These differences have a material effect on the net income and composition of shareholders' equity and are summarized in Note 19 to the Consolidated Financial Statements of Europay as of December 31, 2001 and December 31, 2000 and for the years ended December 31, 2001, 2000 and 1999 included elsewhere in this proxy statement-prospectus.

     This table should be read in conjunction with the "Europay Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of Europay and the related notes included elsewhere in this proxy statement-prospectus.

     Since its inception, Europay has not declared or paid any dividends.

                                                             YEAR ENDED DECEMBER 31,
                                    -------------------------------------------------------------------------
                                      2001        2001        2000        2000         1999          1999
                                    ---------   ---------   ---------   ---------   -----------   -----------
                                                  (IN THOUSANDS OF EUROS EXCEPT PER SHARE DATA)
                                                 BELGIAN                 BELGIAN                    BELGIAN
                                     US GAAP      GAAP       US GAAP      GAAP        US GAAP        GAAP
                                    ---------   ---------   ---------   ---------   -----------   -----------
                                    (AUDITED)   (AUDITED)   (AUDITED)   (AUDITED)   (UNAUDITED)   (UNAUDITED)
INCOME STATEMENT DATA:
  Revenue(1)......................   277,622     401,900     260,093     364,806      215,034       298,206
  Operating Profit................     1,261       4,926      16,241      18,223        8,249         7,321
  Cumulative effect of changes in
     accounting principle, net of
     tax..........................      (547)         --      (3,100)         --           --            --
  Net Income/(Loss)...............    12,927      12,172       5,657       9,253        8,546         7,641
  Earnings/(Loss) per share.......       129          --          57          --           85            --
BALANCE SHEET DATA:
  Total Assets....................   332,974     323,745     275,625     254,169      156,125       138,896
  Long-Term Debt..................     3,023          --       3,449          --        5,572         2,533
  Shareholders' Equity............    62,924      54,062      44,930      41,857       39,258        31,986

---------------
(1) Europay acts as an agent on behalf of MasterCard for the billing and collection of inter-regional transactions with members. Europay does not bear risk and rewards of ownership related to these transactions and therefore, revenue is reported net under U.S. GAAP. See Note 19 to the Consolidated Financial Statements of Europay as of December 31, 2001 and December 31, 2000 and for the years ended December 31, 2001, 2000 and 1999 included elsewhere in this proxy statement-prospectus.

                                  RISK FACTORS

     You should carefully consider the following risk factors, as well as the other information contained in this proxy statement-prospectus, regarding our business, the conversion and the integration before deciding how to vote on the conversion.

RISKS RELATED TO OUR BUSINESS GENERALLY

IF WE ARE UNABLE TO MAINTAIN OUR RELATIONSHIPS WITH OUR MEMBERS, OR IF OUR MEMBERS ARE UNABLE TO MAINTAIN THEIR RELATIONSHIPS WITH CARDHOLDERS OR THE MERCHANTS WHO ACCEPT OUR CARDS FOR PAYMENT, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

     We are and will continue to be significantly dependent on a number of third party relationships, principally our relationships with our issuing and acquiring members and their further relationships with cardholders and merchants, to support our programs and services. Most of our relationships with our members are not exclusive and may be terminated at the convenience of our members. We cannot assure you that our members will not reassess their commitments to us at any time in the future or that they will not develop their own competitive services. In particular, the payments industry is currently undergoing significant consolidations and the merger of one or more of our members with financial institutions aligned with our competitors could have a material adverse impact on our business and prospects.

     Our business strategy calls for us to increase our share by, among other things, entering into customized agreements with members around the globe. Like our other member relationships, these agreements are terminable by our members in a variety of circumstances. Examples of provisions appearing in various agreements currently in effect that may permit a member to terminate its agreement include:

     - certain members receiving more than one seat on a board of directors while others do not;

     - increasing the limit on voting rights of a member to more than 25%; or

     - failing to elect certain persons to MasterCard's board (e.g., a member-stockholder holding more than 5% of MasterCard Incorporated common stock is entitled to cancel its agreement if one of its employees does not have a board seat).

     A number of our key members are represented on our board of directors. If any of these members were to lose its representation on the board, this could have a detrimental effect on our business relationship with that member.

     In addition, we may be required to permit issuers with which we have entered into member business agreements to terminate those agreements without penalty as a result of the current antitrust litigation being brought against us by the United States Department of Justice, which is described in a separate risk factor below. Accordingly, we cannot assure you that the customized agreements contemplated by our business strategy will reduce the risk inherent in our business that members may terminate their relationships with us in favor of our competitors, or for other reasons.

     We may not be able to maintain or form new relationships with card issuers, card acquirers, technology providers, transaction processors, merchants or others who provide products and services that are important to our success. Accordingly, we cannot assure you that our existing or prospective relationships will result in sustained business relationships or the generation of significant revenues.

     We do not issue cards, set fees or determine the interest rates (if applicable) charged to cardholders carrying MasterCard-branded cards. Each MasterCard issuing member is responsible for determining these and most other competitive card features. In addition, we do not solicit merchants or establish the discount rate that merchants are charged for card acceptance, which are responsibilities of our acquiring members. As a result, much of our business depends on the continued success and competitiveness of our members. In turn, our members' success is dependent upon a variety of factors over which we have little or no influence. In addition, if our members become financially unstable, we may lose the revenue that we generate by charging them operations fees and assessments.

     We rely on the continuing expansion of merchant acceptance of our brands of cards. Although it is our business strategy to invest in strengthening our brands and aggressively expanding our acceptance network, there can be no guarantee that our efforts in these areas will continue to be successful. If the rate of merchant acceptance growth slows or reverses itself, our business could suffer.

A DOWNTURN IN GENERAL ECONOMIC CONDITIONS, PARTICULARLY IN LIGHT OF THE EVENTS OF SEPTEMBER 11, 2001 MAY ADVERSELY AFFECT OUR REVENUES SIGNIFICANTLY.

     The payment card industry is heavily dependent upon the overall level of consumer spending. Any substantial deterioration in general economic conditions, particularly in the United States, or increases in interest rates in key countries in which we operate, may adversely affect our financial performance. In the short term, the slowdown in the U.S. economy reported in the second half of 2001, together with the events of September 11, 2001 are likely to reduce the rates at which our transaction volumes and revenues will grow compared to recent years.

OUR OPERATING RESULTS MAY SUFFER BECAUSE OF SUBSTANTIAL AND INCREASINGLY INTENSE COMPETITION WORLDWIDE IN THE GLOBAL PAYMENTS INDUSTRY.

     The global payments industry is highly competitive. We compete with all forms of payment including cash, checks and electronic forms of payment. Among general purpose payment cards, we encounter constant and intense competition from systems such as Visa and its related brands (including Plus, Electron and Interlink), American Express, and JCB. In specific countries, we face significant competition from other competitors such as Discover/Novus, Interac, Bancard and EFTPOS. We also encounter competition from businesses such as retail stores and petroleum (gasoline) companies that issue their own private-label cards, as well as from regional Automated Teller Machine ("ATM") networks such as NYCE, Concord/EFS and others. We also compete against new entrants that have developed alternative payment systems that can reduce the dollar value charged on our cards or the number of transactions for which our cards are used.

     Some of our competitors have, or may develop, substantially greater financial and other resources than we have, may offer a wider range of programs and services than we offer or may use more effective advertising and marketing strategies to achieve broader brand recognition or merchant acceptance than we have. Within the global general purpose card industry, we believe that Visa may have approximately twice our purchase volume. In addition, American Express, Discover/Novus and others control proprietary end-to-end payments systems in which they extend credit and charge privileges to consumers and businesses and establish relationships directly with merchants (in our case, both of these functions are the responsibility of our members). These end-to-end systems provide our competitors with certain competitive advantages that we do not enjoy. We may not continue to be able to compete effectively against these threats, and, as a result, our revenues or income may decline. One or more of our members could also seek to merge with, or acquire, one of our competitors, and any such transaction could have a material adverse impact on our business and prospects.

     In addition, our business and revenues could be adversely impacted by any tendency among U.S. consumers or financial institutions to migrate from off-line, signature based debit transactions to on-line, PIN-based transactions, because the latter types of transactions are more likely to be processed by regional ATM networks as opposed to ourselves.

IF WE ARE NOT ABLE TO KEEP UP WITH THE RAPID TECHNOLOGICAL DEVELOPMENTS IN OUR INDUSTRY TO PROVIDE MEMBERS, MERCHANTS AND CARDHOLDERS WITH NEW AND INNOVATIVE PAYMENT PROGRAMS AND SERVICES, THE USE OF MASTERCARD-BRANDED CARDS COULD DECLINE, WHICH WOULD REDUCE OUR REVENUES AND INCOME.

     The payment card industry is subject to rapid and significant technological changes, such as continuing developments of alternative technologies in the areas of smart cards, electronic commerce and mobile commerce, among others. We cannot predict the effect of technological changes on our business. We rely in part on third parties, including some of our competitors and potential competitors, for the development of and access to new technologies. We expect that new services and technologies applicable to the payments industry will continue to emerge, and these new services and technologies may be superior to or render obsolete the technologies we currently use in our card programs and services. Our future success will depend, in part, on our ability to adapt to, or develop, technological changes and evolving industry standards and to provide end to end payment solutions for our members. We may be unable to obtain access to new technologies on acceptable terms or at all, and this may cause us to be unable to offer card programs and services competitively.

     In many circumstances we believe that the payment card industry should create, and we are working to forge, industry standards to allow for the compatibility of various card programs and technologies. The industry, however, may not set standards on a timely basis or at all, or we may develop a program or technology that is not adapted as an industry standard. These risks could have a material adverse effect on our revenues and income.

IF OUR TRANSACTION PROCESSING SYSTEMS ARE DISRUPTED OR WE ARE UNABLE TO PROCESS TRANSACTIONS EFFECTIVELY OR EFFICIENTLY OR AT ALL, OUR REVENUES OR INCOME WOULD BE MATERIALLY REDUCED.

     Our transaction authorization, clearing and settlement systems may experience service interruptions as a result of fire, natural disasters, power loss, disruptions in long distance or local telecommunications access, or the accidental or intentional actions of others. Nearly all of our transaction processing systems are operated out of a single facility, supported by a separate back-up facility. A natural disaster or other problem at our primary and/or back-up facilities or our other owned or leased facilities could interrupt our services. Additionally, we rely on third party service providers, such as AT&T, for the timely transmission of information across our global data transportation network. If a service provider fails to provide the communications capacity or services we require, as a result of natural disaster, operational disruption or any other reason, the failure could interrupt our services and adversely affect our revenues and income.

A BREACH OF OUR SYSTEMS' SECURITY COULD ADVERSELY IMPACT OUR BUSINESS.

     Our security protection measures, including the security of transaction information processed on our systems, may not be sufficient to prevent a disruption of our computer systems as a result of fraud or for other reasons. Unauthorized use of our network could potentially jeopardize the security of confidential information stored in our computer systems or transmitted by our members. These factors may result in liabilities for us or our members, and could reduce our revenues and income.

IN EVERY MASTERCARD CARD TRANSACTION, THERE IS A RISK THAT THE ISSUING OR ACQUIRING MEMBER WILL DEFAULT IN ITS PAYMENT OBLIGATIONS. BECAUSE WE GUARANTEE THE SETTLEMENT OBLIGATIONS OF OUR PRINCIPAL MEMBERS, ONE OR MORE DEFAULTS COULD EXPOSE US TO SIGNIFICANT LOSSES.

     As a secondary obligor for certain card obligations among principal members, we are exposed to settlement risk from our members. Settlement exposure materializes when an issuer or acquirer fails to fund daily settlement obligations due to technical reasons, liquidity shortfall or other reasons. For any member, our settlement exposure is comprised of the estimated dollar value of issuing and chargeback transactions that we would need to fund in order to satisfy the member's MasterCard related obligations to other members. If a principal member is unable to fulfill its settlement obligations to other members, we may bear the loss, even if we do not otherwise process the transaction. In addition, although we are not contractually obligated to do so, we may elect to pay merchants for transactions in the event that an acquiring member defaults on its obligations to the merchants, in order to maintain the integrity and guaranteed acceptance of our brands. Accordingly, one or more member defaults could expose us to significant losses and reduce our revenues and income. See "Business of MasterCard International -- Payment
Services -- Transaction Processing -- Member Risk Management."

COMPETITION FOR HIGHLY SKILLED PERSONNEL IS INTENSE AND THE SUCCESS OF OUR BUSINESS DEPENDS ON OUR ABILITY TO ATTRACT, RETAIN AND MOTIVATE KEY PERSONNEL.

     Our future success depends on our continuing ability to attract, retain and motivate highly skilled employees in a competitive labor market. In the past, our inability to provide stock-based compensation has complicated our efforts to attract and retain highly qualified employees, and we may not be successful in doing so in the future. If we do not succeed in attracting sufficient new personnel or retaining and motivating our current personnel, our ability to provide our programs and services in a competitive manner could diminish, which could have a material adverse effect on our business.

MASTERCARD CANNOT PREDICT THE OUTCOME OR IMPACT OF ANTITRUST CLAIMS BY THE U.S. DEPARTMENT OF JUSTICE.

     In October 1998, the United States Department of Justice (the "DOJ") filed suit against MasterCard International, Visa U.S.A., Inc. and Visa International Corp. in the U.S. District Court for the Southern District of New York alleging that both MasterCard's and Visa's governance structure and policies violated U.S. federal antitrust laws. First, the DOJ claimed that "dual governance" -- the situation where a financial institution has a representative on the board of directors of MasterCard or Visa while a portion of its card portfolio is issued under the brand of the other association -- was anti-competitive and acted to limit innovation within the payment card industry. At the same time, the DOJ conceded that "dual issuance" -- a term describing the structure of the bank card industry in the United States in which a single financial institution can issue both MasterCard and Visa-branded cards -- was pro-competitive. Second, the DOJ challenged MasterCard's Competitive Programs Policy ("CPP") and a Visa bylaw provision that prohibit financial institutions participating in the respective associations from issuing competing proprietary payment cards (such as American Express or Discover). The DOJ alleged that MasterCard's CPP and Visa's bylaw provision acted to restrain competition. A bench trial concerning the DOJ's allegations was concluded on August 22, 2000. On October 9, 2001, the district court judge issued an opinion upholding the legality and pro-competitive nature of dual governance. In so doing, the judge specifically found that MasterCard and Visa have competed vigorously over the years, that prices to consumers have dropped dramatically, and that MasterCard has fostered rapid innovations in systems, product offerings and services.

     However, the judge also held that MasterCard's CPP and the Visa bylaw constitute unlawful restraints of trade under the federal antitrust laws. The judge found that the CPP and Visa bylaw weakened competition and harmed consumers by preventing competing proprietary payment card networks such as American Express and Discover from entering into agreements with banks to issue cards on their networks. In reaching this decision, the judge found that two distinct markets -- a credit and charge card issuing market and a network services market -- existed in the United States, and that both MasterCard and Visa had market power in the network market. MasterCard strongly disputes these findings and believes that the DOJ failed, among other things, to demonstrate that U.S. consumers have been harmed by the CPP.

     On November 26, 2001, the judge issued a final judgment that orders MasterCard to repeal the CPP insofar as it applies to issuers and enjoins MasterCard from enacting or enforcing any bylaw, rule, policy or practice that prohibits its issuers from issuing general purpose or debit cards in the United States on any other general purpose card network. The judge also concluded that during the period in which the CPP was in effect, MasterCard was able to "lock up" certain members by entering into long-term agreements with them pursuant to which the members committed to maintain a certain percentage of their general purpose card volume, new card issuance or total number of cards in force in the United States on MasterCard's network. Accordingly, the final judgment provides that there will be a period (commencing on the effective date of the judgment and ending on the later of two years from that date or two years from the resolution of any final appeal) during which MasterCard will be required to permit any issuer with which it entered into such an agreement prior to the effective date of the final judgment to terminate that agreement without penalty, provided that the reason for the termination is to permit the issuer to enter into an agreement with American Express or Discover. MasterCard would be free to apply to the district court to recover funds paid but not yet earned under any terminated agreement. The final judgment imposes parallel requirements on Visa. The judge explicitly provided that MasterCard and Visa would be free to enter into new partnership or member business agreements in the future.

     MasterCard believes that it has a strong legal basis to challenge the judge's ruling with respect to the CPP, and has appealed the decision on that count. On February 6, 2002, the judge issued an order granting MasterCard's and Visa's motion to stay the final judgment pending appeal. On April 10, 2002, MasterCard filed its notice of appeal with the Second Circuit Court of Appeals.

     MasterCard cannot predict the impact that the ultimate resolution of the DOJ litigation will have on our results of operations, financial position or cash flows, although an adverse result of the appeal could have a material adverse effect on our business, prospects and financial condition. If the repeal of the CPP is upheld on appeal, American Express, Discover and potentially other networks are expected to seek to enter into issuing relationships with our members, which may have an adverse impact on our competitive position. In particular, we are concerned that the repeal of the CPP will allow American Express to "cherry pick" select MasterCard members and funnel high-value transactions through American Express' proprietary network, negatively affecting our ability to support thousands of members that are not targeted by American Express, including many smaller community banks. If the judge's order to permit members to terminate their MasterCard member business agreements is upheld on appeal, our strategy of entering into customized agreements with members to increase our share may be negatively impacted. If one or more members actually terminates its member business agreement, we may lose share or not be able to grow share as aggressively as anticipated, which would adversely impact our financial and competitive position. Finally, if the district court's judgment on dual governance is appealed by the DOJ and dual governance is ultimately eliminated, it is possible that some of our largest members may withdraw from MasterCard governance. Any withdrawal of this nature could have an adverse impact on our business and prospects. See "Business of MasterCard International -- Legal Proceedings -- Department of Justice Antitrust Litigation."

MASTERCARD CANNOT PREDICT THE OUTCOME OR IMPACT OF A PUTATIVE CLASS ACTION LAWSUIT BY U.S. MERCHANTS AGAINST MASTERCARD.

     Commencing in October 1996, several putative class action suits were brought by a number of U.S. merchants -- including Wal-Mart Stores, Inc., Sears Roebuck & Co., Inc., The Limited Inc. and Safeway, Inc. -- against MasterCard International and Visa U.S.A., Inc. challenging certain aspects of the payment card industry under U.S. federal antitrust law. Those suits were later consolidated in the U.S. District Court for the Eastern District of New York. The plaintiffs challenge MasterCard's "Honor All Cards" rule (and a similar Visa rule), which ensures universal acceptance for consumers by requiring merchants who accept MasterCard cards to accept for payment every validly presented MasterCard card. Plaintiffs claim that MasterCard and Visa unlawfully have tied acceptance of debit cards to acceptance of credit cards. In essence, the merchants desire the ability to reject off-line, signature-based debit transactions (for example, MasterCard card transactions) in favor of other payment forms, including on-line, PIN-based debit transactions (for example, Maestro or regional ATM network transactions) which generally impose lower transaction costs for merchants. The plaintiffs also claim that MasterCard and Visa have conspired to monopolize what they characterize as the point-of-sale debit card market, thereby suppressing the growth of regional networks such as ATM payment systems. Plaintiffs allege that the plaintiff class has been forced to pay unlawfully high prices for debit and credit card transactions as a result of the alleged tying arrangement and monopolization practices. There are related consumer class actions pending in two state courts that have been stayed pending developments in this matter.

     On February 22, 2000, the district court granted the plaintiffs' motion for class certification. MasterCard and Visa subsequently appealed the decision to the Second Circuit Court of Appeals. On October 17, 2001, a three-judge panel affirmed the lower court decision by a two-to-one majority. MasterCard filed a petition for a writ of certiorari to the U.S. Supreme Court on April 3, 2002. Motions seeking summary judgment have been filed by both sides and fully briefed in the district court. As of the date of this proxy statement-prospectus, no argument date for summary judgment and no trial date has been set.

     Based upon publicly available information, the plaintiffs previously have asserted damage claims in this litigation of approximately $8 billion, before any trebling under U.S. federal antitrust law. More recent public estimates (including estimates set forth in the opinion of the Second Circuit panel) place the plaintiffs' estimated damage claims at approximately $50 billion to $100 billion, depending on the source. In addition, the plaintiffs' damage claims could be materially higher than these amounts as a result of the passage of time and substantive changes in the theory of damages presented by the plaintiffs.

     MasterCard believes that it is not currently possible to estimate the impact, if any, that the ultimate resolution of this matter will have on MasterCard's results of operations, financial position or cash flows. However, an adverse result could have a material adverse effect on our business, prospects and financial condition. See "Business of MasterCard
International -- Legal Proceedings -- Merchant Antitrust Litigation."

BECAUSE WE HAVE SIGNIFICANT INTERNATIONAL OPERATIONS, WE FACE ADDITIONAL RISKS RELATED TO GLOBAL POLITICAL AND ECONOMIC CONDITIONS.

     We operate in and intend to expand our business further in countries throughout the world, including through our integration with Europay. We cannot be sure that we will be able to broaden our global operations in a cost-effective manner or compete effectively in all of our targeted countries. There are risks inherent in conducting business internationally, any of which could adversely affect our operations, including:

     - unexpected changes in regulatory requirements;

     - challenges in staffing and managing foreign operations;

     - reliance on foreign third party service providers;

     - differing technology standards;

     - employment laws and practices in foreign countries;

     - weaker intellectual property protections in certain countries;

     - political, social and economic instability;

     - foreign exchange restrictions and price controls;

     - costs of services tailored to specific markets; and

     - potentially adverse tax consequences.

     If these risks materialize, they could have a material adverse effect on our business. We cannot assure you that we will continue to develop and implement effective policies and strategies in each location where we do business.

ADVERSE CURRENCY FLUCTUATIONS AND FOREIGN EXCHANGE CONTROLS COULD DECREASE REVENUES WE RECEIVE FROM OUR INTERNATIONAL OPERATIONS.

     During 2001, approximately 34% of our revenues were generated from activities outside the United States. The U.S. dollar is the functional currency of MasterCard's business. Some of the revenues we generate outside the United States are therefore subject to unpredictable and indeterminate fluctuations if the values of international currencies change relative to the U.S. dollar. Resulting exchange gains and losses are included in our net income. Our risk management activities provide protection with respect to adverse changes in the value of only a limited number of currencies. Furthermore, we may become subject to exchange control regulations that might restrict or prohibit the conversion of our revenue currencies into U.S. dollars. The occurrence of any of these factors could have a material adverse effect on our business.

RISKS RELATED TO EUROPAY

EUROPAY'S BUSINESS MAY BE ADVERSELY IMPACTED BY THE EUROPEAN UNION'S RECENT ADOPTION OF REGULATION ON CROSS-BORDER PAYMENTS DENOMINATED IN EUROS.

     On December 19, 2001, the European Parliament and the Council of the European Union adopted a new regulation requiring that bank charges for cross-border payments denominated in euros be the same as for similar transactions within a single member state. Under the terms of the regulation, charges for withdrawals from cash machines and the use of bank cards for amounts of up to E12,500 must be the same for both national and cross-border transactions beginning on July 1, 2002. Similarly, charges for credit transfers of up to E12,500 between bank accounts must be the same for both national and cross-border transactions beginning on July 1, 2003. The regulation will be extended to transactions involving amounts of up to E50,000 beginning on January 1, 2006. Payments in non-euro currencies will also be subject to the regulation if the members states where those currencies are used notify the European Commission that they want the rules to apply. Because a reduction in cross-border transaction fees will reduce the profitability of certain services offered by Europay's members, it may cause them to modify or withdraw these services. If such changes result in an overall decline in transaction volumes, Europay's revenues may decline.

EUROPAY'S BUSINESS MAY BE ADVERSELY IMPACTED IF THE MULTILATERAL INTERCHANGE FEES OR MULTILATERAL SERVICE FEES APPLIED BY ITS MEMBERS ARE REQUIRED TO BE CHANGED IN RESPONSE TO CHALLENGES BY THE COMPETITION AUTHORITIES OF THE EUROPEAN UNION AND THE UNITED KINGDOM.

     In September 2000, the European Commission issued a "Statement of Objections" challenging Visa International's multilateral interchange fee ("MIF") under European Community competition rules. The MIF is a fee that is paid by the merchant bank, or the "acquirer", to the cardholder bank, or the "issuer", when a payment is made to a merchant using a payment card. The amount of the MIF is set by the payment card system as a default fee that will only apply where the issuer and the acquirer have not agreed on a bilateral interchange fee. Interchange fees represent a sharing of payment system costs between issuers and acquirers. Although Europay is not an addressee of the Statement of Objections, its rules also contain a MIF scheme.

     The European Commission announced on August 10, 2001 its intention to take a favorable view of Visa's MIF in light of certain changes proposed by Visa, most notably the adoption of a methodology for calculating interchange fees similar to that employed by Europay (and MasterCard) and a reduction in the level of fees. On August 11, 2001, the European Commission published a notice containing the details of these changes and invited interested third parties to submit their views to the European Commission, after which it will issue a formal decision. Assuming the European Commission does not change its position, the decision would exempt Visa's modified MIF.

     The European Commission's decision in the Visa case would be addressed only to Visa and would not cover Europay's MIF. Europay has submitted comments to the European Commission challenging the proposed changes to Visa's MIF contained in its notice, and is currently involved in separate discussions with the European Commission in order to determine under what conditions it would grant a formal exemption or comfort letter for Europay's MIF.

     In connection with a separate inquiry, the Office of Fair Trading of the United Kingdom ("OFT") issued on September 25, 2001 a press release proposing a decision that the establishment of the MIF by MEPUK, which is owned by Europay's and MasterCard's members in the U.K., infringes U.K. competition law and does not qualify for an exemption. The OFT considers that the MEPUK MIF and the MEPUK multilateral service fee ("MSF"), the fee paid by issuing banks to acquiring banks when a customer uses a MasterCard branded card either at an ATM or over the counter to obtain a cash advance, are anti-competitive and increase retail costs and consumer prices. On February 5, 2002, Europay and MEPUK made oral and written representations to the OFT in response to its proposed decision on behalf of MasterCard and Europay members in the U.K., in which they sought to demonstrate that these fees constitute necessary and efficient mechanisms for allocating the costs of a multi-party card payment system between issuers and acquirers.

     Because the MIF and MSF constitute essential elements of Europay's payment scheme, changes to them could significantly impact Europay's members. At this time, it is not possible to determine what actions these competition authorities will take with respect to the MIF and MSF, and therefore the financial impact that any changes would have on Europay and its members cannot be estimated. See "Business of Europay International -- Legal Proceedings -- Multilateral Interchange Fee."

EUROPAY'S TAX RETURNS FOR 1997 AND 1998 ARE CURRENTLY BEING INVESTIGATED BY THE BELGIAN TAX AUTHORITIES, WHICH MAY RESULT IN SIGNIFICANT ADDITIONAL TAX LIABILITIES AND PENALTIES.

     In April 1999, the Belgian tax authorities initiated an investigation of Europay's tax returns for 1997 and 1998. In June 2001, Europay received a notice from the Belgian tax authorities challenging Europay's deduction of certain card-based incentive program costs. Although Europay challenged these findings in its response to the notice, the Belgian tax authorities reaffirmed their position in a recent letter to Europay and, on December 21, 2001, Europay received a formal notice of assessment imposing an additional tax liability of approximately E16.9 million, including penalties and interest in connection with Europay's tax returns for 1997 and 1998. If Europay's deduction of such costs in 1999, 2000 and 2001 is similarly challenged, this could result in a further additional tax liability of up to approximately E16.9 million, including possible penalties. Europay has appealed this matter further with the regional tax director in accordance with applicable administra-tive tax procedures. Although Europay believes that it has reasonable and meritorious arguments in favor of its characterization of these deductions, Europay cannot predict the outcome of this matter or any additional matters raised by the Belgian tax authorities in their investigation.

RISKS RELATED TO THE CONVERSION

THERE IS NO EXISTING MARKET FOR OUR COMMON STOCK AND WE DO NOT KNOW IF ONE WILL DEVELOP TO PROVIDE YOU WITH ADEQUATE LIQUIDITY.

     There is currently no existing market for our class A redeemable or class B convertible common stock, and we do not anticipate that our class A redeemable or class B convertible common stock will be listed on any securities exchange or quoted on any automated quotation systems or electronic communications network. In addition, due to the significant restrictions on transfer to which our common stock will be subject, we anticipate that only a limited trading market for our common stock will exist following the three year transition period. The lack of a liquid market for our common stock could adversely affect its price. For example, the price of our common stock as determined by our board of directors could be different from the price that might otherwise exist in a more liquid trading market.

THE COMMON STOCK WILL BE SUBJECT TO SIGNIFICANT RESTRICTIONS ON TRANSFER AND OWNERSHIP.

     The shares of class A redeemable and class B convertible common stock that will be issued in connection with the conversion and integration are subject to significant ownership and transfer restrictions. Following the conversion and integration, only holders of class A membership interests in MasterCard International may own or purchase shares of class A redeemable and class B convertible common stock of MasterCard Incorporated. No stockholder, together with its affiliates, may own more than 15% of MasterCard Incorporated's outstanding voting stock. In addition, you will not be permitted to transfer any of your shares for a period of three years after the conversion and integration except in the limited circumstances described under the heading "Description of Capital Stock of MasterCard Incorporated -- Transfer Restrictions."

     If your status as a principal member terminates for any reason (other than in connection with a permitted transfer of shares) within three years of the conversion and integration, MasterCard Incorporated will redeem your shares for their par value of $0.01 per share. If your principal membership terminates more than three years after the conversion, MasterCard Incorporated will have the right to redeem your shares for their book value based on MasterCard Incorporated's financial statements most recently filed with the Securities and Exchange Commission. If MasterCard Incorporated does not redeem your shares, you will be required to offer the unpurchased shares to other stockholders in accordance with procedures to be established by the board of directors.

STOCKHOLDERS MAY BE REQUIRED TO PURCHASE OR SELL SHARES OF MASTERCARD INCORPORATED IN ORDER TO SATISFY CERTAIN REQUIREMENTS.

     Three years after the conversion and integration, no stockholder may own common stock representing more than 125% or less than 75% of that stockholder's most recent global proxy calculation. Stockholders may be required to purchase or sell shares of MasterCard Incorporated in order to satisfy these requirements within 12 months of receipt of notice from MasterCard Incorporated that such purchase or sale is required. Any sales of shares would ordinarily constitute taxable transactions. Stockholders who need to sell shares in order to satisfy the 125% requirement are obligated under the bylaws of MasterCard Incorporated to accept the highest price offered to them for the shares that are required to be sold.

THE VOTING POWER REPRESENTED BY YOUR SHARES OF MASTERCARD INCORPORATED COMMON STOCK MAY BE LIMITED BECAUSE OWNERSHIP OF A SIGNIFICANT PERCENTAGE OF OUR COMMON STOCK WILL BE CONCENTRATED IN A FEW OF OUR LARGEST STOCKHOLDERS.

     Upon completion of the conversion and integration with Europay, we expect that five of our member-stockholders will own 5% or more of our outstanding common stock. Although our certificate of incorporation and bylaws contain ownership and voting restrictions and require a supermajority vote on a number of matters voted upon by stockholders or directors, our largest member-stockholders will continue to have a significant influence over our business.

EACH STOCKHOLDER, TOGETHER WITH ITS AFFILIATES, WILL BE SUBJECT TO A 7% VOTING CAP IN THE ELECTION OF DIRECTORS REGARDLESS OF THE NUMBER OF SHARES OWNED.

     Regardless of the number of shares owned by a stockholder, in any vote for the election of directors, no stockholder, together with its affiliates, will be entitled to vote more than 7% of the shares that are entitled to be voted in that election. As a result, stockholders owning more than 7% of MasterCard Incorporated's outstanding shares will have disproportionately less influence in electing directors.

MOST OF OUR DIRECTORS ARE AFFILIATED WITH OUR MEMBERS AND, THEREFORE, MAY HAVE INTERESTS DIFFERENT FROM THOSE OF MASTERCARD OR OTHER MEMBERS.

     Other than Mr. Selander, our President and Chief Executive Officer, each of our voting directors is affiliated with one of our members. Those directors who are affiliated with our members will have fiduciary duties to MasterCard and its stockholders, but will also have obligations to the companies with which they are affiliated. This may result in a greater likelihood of directors having an interest in matters under consideration and may make decision-making more difficult.

OUR ORGANIZATIONAL DOCUMENTS AND APPLICABLE LAW CONTAIN PROVISIONS THAT MAY MAKE A CHANGE OF CONTROL MORE DIFFICULT.

     There are a number of provisions, including the limitations on stock transfer, the 15% cap on ownership of MasterCard Incorporated voting stock by any single stockholder together with its affiliates, supermajority voting requirements, the 7% voting cap for the election of directors and limitations on the ability of stockholders to call a special meeting in our certificate of incorporation and bylaws that may prevent or discourage takeovers or business combinations that our stockholders might otherwise consider to be in their best interests.

THE BOARD OF DIRECTORS OF MASTERCARD INCORPORATED WILL BE REQUIRED TO ACT ON BEHALF OF THE STOCKHOLDERS OF MASTERCARD INCORPORATED.

     The board of directors of MasterCard Incorporated will be required under Delaware law to make decisions and take actions designed to maximize profits and stockholder value. Initially, the members of MasterCard International and the stockholders of MasterCard Incorporated will be the same. It is possible that, in the future, shares of common stock could be issued to persons who are not members of MasterCard International. If that were to happen, then the stockholder and member groups would diverge and the board of MasterCard Incorporated would be required by its fiduciary duties to act in the best interest of the stockholders. These interests may not always be consistent with the interests of members of MasterCard International.

THE INTERNAL REVENUE SERVICE MAY TREAT A PORTION OF THE MASTERCARD INCORPORATED SHARES RECEIVED BY A PRINCIPAL MEMBER OF MASTERCARD INTERNATIONAL OR A SHAREHOLDER OF EUROPAY OR MEPUK AS TAXABLE INCOME.

     Based on the opinion of our special tax counsel, we believe that we, our principal members and the Europay and MEPUK shareholders will not recognize any gain or loss for U.S. federal income tax purposes in the conversion or integration, except that, as to a portion of any MasterCard Incorporated stock received at the end of the three year transition period or thereafter pursuant to the integration agreement, a principal member or shareholder otherwise subject to U.S. federal income taxation will recognize imputed interest income.

     Notwithstanding the foregoing, the opinion of our special tax counsel does not apply to the extent that the percentage interest in MasterCard Incorporated ultimately allocated to a principal member of MasterCard International or to a shareholder of Europay or MEPUK pursuant to the integration agreement exceeds the percentage interest of the member or shareholder immediately after the closing of the conversion and the integration (in each case, without taking into account any allocation of MasterCard Incorporated shares based on the new global proxy formula). Our special tax counsel is unable to opine as to such excess because the IRS generally assumes that when shareholders of a corporation transfer a single class of stock to an acquiring corporation, the stock they receive in exchange will be allocated in proportion to their relative ownership interests immediately before the exchange. The IRS might therefore take the position that the excess, whether received on the date of the closing or thereafter, should not be treated for U.S. federal income tax purposes as having been received in exchange for property. In that event, a principal member of MasterCard International or a shareholder of Europay or MEPUK could be required to recognize ordinary income, but only to the extent of the excess. For more information, see "Federal Income Tax Consequences of the Conversion and the Integration."

THE INTERNAL REVENUE SERVICE COULD CHALLENGE OUR CHARACTERIZATION OF THE CONVERSION AND INTEGRATION AND DETERMINE THAT THEY ARE TAXABLE TRANSACTIONS FOR U.S. FEDERAL INCOME TAX PURPOSES.

     We have requested that the Internal Revenue Service issue a ruling on key aspects of the conversion and integration, and we expect to receive a response during the second quarter of 2002. An IRS ruling is generally binding on the IRS, but may, under certain circumstances, be revoked or retroactively modified.

     The IRS may decline to issue a ruling in the form requested, and there can be no assurance that the IRS will not successfully challenge our characterization of the conversion and integration and determine that they are taxable transactions for U.S. federal income tax purposes. Receipt of an IRS ruling is not a condition to the closing of the conversion or the integration.

     Principal members and Europay and MEPUK shareholders should consult their own tax advisors regarding the U.S. federal, as well as any state, local or non-U.S., tax consequences to them of the conversion and integration. For more information, see "Federal Income Tax Consequences of the Conversion and the Integration."

MEMBERS AND SHAREHOLDERS MAY INCUR TAX LIABILITIES IN JURISDICTIONS OUTSIDE THE UNITED STATES IN CONNECTION WITH THE CONVERSION AND INTEGRATION.

     Principal members and Europay and MEPUK shareholders may be required to recognize gain or loss in connection with the conversion and integration in jurisdictions outside the United States. Members and shareholders should consult their local tax advisors regarding the potential non-U.S. tax consequences of the conversion and integration.

THE CONVERSION MAY IN THE FUTURE FACILITATE STRATEGIC TRANSACTIONS WHICH MAY REDUCE THE INFLUENCE OF MEMBERS.

     As a result of the conversion, MasterCard Incorporated will be better positioned to engage in future capital raising activities and strategic transactions such as mergers and acquisitions. Transactions of this type would likely involve issuing or selling equity interests in MasterCard Incorporated to non-members. While the bylaws of MasterCard Incorporated provide that class A redeemable and class B convertible common stock may be held only by class A members of MasterCard International, the certificate of incorporation of MasterCard Incorporated also provides that class C common stock may be issued to non-members, provided that the approval of two-thirds or 75% of the board of directors is obtained, depending on the circumstances. If these approvals are granted, MasterCard Incorporated may issue voting shares of class C common stock to persons who are not members of MasterCard International. In this case, the influence of members over the affairs of MasterCard Incorporated would be reduced.

U.S. BANKING REGULATIONS MAY IMPACT OUR PRINCIPAL MEMBERS' OWNERSHIP OF THE COMMON STOCK OF MASTERCARD INCORPORATED.

     Banking regulations in the United States govern, among other things, the types of equity investments that regulated institutions are permitted to make. MasterCard believes that principal members which are regulated as banking organizations by the federal government, including bank holding companies, financial holding companies, savings and loan holding companies ("SLHCs"), grandfathered "unitary" SLHCs, national banks and federal savings associations, should be permitted to hold the common stock of MasterCard Incorporated following the conversion. With respect to federal credit unions, the common stock may need to be held through a credit union service organization established by one or more federal credit unions. If this is not possible for a federal credit union, the federal credit union would need to consult with the National Credit Union Administration. Principal members that are regulated as banking organizations by the federal government should consult their own advisors regarding any notice or application that is required to be made, or any consent that is required to be obtained, from any applicable federal regulatory agency regarding the shares received in the conversion. In addition, principal members that are federal savings associations should consult their own advisors regarding the application to the shares received in the conversion of certain Office of Thrift Supervision rules that limit "pass through investments" to a percentage of an institution's total capital.

     MasterCard believes that there are no federal laws or regulations that would prohibit principal members which are regulated as banking organizations by the states - including state-chartered banks, state savings associations and state-chartered credit unions - from holding the common stock of MasterCard Incorporated following the conversion. While most states permit state-chartered banks and state savings associations to make the same equity investments as federally regulated institutions, MasterCard has not independently investigated the effect of state banking laws or regulations on the issuance of the common stock of MasterCard Incorporated in the conversion. Principal members that are state-chartered banks, state savings associations and state-chartered credit unions should consult their own advisors regarding any notice or application that is required to be made, or any consent that is required to be obtained, from any applicable state regulatory agency regarding the shares received in the conversion. In particular, MasterCard expects that state-chartered credit unions may be required to seek the approval of their relevant state regulators in order to hold the common stock of MasterCard Incorporated following the conversion.

     Principal members requiring assistance from MasterCard in connection with any review of the conversion or integration by applicable regulatory agencies are urged to contact the Corporate Secretary of MasterCard International at the address set forth under the heading "The Special Meeting -- Solicitation of Proxies."

RISKS RELATED TO THE INTEGRATION

MASTERCARD MAY FAIL TO COMPLETE THE CONVERSION AND INTEGRATION WITH EUROPAY OR, IF THE CONVERSION AND INTEGRATION ARE COMPLETED, MAY FAIL TO REALIZE THE ANTICIPATED BENEFITS OF THE CONVERSION AND INTEGRATION WITH EUROPAY.

     Contemporaneous with the completion of the conversion, we expect to acquire all of the outstanding Europay capital stock that we do not currently own in a transaction that we refer to in this proxy statement-prospectus as the integration. The completion of the acquisition of Europay by MasterCard is conditioned upon the satisfaction of several conditions contained in the integration agreement, including that each Europay shareholder other than MasterCard International and MEPUK will have agreed to exchange its Europay shares for shares of MasterCard Incorporated. If any of the conditions is not satisfied or waived, we will be unable to complete the integration.

     Furthermore, even if we do complete the conversion and integration, our success will depend, in part, on the ability of MasterCard and Europay to coordinate and integrate our operations and business enterprises and realize the anticipated growth opportunities and synergies from combining the two companies. We cannot assure you that we will be able to integrate these businesses in an efficient and timely manner to realize the growth opportunities and synergies we currently expect.

THE INTEGRATION MAY BE SUBJECT TO ADVERSE REGULATORY CONDITIONS.

     Before the integration may be completed, various approvals must be obtained from, or notifications submitted to, competition, antitrust and other regulatory authorities. The governmental entities from which approvals are required may impose conditions on the completion of the integration or require changes to the terms of the integration. These conditions or changes could have the effect of delaying or preventing completion of the integration or imposing additional costs on or limiting the revenues of MasterCard Incorporated, any of which may have a material adverse effect on our business and prospects following the integration.

THE SUPERMAJORITY VOTING PROVISIONS RESULTING FROM THE INTEGRATION MAY MAKE THE GOVERNANCE OF MASTERCARD INCORPORATED MORE COMPLICATED.

     As a result of the integration, a variety of supermajority voting requirements with respect to actions to be taken by directors and shareholders will be incorporated into the certificate of incorporation and bylaws of MasterCard Incorporated and MasterCard International. See "The
Integration -- The Integration Agreement -- Supermajority Voting Provisions" and "Comparison of Rights of MasterCard International Members Before and After the Conversion and Integration -- Vote on Extraordinary Transactions/Supermajority Voting Provisions." As a result of these supermajority voting requirements, it may be more difficult for the board of directors or shareholders of MasterCard Incorporated to take action in certain circumstances, which may prevent MasterCard Incorporated from pursuing strategic opportunities that would otherwise be available.

EUROPEAN MEMBER-STOCKHOLDERS WILL BE ALLOCATED AN INCREASED PERCENTAGE OF MASTERCARD INCORPORATED'S COMMON STOCK IN CONNECTION WITH THE CONVERSION AND INTEGRATION.

     Currently, European members of MasterCard International control approximately 7% of the total equity rights in MasterCard International. Immediately following the conversion and integration, the European members of MasterCard International will be allocated one-third of MasterCard Incorporated's common stock, even if those members would be entitled to less voting stock if calculated solely in accordance with the new global proxy. See "Share Allocation and The Global Proxy -- The Global Proxy" and "-- The Initial Allocation of Shares." In addition, at the end of the three year transition period when the shares of common stock of MasterCard Incorporated are reallocated, European members are entitled to receive at least 26% of the outstanding class A redeemable and class B convertible common stock of MasterCard Incorporated, even if in accordance with the new global proxy they would have been entitled to a smaller percentage of the outstanding common stock. Under other circumstances, European members could receive up to 44% of the outstanding common stock of MasterCard Incorporated at the end of the transition period. See "Share Allocation and the Global Proxy -- Reallocation of Shares at the Conclusion of the Transition Period." As a result of these provisions, the equity percentage of non-European members of MasterCard International in MasterCard Incorporated will be significantly diluted when compared to their current equity percentage in MasterCard International.

EUROPEAN MEMBER-STOCKHOLDERS WILL INITIALLY BE ALLOCATED AN AGGREGATE PERCENTAGE OF MASTERCARD INCORPORATED'S COMMON STOCK THAT EXCEEDS THE ALLOCATION OF COMMON STOCK TO EUROPEAN MEMBER-STOCKHOLDERS SUPPORTED BY MASTERCARD'S VALUATION ANALYSIS.

     At the closing of the conversion and integration, European member-stockholders will be allocated 33 1/3% of MasterCard Incorporated's common stock. In voting to approve the conversion and integration, the board of directors of MasterCard International received an opinion from CSFB indicating that the range of possible share allocations to European member-stockholders (26%-44%) was fair to MasterCard International from a financial point of view, depending on the financial projections employed. See "Opinion of Financial Advisor to MasterCard International." In addition, MasterCard International's management provided the board of directors with a valuation analysis prepared in conjunction with CSFB that supported European member-stockholders owning 26% of MasterCard Incorporated after the conversion and integration. See "The Integration -- Background of the Integration." Management viewed the financial projections underlying this valuation as more conservative than the other possible cases for the allocation of shares, and these projections support the guaranteed allocation of shares to European member-stockholders at the end of the transition period. The initial allocation of 33 1/3% is supported by Europay management's projections, along with MasterCard management's projections for MasterCard International for the Europe region.

     Accordingly, the initial allocation of 33 1/3% of MasterCard Incorporated's shares to European member stockholders exceeds, by 7 1/3 percentage points, the 26% allocation supported by the valuation analysis of MasterCard's management. The board of directors of MasterCard International voted to endorse the initial 33 1/3% allocation because, among other things: (i) the 26% allocation is the only allocation of common stock to European members that is guaranteed at the conclusion of the transition period, and this allocation is supported by the projections of MasterCard management that are considered achievable; and (ii) any final allocation above 26% would occur only if the Europe region's performance is above that estimated in the 26% case using the new global proxy formula. Because the ultimate allocation of shares is tied directly to the relative performance of the Europe region under the new global proxy formula, any allocation of shares to European member-stockholders within the 26%-44% range would be fair to MasterCard International from a financial point of view, as reflected in the CSFB opinion.

SOME MEMBER-STOCKHOLDERS MAY BE ADVERSELY IMPACTED BY THE INTRODUCTION OF THE NEW GLOBAL PROXY FORMULA.

     The historic global proxy formula used by MasterCard International to allocate equity rights at annual meetings of members was based solely on revenue received by MasterCard International on MasterCard transactions. In connection with the conversion and integration, MasterCard Incorporated will migrate to a new global proxy formula that will measure each member-stockholder's contribution to gross dollar volume (GDV) and gross acquiring volume (GAV) in addition to revenue. Moreover, the new global proxy formula will account for revenues and volumes earned in connection with Maestro- and Cirrus-branded cards, in addition to MasterCard cards. Accordingly, the migration to the new global proxy formula may reduce the number of shares some members are entitled to receive as compared to their historic voting entitlement, particularly if such members (1) contribute a disproportionately large amount to MasterCard revenues for a given level of transaction volume, or (2) have a disproportionately large amount of their transaction volumes associated with cards carrying the MasterCard brand. In addition, the new global proxy calculation includes a collar with respect to the U.S. dollar/euro exchange rate, and to the extent that these currencies trade significantly outside the range of the collar, members with volumes denominated in either currency could be entitled to fewer shares than the global proxy formula would otherwise require, depending on the circumstances.

THE CLASS A REDEEMABLE AND CLASS B CONVERTIBLE COMMON STOCK IS SUBJECT TO REALLOCATION.

     The integration agreement provides that, as an integral component of the conversion and integration, the class A redeemable and class B convertible common stock is subject to reallocation at the conclusion of the three year transition period, at which time most class B convertible common stock will automatically convert to class A redeemable common stock and be reallocated. Thereafter, the only shares of class B convertible common stock will be those relating to ec Pictogram, which will automatically convert to class A redeemable common stock at the conclusion of an additional two year period and may be reallocated. As a result of these reallocations, member-stockholders may ultimately receive more or fewer shares than their initial allocation, depending on the relative performance of the Europe region and their individual global proxy calculations at the time. If a member's revenue contribution, GDV and/or GAV during the period prior to reallocation grows more slowly than the membership as a whole, if any of these amounts decline for a member relative to other members, or if a member with ec Pictogram volumes fails to convert these to Maestro as required, the member may be entitled to fewer shares upon reallocation than at the closing. Accordingly, in either reallocation, member-stockholders may be required to return shares previously allocated to them.

IN PERFORMING ITS ANALYSES, CSFB RELIED ON PROJECTIONS OF MASTERCARD'S AND EUROPAY'S MANAGEMENT AND DID NOT INDEPENDENTLY VERIFY THESE PROJECTIONS.

     MasterCard International provided CSFB with projections that CSFB relied upon in performing its analyses. With respect to financial projections of MasterCard and Europay provided to CSFB, CSFB assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of MasterCard's and Europay's management and did not independently verify them. CSFB further assumed that the net present value of the projections regarding the expected cost savings and synergies resulting from the integration would be achieved. Actual performance may differ materially from the projections relied upon by CSFB in performing its analyses.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This proxy statement-prospectus contains forward-looking statements, which may be identified by the words "believe," "expect," "anticipate," "intend," "aim," "will" and similar words. These statements are contained throughout this proxy statement-prospectus including in the sections titled "Questions and Answers About the Conversion," "Questions and Answers About the Integration," "Summary," "The Conversion," "The Integration," "Business of MasterCard International," "MasterCard Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of Europay International" and "Europay Management's Discussion and Analysis of Financial Conditions and Results of Operations." These statements relate to our future prospects, developments and business strategies. Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by us or on our behalf.

     We list below the principal factors we believe are important to our business, the conversion and the integration and that could cause actual results to differ from our expectations. We caution you that although these factors are important, this list should not be considered as exhaustive or as an admission regarding the adequacy of the disclosure:

     - our relationships with our member financial institutions;

     - general global economic conditions, which may be adversely affected by the events of September 11 and their aftermath;

     - substantial and increasingly intense competition worldwide in the current or future global payments industry and consolidation in the payments industry;

     - technological developments in the global payment card industry;

     - potential disruptions of our transaction processing computer systems by natural disaster or otherwise;

     - potential breach of our systems' security;

     - risk of settlement default by our members;

     - our ability to attract, retain and motivate key personnel;

     - the outcome or impact of antitrust claims by the U.S. Department of Justice;

     - the outcome or impact of a putative antitrust class action lawsuit by U.S. merchants;

     - risks related to global political and economic conditions;

     - currency fluctuations and foreign exchange controls;

     - the outcome or impact of European Commission proceedings against Visa's multilateral interchange fee;

     - the outcome or impact of proceedings against MEPUK's multilateral interchange and service fees by the United Kingdom's Office of Fair Trading;

     - the consequences of the investigation of Europay's 1997 and 1998 tax returns by the Belgian tax authorities;

     - lack of an existing market for our common stock, particularly given the significant restrictions on transfer and ownership to which the common stock will be subject and the requirement that ownership of common stock be maintained at a certain level;

     - concentration of ownership of our common stock in a few of our largest stockholders;

     - the 7% voting cap in the election of directors;

     - affiliation of most of our directors with our members;

     - restrictions on a change of control contained in our organizational documents and applicable law;

     - the potential for divergence of interests between the members and stockholders;

     - the potential for reduced influence of members in the future;

     - adverse tax consequences;

     - the impact of U.S. banking regulations on our principal members' ownership of common stock of MasterCard Incorporated;

     - failure to complete the integration with Europay or failure to realize the anticipated benefits of the integration with Europay;

     - regulatory conditions adverse to the integration;

     - supermajority voting provisions;

     - allocation of an increased percentage of common stock to European member-stockholders;

     - the introduction of a new global proxy formula; and

     - the fact that the common stock of MasterCard Incorporated is subject to reallocation.

                              THE SPECIAL MEETING

PROXY STATEMENT-PROSPECTUS

     This proxy statement-prospectus is being furnished to principal members of MasterCard International in connection with the solicitation of proxies by MasterCard International's board of directors in connection with the proposed plan of conversion.


     This proxy statement-prospectus is first being furnished to principal members of MasterCard International on or about May 10, 2002.


DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting is scheduled to be held as follows:


                                 June 14, 2002


                             10:00 a.m., local time

                     MasterCard International Incorporated
                              2000 Purchase Street
                            Purchase, New York 10577

PURPOSES OF THE SPECIAL MEETING

     At the MasterCard International special meeting, the principal members of MasterCard International will be asked to approve a plan of conversion that will convert MasterCard International into a non-stock corporation that is a subsidiary of a stock holding company, MasterCard Incorporated. Under the plan, MasterCard Merger Sub, Inc., a wholly-owned subsidiary of MasterCard Incorporated, will merge with and into MasterCard International according to the terms of the merger agreement and each MasterCard International principal member will receive shares of class A redeemable common stock and class B convertible common stock of MasterCard Incorporated, a Delaware stock holding company, and a class A membership interest in MasterCard International, a Delaware non-stock corporation and subsidiary of MasterCard Incorporated. The shares of class A redeemable common stock and class B convertible common stock will represent your equity interest in MasterCard Incorporated. The class A membership interest will represent your continued rights as a licensee to use MasterCard's brands, programs and services. For a description of the impact of the approval of the plan of conversion on the election of directors of MasterCard Incorporated and MasterCard International in 2002, see "The Conversion -- Effects of the Conversion."

     We will not transact any other business at the special meeting.

RECORD DATE; VOTES REQUIRED FOR APPROVAL


     The MasterCard International board of directors has fixed the close of business on April 30, 2002, as the record date for the determination of the MasterCard International principal members entitled to notice of and to vote at the MasterCard International special meeting. On April 30, 2002, there were 1,595 principal members entitled to notice of and to vote at the special meeting. Each principal member is entitled to vote that number of votes determined by the historical global proxy calculation as of September 30, 2001, which number of votes is set forth on the accompanying proxy card. In particular, each principal member that is considered a principal or association member under MasterCard International's existing bylaws is entitled to cast a number of votes equal to the total U.S. dollar amount of assessments and fees, payable as budgeted revenues, due from, and paid by, that member to MasterCard International for the member's MasterCard card program activity for the 12 month period ended September 30, 2001. Each principal member that is considered a travelers cheque member under MasterCard International's existing bylaws is entitled to cast a number of votes determined by dividing $1,000 into the aggregate amount in U.S. dollars of all MasterCard travelers cheques sold by that member and its sales agents during calendar year 2001. The minimum number of votes for any member is 1,200. Each member's vote is limited to 15% of the total votes eligible to be cast at the meeting. If all members vote in person or by proxy at the special meeting, 1,536,772,585 votes will be cast at the meeting. Principal members affiliated with MasterCard International directors are entitled to exercise votes representing approximately 32% of the votes entitled to be cast on the conversion. The conversion requires the affirmative vote of a majority of voting power of MasterCard International's principal members at a meeting at which a quorum is present. Under the MasterCard International bylaws, the presence, either in person or by proxy, of principal members representing a majority of the votes eligible to be cast constitutes a quorum.


VOTING PROCEDURES

     If a principal member attends the MasterCard International special meeting in person or sends a representative to the meeting with a signed and notarized proxy, that member may vote or its representative may vote on its behalf. However, since many principal members may be unable to attend the MasterCard International special meeting, those members can ensure that their votes are cast at the meeting by signing and dating the enclosed proxy card and returning it in the envelope provided or by authorizing the individuals named on its proxy card to vote its interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with its proxy card. When a proxy card is returned properly signed and dated or a member's vote is authorized by telephone or Internet, the vote of the MasterCard International principal member will be cast in accordance with the instructions on the proxy card or authorized by telephone or Internet. If a principal member does not return a signed proxy card, authorize its vote by telephone or Internet or attend the meeting in person or by representative and vote, no vote will be cast on behalf of that member.

     Principal members are urged to mark the box on the proxy card to indicate how their vote is to be cast. If a member returns a signed proxy card but does not indicate on the proxy card how it wishes to vote, the vote represented by the proxy card will be cast "FOR" the proposed conversion.

     Pursuant to Section 212(c) of the Delaware General Corporation Law, members may validly grant proxies over the Internet. Your Internet vote authorizes the named proxies on the proxy card to vote your interests in the same manner as if you had returned your proxy card. In order to vote over the Internet, visit our Internet voting website at <http://proxy.georgeson.com> and, when prompted, enter the "Company Number" and "Control Number" that have been assigned to you and indicated on your proxy card. By then following the instructions on your computer screen you will be able to complete the voting process.

     Any MasterCard International principal member who executes and returns a proxy card or authorizes its vote by telephone or by Internet may revoke the proxy at any time before it is voted by:

     - notifying in writing Noah J. Hanft, Secretary of MasterCard International, at 2000 Purchase Street, Purchase, New York, 10577;

     - executing and returning a subsequent proxy;

     - subsequently authorizing the individuals named on its proxy card to vote its interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with its proxy card; or

     - appearing in person or by representative with a signed proxy and voting at the MasterCard International special meeting.

     Attendance in person or by representative at the MasterCard International special meeting will not in and of itself constitute revocation of a proxy. IF YOU INTEND TO ATTEND THE SPECIAL MEETING IN PERSON, KINDLY NOTIFY THE SECRETARY OF MASTERCARD INTERNATIONAL IN WRITING AT THE ADDRESS SET FORTH BELOW. FAILURE TO NOTIFY THE SECRETARY WILL NOT DISQUALIFY YOU FROM ATTENDING THE SPECIAL MEETING IN PERSON.

SOLICITATION OF PROXIES

     MasterCard International will bear the costs of solicitation of proxies, including the cost of preparing, printing and mailing this proxy statement-prospectus. In addition to the solicitation of proxies by use of the mails, proxies may be solicited from MasterCard International members by directors, officers, employees and agents of MasterCard International in person or by telephone, facsimile or other appropriate means of communication. We have engaged Georgeson Shareholder Communications Inc. to solicit proxies on behalf of MasterCard International. The anticipated cost of Georgeson Shareholder's services is estimated to be approximately $120,000. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to directors, officers and employees of MasterCard International in connection with the solicitation. Any questions or requests for assistance regarding this proxy statement-prospectus and related proxy materials, including any question relating to the number of shares of MasterCard Incorporated common stock to be received in the conversion and integration, may be directed to:

     MasterCard International Incorporated
     Attention: Office of the Corporate Secretary
     2000 Purchase Street
     Purchase, New York 10577
     Attention: Noah J. Hanft
     Telephone: (914) 249-2000
     Facsimile: (914) 249-4262

or   Georgeson Shareholder Communications Inc.
     17 State Street
     10th Floor
     New York, New York 10004
     Telephone: (212) 440-9800
     Facsimile: (212) 440-9009

OTHER MATTERS

     Pursuant to the current bylaws of MasterCard International, no other business or matter other than the conversion transaction indicated above may be properly presented at the special meeting. Copies of MasterCard International's bylaws are available to members free of charge upon request to the Secretary of MasterCard International at the address given above.

                                 THE CONVERSION

OVERVIEW OF THE CONVERSION

     The conversion refers to the process by which MasterCard International will merge with a subsidiary of MasterCard Incorporated, a newly formed stock holding company. After the conversion, MasterCard International will continue as a non-stock corporation and the principal operating subsidiary of MasterCard Incorporated, which will own the sole class B membership interest of MasterCard International. In the conversion, each principal member of MasterCard International will receive shares of class A redeemable common stock and class B convertible common stock of MasterCard Incorporated representing that member's equity interest in MasterCard Incorporated, and a class A membership interest in MasterCard International representing that member's continued rights as a licensee to use MasterCard's brands, programs and services. MasterCard International's rules and standards will not be affected by the conversion and integration.


     We expect that the conversion will be completed as soon as practicable after the conditions to conversion are satisfied, including approval of the conversion by the members and the expiration or termination of any waiting period under the HSR Act. We anticipate that these conditions will be satisfied and that the conversion will be completed in the first half of 2002.


EFFECTS OF THE CONVERSION

     As a stockholder of MasterCard Incorporated, you will have the right to vote on all matters submitted to the stockholders for a vote, including the election of the board of directors, and extraordinary transactions, such as a merger, consolidation, or sale of all or substantially all of the assets or dissolution of MasterCard Incorporated. In any vote for the election of directors, no stockholder, together with its affiliates, will be entitled to vote more than 7% of the outstanding shares that are entitled to vote in that election.

     The board of directors of MasterCard International is required to be the same as the board of directors of MasterCard Incorporated. You will have the right to vote on proposed changes to Article I (Membership) of the bylaws of MasterCard International, but you will no longer be entitled to vote with respect to any other amendments of the charter or bylaws of MasterCard International. The rules for the qualification of members of MasterCard International will be the same as the current rules for the qualification of members of MasterCard International.

     The directors and executive officers of MasterCard Incorporated after the conversion and integration will be the same as the directors and executive officers of MasterCard International before the conversion except for the addition of two voting directors who will be affiliated with European members and the addition of Dr. Peter Hoch, currently Chief Executive Officer of Europay, who will be President of MasterCard's Europe region (an officer of MasterCard Incorporated) and a non-voting director. In particular, if the conversion is approved, the current directors of MasterCard International will serve as the directors of MasterCard Incorporated and MasterCard International until the annual meeting of MasterCard Incorporated shareholders in 2003. In addition, the boards of directors of each company, acting pursuant to authority granted to them in their respective certificates of incorporation and/or bylaws, will appoint two additional voting directors affiliated with European members and Dr. Peter Hoch as a non-voting director, in each case to serve until the annual meeting of MasterCard Incorporated shareholders in 2003. The board of directors of MasterCard Incorporated will be subject to reelection in 2003. If the conversion does not occur, the current directors of MasterCard International will continue in that capacity until an annual meeting of MasterCard International principal members is held in 2003.

     The bylaws of MasterCard Incorporated provide that during the three year transition period following the closing of the conversion and integration:

     - one-third of the members of MasterCard Incorporated's board of directors will be representatives of MasterCard Incorporated's European stockholders;

     - one-third of the members of MasterCard Incorporated's board of directors will be representatives of MasterCard Incorporated's U.S. stockholders;

     - the President and Chief Executive Officer of MasterCard Incorporated will be a director; and

     - the remaining directors will be apportioned among the other regions in accordance with the percentage of common stock owned by the stockholders of those regions.

     After the three-year transition period, the President and Chief Executive Officer will continue to be a director and all other directors will be apportioned among the regions according to each region's respective share of the aggregate vote. The integration agreement provides that the allocation of one-third of the board seats to Europe during the transition period may not be altered.

     The board of directors of MasterCard Incorporated will initially consist of 18 voting members -- six from the U.S., six from Europe, three from Asia/Pacific, one from Canada, one from Latin America and the Caribbean and the President and Chief Executive Officer of MasterCard Incorporated. The directors will be elected by the class A and class B stockholders, voting together as a single class (so long as the class B convertible shares are entitled to vote), with each share entitled to one vote, subject to the following limitations:

     - no more than two representatives from any member (including its affiliates and affiliate members) may sit on the board of directors;

     - no single stockholder, together with its affiliates, may exercise more than 7% of the voting power in any election of directors; and

     - no more than one-third of the board of directors may be representatives from a single region.

     In addition to the MasterCard Incorporated board of directors, there will be a regional board for each of MasterCard's six operating regions:
Asia/Pacific, Canada, Europe, Latin America and the Caribbean, Middle East/Africa and the United States. Each of the regional boards will be elected by the members from that region. Decisions to establish or eliminate a regional board or overrule one of its decisions must be approved by a two-thirds majority vote of the board of directors. In addition, all of the regions will have a regional president, who will be selected by the President and Chief Executive Officer of MasterCard Incorporated in concurrence with the regional board (or otherwise with a two-thirds majority of the global board of directors). MasterCard Incorporated will also establish a Debit Advisory Board to provide guidance with respect to the ongoing development of MasterCard's debit programs. The powers and responsibilities of the regional boards following the conversion and integration are expected to be substantially similar to the powers and responsibilities of those boards before the conversion and integration.

     For a description of the supermajority requirements necessary to revise these governance arrangements, see "Comparison of Rights of MasterCard International Members Before and After the Conversion and Integration -- Vote on Extraordinary Transactions/Supermajority Voting Provisions."

CONSIDERATIONS RELATING TO THE CONVERSION

     In approving the conversion and recommending that you approve the conversion, our board of directors considered a number of advantages of the new structure. By creating a new holding company, MasterCard Incorporated, which will own MasterCard International, we expect to realize many of the advantages of a stock corporation at the holding company level, while maintaining the flexibility of a membership association in governing the operations of our global payments programs at the subsidiary level. As is typical of a holding company structure, the holding company, MasterCard Incorporated, will control the voting power of its operating subsidiary, MasterCard International, with regard to all items that require a vote of MasterCard International's members, except for amendments to Article I (Membership) of the bylaws.

     We believe that the conversion will enhance the value of our business and our future opportunities by providing us some of the benefits of being a public company. Specifically, we believe that the conversion will:

     - permit member-stockholders to realize the value of their investment in MasterCard as an asset and, subject to certain restrictions, trade MasterCard Incorporated shares among themselves;

     - align more closely the interests of MasterCard and our member-stockholders. As member-stockholders increase their MasterCard business, their relative shareholdings in MasterCard Incorporated may increase;

     - provide a more flexible structure to respond to opportunities in the marketplace, for example, by permitting us to complete the integration with Europay more efficiently since Europay already has capital stock outstanding or by permitting us to use our class C common stock as acquisition currency in future acquisitions;

     - result in greater financial transparency for our member-stockholders, since after the conversion MasterCard Incorporated will report financial and business information on a quarterly basis in accordance with Securities and Exchange Commission rules and regulations; and

     - make it easier, if desired, for MasterCard Incorporated to raise financing in the public securities markets to fund technological innovations and other projects since MasterCard Incorporated will be a public reporting company.

     In approving the conversion and recommending that you approve the conversion, our board of directors also considered potential disadvantages of the new structure. Specifically, it is possible that:

     - a market for MasterCard Incorporated common stock may not develop sufficiently to provide member-stockholders with enough liquidity in trading their shares;

     - stockholders may be required to purchase or sell shares of MasterCard Incorporated in order to satisfy certain requirements, which may be disadvantageous to them;

     - the conversion will facilitate future strategic transactions that could reduce the influence of current MasterCard International members;

     - MasterCard Incorporated and certain member-stockholders will be subject to additional regulatory burdens, including Securities and Exchange Commission regulations, as a result of the conversion; and

     - the conversion could subject some members to tax liabilities.

     No director or officer or any of their affiliates has a substantial interest, direct or indirect, in the conversion.

BOARD OF DIRECTORS' AND PRINCIPAL MEMBERS' APPROVAL


     On February 8, 2001, the board of directors of MasterCard International approved resolutions recommending the conversion to MasterCard International's members. Approval at the special meeting of at least a majority of voting power of MasterCard International's principal members is required to complete the plan of conversion; the quorum for the special meeting is the presence in person or by proxy of members representing a majority of the votes eligible to be cast. Notwithstanding member approval, however, the plan of conversion will not be completed if the integration will not also be completed.


     THE BOARD OF DIRECTORS OF MASTERCARD INTERNATIONAL RECOMMENDS THAT MEMBERS VOTE FOR APPROVAL OF THE PLAN OF CONVERSION.

THE MERGER AGREEMENT EFFECTING THE CONVERSION

     We summarize below the material terms and other provisions of the merger agreement. The description is not complete, and we refer you to the merger agreement, which is contained in Annex A of this proxy statement-prospectus and which we have filed as an exhibit to the registration statement of which this proxy statement-prospectus is a part.

CONVERSION OF MEMBERSHIP INTERESTS

     The conversion will be effected pursuant to the Agreement and Plan of Merger entered into among MasterCard Incorporated, MasterCard International and MasterCard Merger Sub, Inc., which we refer to as the merger agreement. The merger agreement provides for the merger of MasterCard International and MasterCard Merger Sub, Inc. under Delaware law, with MasterCard International being the surviving entity. Under the merger agreement, each issued and outstanding principal membership interest in MasterCard International will be automatically converted by virtue of the merger into a class A membership interest of MasterCard International and a specified number of shares of class A redeemable common stock and class B convertible common stock of MasterCard Incorporated. The number of shares of class A redeemable and class B convertible common stock of MasterCard Incorporated that a principal member receives in the merger will be proportional to the percentage of the total voting power of MasterCard International that such member held in accordance with the historic global proxy formula in effect for the period ended September 30, 2000. Upon completion of the conversion and integration and as an integral component thereof, the shares of class A redeemable common stock and class B convertible common stock of MasterCard Incorporated will initially be reallocated within each of the European and non-European member-stockholder groups in accordance with the new global proxy formula based on the 12 month period ended December 31, 2000. Accordingly, the new global proxy formula, applied on a regional basis, will determine the number of shares that members actually receive in the conversion and integration.

     Class A redeemable and class B convertible common stock are fully paid, non-assessable voting equity interests in MasterCard Incorporated. The class A membership interest in MasterCard International represents the member's continued rights as a licensee to use MasterCard's brands, programs and services and participate in the MasterCard system. For a description of the allocation of shares resulting from the conversion and integration, see "Share Allocation and the Global Proxy."

     Under the merger agreement, MasterCard Incorporated will receive the sole outstanding class B membership interest in MasterCard International, which will entitle MasterCard Incorporated to substantially all of the voting power, and all economic rights, in MasterCard International. MasterCard Incorporated's stockholders will participate indirectly in the voting power of, and economic rights associated with, the class B membership interest through their ownership of the class A redeemable and class B convertible common stock of MasterCard Incorporated.


     The merger will not close, and your existing membership interest will not be modified as described above, unless a majority of the voting power of MasterCard International's principal members at a meeting at which a quorum is present approve the conversion and the merger agreement. The board of directors of each of MasterCard Incorporated, MasterCard International and MasterCard Merger Sub, Inc. may terminate the merger agreement at any time prior to the conversion whether before or after the approval of the members of MasterCard International.


APPLICATION OF THE SECURITIES LAWS TO SHARES RECEIVED

     As a result of the conversion, stockholders of MasterCard Incorporated will be subject to various provisions of the U.S. federal securities laws. Pursuant to Rule 10b-5 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, all stockholders will be prohibited from trading MasterCard Incorporated shares while in possession of any material, non-public information about MasterCard Incorporated. In addition, certain significant stockholders of MasterCard Incorporated may be required to file public reports with respect to their stockholdings. Other reporting obligations may also apply. Responsibility for compliance with these laws will reside with the applicable stockholder, not MasterCard Incorporated.

APPLICATION OF U.S. BANKING REGULATIONS TO SHARES RECEIVED

     Banking regulations in the United States govern, among other things, the types of equity investments that regulated institutions are permitted to make. For a description of the potential application of federal and state banking regulations to the shares received in the conversion, see "Risk Factors -- Risks Related to the Conversion -- U.S. banking regulations may impact our principal members' ownership of the common stock of MasterCard Incorporated."

ACCOUNTING TREATMENT OF THE CONVERSION

     We anticipate that upon our conversion to a stock corporation, our retained earnings will be reallocated to capital stock and additional paid-in capital on issuance of common stock to members in exchange for their member interests. This treatment is consistent with accounting for demutualizations in accordance with accounting principles generally accepted in the United States.

     With respect to the manner in which they account for their equity interest in MasterCard, members should consult their financial advisors regarding the potential accounting implications of the conversion.

                                THE INTEGRATION

OVERVIEW OF THE INTEGRATION

     The integration refers to the acquisition of Europay by MasterCard Incorporated and the integration of the businesses of Europay and MasterCard International. In the integration, Europay's shareholders other than MasterCard International and MEPUK will exchange their Europay shares (and shareholders of MEPUK will exchange their MEPUK shares) for shares of class A redeemable common stock and class B convertible common stock of MasterCard Incorporated. For a description of the allocation of shares resulting from the conversion and integration, see "Share Allocation and the Global Proxy."

BACKGROUND OF THE INTEGRATION


     History. MasterCard International has a long-standing relationship with Europay, originating with Eurocard International's alliance with Interbank Card Association, MasterCard's predecessor, in 1968. In 1996, MasterCard International and Europay entered into an alliance agreement under which MasterCard International delegated to Europay the authority to manage the MasterCard brand in Europe and to process the licensing of MasterCard's brands to European financial institutions. MasterCard International and Europay established Maestro International, a joint venture, in 1991 to oversee the global development of the Maestro debit service, and entered into an agreement regarding the Maestro brand in 1997 to further strengthen their cooperation in this area. Each of MasterCard International and Europay own a 50% interest in Maestro International Incorporated, a Delaware corporation which owns the Maestro brand. MasterCard International currently owns approximately 12.25% of the capital stock of Europay and 15.0% of the capital stock of European Payment Systems Services (EPSS), Europay's transaction processing subsidiary. Together, these interests represent an approximate 15% interest in Europay on a consolidated basis. In addition, European members currently own approximately 7% of the total voting power, and related economic rights, of MasterCard International.


     Early Negotiations. As the MasterCard-Europay relationship developed, the managements of the organizations came to believe that they could significantly enhance the value of their alliance if they more fully integrated their organizations and focused their combined efforts on promoting a core set of global brands and services. In November 1999, a subcommittee of the MasterCard International board of directors authorized management to retain the services of Mercer Management Consulting to advise the board on revisions to MasterCard's corporate governance structure. Among other things, the board charged Mercer with the task of evaluating the existing MasterCard/Europay alliance. During a period of five months, representatives of Mercer met with members of the management teams of both parties and members of their respective boards of directors. The purpose of these meetings was to gather information about the working relationship of the parties and to assess whether improvements could and should be made.

     At a meeting of MasterCard International's board held on March 23, 2000, representatives of Mercer reported that, while the relationship between MasterCard International and Europay under the alliance agreement was generally positive, the parties would be better served by combining their organizations, aligning their interests more directly, focusing their considerable combined resources on promoting MasterCard's core brands and eliminating duplicative functions.

     On March 23, 2000, the MasterCard International board authorized the formation of a committee consisting of Donald L. Boudreau, MasterCard International's then Chairman, and Robert W. Pearce, a director, to enter into preliminary discussions about the possibility of integrating the organizations. On April 13, 2000, the board of directors of Europay designated a counterpart committee consisting of Dr. Kurt Richolt, Europay's then Chairman, Dr. Wolfgang Klein, then a director of Europay, and Baldomero Falcones Jaquotot, a director of Europay and MasterCard International.

     The negotiating committees first met on April 14, 2000. A second meeting was held on April 26, 2000. At these initial meetings, the committee members discussed the framework for a possible integration, including structural alternatives. No formal proposals regarding valuation or the type and amount of consideration to be issued to the stockholders of Europay were discussed at these initial meetings, although it was generally understood that the consideration would include some form of equity, rather than cash. Further meetings were held in May 2000 and in June 2000 (by teleconference). These meetings focused primarily on issues of consideration. At the June 2000 meeting, the negotiating committees discussed the first draft of a term sheet that had been prepared by Mercer. In particular, the parties discussed the relative contribution that Europay's members would make to the revenues and transaction volume of a combined organization. Europay's view was that, based on a contribution analysis, the European members should be entitled to 33 1/3% of the equity in the combined company. MasterCard wanted to study further the level of contribution that Europay was likely to make and, in particular, the likelihood that transaction volume associated with Europay's regional ec Pictogram brand would be converted to Maestro transaction volume in the future.

     Later Negotiations. In July 2000, the boards of directors of MasterCard International and Europay reviewed the progress that had been achieved by the negotiating committees. At these meetings, representatives of Mercer presented a report summarizing the work of the negotiating committees to date. At its July 27, 2000 meeting, the MasterCard International board authorized the MasterCard negotiating committee to continue its work.

     Following these board meetings, the Europay negotiating team advised the MasterCard International team that the Europay shareholders strongly favored a stock conversion and viewed it as a critical part of the overall transaction. MasterCard was amenable to the concept of a stock conversion, subject to review of the potential tax, securities laws and other consequences. Each of MasterCard International and Europay retained financial advisers to assist the negotiating teams in analyzing the companies and to advise them with respect to valuation matters. MasterCard retained Donaldson, Lufkin & Jenrette (subsequently Credit Suisse First Boston or CSFB). Europay retained Merrill Lynch & Co. Mercer was instructed to prepare and circulate a confidential term sheet.

     In September 2000, Mr. Boudreau and Dr. Richolt met by teleconference. They primarily discussed the formula for the global proxy calculation, which would become the benchmark for measuring the level of contribution made by the European members to the combined company. The full negotiating teams met three times in October 2000. Beginning with the second of these meetings, Robert Selander, MasterCard's President and Chief Executive Officer, and Peter Hoch, Europay's Chief Executive Officer, joined the negotiating teams. During these meetings, the negotiating committees discussed a wide range of strategic and operational issues, including the following:

     - the valuations of the organizations on a stand-alone and combined basis;

     - ways of measuring the relative contribution of the European members of MasterCard International to the business of the combined company;

     - the merits of a global proxy formula that recognized contributions to MasterCard International's gross dollar volume and gross acquiring volume compared to a formula that was strictly revenue-based;

     - the composition of the board of directors of the combined organization;

     - the level of authority that should be delegated to the regional boards and management;

     - the types of fundamental corporate matters that should not be changed without the approval of a supermajority of the board of directors or stockholders;

     - limitations on the assessability of memberships;

     - the benefits and detriments associated with converting MasterCard International to a stock corporation; and

     - the merits of a holding company structure.

     As the parties sought to reach a mutually acceptable understanding with respect to the consideration to be received by the European members, they concluded that it would be appropriate to implement a limited transition period during which the projected level of contribution made to MasterCard's revenues and transaction volume by the European members, as measured under the new global proxy calculation, would be applied. The parties decided that the European members would receive at the closing shares in a percentage amount that represented what their contribution, as measured by the new global proxy calculation, would have been if all of their volume were converted to MasterCard and Maestro brand volumes. In its consideration of the aggregate allocation of shares of MasterCard Incorporated between European and non-European members that would result from the integration, MasterCard management developed a model to project the final relative regional distribution of shares at year-end 2003, which was the date then expected for the completion of the share allocations resulting from the integration. The model projected issuing volumes (GDV) and acquiring volumes
(GAV) by region, which were categorized by type for proxy purposes. European member volumes and revenues were projected by Europay for the same periods. The revenue figures that were shared with CSFB for use in connection with its fairness opinion were not materially different from the revenue figures used in the proxy analysis. Together, these projections formed the basis for the case allocating an approximate 33.1% share of MasterCard Incorporated common stock to European member-stockholders at the conclusion of the transition period. MasterCard further reviewed these projections and made adjustments to reflect lower projected revenue and lower conversion rates of ec Pictogram cards to Maestro only cards during the transition period. MasterCard management used these assumptions to generate a more conservative case. These adjusted projections formed the basis for the case allocating an approximate 25.7% share of MasterCard Incorporated common stock to European member-stockholders at the conclusion of the transition period. MasterCard management also prepared an upside case to measure the revenue and the converted ec Pictogram volumes that would be required for European member-stockholders to own a 44% share of MasterCard Incorporated common stock at the conclusion of the transition period. To support that case, European member-stockholders would have to convert all ec Pictogram cards to Maestro and would have to pay fees on the resulting volumes generated by the end of the three-year transition period.

     Based on the projections of GDV, GAV, and revenues described above and deemed to be reasonable by MasterCard International and Europay, the parties concluded that it would be appropriate to allocate 33 1/3% of the total outstanding shares to European members at the closing. Similarly, based on projections of the likely best and worst case for European GDV, GAV and revenue performance during the transition period, the parties concluded that it would be appropriate to establish a minimum aggregate European shareholding percentage of 26% and a maximum aggregate European shareholding percentage of 44%, in each case at the conclusion of the transition period. The European members could lose some of the shares initially allocated at closing if, at the end of the transition period, their contribution did not fulfill expectations, which would most likely be attributable to lower volume conversion than anticipated. Alternatively, if the contribution as of the end of the transition period exceeded current expectations, they could receive additional shares, subject to the maximum ownership percentage of 44%.

     The Europay negotiating team was also concerned about the position of the European members as minority stockholders in a combined organization. MasterCard understood these concerns, but felt it was important to strike a balance with the general proposition that the will of the majority should prevail in corporate governance matters. The parties agreed that any supermajority voting requirements should be limited to matters relating to the fundamental organizational and ownership structure of the combined company.

     At a meeting of the MasterCard International board held in November 2000, members of the MasterCard International negotiating team and representatives from Mercer reported that the two sides had made substantial progress. The Mercer representatives made a presentation to the board concerning the latest draft of the term sheet. The board engaged in a discussion about particular aspects of the proposed terms. The board authorized the negotiating team to proceed with the negotiations and to engage in a formal due diligence investigation of Europay. Europay would undertake a similar investigation of MasterCard International.

     The parties began their respective due diligence investigations in December 2000. The parties' due diligence covered financial, accounting, operations, legal, human resources and other areas. Diligence was performed both on-site, at the other party's principal offices, and off-site. The diligence process continued for approximately two months.

     The MasterCard International and Europay negotiating teams met on December 6, 2000 and December 20, 2000, where they again discussed those matters in MasterCard Incorporated's organizational documents that should be subject to supermajority stockholder approval. These discussions continued at teleconference meetings on January 5 and January 11, 2001. On January 16, 2001, January 18, 2001 and January 22, 2001, the negotiating committees held additional teleconference meetings in order to finalize the term sheet that would be presented to the companies' respective boards of directors.

     The February 8, 2001 Board Meeting. A special meeting of the MasterCard International board was held on February 8, 2001 for the purpose of considering and approving the term sheet. At this meeting, the board adopted resolutions recommending the conversion and integration to MasterCard International's members and approving the term sheet, and authorized the MasterCard International negotiating team to seek to finalize negotiations with Europay. The board also authorized the conversion of MasterCard International to a stock corporation. The board considered the following matters at the February 8, 2001 meeting:

     - Representatives of Mercer made a presentation about the changes made to the term sheet since the November board meeting.

     - John De Lavis, the MasterCard executive in charge of the MasterCard International due diligence team, presented the findings of the diligence investigation.

     - Jerry McElhatton, MasterCard International's senior executive in charge of technology, made a presentation regarding plans for integrating the technology systems of the two companies.

     - Representatives of CSFB presented their relative allocation analysis to the MasterCard board and delivered their signed fairness opinion to MasterCard. CSFB's presentation and analyses, together with the CSFB fairness opinion, are described under the heading "Opinion of Financial Advisor to MasterCard International."

     In addition, Denise K. Fletcher, MasterCard International's Chief Financial Officer, made a presentation at the February 8, 2001 board meeting regarding the valuation, tax and accounting aspects of the integration and conversion. This presentation also reviewed the text of certain prepared materials distributed to the board relating to valuation in advance of the meeting. Mrs. Fletcher reported on the valuation analysis by stating that management had developed three scenarios representing the possible ownership of the combined entity by European member-stockholders. She stated that the three scenarios were: (i) a 26% ownership case that represents the minimum guaranteed amount to the European member-stockholders; (ii) a 33 1/3% ownership case based on projections provided by Europay management; and (iii) a 44% ownership case that represents the maximum amount that European member-stockholders could own of MasterCard Incorporated regardless of performance. Mrs. Fletcher reported that, with respect to the 26% case, MasterCard had been valued at approximately $1.6 billion and Europay at approximately $390 million using a 10.5% discount rate and after applying a 50% reduction for both companies due to their private ownership structure. Mrs. Fletcher also reported that MasterCard's and Europay's management estimated that approximately $120 million in business synergies would result from integration on an after-tax, net present value basis, using a 10.5% discount rate and after applying the 50% private company discount. She reported that, in the 26% case, the total value of the combined company after the integration and including the synergies was estimated to be approximately $2.1 billion, using a 10.5% after-tax discount rate and after giving effect to the 50% private company discount. She stated that MasterCard management, in valuing Europay, assigned 85% of the synergy savings to Europay because approximately this portion (81%) of the synergies were expected to be derived from European operations. She stated that under the 26% case the sum of the synergies and the discounted cash flow value of the portion of Europay not presently owned by MasterCard was estimated at approximately $430 million. She then said that MasterCard management estimated that MasterCard would generate an after-tax return on investment of 14.8%, 14.4% and 14% for the 26%, 33 1/3% and the 44% cases, respectively, and that these returns were higher than the 10.5% cost of capital estimated for MasterCard.

     Mrs. Fletcher then noted that the valuation analysis supported European members owning 26% of MasterCard Incorporated after the conversion and integration. She further noted that the initial allocation of 33 1/3% was supported by the model reported by MasterCard management (with projections regarding the Europe region coming from Europay management) referred to above. According to the deal ultimately negotiated between the parties, European member-stockholders would initially be allocated 33 1/3% of the common stock of MasterCard Incorporated with a reallocation at the end of the three-year transition period that adjusts European member-stockholder ownership to a level between 26% and 44%, depending on actual performance of the Europe region.

     The information presented to the MasterCard International board on February 8, 2001 by CSFB and Mrs. Fletcher was supported by projections provided to CSFB by MasterCard management that reflected management's best estimates for 2000 earnings and the 2001 budget. The projections also related to revenue and operating income for the periods 2000 through 2004. The revenue projections reflected the assumption that the economy could not continue to grow as it had in the late 1990s and that revenue growth would slow as the global economy decelerated. However, margins were expected to expand gradually reflecting productivity gains, especially in transaction processing.

     Europay management also provided revenue, operating expense and operating income projections regarding the Europe region to CSFB. These projections, along with MasterCard management's projections for MasterCard International, formed the basis for the case for allocating 33 1/3% of the common stock of MasterCard Incorporated to European member-stockholders at the conclusion of the three-year transition period. MasterCard management reviewed Europay's projections and provided CSFB with adjusted projections, which reflected reduced revenue and operating income estimates. This more conservative case formed the basis for the case for allocating 26% of the common stock of MasterCard Incorporated to European member-stockholders at the conclusion of the transition period. MasterCard management also developed projections that would form the basis for an upside case, which would allocate 44% of the common stock of MasterCard Incorporated to European member-stockholders at the conclusion of the transition period. MasterCard and Europay management also worked together to develop a synergy plan which projected 81% of the savings being derived from European operations, predominantly from staff savings and system integration synergies.

     In the fourth quarter of 2001, in connection with its delivery of the fairness opinion dated January 16, 2002, MasterCard management provided CSFB with updated projections for the periods from 2001 through 2004, and added 2005. The updated projections reflected the following adjustments:

     - the most recent 2001 forecast was employed;

     - the most recent 2002 budget projections for Europay and MasterCard, reflecting the impact of the slowdown in the economy in general and the particular consequences of the events of September 11, 2001 were employed;

     - an assumption was made that, by the beginning of 2003, MasterCard and Europay would function at the same level that they would have functioned had the events of September 11, 2001 not occurred;

     - MasterCard management's projected 2005 Europay revenues, operating expenses, pre-tax income and EBITDA (earnings before interest, taxes, depreciation and amortization) were provided; and

     - MasterCard management's projected 2005 revenues, operating expenses, pre-tax income and EBITDA for MasterCard International were provided.

     MasterCard management also updated the synergy analysis based on the integration planning and implementation that had taken place since CSFB's fairness opinion of January 30, 2001.

     The Europay Board Meeting; Implementation Efforts. On February 12, 2001, the board of directors of Europay approved resolutions recommending the integration to Europay's shareholders.

     During the months of February through May 2001, counsel for MasterCard International and Europay prepared definitive documentation to effect the conversion and integration. Numerous telephone conversations and meetings were held among representatives of MasterCard International and Europay and their legal advisors for the purpose of negotiating the definitive agreements.

     Forms of agreements were provided to the MasterCard International and MasterCard Incorporated boards in advance of a special meeting called for May 16, 2001. At this meeting, the MasterCard International and MasterCard Incorporated boards approved the forms of agreements and authorized management to file the registration statement of which this proxy statement-prospectus forms a part with the Securities and Exchange Commission. Subsequently, the managements of MasterCard and Europay finalized the definitive agreements and prepared the registration statement for filing.

     Statement Regarding Projections. The preceding discussion under the heading "The Integration -- Background of the Integration" contains certain projections and forward-looking statements. MasterCard and Europay do not, as a matter of course, make public projections as to future sales, earnings or other results. The projections set forth above were not prepared with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections. Neither MasterCard's nor Europay's independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to these projections, nor have they expressed any opinion or other form of assurance with respect to these projections or their achieveability, and assume no responsibility for them. The inclusion of these projections in this document should not be regarded as a representation by MasterCard or Europay or any of their advisors, agents or representatives that these projections are or will prove to be correct. Projections of this type are based on a number of significant uncertainties and contingencies, all of which are difficult to predict and most of which are beyond MasterCard's and Europay's control. As a result, there can be no assurance that any of these projections will be realized.

     The projections are or involve forward-looking statements, assume that the conversion and integration have occurred and are based upon a variety of assumptions, including MasterCard's and Europay's ability to achieve strategic goals, objectives, and targets over the applicable period. These assumptions involve judgments with respect to future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond MasterCard's and Europay's control. Many important factors, in addition to those discussed elsewhere in this proxy statement-prospectus, could cause MasterCard's and Europay's results to differ materially from those expressed or implied by the forward-looking statements. Accordingly, there can be no assurance that the projections are indicative of MasterCard's or Europay's future performance or that actual results will not differ materially from those in the projections set forth above. See "Cautionary Statement Regarding Forward Looking Statements."

CONSIDERATIONS RELATING TO THE INTEGRATION

     In approving the integration, our board of directors considered a number of advantages associated with the acquisition of Europay by MasterCard Incorporated. The integration represents the opportunity for MasterCard to enhance its global scope and payment programs by acquiring an important company that operates in a desirable region of the world and has demonstrated success in several key business functions. Specifically:

     - In 2001, the Europe region represented approximately 20% of MasterCard's worldwide gross dollar volume, not including Maestro and Cirrus transactions.

     - European countries are among the largest and most sophisticated payments markets in the world and represent a significant portion of the global payments industry.

     - Europay has demonstrated expertise in chip and debit programs and services, and in the ongoing development of new mobile commerce payment applications.

     The integration will also give MasterCard the opportunity to:

     - Establish a more consistent global marketing message, particularly in Europe, that is intended to increase MasterCard's presence in Europe and thereby make the Europe region more attractive to all MasterCard members. Following completion of the integration, MasterCard will be better able to coordinate European marketing programs, enabling us to build our brands in Europe in concert with our global brand-building efforts. We expect that this increased coordination, combined with improved productivity, faster time to market and greater emphasis on customized solutions for members, should strengthen the presence of the MasterCard family of brands both in Europe and around the world.

     - Take advantage of Europay's expertise in debit and chip cards and mobile commerce. Europay and Maestro have established in Europe a significant leadership in the debit and chip card arenas as well as in mobile commerce. Given the increasing use by cardholders globally of these applications, the skills and knowledge already present at Europay in these areas will represent a key strength for MasterCard, permitting the development of new business solutions.

     The integration represents the opportunity for Europay to merge with a well-capitalized industry leader and, as a result, to leverage its own strengths based on the broader resources of the MasterCard brand and organization. For European members of the combined company, integration with MasterCard provides additional opportunities to succeed in an increasingly competitive global business, in which size, an existing network of members, and the ability to develop quickly new and profitable products and services will likely differentiate successful competitors.

     In particular, the integration with MasterCard provides European members with the opportunity to:

     - Participate in the MasterCard system on a much more significant scale than they currently do. After the conversion and integration, the European members will participate in MasterCard Incorporated as holders initially of 33 1/3% of its outstanding common stock, subject to change after the transition period, as more fully described in "Share Allocation and the Global Proxy."

     - Utilize MasterCard's expertise in brand building and customer-centered service. Following completion of the integration, MasterCard's marketing team will coordinate with members and staff in the new Europe region to enhance brand-building efforts in that region. This is expected to result in increased brand awareness and higher usage and acceptance levels, making the European region stronger for all MasterCard members. Furthermore, European members will benefit from the reallocation of MasterCard's resources to deliver more customized relationship management and professional services.

     - Utilize MasterCard's expertise in marketing consulting, Internet and corporate expertise. The integration will permit Europay to take advantage of MasterCard's marketing consulting expertise to further advance the European credit business. In addition, joining MasterCard's Internet experience with Europay's strengths in chip and mobile commerce should lead to the development of more electronic business solutions. Finally, Europay will be able to draw on the corporate resources of the larger MasterCard organization.

     To both MasterCard and Europay, the integration represents the opportunity to merge separate businesses into one organization, with the resulting opportunity to develop a stronger, combined operation and to:

     - Establish a global management team and governance structure. The integration of the companies will provide an opportunity for a more cohesive and consistent global governance and management structure, which is currently divided among the MasterCard, Europay and Maestro organizations, each of which has separate governance requirements. Integrating MasterCard and Europay is also expected to result in a more rapid time to market for products due to enhanced decision-making and coordinated product development and management.

     - Establish improved delivery of customized relationship management and professional services. As a result of the integration, we hope that the combined company will be in a position to deliver to European members more customized relationship management and professional services, such as marketing and operations consulting, to foster the growth and profitability of existing businesses and to facilitate the establishment of new payments programs and applications. In addition, we expect to join the technology operations of MasterCard and Europay to improve the flexibility, speed of change, interoperability and productivity of services provided to members, as well as to reduce costs. Finally, standardizing MasterCard's and Europay's programs and services should improve and make more consistent the quality of services delivered to members.

     - Achieve personnel and system synergies. By combining the two companies, a greater pool of key personnel resources should be available to maintain and enhance our competitive advantages, including a wider array of customer, product and regional knowledge; technologies; marketing support and research; and stronger financial resources. In addition, we expect that, by integrating the two companies, we will be able to realize cost savings from integrating our transaction processing systems, eliminating overlapping staff functions and programs and by taking advantages of economies of scale.

     In approving the integration, our board of directors and the Europay board of directors also considered the disadvantages of integration. The integration may:

     - Create expected synergies that never materialize. We may be unable to reduce costs, merge effectively our management structures or improve programs and professional services to our members in a timely or efficient manner. It may also prove difficult to streamline our technology or other operations, increase the customization and management of our member relationships and standardize our combined programs and services. Finally, we may not successfully combine personnel or systems resources or achieve economies of scale.

     - Cause significant dilution in the ownership of non-European members of MasterCard International. The integration will cause the ownership of the non-European members of MasterCard International in MasterCard Incorporated to be significantly diluted as compared to those members' current percentage of the total equity rights in MasterCard International.

     - Adversely impact some members through the introduction of the new global proxy formula. Because the new global proxy formula considers additional factors (including GDV, GAV and revenues and volumes associated with Maestro and Cirrus cards) in allocating equity rights, it will dilute the ownership percentage of member-stockholders who are comparatively underweighted in such factors.

     No director or officer or any of their affiliates has a substantial interest, direct or indirect, in the integration.

THE INTEGRATION AGREEMENT

     We summarize below the material terms and other provisions of the integration agreement. The description is not complete, and we refer you to the integration agreement, which is contained in Annex B of this proxy statement-prospectus and which we have filed as an exhibit to the registration statement of which this proxy statement-prospectus is a part.

EXCHANGE AND ALLOCATION OF SHARES


     The acquisition of Europay will be made pursuant to the Share Exchange and Integration Agreement entered into by MasterCard Incorporated, MasterCard International and Europay International, which we refer to as the integration agreement. In connection with the integration agreement, each shareholder of Europay (other than MasterCard International and MEPUK) has been required to enter into a separate share exchange agreement with MasterCard Incorporated and MasterCard International, pursuant to which it will exchange its Europay shares for a specified number of shares of class A redeemable common stock and class B convertible common stock of MasterCard Incorporated. In addition, the shareholders of MEPUK have been required to enter into the MEPUK agreement with MasterCard Incorporated and MasterCard International as described under the heading "-- MEPUK" below, pursuant to which they will exchange their MEPUK shares for a specified number of shares of class A redeemable common stock and class B convertible common stock of MasterCard Incorporated. The integration agreement also provides, as an integral component of the conversion and integration, that the shares of class A redeemable and class B convertible common stock of MasterCard Incorporated issued to the principal members of MasterCard International and the shareholders of Europay and MEPUK will initially be reallocated within each of the European and non-European member-stockholder groups in accordance with the new global proxy calculation described herein.


     The integration agreement defines how the European members of MasterCard, including those members that are not shareholders of Europay, and the non-European members of MasterCard, will be treated in the conversion and the integration. For a description of the allocation of shares resulting from the conversion and integration, see "Share Allocation and the Global Proxy."

CONDUCT OF BUSINESS PRIOR TO CLOSING OF INTEGRATION

     From the date of the integration agreement until the closing of the integration, each of MasterCard Incorporated, MasterCard International and Europay have agreed to conduct their respective businesses in the ordinary course, consistent with past practice, and, among other things, to take all commercially reasonable steps and to act in good faith in cooperation with the other party to obtain all necessary government approvals. The parties also have agreed to the restrictions summarized below.

     Europay has agreed that, except as may be required by law, unless previously disclosed to MasterCard International or agreed to by MasterCard Incorporated, it and its subsidiaries will not, and will not enter into an agreement to, among other things:

     - increase the compensation of its officers, employees or consultants whose compensation is, or after giving effect to any change, would be, $100,000 or more;

     - issue or sell any shares of its capital stock or its other equity interests;

     - declare or pay any dividend or other distribution on its capital stock or its other equity interests or redeem or purchase any of its capital stock or its other equity interests;

     - incur net new debt exceeding E15 million or prepaying any existing debt;

     - make capital expenditures or commitments exceeding E15 million.

     MasterCard Incorporated and MasterCard International have agreed that they and their subsidiaries will not:

     - liquidate or dissolve themselves;

     - declare or pay any dividend or other distribution on its capital stock or other equity interests or redeem or purchase any capital stock or other equity interests; or

     - engage in a material business combination transaction unless it has been disclosed in this proxy statement-prospectus.

CONDITIONS TO CLOSING OF THE INTEGRATION

     MasterCard Incorporated's and MasterCard International's obligations, on the one hand, and Europay's obligations, on the other hand, to complete the integration are subject to satisfaction, or waiver by the other side, of the following conditions:

     - each party's representations and warranties must be true on the date of the closing of the integration;

     - each party must have performed or complied with each of its respective agreements contained in the integration agreement;

     - there must not be, on the date of closing of the integration, any order or law prohibiting the closing of the integration or conversion or any action or proceeding to prohibit the integration before any governmental and regulatory authority, and all required consents and approvals with any governmental or regulatory authorities, in form and substance reasonably satisfactory to the other party, must have been obtained;

     - all consents or waivers to the performance by the parties to the integration agreement of their respective obligations under the integration agreement and all consents or waivers relating to contracts of the parties must be obtained in form and substance reasonably satisfactory to the other party;

     - the registration statement of which this proxy statement-prospectus forms a part must have been declared effective by the Securities and Exchange Commission and must not be subject to any stop order or proceeding by the Securities and Exchange Commission relating to a stop order; and

     - each party must have had delivered to the other opinions of counsel, officer's certificates, revised charter and bylaws and tax rulings from relevant tax authorities or related opinions of tax counsel, in each case, as specified in the integration agreement.

     In addition, MasterCard Incorporated's and MasterCard International's obligations to complete the integration are subject to the satisfaction by Europay, or the waiver by MasterCard Incorporated and MasterCard International, of the following additional conditions:

     - the board of directors of Europay must have resigned, effective as of the date of the closing of the integration;

     - certain of the European members must have entered into an intellectual property assignment agreement, as specified in the integration agreement, confirming that Europay is the sole owner of the intellectual property rights associated with its brands;


     - each shareholder of Europay (other than MEPUK) must have entered into a share exchange agreement with MasterCard Incorporated and MasterCard International, as specified in the integration agreement, to transfer its shares of Europay capital stock to MasterCard Incorporated in exchange for class A redeemable common stock and class B convertible common stock of MasterCard Incorporated, as summarized above, and the MEPUK agreement described under the caption "-- MEPUK" below must have been entered into;


     - all Europay and MEPUK shareholders receiving shares in the integration must be principal members of MasterCard International prior to the closing of the integration; and

     - a satisfactory U.S. tax opinion from counsel or Internal Revenue Service ruling must have been received by MasterCard Incorporated.

     Finally, Europay's obligation to complete the integration is subject to the satisfaction or waiver of the following additional conditions:

     - the merger agreement must have been executed; and

     - satisfactory tax opinions or rulings from applicable taxing authorities with respect to the tax consequences of the conversion and integration in certain non-U.S. jurisdictions must have been received.

     Any of the closing conditions to the integration, as described above, may be waived by the parties to the integration agreement. Since the completion of the integration is a condition to the conversion, if a material condition to the integration is waived, MasterCard International will resolicit approval for the conversion from its principal members.

     The form of the share exchange agreement referred to above is an exhibit to the integration agreement, which is contained in Annex B to this proxy statement-prospectus. We have also separately filed the form of share exchange agreement as Annex C to this proxy statement-prospectus.

POST-CLOSING COVENANTS

     After the closing of the integration, the parties to the integration agreement agree that:

     - MasterCard Incorporated will initiate and maintain a Global Center of Excellence in Waterloo, Belgium as the primary focus of global debit activities for three years, so long as it is commercially reasonable to do so;

     - MasterCard Incorporated will initiate a Global Center of Excellence for mobile commerce and chip products in Waterloo, Belgium for three years, so long as it is commercially reasonable to do so;

     - MasterCard will not prohibit the use of Eurocard as a program name so long as it is used in a manner consistent with any rules of MasterCard concerning the use of program names;

     - subject to the approval of the appropriate internal divisions, the parties intend that members will not experience any adverse impact on pricing or service levels as a result of a technical convergence; and

     - marketing support to the Eurocard brand in connection with its sponsorship of European football will continue until the European Football Championships in 2004.

TERMINATION

     The parties to the integration agreement may terminate it on any of the following bases:

     - by mutual agreement of the parties for any reason;

     - in the event of a material breach by Europay, on the one hand, or MasterCard Incorporated and MasterCard International, on the other hand, that is not cured within five business days following notice of the breach or on notice by one party that the satisfaction of its obligations under the integration agreement has become impossible or impracticable despite the use of commercially reasonable efforts; and

     - at any time after June 30, 2002 if the closing of the integration has not occurred and this failure is not a result of a breach of the integration agreement by the terminating party.

ALLOCATION OF LIABILITY FOR BREACH

     The bylaws of MasterCard International provide that losses and liabilities resulting from a breach of the representations and warranties of MasterCard Incorporated, MasterCard International or Europay contained in the integration agreement will be distributed equitably among MasterCard's six regions as an expense. However, losses and liabilities related to a breach by either of MasterCard Incorporated or MasterCard International of its representations and warranties in the integration agreement exceeding $21 million in the aggregate will be allocated solely to regions other than Europe. Conversely, losses and liabilities related to a breach by Europay of its representations and warranties in the integration agreement exceeding $7 million in the aggregate will be allocated solely to Europe.

SUPERMAJORITY VOTING PROVISIONS

     After completion of the conversion and integration, approval of at least 75% of the directors present at a meeting at which a quorum is present and, in certain cases, the holders of a majority of the outstanding class A redeemable common stock and class B convertible common stock voting together as a single class (so long as the class B convertible common stock has voting rights) will be required to, among other things:

     - alter MasterCard Incorporated's status as a stock corporation;

     - amend the certificate of incorporation of MasterCard Incorporated to authorize MasterCard Incorporated to issue stock other than the class A redeemable, B convertible or C common stock;

     - sell, lease or exchange all or substantially all of MasterCard Incorporated's assets;

     - approve the sale, lease or exchange of all or substantially all of the assets of MasterCard International;

     - engage in a business combination (merger or consolidation) involving MasterCard Incorporated or MasterCard International;

     - undertake an initial public offering;

     - amend the MasterCard International certificate of incorporation to allow MasterCard International to issue capital stock, to create additional classes of membership interests in MasterCard International, to subject the property of the members of MasterCard International to the obligations of MasterCard International or to subject non-U.S. programs to the satisfaction of any liabilities arising from the current DOJ and merchant antitrust litigations in the United States;

     - amend the provisions of the MasterCard International bylaws relating to special assessments that may be imposed upon the members of MasterCard International;

     - make any modification to the bylaw provision stating the proportion of directors to come from each region;

     - alter MasterCard International's board seating methodology;

     - change the definition of the global proxy calculation;

     - raise the limitation on voting for directors applicable to stockholders and their affiliates to greater than 15% of the outstanding voting stock entitled to be voted;

     - approve the issuance of voting class C common stock or class C common stock that, together with all other issuances of class C common stock made during the immediately preceding two years, represents greater than 5% of the total number of shares of class A redeemable and class B convertible common stock outstanding prior to the issuance; and

     - modify any of these supermajority requirements.

     After completion of the conversion and integration, the following actions, among others, will require approval of at least 66 2/3% of the directors present at a meeting at which a quorum is present:

     - establishing or eliminating regional boards;

     - modifying MasterCard's internal regional cost allocation methodology;

     - modifying the bylaw provision setting forth the overall size of the MasterCard Incorporated board of directors;

     - approving the issuance of shares of class C common stock;

     - permitting a stockholder's ownership level to exceed 15%;

     - permitting the issuance of shares of class A redeemable or class B convertible common stock of MasterCard Incorporated in excess of the number of shares to which a stockholder would be entitled under the global proxy;

     - deciding to overrule a decision taken by a regional board that was permitted to be taken in accordance with the bylaws;

     - deciding to overrule a recommendation made by the Debit Advisory Board that was permitted to be taken in accordance with the bylaws; and

     - modifying any of these supermajority requirements.

     More detailed supermajority voting provisions are contained in the certificates of incorporation and bylaws of each of MasterCard Incorporated and MasterCard International. See "Description of Capital Stock of MasterCard Incorporated" and "Comparison of Rights of MasterCard International Members Before and After the Conversion and Integration."

MEPUK

     One of the shareholders of Europay is MasterCard/Europay U.K. Limited ("MEPUK"), a company formed by certain financial institutions in the United Kingdom for the purpose of holding their shares in Europay. MEPUK also manages rules applicable to the domestic settlement of MasterCard-branded transactions by financial institutions in the United Kingdom.

     In lieu of the share exchange procedures described elsewhere in this proxy statement-prospectus, the shareholders of MEPUK have been required to enter into a related share exchange agreement with MasterCard Incorporated pursuant to which they will exchange all their MEPUK shares for shares of common stock of MasterCard Incorporated. As a result of this transaction, MEPUK will become a wholly-owned subsidiary of MasterCard Incorporated and will continue to hold shares of Europay. Currently, each shareholder of MEPUK is a shareholder in Europay through its ownership in MEPUK. In addition, at the time of the closing of the conversion and integration, all of the shareholders of MEPUK will be principal members of MasterCard International.

     On or before the closing of the integration, MEPUK will distribute to its shareholders or otherwise cause to be discharged any and all assets and liabilities of MEPUK, other than its shares in Europay. In addition, the existing MEPUK shareholders will transfer MEPUK's responsibilities for the U.K. domestic rules and other operations to a new entity that is not affiliated with MasterCard Incorporated. Accordingly, at the time of the closing of the conversion and integration, MEPUK will have no operations and its sole purpose will be to hold Europay shares.

     In the MEPUK agreement, the MEPUK shareholders have agreed to indemnify MasterCard Incorporated and MasterCard International for any liability of MEPUK that relates to the period up to and including the closing of the integration. MasterCard Incorporated has also agreed to distribute to the MEPUK shareholders, net of any taxes or liabilities, any assets of MEPUK (other than the Europay shares) not distributed prior to the closing of the integration. The MEPUK agreement is filed as an exhibit to the registration statement of which this proxy statement-prospectus forms a part.

BRAND MIGRATION

     MasterCard Incorporated, MasterCard International and/or Europay intend to enter into one or more brand migration agreements with principal members in Europe, including EKS in Germany, pursuant to which, among other things, MasterCard and Europay will provide support for marketing initiatives designed to migrate all uses of the Eurocard-MasterCard brand mark on cards, acceptance decals, advertising and other materials to the MasterCard brand mark.

ACCOUNTING TREATMENT OF THE INTEGRATION

     We anticipate that the integration will be accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. The excess of purchase price over the fair value of tangible and identifiable intangible assets less liabilities will be recorded as goodwill. Goodwill and other intangible assets resulting from the integration that have indefinite useful lives will not be amortized, but will be tested for impairment at least annually.

     In the Europay share exchange, stockholders of Europay and MEPUK, other than MasterCard International, will exchange their shares of Europay and MEPUK for 23.76 million shares of MasterCard Incorporated. The transaction provides that the number of shares allocated to former shareholders of Europay and MEPUK will increase or decrease at the end of the transition period as a result of the application of the global proxy formula for the third year of the transition period. See "Share Allocation and the Global Proxy." In accounting for the initial purchase price of Europay, MasterCard will not consider shares above the minimum number of shares allocable to Europay and MEPUK shareholders at the end of the transition period because only the minimum number of shares is issued unconditionally at the closing to such shareholders. Of the 23.76 million shares attributable to the exchange of Europay and MEPUK shares, 6.15 million shares are conditional shares subject to reallocation at the end of the transition period and allocable to Europay and MEPUK shareholders. Europay and MEPUK shareholders are therefore receiving 17.61 million unconditional shares at closing. The value of each MasterCard Incorporated share, immediately before the exchange, is estimated to be $15.21 based on an independent appraisal. Accordingly, MasterCard's purchase price for the shares of Europay is estimated to be $267.9 million.

     Since former Europay and MEPUK shareholders would retain or receive shares of MasterCard Incorporated at the end of the transition period without remitting any additional consideration, any shares retained or received by them that are above their minimum allocation at that time would constitute part of the purchase price. Any such additional shares would be valued at that time based upon the fair value of the stock of MasterCard Incorporated. Any such reallocation of shares to former Europay and MEPUK shareholders will increase the purchase price for Europay and, accordingly, the amount of goodwill and additional paid-in-capital recorded. The unaudited pro forma combined financial information does not give effect to any potential contingent consideration.

     With respect to the manner in which they account for their equity interest in MasterCard, members should consult their financial advisors regarding the potential accounting implications of the integration.

REGULATORY MATTERS RELATING TO THE INTEGRATION

     Within the European Union, transactions falling under the European Commission's merger regulations require prior notification and regulatory approval. The proposed integration amounts to a concentration within the meaning of the European Commission merger regulations because it will entail a change of control of Europay. However, because the consolidated worldwide revenue of MasterCard and Europay is below the threshold stipulated by the regulations, prior notification and regulatory approval will not be required at the European Commission level. Notwithstanding this, Europay has informed the European Commission of the integration for informational purposes.

     A number of countries within the European Union require notification and prior regulatory approval depending upon whether the national merger control thresholds are met or not. National merger control thresholds can relate to the national and worldwide revenues of the parties and/or to their market share in the country in question, with thresholds for market share ranging from 20% to 35%. National notification was necessary in Germany and Finland on the basis of revenue and in Spain and Greece on the basis of national market share. As of the date of this proxy statement-prospectus, the transaction has been cleared by the national competition authorities in each of these countries.

     Certain members of MasterCard International and certain shareholders of Europay that receive shares of MasterCard Incorporated in the transactions may be required to make filings under the HSR Act if the fair market value of their MasterCard Incorporated shares exceeds $50 million and they do not intend to hold those shares solely for investment purposes. Members should consult their advisors to determine whether they are required to make any filings under the HSR Act. The completion of both the conversion and the integration would be subject to the expiration or termination of all waiting periods for which filings will be made with the U.S. antitrust agencies under the HSR Act, in connection with both transactions.

            OPINION OF FINANCIAL ADVISOR TO MASTERCARD INTERNATIONAL

     MasterCard International retained Credit Suisse First Boston Corporation, which we refer to as CSFB, as its financial advisor in connection with the proposed integration of MasterCard International and Europay. On January 30, 2001, CSFB delivered its written opinion to the board of directors of MasterCard International that, as of that date and subject to the assumptions, considerations and limitations set forth in the written opinion, the percentage of the total number of outstanding shares of MasterCard Incorporated common stock, as adjusted, that will be held, as a group, by the European members of MasterCard International as a result of the integration, giving effect to the conversion and in each case as set forth in a confidential term sheet dated January 22, 2001, was fair to MasterCard International from a financial point of view.

     CSFB has delivered a written opinion to the MasterCard International board, dated as of January 16, 2002 that, as of that date and subject to the assumptions, considerations and limitations set forth in the written opinion, the percentage of the total number of outstanding shares of MasterCard Incorporated common stock, as adjusted, that will be held, as a group, by the European members of MasterCard International as a result of the integration, giving effect to the conversion and as set forth in the form of integration agreement annexed to this proxy statement-prospectus, was fair to MasterCard International from a financial point of view. In connection with its written opinion dated as of January 16, 2002, CSFB confirmed the appropriateness of its reliance on the analyses used to render its earlier opinion and reviewed the assumptions used in its analyses and the factors considered in connection with its earlier opinion and did not perform analyses in addition to those performed in connection with its opinion dated January 30, 2001.


     The full text of the written opinion of CSFB dated as of January 16, 2002 is set forth as Annex H to this proxy statement-prospectus and describes the assumptions made, general procedures followed, matters considered and limits on the review undertaken. The summary of CSFB's opinion dated as of January 16, 2002 set forth below, which describes the material provisions of the opinion, is qualified in its entirety by reference to the full text of that opinion. CSFB was not asked to opine on, and expressed no opinion with respect to, any matter other than the fairness to MasterCard International of the percentage of the total number of outstanding shares of MasterCard Incorporated common stock, as adjusted, that will be held, as a group, by the European members of MasterCard International as a result of the integration, giving effect to the conversion and pursuant to the integration agreement. CSFB's opinion does not address MasterCard International's underlying business decision to effect the conversion and integration nor does it constitute a recommendation to any MasterCard International principal member or to any other person as to how it should vote or act on any matter relating to the conversion and integration. In addition, CSFB did not make, and was not requested to make, any independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Europay or MasterCard International, nor was it furnished with any evaluations or appraisals. MasterCard International did not impose any limitations upon CSFB with respect to the investigations made or procedures followed by CSFB in rendering its opinion. WE URGE THE PRINCIPAL MEMBERS OF MASTERCARD INTERNATIONAL TO READ CSFB'S OPINION DATED JANUARY 16, 2002 CAREFULLY AND IN ITS ENTIRETY.


     In connection with rendering its opinion dated as of January 16, 2002, CSFB, among other things:

     - reviewed certain business and financial information relating to Europay and MasterCard International, the forms of integration agreement and share exchange agreement annexed to this proxy statement-prospectus and the registration statement on Form S-4 of which this proxy statement-prospectus is a part;

     - reviewed other information, including financial forecasts, relating to Europay and MasterCard International provided to or discussed with CSFB by Europay and MasterCard International;

     - met with Europay's and MasterCard International's management to discuss the business and prospects of Europay and MasterCard International;

     - considered certain financial data of Europay and MasterCard International and compared it with similar data for publicly held companies in businesses similar to those of Europay and MasterCard International;

     - considered the financial terms of certain other business combinations and other transactions which have recently been effected;

     - considered other information, financial studies, analyses and investigations and financial, economic and market criteria that CSFB deemed relevant; and

     - in connection with its analyses, relied upon the views of Europay's and MasterCard International's management concerning the business, operational and strategic benefits and implications of the integration, including financial forecasts provided to CSFB by Europay and MasterCard International relating to the synergistic values and operating cost savings expected to be achieved through a combination of the operations of Europay and MasterCard International.

     With MasterCard International's consent, CSFB assumed that the forms of agreements described in and annexed to this proxy statement-prospectus will be executed and delivered by the proposed parties to those agreements in the form in which they are set forth or described in this proxy statement-prospectus and that the transactions provided for by those agreements will be consummated in the manner in which they are set forth in those agreements without amendment, waiver or modification of any material term, condition or agreement contained in those agreements.

     In connection with its analyses and opinions, CSFB did not assume any responsibility for independently verifying the accuracy and completeness of the information reviewed by CSFB and relied on its being complete and accurate in all material respects. With respect to the financial forecasts of Europay and MasterCard International that were provided to CSFB, CSFB assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of Europay's and MasterCard International's management as to the future financial performance of Europay and MasterCard International and as to the cost savings and other potential synergies anticipated to result from the integration and assumed that the financial results, cost savings and synergies set forth in those forecasts will be achieved in the amounts and at the times specified. MasterCard International advised CSFB, and CSFB assumed, that the financial forecasts of Europay and MasterCard International provided to CSFB reflected the best currently available estimates and judgments of MasterCard International's management as to the manner in which the factors, based on which shares of common stock of MasterCard Incorporated will be allocated between the European members of MasterCard International and the other members of MasterCard International (as described under "Share Allocation and the Global
Proxy -- Reallocation of Shares at the Conclusion of the Transition Period"), will impact the future financial operating results of New MasterCard. In its analyses, CSFB made assumptions with respect to MasterCard International, Europay, industry performance and regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MasterCard International and Europay.

     CSFB's opinions were necessarily based upon information available to CSFB and financial, economic, market and other conditions as they existed and could be evaluated on the dates of those opinions. CSFB did not express any opinion as to the actual value of the securities to be issued in the integration when issued in the integration or the prices at which those securities may trade at any time. CSFB did not consider the comparative book value, liquidation value or fair market value of MasterCard International in preparing its opinions. CSFB's opinions do not in any manner address the conversion or the merits of MasterCard International's underlying business decision to engage in the integration, and CSFB assumed no responsibility to update or revise its opinions based on circumstances or events occurring after the dates of those opinions. CSFB assumed that the integration would be accounted for as a purchase transaction.

     The summary of CSFB's analyses described below that were performed in connection with its opinions, while summarizing the material portions of those analyses, should not be taken as a complete description of the analyses underlying CSFB's opinions. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description. In arriving at its opinions, CSFB made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, CSFB believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its analyses and the CSFB opinions. In addition, CSFB did not derive any value solely from or draw any conclusion with respect to fairness based solely upon any particular analysis. Moreover, an evaluation of the results of these analyses is not entirely mathematical; rather, these analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the transaction and values of the companies, business segments or transactions being analyzed.

     CSFB's opinion dated as of January 30, 2001 was only one of the many factors taken into consideration by the MasterCard International board of directors in making its determination to approve the proposed integration and the terms of the integration agreement. See "The Integration -- Reasons for the Integration." The terms of the integration were determined through negotiations between MasterCard International and Europay and were approved by the MasterCard International board of directors. The decision to approve the terms of the integration agreement and the proposed integration, including the percentage of the total outstanding shares of common stock of MasterCard Incorporated to be owned by the European members of MasterCard International as a result of the integration, was solely that of the MasterCard International board of directors and not that of CSFB.

     In connection with its opinion to the MasterCard International board of directors dated January 30, 2001, CSFB performed a variety of financial analyses. The material portions of the analyses performed by CSFB in connection with rendering its opinions are summarized below. Certain of these summaries include information presented in tabular format. In order to obtain a better understanding of the financial analyses used by CSFB, these tables must be read together with the accompanying narratives. The tables alone do not constitute a complete description of the applicable financial analysis.

     Discounted Cash Flow/Discounted Future Value Apportionment Analysis. CSFB performed discounted cash flow and discounted future value analyses, both including and excluding synergies expected to result from the integration. In these analyses, CSFB determined the aggregate Europay shareholder ownership percentages in the pro forma combined company implied by the relative cash flow and future value contributions of MasterCard and Europay to the pro forma combined company for each of three scenarios (in each case reflecting financial projections relating to MasterCard International and Europay provided to or discussed with CSFB by MasterCard International and Europay management): a "base case," a "downside case" reflecting possible results if the base case projections were not fully achieved, and an "upside case" reflecting possible results if the base case projections were exceeded. CSFB did not make, and was not requested to make, any independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Europay or MasterCard International, nor was it furnished with any evaluations or appraisals. To calculate the ownership percentages for the European shareholders implied by the analyses, CSFB took into account the existing cross-ownership interests between MasterCard and Europay and MasterCard's existing 15% direct ownership interest in European Payment Systems Services, Europay's transaction processing subsidiary.

     For the "base case" (for which MasterCard International management informed CSFB that the reallocation formula would result in an aggregate European shareholder common stock ownership in MasterCard Incorporated of approximately 33 1/3%), the following implied ownership percentages were indicated by the CSFB analyses:

     - Discounted cash flow analysis without taking projected synergies into account: 27.6% to 35.9%.

     - Discounted cash flow analysis taking projected synergies into account:
       29.9% to 38.6%.

     - Discounted future value analysis without taking projected synergies into account: 29.8% to 35.4%.

     - Discounted future value analysis taking projected synergies into account:
       32.2% to 38.2%.

     For the "downside case" (for which MasterCard International management informed CSFB that the reallocation formula would result in an aggregate European shareholder common stock ownership in

MasterCard Incorporated of approximately 26%), the following implied ownership percentages were indicated by the CSFB analyses:

     - Discounted cash flow analysis without taking projected synergies into account: 19.8% to 26.0%.

     - Discounted cash flow analysis taking projected synergies into account:
       22.9% to 29.8%.

     - Discounted future value analysis without taking projected synergies into account: 20.7% to 24.7%.

     - Discounted future value analysis taking projected synergies into account:
       24.0% to 28.8%.

     For the "upside case" (for which MasterCard International management informed CSFB that the reallocation formula would result in an aggregate European shareholder common stock ownership in MasterCard Incorporated of approximately 44%), the following implied ownership percentages were indicated by the CSFB analyses:

     - Discounted cash flow analysis without taking projected synergies into account: 37.7% to 47.3%.

     - Discounted cash flow analysis taking projected synergies into account:
       39.3% to 48.9%.

     - Discounted future value analysis without taking projected synergies into account: 41.3% to 47.6%.

     - Discounted future value analysis taking projected synergies into account:
       42.8% to 49.2%.

     Contribution Analysis. CSFB performed a relative contribution analysis to determine the average of the percentage of the Europay contribution of projected 2004 revenues, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT) and net income to MasterCard Incorporated for each of the base case, downside case and upside case described above under "-- Discounted Cash Flow/Discounted Future Value Analysis." In determining Europay's contribution to the pro forma combined entity, CSFB took into account the existing cross-ownership interests between MasterCard International and Europay and MasterCard International's existing 15% direct ownership interest in EPSS, Europay's processing subsidiary.

     The results of this analysis are summarized in the table below:

                                   BASE CASE                          DOWNSIDE CASE                         UPSIDE CASE
                       ----------------------------------   ----------------------------------   ----------------------------------
FINANCIAL METRIC       WITH SYNERGIES   WITHOUT SYNERGIES   WITH SYNERGIES   WITHOUT SYNERGIES   WITH SYNERGIES   WITHOUT SYNERGIES
----------------       --------------   -----------------   --------------   -----------------   --------------   -----------------
Revenues.............       25.4%             25.4%              23.4%             23.4%              37.7%             37.7%
EBITDA...............       35.8              32.8               28.1              24.0               45.8              43.9
EBIT.................       37.1              33.7               28.3              23.5               47.8              45.8
Net Income...........       35.8              32.5               27.2              22.6               46.4              44.4
Average..............       33.5%             31.1%              26.8%             23.4%              44.5%             43.0%

     In addition to the contribution analysis of projected 2004 financial results described above, based on the same assumptions and projections CSFB reviewed with the MasterCard International Board the projected Europay contribution to the average of revenues, EBITDA, EBIT and net income of MasterCard Incorporated for the years leading up to 2004:

                                                             2001   2002   2003   2004
                                                             ----   ----   ----   ----
Base Case
  Average with synergies...................................  18.9%  25.2%  30.0%  33.5%
  Average without synergies................................  22.0   24.8   28.4   31.1
Downside Case
  Average with synergies...................................  12.6   19.2   23.5   26.8
  Average without synergies................................  16.6   18.7   21.4   23.4
Upside Case
  Average with synergies...................................  31.5   39.1   42.5   44.5
  Average without synergies................................  33.6   38.8   41.6   43.0

     Engagement of CSFB. Under the terms of CSFB's engagement, for its financial advisory services under its engagement letter CSFB (a) received $750,000 upon the commencement of its engagement, (b) was entitled to receive during its engagement up to four additional fees in quarterly installments of $375,000 each, unless definitive agreements covering the conversion and integration were earlier executed (CSFB has received a total of $1.5 million under this provision of its engagement letter), (c) is entitled to receive a fee of $250,000 in connection with the delivery of its opinion dated as of January 16, 2002 and (d) is entitled to receive a fee of $2 million, less one third of the $1.5 million paid by MasterCard pursuant to clause (b) and the amounts paid pursuant to clause (c), upon completion of the integration. MasterCard has also agreed to indemnify CSFB and related persons and entities against various liabilities, including liabilities under the federal securities laws, arising out of CSFB's engagement and to reimburse CSFB for its reasonable out of pocket expenses, including reasonable fees and expenses of its legal counsel, incurred by CSFB in connection with its engagement.

     CSFB is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities. MasterCard International retained CSFB based on these qualifications. CSFB, in the ordinary course of business has provided, and in the future may provide investment banking and financial advisory services to MasterCard Incorporated or MasterCard International for which it has received or expects to receive fees.

                     SHARE ALLOCATION AND THE GLOBAL PROXY

INTRODUCTION

     Since the mid 1990s, the global proxy formula used by MasterCard International to allocate equity rights at annual meetings of members has been based solely on revenue received by MasterCard International on MasterCard transactions. In connection with the conversion and integration, MasterCard Incorporated will migrate to a new global proxy formula designed to take a more comprehensive, balanced account of the contributions of member-stockholders to MasterCard's business. In particular, the new global proxy calculation will measure each member-stockholder's contribution to three key elements of MasterCard's business -- gross dollar volume ("GDV"), gross acquiring volume ("GAV") and revenue -- and will also account for revenue and volume earned principally in connection with MasterCard, Maestro and Cirrus-branded cards. Revenue will account for one half, and GDV and GAV will each account for one fourth, of the new global proxy calculation.

     The new global proxy calculation will be used for three purposes. First, in conjunction with the apportionment of MasterCard Incorporated shares between members within Europe and members outside of Europe described below, it will be used to determine the initial allocation of shares to member-stockholders upon the closing of the conversion and integration. Second, the new global proxy calculation will be used to determine the reallocation of MasterCard Incorporated shares among member-stockholders at the end of the three-year transition period following the closing of the conversion and integration, also in conjunction with the apportionment of shares between Europe and non-Europe described below. Finally, it will be used on an ongoing basis to determine the maximum number of shares of MasterCard Incorporated that a member-stockholder may own and the minimum number of shares of MasterCard Incorporated that a member-stockholder will be required to own. MasterCard Incorporated's calculation of the global proxy for each member-stockholder will be considered final and binding unless the board of directors determines that an error was made in the computation, in which case the computation will be corrected in accordance with directions of the board.

     In connection with the initial allocation of shares, the relevant period for calculating the new global proxy will be the 12 month period ended December 31, 2000. (In contrast, the last global proxy using the historical, revenue-only formula was calculated for the 12 month period ended September 30, 2001.) All subsequent calculations of the new global proxy will be made on the basis of each successive 12 month period beginning on the first business day of the fiscal quarter following the closing of the conversion and integration. All global proxy calculations will be made on an accrual basis of accounting. (In contrast, the historical global proxy formula was calculated on a cash basis of accounting). The board of directors of MasterCard Incorporated is empowered to establish a record date in connection with each global proxy calculation for purposes of determining the stockholders of record whose GDV, GAV and revenue will be included in determining the relevant global proxy.

     The new global proxy formula and the regional apportionment of shares are described in the integration agreement and in the by-laws of MasterCard Incorporated. Matters relating to the ec Pictogram shares are described principally in the integration agreement.

     THE NEW GLOBAL PROXY FORMULA WILL ONLY TAKE ACCOUNT OF REVENUES AND VOLUMES CONTRIBUTED BY PRINCIPAL MEMBERS OF MASTERCARD INTERNATIONAL, INCLUDING AFFILIATE MEMBERS WHO PARTICIPATE INDIRECTLY IN THE MASTERCARD BUSINESS THROUGH PRINCIPAL MEMBERS, CONSISTENT WITH THE HISTORICAL GLOBAL PROXY CALCULATION. AFFILIATE MEMBERS WILL NOT RECEIVE ANY SHARES IN THE CONVERSION AND INTEGRATION, BUT PRINCIPAL MEMBERS OF MASTERCARD INTERNATIONAL WILL RECEIVE SHARES BASED ON THE NEW GLOBAL PROXY FORMULA THAT REFLECTS REVENUES AND VOLUMES CONTRIBUTED BY THEIR RESPECTIVE AFFILIATES. FINANCIAL INSTITUTIONS THAT ARE MEMBERS OF MAESTRO INTERNATIONAL INCORPORATED OR CIRRUS SYSTEMS, INC. BUT ARE NOT ALSO PRINCIPAL MEMBERS OR AFFILIATES OF PRINCIPAL MEMBERS OF MASTERCARD INTERNATIONAL WILL NOT RECEIVE ANY SHARES IN THE CONVERSION AND INTEGRATION BUT WILL BE ELIGIBLE TO RECEIVE SHARES AT THE CONCLUSION OF THE TRANSITION PERIOD IF THEY APPLY FOR, AND ARE GRANTED, PRINCIPAL MEMBERSHIP IN MASTERCARD INTERNATIONAL DURING THE TRANSITION PERIOD AND ARE ALLOCATED SHARES OF MASTERCARD

INCORPORATED DURING THE TRANSITION PERIOD IN ACCORDANCE WITH THE PROCEDURE DESCRIBED AT THE END OF THE NEXT PARAGRAPH.

     ON THE CLOSING DATE OF THE CONVERSION AND INTEGRATION, EACH PRINCIPAL MEMBERSHIP INTEREST IN MASTERCARD INTERNATIONAL WILL BE AUTOMATICALLY CONVERTED INTO A CLASS A MEMBERSHIP INTEREST IN MASTERCARD INTERNATIONAL AND SHARES OF COMMON STOCK OF MASTERCARD INCORPORATED. HOWEVER, TO RECEIVE SHARES AT CLOSING, A MEMBER MUST, IN ADDITION TO QUALIFYING AS A PRINCIPAL MEMBER ON THE CLOSING DATE, HAVE CONTRIBUTED REVENUES AND/OR VOLUMES TO MASTERCARD INTERNATIONAL AS A PRINCIPAL MEMBER DURING THE 12 MONTH PERIOD ENDED DECEMBER 31, 2000 THAT ARE ELIGIBLE TO BE CONSIDERED UNDER THE NEW GLOBAL PROXY FORMULA DESCRIBED HEREIN. IF NO SUCH REVENUES OR VOLUMES WERE CONTRIBUTED, A PRINCIPAL MEMBER WILL PARTICIPATE IN THE CONVERSION BUT WILL NOT RECEIVE SHARES OF COMMON STOCK OF MASTERCARD INCORPORATED AT THE CLOSING. THE MASTERCARD INCORPORATED BOARD OF DIRECTORS EXPECTS TO ADOPT PROCEDURES TO ISSUE SHARES OF MASTERCARD INCORPORATED COMMON STOCK TO PRINCIPAL MEMBERS DURING THE TRANSITION PERIOD THAT DID NOT QUALIFY TO RECEIVE SHARES AT CLOSING, IN ORDER TO PERMIT SUCH MEMBERS TO PARTICIPATE IN THE REALLOCATION OF MASTERCARD INCORPORATED SHARES THAT WILL OCCUR AT THE CONCLUSION OF THE TRANSITION PERIOD.

THE GLOBAL PROXY

     The Formula. For each member-stockholder, the global proxy calculation will be equal to the sum obtained by adding (A) .25 multiplied by a fraction, the numerator of which is the member-stockholder's GDV and the denominator of which is MasterCard Incorporated's total GDV attributable to all member-stockholders, plus (B) .25 multiplied by a fraction, the numerator of which is the member-stockholder's GAV and the denominator of which is MasterCard Incorporated's total GAV attributable to all member-stockholders, plus (C) .50 multiplied by a fraction, the numerator of which is the sum of (1) all non-travelers cheque revenues paid by the member-stockholder to MasterCard Incorporated and its subsidiaries and (2) two times the travelers cheque revenues paid by the member-stockholder to MasterCard Incorporated and its subsidiaries, and the denominator of which is the sum of (1) all non-travelers cheque revenues paid by all member-stockholders to MasterCard Incorporated and its subsidiaries and (2) two times the travelers cheque revenues paid by all member-stockholders to MasterCard Incorporated and its subsidiaries, in each case for the applicable period. Travelers cheque programs shall be deemed to have no GDV or GAV for purposes of the global proxy calculation. Only actual, as opposed to estimated, GDV, GAV and revenues paid will be considered for purposes of the global proxy calculation. In addition, for purposes of the global proxy calculation:

     - GDV. GDV means processed and non-processed issued volumes (including domestic and international retail purchases, cash transactions, convenience checks, on-us transactions, intra-processor transactions, local use only transactions and balance and commercial funds transfers) that occur as a result of one or more of (A) a transaction involving any one of MasterCard Incorporated's brands (e.g., MasterCard, Eurocard, Maestro, Cirrus and ec Pictogram) or (B) a non-MasterCard branded transaction involving a card that includes any one of MasterCard Incorporated's brand logos as well as other payment brand logos, provided that such other payment brands are not in direct competition with any MasterCard brands as determined by MasterCard Incorporated.

     - GAV. GAV means processed and non-processed acquired volumes (including domestic and international retail purchases, cash transactions, on-us transactions, intra-processor transactions and local use only transactions) that occur as a result of one or more of (A) a transaction involving any one of MasterCard Incorporated's brands (e.g., MasterCard, Eurocard, Maestro, Cirrus and ec Pictogram) or (B) a non-MasterCard branded transaction involving a card that includes any one of MasterCard Incorporated's brand logos as well as other payment brand logos, provided that such other payment brands are not in direct competition with any MasterCard brands as determined by MasterCard Incorporated.

     - Revenue. Revenues paid for a particular member-stockholder are, for any period, all revenues of MasterCard Incorporated on a consolidated basis, calculated in accordance with U.S. GAAP, that are generated by the activities of that member-stockholder, other than (1) any fees or other charges associated with the termination of that member-stockholder's membership in MasterCard International, (2) integration-related assessments paid by that member-stockholder, (3) other assessments, fees and charges paid by that member-stockholder in its capacity as a member of MasterCard International if those assessments, fees and charges were imposed on less than all of the members of MasterCard International (except for assessments, fees and charges pertaining to business development, ordinary course of business and other matters deemed to be includable by the management of MasterCard International in management's sole discretion) and (4) fines and penalties paid by that member-stockholder (except as determined includable in the sole discretion of the management of MasterCard International). For purposes of the initial allocation of shares associated with the closing of the conversion and integration, MasterCard intends generally to include fines and penalties in the calculation of revenues paid, except for termination fees.

     - Card Fee Assessment. A card fee assessment means a bona fide, non de minimis fee expressed as a fixed amount in connection with a card.

     - Volume-based Assessment. A volume-based assessment means a bona fide, non de minimis assessment typically expressed as a percentage of the GDV or GAV associated with a particular type of transaction.

     GDV and GAV Volume Weightings. In calculating GDV and GAV, each member-stockholder's volume must be broken into four categories, each of which is weighted differently for purposes of the calculation, as described below. The weighted categories are designed to reflect the relative value of different activities to MasterCard's overall business, and provide the highest recognition to transactions that are fully assessed by MasterCard based on volume. Volumes attributable to transactions involving only card-based assessments are accorded relatively lower weight. Volumes are included in the global proxy calculation whether they are assessed directly or the cards to which they relate are subject to card fee assessments of the type contemplated by the applicable category of volume. In addition, for each global proxy calculation performed prior to the expiration of the transition period, volumes in the following categories will be included even if they are not subject to volume-based or card fee assessments. Finally, the volume weightings give significant credit to ec Pictogram-branded volumes (a regional debit brand owned by Europay) and other similar debit volumes, provided they have been converted to the Maestro brand or are the subject of binding written commitments to convert to Maestro. Ordinarily, the global proxy formula accounts only for volumes associated with MasterCard's principal brands -- MasterCard, Maestro and Cirrus. As a result of negotiations with Europay, proxy weightings have been extended to ec Pictogram and similar regional debit volumes to give credit for the significant business currently done under those brands in Europe. The conversion commitment has also been implemented to encourage members to consistently migrate those volumes to MasterCard's principal brands in the future. The ec Pictogram brand will be owned by MasterCard Incorporated following the conversion and integration.

     - Volumes Weighted at 100%. All of the following volumes are weighted at 100% of actual volume: (1) volumes on cards that include a MasterCard brand logo and that are subject to volume-based assessments or card fee assessments, (2) Maestro and Cirrus processed debit volumes and (3) Maestro and Cirrus debit volumes that are subject to volume-based assessments, so long as Maestro, a brand representing a stored value application that is permitted to be used by members of MasterCard International and/or Cirrus is the sole acceptance brand on the card.

     - Volumes Weighted at 75%. The following volumes are weighted at 75% of actual volume: ec Pictogram volumes and other similar debit volumes that in each case have been converted to Maestro volumes so long as Maestro, a brand representing a stored value application that is permitted to be used by members of MasterCard International and/or Cirrus is the sole acceptance brand on the card and the card is subject to card fee assessments.

     - Sliding Scale of Weightings for Certain Regional Debit Volumes. Volumes for regional debit brands owned (or in the case of the initial allocation of shares to be owned) solely by MasterCard Incorporated on cards that include a Maestro and/or Cirrus logo are weighted at the following percentages for the period indicated; provided that such cards are subject to volume-based assessments or card fee assessments; and provided, further, that for calculations for the last year of the transition period through the year ending on the second anniversary of the end of the transition period, there is a binding written commitment to remove all acceptance brand logos other than the Maestro brand logo, the Cirrus brand logo or the logo of a brand representing a stored value application that is permitted to be used by members of MasterCard International, on the cards not later than the fifth anniversary of the first fiscal quarter beginning after the fiscal quarter in which the closing of the conversion and integration occurs:

      - 10% of such volumes for all calculations until the last year of the transition period;

      - 40% of such volumes for the last year of the transition period;

      - 30% of such volumes for the year ending on the one-year anniversary of the end of the transition period;

      - 20% of such volumes for the year ending on the two-year anniversary of the end of the transition period; and

      - 10% of such volumes for subsequent years.

     - Volumes Weighted at 1%. Volumes for (i) regional debit brands not owned by MasterCard Incorporated on cards that include a Maestro and/or Cirrus brand logo and are subject to volume-based assessments or card fee assessments and (ii) balance and commercial funds transfers relating to cards that are subject to volume-based or card fee assessments are weighted at 1%.

     Currency Conversion. In performing the global proxy calculation, the conversion of euros to U.S. dollars, to the extent necessary, will be based on the average exchange rate during the twenty-day period ending on the day prior to the applicable measurement date, which we refer to as the average currency conversion rate, provided that during the transition period and for the two years thereafter the average currency conversion rate shall be $.9565 U.S. = 1 euro for so long as 1 euro is not less than $.9065 U.S. and not greater than $1.0065 U.S. In the event that the average currency conversion rate does not fall within this range, the rate to convert euros to U.S. dollars will be $.9565 U.S. = 1 euro adjusted by the difference between such average currency conversion rate and the upper or lower limit of the range, as applicable.

     For purposes of determining the global proxy calculation during the transition period and for the two years thereafter, amounts denominated in the currency of a country within the Europe region other than the euro will first be converted into euros and subsequently converted into U.S. dollars in accordance with the previous paragraph.

     Travelers Cheques. The revenue component of the global proxy formula provides that MasterCard International's travelers cheque members will calculate their respective global proxies using 100% of revenues paid by them to MasterCard Incorporated and its subsidiaries in connection with their travelers cheque programs (in other words, revenues for travelers cheque members are doubled before being discounted by the 50% factor set forth in the global proxy formula). However, travelers cheque members will not receive credit for GDV or GAV in connection with their global proxy calculations, as the integration agreement provides that GDV and GAV will be deemed to be zero for travelers cheque programs.

THE INITIAL ALLOCATION OF SHARES

     The allocation of shares of MasterCard Incorporated to each member-stockholder upon the closing of the conversion and integration will be determined in accordance with the detailed procedures described in the merger agreement, the integration agreement and the by-laws of MasterCard Incorporated. The new global proxy formula based on the 12 month period ended December 31, 2000, applied on a regional basis to Europe and non-Europe, will determine the number of shares that members receive initially in the conversion and integration. However, this outcome is the result of an integrated series of transaction steps in the conversion and integration, as described more fully below.

     Shares Issued in the Conversion. In the conversion, each principal member of MasterCard International, including each MasterCard principal member in Europe, will receive a number of shares of class A redeemable and class B convertible common stock of MasterCard Incorporated that is proportional to the percentage of the total equity rights in MasterCard International that such member held in accordance with the historic proxy formula in effect for the period ended September 30, 2000. The historic global proxy calculation will be used to determine the shares allocated in the conversion step only and will have no further bearing on the outcome of the transaction.

     Shares Issued in the Integration. In the integration, each shareholder of Europay and MEPUK will receive a number of shares of class A redeemable and class B convertible common stock of MasterCard Incorporated in exchange for its shares of Europay or MEPUK, as the case may be, as specified in the share exchange agreement and MEPUK agreement, respectively. To the extent practicable, the shares issued in the integration step will be proportional to each shareholder's direct (in the case of Europay shareholders) or indirect (in the case of MEPUK shareholders) prior interest in Europay. Because all Europay and MEPUK shareholders will be principal members of MasterCard International at the closing of the conversion and integration, the issuance of additional shares in the integration will have the effect, when taken together with the shares issued in the conversion, of allocating 33 1/3% of the total shares of class A redeemable and class B convertible common stock then outstanding to European members. Accordingly, the shares issued in the integration will have the result of diluting current non-European members' ownership from approximately 93% of MasterCard International before the conversion and integration to 66 2/3% of MasterCard Incorporated after the conversion and integration.

     Initial Reallocation of Shares Pursuant to the Global Proxy
Calculation. At the closing of the conversion and integration, the shareholders of Europay and MEPUK will be principal members of MasterCard in Europe. Accordingly, the share issuances described above in connection with the conversion and integration will produce in the aggregate two pools of shares, one for European member-stockholders and the other for non-European member-stockholders. The integration agreement provides that the shares of class A redeemable and class B convertible common stock will then initially be reallocated within each of the European and non-European pools of shares in accordance with the new global proxy formula. This reallocation will occur as an integral component of, and contemporaneously with, the closing of the conversion and integration. Accordingly, the new global proxy formula will determine the number of shares that members ultimately receive in the conversion and integration; the number of shares received by European members may vary across members compared to the number of Europay and/or MEPUK shares exchanged. Based on the new global proxy calculation, each member-stockholder in Europe will be entitled to a percentage of the European shares equivalent to the percentage that its aggregate GDV, GAV and revenue represents of the total GDV, GAV and revenue for Europe, using the methodology of the new global proxy. Similarly, outside of Europe, each member-stockholder will be entitled to a percentage of the non-European shares equivalent to the percentage that its aggregate GDV, GAV and revenue represents of the total GDV, GAV and revenue outside of Europe, using the methodology of the new global proxy.

     The accompanying proxy card sets forth the number of class A redeemable and class B convertible shares of MasterCard Incorporated common stock that you, as a current principal member of MasterCard International, will receive upon the closing of the conversion and integration (including in connection with the initial reallocation of shares described above). For principal members that are also shareholders of Europay or MEPUK, the number of shares reported on the proxy card includes all shares issued in connection with the acquisition of their Europay or MEPUK stock in the integration. Principal members should note that the number of shares set forth on the proxy card may be adjusted to reflect changes in the attribution of ICA numbers to principal members or the termination of principal members prior to the closing date of the conversion and integration. ICA numbers are the primary method used by MasterCard International to attribute revenues and volumes associated with card activity to members for proxy and other purposes. For example, if a principal member acquires ownership of an ICA number from another principal member prior to the closing date but after the date used to calculate share ownership information for the proxy card, the shares to be issued in respect of the revenues and volumes related to that principal ICA number will be distributed to the purchasing member on the closing date, and the selling member will receive a corresponding fewer number of shares as compared to the information printed on its proxy card.

     Member-stockholders other than travelers cheque members can also estimate the aggregate number of class A redeemable and class B convertible shares of MasterCard Incorporated to be allocated to them at the closing of the conversion and integration using their own revenue and weighted GDV and GAV data and the following figures:

     For the 12 months ended December 31, 2000:


            Aggregate Weighted European GDV (gross euro issuing volume):  E304.0 billion
            Aggregate Weighted European GAV (gross euro acquiring
              volume):                                                    E303.6 billion
            Aggregate European Revenue:                                   E355.2 million
            Aggregate Weighted non-European GDV:                          $548.9 billion
            Aggregate Weighted non-European GAV:                          $535.9 billion
            Aggregate non-European Revenue:                               $1,349.5 million


     The formula to be applied with these figures is as follows:

     (0.5)(Revenue paid by Member)        (0.25)(Member Weighted GDV)        (0.25)(Member Weighted GAV)
                                      +                                  +
     -----------------------------        ---------------------------        ---------------------------
           Aggregate Revenue                Aggregate Weighted GDV             Aggregate Weighted GAV

For purposes of this calculation, European members should use the aggregate European figures and non-European members should use the aggregate non-European figures. For ease of calculation, this formula does not account for travelers cheque revenues and, as such, produces an estimated result only. However, travelers cheque revenues do not have a material impact on the proxy calculation for principal and association members that are not also travelers cheque members. Travelers cheque members should consult the formula described under the caption "The Global Proxy -- The Formula" and set forth in the integration agreement to prepare an estimate of the aggregate number of shares of class A redeemable and class B convertible common stock of MasterCard Incorporated to be allocated to them.

     The foregoing formula produces a percentage that can be multiplied by the number of shares in the applicable pool of shares to derive an estimate of the number of shares to be received in the conversion and integration. A description of the total number of shares allocated to each pool is provided below.

     For all members, 84% of the shares received will be in the form of class A redeemable common stock and 16% of the shares received will be in the form of class B convertible common stock. In addition, as discussed above, the shares issued upon the closing of the conversion and integration will result in European member-stockholders receiving shares of class A redeemable and class B convertible common stock that together represent 33 1/3% of all of the shares of class A redeemable common stock and class B convertible common stock together outstanding. The shares of class A redeemable common stock issued to the European member-stockholders will represent 28%, and the shares of class B convertible common stock issued to the European member-stockholders will represent 5 1/3%, of the respective total number of shares of class A redeemable common stock and class B convertible common stock together outstanding immediately after the closing of the conversion and integration. The remaining class A redeemable and class B convertible common stock, representing in the aggregate 66 2/3% of the class A redeemable and class B convertible common stock together outstanding, will be held by the non-European member-stockholders of MasterCard. The shares of class A redeemable common stock issued to the non-European member-stockholders will represent 56%, and the shares of class B convertible common stock issued to the non-European member-stockholders will represent 10 2/3%, of the total number of shares of class A redeemable common stock and class B convertible common stock together outstanding immediately after the closing of the conversion and integration.

     Accordingly, immediately after the closing of the conversion and integration, shares of MasterCard Incorporated class A redeemable and class B convertible common stock will be allocated as follows:

                                                 EUROPEAN      NON-EUROPEAN
                                                  MEMBER          MEMBER       TOTAL SHARE
                                               STOCKHOLDERS    STOCKHOLDERS    DISTRIBUTION
                                               ------------    ------------    ------------
class A redeemable...........................   28,000,000      56,000,000      84,000,000
class B convertible..........................    5,333,333      10,666,667      16,000,000
                                                ----------      ----------     -----------
          Total..............................   33,333,333      66,666,667     100,000,000
                                                ==========      ==========     ===========

     For the purposes of the global proxy calculation, European member-stockholders constitute those member-stockholders whose revenue and volume is generated from activity from and in Europe. Europe is defined to include the following countries: Albania, Andorra, Armenia, Austria, Azerbaijan, Belarus, Belgium, Bosnia-Herzegovina, Bulgaria, Channel Islands, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Georgia, Germany, Gibraltar, Greece, Hungary, Iceland, Ireland, Israel, Italy, Kazakhstan, Kyrgyzstan, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia (former Yugoslav Republic), Malta, Moldova, Monaco, Netherlands, Norway, Poland, Portugal, Romania, Russian Federation, San Marino, Slovakia, Slovenia, Spain, Sweden, Switzerland, Tajikistan, Turkey, Turkmenistan, Ukraine, United Kingdom, Uzbekistan, Vatican City and Yugoslavia (Serbia and Montenegro).

REALLOCATION OF SHARES AT THE CONCLUSION OF THE TRANSITION PERIOD

     During the three year transition period after the closing of the conversion and integration, the member-stockholders will be entitled to the class A redeemable and class B convertible common stock that they held as of the closing of the transaction, regardless of changes in the respective global proxy calculations of those member-stockholders during the transition period, provided that they remain as principal members of MasterCard International and do not sell all or substantially all of their MasterCard card portfolios. Financial institutions that become principal members of MasterCard International after the period of the global proxy calculation used in connection with the initial allocation of shares will be eligible to be allocated shares at the end of the transition period in accordance with procedures to be determined by the board of directors. Until shares are allocated, those financial institutions will not be entitled to vote at any meetings of stockholders of MasterCard Incorporated.

     The reallocation of shares of MasterCard Incorporated at the conclusion of the three year transition period will be determined according to a multi-step process. First, the number of class B convertible shares that constitute ec Pictogram shares will be determined in accordance with the process described below. Second, the class B convertible shares (other than ec Pictogram shares) will be converted into class A redeemable shares on a one-for-one basis. Third, all class A redeemable shares will be reapportioned between Europe and non-Europe using the procedures described below. Fourth, each member-stockholder will be allocated class A redeemable shares according to the new global proxy, again calculated on both a European and non-European basis, as described in more detail below.

     As a result of this reallocation (and the subsequent reallocation involving ec Pictogram shares), member-stockholders may ultimately receive more or fewer shares than initially allocated to them, depending on the relative performance of the Europe region and their individual global proxy calculations at the time. If a member's revenue contribution, GDV and/or GAV during the period prior to reallocation grows more slowly than the membership as a whole, if any of these amounts decline for a member relative to other members, or if a member with ec Pictogram volumes fails to convert these to Maestro as required, the member may be entitled to fewer shares upon reallocation than at the closing of the conversion and integration. Members receiving additional shares upon reallocation will do so pursuant to rights initially granted with all shares of class A redeemable and class B convertible common stock of MasterCard Incorporated.

     ec Pictogram Shares. ec Pictogram shares are class B convertible shares that do not convert to class A redeemable shares at the conclusion of the transition period. Instead, ec Pictogram shares will convert to class A redeemable shares on the second anniversary of the end of the transition period. This additional two-year holding period is designed to recognize that additional time may be needed before the transaction volumes associated with ec Pictogram, a regional debit program owned by Europay, can be converted to Maestro volumes. All class B convertible shares representing ec Pictogram shares become non-voting at the end of the transition period when the other class B convertible shares convert to class A redeemable shares.

     The number of ec Pictogram shares will be calculated at the end of the transition period according to the following procedures:

     - The aggregate global proxy calculation of Europe during the third year of the transition period will be determined.

     - Then, a simulated global proxy will be calculated assuming that certain ec Pictogram transactions are converted to Maestro transactions as of the beginning of the third year of the transition period. Because Maestro transactions are accorded a higher GDV and GAV weighting than ec Pictogram transactions, the simulated result is likely to be higher than the actual European aggregate global proxy calculation. ec Pictogram transactions will be accorded a higher weighting in the simulated proxy if they are associated with binding contracts to convert to Maestro within a two-year period following the end of the transition period.

     - The difference between the actual global proxy and the simulated global proxy results described above, measured in terms of a percentage of the outstanding class A redeemable common stock and class B convertible common stock of MasterCard Incorporated, will determine the number of shares of class B convertible common stock that constitutes the ec Pictogram shares. If the simulated global proxy is equal to or less than the actual global proxy (as measured), there will be no ec Pictogram shares.

     - Notwithstanding the preceding paragraph, ec Pictogram shares cannot exceed 5 1/3% of the total shares of MasterCard Incorporated then outstanding. In addition, ec Pictogram shares will be reduced by a percentage equal to the percentage of any over-apportionment of shares to Europe in connection with the thresholds described below under the heading "-- Reapportionment of class A redeemable Shares Between Europe and Non-Europe."

     Reapportionment of Class A Redeemable Shares Between Europe and Non-Europe. At the end of the three-year transition period, MasterCard Incorporated will determine the global proxy calculation of all member-stockholders (calculated on a single worldwide basis) for the last 12 months of the transition period. The European member-stockholders will be entitled to more or fewer class A redeemable shares depending upon their aggregate global proxy calculation, and the non-European member-stockholders will be entitled to the remaining class A redeemable shares. The purpose of the reapportionment is to permit the final allocation of shares of MasterCard Incorporated to be based on the relative aggregate global proxy calculations of the European and non-European areas during the last year of the transition period. Specifically:

     - Europe Less than or Equal to 26%. If the global proxy calculation indicates that European member-stockholders in the aggregate represent 26% or less of the worldwide global proxy calculation for the last year of the transition period, then the European member-stockholders will be entitled to an allocation of shares of class A redeemable common stock that represents 26% of the number of shares of outstanding class A redeemable common stock and class B convertible common stock.

     - Europe Greater than 26% but Less than or Equal to 28%. If the global proxy calculation indicates that European member-stockholders in the aggregate represent greater than 26% but less than or equal to 28% of the worldwide global proxy calculation for the last year of the transition period, then the European member-stockholders will be entitled to an allocation of shares of class A redeemable common stock that represents 28% of the number of shares of outstanding class A redeemable common stock and class B convertible common stock.

     - Europe Greater than 28%. If the global proxy calculation indicates that European member-stockholders in the aggregate represent greater than 28% of the worldwide global proxy calculation for the last year of the transition period, then the European member-stockholders will be entitled to an allocation of shares of class A redeemable common stock that is equal in percentage terms to their aggregate global proxy calculation for the last year of the transition period, up to a maximum amount, when taken together with any ec Pictogram shares, of 44% of the number of shares of outstanding class A redeemable common stock and class B convertible common stock.

Because of the conversion of the class B convertible common stock at the end of the transition period, the only class B convertible common stock outstanding at the time of this calculation will be the ec Pictogram shares, if any. In the reapportionment, stockholders of MasterCard Incorporated whose initial share allocations decrease will return shares initially allocated to them to MasterCard Incorporated, which will deliver shares to stockholders whose initial share allocations increase.

     Each Member-Stockholder's Global Proxy Calculation. As in the case of the allocation of shares at the closing, the apportionment of class A redeemable shares between Europe and non-Europe described above will produce two pools of class A redeemable shares, one for European member-stockholders and the other for non-European member-stockholders. The allocation of class A redeemable shares within each pool will be determined according to the new global proxy calculated on a regional basis for the last year of the transition period, as described above under the heading "-- The Initial Allocation of Shares -- Initial Reallocation of Shares Pursuant to the Global Proxy Calculation."

CONVERSION AND REALLOCATION OF EC PICTOGRAM SHARES

     At the end of the additional two-year holding period, all ec Pictogram shares will be converted to class A redeemable shares, and the class A redeemable shares will then be subject to reallocation. European member-stockholders with ec Pictogram volumes that have converted to Maestro volumes will be entitled to some or all of those class A redeemable shares depending upon the percentage of ec Pictogram volumes that have actually been converted to Maestro by that time. Non-European member-stockholders will be entitled to the balance, which will be distributed to those member-stockholders in accordance with the new global proxy formula based on the 12 month period ending at the end of the additional two-year holding period. Any reallocation of class A redeemable shares resulting from the conversion of ec Pictogram shares will be effected by a return of shares to MasterCard Incorporated and delivery of shares by MasterCard Incorporated. Members receiving additional shares upon reallocation will do so pursuant to rights initially granted with all shares of class A redeemable and class B convertible common stock of MasterCard Incorporated.

GLOBAL PROXY CALCULATION FOLLOWING THE TRANSITION PERIOD AND CONVERSION OF THE EC PICTOGRAM SHARES

     Following the transition period and the conversion of the ec Pictogram shares to class A redeemable voting shares, the global proxy calculation will be performed on an individual member-stockholder basis according to the procedures described above under the heading "-- The Global Proxy." The European and non-European areas will cease to have any significance in connection with the determination of the global proxy. After the transition period, member-stockholders will be required to maintain an ownership percentage of MasterCard's outstanding common stock of not less than 75% nor more than 125% of that member-stockholder's most recent global proxy calculation. Stockholders may be required to purchase or sell shares of MasterCard Incorporated in order to satisfy these requirements within 12 months of receipt of notice from MasterCard Incorporated that such purchase or sale is required. Any sales of shares would ordinarily constitute taxable transactions. Stockholders who need to sell shares in order to satisfy the 125% requirement are obligated under the bylaws of MasterCard Incorporated to accept the highest price offered to them for the shares that are required to be sold.

     To the extent that member-stockholders are required to purchase shares in order to satisfy the 75% minimum ownership requirement, shares will be available either directly from MasterCard Incorporated or from other member-stockholders that either are required to sell shares in order to satisfy the 125% maximum ownership requirement or otherwise desire to sell shares. The board of directors of MasterCard Incorporated is authorized to establish procedures by which shares of MasterCard Incorporated common stock will be traded among member-stockholders or purchased or sold by MasterCard. Methods for the purchase and disposition of shares may include some or all of the following: an on-line bulletin board that matches buyers and sellers of shares; a periodic auction conducted on behalf of MasterCard Incorporated for buyers and sellers of shares; and directly negotiated purchases and sales of shares. The price at which shares may be purchased or sold will be determined through these methods. MasterCard Incorporated will not charge member-stockholders any commissions for facilitating trading in its shares.

     MasterCard Incorporated will purchase or sell its common stock subject to its having sufficient capital available to effect each purchase transaction, and only if each purchase or sale transaction is permitted under the laws, rules and regulations applicable to MasterCard Incorporated at the time (including securities laws). In particular, to the extent any offer by MasterCard Incorporated to purchase its shares constitutes a tender offer under the Exchange Act, MasterCard Incorporated will comply with the applicable tender offer rules and regulations. In addition, MasterCard Incorporated will undertake activities to facilitate trading of its common stock among member-stockholders only to the extent such activities are permitted under the federal and state securities laws of the United States and related rules and regulations. Any shares subsequently sold by MasterCard Incorporated may not be registered under the Securities Act of 1933, as amended, and accordingly may be subject to resale restrictions under the Securities Act.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements combine the historical consolidated balance sheets and statements of income of MasterCard International and Europay and give pro forma effect to the conversion and integration.

     We are providing the following information to aid you in your analysis of the financial aspects of the conversion and integration. We derived this information from the separate audited financial statements of MasterCard International as of and for the year ended December 31, 2001 and the audited financial statements of Europay as of and for the year ended December 31, 2001. The historical financial information provided for Europay was prepared in accordance with U.S. GAAP. Refer to Note 19 to the Consolidated Financial Statements of Europay as of December 31, 2001 and December 31, 2000 and for the years ended December 31, 2001, 2000 and 1999, for reconciliations in euros of the historical Europay financial information prepared in accordance with Belgian GAAP to the information prepared in accordance with U.S. GAAP. The information is only a summary and you should read it in conjunction with our historical financial statements and related notes contained elsewhere in this proxy statement-prospectus.

     MasterCard International's acquisition of Europay will be accounted for using the purchase method of accounting based upon the estimated value of the unconditional shares of MasterCard Incorporated being given in exchange for the shares of Europay on the closing date. The pro forma allocation of the purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed is based upon management's estimates, after consultation with its advisors, of the respective fair values of Europay assets and liabilities as of September 30, 2001. However, such allocation is preliminary and is subject to the completion of the conversion and integration. Accordingly, as discussed below, the final allocation of the purchase price could differ materially from the pro forma amounts. Identifiable intangible assets other than goodwill were estimated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations." The purchase price in excess of tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill and other intangible assets resulting from the integration that have indefinite useful lives will not be amortized.

     At the end of the three-year transition period and on the second anniversary thereof shares of MasterCard Incorporated will be reallocated among member-stockholders. Certain member-stockholders of MasterCard Incorporated whose initial share allocations decrease will return shares to MasterCard Incorporated, which will deliver shares to member-stockholders whose initial share allocations increase. MasterCard Incorporated will not receive any net consideration for these reallocated shares, nor will there be any increase or decrease in the total amount of shares outstanding.

     The transaction provides that the number of shares allocated to former shareholders of Europay and MEPUK will increase or decrease at the end of the transition period as a result of the application of the global proxy formula for the third year of the transition period. See "Share Allocation and the Global Proxy." In accounting for the initial purchase price of Europay, MasterCard will not consider shares above the minimum number of shares allocable to Europay and MEPUK shareholders at the end of the transition period because only the minimum number of shares is issued unconditionally at the closing to such shareholders. Of the 23.76 million shares attributable to the exchange of Europay and MEPUK shares, 6.15 million shares are conditional shares subject to reallocation at the end of the transition period and allocable to Europay and MEPUK shareholders. Europay and MEPUK shareholders are therefore receiving 17.61 million unconditional shares at closing. The value of each MasterCard Incorporated share, immediately before the exchange, is estimated to be $15.21 based on an independent appraisal. Accordingly MasterCard's purchase price for the shares of Europay is estimated to be $267.9 million.

     Since former Europay and MEPUK shareholders would retain or receive shares of MasterCard Incorporated at the end of the transition period without remitting any additional consideration, any shares retained or received by them that are above their minimum allocation at that time would constitute part of the purchase price. Any such additional shares would be valued at that time based upon the fair value of the stock of MasterCard Incorporated. Any such reallocation of shares to former Europay and MEPUK shareholders will increase the purchase price for Europay and, accordingly, the amount of goodwill and additional paid-in-capital recorded. The unaudited pro forma combined financial information does not give effect to any potential contingent consideration.

     The unaudited pro forma condensed combined statement of income assumes that the conversion and integration were effected on January 1, 2001. The unaudited pro forma condensed combined balance sheet assumes that the conversion and integration were effected on December 31, 2001.

     The unaudited pro forma combined financial information is presented for illustrative purposes only. No separate pro forma adjustment is required for the integration of MEPUK as it will have no assets or liabilities other than shares in Europay at the close of the transaction. You should not rely on the pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the combined company will achieve after the conversion and integration.

                            MASTERCARD INCORPORATED

                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                     FOR THE YEAR ENDED DECEMBER 31, 2001
                                      ------------------------------------------------------------------
                                                                                             PRO FORMA
                                       MASTERCARD                         PRO FORMA          MASTERCARD
                                      INTERNATIONAL    EUROPAY(1)(2)    ADJUSTMENTS(3)      INCORPORATED
                                      -------------    -------------    --------------      ------------
REVENUE.............................   $1,773,848        $252,324          $(2,514)(A)       $2,018,477
                                                                            (5,181)(F)

OPERATING EXPENSES
General & administrative............      813,927         131,310           (2,514)(A)          935,731
                                                                            (6,992)(F)

Advertising & market development....      665,846          80,483            1,299(F)           747,628
Depreciation........................       39,680          11,853           (2,234)(B)           49,299
Amortization........................       32,693           5,021            8,906(C)            46,620
                                       ----------        --------          -------           ----------
          Total Operating
            Expenses................    1,552,146         228,667           (1,535)           1,779,278

Other Income and Expense............       11,237          (1,455)             400(E)            10,182
                                       ----------        --------          -------           ----------

INCOME BEFORE INCOME TAXES..........      232,939          22,202           (5,760)             249,381
Income Tax..........................       90,878          10,141           (2,669)(D)           98,867
Cumulative effect of change in                                                 517(F)
  accounting principle, net of
     tax............................           --            (490)                                 (490)
                                       ----------        --------          -------           ----------
NET INCOME..........................   $  142,061        $ 11,571          $(3,608)          $  150,024
                                       ==========        ========          =======           ==========

NUMBER OF SHARES....................                                                            100,000(G)
BASIC AND DILUTED EARNINGS PER
  SHARE.............................          N/A                                            $     1.50(H)

          See notes to unaudited pro forma combined income statements.

NOTES TO UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS (IN THOUSANDS)

(1)Euro amounts are translated into U.S. dollars based on a conversion rate of
   1.1172 euros per U.S. dollar, the average exchange rate between U.S. dollars and euros for the year ended December 31, 2001.

(2)A reconciliation of the Europay pro forma income statement for the year ended December 31, 2001 prepared in accordance with Belgian GAAP to the Europay pro forma income statement for the year ended December 31, 2001 prepared in accordance with U.S. GAAP as presented is provided below.

                                                   BELGIAN    RECONCILING        U.S.
                                                     GAAP        ITEMS           GAAP
                                                   --------   -----------      --------
REVENUE..........................................  $363,563    $(111,239)(a)   $252,324
OPERATING EXPENSES
General & administrative.........................   249,430     (118,120)(b)    131,310
Advertising & market development.................    80,483           --         80,483
Depreciation.....................................     7,252        4,601(c)      11,853
Amortization.....................................     4,671          350(d)       5,021
                                                   --------    ---------       --------
     Total Operating Expenses....................   341,836     (113,169)       228,667
                                                   --------    ---------       --------
Other Income and Expense.........................    (1,224)        (231)(e)     (1,455)
                                                   --------    ---------       --------
INCOME BEFORE INCOME TAXES.......................    20,503        1,699         22,202
Income Tax.......................................     9,608          533(f)      10,141
Cumulative effect of changes in accounting
  principle, net of tax..........................        --         (490)(g)       (490)
                                                   --------    ---------       --------
NET INCOME.......................................  $ 10,895    $     676       $ 11,571
                                                   ========    =========       ========

     Adjustments between Belgian GAAP and U.S. GAAP relate to the following:

     (a) REVENUE

         Reconciling items totaling $111,239 that decrease revenue recorded under Belgian GAAP to conform with U.S. GAAP include: the elimination of revenue relating to transactions under the alliance agreement between MasterCard International and Europay, as Europay acts as MasterCard's agent rather than a principle in these transactions, of $110,507; and the deferral and amortization of licensing fee revenue required under U.S. GAAP over the term of the agreement or expected period of performance of $732.

     (b)  GENERAL & ADMINISTRATIVE EXPENSES

          Reconciling items totaling $118,120 that decrease general & administrative expense recorded under Belgian GAAP to conform with U.S. GAAP include: the elimination of expense relating to transactions under the alliance agreement between MasterCard International and Europay of $110,507; adjustments required to record derivative financial instruments at fair value, relating to qualifying hedges under Belgian GAAP which are recorded under the accrual method, that do not meet the hedge documentation or effectiveness criteria under U.S. GAAP of $2,188; the reversal of rental expense due to the capitalization of leases under U.S. GAAP of $4,619; a change in accounting estimate under U.S. GAAP relating to the modification of the lease terms for all existing automobile lease contracts which effectively terminated the capital lease agreements resulting in a gain of $27; decreased expense relating to the difference between cost treatment required under U.S. GAAP and the fair value method used under Belgian GAAP for "know-how" contributed as part of initial investment equity of $416; decreased expense of $353 relating to the change during 2001 in pension benefit cost recorded in accordance with SFAS No. 87; differences in net book value of fixed assets arising from differences in depreciation methods described below resulting in an increased gain on the disposal of fixed assets of $10.

     (c) DEPRECIATION

         Reconciling items totaling $4,601 that increase depreciation expense recorded under Belgian GAAP to conform with U.S. GAAP include: depreciation of capitalized interest on borrowings and other obligations for assets under U.S. GAAP of $87; differences in depreciation methods including application of the half-year convention method under U.S. GAAP resulting in increased depreciation expense of $611; and increased depreciation expense of $3,903 related to lease agreements that are recorded as capital leases under U.S. GAAP and as operating leases under Belgian GAAP.

     (d) AMORTIZATION

         Reconciling items of $350 that increase amortization expense recorded under Belgian GAAP to conform with U.S. GAAP consist of increased amortization expense as a result of internally developed software costs that are capitalized under U.S. GAAP.

     (e) OTHER INCOME AND EXPENSE

         Reconciling items totaling $231 that reduce other income and expense under Belgian GAAP to conform with U.S. GAAP include: decreased interest expense of $40 due to the capitalization of interest on borrowings and other obligations for assets under U.S. GAAP; and increased interest expense on leases required to be recorded as capital leases under U.S. GAAP, net of gains recorded on the termination of capital leases under U.S. GAAP due to the revision of lease terms, of $271.

     (f) INCOME TAX

         Reconciling item of $533 that increases income tax under Belgian GAAP to conform with U.S. GAAP relates to the tax impact of reconciling items.

     (g) CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLE, NET OF TAX

         Reconciling item of $490 represents a cumulative effect adjustment to net income to recognize at fair value all derivative instruments that were designated as cash flow hedging instruments upon adoption of Statement of Financial Accounting Standard ("SFAS") No. 133/138, "Accounting for Derivative Instruments and Hedging Activities".

         For a more detailed explanation of the nature of the Belgian GAAP to U.S. GAAP reconciling items see Note 19 to the Consolidated Financial Statements of Europay as of December 31, 2001 and December 31, 2000 and for the years ended December 31, 2001, 2000 and 1999 included elsewhere in this proxy statement-prospectus.

(3) The pro forma financial statements have been prepared to reflect the conversion of MasterCard International from a member-based organization to a stock company and the integration of Europay, MEPUK and MasterCard. No separate pro forma adjustment is required for the integration of MEPUK as it will have no assets or liabilities other than shares in Europay at the close of the transaction. Pro forma adjustments are made to reflect:

     (A) the elimination of inter-company revenues and expenses between MasterCard and Europay.

     (B) the change in annual depreciation resulting from adjustments made to the estimated useful lives of property acquired (ranging from three to thirty years).

     (C) additional annual amortization of certain intangible assets resulting from the acquisition consisting primarily of software and other technology-related intangibles and trademarks, which are being amortized over their estimated useful lives ranging from three to five years. In accordance with SFAS No. 142, goodwill and other intangible assets resulting from the integration that have indefinite useful lives will not be amortized.

     (D) the income tax effect of the pro forma adjustments. This is calculated using a 40% tax rate.

     (E) the elimination of the reduction on Europay's income statement of the minority interest in EPSS held by MasterCard.

     (F) the consolidation of Maestro and EMV Co., entities to be under the control of the combined company. Previously, Maestro and EMV Co. were accounted for under the equity method. Europay and MasterCard each owned 50% and 33 1/3% of Maestro and EMV Co., respectively. As neither MasterCard nor Europay exercised control over Maestro or EMV Co., these investments were not consolidated prior to the integration.

     (G) the issuance of stock by MasterCard to its members.

     (H) net income attributable to European and non-European member-stockholders before and after integration with Europay (dollars in millions):

                                                                         POST-
                                                                    INTEGRATION(D)
                                                 PRE-INTEGRATION        AT 26%            CHANGE
                                                 ---------------    ---------------    -------------
     NET INCOME FOR THE YEAR ENDED DECEMBER 31,
       2001 ATTRIBUTABLE TO:
       Non-European members-stockholders of
          MasterCard(a)........................   $134       87%     $111       74%    $(23)     (17)%
       European members-stockholders(b)........     20       13%       39       26%      19       95%
                                                  ----      ---      ----      ---     ----
                                                  $154      100%     $150      100%    $ (4)(c)
                                                  ====      ===      ====      ===     ====

     --------------------
     (a) The net income (pre-integration) attributable to non-European members of MasterCard is approximately 93% of MasterCard's net income and approximately 15% of Europay's net income.

     (b) The net income (pre-integration) attributable to European members of MasterCard is approximately 7% of MasterCard's net income and approximately 85% of Europay's net income.

     (c) Decreased consolidated net income is primarily due to additional amortization of intangible assets.

     (d) Net income attributable to European and non-European member-stockholders after the integration with Europay, giving effect to possible increased share allocations to European member-stockholders at the end of the transition period:

                                                   POST-                               POST-
                                                INTEGRATION       CHANGE FROM       INTEGRATION       CHANGE FROM
                                                 AT 33 1/3%     PRE-INTEGRATION        AT 44%       PRE-INTEGRATION
                                                ------------    ----------------    ------------    ----------------
        NET INCOME FOR THE YEAR ENDED DECEMBER
          31, 2001 ATTRIBUTABLE TO:
        Non-European member-stockholders of
          MasterCard(a).......................  $100     67%     $(34)      (25)%   $ 84     56%     $(50)      (37)%
        European member-stockholders(b).......    50     33%       30       150%      66     44%       46       230%
                                                ----    ---      ----               ----    ---      ----
                                                $150    100%     $ (4)(c)           $150    100%     $ (4)(c)
                                                ====    ===      ====               ====    ===      ====

                            MASTERCARD INCORPORATED

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 2001
                                 (IN THOUSANDS)

                                                                                             PRO FORMA
                                          MASTERCARD                       PRO FORMA         MASTERCARD
                                         INTERNATIONAL   EUROPAY(1)(2)   ADJUSTMENTS(3)     INCORPORATED
                                         -------------   -------------   --------------     ------------
ASSETS
Cash and cash equivalents..............   $  176,143       $ 83,550        $   2,176(D)      $  261,869
Investment securities..................      494,243             --               --            494,243
Property, plant & equipment............      159,742         45,469            8,377(A)         213,929
                                                                                 341(D)

Other assets...........................      547,923        144,034          (16,063)(A)        646,745
                                                                             (14,699)(B)
                                                                              (4,407)(C)
                                                                             (10,043)(D)

Intangible assets......................       96,754         19,914          305,093(A)         421,761
                                          ----------       --------        ---------         ----------
          TOTAL ASSETS.................   $1,474,805       $292,967        $ 270,775         $2,038,547
                                          ==========       ========        =========         ==========
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities....................   $  638,471       $217,466        $ (14,699)(B)     $  871,220
                                                                              (7,755)(D)
                                                                              37,737(E)

Long-term liabilities..................      229,673         17,445           41,161(E)         288,279
                                          ----------       --------        ---------         ----------
          TOTAL LIABILITIES............      868,144        234,911           56,444          1,159,499
Minority interest......................           --          2,691              230(D)             230
                                                                              (2,691)(F)
STOCKHOLDERS' EQUITY
Common stock...........................           --             --            1,000(G)           1,000
Paid-in-capital........................           --         17,832          250,024(A)         873,881
                                                                             601,724(G)
                                                                               4,301(I)

Retained earnings......................      602,724         39,049         (602,724)(G)             --
                                                                             (39,049)(H)

Accumulated other comprehensive income
  (loss)...............................        3,937         (1,516)           1,516(H)           3,937
                                          ----------       --------        ---------         ----------
          TOTAL STOCKHOLDERS' EQUITY...      606,661         55,365          216,792            878,818
                                          ----------       --------        ---------         ----------
          TOTAL LIABILITIES &
            STOCKHOLDERS' EQUITY.......   $1,474,805       $292,967        $ 270,775         $2,038,547
                                          ==========       ========        =========         ==========

            See notes to unaudited pro forma combined balance sheet.

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET (IN THOUSANDS EXCEPT PER SHARE DATA)

(1)Euro amounts are translated into U.S. dollars based on a conversion rate of
   1.1366 euros per U.S. dollar, the period end exchange rate between U.S. dollars and euros as of December 31, 2001.

(2)A reconciliation of the Europay pro forma balance sheet as of December 31, 2001 prepared in accordance with Belgian GAAP to the Europay pro forma balance sheet as of December 31, 2001 prepared in accordance with U.S. GAAP as presented is provided below.

                                            BELGIAN     RECONCILING       U.S.
                                              GAAP         ITEMS          GAAP
                                            --------    -----------     --------
ASSETS
Cash and cash equivalents.................  $ 83,550           --       $ 83,550
Investment securities.....................        --           --             --
Property, plant & equipment...............    29,956       15,513(a)      45,469
Other assets..............................   151,923       (7,889)(b)    144,034
Intangible assets.........................    19,417          497(c)      19,914
                                            --------     --------       --------
     TOTAL ASSETS.........................  $284,846     $  8,121       $292,967
                                            ========     ========       ========
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities.......................  $229,782     $(12,316)(d)   $217,466
Long-term liabilities.....................     4,807       12,638(e)      17,445
                                            --------     --------       --------
     TOTAL LIABILITIES....................   234,589          322        234,911
                                            --------     --------       --------
Minority interest.........................     2,691           --          2,691
STOCKHOLDERS' EQUITY
Common stock..............................        --           --             --
Paid-in-capital...........................    17,832           --         17,832
Retained earnings.........................    29,734        9,315         39,049
Accumulated other comprehensive income
  (loss)..................................        --       (1,516)(f)     (1,516)
                                            --------     --------       --------
     TOTAL STOCKHOLDERS' EQUITY...........    47,566        7,799         55,365
                                            --------     --------       --------
     TOTAL LIABILITIES & STOCKHOLDERS'
       EQUITY.............................  $284,846     $  8,121       $292,967
                                            ========     ========       ========

     Adjustments between Belgian GAAP and U.S. GAAP relate to the following:

     (a) PROPERTY, PLANT AND EQUIPMENT

     Reconciling items totaling $15,513 that increase property, plant and equipment recorded under Belgian GAAP to conform with U.S. GAAP include: the capitalization of borrowing costs of $2,078; differences in depreciation methods including application of the half-year convention method under U.S. GAAP totaling $5,187; and the capitalization of capital leases of $8,248.

     (b) OTHER ASSETS

     Reconciling items totaling $7,889 that decrease other assets recorded under Belgian GAAP to conform with U.S. GAAP include: an adjustment to net the receivable recorded under Belgian GAAP for a disputed tax assessment against the related liability of ($14,850); prepaid pension assets of $609; deferred tax assets of $2,420; adjustments to record derivative financial instruments at fair value $4,205; the difference between cost treatment required under U.S. GAAP and fair value used under Belgian GAAP of "know-how" contributed as initial investment equity of ($499); and $226 related to a loss in value on an investment accounted for under the equity method that was deemed other than temporary.

     (c) INTANGIBLE ASSETS

     Reconciling items totaling $497 that increase intangible assets recorded under Belgian GAAP to conform with U.S. GAAP are comprised of capitalization of internally developed software costs of $497.

     (d) CURRENT LIABILITIES

     Reconciling items totaling $12,316 that decrease current liabilities recorded under Belgian GAAP to conform with U.S. GAAP include: an adjustment to net the liability recorded under Belgian GAAP for a disputed tax assessment against the related receivable of ($14,850); adjustments to record derivative financial instruments at fair value of ($184); net present value of minimum lease obligations under capital leases of $1,754; and deferred licensing fee revenue of $964.

     (e) LONG-TERM LIABILITIES

     Reconciling items totaling $12,638 that increase long-term liabilities recorded under Belgian GAAP to U.S. GAAP include: deferred tax liabilities of $4,920; net present value of minimum lease obligations under capital leases of $2,660; and deferred licensing fee revenue of $5,058.

     (f) OTHER COMPREHENSIVE INCOME (LOSS)

     Reconciling items totaling ($1,516) include the effective portion of fair value changes on derivative financial instruments designated as a cash flow hedge of $4,450; and the impact of foreign currency translation of ($5,966).

    For a more detailed explanation of the nature of the Belgian GAAP to U.S. GAAP reconciling items see Note 19 to the Consolidated Financial Statements of Europay as of December 31, 2001 and December 31, 2000 and for the years ended December 31, 2001, 2000 and 1999 included elsewhere in this proxy statement-prospectus.

(3) The pro forma financial statements have been prepared to reflect the conversion of MasterCard from a member-based organization to a stock company and the integration of Europay, MEPUK and MasterCard. No separate pro forma adjustment is required for the integration of MEPUK as it will have no assets or liabilities other than shares in Europay at the close of the transaction. Pro forma adjustments are made to reflect:

     (A) intangible assets arising out of the preliminary allocation of purchase price as follows:

         Purchase price (see Note 3(J)).......................................    $267,856
         Allocated as follows:
           Historical book value of 85% of Europay's assets and
              liabilities............................................  $49,347
           Step-up of the fair value of assets:
              Software and other technology-related intangibles......   29,878
              Trademarks, tradenames and brand names.................   11,900
              Property, plant and equipment..........................    8,377
           Deferred income taxes.....................................  (16,063)
           Liabilities and acquisition related costs (see Note
              3(E))..................................................  (78,898)
         Excess of purchase price over identifiable assets and liabilities
           (goodwill and customer relationships)..............................    $263,315
                                                                                  ========

          Total intangible assets amount to $305,093 and consist of customer relationships of $176,928; goodwill of $86,387; software and other technology-related intangibles of $29,878; and trademarks, tradenames and brand names of $11,900. See Note 3(C) to the Notes to the Unaudited Pro Forma Combined Income Statements for amortization period.

     (B) the elimination of inter-company balances between MasterCard and Europay.

     (C) the elimination of MasterCard's historical investment of $4,407 for 12.25% of Europay and 15% of EPSS (representing 15% of Europay on a consolidated basis).

     (D) the consolidation of Maestro International and EMV Co., entities under the control of the combined company.

     (E) acquisition related costs including the costs of acquiring and eliminating certain Europay brands and logos totaling $39,700; professional fees relating to the transaction totaling $12,200; severance costs for Europay employees totaling $10,000; costs of eliminating redundant European computer systems totaling $6,400; $8,000 relating to certain other acquisition liabilities; and other miscellaneous costs totaling approximately $2,600. See Note 3(A).

     (F) the elimination of the reduction on Europay's balance sheet of the minority interest in EPSS held by MasterCard.

     (G) the conversion of MasterCard International from a member-based institution to a stock corporation and the issuance of 100 million shares of class A redeemable and class B convertible common stock of MasterCard Incorporated at a par value of $.01 per share to the MasterCard International principal members and the Europay and MEPUK shareholders.

     (H) the elimination of Europay's pre-acquisition retained earnings and paid-in-capital.

     (I) the equity pick-up resulting from the change of MasterCard International's method of accounting for the Europay investment from historical cost to consolidation. Amount was reclassified from MasterCard International's retained earnings upon conversion.

     (J) an independent appraisal valued the shares of MasterCard Incorporated at $1.091 billion before the transaction. In the transaction, 66.67 million shares will be issued to non-European members and 33.33 million shares will be issued to European members. As a result of negotiations between the parties, approximately 27.96 million shares will be issued to Europay and MEPUK stockholders and 5.37 million shares will be issued to European members who are not Europay or MEPUK stockholders. Europay and MEPUK stockholders will receive 4.2 million shares for the conversion of their membership interests and the remaining 23.76 million shares are attributable to the exchange of their Europay and MEPUK shares. The transaction provides that the number of shares allocated to former shareholders of Europay and MEPUK will increase or decrease at the end of the transition period as a result of the application of the global proxy formula for the third year of the transition period. See "Share Allocation and the Global Proxy." In accounting for the initial purchase price of Europay, MasterCard will not consider shares above the minimum number of shares allocable to Europay and MEPUK shareholders at the end of the transition period because only the minimum number of shares is issued unconditionally at the closing to such shareholders. Of the 23.76 million shares attributable to the exchange of Europay and MEPUK shares, 6.15 million shares are conditional shares subject to reallocation at the end of the transition period and allocable to Europay and MEPUK shareholders. Europay and MEPUK shareholders are therefore receiving 17.61 million unconditional shares at closing. Immediately before the integration, the value of each MasterCard share will be approximately $15.21 based upon an independent appraisal ($1.091 billion divided by 71.71 million shares). Accordingly, MasterCard's purchase price for the shares of Europay is estimated to be $267.9 million ($15.21 per share multiplied by 17.61 million shares). Since former Europay and MEPUK shareholders would retain or receive shares of MasterCard Incorporated at the end of the transition period without remitting any additional consideration, any shares retained or received by them that are above their minimum allocation at that time would constitute part of the purchase price. Any such additional shares would be valued at that time based upon the fair value of the stock of MasterCard Incorporated. Any such reallocation of shares to former Europay and MEPUK shareholders will increase the purchase price for Europay and, accordingly, the amount of goodwill and additional paid-in-capital recorded.

                                 CAPITALIZATION

     The following table sets forth the capitalization of MasterCard Incorporated as of December 31, 2001 on:

     - an actual basis for MasterCard International; and

     - a pro forma basis for MasterCard Incorporated giving effect to the proposed conversion and integration with Europay International.

     The table should be read in conjunction with "Unaudited Pro Forma Combined Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for each of MasterCard International and Europay included elsewhere in this proxy statement-prospectus. There has been no change to our capitalization since December 31, 2001, other than the impact of current earnings subsequent to December 31, 2001, that would result in a material change to the pro forma capitalization set forth below.

                                                               AS OF DECEMBER 31, 2001
                                                              --------------------------
                                                                          PRO FORMA FOR
                                                                          THE CONVERSION
                                                                               AND
                                                               ACTUAL     INTEGRATION(1)
                                                              --------    --------------
                                                                    (IN THOUSANDS
                                                                  EXCEPT SHARE DATA)
Long term debt..............................................  $ 80,065       $ 80,065
Members'/Stockholders' Equity:
  Retained Earnings.........................................   602,724             --
  Common Stock:
  Class A redeemable common stock, $.01 par value,
     275,000,000 shares authorized and 84,000,000 issued....        --            840
  Class B convertible common stock, $.01 par value,
     25,000,000 shares authorized and 16,000,000 issued.....        --            160
  Class C common stock, $.01 par value, 75,000,000 shares
     authorized and none issued.............................        --             --
  Additional paid-in capital................................        --        873,881
  Accumulated other comprehensive income....................     3,937          3,937
                                                              --------       --------
Total members'-stockholders' equity.........................   606,661        878,818
                                                              --------       --------
Total capitalization........................................  $686,726       $958,883
                                                              ========       ========

---------------
(1) The pro forma data reflects such adjustments as are necessary, in the opinion of management, for a fair presentation of the results of operations and stockholders' equity of MasterCard Incorporated on a pro forma basis. For further detail, see "Unaudited Pro Forma Combined Financial Statements."

                    OVERVIEW OF THE GLOBAL PAYMENTS INDUSTRY

     The global payments industry consists of all forms of payment including:

     - Paper -- personal checks, cash, money orders, official checks, travelers cheques and other paper-based means of transferring value;

     - Cards -- credit cards, charge cards, debit cards (including ATM cards), stored value cards and other types of cards; and

     - Other Electronic -- wire transfers, electronic benefits transfers and preauthorized payments such as Automated Clearing House ("ACH") payments, among others.

     The market for global payments is vast. Worldwide private consumption, which measures the market value of goods and services purchased by households and includes certain housing, public sector and non-profit expenditures, was approximately $18.2 trillion in 1999, according to the World Development Indicators Book 2001. Within the United States, Nilson Reports estimates that the U.S payments industry completed nearly 112.3 billion transactions valued at nearly $5,226 billion in 2000. According to Nilson, there were 80.4 billion paper transactions, 29.9 billion card transactions and 2.1 billion electronic transactions in the U.S. in 2000, valued at approximately $3,409 billion, $1,598 billion and $219 billion, respectively.

     We believe that the percentage of overall payment transactions conducted with cards has increased in recent years compared to paper forms of payment such as cash and checks. We expect this trend to continue. The relative growth of card-based forms of payment is the result of a number of factors, including:

     - the expansion of card acceptance networks (including MasterCard's);

     - the development of new channels for conducting commercial transactions, such as the Internet and mobile commerce applications, that favor card-based forms of payment;

     - the introduction of globally accepted debit cards usable at the point of sale, and the growth in popularity of debit cards generally;

     - the development of rewards programs to encourage card usage in certain countries; and

     - the growing use of cards by corporations and small businesses for travel, purchasing, fleet management and other functions.

     The most common card-based forms of payment are general purpose cards, which are payment cards carrying logos that permit widespread usage of the cards within countries, regions or around the world. The primary general purpose card brands include the MasterCard family of brands (MasterCard, Maestro and Cirrus); Eurocard; Visa and its related brands (including Plus, Electron and Interlink); American Express; JCB; Diner's Club; and Discover/Novus. In 2000, general purpose cards were used worldwide in approximately 38.5 billion transactions with a GDV of nearly $3,177 billion, an increase of 17.8% and 21.5%, respectively, over the number of transactions and GDV recorded in 1999. GDV is the dollar value of all spending on cards during a given period and is calculated by adding purchase and cash disbursement volume (including, in each case, balance transfers and convenience checks). In addition, the total number of general purpose cards in circulation in 2000 was approximately 1.36 billion, an increase of 12.0% over the number of cards in circulation in 1999. The preceding figures exclude on-line debit programs such as Maestro, which are general purpose cards that typically access a deposit account (as opposed to a line of credit) and use a Personal Identification Number ("PIN") as the primary method for verifying cardholders. In addition, regional or country-specific debit programs or ATM networks, such as NYCE, Concord/EFS and others in the United States, Interac in Canada or EFTPOS in Australia, are properly included in the general purpose card category, although the preceding figures also exclude these programs.

     In addition to general purpose cards, private label cards comprise a significant portion of all card-based forms of payment. Typically, private label cards are issued by a merchant (such as a department store or gasoline (petroleum) retailer) and can be used only at the issuing merchant's locations.

     A number of MasterCard's competitors -- including American Express, JCB and Discover/Novus -- operate proprietary systems in which they generally issue the cards bearing their brands and "acquire" transactions from the merchants who accept their cards for payment. These competitors set their own credit policies and practices and the competitive terms of the cards they issue. In contrast, MasterCard is an open bankcard association, as is Visa. MasterCard is owned by financial institutions that issue cards with global acceptance and/or acquire transactions on behalf of merchants who accept those cards for payment. MasterCard is not a financial institution that issues cards or contracts with merchants to accept cards for payment.

     In most countries throughout the world, including the United States, financial institutions typically issue both MasterCard- and Visa-branded payment cards. This structure is known as "duality." In some countries, however, particularly Canada, card issuers are "non-dual," meaning that they issue either MasterCard or Visa payment cards, but not both. Issuance of MasterCard and Visa debit cards is generally non-dual in the United States as well because of a Visa rule mandating debit exclusivity.

     As the result of consolidation in the banking industry, we expect that the number of financial institutions that issue MasterCard cards will decline, resulting in fewer active member financial institutions for MasterCard. However, MasterCard's remaining members are expected to become correspondingly larger and more global in scope.

                      BUSINESS OF MASTERCARD INTERNATIONAL

     After the conversion, MasterCard International will be a subsidiary of MasterCard Incorporated and the principal members of MasterCard International will own the common stock of MasterCard Incorporated. The following discussion of the business of MasterCard International describes the business that will be conducted by MasterCard Incorporated through MasterCard International after the conversion.

     MasterCard International is a leading global payment solutions company owned by over 1,500 financial institutions worldwide, which are principal members that participate directly in the business of MasterCard International. We manage a family of well-known, widely accepted payment card brands including MasterCard, Maestro and Cirrus on behalf of these members and approximately 13,500 affiliate members that participate indirectly in our business. We license our brands to members, provide a sophisticated set of information and transaction processing services to members and establish and enforce rules and standards surrounding the use of cards carrying our brands. We also undertake a variety of marketing activities designed to maintain and enhance the value of our brands. As an industry leader in technological innovation, we are developing highly secure, efficient payment programs for electronic and mobile commerce applications and helping members launch chip-based card programs in countries throughout the world.

     On a global scale, we process transactions denominated in more than 180 currencies. In 2001, our GDV, which represents gross spending (purchase and cash disbursements) on MasterCard-branded cards for goods and services, including balance transfers and convenience checks, was $986.0 billion, a 17.6% increase (on a local currency basis) over the GDV generated in 2000. At December 31, 2001, the total number of MasterCard cards in circulation worldwide as reported by our members was 519.9 million, an 18.8% increase from 2000, reflecting strong performance in a number of countries. In addition, our members estimate that cards carrying MasterCard brands were accepted at over 24 million locations around the world as of December 31, 2001. In 2000, our GDV increased 21.6% (on a local currency basis) to $857.7 billion from $725.7 billion in 1999. These figures exclude Maestro, Cirrus and Mondex transactions.

     Our revenue is comprised of operations fees and member assessments. Operations fees represent user fees for authorization, clearing, settlement and other member services that facilitate transaction and information management among our members on a global basis. Member assessments are based principally upon the GDV of transactions generated by MasterCard-branded cards. We refer to the financial institutions that issue our cards as "issuers" and those that enroll merchants into programs to accept our cards as "acquirers." We refer to these institutions collectively as "MasterCard licensed financial institutions" or "members." The term "members" includes both principal and affiliate members of MasterCard International. We use the terms "MasterCard-branded cards," "MasterCard brands" and similar terms to refer to all cards carrying our brands, including MasterCard, Maestro, Cirrus and Mondex, unless the context requires otherwise.

     We provide the following services to our members:

     - Payment Services. We provide transaction processing (primarily authorization, clearing and settlement) services for our members via a sophisticated, proprietary, worldwide computer and telecommunications network. Using our transaction processing services, MasterCard members facilitate payment transactions between cardholders and merchants throughout the world, providing merchants with an efficient and secure payment option and consumers with a convenient payment vehicle accepted worldwide. We also provide a growing set of marketing and technology consulting, card enhancement and loyalty rewards support, and information-based performance analysis services to our members. We do not issue cards, set fees or determine the interest rates that cardholders are charged for use of their cards. Issuers have the responsibility for determining these and most other competitive card features. In addition, we do not solicit merchants or establish the discount rate that merchants are charged for card acceptance, which are responsibilities of acquirers.

     - Brand Building. We manage and promote our global brands for the benefit of all MasterCard members through umbrella advertising, promotional and sponsorship initiatives. We also promote our global brands by encouraging affinity and co-branded cards and merchant acceptance initiatives.

     - Rulemaking and Enforcement. We adopt and enforce rules applicable to all MasterCard members relating to a variety of topics where common procedures and standards are needed to ensure the smooth, equitable and secure functioning of our system.

     We were established in 1966 when a group of banks with proprietary or regional card systems formed the Interbank Card Association ("ICA"). In 1968, ICA began to develop a global network by forming associations and alliances with banks outside the United States. In 1969, ICA acquired exclusive rights to the "MasterCharge" name and the interlocking circles device for its members. After over a decade of expansion, ICA changed its name and the name of its trademarks to MasterCard to reflect its growth into a broad payment services company. We acquired Cirrus in 1988. We acquired an interest in Europay's predecessor, EuroCard, in 1985, and together with Europay launched Maestro as the world's first global, on-line, point-of-sale debit network in 1991. Today, we continue to develop the presence of our brands around the world.

     Because our business is global in scope, we have structured our organization to be sensitive to the requirements of the regions and countries in which we operate. Our global board of directors has delegated authority over a variety of matters, including certain rulemaking, enforcement and fee-setting decisions and advertising and marketing activities, to regional boards of directors covering each of the United States, Canada, Latin America and the Caribbean, Middle East/Africa, and Asia/Pacific. We also provide member services on a regional basis. In Europe, our business is currently operated through alliance agreements with Europay, which manages licensing and marketing for the MasterCard family of brands. Following the conversion and integration, our business in Europe will be operated through a European regional board of directors with authority like other regional boards of directors.

BUSINESS STRATEGY

     MasterCard's mission is to add value to our members by working to ensure that we become the global payments leader. To this end, we seek to build superior brands that provide high quality, technologically sophisticated, widely accessible payment solutions for consumers and businesses worldwide. We have adopted the following corporate strategy to fulfill our mission.

WE INTEND TO FOCUS ON KEY FINANCIAL INSTITUTIONS AND COUNTRIES TO INCREASE OUR SHARE, WHILE OFFERING BEST-IN-CLASS SERVICES TO ALL OF OUR MEMBERS.

     Our strategy is to be a global payment solutions company focused strongly on our customers -- our members. We believe that we can profitably grow share by focusing increased, customized attention on the financial institutions that are the largest participants in the MasterCard business and on countries that are vital to our continued success because of their size or growth prospects. To this end, we have entered into customized agreements with members around the globe, which allow us to support the individual needs of these members in exchange for significant business commitments to MasterCard. We intend to focus on entering into further customized agreements with our key members globally. At the same time, our strategy is to continue to provide best-in-class service to all our members, irrespective of their size. To this end, we have established dedicated account management teams for key members and teams for other members on a regional basis. We are also redeploying significant cost savings achieved as a result of our corporate "process change" initiative into higher value-added, customer-focused activities. From a regional perspective, we have identified key countries in which to target our brand-building and program development efforts, and will continue to make significant marketing, promotional and program development investments in these countries.

WE WILL CONTINUE TO WORK TO STRENGTHEN MASTERCARD'S BRANDS, TECHNOLOGY AND ACCEPTANCE NETWORK.

     In light of strong competition in the payments industry, our strategy is to continually invest in strengthening our brands, technology and acceptance network. We will continue to leverage our popular "Priceless" advertising campaign, as well as our sponsorship of major sporting events such as World Cup 2002, the Professional Golf Association Tour, Major League Baseball and the Jordan Grand Prix Formula One racing team, to increase awareness of our brands in countries throughout the world. For consumers, we have positioned the MasterCard brand as "The Best Way to Pay for Everything that Matters"(TM), and our global advertising and marketing activities will continue to stress this message to drive activation, usage and retention of cards carrying our brands. We also will seek increasingly to integrate our brand building efforts with our development of payment solutions in specific countries. With respect to our technical infrastructure, we are three years into the implementation of our "Systems Enhancement Strategy," which is designed to substantially upgrade our core authorization, clearing and settlement systems to enhance their reliability, functionality and flexibility, and to reduce transaction processing costs. We also will continue aggressively to expand the number of merchant locations that accept our brands, in order to maintain the unsurpassed acceptance of MasterCard-branded cards. Finally, we will focus on acceptance initiatives within merchant categories that have not traditionally accepted cards for payment, and on expanding participation in our successful recurring payments programs.

WE INTEND TO CONTINUE TO DIFFERENTIATE MASTERCARD FROM OUR COMPETITION BY DEVELOPING INNOVATIVE PAYMENT SOLUTIONS AND CUSTOMIZED PROFESSIONAL SERVICES.

     Our strategy is to provide a full range of innovative payment solutions in a rapidly evolving industry. To this end, we are continuing to make significant investments to support our members' initiatives in the areas of electronic and mobile commerce, and we will continue to expand our capabilities in connection with corporate and pre-paid programs. We also seek continually to use technology to enhance our members' satisfaction with our core transaction processing services. We intend to continue our significant efforts to facilitate the introduction of chip-based or "smart" cards in countries throughout the world. Smart cards can offer greater security and are more open to customization than existing magnetic stripe cards, allowing our members to keep pace with changes in technology. As of the fourth quarter of 2001, more than 110 million smart cards bearing MasterCard's or Europay's brands were issued worldwide. In addition, we provide a growing set of marketing, operations and technology consulting, card enhancement and loyalty rewards support, and information-based performance analysis services to our members on an optional, fee-for-services basis. We intend to focus on expanding the range and scope of these professional services in order to enhance our ability to provide customized services to members.

WE INTEND TO INTEGRATE WITH EUROPAY TO FORM A SINGLE GLOBAL COMPANY THAT COMBINES THE SEPARATE STRENGTHS OF MASTERCARD AND EUROPAY AND ALLOWS OUR BRANDS TO BE MANAGED MORE EFFECTIVELY.

     In 2002, our plan is to conclude the integration of MasterCard and Europay to create a single, cohesive, global organization that will manage the continued growth of our brands. In a rapidly evolving marketplace, we need to position ourselves to respond better to competitive and technological trends and to increase our responsiveness to the unique requirements of our members in Europe. We expect the integration with Europay to allow us to improve efficiency, eliminate duplication and costs associated with a two company structure, and coordinate marketing and brand-building initiatives more closely. We also expect that integration will provide us with greater access to a global pool of talent, permit us to benefit fully from Europay's expertise in chip-based cards, debit programs and mobile commerce, and allow us to expand MasterCard's professional services and Internet-related businesses in Europe.

PAYMENT SERVICES

     We provide payment card transaction processing services to our members through a sophisticated, proprietary, worldwide computer and telecommunications system.

TRANSACTION PROCESSING

     Authorization, Clearing and Settlement. The objective of the authorization, clearing and settlement process is to facilitate the movement of transaction data and funds among members on a global basis in a timely and efficient manner. Together, the clearing and settlement processes are often referred to as "interchange."

     Authorization is the process by which a transaction is approved by the issuer or, in certain circumstances, by MasterCard or others on behalf of the issuer in accordance with the issuer's instructions. We processed over

7 billion authorizations in 2001. The MasterCard authorization system is a worldwide network designed to facilitate the authorization needs of MasterCard members, and is devised for the near-instantaneous transmission of card account data and authorization results among issuers, acquirers and other transaction processors or networks. In a typical transaction, the merchant or acquirer requests authorization for the transaction from the issuer and permission is given or denied by the issuer based on cardholder account status. Depending on the type of card and transaction value, the relevant authorization criterion may vary. In limited instances, MasterCard will provide stand-in authorization, or authorization on behalf of the issuer, when the issuer is not signed on to our system or cannot be contacted within an established time frame. Typically, our global data transport network, which we refer to as Banknet, routes the authorization requests and responses between issuers and acquirers in less than one fifth of one second (200 milliseconds), with a reliability rate of over 99.7% and an availability rate in excess of 99.99%. Our rules, which vary across regions, establish the circumstances under which merchants and acquirers must seek authorization of transactions.

     Clearing is the exchange of financial transaction information between the issuer and the acquirer after a transaction has been completed. MasterCard transactions are generally "cleared" through our centralized processing system, known as the Global Clearing Management System (GCMS), and the related information is typically routed among members via our Banknet data transport network. Clearing involves the movement of transaction data from the acquirer to MasterCard, where individual transactions are sorted and forwarded to the appropriate issuer for posting to cardholder accounts. Each transaction is valued according to our established rules. Data can be submitted 24-hours per day, seven days a week, and there are multiple clearing cycles each day. Data transmission is provided on every U.S. banking business day to facilitate the member settlement process.

     Once transactions have been authorized and cleared, MasterCard provides services in connection with the "settlement" of the transaction -- that is, the exchange of funds along with associated fees. Settlement is provided through our Settlement Account Management system, or SAM. Once clearing is complete, a daily reconciliation is provided to each member, detailing the net amounts by clearing cycle and a final settlement position. The actual exchange of funds takes place between a clearing bank chosen by the member and approved by MasterCard and one of MasterCard's settlement banks. If the member is in a net debit position, its clearing bank transfers funds to MasterCard's settlement bank; the opposite occurs if the member is in a net credit position. In most cases, member settlement occurs in U.S. dollars in accordance with established rules, although we offer non-U.S. dollar settlement to our members electing to receive or pay in other selected currencies.

     We also operate the MasterCard Debit Switch ("MDS"), which supports processing for Cirrus and most Maestro transactions. The MDS switches financial messages between acquiring and issuing members, provides transaction and statistical reporting and performs clearing and settlement between members and other debit transaction processing networks. Unlike the authorization and clearing processes described above, which involve the exchange of transaction data in two discrete messages (once for authorization and again for clearing), the MDS generally operates as a "single message" system in which clearing occurs simultaneously with the initial authorization request.

     A significant portion of the transaction activity conducted with MasterCard, Maestro and Cirrus cards is authorized, cleared and/or settled by our members or other processors without the involvement of MasterCard's central processing systems.

     Operations and Systems. We provide transaction processing services through our primary operations facility located near St. Louis, Missouri. Our services are available 24 hours per day, 365 days per year. In the event our main facility becomes disabled, we have a back-up system located at a separate facility in Lake Success, New York. In 2001, we successfully relocated our primary operations center, including operations staff, to a new state-of-the-art transaction processing facility located in O'Fallon, Missouri. Our transaction processing facilities have redundant power supplies to help protect against loss of data during a power failure. In addition, our systems contain back-up processes and redundancies to ensure continued operation in the event that a process or operation stops unexpectedly. We consistently maintain systems availability at a rate in excess of 99.99%.

     Systems Enhancement Strategy. We are three years into our five year Systems Enhancement Strategy ("SES") program, which is designed to upgrade our core processing systems to increase flexibility, achieve operating efficiencies, improve time-to-market for new services and reduce transaction costs.

     As part of the SES program, we have:

     - migrated our Banknet global data transport network to a "virtual private network" ("VPN") in conjunction with AT&T. Our VPN enhancements have significantly reduced transaction processing times and costs and enhanced data security for members;

     - introduced GCMS to replace our prior clearing system, enhancing our processing flexibility and our ability to support a richer set of transaction data;

     - replaced computer hardware with state-of-the art systems and improved our stand-in authorization systems to increase capacity and improve member risk management; and

     - consolidated settlement functions across all MasterCard brands with enhanced settlement advisement and currency management systems.

     Member Risk Management. As a secondary obligor for certain card obligations among principal members, we are exposed to member credit risk. Our legal exposure is limited to our approximately 1,500 principal members. These members directly participate in MasterCard activities and are responsible for the settlement and other activities of, and must provide a performance guarantee with respect to, affiliate members (numbering approximately 13,500 in total). If principal members are not rated by established rating agencies, they must meet minimum credit standards to avoid maintaining cash collateral accounts or providing financial guarantees.

     To minimize the contingent risk to MasterCard of a member failure, we monitor members' activities, perform traditional credit risk analysis of members' financial strength, evaluate members' economic operating environments and monitor compliance with our rules and standards. If the financial condition of a member or the state of a national economy in which a member operates indicates that a member may not be able to satisfy its settlement obligations to other members, we may require the member to post collateral and provide guarantees sufficient to cover our potential exposure in event of such member's failure. When collateral is required, the amount is generally equal to the member's credit risk exposure. If an issuing bank is potentially unable to meet its obligations to us, we can block authorization of transactions and ultimately terminate membership.

     Our principal member credit risk is settlement exposure, which materializes when an issuer or acquirer fails to fund settlement (including chargeback) obligations. For liquidity protection in the event of member settlement failure, we have established a $1.2 billion committed credit facility, which is subject to annual renewal. In addition, we have the right to assess all or a portion of our members for reimbursement for settlement losses, member credit losses or any other operating losses. For a description of our assessment rights following the conversion and integration, see "Comparison of Rights of MasterCard International Members Before and After the Conversion and Integration -- Fees, Expenses and Assessments."

     For a description of the settlement and other risks attributable to our travelers' cheque business, see Note 9 to the audited Consolidated Financial Statements of MasterCard International.

     Anti-Fraud Initiatives. We are continually developing programs and systems to aid our members and merchants in detecting and preventing the fraudulent use of cards carrying our brands. Our most basic anti-fraud initiative is a "warning bulletin" that we prepare, sell and distribute to members showing invalid and other recently terminated account numbers. This bulletin is sold and distributed electronically to members in the United States and is produced in both paper and electronic format for members outside the United States. In addition, our Member Protection Program provides, among other things, a daily report to all card issuers identifying accounts with unusual activity based on the number or size of transactions.

     We have a number of other sophisticated prevention initiatives targeted at fraudulent cardholder activity. As one example, our System to Avoid Fraud Effectively (SAFE) program compiles member-submitted data regarding fraudulent transactions into reports designed to help issuers and acquirers improve fraud detection and prevention. In addition, our Risk Finder system helps members to predict fraud and reduce losses by evaluating transactions using a number of variables. Through our MasterCard Alerts on-line program, we facilitate communications among members and law enforcement officials with respect to fraudulent activities on a worldwide basis.

     We also target fraudulent activity at the merchant level. Through our Merchant Profiles program, we identify high risk merchants with significant fraud-related transaction activity and encourage these merchants to implement fraud control procedures. Our Member Alert to Control High-Risk
Merchants -- MATCH(TM) program is a tool designed to assist acquirers to assess risk before signing a merchant into their MasterCard acceptance programs. MATCH contains an updated file of merchants terminated for cause by members or otherwise classified as a special risk. In addition, our Merchant Audit Program audits merchants worldwide once per month, assessing each merchant's fraud to sales ratio. When the ratio exceeds 4% for two consecutive months in a six-month period, the merchant is placed on a special watch. When the ratio exceeds 8% for the same period, acquiring members have the option to terminate the relevant merchant agreement or process all fraudulent activity chargebacks against the merchant for a minimum period of one year. We have also implemented the Common Points of Purchase Program, which helps identify merchants that knowingly or unknowingly may have facilitated the compromise of cardholder account data.

     Security and cardholder authentication for remote channels are critical issues facing MasterCard members and merchants who engage in electronic commerce transactions, where a signed cardholder sales receipt is generally unavailable. Without a receipt, it can be difficult for a merchant to dispute a cardholder claim of not engaging in a given transaction. As a result, chargebacks due to "cardholder non-authorization" represent the substantial portion of all electronic commerce chargebacks processed through the MasterCard network today.

     MasterCard has addressed this issue through the implementation of the Universal Cardholder Authentication Field ("UCAF"), a standard, globally interoperable method of collecting cardholder authentication data at the point of interaction across all remote channels, including the Internet and mobile devices. UCAF uses simple, hidden information from merchants, along with authentication information generated by issuers, to address two key barriers to electronic commerce growth: consumer concern about security and non-guaranteed payments to online merchants. By supporting a broad spectrum of issuer security schemes, UCAF standardizes the means for collecting and carrying online cardholder authentication, thereby reinforcing consumer confidence in the electronic channel. UCAF also allows online merchants to receive a global payment guarantee from MasterCard similar to the one they enjoy in the physical world.

     Prior to developing UCAF, MasterCard played a leading role in developing the cross-industry Secure Electronic Transaction ("SET") protocol for safeguarding personal information contained on consumers' payment cards. SET uses a digital certificate and encryption software to store account and transaction information as a means of securing Internet transactions. Today, over 50 MasterCard members use the SET solution, primarily in Europe, Asia and Latin America.

     MasterCard RPPS. MasterCard's Remote Payment and Presentment Service ("RPPS"), launched in 1987, is a leading processor of electronic bill payments in the United States and Canada. RPPS provides routing, editing, settlement and reconciliation services and also handles electronic bill presentment and credit counseling payments. RPPS has connections to almost all of the bill payment service providers and over 700 credit counseling agencies in the U.S. RPPS transmits over 16 million payments valued at approximately $7 billion per month.

OTHER PAYMENT SERVICES

     In addition, our MasterCard Advisors unit provides a growing set of marketing and technology consulting, card enhancement and loyalty rewards support, and information-based performance analysis services to our members. These services are generally provided on an optional, fee-for-services basis, or may be provided to members in connection with customized support agreements.

     Marketing Consulting. Our global marketing consulting group provides customized consulting to members in the area of cardholder marketing, including acquisition, portfolio management and loyalty consulting designed to help expand our members' businesses. Among other things, we undertake strategic reviews of our members' marketing activities, help members to launch new programs and enter new regional markets, develop strategic plans, assist members to build relationships with selected business partners and undertake extensive research. We also develop innovative marketing communications programs (such as direct mail packages, telephone scripts and Internet and television advertisements) to improve our members' ability to acquire card accounts and to stimulate activation of these accounts. In addition, we undertake a range of portfolio segmentation, database marketing and loyalty consulting projects that assist members to better target their cardholders' unique characteristics and requirements, helping to improve acquisition and retention of accounts. We consult with respect to all MasterCard card programs and in all regions of the world.

     Operations Consulting. We have leveraged our significant technical expertise to provide technology-based consulting services to members. Through these services, our experienced operations staff assist members to analyze key operations trends and best industry practices to improve their overall service levels and business performance. Our operations consultants provide advice principally in connection with testing practices, program management and change management activities. We also provide consulting services to members regarding risk management and security issues.

     Card Enhancement Services. Our worldwide cardholder services group develops, manages and markets a range of services to members globally to support the features that are offered in connection with certain of our card programs. These services include lost and stolen card reporting, emergency card replacement, emergency cash advance, concierge and travel assistance services. In conjunction with a licensed insurance company, we also support our members' purchase assurance, extended warranty, collision/damage waiver and other insurance-based enhancements.

     Loyalty Rewards Program Services. Our loyalty rewards services group provides members with comprehensive support of their card-based loyalty rewards programs. We have developed a proprietary software program, which we use to track, accumulate and redeem points for cardholders participating in member rewards programs that use our services. Through arrangements with leading travel service providers and rewards vendors, we have established a dedicated call center in St. Louis that accepts cardholder calls to redeem points, answer customer service inquiries, and book travel arrangements.

     Information/Performance Analysis Services. We provide a sophisticated set of software and online decision-support tools to our members and others. These tools rely on aggregated transaction information captured in our clearing and settlement systems to permit members to analyze the performance of their card portfolios and to take action to improve the revenue potential of their businesses. We also provide decision-support tools that allow members to identify, track and evaluate their performance in areas such as authorizations, fraud detection and response, quality and chargeback processing. These tools are principally available in the United States, although we intend to increasingly offer them to members on a global basis where possible.

     Many of our decision support tools are provided to members through MasterCard OnLiNE(TM) , our online messaging system that allows members to conduct a wide range of business with MasterCard through Internet, dial-up, VPN or other connections. In addition to accessing some of the tools described above, members can use MasterCard OnLiNE to obtain new card program approvals, submit periodic statistical performance information, assist in processing chargebacks and receive alerts about fraudulent transaction activity and related information. MasterCard's recently launched on-line information initiative, called MasterCard eService, provides members with access through MasterCard OnLiNE to most MasterCard publications, manuals and bulletins as well as operations forms, information releases and on-line research tools.

BRAND BUILDING

MARKETING ACTIVITIES

     For cardholders, the MasterCard brand stands for "The Best Way to Pay for Everything that Matters(TM)." Our approach to marketing activities combines advertising, sponsorships and promotions as part of an integrated package designed to increase consumer awareness of MasterCard and to drive activation, usage and retention of cards carrying our brands. We also seek to tailor our global marketing messages so that they are optimized for use in individual countries, while maintaining a common global theme.

     Advertising. Our advertising plays a critical role in building brand visibility, usage and loyalty among cardholders globally. Our award-winning "Priceless" advertising campaign launched in the United States in 1997 and has run in more than 40 languages across more than 80 countries. We believe the "Priceless" campaign represents one of the most successful and flexible global advertising campaigns in use today. The campaign promotes MasterCard's universal acceptance and usage benefits that permit cardholders to pay for what they need, when they need it, and provides MasterCard with a consistent, recognizable message that supports our brand positioning.

     Sponsorships. We seek to increase brand awareness and preference, and to encourage card usage and loyalty, by sponsoring a variety of sports properties that support the "Priceless" campaign and MasterCard brand positioning. Our sports sponsorships constitute unique assets that help build the MasterCard brand, while supporting the business of our members and relationships with key customers. In soccer, MasterCard is the exclusive payment system sponsor of the FIFA World Cup, which we believe is the single largest sporting event in the world. We also sponsor other leading soccer events, such as the FIFA Women's World Cup and the FIFA World Youth Championship, as well as both the regional and club championships of Copa America and Copa Libertadores in Latin America, and, through Europay, the European Championship and UEFA Champions League in Europe.

     Our ten year global investment in soccer is complemented by other global and regional sports sponsorships. Globally, we sponsor the Jordan Grand Prix Formula One racing team, part of the prestigious Formula One auto racing circuit. In golf, we are an international sponsor and the preferred card of the PGA Tour, the Senior PGA Tour, the PGA of America, the British Open, the MasterCard Championship Tournament held in Hawaii, and the MasterCard Colonial Tournament held in Texas.

     In North America, we have made major sponsorship investments in baseball, ice hockey and figure skating. In baseball, we are the preferred card of Major League Baseball and a sponsor of both the All-Star Game and the World Series. We have also established separate marketing and sponsorship agreements with nine major league baseball teams. In hockey, we are the preferred card and a sponsor of the National Hockey League, the National Hockey League Players Association and the Canadian Hockey League. We also sponsor a number of specific hockey-related events including the NHL All-Star Weekend, the Stanley Cup Finals, the MasterCard Memorial Cup and the MasterCard Quebec Major Junior Hockey League All-Star Game. In figure skating, we sponsored the 2001 World Figure Skating Championships and other events, including the Skate Canada Organization and the MasterCard Skate Canada International Competition.

     Promotions. In order to increase usage of our cards, we sponsor frequent promotions on a regional and national basis. These promotions typically provide cardholders with a discount, rebate or other special offer, or an entry into a sweepstakes or contest, in connection with the use of a MasterCard-branded card. In the United States, we sponsor MasterCard Exclusives(TM), a collection of promotional programs and select merchant offers that members can insert into their cardholder statements to drive card usage; MasterCard Exclusives Online(TM), a permission-based email and Internet web site program providing cardholders with access to exclusive merchant offers; and periodic national sweepstakes promotions, which typically coincide with peak spending periods such as Christmas or the summer travel season. These promotions are prominently featured on our Internet site, mastercard.com, which contains a variety of materials targeted to consumers.

MERCHANT ACCEPTANCE INITIATIVES

     At December 31, 2001, our members estimate that cards carrying MasterCard brands were accepted at over 24 million locations around the world. These results were part of a longer-term trend of substantially increasing MasterCard card acceptance. In the last five years, our members estimate that the number of MasterCard acceptance locations worldwide increased by over 50%.

     Our acceptance strategy is to maintain the unsurpassed acceptance of MasterCard-branded cards by continuing our aggressive efforts to expand the number of merchant locations worldwide where cardholders can use our cards. Our acceptance efforts are focused on three core initiatives. First, we seek to increase the number of payment channels where MasterCard cards are accepted, such as by introducing MasterCard card acceptance in connection with Internet, mobile commerce and interactive television payment applications. Second, we seek to increase the categories of merchants that accept our cards. In recent years, payment card acceptance has increased in a number of merchant categories that were previously averse to accepting payment cards, such as utilities, doctors offices and supermarkets. In the United States, we are focused presently on expanding acceptance in fast food restaurants and in connection with public sector payments (including in connection with taxes, fees, fines and tolls), among other categories. Outside the United States, where payment card acceptance is growing more rapidly than inside the U.S., we are working to support enhanced card acceptance for electronic commerce, public sector and recurring payments. Third, we seek to increase usage of our cards at selected merchants by sponsoring a range of special offers, sweepstakes, contests and other promotional programs from time to time. We also enter into brand preference agreements with merchants, in connection with which merchants commit to expressing their preference for MasterCard-branded cards when accepting payments from consumers.

     Our acceptance initiatives are primarily designed to educate merchants about the benefits and features of accepting MasterCard-branded cards for payment. We also support technical initiatives designed to make card acceptance more attractive for specific merchants, such as our Quick Payment Service, which reduces authorization times and enhances the availability of MasterCard card acceptance for fast food restaurants and other merchants where rapid transactions are required. We are presently working on efforts to support radio frequency identification devices, which are designed to facilitate card acceptance at merchants with dispersed points of interaction with consumers, such as food delivery outlets.

     Finally, we view recurring payments as a significant opportunity to expand MasterCard card acceptance in the United States, and are sponsoring initiatives to encourage consumers to make recurring bill payments in a variety of categories -- including telephone, cable, utilities and insurance -- on their MasterCard-branded cards.

CO-BRANDED/AFFINITY CARDS

     We provide research, marketing support and financial assistance to our members and their partners in connection with the launch and marketing of co-branded and affinity card programs. Co-branded cards are payment cards bearing the logos or other insignia of an issuer and a marketing partner, often a retail merchant. Affinity cards are similar to co-branded cards except that the issuer's marketing partner is typically a charity or similar organization, and a portion of consumer spending on the affinity card is generally allocated to support the charity. MasterCard has supported a number of leading co-branded and affinity card programs in the automobile, mass merchandise retailing and other segments.

RULE MAKING AND ENFORCEMENT

     Membership in MasterCard is open to banks and other regulated and supervised financial institutions. Applicants for membership must be approved by a regional MasterCard board of directors. In general, MasterCard staff grant licenses by territory. To be approved as a member, an applicant must be able to perform all obligations required of members. Credit reviews are conducted on all new members prior to admission, and are updated periodically.

     In exchange for licenses to use our brands, members agree to comply with our by-laws, policies, rules and operating regulations ("Standards"). We are the governing body that establishes and enforces the Standards. The Standards relate to such matters as:

     - membership eligibility and financial soundness criteria;

     - the design and features of cards;

     - the use of MasterCard trademarks;

     - the standards and features applicable to certain card programs;

     - transaction and other reporting requirements;

     - transaction processing obligations and the use of third-party service providers;

     - merchant acquiring activities, including acceptance standards applicable to merchants;

     - cash disbursements;

     - fees;

     - guaranteed settlement, member failures and allocation of losses; and

     - termination of membership.

     To ensure that members conform to the Standards, we run an extensive range of compliance and other programs including reviewing all card programs proposed to be issued by members and requiring members to undergo an annual audit by an independent certified public accountant (or similar examination by a regulatory authority). Except as specifically described in this proxy statement-prospectus, the Standards will not be affected by the conversion or integration.

     In connection with enforcement of the Standards, MasterCard regulates disputes between members relating to specific transactions. For example, after a transaction is presented to an issuer, the issuer may determine that the transaction may be invalid for a variety of reasons, including fraud. If the issuer believes there is a defect in a transaction, the issuer may return, or chargeback, the transaction to the acquirer. MasterCard enforces rules relating to chargebacks and acts as an arbitrator of last resort with respect to chargeback disputes.

MASTERCARD PAYMENT PROGRAMS

     MasterCard supports a wide range of payment solutions to enable our members to design, package and implement programs targeted to the specific needs of their consumer and corporate customers. While we permit regional variations in the characteristics and features of our payment programs, all MasterCard cards benefit from MasterCard's worldwide acceptance network and can be used to make purchases or obtain cash wherever the relevant brand logos are displayed indicating acceptance of our cards. The MasterCard acceptance network, together with our Standards and the transaction processing services we provide, ensure that all MasterCard payment programs are integrated into a network that facilitates payments across the globe. More than 1.7 billion MasterCard, Cirrus and Maestro logos are present on credit, charge and debit cards in circulation today.

     Our principal payment programs, which are facilitated through our brands -- MasterCard, Maestro, Cirrus and Mondex -- are listed below:

CATEGORY                 PROGRAM
--------                 -------
Consumer Programs        - Standard MasterCard
                         - Gold MasterCard
                         - Platinum MasterCard
                         - World MasterCard

CATEGORY                 PROGRAM
--------                 -------
                         - MasterCard debit
                         - Gold MasterCard debit
                         - Platinum MasterCard debit
                         - Maestro (online debit cards)
                         - MasterCard/Cirrus/Maestro ATM Network
                         - Cirrus ATM Cards

Corporate Payment        - MasterCard Corporate
  Solutions              - MasterCard Corporate Executive
                         - MasterCard Corporate Purchasing
                         - MasterCard Corporate Fleet
                         - MasterCard Corporate Multi Card
                         - MasterCard BusinessCard
                         - MasterCard Executive BusinessCard
                         - MasterCard BusinessCard debit

Stored Value Programs    - Pre-paid programs
                         - Mondex (stored value cards)
                         - MasterCard Travelers Cheques

CONSUMER PROGRAMS

     MasterCard administers a number of consumer credit programs that are designed to meet the needs of our members for tailored, customized programs addressed to specific consumer segments. Standard MasterCard cards are general purpose credit cards targeted to consumers with basic needs for a credit card. Gold MasterCard cards are targeted to consumers typically requiring a higher line of credit or spending limit and one or more card enhancement services associated with a card. Platinum MasterCard cards are generally targeted to more upscale consumers and are offered with still higher minimum credit lines or spending limits. Platinum MasterCard cards also provide a full range of card enhancement services. World MasterCard cards are a highly flexible payment program that combines the absence of a preset spending limit with the option to revolve a designated portion of the charges made. These cards are targeted principally for travel and entertainment use and are accompanied by best-in-class enhancement services and loyalty rewards programs. All MasterCard cards, including business/corporate cards discussed below, permit cardholders to obtain cash from bank branches or through the MasterCard/Cirrus/Maestro ATM network, as well as to make purchases at the point of sale.

     The services provided in connection with all MasterCard credit cards include lost/stolen card reporting, emergency card replacement and emergency cash advance. MasterAssist(TM) enhancement services are provided in connection with most Gold, Platinum and World MasterCard cards, as well as certain Standard MasterCard cards, and include emergency travel assistance and referral services, as well as retail-related insurance such as purchase protection and extended warranty coverage. MasterRental(TM) vehicle rental insurance is also provided in the United States in connection with all Gold, Platinum and World MasterCard cards (MasterRental(TM) is a required benefit in Canada, but members can use independent vendors to provide the service). In addition, concierge services and airport lounge access are required benefits for World MasterCard cards in the United States, and are typical features associated with most Platinum and World MasterCard cards. Cardholders can access these and other services through MasterCard Global Service(TM), a worldwide customer service program delivered through a call center operated by MasterCard and accessible via a network of country-specific, toll-free or collect telephone numbers.

     MasterCard's rules also permit our members to issue "secured" MasterCard cards, in which all or a portion of the cardholder's line of credit is secured by collateral, typically a cash deposit made by the cardholder.

     In addition, MasterCard supports a range of payment solutions that allow our members to provide consumers with convenient access to funds on deposit in checking, demand deposit and other accounts. Transactions processed on a debit card generally withdraw available funds directly from a cardholder's account in accordance with terms established by the issuer of the card, and in some cases involve an extension of credit. MasterCard's debit programs may be branded with the MasterCard, Maestro and/or Cirrus marks, and can be used to obtain cash in bank branches or at ATMs. In addition, MasterCard- and Maestro-branded debit cards may be used to make purchases at the point of sale. All MasterCard debit programs are designed to enhance our members' programs and services by providing consumers with greater access to their funds by leveraging the strengths of MasterCard's extensive global acceptance network and the MasterCard/Cirrus/ Maestro ATM Network. Debit cards carrying the MasterCard brand allow cardholders to validate transactions at the point of sale either by signing a sales receipt or, if the relevant card also bears a Maestro or regional ATM network mark and the merchant has the necessary equipment, by entering a PIN at a terminal. Like our consumer credit programs, we support Gold MasterCard debit cards and Platinum MasterCard debit cards that members can offer as premium services to cardholders. Members can also provide enhancement services and loyalty rewards programs in connection with debit cards carrying our brands; in the United States, all MasterCard debit cards benefit from the same core enhancements available on MasterCard credit cards.

     Maestro is MasterCard's online, PIN-based global debit program. Typically, Maestro cards allow cardholders to verify themselves by entering a PIN, although in certain countries, cardholders are required to sign a sales receipt. Maestro cards are issued, and Maestro transactions are processed, pursuant to a set of rules and procedures that are separate from the rules applicable to MasterCard credit and debit transactions. International travel services including emergency cash disbursement, lost and stolen card reporting as well as access to card issuers are available on an optional basis to Maestro cardholders through Maestro Global Service from MasterCard(TM). At the end of 2001, the Maestro brand mark appeared on 475.8 million cards worldwide. Maestro is accepted for purchases at more than 5.7 million merchant terminals in 82 countries and territories.

     We believe that the MasterCard/Cirrus/Maestro ATM Network is among the world's largest global ATM networks, with more than 760,000 participating cash dispensing locations around the globe. Any cardholder with a card bearing the MasterCard, Maestro or Cirrus logo may use a network ATM to access funds on deposit in his or her account or to take a cash advance (if a MasterCard credit card is used). The network is available twenty four hours a day, seven days a week, 365 days a year.

     We make the Cirrus brand available to members to provide global cash access through the MasterCard/ Cirrus/Maestro ATM Network for our members' proprietary ATM cards. Cirrus transactions are validated by entering a PIN. As with Maestro cards, Cirrus cards are issued and processed pursuant to a set of rules and procedures that are separate from the rules applicable either to MasterCard or Maestro transactions.

CORPORATE PAYMENT SOLUTIONS

     MasterCard's corporate payment solutions assist corporations, mid-sized companies, small businesses and public sector organizations to streamline their payment processes, manage information and reduce administrative costs. We have a long history of innovation in the corporate segment, having developed the first business card issued by a financial institution, the first fleet card platform and the first multi-purpose card.

     Inherent in each corporate payment solution is a combination of rich transaction data, purchasing controls and sophisticated reporting alternatives that are customizable to the needs of the user. The MasterCard Corporate card is designed to allow organizations to manage employee travel and entertainment expenses. MasterCard Corporate Executive cards, marketed in such countries as the United States, Canada, Chile and France, are targeted at senior executives and offer increased spending limits, concierge services and worldwide, 24-hour customer service. MasterCard Corporate Purchasing cards, marketed globally, are designed to assist in the reengineering of the corporate purchasing process, enhancing companies' financial controls while reducing administrative costs. MasterCard Corporate Fleet cards provide companies with a way to manage the expenses of a commercial fleet. Finally, the MasterCard Corporate Multi Card provides customers with an integrated card that combines the functionality of one or more of our MasterCard corporate programs -- travel, purchasing or fleet -- into a single card or account, thereby reducing the costs of managing multiple card programs. We also administer a variety of payment programs for public sector entities that are similar to the travel, purchasing, fleet and Multi cards offered to corporations.

     The MasterCard BusinessCard and Executive BusinessCard, marketed globally, are targeted at the small-business segment, offering cardholders the ability to extend payments and separate business expenses from personal expenses. MasterCard's Small Business Connections, currently offered in the United States, Canada, and the United Kingdom, is a web-based community for small businesses. It includes the Business Savings Club that offers discounts on products and services, Business Bonuses, a rewards program, as well as Market Access, a marketplace site where small businesses are able to buy and sell over the web.

     A key driver of growth in corporate payment solutions, particularly outside of the United States, is Smart Data Online, our web-based reporting tool. Implemented in all regions of the world, Smart Data Online is a state-of-the-art software product developed and supported by MasterCard. It is available in ten languages and requires only a web browser to access. It allows organizations ranging from small businesses to large corporations to display cardholder statements, prepare management reports and integrate charge data into their financial systems.

     Recognizing the rapid growth in business-to-business electronic commerce, MasterCard's Corporate Payment Solutions group has a team dedicated to the development and deployment of an overall electronic business-to-business strategy. Core to the strategy will be leveraging MasterCard's infrastructure and ubiquitous brand to become the payment method of choice for both buyers and sellers in electronic business-to-business transactions. As an example, we recently launched the MasterCard Global Trading Program(TM), which expands the functionality of the MasterCard Purchasing card to become a payment vehicle for cross border trade.

STORED VALUE PROGRAMS

     Unlike debit, charge or credit programs -- where the consumer or business/corporate customer is obligated to pay at the same time as, or later than, the relevant transaction -- "stored value" programs involve a balance account that is funded with monetary value prior to use. For MasterCard pre-paid cards, this balance account is maintained on the issuer's or MasterCard's host computer, and the account is accessed through a MasterCard-branded plastic payment card using magnetic stripe technology. For travelers cheques, the balance account is reflected in the value of the paper cheques "purchased" by a consumer prior to use. For Mondex cards, the balance account is maintained in an electronic "purse" application contained on a computer chip embedded into the payment card itself.

     Pre-paid. MasterCard's pre-paid card platform is a flexible tool that permits our members to develop, launch and manage host-based, magnetic stripe-enabled pre-paid card programs customized to the needs of unique consumer segments. Pre-paid cards can be issued in connection with our MasterCard, Maestro and/or Cirrus brands according to the issuing member's requirements, and are accepted anywhere the relevant brand is accepted. There are a variety of MasterCard-branded pre-paid card programs in operation in the United States, Asia/Pacific and other regions. In the United States, we launched a MasterCard gift card program in 2000 using our pre-paid card platform, which allows consumers to purchase and replenish MasterCard-branded gift cards over the Internet.

     Travelers Cheques. Travelers cheques are a paper-based, prepaid form of payment for use at the point of sale. MasterCard-branded travelers cheques, which are available in a number of international currencies including the euro, are refundable worldwide and can be replaced if lost or stolen. MasterCard-branded travelers cheques are issued by a number of members around the world. For a description of MasterCard's guarantee obligations relating to travelers cheques, see Note 13 to the Consolidated Financial Statements of MasterCard International.

     Mondex. The Mondex electronic cash program, a chip-based, stored value payment application, allows monetary value to be stored in an electronic "purse" directly on Mondex-branded payment cards. Up to five currencies can be loaded on a Mondex card at any one time. The value stored on a Mondex card can be used as payment for goods or services at retailers who accept Mondex cards, or transferred to other Mondex cards, using specialized card readers. Mondex cards permit the immediate transfer of value to a merchant or between cards without the transaction being authorized, cleared or settled through a central computer system. Mondex cards are primarily marketed to consumers as a convenient, technologically advanced and secure alternative to payment by cash or check, principally in connection with low-value purchases. For merchants and banks, Mondex cards can also reduce the risks and costs associated with processing cash and check payments.

     The Mondex purse application is commercialized through a franchise system operated by Mondex International Limited ("MXI"). All MasterCard members have the right to obtain licenses from franchisees of MXI to issue Mondex cards in the countries in which they operate. To date, the Mondex purse application has been franchised, principally to financial institutions, in most major national markets. Mondex electronic cash programs have been implemented in a number of countries including Hong Kong, Canada and the United Kingdom. Current launches of the program include corporate campuses in Japan, the national lottery in Norway and a transit application in South Korea.

     For a description of our investment in MXI, the owner and licensor of the Mondex electronic cash program, see Note 11 to the Consolidated Financial Statements of MasterCard International.

     On June 29, 2001, MasterCard International acquired all of the outstanding stock of MXI that it did not previously own. As a result of assuming full ownership of MXI, MasterCard International now directly controls all of MXI's operations and management. This transaction did not have a material impact on the financial statements of MasterCard International. Through MXI, MasterCard International presently expects to continue providing support to Mondex franchisees and licensees, providing services to the MULTOS consortium (described below), and managing the Mondex electronic cash, security and certificate authority applications.

GLOBAL e-BUSINESS AND EMERGING TECHNOLOGIES

     Through our Global e-Business and Emerging Technologies group, MasterCard is supporting innovation in the payments industry with a number of initiatives, including developments in the areas of electronic commerce, electronic business-to-business (eB2B), mobile commerce and smart cards.

     Electronic Commerce and eB2B. MasterCard's Electronic Commerce and Electronic Business-to-Business Center of Excellence, based in our Purchase, New York global headquarters, was established in 2001 to manage all aspects of MasterCard's electronic commerce offerings. This team seeks to ensure that MasterCard-branded payment cards -- consumer cards and corporate cards -- play an important role in payment channels that are developing as a result of the continued evolution of the Internet. Key electronic commerce activities include the development and deployment of MasterCard's guaranteed payments model for online purchases and the UCAF solution underpinning it. The team also identifies, tests and develops a range of emerging technologies that offer MasterCard and its members new ways of building business.

     MasterCard's eB2B strategy is to grow profitable GDV by taking advantage of the emerging use of electronic commerce tools and practices for corporate applications. MasterCard's vision is to be an integrated financial services solutions provider and partner to our members in executing their eB2B electronic commerce strategies. Our purchasing card (P-Card) integration initiative is expected to enable MasterCard to integrate purchasing cards as a seamless, online payment type on leading e-procurement platforms and online supplier catalogs. Likewise, MasterCard SmartLink(TM) is a software solution that integrates procurement information from MasterCard Corporate Purchasing cards with enterprise resource planning ("ERP") systems, such as SAP R/3. The automated integration of this data streamlines procurement and expense processes for businesses of all sizes to save them time and money. With MasterCard SmartLink, ERP system administrators can generate specific transaction data about any corporate card purchase at any point of interaction worldwide.

     Smart Cards and Mobile Commerce. MasterCard's Chip and Mobile Commerce Center of Excellence, based in Waterloo, Belgium, was established in 2002 to manage all aspects of smart cards, chip terminals and mobile/wireless development for MasterCard.

     In the area of smart cards, we are currently working with our members to help them replace traditional payment cards relying solely on magnetic stripe technology with smart, or chip-enabled, payment cards. Smart cards provide for more secure transactions and offer members the opportunity to provide their cardholders with value-added, customized relationship services associated with the card. Smart cards can perform many different functions, such as cardholder authentication, storing cardholders' personal and purchasing information, and allowing banks and merchants to provide more personalized loyalty/rewards programs and incentives. Additionally, smart cards may offer greater security protections in certain circumstances than magnetic stripe cards because electronic proof of a cardholder's identity is carried on the smart card and encrypted before transmission to other parties, allowing for secure purchases.

     MasterCard has played a leading role in the implementation of smart card technology. As of the fourth quarter of 2001, more than 110 million smart cards bearing MasterCard's or Europay's brands were issued worldwide. In April 2002, MasterCard introduced "OneSMART(TM) MasterCard," a flexible and customized approach to smart cards designed to help our members stand apart from their competitors. OneSMART MasterCard provides our members with comprehensive support in all areas needed to launch a successful smart card program, integrating the key areas of consumer value proposition, market-ready technology solutions, end-to-end implementation support and global marketing initiatives. Using OneSMART MasterCard, our members can choose from a broad menu of smart card applications to bundle with their own card programs, including chip-based credit and debit, personal data storage, digital ID and security, loyalty, e-ticketing, e-couponing and stored value applications.

     MasterCard is dedicated to creating a universal platform and infrastructure that will make it easier and less expensive for our members to deploy multi-application smart cards on a global basis. MasterCard continues to actively support all major smart card environments (MULTOS, JavaCard, and proprietary platforms). To underscore our commitment to flexibility, we recently joined GlobalPlatform, a cross-industry organization to develop, manage and promote a standardized framework for multiple application smart cards.

     In the area of mobile commerce, MasterCard is working to develop standards and programs that will allow consumers to securely conduct their financial transactions using a variety of wireless devices. Mobile commerce is the term applied to online financial transactions -- shopping or the electronic transfer of funds -- using a wireless device. Our global mobile commerce team works with standards organizations to establish reliable, secure wireless payment standards. For example, MasterCard is a founding member of the new Mobile Payment Forum, established in November 2001 as a cross-industry group dedicated to enabling secure, user-friendly mobile payment transactions and expanding the global market for mobile commerce. As the use of cellular phone service continues to grow around the world, MasterCard is working to develop a solution for providing pre-paid airtime payment using payment cards. MasterCard is also developing contactless chip technology programs for members around the world. These programs provide cardholders with substantially enhanced payment convenience, allowing them to "touch and go" a point-of-sale terminal with a chip-enabled payment card using radio frequency technology.

INTELLECTUAL PROPERTY

     We own a number of valuable trademarks that are essential to our business, including MasterCard and Cirrus. We own the Maestro trademark through our joint venture with Europay. MXI owns the Mondex wordmark and we license the interlocking circles device that, together with the wordmark, make up the Mondex logo. Through license agreements with our member financial institutions, we authorize the use of our trademarks in connection with our members' card issuing and merchant acquiring businesses. Trademarks remain valid so long as they are used properly for identification purposes, and we emphasize the correct use of our trademarks both within our company and by our members. In addition, we own a number of patents relating to payments solutions, transaction processing, smart cards, security systems and other matters. None of our patents are material to our business operations.

COMPETITION

     MasterCard programs compete against all forms of payment, including paper-based transactions (principally cash and checks) and electronic transactions such as wire transfers and ACH payments. While we believe we have gained share versus cash and checks in recent years, these forms of payment still capture the largest overall percentage of worldwide transaction volume.

     Within the general purpose payment card industry, we face substantial and increasingly intense competition worldwide from systems such as Visa, American Express and JCB, among others. In specific countries, we face significant competition from other competitors such as Discover/Novus (United States), Interac (Canada) and Bancard and EFTPOS (Australia). We also encounter competition from businesses such as retail stores and petroleum (gasoline) companies that issue their own payment cards, as well as from regional ATM networks such as NYCE, Concord/EFS and others. Some of our competitors have substantially greater capital and resources than we have.

     In addition, we compete against new entrants that have developed alternative payment systems, such as PayPal Inc., PayBox, Billpoint and others. Among other things, these competitors provide Internet currencies that can be used to buy and sell goods on-line, "virtual checking" programs that permit the direct debit of consumer checking accounts for on-line payments, and services that support payments to and from proprietary accounts for Internet, mobile commerce and other applications. A number of these new entrants rely principally on the Internet to support their services, and may enjoy lower costs than we do as a result of our fixed transaction processing and data transport networks.

     We also face competition from transaction processors such as First Data Corporation, some of whom are seeking to build networks that link issuers directly with point-of-sale devices for payment card transaction authorization and processing services. These networks may threaten to disintermediate our own transaction processing functions.

     We believe that the principal factors affecting our competitive position in the global payments industry are:

     - our relationships with our members;

     - the relative prices of services and products offered;

     - the acceptance base, reputation and brand recognition of the payment cards;

     - the quality of transaction processing;

     - the number of issued cards and the extent of consumer and business spending with the cards;

     - the success of marketing and promotional campaigns;

     - the integrity of our transaction processing systems and our guarantee of our principal members' settlement obligations; and

     - the ability to develop and implement new card programs, systems and technologies in both physical and virtual environments.

     For additional information on our competitive position, see "Overview of the Global Payments Industry."

EMPLOYEES

     As of December 31, 2001, we employed approximately 3,266 persons, of which approximately 563 were employed outside the United States. We consider our relationship with our employees to be good.

PROPERTIES

     As of December 31, 2001, MasterCard and its subsidiaries owned or leased 43 properties. These facilities primarily consist of corporate and regional headquarters offices, as well as our operations centers.

     Our corporate headquarters is a three story, 472,600 square foot building located at 2000 Purchase Street in Purchase, New York. We own the building and there is no outstanding debt on the facility. In addition, we operate a 528,000 square foot global technology and operations center located in O'Fallon, Missouri, known as "Winghaven," construction of which is substantially complete. The term of the lease on this new facility is 10 years commencing on August 31, 1999.

     In addition to our corporate headquarters and operations center noted above, MasterCard leases a total of 39 other facilities. These facilities include the following: 31 regional or country offices, 4 operations centers, 1 public affairs office and 3 storage facilities. Included in these totals are 28 facilities outside of the United States. See Note 9 to the audited Consolidated Financial Statements of MasterCard International.

     We believe that our facilities are suitable and adequate for the business that we currently conduct. However, we periodically review our space requirements and may acquire new space to meet the needs of our business, or consolidate and dispose of facilities that are no longer required.

LEGAL PROCEEDINGS

     MasterCard is a party to litigation with respect to a variety of matters in the ordinary course of business. Except as described below, MasterCard does not believe that any litigation to which it is a party may have a material adverse impact on our business or prospects.

DEPARTMENT OF JUSTICE ANTITRUST LITIGATION

     In October 1998, the DOJ filed suit against MasterCard International, Visa U.S.A., Inc. and Visa International Corp. in the U.S. District Court for the Southern District of New York alleging that both MasterCard's and Visa's governance structure and policies violated U.S. federal antitrust laws. First, the DOJ claimed that "dual governance" -- the situation where a financial institution has a representative on the board of directors of MasterCard or Visa while a portion of its card portfolio is issued under the brand of the other association -- was anti-competitive and acted to limit innovation within the payment card industry. At the same time, the DOJ conceded that "dual issuance" -- a term describing the structure of the bank card industry in the United States in which a single financial institution can issue both MasterCard and Visa-branded cards -- was pro-competitive. Second, the DOJ challenged MasterCard's CPP and a Visa bylaw provision that prohibit financial institutions participating in the respective associations from issuing competing proprietary payment cards (such as American Express or Discover). The DOJ alleged that MasterCard's CPP and Visa's bylaw provision acted to restrain competition.

     MasterCard denied the DOJ's allegations. MasterCard believes that both "dual governance" and the CPP are pro-competitive and fully consistent with U.S. federal antitrust law.

     A bench trial concerning the DOJ's allegations was concluded on August 22, 2000. On October 9, 2001, the district court judge issued an opinion upholding the legality and pro-competitive nature of dual governance. In so doing, the judge specifically found that MasterCard and Visa have competed vigorously over the years, that prices to consumers have dropped dramatically, and that MasterCard has fostered rapid innovations in systems, product offerings and services.

     However, the judge also held that MasterCard's CPP and the Visa bylaw constitute unlawful restraints of trade under the federal antitrust laws. The judge found that the CPP and Visa bylaw weakened competition and harmed consumers by preventing competing proprietary payment card networks such as American Express and Discover from entering into agreements with banks to issue cards on their networks. In reaching this decision, the judge found that two distinct markets -- a credit and charge card issuing market and a network services market -- existed in the United States, and that both MasterCard and Visa had market power in the network market. MasterCard strongly disputes these findings and believes that the DOJ failed, among other things, to demonstrate that U.S. consumers have been harmed by the CPP.

     On November 26, 2001, the judge issued a final judgment that orders MasterCard to repeal the CPP insofar as it applies to issuers and enjoins MasterCard from enacting or enforcing any bylaw, rule, policy or practice that prohibits its issuers from issuing general purpose or debit cards in the United States on any other general purpose card network. The judge also concluded that during the period in which the CPP was in effect, MasterCard was able to "lock up" certain members by entering into long-term agreements with them pursuant to which the members committed to maintain a certain percentage of their general purpose card volume, new card issuance or total number of cards in force in the United States on MasterCard's network. Accordingly, the final judgment provides that there will be a period (commencing on the effective date of the judgment and ending on the later of two years from that date or two years from the resolution of any final appeal) during which MasterCard will be required to permit any issuer with which it entered into such an agreement prior to the effective date of the final judgment to terminate that agreement without penalty, provided that the reason for the termination is to permit the issuer to enter into an agreement with American Express or Discover. MasterCard would be free to apply to the district court to recover funds paid but not yet earned under any terminated agreement. The final judgment imposes parallel requirements on Visa. The judge explicitly provided that MasterCard and Visa would be free to enter into new partnership or member business agreements in the future.

     MasterCard believes that is has a strong legal basis to challenge the judge's ruling with respect to the CPP, and has appealed the decision on that count. On February 6, 2002, the judge issued an order granting MasterCard's and Visa's motion to stay the final judgment pending appeal. On April 10, 2002, MasterCard filed its notice of appeal with the Second Circuit Court of Appeals.

     MasterCard believes that it is not currently possible to estimate the impact, if any, that the ultimate resolution of this matter will have on MasterCard's results of operations, financial position or cash flows.

MERCHANT ANTITRUST LITIGATION

     Commencing in October 1996, several putative class action suits were brought by a number of U.S. merchants -- including Wal-Mart Stores, Inc., Sears Roebuck & Co., Inc., The Limited Inc. and Safeway, Inc. -- against MasterCard International and Visa U.S.A., Inc. challenging certain aspects of the payment card industry under U.S. federal antitrust law. Those suits were later consolidated in the U.S. District Court for the Eastern District of New York. The plaintiffs challenge MasterCard's "Honor All Cards" rule (and a similar Visa rule), which ensures universal acceptance for consumers by requiring merchants who accept MasterCard cards to accept for payment every validly presented MasterCard card. Plaintiffs claim that MasterCard and Visa unlawfully have tied acceptance of debit cards to acceptance of credit cards. In essence, the merchants desire the ability to reject off-line, signature-based debit transactions (for example, MasterCard card transactions) in favor of other payment forms, including on-line, PIN-based debit transactions (for example, Maestro or regional ATM network transactions) which generally impose lower transaction costs for merchants. The plaintiffs also claim that MasterCard and Visa have conspired to monopolize what they characterize as the point-of-sale debit card market, thereby suppressing the growth of regional networks such as ATM payment systems. Plaintiffs allege that the plaintiff class has been forced to pay unlawfully high prices for debit and credit card transactions as a result of the alleged tying arrangement and monopolization practices. There are related consumer class actions pending in two state courts that have been stayed pending developments in this matter.

     MasterCard denies the merchant allegations and believes that the "Honor All Cards" rule and MasterCard practices with respect to debit card programs in the United States are pro-competitive and fully consistent with U.S. federal antitrust law.

     On February 22, 2000, the district court granted the plaintiffs' motion for class certification. MasterCard and Visa subsequently appealed the decision to the Second Circuit Court of Appeals. On October 17, 2001, a three-judge panel affirmed the lower court decision by a two-to-one majority. MasterCard filed a petition for a writ of certiorari to the U.S. Supreme Court on April 3, 2002. Motions seeking summary judgment have been filed by both sides and fully briefed in the district court. As of the date of this proxy statement-prospectus, no argument date for summary judgment and no trial date has been set.

     Based upon publicly available information, the plaintiffs previously have asserted damage claims in this litigation of approximately $8 billion, before any trebling under U.S. federal antitrust law. More recent public estimates (including estimates set forth in the opinion of the Second Circuit panel) place the plaintiffs' estimated damage claims at approximately $50 billion to $100 billion, depending on the source. In addition, the plaintiffs' damage claims could be materially higher than these amounts as a result of the passage of time and substantive changes in the theory of damages presented by the plaintiffs. These figures reflect claims asserted and should not be construed as an acknowledgement of the reliability of the figures presented. MasterCard believes that it is not currently possible to estimate the impact, if any, that the ultimate resolution of this matter will have on MasterCard's results of operations, financial position or cash flows.

CURRENCY CONVERSION LITIGATION

     MasterCard, together with Visa U.S.A., Inc. and Visa International Corp., are defendants in two lawsuits that allege that MasterCard and Visa wrongfully imposed an asserted one percent currency conversion "fee" on every credit card transaction by U.S. MasterCard and Visa cardholders involving the purchase of goods or services in a foreign country, and that such alleged "fee" is unlawful. The first of these actions, Schwartz v. Visa Int'l Corp., et al., was brought in the Superior Court of California in February 2000, purportedly on behalf of the general public. The second action, Senequier v. Visa Int'l Corp., et al. was commenced in January 2001 in the Supreme Court of the State of New York and is a purported class action. A trial date of May 20, 2002 has been set for the Schwartz matter. No trial date has been set for the Senequier matter, which defendants removed to federal court in January 2002. The Senequier matter has been assigned to Judge Pauley as a related case to the currency conversion cases discussed below. Both actions claim that the alleged "fee" grossly exceeds any costs the defendants might incur in connection with currency conversions relating to credit card purchase transactions made in foreign countries and is not properly disclosed to cardholders. Plaintiffs seek to prevent defendants from continuing to engage in, use or employ the alleged practice of charging and collecting the asserted one percent currency conversion "fee" and from charging any type of purported currency conversion "fee" without providing a clear, obvious and comprehensive notice that a fee will be charged. Plaintiffs also request an order (1) requiring defendants to fund a corrective advertising campaign; and (2) awarding restitution of the monies allegedly wrongfully acquired by imposing the purported currency conversion "fee". The complaints assert that, during the four-year period that preceded the respective lawsuits, MasterCard collected approximately $200 million as a result of allegedly imposing the claimed one percent currency conversion "fee." MasterCard denies these allegations.

     MasterCard, Visa U.S.A., Inc., Visa International Corp., several member banks including Citibank (South Dakota), N.A., Citibank (Nevada), N.A., Chase Manhattan Bank USA, N.A. and Bank of America, N.A. (USA), and Diners Club are defendants in a number of federal putative class actions that allege, among other things, violations of federal antitrust laws based on the asserted one percent currency conversion "fee." Pursuant to an order of the Judicial Panel on Multidistrict Litigation, the federal complaints have been consolidated in MDL No. 1409 before Judge William H. Pauley III in the U.S. District Court for the Southern District of New York. In January 2002, the federal plaintiffs filed a Consolidated Amended Complaint ("MDL Complaint") adding MBNA Corporation and MBNA America Bank, N.A. as defendants. This pleading asserts two theories of antitrust conspiracy under Section 1 of the Sherman Act, 15 U.S.C. sec.1: (i) an alleged "inter-association" conspiracy among MasterCard (together with its members), Visa (together with its members) and Diners Club to fix currency conversion "fees" allegedly charged to cardholders of "no less than 1% of the transaction amount and frequently more;" and (ii) two alleged "intra-association" conspiracies, whereby each of Visa and MasterCard is claimed separately to have conspired with its members to fix currency conversion "fees" allegedly charged to cardholders of "no less than 1% of the transaction amount" and "to facilitate and encourage institution -- and collection -- of second tier currency conversion surcharges." The MDL Complaint also asserts that the alleged currency conversion "fees" have not been disclosed as required by the Truth In Lending Act and Regulation Z.

     Defendants have moved to dismiss the MDL Complaint. That motion currently is scheduled for oral argument on June 21, 2002. Pending determination of defendants' motion to dismiss, the parties may engage in discovery except for non-custodial depositions. No trial date has been set.

     MasterCard believes that it is not currently possible to estimate the impact, if any, that the ultimate resolution of theses matters will have on its results of operations, financial position or cash flows.

GOVERNMENT REGULATION

     MasterCard is subject to a variety of employment, health and safety, environmental and other forms of government regulation in the ordinary course of its business. MasterCard members are subject to numerous regulations applicable to banks and other financial institutions in the United States and elsewhere, and as a consequence MasterCard is at times impacted by such regulations. Certain of MasterCard's operations are subject to periodic audits by the Federal Financial Institutions Examination Council. In addition, aspects of our operations or business may be subject to privacy regulation in the United States and abroad, as well as regulations imposed by the U.S. Office of Foreign Asset Control. Government regulation did not have a material impact on MasterCard in 2001, and MasterCard does not expect that government regulation will have a material impact on its business or financial condition in 2002.

MARKET INFORMATION

     There is no established public trading market for our common stock, and we do not currently anticipate that our common stock will be listed on any securities exchange or quoted on any automated quotations system or electronic communications network.

        MASTERCARD SELECTED CONSOLIDATED FINANCIAL AND OTHER INFORMATION

     The following table sets forth selected consolidated financial and other information for MasterCard for each of the five years in the period ended December 31, 2001 and as of the end of each such fiscal year, and selected unaudited pro forma financial data for the year ended December 31, 2001. The selected consolidated financial data as of December 31, 2001 and December 31, 2000 and for the fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999 have been derived from the audited consolidated financial statements of MasterCard International included elsewhere in this proxy statement-prospectus. The selected consolidated financial data as of December 31, 1999, December 31, 1998 and December 31, 1997 and for the fiscal years ended December 31, 1998 and December 31, 1997 have been derived from the audited consolidated financial statements of MasterCard International that have not been included in this proxy statement-prospectus. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The information set forth below should be read in conjunction with "MasterCard Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of MasterCard International and the notes thereto, and other financial information, including the pro forma consolidated financial information, included elsewhere in this proxy statement-prospectus.

                                                          YEAR ENDED DECEMBER 31,
                                       --------------------------------------------------------------
                                          2001         2000         1999         1998         1997
                                       ----------   ----------   ----------   ----------   ----------
                                                    (IN THOUSANDS EXCEPT PER SHARE DATA)
MASTERCARD INTERNATIONAL

INCOME STATEMENT DATA:
  Revenue............................  $1,773,848   $1,571,215   $1,389,155   $1,205,968   $1,077,099
  Operating Income...................     221,702      178,020      116,438       18,254       36,253
  Net Income.........................     142,061      118,149       86,255       24,183       44,283(a)

BALANCE SHEET DATA:
  Total Assets.......................  $1,474,805   $1,187,060   $  981,535   $  871,643   $  715,986
  Long-Term Debt.....................      80,065       82,992       82,682       82,419       11,467
  Members' Equity....................     606,661      462,408      341,520      257,248      232,396

MASTERCARD INCORPORATED

PRO FORMA DATA:
  Earnings per share, basic and
     diluted.........................  $     1.50          N/A          N/A          N/A          N/A
  Book value per share...............        8.79          N/A          N/A          N/A          N/A

---------------
(a) Includes a net gain of $8,162 recognized in conjunction with the sale of MasterCard International's wholly owned subsidiary, Monetary Transfer Systems L.L.C. ("MTS"), to Honor Technologies, Inc. and Honor Services, Inc. in October 1997. MTS owned and operated the Bankmate(R) ATM and point-of-sale debit network.

                  MASTERCARD SELECTED STATISTICAL INFORMATION

     The tables below set forth, for the years ended December 31, 2001 and 2000, our GDV, purchase volume and cash volume and the number of purchase transactions, cash transactions, accounts and cards on a regional basis. For purposes of the tables: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; purchase volume means the aggregate dollar amount of purchases made with MasterCard-branded cards for the relevant period; and cash volume means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. Maestro, Cirrus and Mondex transactions are not included in the following tables. Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the 90 day average exchange rate for each quarter. However, MasterCard reports period-over-period rates of change in U.S. dollar denominated information solely on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change. Accordingly, period-over-period rates of change cannot be extrapolated solely by reference to the U.S. dollar denominated volumes reported below and in other public releases of statistical information by MasterCard International.

     The data set forth in the GDV, Purchase Volume, Purchase Transactions, Cash Volume and Cash Transactions columns below are derived from information provided by the members of MasterCard International that is subject to logical and statistical verification by MasterCard's Global Statistics Unit and cross-checking against information provided by MasterCard's transaction processing systems. The data set forth in the Accounts and Cards columns below are derived from information provided by the members of MasterCard International and certain limited logical and statistical verification by MasterCard's Global Statistics Unit.

     A portion of the data set forth in the tables below is estimated. In addition, the information in the tables below has been restated to reflect a revision to MasterCard's methodology for estimating the dollar volume of cash transactions for off-line debit programs in the United States, which went into effect in January 2002. MasterCard revised this estimation methodology to utilize the actual performance of its members in order to improve the precision of the estimates employed for members who are unable to report this data.


                                                              FOR THE YEAR ENDED DECEMBER 31, 2001
                                  --------------------------------------------------------------------------------------------
                                                PURCHASE      PURCHASE        CASH          CASH
                                     GDV         VOLUME     TRANSACTIONS     VOLUME     TRANSACTIONS    ACCOUNTS      CARDS
                                  (BILLIONS)   (BILLIONS)    (MILLIONS)    (BILLIONS)    (MILLIONS)    (MILLIONS)   (MILLIONS)
                                  ----------   ----------   ------------   ----------   ------------   ----------   ----------
ALL PROGRAMS EXCEPT ON-LINE
  DEBIT PROGRAMS
Middle East/Africa..............    $  6.5       $  4.4          103.5       $  2.1          20.5          2.5          2.8
Asia/Pacific....................     199.7        113.1        1,128.3         86.6         197.1         95.6        104.9
Europe..........................     202.3        154.0        2,693.1         48.2         597.3         70.1         78.4
Latin America and Caribbean.....      31.9         23.3          537.6          8.5          96.9         33.2         38.3
Canada..........................      27.7         22.9          406.1          4.7          16.0         15.3         20.4
United States...................     518.4        382.9        5,386.8        135.5         518.0        218.6        273.6
Worldwide.......................    $986.4       $700.8       10,255.4       $285.6       1,445.7        435.3        518.4

                                                              FOR THE YEAR ENDED DECEMBER 31, 2000
                                  --------------------------------------------------------------------------------------------
                                                PURCHASE      PURCHASE        CASH          CASH
                                     GDV         VOLUME     TRANSACTIONS     VOLUME     TRANSACTIONS    ACCOUNTS      CARDS
                                  (BILLIONS)   (BILLIONS)    (MILLIONS)    (BILLIONS)    (MILLIONS)    (MILLIONS)   (MILLIONS)
                                  ----------   ----------   ------------   ----------   ------------   ----------   ----------
ALL PROGRAMS EXCEPT ON-LINE
  DEBIT PROGRAMS
Middle East/Africa..............    $  6.4       $  4.4          95.3        $  2.0          17.3          2.2          2.5
Asia/Pacific....................     182.1        110.3         894.8          71.8         164.4         75.4         85.1
Europe..........................     191.4        147.4       2,469.1          44.0         544.5         60.9         68.3
Latin America and Caribbean.....      27.5         22.6         474.6           4.9          57.7         24.5         29.6
Canada..........................      25.0         20.8         366.3           4.2          16.4         12.7         16.9
United States...................     432.1        328.0       4,513.6         104.1         365.8        187.2        235.3
Worldwide.......................    $864.6       $633.4       8,813.6        $231.1       1,166.0        362.9        437.8

               MASTERCARD MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with MasterCard's Consolidated Financial Statements and the accompanying notes included elsewhere in this proxy statement-prospectus.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

     Revenue was $1.774 billion for the year ended December 31, 2001 compared to $1.571 billion for the year ended December 31, 2000, an increase of $203 million or 13%. Our revenue is composed of operations fees and member assessments.

     Operations fees represent user fees for authorization, clearing, settlement and other member products and services that facilitate transaction and information management among our members on a global basis. Operations fees were $1.079 billion for the year ended December 31, 2001 compared to $969 million for the year ended December 31, 2000, an increase of $110 million or 11%. This increase was attributable to an increase in the number of transactions processed by MasterCard. Transactions processed by MasterCard represent card volume processed for which we earn transaction fees, as opposed to volume processed by a third party processor, for which we generally do not receive revenues. Such transactions exclude balance transfers, convenience checks, ATM debit cash and volumes processed by issuers who are also acquirers. Transactions processed increased to 12 billion in 2001, compared to 10 billion in 2000, an increase of 17%. In addition, the dollar volume of transactions processed by MasterCard increased from $475 billion in 2000 to $557 billion in 2001, an increase of 17%. Increases in operations fees were partially offset by lower average pricing based on our pricing structure, which rewards members with lower prices for incremental volume. Also offsetting increases in operations fees were rebates provided to our members, which grew $21 million from 2000 to 2001.

     Member assessments represent payments made by principal members to support MasterCard's operating requirements and brand support, acceptance and awareness initiatives. Member assessments were $695 million for the year ended December 31, 2001 compared to $602 million for the year ended December 31, 2000, an increase of $93 million or 15%. The increase in member assessments was attributable primarily to a 14% increase in gross dollar volume ("GDV") between the periods, which represents gross spending on MasterCard cards for goods and services, as well as cash disbursements. GDV was $986 billion for the year ended December 31, 2001 compared to $865 billion for the year ended December 31, 2000. The growth in GDV, without adjusting for the impact of changes in value of foreign currencies against the U.S. dollar, was driven primarily by a 19% increase in MasterCard cards issued between the periods reflecting the continued commitment from members to issue MasterCard cards. At December 31, 2001, members reported that there were 520 million MasterCard cards in circulation worldwide, compared to 438 million reported at December 31, 2000. Member assessment rebates provided to our members also increased $15 million from 2000 to 2001.

     While the events of September 11, 2001 did not have a significant impact on MasterCard's total volume, they did impact in the mix between domestic and international volumes experienced by MasterCard. International volume decreased dramatically in the weeks following September 11th, due to decreased international travel and related expenditures. However, this decrease was partially offset by higher domestic volume. Toward the end of the year, volumes began to recover, which helped drive the overall increase in revenue over the prior year.

     Operating expenses were $1.552 billion for the year ended December 31, 2001 compared to $1.393 billion for the year ended December 31, 2000, an increase of $159 million or 11%. Our operating expenses are comprised of general and administrative, advertising and market development, depreciation and amortization expenses.

     General and administrative expenses consist primarily of personnel, telecommunications, data processing, travel and professional fees. General and administrative expenses were $814 million for the year ended December 31, 2001 compared to $737 million for the year ended December 31, 2000, an increase of

$77 million or 10%. This increase was primarily attributable to increases in personnel costs of $52 million resulting from increases in headcount and compensation. As a percentage of revenue, general and administrative expenses declined from 47% to 46% for the years ended December 31, 2000 and 2001, respectively.

     For the year ended December 31, 2001, MasterCard made significant investments in advertising and market development to support and build value in the MasterCard family of brands, and to develop new and distinct programs to differentiate ourselves from our competition. Advertising and market development expenses were $666 million for the year ended December 31, 2001 compared to $595 million for the year ended December 31, 2000, an increase of $71 million or 12%. This increase was attributable primarily to additional costs of $45 million associated with strong performance in card-based and other long-term member incentive programs as well as incremental merchant acceptance initiatives. In addition, our promotions and sponsorship fees increased $47 million between the periods primarily as a result of incremental promotions in the year ended December 31, 2001, such as the National Hockey League Celebrity Cup Face-off, as well as increased contractual sponsorship fees associated with the World Cup, Copa America, National Hockey League, Major League Baseball and PGA Golf organizations. These increases were partially offset by reductions in media expenditures between the periods in traditional television venues and the Internet of $22 million.

     Depreciation expense was $40 million for the year ended December 31, 2001 compared to $35 million for the year ended December 31, 2000, an increase of $5 million or 14%, primarily due to purchases of equipment in 2001.

     Amortization expense was $33 million for the year ended December 31, 2001 compared to $26 million for the year ended December 31, 2000, an increase of $7 million or 26%. This increase was primarily the result of additional amortization of capitalized computer software, partially offset by a decrease in the amortization of franchise rights in 2001 due to the write-down of Mondex China Pte., Ltd., Mondex India Pte., Ltd. and Mondex Asia Pte., Ltd. franchise rights to their estimated fair value in 2000.

     Other income and expense was $11 million for the year ended December 31, 2001 compared to $22 million for the year ended December 31, 2000, a decrease of $11 million or 49%. Other income and expense comprises primarily interest, dividend and other investment income related to the portfolio of investments held, as well as interest expense, minority interest and other expense. The decrease in other income and expense was primarily the result of a devaluation of the trading securities portfolio.

     The effective tax rate for the year ended December 31, 2001 decreased to
39.0 % from 41.0 % for the year ended December 31, 2000. The lower rate for the year ended December 31, 2001 was primarily due to the utilization for income tax purposes of a loss related to foreign operations, the apportionment of pre-tax income to states with a lower tax rate and a larger amount of tax-exempt interest income as a percentage of pre-tax income than in the year ended December 31, 2001.

     As a result of the foregoing, our net income was $142 million for the year ended December 31, 2001 compared to $118 million for the year ended December 31, 2000, an increase of $24 million or 20%.

     In addition, EBITDA, which we define as operating earnings before interest, taxes, depreciation and amortization, was $294 million for the year ended December 31, 2001 compared to $239 million for the year ended December 31, 2000, an increase of $55 million or 23%. The EBITDA margin percentage was 17% in 2001 compared to 15% in 2000. EBITDA, as defined, is not intended to replace generally accepted accounting principles, including such measures as net income, operating income and cash flow. We believe that EBITDA enhances management's ability to evaluate and direct its business.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

     Revenue was $1.571 billion for the year ended December 31, 2000 compared to $1.389 billion for the year ended December 31, 1999, an increase of $182 million or 13%.

     Operations fees were $969 million for the year ended December 31, 2000 compared to $851 million for the year ended December 31, 1999, an increase of $118 million or 14%. The increase in operations fees was attributable primarily to an 18% increase in the number of transactions processed, which increased to 10 billion in 2000 compared to 8.5 billion in 1999. The increase in operations fees was also the result of the introduction of new services and acceptance programs, including the implementation of merchant investment fees. These fees generated $31 million in additional revenue for the year ended December 31, 2000. Increase in operations fees were partially offset by lower average pricing based on our pricing structure, which rewards members with lower prices for incremental volume. Operations fee rebates provided to our members also increased $23 million from 1999 to 2000.

     Member assessments were $602 million for the year ended December 31, 2000 compared to $538 million for the year ended December 31, 1999, an increase of $64 million or 12%. The increase in member assessments was attributable primarily to an increase in GDV between the periods. GDV was $858 billion for the year ended December 31, 2000 compared to $726 billion for the year ended December 31, 1999, an increase of $131 billion or 18%. (The GDV figures set forth in the preceding sentence do not reflect the January 2002 restatement of MasterCard's methodology for estimating the dollar volume of cash transactions for off-line debit programs in the United States. Using the revised methodology, GDV for the year ended December 31, 2000 was $865 billion.) The growth in GDV was driven by many factors, one of which was an increase in the number of MasterCard cards issued by members. At December 31, 2000, there were 438 million member reported MasterCard cards in circulation worldwide compared to 379 million at December 31, 1999, an increase of 59 million or 16%. In addition, the average spending per card increased 3% between 1999 and 2000. The increase in GDV was also a result of an increase in balance transfer volume, for which we do not receive tiered member assessment revenue. Increases in member assessments in 2000 were partially offset by lower average pricing based on our pricing structure, which rewards members with lower prices for incremental volume. Member assessment rebates provided to our members also increased $29 million from 1999 to 2000.

     Operating expenses were $1.393 billion for the year ended December 31, 2000 compared to $1.273 billion for the year ended December 31, 1999, an increase of $120 million or 9%.

     General and administrative expenses were $737 million for the year ended December 31, 2000 compared to $729 million for the year ended December 31, 1999, an increase of $9 million or 1%. This increase was primarily attributable to increases in personnel costs of $43 million resulting from increased headcount and compensation increases between 1999 and 2000, offset by reduced professional fees of $30 million resulting primarily from the delay in the merchant antitrust litigation over the same period. In addition, asset impairments of approximately $19 million and $18 million at December 31, 2000 and 1999, respectively, were recorded to write-down certain investments. These write-downs were determined by an impairment analysis prepared by management based on recoverability, primarily of Mondex Asia Pte., Ltd. in 2000, and Mondex China Pte., Ltd. and Mondex India Pte., Ltd. in 1999. As a percentage of revenue, general and administrative expenses declined from 52% to 47% for the years ended December 31, 1999 and 2000, respectively.

     In 2000, MasterCard made significant expenditures in advertising and market development to support and build value in the MasterCard family of brands, and to develop new and distinct programs to differentiate ourselves from our competition. Advertising and market development expenses were $595 million for the year ended December 31, 2000 compared to $491 million for the year ended December 31, 1999, an increase of $104 million or 21%. This increase was attributable primarily to additional costs of $59 million associated with card-based and other long-term member incentive programs used to support and develop customized card programs and other acceptance programs. The increase was also attributable to increases in network television and print costs of $46 million, which were associated with the expansion of our global advertising campaign in many countries and in support of new payment channels, such as e-commerce and pre-paid programs. Finally, the comparability between 2000 and 1999 was affected by a $21 million reduction in member incentive accruals in 1999.

     Depreciation expense was $35 million for the year ended December 31, 2000 compared to $32 million for the year ended December 31, 1999, an increase of $3 million or 10%. This increase was primarily attributable to depreciation associated with our corporate headquarters building, which was purchased in January 2000 for $70 million.

     Amortization expense was $26 million for the year ended December 31, 2000 compared to $22 million for the year ended December 31, 1999, an increase of $4 million or 20%. This increase was primarily the result of additional amortization of capitalized computer software, partially offset by decreases in the amortization of franchise rights in 2000 due to the write-down of Mondex China Pte., Ltd. and Mondex India Pte., Ltd. franchise rights to their estimated fair value in 1999.

     Other income and expense was $22 million for the year ended December 31, 2000 compared to $33 million for the year ended December 31, 1999, a decrease of $10 million or 32%. The decrease in other income and expense was primarily the result of minority interest, which reflects a decrease in the net loss associated with Mondex Asia Pte., Ltd., a consolidated MasterCard subsidiary. This decrease was partially offset by interest expense. Interest expense is largely comprised of interest related to our $80 million subordinated debt issuance that has been outstanding since 1998. See Note 9 of the audited Consolidated Financial Statements of MasterCard International for additional information.

     The effective tax rates for 2000 and 1999 were 41% and 42%, respectively. The lower rate in 2000 was principally due to the effects of foreign taxes, income and losses. In 2000 compared to 1999, we had greater taxable income effectively taxed at a rate lower than the United States statutory rate.

     As a result of the foregoing, our net income was $118 million for the year ended December 31, 2000 compared to $86 million for the year ended December 31, 1999, an increase of $32 million or 37%.

     In addition, EBITDA was $239 million for the year ended December 31, 2000 compared to $170 million for the year ended December 31, 1999, an increase of $69 million or 41%. The EBITDA margin percentage was 15% in 2000 compared to 12% in 1999.

LIQUIDITY AND CAPITAL RESOURCES

     We need substantial capital resources and liquidity to fund our global development, to finance our capital expenditures and any future acquisitions and to service the payments of principal and interest on our outstanding debt. At December 31, 2001, we had $627 million of liquid investments to manage operations. In addition, we expect that the cash generated from operations, working capital and our borrowing capacity will be sufficient to meet our operating and capital needs in 2002. Management believes that our resources are also sufficient to meet the estimated costs of the integration of Europay, which is expected to take place during 2002.


     At December 31, 2001, net cash provided by operating activities was $148 million compared to $221 million and $80 million for the years ended December 31, 2000 and 1999, respectively. Cash provided by operations decreased by $73 million in 2001 compared to 2000, primarily due to a decrease of $69 million in the net change in other assets and liabilities. This decrease primarily resulted from an increase in the long-term incentive compensation liability during 2000 as well as increases in capitalized Europay acquisition costs and cash surrender values of certain life insurance policies in 2001. The significant increase in 2000 over 1999 primarily reflects an increase in net income of $32 million and a larger increase in accounts payable and accrued expenses of $78 million.


     Net cash (used in) provided by investing activities was $(171) million, $(283) million and $54 million for the years ended December 31, 2001, 2000 and 1999, respectively. The outlay of cash in 2001 was primarily due to capital expenditures and purchases of investment securities available-for-sale. Capital expenditures were predominantly associated with investments in a local access network and data center equipment for the Winghaven facility. Investment securities available-for-sale increased as a result of investments made with excess funds. The change between 2000 and 1999 reflected a large increase due to the purchase of our corporate headquarters building of $70 million as well as an increase in the investment securities available-for-sale portfolio.

     Net cash provided by (used in) financing activities for the years ended December 31, 2001, 2000 and 1999 was $5 million, $(6) million and $(23) million and was primarily due to proceeds (repayments) of short-term borrowings connected with MasterCard's net settlement overdraft positions at year end.

     Our financial position continues to reflect strong liquidity. Working capital, consisting of current assets less current liabilities, was $466 million at December 31, 2001 and $360 million at December 31, 2000, a working capital ratio of 1.7 to 1 for each of 2001 and 2000.

     We have entered into contractual commitments associated with operating lease agreements for office buildings, equipment and sponsorship, licensing and other agreements. Obligations relating to these contractual commitments are estimated to be payable in the following periods:

                                                                 SPONSORSHIP,
                                                    OPERATING    LICENSING &     LONG TERM
                                         TOTAL        LEASE         OTHER          DEBT
                                        --------    ---------    ------------    ---------
                                                           IN THOUSANDS
2002..................................  $ 82,595    $ 24,046       $ 58,549            --
2003..................................    41,763      22,137         19,626            --
2004..................................    32,077      19,630         12,447            --
2005..................................    29,013      17,988         11,025            --
2006..................................    18,376      16,946          1,430            --
Thereafter............................   115,383      35,318             --       $80,065
                                        --------    --------       --------       -------
Total.................................  $319,207    $136,065       $103,077       $80,065
                                        ========    ========       ========       =======

     In addition, the adverse outcome of certain of the legal proceedings described in Note 10 to the Consolidated Financial Statements of MasterCard International could have a detrimental impact on liquidity and capital resources if they result in adverse awards of damages to the relevant plaintiffs.

     To facilitate liquidity management, we maintain a committed credit facility from certain financial institutions, which we renew annually. Pursuant to this facility, we have the right to borrow funds to provide liquidity for material member settlement failures. On June 5, 2001, we renewed the facility for an additional one-year period and increased the amount to $1.2 billion, from $1.0 billion in the prior period. On September 11, 2001, MasterCard drew down the entire line for one day as a precautionary measure and repaid it on the following day, with minimal financial impact. Facility adequacy is regularly reviewed and increases are obtained as necessary. In addition to the committed credit facility, we can draw upon other sources of liquidity such as emergency borrowings from members, special assessments, and member letters of credit or guarantees. MasterCard must maintain minimum net worth requirements under the facility of $406 million as of December 31, 2001.

     On June 30, 1998, MasterCard issued $80 million in subordinated debt ("the Notes") fixed at 6.67 percent per annum. The terms of the Notes require MasterCard to repay the principal amount on June 30, 2008. MasterCard has the ability to prepay the Notes with a "make-whole" payment to the investors, if market interest rates are lower at the time of prepayment. MasterCard must maintain minimum net worth requirements under the terms of the Notes of $345 million as of December 31, 2001.

     On August 31, 1999, MasterCard entered into an off-balance sheet financing arrangement associated with its global technology and operations center located in O'Fallon, Missouri. The owner of the property, a third party, leased the land for a ten-year period to the MCI O'Fallon 1999 Trust ("the Trust"). The Trust financed the operations center through a combination of a third party equity investment and the issuance of 7.36 percent Series A Senior Secured Notes (the "Secured Notes") in the amount of $149 million. MasterCard leases the facility and is obligated to pay rent to the Trust in amounts sufficient to cover interest payments to note-holders and any returns to equity-holders. The lease agreement permits MasterCard to purchase the facility upon 180 days notice at a purchase price equal to the aggregate outstanding principal amount of the Secured Notes, including any accrued and unpaid interest and investor equity, along with any accrued and unpaid amounts due to the investor under the lease agreement after August 31, 2006. In conjunction with the lease agreement, MasterCard executed a Guarantee of 85.15 percent of the Secured Notes outstanding, totaling $127 million as of December 31, 2001. The events of default include MasterCard not meeting minimum net worth requirements of $333 million at December 31, 2001 and not making rent payments. Upon the occurrence of an event of default, MasterCard will guarantee repayment of the total outstanding principal and interest on the Secured Notes and take ownership of the building. At December 31, 2001, the impact of consolidating the special purpose entity and recording its assets on MasterCard's balance sheet would result in $154 million in debt for MasterCard and $8 million of minority interest relating to the equity in the Trust held by a third party. For the year ended December 31, 2001, net income would have been reduced by depreciation in the amount of $3 million after tax. Furthermore, instead of the 2001 rent expense of $4 million ($11 million annually after 2001) to the Trust, MasterCard would record interest expense and minority interest in the same amount. Consequently, EBIDTA would have increased by approximately $4 million in 2001 ($11 million annually after 2001) while cash flow would have been unaffected.

     In the normal course of business, MasterCard operates systems for clearing and settling payment transactions among its members. Net settlements are generally cleared daily among members by wire transfer or other bank clearing means, via settlement cash accounts. However, some transactions may not settle until subsequent business days due to varying local currency settlement value date intervals and other timing differences. These timing differences result in amounts due to MasterCard by members or amounts due to members from MasterCard for a duration normally ranging from one to four calendar days and are included in the balance sheet of MasterCard International as settlement due to/due from members. The net impact of the settled transactions was the main contributor to net settlement cash account overdraft positions of $9.5 million and $4.1 million at December 31, 2001 and 2000, respectively, which have been recorded in other current liabilities.

ECONOMIC FLUCTUATIONS

     Although we cannot precisely determine the impact of inflation on our operations, we do not believe our operations have been significantly affected by inflation. For the most part, we have utilized technology and operating efficiencies to offset increased operating expenses. In addition, a portion of our revenues is based upon a percentage of GDV processed, which partially insulates operating margins on these revenues from the effects of inflation.

     Portions of our business are seasonal. Our revenue is favorably affected by progressively increased card purchasing volume throughout the year, particularly in the fourth quarter during the holiday shopping period.

MEMBER RELATIONSHIPS AND RELATED PARTIES

     MasterCard has a diversified member base of over 1,500 principal members and 13,500 affiliate members. As disclosed in Note 1 to the Consolidated Financial Statements of MasterCard International, it is implicit in our organizational structure that MasterCard enters into transactions with its members in the normal course of business. These members do not constitute related parties pursuant to Statement of Financial Accounting Standards ("SFAS") No. 57 "Related Party Disclosures". In accordance with SFAS 57, we have disclosed all of the necessary related party transactions within the financial statements and related footnotes.

     Certain members generate in excess of five percent of our revenue. The loss of any of these members could adversely impact MasterCard's net income. In addition, as part of our business strategy to increase our market share, MasterCard, among other things, enters into customized agreements with members. These agreements can be terminated in a variety of circumstances. Under certain circumstances, we may be required to permit members that have entered into agreements with us to terminate those agreements without penalty as a result of the current antitrust litigation being brought against us by the U.S. Department of Justice. Any termination of these agreements could have an adverse impact on our financial condition. However, MasterCard believes it is not currently possible to estimate the impact, if any, that the termination of any customized member agreements would have on our results of operations, financial position or cash flows.

RECENT ACCOUNTING PRONOUNCEMENTS

     In August 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed

Of," and the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations" for the disposal of a business segment. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The adoption of this pronouncement will not have a significant effect on MasterCard's consolidated financial statements.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. However, early adoption is permitted. The standard provides the accounting requirements for retirement obligations associated with tangible long-lived assets and the associated asset retirement cost. The standard requires that the obligation associated with the retirement of tangible long-lived assets be capitalized into the asset cost at the time of initial recognition. The liability is then discounted to its fair value using the guidance provided by the standard. The adoption of this pronouncement will not have a significant effect on MasterCard's consolidated financial statements.

     On June 29, 2001, the FASB unanimously approved SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." The integration with Europay International will be accounted for in accordance with both of these standards.

     SFAS No. 141 supersedes APB No. 16, "Business Combinations." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and establishes specific criteria for the recognition of intangible assets separately from goodwill. The new standard also requires unallocated negative goodwill to be written off immediately as an extraordinary gain (instead of being deferred and amortized).

     SFAS No. 142 supersedes APB No. 17, "Intangible Assets". SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition (i.e., post-acquisition accounting). The provisions of SFAS No. 142 will be effective for fiscal years beginning after December 15, 2001. SFAS No. 142 establishes that goodwill and indefinite lived intangible assets will no longer be amortized and that goodwill be tested for impairment at least annually at the reporting unit level. The new standard also requires that intangible assets deemed to have an indefinite life be tested for impairment at least annually, and the amortization period of intangible assets with finite lives will no longer be limited to forty years. In accordance with this standard, goodwill acquired in a business combination for which the acquisition date is after June 30, 2001, will not be amortized. The adoption of this pronouncement will cause $6.6 million of goodwill as of December 31, 2001 related to the acquisition of Cirrus System, Inc. to no longer be amortized. See
Note 12 of the Consolidated Financial Statements of MasterCard International. Amortization related to this asset was $1.1 million for each of the three years ended December 31, 2001. In accordance with this standard, MasterCard will complete the required impairment analysis within six months of adoption.

CRITICAL ACCOUNTING POLICIES & ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Management believes that the most critical accounting policies, which require significant estimates and assumptions in the preparation of MasterCard's consolidated financial statements, are set forth below.

     MasterCard has business agreements with certain members, which provide for fee rebates when the member meets certain transaction hurdles. In compliance with EITF Abstract 00-22, "Accounting for Points and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future," such rebates are calculated on a monthly basis based upon member transaction levels and the contracted discount rates for the services provided, and are recorded as a reduction of revenue in the same period as the revenue is recorded.

     Included in advertising and market development expense are volume-based and support incentives that are expensed as incurred. All incentives represent payments to members to support the MasterCard brand through either marketing and advertising programs or systems enhancements, all of which have an identifiable benefit to MasterCard with a fair value that can be determined. Volume-based incentives are generally based on the members' achievement of predefined GDV, market share or account-conversion targets. Support incentives are generally predefined amounts to be utilized by the member for specific MasterCard programs. Incentives are based on management's estimate of the members' performance in a given period and actual results may differ from these estimates.

     MasterCard accrues legal costs that are expected to be incurred to defend MasterCard in the Department of Justice and merchant antitrust litigations discussed in Note 10 to the Consolidated Financial Statements of MasterCard International. The accruals are estimated based on management's expectations of foreseeable costs, which we have assessed in accordance with FASB Statement No. 5, "Accounting for Contingencies" after consultation with outside counsel. Our policy has been consistently applied since the commencement of these litigations.

     Management evaluates all long-lived assets accounted for under Accounting Principles Board Opinion ("APB") 18 for impairment on an ongoing basis primarily using cash flow analyses. If the sum of expected net future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. The loss is measured as the amount by which the carrying amount of the asset exceeds its fair value calculated using the present value of estimated net future cash flows.

     MasterCard's accounting policies are described in further detail in Note 2 to the Consolidated Financial Statements of MasterCard International.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market risk is the potential for economic losses to be incurred on market risk sensitive instruments arising from adverse changes in market indices such as interest rates and foreign currency exchange rates. We have limited exposure to market risk from changes in both interest rates and foreign exchange rates. Management establishes and oversees implementation of board of director approved policies governing our funding, investments, and use of derivative financial instruments and monitors aggregate risk exposures on an ongoing basis. There have been no material changes in our market risk exposures at December 31, 2001 as compared to December 31, 2000 and 1999.

     We enter into foreign exchange forward contracts to minimize risk associated with anticipated revenues and expenses and assets and liabilities denominated in foreign currencies. This activity minimizes our exposure to transaction gains and losses resulting from fluctuations of foreign currencies against the U.S. dollar. The terms of the contracts are generally less than 18 months. At December 31, 2001 and 2000, foreign currency forward contracts were both sold (with notional amounts of $3 million and $43 million, respectively) and purchased (with notional amounts of $11 million and $60 million, respectively) to manage a majority of anticipated cash flows in major overseas markets for the subsequent year.

     Our settlement activities may be subject to foreign exchange risk resulting from foreign exchange rate fluctuations. This risk is limited to the extent that the timeframe between setting the foreign exchange rate for financial transactions and the clearing of settlement positions is typically one business day and is limited to ten stable transaction currencies. The remaining 174 transaction currencies are settled in U.S. dollars or require local settlement netting arrangements that eliminate our foreign exchange exposure.

     Based on the year-end 2001 and 2000 foreign exchange positions, excluding the currency and interest rate swap since they are no longer outstanding at the end of 2000, the effect of a hypothetical 10 percent strengthening of the U.S. dollar is estimated to create a loss valued at $738,000 and $1 million at December 31, 2001 and December 31, 2000, respectively.

     Our interest sensitive assets are our debt instruments rated AA minus or above, which primarily consist of fixed rate short and medium-term notes. With respect to fixed maturities, our general policy is to invest in high quality securities, while providing adequate liquidity and maintaining diversification to avoid significant exposure. Based on the net present value of expected future cash flows, a 100 basis point increase in interest rates, assuming a parallel shift of the yield curve, would result in fair value changes and a related pre-tax loss effect of $14 million and $10 million for 2001 and 2000, respectively.

     We own trading securities, which are composed of equity securities held in connection with an executive compensation plan. The effect of a hypothetical 10 percent change in market value would result in a gain or loss of $4 and $6 million for December 31, 2001 and 2000, respectively. Because these securities are part of a deferred executive compensation plan, with a corresponding liability, offsetting gains or losses would be recorded in compensation expense to the extent that the plan remains in a net appreciation position.

     At December 31, 2001, we had a $1.2 billion committed credit facility from member banks to provide liquidity for material member settlement failures. A variable rate is applied to the borrowing based on terms and conditions set forth in the agreement.

                       BUSINESS OF EUROPAY INTERNATIONAL


     Europay is a leading payment solutions company in Europe. Headquartered in Waterloo, Belgium, Europay is owned and controlled by European financial institutions and serves approximately 1,100 principal members, who participate directly in its card business, and approximately 2,700 affiliate members, who participate in Europay's card business indirectly through a principal member. Europay offers its member financial institutions a full range of payment programs and services, including ec eurocheque, Maestro, Cirrus and Eurocard-MasterCard, which they in turn can provide to their customers -- cardholders and retailers.


     Europay's mission is to be its members' preferred provider of innovative payment solutions by offering a tailored range of programs and support services to enable its members to maximize the return on their payment system investment. Europay's primary role is to license the above brands to its members, provide a sophisticated set of information processing and transaction delivery services to members and establish and enforce rules and standards surrounding the use of payment cards carrying the brands. Europay also engages in a variety of marketing activities designed to maintain and enhance the value of the brands, and plays a leading role in the development of new technologies aimed at facilitating and expanding electronic and mobile commerce.

     Europay has a long-standing strategic alliance with MasterCard, originating with Eurocard International's alliance with Interbank Card Association, MasterCard International's predecessor, in 1968 and enhanced by more recent agreements. Europay has been granted exclusive licensing rights in Europe for certain MasterCard brands and is responsible for the marketing of these brands and transaction processing throughout Europe. MasterCard owns a 12.25% equity interest in Europay and a 15% equity interest in European Payment Systems Services (EPSS), Europay's transaction processing subsidiary. In addition, Europay and MasterCard are equal partners in Maestro International, a joint venture which oversees the global development of the Maestro debit service.

     Europay's revenue is comprised principally of operations fees and assessment fees charged to members. Operations fees represent user fees for authorization, clearing, settlement, and other member services that facilitate transaction and information management for Europay members on a global basis. Member assessment fees are based principally upon the gross volume of international transactions processed on Europay branded cards.

     Europay provides the following services to its members:

     - Credit Programs. Europay's credit programs include Eurocard-MasterCard premium, standard and corporate cards, as well as affinity, co-branded, and revolving credit cards. Europay recently launched the Eurocard-MasterCard virtual card program in response to growing consumer demand for payment solutions on the Internet and in other "remote" environments where a physical card is not required to validate a transaction. Europay is also playing a leading role in the migration of credit payment programs to chip-based technologies.

     - Debit Programs. Europay currently manages the Maestro brand in Europe. Maestro is a leading online debit program with participating issuers, cards and acceptance locations in over 80 countries throughout the world. Maestro cards are accepted both at the point of sale and at ATMs. Europay's other debit programs include Cirrus, for use at ATMs worldwide, ec Pictogram, for use at ATMs within Europe, and ec eurocheque, the guaranteed paper cheque accepted at retailers throughout Europe and around the Mediterranean sea. Europay is also playing a leading role in the migration of debit payment programs to chip-based technologies.

     - Pre-paid Programs. In response both to technological advances in the area of pre-paid payment solutions, including mobile telephony, Internet and pay-per-use television, and to their increasing popularity among young customers, Europay has developed a number of pre-paid solutions for use in the physical and virtual world, including Clip, a stored-value card or electronic "purse." Europay recently introduced the Maestro Pre-paid Card, a stored-value card accepted wherever Maestro cards are accepted. In addition, Europay supports the euro travelers/Thomas Cook/MasterCard travelers cheque, a pre-paid, paper check distributed by Thomas Cook and available in pre-determined denominations in major travel destination currencies that can be replaced if lost or stolen.

     - e-Business. e-Business presents Europay and its members with the opportunity of developing new, more convenient payment solutions and acceptance channels, such as mobile commerce. Europay seeks to increase its share of the electronic commerce and mobile commerce payments market, improve the profitability of members' electronic commerce and mobile commerce transactions and support the development and implementation of e-business solutions while controlling the risks of doing business in the virtual world. A core challenge in this area is to develop security solutions to address the perceived insecure nature of transactions carried out over the Internet or wireless networks. Europay is currently focused on four key areas to support its members:

       - enhancing the security of online credit transactions;

       - launching Maestro on the Internet and facilitating secure online debit transactions;

       - expanding existing acceptance channels and developing new acceptance channels for Eurocard-MasterCard and Maestro, such as wireless devices; and

       - developing e-trust services such as digital signatures, secure messaging and controlled access to on-line systems.

     - Payment Services. Europay provides transaction processing services, consisting primarily of authorization, clearing and settlement, for its members via its own European Payment Systems Network, or EPS-Net. EPS-Net is a telecommunications network for data transfer which operates 198 modules, or connection points, at 143 sites in 38 countries. EPS-Net interfaces with the MasterCard BankNet network for worldwide retail payment and ATM transaction interchange. Using Europay's transaction processing services, Europay members facilitate payment transactions between cardholders and merchants throughout Europe.

     - Licensing and Rules. Members of Europay must enter into a license agreement with respect to Europay programs and services to be offered by the member. In addition, Europay adopts and enforces rules applicable to all Europay members relating to a variety of topics where common procedures and standards are needed to ensure the efficient, equitable and secure functioning of its system. To ensure that members conform to its rules, Europay runs an extensive range of compliance and other programs including reviewing all card programs proposed to be issued by members. Europay also approves applications for membership in MasterCard in Europe under authority delegated to it by MasterCard International.

     - Security. Europay is continually developing programs and systems to aid its members and merchants in detecting and preventing the fraudulent use of Europay branded cards. These include activities such as fraud investigations and case management, information gathering, analysis and dissemination, cooperation with domestic and international law enforcement agencies, and compliance and audit programs for members and merchants. In order to more effectively assess and respond to fraud risks, Europay has risk services managers located in each of its regional offices who promote and support these programs and services. In addition to its anti-fraud initiatives, Europay provides its members with a variety of risk management products and services, including security risk management advice and training for members and law enforcement officials, the dissemination of information to members relating to potential risks to the Europay payment system, risk analysis in connection with the development of new Europay programs and services, and the enforcement of member compliance with minimum security standards through a mandated Risk Assessment Management Program (RAMP). Europay also cooperates with other payment schemes in identifying and addressing common fraud and security threats.

     - Brand Marketing and Sponsorship. Europay offers a fully integrated and wide ranging marketing package to its member financial institutions. Sponsorship of the Union of European Football Association (UEFA) Champions League(TM) and the UEFA EURO 2000(TM) European soccer champion-ships along with the Eurocard-MasterCard and Maestro communications campaigns are designed to transcend regional boundaries and increase the attractiveness of, and loyalty to, Europay brands. These campaigns also provide platforms for members to exploit their targeted sales strategies and increase card acquisition and use.

     Europay's origins stem from the mid-1960s, when Europe's modern payments system began to take shape with the emergence of two principal payment solution providers: ec eurocheque, a cheque guarantee and paper clearing system, and Eurocard, a credit card-based payments system. Each of eurocheque and Eurocard were owned by a separate consortium of European financial institutions, although both groups included many of the same financial institutions.

     By the mid-1980s, the development of magnetic stripe technology, enabling the portable storage of bank and account information, service codes and security measures, and the growing demand for an electronic infrastructure to support magnetic stripe usage signaled the need for a more integrated payments solution. In 1984, eurocheque began to engage in cross-border ATM transactions. In 1985, Eurocard created its own electronic authorization and data clearing system. In 1989, eurocheque acquired a 15% equity interest in a new technology company created to run the Eurocard electronic network, EPSS. By the late 1980s, the maturing of the card industry and increasing demand for more sophisticated products and programs convinced European member financial institutions to combine eurocheque and Eurocard, including EPSS, into a single organization. In 1992, Europay International S.A., a Belgian corporation, was established following the merger of eurocheque International S.C., eurocheque International Holdings S.A. and Eurocard International S.A.

     As of December 31, 2001, Europay employed approximately 647 persons. Europay's owned and leased properties consist primarily of its corporate headquarters in Waterloo, Belgium and ten regional offices located in London, England; Frankfurt, Germany; Stockholm, Sweden; Madrid, Spain; Rome, Italy; Budapest, Hungary; Prague, Czech Republic; Istanbul, Turkey; Warsaw, Poland; and Moscow, Russia.

LEGAL PROCEEDINGS

     Europay is a party to litigation with respect to a variety of matters in the ordinary course of business. Except as described below, Europay does not believe that any litigation to which it is a party may have a material adverse impact on its business or prospects.

MULTILATERAL INTERCHANGE FEE

     European Commission. In September 2000, the European Commission issued a "Statement of Objections" challenging Visa International's multilateral interchange fee ("MIF") under European Community competition rules. The MIF is a fee that is paid by the merchant bank (the "acquirer") to the cardholder bank (the "issuer") when a payment is made to a merchant using a payment card. The amount of the MIF is set by the payment card system as a default fee that will only apply where the issuer and the acquirer have not agreed on a bilateral interchange fee. Interchange fees represent a sharing of payment system costs between issuers and acquirers.

     Although Europay is not an addressee of the Statement of Objections, its rules also contain a MIF scheme. Europay has therefore requested that the European Commission issue a Statement of Objections in its own case should the Commission have objections to the Europay MIF. However, the European Commission has to date elected to treat the Visa International case as the "leading" payment card case and has not issued a separate Statement of Objections challenging Europay's MIF.

     In its Statement of Objections, the European Commission took the view that the MIF constitutes a "price-fixing" agreement between the banks participating in the payment card system, and is tantamount to a "tying" arrangement since the MIF covers both the processing costs of a payment card transaction and the costs of the payment guarantee delivered by the issuers to the merchants, and thus "forces" merchants to accept the payment guarantee. On this basis, the European Commission argued that the MIF could not be exempted from European Community competition rules and should be eliminated. Europay and MasterCard disagreed with the European Commission's characterization of the MIF. In their written submissions and at the February 2001 hearing, Europay and MasterCard sought to demonstrate that (1) the MIF is not a restrictive price agreement but a necessary and efficient mechanism for allocating the costs of a four-party card payment system between issuers and acquirers, and (2) the payment guarantee is essential to ensuring universal card usage, benefits merchants, and cannot be unbundled.

     The European Commission announced on August 10, 2001 its intention to take a favorable view of Visa's MIF in light of certain changes proposed by Visa, most notably the adoption of a methodology for calculating interchange fees similar to that employed by Europay (and MasterCard) and a reduction in the level of fees. On August 11, 2001, the European Commission published a notice containing the details of these changes and invited interested third parties to submit their views to the European Commission, after which it will issue a formal decision. Assuming the European Commission does not change its position, the decision would exempt Visa's modified MIF.

     The European Commission's decision in the Visa case would be addressed only to Visa and would not cover Europay's MIF. Europay has submitted comments to the European Commission challenging the proposed changes to Visa's MIF in its notice, and is currently involved in separate discussions with the European Commission in order to determine under what conditions the European Commission would grant a formal exemption or comfort letter for Europay's MIF. Because the MIF constitutes an essential element of Europay's payment scheme, changes to it could significantly impact Europay's members. At this time, it is not possible to determine what actions the European Commission will take with respect to Europay's MIF, and therefore the financial impact that any changes would have on Europay and its members cannot be estimated. In addition, even if the European Commission does not formally challenge Europay's MIF, private parties could attempt to use the decision in the Visa case to challenge Europay's MIF before national courts or national competition authorities.

     United Kingdom Office of Fair Trading. On September 25, 2001, the Office of Fair Trading of the United Kingdom ("OFT") issued a press release proposing a decision that the establishment of the MIF by MEPUK, which is owned by Europay's and MasterCard's members in the U.K., infringes U.K. competition law and does not qualify for an exemption.

     The OFT considers that the MEPUK MIF and the MEPUK multilateral service fee ("MSF"), the fee paid by issuing banks to acquiring banks when a customer uses a MasterCard branded card either at an ATM or over the counter to obtain a cash advance, are anti-competitive and increase retail costs and consumer prices. The OFT invited MEPUK and members of MasterCard and Europay in the U.K. to make written and oral representations, which will be taken into account in a final decision, or to amend their MIF and MSF fees.

     On February 5, 2002, Europay and MEPUK made oral and written representations to the OFT in response to its proposed decision on behalf of MasterCard and Europay members in the U.K., in which they sought to demonstrate that the MIF and MSF constitute necessary and efficient mechanisms for allocating the costs of a multi-party card payment system between issuers and acquirers. Because the MIF and MSF constitute essential elements of Europay's payment scheme in the U.K., changes to these fees could significantly impact its U.K. members. At this time, it is not possible to determine what action the OFT will take with respect to the MIF and MSF, and therefore the financial impact on Europay and its members in the U.K. cannot be estimated.

INVESTIGATION BY BELGIAN TAX AUTHORITIES

     In April 1999, the Belgian tax authorities initiated an investigation of Europay's tax returns for 1997 and 1998. In June 2001, Europay received a notice from the Belgian tax authorities challenging Europay's deduction of certain card-based incentive program costs. Although Europay challenged these findings in its response to the notice, the Belgian tax authorities reaffirmed their position in a recent letter to Europay and, on December 21, 2001, Europay received a formal notice of assessment imposing an additional tax liability of approximately E16.9 million, including penalties and interest, in connection with Europay's tax returns for 1997 and 1998. Europay has appealed this matter further with the regional tax director in accordance with applicable administrative tax procedures.

     If Europay's deduction of such costs in 1999, 2000 and 2001 is similarly challenged, this could result in a further additional tax liability of up to approximately E16.9 million, including possible penalties. Although Europay believes that it has reasonable and meritorious arguments in favor of its characterization of these deductions, Europay cannot predict the outcome of this matter or any additional matters raised by the Belgian tax authorities in their investigation. In the event that Europay is unsuccessful in appealing the findings of the Belgian tax authorities in their investigation, under certain circumstances MasterCard International could, under its bylaws, levy an assessment upon its European members for the additional tax liability to the extent that it, together with other losses and liabilities arising out of the representations and warranties of Europay in the draft integration agreement, exceeds $7 million in the aggregate.

MARKET INFORMATION

     There is no established public trading market for the common stock of Europay International. As of April 15, 2002, there were 34 holders of Europay common stock, including MasterCard International. Europay has not paid dividends in the past and does not anticipate paying dividends in the future.

            EUROPAY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The selected historical consolidated financial data set forth below for Europay as of and for the two years ended December 31, 2001 and 2000 have been derived from Europay's audited consolidated financial statements and related notes which were prepared in accordance with Belgian GAAP. The consolidated financial statements have been audited by PricewaterhouseCoopers Reviseurs d'Entreprises, independent accountants, as stated in their report included elsewhere in this proxy statement-prospectus and should be read in conjunction with their report. The selected historical consolidated statement of income data set forth below for Europay for the year ended December 31, 1999 have been derived from Europay's unaudited consolidated financial statements and related notes which were prepared in accordance with Belgian GAAP and are included elsewhere in this proxy statement-prospectus. The selected historical consolidated balance sheet data of Europay set forth below as of December 31, 1999 and as of and for the two years ended December 31, 1998 and 1997 have been derived from Europay's unaudited consolidated financial statements not included in this proxy statement-prospectus. The selected historical consolidated balance sheet data of Europay as of December 31, 1999 and the selected historical consolidated financial data of Europay as of and for the two years ended December 31, 1998 and 1997 set forth below have been derived from Europay's unaudited consolidated financial statements not included in this proxy statement-prospectus.

     The financial data in the tables below has been derived from Europay's audited and unaudited consolidated financial statements in accordance with Belgian GAAP, which differs in certain significant respects from U.S. GAAP. These differences have a material effect on the net income and composition of shareholders' equity and are summarized in Note 19 to the Consolidated Financial Statements of Europay as of December 31, 2001 and December 31, 2000 and for the years ended December 31, 2001, 2000 and 1999 included elsewhere in this proxy statement-prospectus.

     This table should be read in conjunction with the "Europay Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of Europay and the related notes included elsewhere in this proxy statement-prospectus.

     Since its inception, Europay has not declared or paid any dividends.

                                             YEAR ENDED DECEMBER 31,
                                 -----------------------------------------------
                                   2001        2001        2000         2000
                                 ---------   ---------   ---------   -----------
                                  (IN THOUSANDS OF EUROS EXCEPT PER SHARE DATA)
                                              BELGIAN       US         BELGIAN
                                  US GAAP      GAAP        GAAP         GAAP
                                 (AUDITED)   (AUDITED)   (AUDITED)    (AUDITED)
                                 ---------   ---------   ---------    ---------
INCOME STATEMENT DATA(1):
  Revenue(2)...................   277,622    401,900..    260,093      364,806
  Operating Profit.............     1,261    4,926...      16,241       18,223
  Cumulative effect of changes
    in accounting principle,
    net of tax.................      (547)   --......      (3,100)          --
  Net Income/(Loss)............    12,927    12,172..       5,657        9,253
  Earnings/(Loss) per share....       129    --......          57           --
BALANCE SHEET DATA(1):
  Total Assets.................   332,974    323,745..    275,625      254,169
  Long-Term Debt...............     3,023    --......       3,449           --
  Shareholders' Equity.........    62,924    54,062..      44,930       41,857

                                                YEAR ENDED DECEMBER 31,
                                 -----------------------------------------------------
                                    1999          1999          1998          1997
                                 -----------   -----------   -----------   -----------
                                     (IN THOUSANDS OF EUROS EXCEPT PER SHARE DATA)
                                                 BELGIAN       BELGIAN       BELGIAN
                                   US GAAP        GAAP          GAAP          GAAP
                                 (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                                 -----------   -----------   -----------   -----------
INCOME STATEMENT DATA(1):
  Revenue(2)...................    215,034       298,206       245,506       153,486
  Operating Profit.............      8,660         7,321         5,038         4,350
  Cumulative effect of changes
    in accounting principle,
    net of tax.................         --            --            --            --
  Net Income/(Loss)............      8,546         7,641           278         1,566
  Earnings/(Loss) per share....         85            --            --            --
BALANCE SHEET DATA(1):
  Total Assets.................    156,125       138,896       125,897        79,914
  Long-Term Debt...............      5,572         2,533         2,533         2,533
  Shareholders' Equity.........     39,258        31,986        24,345        24,067

---------------
(1) Prior year balances have been translated from Belgian francs into euros using the fixed exchange rate on January 1, 1999 of BEF 40.3399 per euro.

(2) Europay acts as an agent on behalf of MasterCard for the billing and collection of inter-regional transactions with members. Europay does not bear risk and rewards of ownership related to these transactions and therefore, revenue is reported net under U.S. GAAP. See Note 19 to the Consolidated Financial Statements of Europay as of December 31, 2001 and December 31, 2000 and for the years ended December 31, 2001, 2000 and 1999 included elsewhere in this proxy statement-prospectus.

                EUROPAY MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with Europay's financial statements and the accompanying notes included elsewhere in this proxy statement-prospectus. Europay prepares its financial statements in accordance with Belgian GAAP, which differs in certain significant respects from U.S. GAAP. For an explanation of the material differences between Belgian GAAP and U.S. GAAP, see Note 19 to the Consolidated Financial Statements of Europay included elsewhere in this proxy statement-prospectus.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

     Revenue consists of operations fees and assessment fees charged to members. Total revenue was E401.9 million for the year ended December 31, 2001 compared to E364.8 for the year ended December 31, 2000, an increase of E37.1 or 10%.

     Operations fees represent user fees for authorization, clearing and settlement and other member services. Operations fees increased E48.4 million, or 30%, from E158.9 million for the year ended December 31, 2000 to E207.3 million for the year ended December 31, 2001. The increase in operations fees was attributable primarily to a stoplist service price increase implemented in April 2001 and increases in authorization and clearing transactions billed of 25% and 29%, respectively, from 735 million authorization and 884 million clearing transactions for the year ended December 31, 2000 to 918 million authorization and 1.1 billion clearing transactions for the year ended December 31, 2001.

     Assessment fees represent primarily fees charged to issuers and acquirers based on the gross euro volume of transactions (GEV), as well as card and currency conversion fees charged to issuers. Assessment fees decreased E9.3 million, or 5%, from E206.8 million for the year ended December 31, 2000 to E197.5 million for the year ended December 31, 2001. This decrease was attributable to a price decrease on intra-regional assessments implemented in April 2001, which was partially offset by the increase in revenues attributable to the increase in GEV associated with the increase in clearing transactions processed noted above.

     Services and other goods consist primarily of MasterCard costs, marketing and advertising expenses, professional fees, information technology costs, and general administrative, occupancy and travel costs. Services and other goods increased E46.1 million, or 16%, from E282.4 million for the year ended December 31, 2000 to E328.5 million for the year ended December 31, 2001. This increase was primarily due to increases in MasterCard costs and marketing, advertising and sponsorship costs.

     In accordance with the terms of its alliance agreement with MasterCard, Europay is required to fund MasterCard's costs assigned to the Europe region plus an agreed profit contribution. MasterCard costs increased E19.6 million, or 19%, from E103.9 million for the year ended December 31, 2000 to E123.5 million for the year ended December 31, 2001. A 2% rise in the average U.S. dollar to euro exchange rates utilized to record MasterCard U.S. dollar charges in Europay's books of account from 2000 to 2001 accounts for E2.4 million, or 12%, of the total increase. The balance of the increase was due primarily to an increase in the cost of global functions.

     Marketing and advertising expenses increased by E24.1 million, or 28%, from E86.0 million for the year ended December 31, 2000 to E110.1 million for the year ended December 31, 2001. This increase was primarily due to additional costs of E10.8 million for brand awareness and development programs, which includes E4.2 million related to a brand awareness campaign launched in advance of the 2002 introduction of the euro as the single currency for European countries in the euro-zone, E6.1 million for the UEFA European soccer championships, E3.6 million for card issuance and acceptance development efforts and E3.0 million for a European members' meeting held in June 2001.

     Remuneration, social security and pension costs amounted to E64.0 million for the year ended December 31, 2001 compared to E58.9 million for the year ended December 31, 2000, an increase of E5.1 million or 9%. This increase was primarily attributable to the introduction of a performance-based variable pay program for all management and staff in 2001.

     Depreciation and amortization expense was E13.3 million for the year ended December 31, 2001 compared to E11.1 million for the year ended December 31, 2000, an increase of E2.2 million or 20%. This increase was primarily due to Europay's continuing investment in information technology equipment and software and expansion of buildings and facilities to accommodate increases in staff and equipment.

     Net financial income increased E21.2 million, from E0.4 million for the year ended December 31, 2000 to E21.6 million for the year ended December 31, 2001. This increase in net financial income/(expense) was primarily the result of net foreign exchange income on multi-currency settlement operations, partially offset by an increase in interest expense resulting from the fixed-term loan used to finance Euro D0 settlement operations. For a description of Euro D0, see "-- Liquidity and Capital Resources."

     The net establishment of provisions for liabilities and charges of E2.1 million and E1.4 million for the years ended December 31, 2001 and 2000, respectively, represents primarily movements in employee severance provisions. The E0.6 million of other extraordinary charges for the year ended December 31, 2001 represents a loss incurred as a result of a member settlement failure.

     The effective tax rates for the years ended December 31, 2001 and 2000 were 46% and 44%, respectively. The variance with the statutory tax rate of 40% for the year ended December 31, 2000 was due to expenses that are partially or fully non-deductible under Belgian income tax regulations, such as leased car costs, entertainment expenses incurred in Belgium and gifts. The variance for the year ended December 31, 2001 was due to the effect of such disallowed expenses as well as net prior year tax adjustments which represent an increase in the basis and amount of 2000 non-deductible employee benefits partially offset by a refund of 1999 tax overpayments.

     As a result of the foregoing, Europay's net income increased to E12.9 million for the year ended December 31, 2001 compared to E9.7 million for the year ended December 31, 2000. Net income attributable to the Europay Group (Europay and its consolidated subsidiaries), reflecting after-tax adjustments for net income/(loss) from equity investments and minority interest, increased to E12.2 million for the year ended December 31, 2001 compared to E9.3 million for the year ended December 31, 2000.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

     Total revenue was E364.8 million for the year ended December 31, 2000 compared to E298.2 million for the year ended December 31, 1999, an increase of E66.6 million or 22%.

     Operations fees increased E16.0 million, or 11%, from E142.9 million for the year ended December 31, 1999 to E158.9 million for the year ended December 31, 2000. The increase in operations fees was attributable primarily to increases in authorization and clearing transactions billed of 24% and 31%, respectively, from 593 million authorization and 675 million clearing transactions for the year ended December 31, 1999 to 735 million authorization and 884 million clearing transactions for the year ended December 31, 2000.

     Assessment fees increased E36.8 million, or 22%, from E170.0 million for the year ended December 31, 1999 to E206.8 million for the year ended December 31, 2000. This increase was attributable primarily to the increase in GEV associated with the increase in clearing transactions processed mentioned above as well as a 14% increase in the total number of cards issued by members.

     There was also a positive variance in the volume discount of E13.8 million that offsets revenue, as in 2000 Europay began granting specific, performance-based discounts under agreements with individual members rather than an overall price discount to all members, which was the case in 1999. The total of such member incentive discounts was E0.9 million in 2000.

     Capitalization of intangible assets consists primarily of the capitalization of internally developed software amounting to E7.6 million for the year ended December 31, 2000.

     Services and other goods increased E55.6 million, or 25%, from E226.8 million for the year ended December 31, 1999 to E282.4 million for the year ended December 31, 2000. This increase was primarily due to increases in MasterCard costs and marketing, advertising and sponsorship costs.

     MasterCard costs increased E20.7 million, or 25%, from E83.2 million for the year ended December 31, 1999 to E103.9 million for the year ended December 31, 2000. A 13.1% rise in the average U.S. dollar to euro exchange rates utilized to record MasterCard U.S. dollar charges in Europay's books of account from 1999 to 2000 accounted for E12.5 million, or 61%, of the total increase. The balance of the increase was due primarily to increases in the costs of global functions, products and services provided to European members and the profit contribution, which were partially offset by a decrease in global technology operation costs.

     Marketing and advertising expenses increased E27.5 million, or 47%, from E58.5 million for the year ended December 31, 1999 to E86.0 million for the year ended December 31, 2000. This increase was primarily due to additional costs of E11.4 million for member card issuance and acceptance incentives and brand development programs, which reflects Europay's continuing efforts to build issuance, acceptance and brand value, and an increase of E8.9 million for extended sponsorship of the UEFA European soccer championships. Increased region and country-specific marketing and advertising efforts, consumer brand and advertising awareness studies conducted in Europe, pan-European coordination of regional advertising agencies for the MasterCard advertising campaign and increased card issuance and acceptance development efforts together accounted for a further E6.8 million of the increase.

     Remuneration, social security and pension costs amounted to E58.9 million for the year ended December 31, 2000 compared to E50.7 million for the year ended December 31, 1999, an increase of E8.2 million or 16%. This increase was primarily attributable to an increase in salary expense and social security costs related to increases in employee head count together with annual staff performance salary increases and bonus payments made to management and staff for meeting performance targets.

     Depreciation and amortization expense was E11.1 million for the year ended December 31, 2000 compared to E9.3 million for the year ended December 31, 1999, an increase of E1.8 million or 20%. The increase in 2000 versus 1999 was primarily due to Europay's continuing investment in information technology equipment and expansion of buildings and facilities to accommodate increases in staff and equipment as well as the capitalization of internally developed software.

     Financial income decreased E7.3 million, or 95%, from E7.7 million for the year ended December 31, 1999 to E0.4 million for the year ended December 31, 2000. This decrease was primarily due to scaled back hedging activity in light of the volatility of the euro to U.S. dollar exchange rate throughout 2000.

     The E1.4 million provision for extraordinary liabilities and charges for the year ended December 31, 2000 represented primarily employee severance provisions.

     The effective tax rates for 2000 and 1999 were 44% and 46%, respectively. The variance with the statutory tax rate of 40% for both years was primarily due to expenses that are partially or fully non-deductible under Belgian income tax regulations, such as leased car costs, entertainment expenses incurred in Belgium, and gifts.

     As a result of the foregoing, Europay's net income increased to E9.7 million for the year ended December 31, 2000 compared to E7.9 million for the year ended December 31, 1999. Net income attributable to the Europay Group (Europay and its consolidated subsidiaries), reflecting after-tax adjustments for net income/(loss) from equity investments and minority interest, increased to E9.3 million for the year ended December 31, 2000 compared to E7.6 million for the year ended December 31, 1999.

LIQUIDITY AND CAPITAL RESOURCES

     Europay expects that cash generated from operations, working capital and its borrowing capacity will be sufficient to meet our operational and capital needs in 2002.

     Net cash provided by/(used in) operating activities for the year ended December 31, 2001 was (E18.5) million, as compared to E62.1 million and E43.7 million for the years ended December 31, 2000 and 1999, respectively. The E80.6 million decrease from 2000 to 2001 was attributable primarily to a significant increase in other amounts receivable, an increase in deferred charges and accrued income versus a decrease in 2000, and a decrease in other amounts payable in 2001 versus a substantial increase in 2000, offset by a decrease in trade debtors in 2001 versus an increase in 2000, a larger increase in suppliers, an increase in taxes payable in 2001 versus a decrease in 2000 and an increase in net income before taxation. The increase in other amounts receivable is primarily due to the receivable established in 2001 for a disputed income tax assessment related to the 1997 and 1998 tax years imposed by the Belgian tax authorities, and a larger increase in member settlement receivables related to a same day settlement service called "Euro D0" for euro-currency transactions, which was introduced in the second half of 2000. This service results in settlement receivables and payables arising from the two-day delay in the settlement of issued and acquired transactions between euro-currency members that settle on a same-day basis and non-euro currency members that settle two days later. The decrease in other amounts payable is primarily due to a decrease in member settlement payables related to the Euro D0 settlement service in 2001 versus an increase in 2000, partially offset by a larger increase in member settlement security deposits. The decrease in trade debtors is due primarily to the change from quarterly to monthly billing and collection of certain assessments as from January 2001. The increase in taxes payable is due primarily to the liability established for the disputed tax assessment noted above, partially offset by tax payments made on current tax obligations. In addition to the increase in net income before taxation, the E18.4 million increase in 2000 was attributable primarily to a significant increase in other amounts payable and a larger decrease in deferred soccer sponsorship charges, offset by an increase in trade debtors attributable to the 22% increase in revenues, an increase in other amounts receivable and a smaller increase in suppliers versus 1999. The increase in other amounts payable was primarily due to continuing increases in member settlement security deposits and member settlement payables related to the introduction in 2000 of the Euro D0 settlement service. The increase in other amounts receivable was primarily due to member settlement receivables related to the Euro D0 settlement service introduced in 2000, partially offset by a decrease in value added tax (VAT) receivable.

     Net cash used in investing activities was E33.8 million, E17.9 million and E16.8 million for the years ended December 31, 2001, 2000 and 1999, respectively. The E15.9 million increase from 2000 to 2001 was principally due to a E8.9 million increase in the level of acquisitions and capitalization of intangible assets, a E9.0 million investment in short term cash deposits and a E7.0 million decrease in the proceeds from short term deposits, offset by a E6.0 million decrease in the level of acquisitions of fixed assets and a decrease of E3.7 million due to proceeds from and a reduction in investments in foreign currency options. The E1.1 million increase from 1999 to 2000 was principally due to the capitalization of internally developed software for E7.6 million, offset by the redemption of a short-term cash deposit for E7.0 million.

     Net cash provided by/(used in) financing activities for the years ended December 31, 2001, 2000 and 1999 was E26.1 million, E34.8 million and (E19.4) million, respectively. The E8.7 million decrease from 2000 to 2001 was primarily the result of E11.9 million decrease in the level of incremental borrowing on a settlement bank overdraft, partially offset by a reclassification of stockholder loans totaling E2.5 million to other amounts payable in current liabilities that was required in 2000 but not in 2001. The E54.2 million increase from 1999 to 2000 was the result of a E36.6 million net increase in the bank overdraft, which is primarily attributable to Euro D0 settlement activity, and a E19.8 million payment on the short-term bank loan that was required in 1999 with none in 2000. These increases were partially offset by the reclassification of stockholder loans totaling E2.5 million to other amounts payable in current liabilities as the loans will be repaid in 2001.

     Europay's financial position continues to reflect satisfactory liquidity. Cash flow generated from operations provides a significant source of liquidity to meet Europay's needs. Working capital, consisting of current assets less current liabilities, was E8.0 million at December 31, 2001 and E4.8 million at December 31, 2000. Europay has substantially no long-term debt. In addition, Europay can draw upon other sources of liquidity, such as a E35 million credit line for short term corporate cash requirements, a E30 million credit line to cover day-to-day positions involved in member settlement activity, emergency borrowings from members and special assessments. In addition, Europay may draw on member settlement deposits, letters of credit and guarantees in connection with certain member failures.

ECONOMIC FLUCTUATIONS

INFLATION

     Europay does not believe inflation has a significant impact on its operations, as both its costs and revenues would be impacted in a similar manner.

ECONOMIC GROWTH

     Europay revenues depend heavily on cross-border transactions and volume, which are influenced by card issuance, cardholder travel and expenditure patterns. Cross-border travel, both business and leisure, is sensitive to the economic context. High interest rates tend to discourage cardholder spending. A slowdown of the economy would negatively impact cross-border traffic, and therefore the growth of Europay's revenues.

     However, Europay has not identified a clear correlation between GDP growth and card transactions. Europay believes the reason for this is that the overriding drivers for transaction growth in the last ten years have been (i) the growth of cards issued, with double digit year-on-year growth, and (ii) a steady increase of the share of payments by card versus other payment instruments (mainly cash and checks).

SEASONAL BUSINESS

     Two seasonal patterns are evident in Europay's business. Cross-border card transaction traffic shows a peak in the summer holiday months, with August being the peak month, and domestic traffic shows a peak in December, which is attributable to Christmas shopping.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market risk is the potential for economic losses to be incurred on market risk sensitive instruments arising from adverse changes in market indices such as interest rates and foreign currency exchange rates. Europay has exposure to market risk arising from fluctuations in interest rates and foreign exchange rates. Europay management's policy is to monitor Europay's foreign exchange risk relating to the primary transaction currencies, specifically the U.S. dollar, Swiss franc and pound sterling, and to budget annual expenditures in these currencies based on forecasted euro exchange rates. Derivative financial instruments are utilized to mitigate the risk associated with variances to the forecasted exchange rate. In accordance with management policies, the finance department has responsibility for monitoring and mitigating the exposure to foreign exchange risk, including the use of derivative financial instruments. Europay's risk exposure relating to fluctuations in foreign currency exchange rates is similar at December 31, 2001 compared to December 31, 2000.

     Europay is primarily exposed to the foreign exchange risk arising from the translation of foreign currency transactions into the euro. Based on Europay's year end foreign exchange position, the effect of a ten percent weakening in the value of the euro is estimated to be a loss of E20.2 million and E20.3 million at December 31, 2001 and December 31, 2000, respectively.

     Included in the foreign exchange risk discussed above is Europay's exposure to changes in the U.S. dollar versus euro exchange rate related to the obligation under its alliance agreement with MasterCard. Europay utilizes foreign currency forward contracts to reduce the foreign exchange risk associated with the U.S. dollar denominated anticipated expenses under this agreement. These transactions seek to minimize the exposure of Europay to losses resulting from a strengthening of the U.S. dollar against the euro. At December 31, 2001 Europay had foreign currency forward contracts outstanding to buy U.S. dollars with a notional amount of E118 million to manage the anticipated U.S. dollar denominated cash flows for 2002. As of December 31, 2001, Europay's exposure with respect to the foreign exchange forward contracts, assuming a ten percent decrease in the U.S. dollar versus euro exchange rate was E11.7 million. In January 2002, Europay reversed $72 million of outstanding U.S. dollar denominated forward contracts with maturity after April 2002 and realized income of E6 million on the closing of the contracts.

     Europay's international settlement activities are subject to foreign exchange risk resulting from foreign exchange rate fluctuations. This risk is limited to the extent that the timing difference between the setting of the foreign exchange rate for financial transactions and the clearing of settlement positions is typically one business day and is limited to nine foreign currencies plus the euro. The remaining 174 transaction currencies are settled in one of these ten payment currencies. As of December 31, 2001, a ten percent fluctuation of the exchange rate for these foreign settlement currencies would result in a loss of E11.2 million. The majority of this exposure relates to the settlement of pound sterling and U.S. dollars. The risk of loss, assuming a ten percent movement of the exchange rate, related to these currencies as of December 31, 2001 was E4.6 million and E5.7 million, respectively. As of December 31, 2000, a ten percent fluctuation of the exchange rate for these foreign settlement currencies would result in a loss of E2.2 million, of which E0.4 million and E1.1 million related to the pound sterling and U.S. dollar, respectively. These one-day outstanding positions can vary substantially due to the day-to-day changes in the distribution of settlement volumes.

     Europay has a E35 million credit line with a bank to cover short-term cash needs. As of December 31, 2001 and December 31, 2000, no funding was obtained from this credit line. Europay has limited market risk related to changes in interest rates as borrowings and deposits are for relatively small amounts and generally have a maturity of less than 1 week. At December 31, 2001 Europay has two outstanding short-term deposits for a total amount of E9.0 million.

     During 2001, Europay obtained an additional E30 million in credit lines from its principal bankers to cover the technical overdrafts created by the introduction of same day settlement for the euro. On average, about E15 million of these credit lines is used. At December 31, 2001 no funding was obtained from these credit lines. A variable rate is applied to the borrowing, based on terms and conditions set forth in the agreement. While Europay is subject to interest rate fluctuation on these credit lines, an agreement was reached with the members that the cost of these credit lines could be recovered from the members.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of MasterCard Incorporated after the conversion and integration will be the same as the directors and executive officers of MasterCard International before the conversion and integration, except for the addition of two voting directors affiliated with European members and the addition of Dr. Peter Hoch, currently Chief Executive Officer of Europay, who will be President of MasterCard's Europe region and a non-voting director. The certificate of incorporation of MasterCard International requires MasterCard Incorporated, as the sole class B member, to elect the directors of MasterCard Incorporated to serve as the directors of MasterCard International. MasterCard Incorporated will have a board comprised of 18 voting directors. One member-stockholder of MasterCard Incorporated holding more than 5% of MasterCard Incorporated common stock is entitled to cancel its customized member agreement with MasterCard International if one of its employees does not have a board seat.

     If the conversion is approved, the current directors of MasterCard International will serve as the directors of MasterCard Incorporated and MasterCard International until the annual meeting of MasterCard Incorporated shareholders in 2003. In addition, the boards of directors of each company, acting pursuant to authority granted to them in their respective certificates of incorporation and/or bylaws, will appoint two additional voting directors affiliated with European members and Dr. Peter Hoch as a non-voting director, in each case to serve until the annual meeting of MasterCard Incorporated shareholders in 2003. The board of directors of MasterCard Incorporated will be subject to reelection in 2003. If the conversion does not occur, the current directors of MasterCard International will continue in that capacity until an annual meeting of MasterCard International principal members is held in 2003.

     A number of the largest members of MasterCard International that generate significant business for MasterCard have representatives on the MasterCard Incorporated board of directors. If any of these members were to lose its representation on the board, this could have a detrimental effect on our business relationship with that member.

     The bylaws of MasterCard Incorporated require that directors be officers of a member institution of MasterCard International or an individual otherwise uniquely qualified to provide guidance on MasterCard's affairs. For a description of the requirements for the regional allocation of board seats arising from the conversion and integration, see "The Conversion -- Effects of the Conversion." In accordance with the restrictions described in that section, the nominating committee of the MasterCard Incorporated board is charged with nominating individuals to serve as directors, subject to election by the stockholders. Presently, MasterCard Incorporated does not grant automatic board seats to members that generate specified levels of revenues or transaction volumes for MasterCard.

     Under the nominating committee's current procedures, the committee accepts nominations from regional boards as well as individual member-stockholders, and also considers nominees of its own volition. In selecting nominees, the committee typically considers the following factors, among others:

     - the experience and qualifications of the individual nominee;

     - the region with which the nominee is associated;

     - whether the nominee represents an issuing or acquiring institution;

     - the size of the financial institution of which the nominee is an officer, the extent of such institution's business with MasterCard (in terms of revenues, issuing volumes and/or acquiring volumes), and the degree of such institution's relative dedication to the MasterCard brand; and

     - whether the financial institution of which the nominee is an officer is of particular strategic importance to MasterCard.

     Because the size of member-stockholders and their dedication to MasterCard are important factors considered by the nominating committee, it is possible that a director associated with a member-stockholder whose business with MasterCard declines relative to others may not be proposed for reelection by the nominating committee. Similarly, officers of member-stockholders that make large and growing contributions to MasterCard's revenues and volumes are more likely to be considered by the nominating committee for nomination to the board of directors.

     The following table sets forth certain information regarding the executive officers and directors of MasterCard Incorporated and MasterCard International after the conversion and integration.

NAME                                   AGE                           POSITION
----                                   ---                           --------
Lance L. Weaver......................  47    Chairman of the Board and Director
Baldomero Falcones Jaquotot..........  55    Vice Chairman and Director
Donald L. Boudreau...................  60    Chairman Emeritus and non-voting Director
Robert W. Selander...................  51    President, Chief Executive Officer and Director
William F. Aldinger..................  54    Director
Hiroshi Arai.........................  72    Director
David A. Coulter.....................  54    Director
William R.P. Dalton..................  58    Director
Augusto M. Escalante Juanes..........  52    Director
Jan A.M. Hendrikx....................  56    Director
Jean-Pierre Ledru....................  63    Director
Norman C. McLuskie...................  57    Director
John Francis Mulcahy.................  51    Director
Robert W. Pearce.....................  47    Director
Robert B. Willumstad.................  56    Director
Mark H. Wright.......................  56    Director
Ronald N. Zebeck.....................  47    Director
Denise K. Fletcher...................  53    Executive Vice President and Chief Financial Officer
Noah J. Hanft........................  49    General Counsel and Secretary
Alan J. Heuer........................  60    Senior Executive Vice President, Customer Group
Peter Hoch...........................  61    President, MasterCard Europe region and non-voting
                                             Director
Jerry McElhatton.....................  63    Senior Executive Vice President, Global Technology &
                                             Operations
Michael W. Michl.....................  56    Executive Vice President, Central Resources
Christopher D. Thom..................  53    Senior Executive Vice President, Global Development
                                             Group
Spencer Schwartz.....................  35    Senior Vice President and Controller

BOARD OF DIRECTORS

     Biographies of the directors of MasterCard Incorporated after the conversion and integration are set forth below. All of the following persons are currently directors or non-voting advisory directors of MasterCard International. With the exception of Mr. Selander, the President and Chief Executive Officer of MasterCard Incorporated, Mr. Boudreau, the Chairman Emeritus, and Mr. Hoch, the Chief Executive Officer of Europay, all MasterCard Incorporated directors are presently employees of members of MasterCard International.


     Lance L. Weaver is an Executive Vice Chairman of MBNA America Bank, N.A. and Chairman of the board of MasterCard Incorporated. Mr. Weaver was first elected to the MasterCard International board of directors in 1997 and was elected chairman of the board of MasterCard International in 2001. Before joining MBNA America Bank in 1991, Mr. Weaver held various management positions with Wells Fargo and Citicorp/Citibank. He is director of MBNA America Bank and MBNA Information Services. He also serves on the board of directors of the Christiana Care Corporation and the Wilmington Renaissance Corporation. He is a member of the Georgetown University Board of Directors and the Tower Hill School Board of Trustees.

     Baldomero Falcones Jaquotot is Vice Chairman of the board of MasterCard International. He has been a member of the MasterCard International board of directors since 1997. Mr. Falcones joined Banco Hispano Industrial, a predecessor of Banco Santander Central Hispano, in 1984 and has served as Senior Executive Vice President and a member of the Executive Committee of Banco Santander Central Hispano for fifteen years. Mr. Falcones also serves as Chairman of Aquanima Holding, S.A. and Aquanima Iberica, S.A. and as a director and a member of the Executive Committee of Europay International S.A. He is a director of Union Fenosa, S.A., S.C.H. Seguros y Reaseguros, S.A., Sistema 4B, S.A., and B2BF, S.A.



     Donald L. Boudreau is Chairman Emeritus and a non-voting advisory director of MasterCard Incorporated. Mr. Boudreau has served on the MasterCard International board of directors since 1997 and was the Chairman of the MasterCard International board of directors from April 1998 to March 2001. Mr. Boudreau recently retired as a Vice Chairman of The Chase Manhattan Corporation and The Chase Manhattan Bank, where he was a member of the Executive Committee. Mr. Boudreau served in a variety of positions during his 40 year career at Chase, and most recently was responsible for all of Chase's small and consumer and middle market businesses. Mr. Boudreau is a member of the board of directors of the New York City Blood Center, and a member of the board of trustees of the New York Presbyterian Hospital, Pace University and the United Way of Tri-State.


     Robert W. Selander will be President and Chief Executive Officer of MasterCard Incorporated and presently holds the same position at MasterCard International. Mr. Selander has served on the MasterCard International board of directors since 1997. Prior to his election as President and Chief Executive Officer of MasterCard International, Mr. Selander was an Executive Vice President and President of the MasterCard International Europe, Middle East/Africa and Canada regions. He also currently serves as a director of Hartford Financial Services Group and Europay International. Before joining MasterCard in 1994, Mr. Selander spent two decades with Citicorp/Citibank, N.A.

     William F. Aldinger is the Chairman and Chief Executive Officer of Household International. Mr. Aldinger was first elected to the MasterCard International board of directors in 1998 and is a former member of MasterCard International's U.S. region board of directors. Mr. Aldinger joined Household International in 1994, and prior to that time served in various positions at Wells Fargo Bank, including Vice Chairman. Mr. Aldinger is a member of the boards of directors of Illinois Tool Works, Inc. and Evanston Northwestern Healthcare. He is a member of the combined boards of directors of Children's Memorial Medical Center/Children's Memorial Hospital and the Children's Memorial Foundation located in Chicago. Mr. Aldinger is also a member of the board of trustees of Northwestern University and the J.L. Kellogg Graduate School of Management.

     Hiroshi Arai is the Chairman of the Board of Orient Corporation, a position he has held since 1999. Mr. Arai has been a member of the MasterCard International board of directors since 1999 and is currently a member of MasterCard International's Asia/Pacific region board of directors. Prior to joining Orient Corporation in 1993, Mr. Arai was employed for forty years with Dai-ichi Kangyo Bank, where he held various positions including Deputy President.


     David A. Coulter is Vice Chairman of J.P. Morgan Chase & Co. and head of its retail and middle market business, as well as its investment management and private banking activities. Mr. Coulter has been a member of MasterCard International's board of directors since 2001. Prior to the merger between J.P. Morgan and The Chase Manhattan Corporation, Mr. Coulter was Vice Chairman of The Chase Manhattan Corporation and The Chase Manhattan Bank. In 1999 and 2000, Mr. Coulter was a partner of The Beacon Group. From 1996 to 1998, Mr. Coulter was Chairman and Chief Executive Officer of BankAmerica Corporation. He is a director of PG&E Corporation and Pacific Gas and Electric Company. Mr. Coulter also serves on the boards of directors of the San Francisco Art Institute, the Asia Society and the National Mentoring Partnership, and is a member of The Business Council. He is also a trustee of Carnegie Mellon University and the Public Policy Institute of California.


     William R. P. Dalton is Chief Executive of HSBC Bank plc (formerly Midland Bank plc) and a director of HSBC Holdings plc. Mr. Dalton was first elected to the MasterCard International board of directors in 1998. Prior to joining HSBC Bank plc in 1998, Mr. Dalton served as President and Chief Executive Officer of

HSBC Bank Canada. Mr. Dalton joined HSBC Bank Canada in 1980. Mr. Dalton is Deputy Chairman of Merrill Lynch HSBC Limited and is also a director of HSBC Investment Bank Holdings plc, CCF SA and HSBC Private Banking Holdings (Suisse) SA. He is Chairman of Young Enterprise in the United Kingdom and Vice President of the Chartered Institute of Bankers. In addition, Mr. Dalton is a Fellow of the Institute of Canadian Bankers and a Fellow of the Chartered Institute of Bankers.


     Augusto M. Escalante Juanes is Deputy President, Consumer Product and Marketing Areas, Banco Nacional de Mexico, S.A. Mr. Escalante Juanes was elected to the MasterCard International board of directors in 2001 after having previously served on the board from April 1998 to March 1999, and is currently chairman of MasterCard International's Latin America and Caribbean region board of directors. Mr. Escalante Juanes joined Banco Nacional de Mexico in 1991. At Banco Nacional de Mexico, Mr. Escalante Juanes is responsible for all consumer products, both deposit and credit, and all marketing and advertising for the Financial Group of Banco Nacional de Mexico. He was previously Deputy President, Bank Card and Electronic Services Area, and Deputy President, Consumer Loans Area of Banco Nacional de Mexico.


     Jan A.M. Hendrikx is Chief Executive Officer of EURO Kartensysteme. Mr. Hendrikx was first elected to the MasterCard International board of directors in 2001. Mr. Hendrikx joined EURO Kartensysteme in 1997 as chief executive officer and prior to that time served in senior positions in the European offices of Visa International and Citibank. He has served on the Europay International board of directors since 1998.


     Jean-Pierre Ledru is Senior Executive Vice President of Credit Agricole SA. He has served on the MasterCard International board of directors since 1991. In addition, Mr. Ledru is Chairman of Cedicam, Chairman and C.E.O. of Europay France, Chairman of Europay International, and Vice Chairman of the Groupement des Cartes Bancaires. In addition, Mr. Ledru is Executive Vice Chairman of BMS (Billetique Monetique Services) and a member of the board of directors of AROP (Association pour le Rayonnement de l'Opera National de Paris).


     Norman C. McLuskie is a Director of the Royal Bank of Scotland Group plc, the Royal Bank of Scotland plc and National Westminister Bank plc. Mr. McLuskie was first elected to the MasterCard International board of directors in 2000. Mr. McLuskie joined Royal Bank of Scotland in 1982. Following the acquisition of Natwest by the Royal Bank of Scotland in March 2000, he was appointed Chief Executive of Retail Direct, a division of the Royal Bank of Scotland Group encompassing its card and consumer finance businesses, among others. Mr. McLuskie's other directorships include: Chairman of Royscot Financial Services Ltd, Chairman of RBS Cards Ltd, Chairman of Virgin Direct Personal Finance Ltd and Deputy Chairman of Tesco Personal Finance. Mr. McLuskie is also Vice Chairman of Europay International and a fellow of the Chartered Institute of Bankers in Scotland.


     John Francis Mulcahy is Head of Australian Financial Services Division, Commonwealth Bank of Australia. He has served on the MasterCard International board of directors since 1998 and is currently a member of MasterCard International's Asia/Pacific region board of directors. Prior to joining the Commonwealth Bank of Australia in 1995, Mr. Mulcahy was Chief Executive Officer of Lend Lease Property Investment Services. He currently serves as a director of IPAC Securities Limited, EDS Australia Pty. Limited and TCNZ Australia Pty Limited.

     Robert W. Pearce is President of Distribution in the Personal & Commercial Client Group for Bank of Montreal, where he has worked for over twenty years. He has served on the MasterCard International board of directors since 1999. He previously served as Executive Vice-President of North American Electronic Banking Services for Bank of Montreal and was responsible for Bank of Montreal's MasterCard Cardholder and Merchant Services lines of business, Debit Card business, and Electronic Banking.


     Robert B. Willumstad is President of Citigroup and Chairman and Chief Executive Officer of Citigroup's Consumer Group, overseeing its North American cards businesses, Citibanking North America, Europe and Japan, CitiFinancial, Citigroup's Mortgage Banking business and Primerica, and has product responsibility for Global Cards and Consumer Finance. Mr. Willumstad is also responsible for, among other things, Citigroup's e-consumer unit, which provides Internet payment solutions and financial services offerings across all of

Citigroup's consumer businesses. Mr. Willumstad has served on the MasterCard International board of directors since 1999. Mr. Willumstad was Chairman and CEO of Travelers Group Consumer Finance Services prior to the merger between Citicorp and Travelers Group in 1998. Mr. Willumstad joined Commercial Credit, now CitiFinancial, in 1987. Prior to joining Citigroup's predecessor companies, Mr. Willumstad served in various positions with Chemical Bank for twenty years, last holding the position of President of Chemical Technologies Corporation.


     Mark H. Wright is President and Chief Executive Officer of USAA Federal Savings Bank, and serves as Vice Chairman of USAA Federal Savings Bank's board of directors. He also serves as Chairman of the Board of USAA Savings Bank. Mr. Wright joined USAA in 1993. Mr. Wright has been a member of the MasterCard International board of directors since 1996, is chairman of the audit committee of MasterCard International's board, and is currently a member of MasterCard International's U.S. region board of directors. He is on the board of the Alamo Bowl in San Antonio. Mr. Wright also serves as a trustee on the board of Our Lady of the Lake University in San Antonio. Mr. Wright is a member and President of the Thrift Institutions Advisory Council appointed by the Federal Reserve Bank.


     Ronald N. Zebeck is Chairman and Chief Executive Officer of Metris Companies Inc., as well as Chief Executive Officer of Direct Merchants Credit Card Bank. Mr. Zebeck has served on the MasterCard International board of directors since 1997 and is currently a member of MasterCard International's U.S. Region board of directors. Prior to joining Metris Companies Inc. in 1994, Mr. Zebeck held various credit card related positions at Citicorp, Advanta and General Motors.

EXECUTIVE OFFICERS

     Biographies of the executive officers of MasterCard Incorporated and MasterCard International after the conversion and integration other than Mr. Selander are set forth below. Each of the following officers currently hold the same position with MasterCard International before the conversion and integration that they will hold in MasterCard Incorporated and MasterCard International after the conversion and integration, except for Dr. Peter Hoch, who is currently the Chief Executive Officer of Europay International.

     Denise K. Fletcher will be Executive Vice President and Chief Financial Officer of MasterCard Incorporated and a member of MasterCard's Executive Management Group. Ms. Fletcher will be responsible for the corporate finance, planning, audit, purchasing and new markets and investments functions at MasterCard. Prior to joining MasterCard in 2000, Ms. Fletcher spent four years as Senior Vice President and Chief Financial Officer of Bowne & Company, the world's largest financial printer, with responsibility for finance and strategy. She serves on the boards of directors of Girl Scouts USA and the YWCA of the City of New York.

     Noah J. Hanft will be General Counsel and Secretary of MasterCard Incorporated and a member of MasterCard's Executive Management Group. Mr. Hanft has served in various increasingly senior legal positions at MasterCard since 1984, except for 1990 to 1993, when Mr. Hanft was Senior Vice President and Assistant General Counsel at AT&T Universal Card Services. Prior to joining MasterCard, Mr. Hanft was associated with the intellectual property law firm of Ladas & Parry in New York.

     Alan J. Heuer will be Senior Executive Vice President of MasterCard Incorporated and a member of MasterCard's Executive Management Group. Mr. Heuer will be responsible for MasterCard's Customer Group, which encompasses all member relations, global marketing and consulting/cardholder services functions, as well as MasterCard's regional activities. Mr. Heuer joined MasterCard in 1995. Prior to that time, Mr. Heuer served as Executive Vice President, Retail Banking, for the Bank of New York.


     Dr. Peter Hoch will be President of MasterCard's Europe region and a member of MasterCard's Executive Management Group. Dr. Hoch will also be a non-voting, advisory director of MasterCard Incorporated. Dr. Hoch was a Vice Chairman of Europay International from 1992 until 2000, and became Europay's Chief Executive Officer in November 2000. From 1984 to 1999, Dr. Hoch was a member of the board of management of Hypo-Bank AG, responsible for information technology and payment systems, and a part of the branch network. He was responsible for managing the merger between Hypo-Bank and Bayerische

Vereinsbank to form Hypo Vereinsbank, and served on the management board of Hypo Vereinsbank in 1998 and 1999. Dr. Hoch is currently a member of the board of directors of Giesecke & Devrient.

     Jerry McElhatton will be Senior Executive Vice President of MasterCard Incorporated and a member of MasterCard's Executive Management Group. Mr. McElhatton will be responsible for MasterCard's Global Technology and Operations group, which includes the St. Louis transaction processing facility. Before joining MasterCard in 1994, Mr. McElhatton was President and Chief Executive Officer of Dallas-based Payment Systems Technology & Consulting, Inc. Mr. McElhatton currently serves on the board of directors of Ignite Sales, Inc. and Mascon, a development firm based in India; the board of directors of St. Louis University; the board of directors of the Regional Commerce and Growth Association in St. Louis; the National Council for the Olin School of Business of Washington University in St. Louis; and the boards of directors of Rainbow Village in St. Louis and the United Way (St. Louis).

     Michael W. Michl will be Executive Vice President of MasterCard Incorporated and will be a member of MasterCard's Executive Management Group. Mr. Michl will be responsible for MasterCard's Central Resources unit, encompassing the communications, global human resources and corporate services functions. Mr. Michl joined MasterCard in 1998 from Avon Products, where he was Vice President of Human Resources.

     Christopher D. Thom will be Senior Executive Vice President of MasterCard Incorporated and a member of MasterCard's Executive Management Group. Mr. Thom will be responsible for MasterCard's Global Development Group, which manages the brand and program development functions at MasterCard, as well as MasterCard's initiatives in the areas of electronic commerce, mobile commerce and chip-based smart cards. Prior to joining MasterCard in 1995, Mr. Thom served in a variety of positions at HSBC Group in the United Kingdom, including as general manager, Strategic Development and general manager, Retail. In the latter position, Mr. Thom was responsible for the core banking services and products delivered through HSBC's branch network, as well as HSBC's card service, private banking and other businesses. Mr. Thom is a director of MXI.

     Spencer Schwartz will be Senior Vice President and Controller for MasterCard Incorporated. Mr. Schwartz will be primarily responsible for all accounting and financial control functions at MasterCard. Prior to assuming the Controller position for MasterCard International in 2000, Mr. Schwartz was the Vice President of Taxation for MasterCard International. Before joining MasterCard in 1996, Mr. Schwartz headed the tax department for Carl Zeiss, Inc., operated his own accounting and tax firm and held various positions with Price Waterhouse.

COMMITTEES OF THE BOARD

     The board of MasterCard Incorporated is authorized to designate from among its members an executive committee, which will have all the authority of the board of directors, and other committees. The Chairman of the board will be an ex officio member of all committees. The board of MasterCard Incorporated will have the same committees with the same functions and members as MasterCard International had before the conversion. In addition, the board of MasterCard Incorporated may appoint additional regular committees of the board of MasterCard Incorporated. The committees of the board are described below.

     EXECUTIVE. The executive committee may exercise the authority of the board of directors when the board is not in session, as permitted by law and the bylaws of MasterCard Incorporated. At present, the board of MasterCard Incorporated does not expect to appoint an executive committee.

     AUDIT. The audit committee will assist the board of directors in fulfilling its oversight responsibilities. Among other things, it will review the activities, results and effectiveness of internal and external auditors, confirm the independence of the external auditors and recommend to the board of directors the appointment of the external auditors. The audit committee will also review MasterCard Incorporated's key risks and controls and its quarterly and annual financial statements. The members of the audit committee are expected to be Messrs. Weaver, Wright, Boudreau, McLuskie, Pearce and Zebeck.

     COMPENSATION. The compensation committee will establish the compensation policies and criteria of the Chief Executive Officer and other executive officers of MasterCard Incorporated. The members of the compensation committee are expected to be Messrs. Weaver, Aldinger, Boudreau and Falcones.

     NOMINATING. The nominating committee will consider and nominate individuals to serve as directors of MasterCard Incorporated for approval by the class A and class B stockholders at the annual meeting of stockholders, based upon proposals made by each regional board of MasterCard Incorporated. The members of the nominating committee are expected to be Messrs. Weaver, Aldinger, Boudreau, Dalton, Falcones, Ledru and Willumstad.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table shows the before-tax compensation for the Chief Executive Officer and the four next highest paid executive officers of MasterCard International at the end of 2001, which we collectively refer to as the named executive officers.

                                                                                 LONG-TERM
                                           ANNUAL COMPENSATION                  COMPENSATION
                             -----------------------------------------------    ------------
                                                              OTHER ANNUAL          LTIP           ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY      BONUS(1)     COMPENSATION(2)      PAYOUTS       COMPENSATION(3)
---------------------------  ----  --------    ----------    ---------------    ------------    ---------------
Robert W. Selander.......    2001  $783,333    $2,500,000       $205,499         $3,479,000        $451,447
  President & CEO            2000  $700,000    $2,000,000       $198,760                 --        $419,360
Alan J. Heuer............    2001  $575,000    $  900,000       $153,971         $2,380,000        $201,341
  Senior Executive VP        2000  $575,000    $  800,000       $137,796                 --        $174,317
Jerry McElhatton.........    2001  $575,000    $  825,000       $149,047         $2,047,500        $395,586
  Senior Executive VP        2000  $575,000    $  725,000       $133,849                 --        $375,758
Christopher D. Thom......    2001  $500,000    $  700,000       $113,747         $2,072,000        $196,316
  Senior Executive VP        2000  $500,000    $  700,000       $116,470                 --        $129,283
Denise K. Fletcher(4)....    2001  $375,000    $  450,000       $ 42,182                 --        $ 44,485
  Executive VP               2000  $120,913    $  200,000             --                 --        $210,000(5)

---------------
(1) Additional bonuses for services performed in 2001 will be paid to Mr. Selander ($250,000 at the closing of the conversion and integration and $250,000 per year for each of the following three years), Mr. Thom ($200,000 at the closing and $66,667 per year for each of the following three years) and Ms. Fletcher ($200,000 at the closing and $66,667 per year for each of the following three years), if, and only if, the conversion and integration is consummated.

(2) Amounts principally represent reimbursement for tax obligations in connection with non-qualified retirement benefits.

(3) For 2001, includes matching contributions under the MasterCard International's 401(k) plan (Mr. Selander -- $22,134; Mr. Heuer -- $22,134; Mr. McElhatton -- $22,190; Mr. Thom -- $22,190; Ms. Fletcher -- $7,378);
    MasterCard International's contributions to both a non-qualified defined benefit and defined contribution plan -- Annuity Bonus Plan (Mr.
    Selander -- $186,513; Mr. Heuer -- $131,087; Mr. McElhatton -- $124,871; Mr.
    Thom -- $80,314; Ms. Fletcher -- $2,107); the dollar value of the benefit of premiums paid for a split-dollar life insurance policy projected on an actuarial basis (Mr. Thom -- $47,579); the full amount of all premiums paid by MasterCard International for executive life insurance coverage (Mr. Selander -- $36,800; Mr. Heuer -- $3,120; Mr. McElhatton -- $3,524; Mr.
    Thom -- $1,232); MasterCard International's contributions to a deferred compensation plan -- Rabbi Trust (Mr. Selander -- $150,000; Mr.
    McElhatton -- $200,000); cash payments in lieu of executive perquisites (Mr. Selander -- $56,000; Mr. Heuer -- $45,000; Mr. McElhatton -- $45,000; Mr.
    Thom -- $45,000; Ms. Fletcher -- $35,000).

(4) Ms. Fletcher joined MasterCard International in September 2000. Her salary and bonus amounts for fiscal 2000 reflect a partial year.

(5) Represents a one-time bonus paid upon hiring.

LONG-TERM INCENTIVE PLAN-AWARDS IN FISCAL YEAR 2001

     The following table lists grants of performance units in 2001 to the named executive officers:

                       NUMBER OF
                         UNITS       PERFORMANCE OR OTHER
NAME                   AWARDED(1)   PERIOD UNTIL MATURATION   THRESHOLD ($)   TARGET ($)   MAXIMUM ($)
----                   ----------   -----------------------   -------------   ----------   -----------
Robert W. Selander...    35,225     1/1/2001 -- 12/31/2003      1,761,250      3,522,500    7,045,000
  President and CEO      19,050(2)  1/1/2001 -- 12/31/2003        952,500      1,905,000    3,810,000
Alan J. Heuer........    20,250     1/1/2001 -- 12/31/2003      1,012,500      2,025,000    4,050,000
  Senior Executive VP    11,500(2)  1/1/2001 -- 12/31/2003        575,000      1,150,000    2,300,000
Jerry McElhatton.....    15,525     1/1/2001 -- 12/31/2003        776,250      1,552,500    3,105,000
  Senior Executive VP     8,625(2)  1/1/2001 -- 12/31/2003        431,250        862,500    1,725,000
Christopher D.           17,625
  Thom...............               1/1/2001 -- 12/31/2003        881,250      1,762,500    3,525,000
  Senior Executive VP
Denise K. Fletcher...     8,800     1/1/2001 -- 12/31/2003        440,000        880,000    1,760,000
  Executive VP            1,450(2)  1/1/2001 -- 12/31/2003         72,500        145,000      290,000

---------------
(1) The performance units were granted under MasterCard International's Executive Incentive Plan. Each performance unit has a target value equal to $100. The actual value of each unit will be calculated based on MasterCard International's performance over a three-year period based on a combination of qualitative and quantitative measures that include: improving profitable share with key members in key markets; improving customer focused strategy; achieving corporate financial targets and enhancing organizational capabilities. Each unit will be valued at target ($100) if, on a weighted-average basis, target performance is achieved for all of the performance measures. Each unit will be valued at threshold ($50) if, on a weighted-average basis, threshold performance is achieved. Each unit will be valued at maximum ($200) if, on a weighted-average basis, maximum performance is achieved. For performance between threshold and target or target and maximum, the value of the units will be increased on a straight line basis. The units will have no value if performance is below threshold.

(2) Represents one-time special grants awarded pursuant to the Executive Incentive Plan that vests 100% after five years for Mr. Selander; three years for Mr. Heuer, Mr. McElhatton and Ms. Fletcher.

     The performance units described in the preceding table are subject to vesting as described below. Performance units that relate to a three-year performance period will vest in annual increments according to the following schedule if the participant completes 1,000 hours of service and is employed by MasterCard International on the last day of the respective twelve-month cycle:

                     TWELVE-MONTH CYCLE
                  ENDING ON THE FOLLOWING
                     ANNIVERSARY OF THE                       % OF PERFORMANCE
                       DATE OF GRANT                            UNITS VESTED
                  -----------------------                     ----------------
1st Anniversary.............................................       26.67%
2nd Anniversary.............................................       26.67%
3rd Anniversary.............................................       26.67%
4th Anniversary.............................................           0%
5th Anniversary.............................................          20%

     Unvested performance units relating to the twelve-month cycle in which a participant terminates employment with MasterCard International, and subsequent twelve-month cycles during the vesting period for the award, will be forfeited upon termination of employment. If a participant is rehired during a subsequent twelve-month cycle in the vesting period for the same award of performance units, the participant will be eligible to vest in the performance units for the award that relate to the twelve-month cycle of rehiring and subsequent twelve-month cycles if the participant otherwise meets the terms and conditions specified in the award and completes 1,000 hours of service in, and is employed by MasterCard International on the last day of, the twelve-month cycle.

     Upon completion of the three-year performance period, participants will receive a payout equal to 80% of the award earned. The remaining 20% of the award will be paid upon completion of two additional years of service, (i.e., 5 years of service in total). Participants who retire (with at least six months of service during the performance period), die or become permanently disabled prior to the end of the three-year performance period and/or prior to the end of the five-year performance period are eligible for 100% vesting of their units, and receive a payout equal to the number of units granted for the period multiplied by the target unit value of $100. If a participant is terminated for cause, all units will be forfeited. Upon any other termination, only unvested units will be forfeited and vested units will be paid at target.

RETIREMENT BENEFITS

MASTERCARD ACCUMULATION PLAN (MAP)

     Any employee who participates in the MAP earns benefits under the MAP as soon as he or she becomes an employee of MasterCard. Benefits generally vest after four years of service. For each plan year after January 1, 2000, participants are credited with a percentage of their compensation for the plan year in accordance with the table below:

                                                              PAY CREDIT
                                                              FOR CURRENT
COMPLETED YEARS OF SERVICE AT DECEMBER 31 OF PRIOR PLAN YEAR   PLAN YEAR
------------------------------------------------------------  -----------
 0 -  4.....................................................      4.50%
 5 -  9.....................................................      5.75%
10 - 14.....................................................      8.00%
15 - 19.....................................................     10.00%
20 - 29.....................................................     12.00%

     Compensation is defined as base pay plus annual incentive compensation. These accounts also receive investment credits. Participants elect to allocate their account balance prior to the start of each plan year, during open enrollment, based on the following allocation options:

                                                              S&P 500
THIRTY-YEAR TREASURY ACCOUNT                                  ACCOUNT
----------------------------                                  -------
100%........................................................      0%
80%.........................................................     20%
50%.........................................................     50%
20%.........................................................     80%
0%..........................................................    100%

     The annual investment credits on the Standard & Poor's 500 Account are restricted to a minimum of 0% and a maximum of 15%. No election can be made for plan years beginning after December 31, 2002. When a participant terminates employment, the amount credited to the participant's account is paid in a lump sum or converted into an annuity.

SUPPLEMENTAL RETIREMENT BENEFITS

     Supplemental retirement benefits are provided to all named executive officers and certain other participants under various funded and unfunded nonqualified plans. Benefits are provided to certain employees whose benefits are limited by compensation or amount under applicable federal tax laws and regulations. Designated employees may also receive an annual benefit at retirement equal to a designated percentage of their final average base compensation reduced by the amount of all benefits received under the MAP and other qualified and nonqualified arrangements.

ESTIMATED ANNUAL RETIREMENT BENEFITS PAYABLE TO CERTAIN EXECUTIVE OFFICERS

     The following table shows the estimated annual retirement benefits, including supplemental retirement benefits under the plans applicable to the individuals, which would be payable to each executive officer listed assuming retirement at age 65 at his or her 2001 base salary with payments made for the life of each participant.

                                                          YEAR OF 65TH    ESTIMATED ANNUAL
NAME                                                        BIRTHDAY         BENEFIT(1)
----                                                      ------------    -----------------
Robert W. Selander......................................      2015            $783,000
Alan J. Heuer...........................................      2006            $460,000
Jerry McElhatton........................................      2004            $460,000
Christopher D. Thom.....................................      2013            $400,000
Denise K. Fletcher......................................      2013            $ 57,000

---------------
(1) Assumes MAP and Annuity Bonus Plan account balance increases with annual salary credits and interest credits projected at 6% per year.

     Included in the Estimated Annual Benefit in the table above is the MAP Conversion Annuity, part of MasterCard's nonqualified defined benefit plan, which was applicable to all executives with earnings exceeding the Internal Revenue Code section 401(a)(17) limit. This annuity was designed to cover certain early retirement subsidies applicable under the former pension plan to all plan participants. The aggregate annuity for certain named executive officers exceeded $100,000 (Mr. Selander -- $194,693, Mr. Heuer -- $136,696, Mr. McElhatton -- $130,514, Mr. Thom -- $114,057).

401(k) SAVINGS PLAN

     Employees who participate in the 401(k) plan may contribute from 2% to 6% of base pay on a tax-deferred basis. In addition, after-tax contributions are permitted, and employees may also contribute supplemental tax-deferred and after-tax amounts from 1% to 3%. Internal Revenue Service limits apply to all tax-deferred contributions.

     A 217% match is provided on employee contributions up to 6% of base pay. Employees must contribute to the 401(k) plan to receive matching contributions. Matching contributions are 100% vested after 4 years of service under a graded vesting schedule. Loans and certain types of withdrawals are permitted.

COMPENSATION OF DIRECTORS

     Members of the board of MasterCard Incorporated will receive the same compensation as members of the board of MasterCard International before the conversion as set forth below. The board of MasterCard Incorporated does not intend to establish any compensation for members of the board of MasterCard International.

     In fiscal year 2001, directors who were not employees of MasterCard International were paid an annual retainer of $25,000. The chairman of the board received an annual retainer of $30,000. Non-employee directors also received an annual retainer of $5,000 for serving as a chairperson of a standing committee; a $1,500 meeting fee for attendance at global and U.S. regional board meetings; a $1,000 meeting fee for attendance at committee meetings and a $500 meeting fee for telephonic meetings. In addition, customary expenses for attending board and committee meetings were reimbursed.

     Under the MasterCard Deferral Plan, up to 100% of non-employee director's meeting fees and annual retainer may be deferred and invested among several investment return options. In general, deferred amounts are not paid until after the director retires from the board. The amounts are then paid, at the director's option, either in a lump sum or in ten annual installments.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENT

     MasterCard International is party to an employment agreement with Mr. Selander. Under the terms of the agreement, Mr. Selander's employment shall automatically terminate if he: (1) retires or becomes eligible to receive retirement benefits; (2) dies or (3) becomes disabled. In addition, both he and MasterCard can terminate the agreement for any reason upon ninety (90) days' prior written notice. During the employment term, Mr. Selander is eligible to participate in MasterCard's rewards plans and arrangements on a level commensurate with his position.

     The agreement also provides that if Mr. Selander's employment is terminated either by MasterCard other than for cause or by him for certain specified reasons, he shall receive any earned, but unpaid base salary, a pro rata portion of his target bonus and severance pay in the form of base salary continuation and his average annual incentive bonus, received over the prior three years, for a period of thirty-six (36) months. He is also subject to non-competition and non-solicitation covenants for a minimum period of twelve (12) months, up to the full length of the severance period.

     Pursuant to the agreement, Mr. Selander is eligible for annual company contributions of up to $150,000 to a rabbi trust or other tax deferred investment vehicle. $50,000 of this amount is guaranteed and the remaining $100,000 is based upon MasterCard attaining certain threshold and target performance goals. Generally, the vested portion of the assets is payable at the later of age 55 or his termination of employment.

CHANGE-IN-CONTROL ARRANGEMENTS

     MasterCard International has approved a change in control agreement for certain of its executive officers, including all of the named executive officers. To date, Mr. Selander is the only executive officer who has executed the change in control agreement. Under the agreement, if an executive officer's employment is terminated without "cause" or for "good reason" (as defined in the agreement) during the six-month period preceding or the two-year period following a "change in control" of MasterCard International, the executive will be entitled to the following:

     - a severance payment equal to two times the average base salary and bonus (three times in the case of the CEO), payable over a 24-month period (36 months in the case of the CEO), subject to recalculation to be payable over the period until the executive is eligible to retire (without any increase in the amount payable);

     - continued coverage under the executive's individual long-term disability plan for the 24- or 36-month period;

     - continued coverage in the medical, dental, hospitalization and vision care plans for up to eighteen months;

     - accelerated vesting of performance units including special grants awarded prior to the change in control under the Executive Incentive Plan, with payout at 125% of target;

     - accelerated vesting of appreciation of share units granted under the value appreciation plan;

     - accelerated vesting of special grants awarded pursuant to the Executive Incentive Plan, nonqualified retirement and deferred compensation benefits;

     - lump sum payment equal to the value of unvested qualified plan benefits;

     - outplacement assistance; and

     - an excise tax gross-up for any taxes incurred as a result of Section 4999 of the Internal Revenue Code.

     The executive would be subject to a covenant not to compete and not to solicit employees for up to 24-months (36 in the case of the CEO).

     For purposes of the agreement, a "change in control" is defined as follows:

          (a) as long as MasterCard International is a non-stock membership corporation or it or any of its affiliates is a private share corporation, if (1) at any time three members have become entitled to cast at least 45 percent of the votes eligible to be cast by all the members of MasterCard International (or all the shareholders of such private share corporation) on any issue, (2) at any time, a plan or agreement is approved by the members or shareholders, as the case may be, to sell, transfer, assign, lease or exchange substantially all of MasterCard International's (or such private share corporations') assets, or (3) at any time, a plan is approved by the members of MasterCard International (or the shareholders of such private share corporation) for the sale or liquidation of MasterCard International or such private share corporation. The foregoing notwithstanding, a reorganization in which the members continue to have all of the ownership rights in the continuing entity shall not in and of itself be deemed a "change of control" under (2) and/or (3), and a reorganization to convert MasterCard International from a membership to a stock company or a transaction resulting in the integration of Europay and MasterCard International shall not in and of itself constitute a "change of control;"

          (b) if MasterCard International becomes a stock corporation, the approval of its stockholders of (1) any consolidation or merger in which it is not the continuing or surviving corporation or pursuant to which shares of stock would be converted into cash, securities or other property, other than a merger in which the holders of stock immediately prior to the merger will have the same proportionate ownership interest (i.e., still own 100% of total) of common stock of the surviving corporation immediately after the merger, (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of its assets, or (3) adoption of any plan or proposal for its liquidation or dissolution;

          (c) any "person" (as defined in Section 13(d) of the Securities Exchange Act of 1934), other than MasterCard International or a subsidiary or employee benefit plan or trust maintained by MasterCard International or any of its subsidiaries, becoming (together with its "affiliates" and "associates," as defined in Rule 12b-2 under the Exchange Act) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of the stock outstanding at the time, without the prior approval of the board of directors; or

          (d) a majority of the voting directors proposed on a slate for election by the members are rejected by a vote of those members.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


     The table below sets forth certain information with respect to the principal members of MasterCard International who, together with their affiliates, are entitled to vote 5% or more of the total number of votes eligible to be cast at the special meeting of principal members of MasterCard International in connection with which we are distributing this proxy statement-prospectus. None of the directors or executive officers of MasterCard International beneficially owns any of the voting power with respect to the votes to be cast at the meeting. To the best of our knowledge, each beneficial owner has sole voting power and investment power with respect to the votes that it is eligible to cast. A total number of 1,536,772,585 votes are eligible to be cast at the meeting.


     Information in the following table is based on the historic global proxy calculation for the period ended September 30, 2001.


                                                                 PRIOR TO CONVERSION AND INTEGRATION
                                                              -----------------------------------------
                      NAME AND ADDRESS                          NUMBER OF VOTES      PERCENT OF VOTES
                    OF BENEFICIAL OWNER                       ELIGIBLE TO BE CAST   ELIGIBLE TO BE CAST
                    -------------------                       -------------------   -------------------
Citicorp Credit Services, Inc. .............................      124,081,529              8.1%
  14700 Citicorp Drive
  Hagerstown, MD 21742
Chase Manhattan Bank USA, N.A. .............................      122,591,588              8.0%
  100 Duffy Avenue
  Hicksville, NY 11801
First USA Bank, N.A. .......................................      104,596,601              6.8%
  A Bank One Company
  201 North Walnut Street
  15th Floor
  Wilmington, DE 19801


     Additionally, the table below sets forth certain information, as of the date immediately following the completion of the conversion and integration, with respect to the beneficial ownership of our class A redeemable common stock and class B convertible common stock by each person who we know will be the beneficial owner of more than 5% of any class or series of our capital stock. None of the directors or executive officers of MasterCard Incorporated will beneficially own any of our class A redeemable or class B convertible common stock following the conversion and integration. To the best of our knowledge, each beneficial owner of class A redeemable common stock and class B convertible common stock will have sole voting power and sole investment power with respect to all of the class A redeemable and class B convertible shares that it owns. This table does not give effect to shares that may be acquired pursuant to options because no shares may be so acquired within 60 days from the date of this proxy statement-prospectus.


                                                      AFTER CONVERSION AND INTEGRATION
                                  ------------------------------------------------------------------------
                                   SHARES OF      PERCENT OF     SHARES OF      PERCENT OF     PERCENT OF
                                    CLASS A        CLASS A        CLASS B        CLASS B         TOTAL
                                   REDEEMABLE     REDEEMABLE    CONVERTIBLE    CONVERTIBLE    OUTSTANDING
                                  COMMON STOCK   COMMON STOCK   COMMON STOCK   COMMON STOCK   COMMON STOCK
NAME AND ADDRESS                  BENEFICIALLY   BENEFICIALLY   BENEFICIALLY   BENEFICIALLY   BENEFICIALLY
OF BENEFICIAL OWNER                  OWNED          OWNED          OWNED          OWNED          OWNED
-------------------               ------------   ------------   ------------   ------------   ------------
Citicorp Credit Services,
  Inc...........................  5.08 million       6.0%       .97 million         6.0%          6.0%
  14700 Citicorp Drive
  Hagerstown, MD 21742
Chase Manhattan Bank USA, N.A...  4.50 million       5.4%       .86 million         5.4%          5.4%
  100 Duffy Avenue
  Hicksville, NY 11801
EURO Kartensysteme EUROCARD und
  eurocheque GmbH...............  4.39 million       5.2%       .84 million         5.2%          5.2%
  Solmsstrasse 2-26
  60648 Frankfurt/Main
  Germany

                                                      AFTER CONVERSION AND INTEGRATION
                                  ------------------------------------------------------------------------
                                   SHARES OF      PERCENT OF     SHARES OF      PERCENT OF     PERCENT OF
                                    CLASS A        CLASS A        CLASS B        CLASS B         TOTAL
                                   REDEEMABLE     REDEEMABLE    CONVERTIBLE    CONVERTIBLE    OUTSTANDING
                                  COMMON STOCK   COMMON STOCK   COMMON STOCK   COMMON STOCK   COMMON STOCK
NAME AND ADDRESS                  BENEFICIALLY   BENEFICIALLY   BENEFICIALLY   BENEFICIALLY   BENEFICIALLY
OF BENEFICIAL OWNER                  OWNED          OWNED          OWNED          OWNED          OWNED
-------------------               ------------   ------------   ------------   ------------   ------------
First USA Bank, N.A. ...........  4.20 million       5.0%       .80 million         5.0%          5.0%
  A Bank One Company
  201 North Walnut Street
  15th Floor
  Wilmington, DE 19801
Europay France S.A. ............  4.22 million       5.0%       .80 million         5.0%          5.0%
  44, rue Cambronne
  75740 Paris Cedex 15
  France

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Pursuant to an agreement, dated as of March 1, 1999, among MasterCard International and Citibank, N.A., including certain of its affiliates, Citibank has agreed, among other things, to increase, and then maintain, the overall percentage of payment cards issued by Citibank that are MasterCard branded, in exchange for certain pricing terms. MasterCard and Europay provide authorization, clearing and settlement services in connection with transactions for which Citibank or its affiliates act as issuer or acquirer. In addition, Citibank uses several of MasterCard's fee-for-service products. A portion of MasterCard International's $1.2 billion dollar credit facility is syndicated to Citibank, N.A., for which Citibank and its affiliates receive a fee; Citibank is the administrative agent of that facility and Salomon Smith Barney Inc., an affiliate of Citibank, is the lead arranger and book manager of that facility. Additional amounts are paid by MasterCard International for these services. Another insurance affiliate of Citibank is a creditor of MasterCard International in connection with a portion of the $149 million lease financing for our O'Fallon, Missouri operations facility. In addition, Citibank and its affiliates receive fees from MasterCard for cash management, asset management and investment banking services. Citibank also acts as issuer of MasterCard's corporate purchasing cards. For 2000, fees earned from Citibank and its affiliates, as of the date of this proxy statement-prospectus, net of contractual obligations under the agreement described above, were approximately $140 million. Robert B. Willumstad, a member of our board of directors, is the Chief Executive Officer of Citigroup's Global Consumer Group, an affiliate of Citibank, N.A. As a result of the conversion and integration, Citibank, N.A., and its affiliates are expected to own approximately 6.0% of our class A redeemable and class B convertible common stock on a combined basis.



     Pursuant to an agreement, dated as of July 1, 1999, between MasterCard and The Chase Manhattan Bank, The Chase Manhattan Bank has agreed, among other things, to continue to increase, and then maintain, the annual percentage of payment cards issued by Chase that are MasterCard branded, in exchange for certain pricing terms. MasterCard and Europay provide authorization, clearing and settlement services in connection with transactions for which The Chase Manhattan Bank or its affiliates act as issuer or acquirer. In addition, The Chase Manhattan Bank uses several of MasterCard's fee-for-service products. A portion of MasterCard International's $1.2 billion dollar credit facility is syndicated to The Chase Manhattan Bank, for which The Chase Manhattan Bank receives a fee. In addition, The Chase Manhattan Bank and its affiliates receive amounts from MasterCard for cash management services. The Chase Manhattan Bank acts as issuer of MasterCard's corporate cards and provides a variety of banking services for MasterCard employees pursuant to arrangements entered into with MasterCard. MasterCard provides certain financial and other incentives to The Chase Manhattan Bank for co-branded and affinity card programs issued by Chase. For 2000, fees earned from The Chase Manhattan Bank and its affiliates, as of the date of this proxy statement-prospectus, net of contractual obligations under the agreement described above, were approximately $110 million. David A. Coulter, a member of our board of directors, is Vice Chairman of J.P. Morgan Chase & Co., of which The Chase Manhattan Bank is an affiliate, and Donald L. Boudreau, our Chairman Emeritus, is a former executive officer of The Chase Manhattan Bank. As a result of the conversion and integration, The Chase Manhattan Bank and its affiliates are expected to own approximately 5.4% of our class A redeemable and class B convertible common stock on a combined basis.



     Under the terms of a licensing agreement with Europay, EURO Kartensysteme EUROCARD und eurocheque GmbH, or EKS, is the principal licensee for certain Europay brands and payment products in Germany. EKS owns a 15.3% equity interest in Europay and is a principal member of MasterCard International. In connection with the conversion and integration, EKS may enter into one or more agreements with MasterCard Incorporated, MasterCard International and/or Europay pursuant to which, among other things, EKS will assign to Europay certain trademarks, trade names and other intellectual property rights, and MasterCard and Europay will provide support for marketing initiatives designed to migrate all uses by German members of the Eurocard-MasterCard brand on cards, acceptance decals, advertising and other materials to the MasterCard brand mark. For 2000, fees earned by Europay from EKS were approximately E65 million. Jan A. M. Hendrikx, a member of our board of directors, is Chief Executive Officer of EKS and a member of the board of directors of Europay. As a result of the conversion and integration, EKS is expected to own approximately 5.2% of our class A redeemable and class B convertible common stock.

     MasterCard and Europay provide authorization, clearing and settlement services in connection with transactions for which Bank One or its affiliates, including First USA Bank, N.A., act as issuer or acquirer. For 2000, fees earned from Bank One and its affiliates, as of the date of this proxy statement-prospectus were approximately $110 million. As a result of the conversion and integration, Bank One and its affiliates are expected to own approximately 5.0% of our class A redeemable and class B convertible common stock on a combined basis.


     Europay France S.A., a company formed by certain French financial institutions to promote Europay brands and payment products in France, owns a 15.3% equity interest in Europay and is a principal member of MasterCard International. For 2000, fees earned by Europay from Europay France were approximately E21 million. Jean-Pierre Ledru, a member of our board of directors, is Chairman and Chief Executive Officer of Europay France and Chairman of Europay. As a result of the conversion and integration, Europay France is expected to own approximately 5.0% of our class A redeemable and class B convertible common stock.

            DESCRIPTION OF CAPITAL STOCK OF MASTERCARD INCORPORATED

     The following summary of MasterCard Incorporated's capital stock describes the material terms of the stock. For a complete description, we refer you to MasterCard Incorporated's charter and bylaws, which are attached as Annexes D and E to this proxy statement-prospectus.

GENERAL

     Capitalization. The authorized capital stock of MasterCard Incorporated consists of:

     - 275 million shares of class A redeemable common stock, par value $.01 per share;

     - 25 million shares of class B convertible common stock, par value $.01 per share; and

     - 75 million shares of class C common stock, par value $.01 per share.

     Immediately following the closing of the conversion and integration, 84 million shares of class A redeemable common stock will be issued and outstanding, 16 million shares of class B convertible common stock will be issued and outstanding and no shares of class C common stock will be issued and outstanding. MasterCard Incorporated may only issue the class B convertible common stock in connection with the transactions contemplated by the integration agreement.

     Conversion of Class B convertible common stock. Each share of class B convertible common stock, except shares that constitute ec Pictogram shares, will automatically be converted into one share of class A redeemable common stock on the third anniversary of the first day of the first fiscal quarter beginning after the fiscal quarter in which the closing of the conversion and integration occurs. Shares of class B convertible common stock that are ec Pictogram shares will automatically be converted into one share of class A redeemable common stock on the second anniversary of the day on which all of the other shares of class B convertible common stock were converted and some or all of these shares will be allocated among the members of MasterCard responsible for ec Pictogram volumes to the extent such volumes have been previously converted to Maestro, in accordance with the terms of the integration agreement. Any remaining shares will be allocated to non-European member-stockholders.

     Reallocation. At the conclusion of the three year transition period, all shares of class A redeemable common stock, including class A redeemable common stock resulting from the conversion of class B convertible common stock, will be subject to reallocation as described more fully under "Share Allocation and the Global Proxy -- Reallocation of Shares at the Conclusion of the Transition Period." In connection with this reallocation, shareholders may be required to return some or all of their common stock to MasterCard Incorporated for reallocation. In addition, ec Pictogram shares will be subject to reallocation at the conclusion of an additional two year period following the transition period as described more fully under "-- Conversion of Class B Convertible Common Stock" above.

     Fractional Shares. No fractional shares of class A redeemable or class B convertible common stock will be issued or delivered by MasterCard Incorporated. Any fractional share interests will be rounded to a whole share in such manner as the management of MasterCard Incorporated may determine in its sole discretion.

VOTING RIGHTS, DIVIDEND RIGHTS AND LIQUIDATION RIGHTS

     Voting Rights. Each holder of class A redeemable and class B convertible common stock has the right to cast one vote for each share of class A redeemable and class B convertible common stock held of record on all matters submitted to a vote of stockholders of MasterCard Incorporated. At the end of the transition period, all shares of class B convertible common stock, except for class B convertible shares relating to ec Pictogram, will be converted into class A redeemable common stock. Following this conversion, the remaining class B convertible common stock will have no voting rights. At all times, each holder of class A redeemable and class B convertible common stock, together with its affiliates, will be subject to a 7% voting limitation in the election of directors regardless of the number of shares owned. This provision may be altered by a majority vote of the MasterCard Incorporated board of directors or by a majority of the holders of the class A redeemable common stock and class B convertible common stock voting together as a single class (so long as the class B convertible stock has voting rights). However, approval of at least 75% of the directors present at a meeting at which a quorum is present is required to raise the limitation on voting for directors to more than 15% of the shares that are entitled to vote in the election of directors. The above provisions may be amended only with the approval of 75% of the directors present at a meeting at which a quorum is present and the approval of the holders of a majority of the outstanding class A redeemable and class B convertible common stock voting together as a single class (so long as the class B convertible stock has voting rights).

     Dividend Rights. The holders of shares of class A redeemable and class B convertible common stock are entitled to share ratably in dividends or distributions, if, as and when dividends or distributions are declared by the board of directors of MasterCard Incorporated at its discretion. MasterCard Incorporated has no current plans to pay cash dividends on the common stock.

     Liquidation Rights. Upon dissolution, liquidation or winding-up of MasterCard Incorporated, holders of class A redeemable and class B convertible common stock are entitled to share ratably in the net assets available for distribution to stockholders after the payment of debts and other liabilities, subject to the prior rights of any issued preferred shares.

     Redemption Rights. If, within three years after the closing of the conversion, a stockholder of MasterCard Incorporated ceases to be a principal member of MasterCard International (other than in connection with a permitted transfer of shares as described under "-- Transfer Restrictions" below), MasterCard Incorporated will redeem that stockholder at par value. If more than three years have elapsed since the conversion and a stockholder of MasterCard Incorporated ceases to be a principal member of MasterCard International, MasterCard Incorporated may, at its option, redeem the shares of that stockholder for their book value based on MasterCard Incorporated's financial statements most recently filed with the Securities and Exchange Commission. If MasterCard Incorporated does not redeem the stockholder's shares, the stockholder will be required to offer the unpurchased shares to the other stockholders in accordance with procedures to be established by the board of directors.

     Certain Purchase and Sale Obligations. Beginning three years after the conversion and integration, no stockholder may own common stock representing more than 125% or less than 75% of that stockholder's most recent global proxy calculation. Stockholders may be required to purchase or sell shares of MasterCard Incorporated in order to satisfy these requirements within 12 months of receipt of notice from MasterCard Incorporated that such purchase or sale is required. Any sales of shares would ordinarily constitute taxable transactions. Stockholders who need to sell shares in order to satisfy the 125% requirement are obligated under the bylaws of MasterCard Incorporated to accept the highest price offered to them for the shares that are required to be sold.

     To the extent that member-stockholders are required to purchase shares in order to satisfy the 75% minimum ownership requirement, shares will be available either directly from MasterCard Incorporated or from other member-stockholders that either are required to sell shares in order to satisfy the 125% maximum ownership requirement or otherwise desire to sell shares. The board of directors of MasterCard Incorporated is authorized to establish procedures by which shares of MasterCard Incorporated common stock will be traded among member-stockholders or purchased or sold by MasterCard. Methods for the purchase and disposition of shares may include some or all of the following: an on-line bulletin board that matches buyers and sellers of shares; a periodic auction conducted on behalf of MasterCard Incorporated for buyers and sellers of shares; and directly negotiated purchases and sales of shares. The price at which shares may be purchased or sold will be determined through these methods. MasterCard Incorporated will not charge member-stockholders any commissions for facilitating trading in its shares.

     MasterCard Incorporated will purchase or sell its common stock subject to its having sufficient capital available to effect each purchase transaction, and only if each purchase or sale transaction is permitted under the laws, rules and regulations applicable to MasterCard Incorporated at the time (including securities laws). In particular, to the extent any offer by MasterCard Incorporated to purchase its shares constitutes a tender offer under the Exchange Act, MasterCard Incorporated will comply with the applicable tender offer rules and regulations. In addition, MasterCard Incorporated will undertake activities to facilitate trading of its common stock among member-stockholders only to the extent such activities are permitted under the federal and state securities laws of the United States and related rules and regulations. Any shares subsequently sold by MasterCard Incorporated may not be registered under the Securities Act of 1933, as amended, and accordingly may be subject to resale restrictions under the Securities Act.

     Rights. Holders of class A redeemable and class B convertible common stock have the right under the terms of the integration agreement and as provided for in the bylaws of MasterCard Incorporated to receive additional shares at the end of the three-year transition period to the extent that their new global proxy calculation for the third year of the transition period (calculated on a European or non-European basis, as the case may be) exceeds their initial allocation of shares. See "Share Allocation and the Global Proxy -- Reallocation of Shares at the Conclusion of the Transition Period." Similarly, holders of class A redeemable and class B convertible common stock have the right to receive additional shares in certain circumstances in connection with the reallocation of ec Pictogram shares. See "Share Allocation and the Global
Proxy -- Conversion and Reallocation of ec Pictogram Shares." Members receiving additional shares at the end of the three-year transition period and/or in connection with the reallocation of ec Pictogram shares will do so pursuant to rights initially granted with all shares of class A redeemable and class B convertible common stock of MasterCard Incorporated. Each right is transferable only with the applicable shares of class A redeemable and class B convertible common stock, expires or terminates upon completion of the final reallocation and is not redeemable except together with the redemption of a share of class A redeemable or class B convertible common stock. Other than the right and as otherwise described herein, holders of class A redeemable and class B convertible common stock do not have any rights to purchase additional shares of stock from MasterCard Incorporated, to have their common stock converted into or exchanged for other securities (except for the conversion of class B convertible shares into class A redeemable shares as described above), to have their common stock repurchased by MasterCard Incorporated or to receive a preferred return on their shares of common stock.

     Class C Common Stock. Shares of class C common stock may be issued from time to time with voting powers, designations, preferences and other rights to be determined by the MasterCard Incorporated board of directors, provided that no shares of class C common stock may be entitled to voting rights, dividends or rights to participate in the proceeds of a liquidation that are greater than the corresponding rights of the class A redeemable common stock. The MasterCard Incorporated certificate of incorporation provides that any issuance of class C common stock requires the approval of two-thirds of the board of directors, and that any issuance of voting class C common stock or class C common stock that, together with all other issuances of class C common stock made during the immediately preceding two years, represents greater than 5% of the total number of class A redeemable shares and class B convertible shares outstanding prior to the issuance requires the approval of 75% of the board of directors. These provisions may be amended only with the approval of 75% of the directors present at a meeting at which a quorum is present and the approval of the holders of a majority of the outstanding class A redeemable and class B convertible common stock voting together as a single class (so long as the class B convertible stock has voting rights).

TRANSFER RESTRICTIONS

     For three years following the closing of the conversion, no transfer of shares of common stock and no assignment of the right to receive shares will be permitted except:

     - in connection with a transfer of all or substantially all of a stockholder's card portfolio;

     - in the event that a stockholder that was a principal member becomes an affiliate member of another principal member, in which case the stockholder may transfer its common stock to the principal member with which it becomes affiliated;

     - in the event that a stockholder that was a principal member with one or more affiliate members ceases to be a principal member and one or more of its affiliate members thereupon become principal members, in which case the stockholder may transfer its common stock to the former affiliate members;

     - if a stockholder is prohibited from holding the common stock of MasterCard Incorporated by applicable regulatory requirements, in which case the stockholder may transfer its common stock to an affiliate that is permitted to hold the stock, with the prior approval of the board of directors of MasterCard Incorporated; and

     - a stockholder may transfer shares to a class A member of MasterCard International that is an affiliate of such stockholder with the approval of the board of directors of MasterCard Incorporated. For these purposes, an affiliate is any parent company that directly or indirectly owns 80% or more of the voting power and economic interests in the stockholder, and any entity of which the stockholder or any of such parents owns 80% or more of the voting power and economic interests.

The permissible transfers described above apply only to transfers of all, but not less than all, of a stockholder's shares in MasterCard Incorporated.

     After three years, each stockholder must maintain an ownership percentage of MasterCard Incorporated common stock that is no less than 75% and no more than 125% of the stockholder's most recent global proxy calculation. Stockholders may be required to purchase or sell shares of MasterCard Incorporated in order to satisfy these requirements within 12 months of receipt of notice from MasterCard Incorporated that such purchase or sale is required. Any sales of shares would ordinarily constitute taxable transactions. Stockholders who need to sell shares in order to satisfy the 125% requirement are obligated under the bylaws of MasterCard Incorporated to accept the highest price offered to them for the shares that are required to be sold. In addition:

     - only class A members of MasterCard International may own shares of class A redeemable and class B convertible common stock of MasterCard Incorporated; and

     - unless otherwise approved by a two-thirds vote of the MasterCard Incorporated board of directors, no stockholder together with its affiliates may own more than 15% of the outstanding shares of voting stock of MasterCard Incorporated.

     Following the three year transition period, MasterCard Incorporated intends to facilitate trading of its common stock among class A members of MasterCard International according to procedures to be established by the board of directors of MasterCard Incorporated. See "-- Certain Purchase or Sale Obligations."

     The shares of MasterCard Incorporated common stock that MasterCard International members will own following the conversion and integration have been registered under the Securities Act of 1933. They may be traded in accordance with the transfer restrictions contained in this section by you if you are not an affiliate of MasterCard International under the Securities Act. An "affiliate" as defined by the rules under the Securities Act is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, MasterCard International. Persons who are affiliates of MasterCard International may not sell their shares of MasterCard Incorporated common stock acquired in the merger except pursuant to an effective registration statement under the Securities Act or an applicable exemption from the requirements of the Securities Act, including Rules 144 and 145 issued by the SEC under the Securities Act. Affiliates generally include directors, executive officers and beneficial owners of 10% or more of any class of capital stock.

TRANSFER AGENT

     Initially, MasterCard Incorporated will be the transfer agent and registrar of the common stock.

LIMITATIONS ON A CHANGE OF CONTROL

     We summarize below several provisions of our certificate of incorporation and bylaws and the Delaware General Corporation Law. These provisions could have the effect of delaying, deferring or preventing a change in control of MasterCard Incorporated or deterring potential acquirers from making an offer to our stockholders. This could be the case even though a majority of our stockholders might benefit from such a change in control or offer. These descriptions are not complete and we refer you to the documents that we have filed as exhibits to this proxy statement-prospectus and to the Delaware General Corporation Law.

     Supermajority Vote of the Board of Directors. Our certificate of incorporation requires the approval of 75% of the directors present at a meeting at which a quorum is present and the approval of the holders of a majority of the outstanding class A redeemable and class B convertible common stock voting together as a single class (so long as the class B convertible common stock has voting rights) to: alter our status as a stock corporation; amend our certificate of incorporation to authorize MasterCard Incorporated to issue stock other than class A redeemable, B convertible or C common stock; sell, lease or exchange all or substantially all of MasterCard Incorporated's assets; approve the sale, lease or exchange of all or substantial all of the assets of MasterCard International; engage in a business combination (merger or consolidation) involving either MasterCard Incorporated or MasterCard International; undertake an initial public offering; amend the MasterCard International certificate of incorporation to allow MasterCard International to issue capital stock, to create additional classes of membership interests in MasterCard International, to subject the property of the members of MasterCard International to the obligations of MasterCard International or to subject non-U.S. programs to the satisfaction of any liabilities arising from the current DOJ and merchant antitrust litigations in the United States; or amend the provisions of the MasterCard International bylaws relating to special assessments that may be imposed upon the members of MasterCard International. Other provisions of the certificates of incorporation and by-laws of MasterCard Incorporated and MasterCard International may be modified only if certain supermajorities are achieved, and these provisions may have the effect of deterring potential acquirors. See "Comparison of Rights of MasterCard International Members Before and After the Conversion and Integration."

     Ability to Call Special Meetings. Special meetings of MasterCard Incorporated stockholders may be called at any time for any purpose by written request of the chairman of the board of directors or the President and Chief Executive Officer of MasterCard Incorporated. Special meetings may also be called by the Secretary upon the written request of at least 33 1/3% of the board of directors or the holders of at least 25% of the outstanding shares entitled to vote on the action being proposed. Notice of a special meeting must state the time, place and date of the meeting, the name of the person or persons calling the meeting, the purpose for which the meeting is called and the means of acceptable remote participation. The business transacted at the special meeting is limited to the purpose described in the notice.

     15% Share Ownership Limitation. Unless otherwise approved by a two-thirds vote of the MasterCard board of directors, no stockholder together with its affiliates may own more than 15% of the outstanding shares of voting stock of MasterCard Incorporated.

     7% Voting Power Limitation. Each holder of class A redeemable and class B convertible common stock, together with its affiliates, will be subject to a 7% voting limitation in the election of directors regardless of the number of shares owned.

     Only Class A Members of MasterCard International may be Stockholders of MasterCard Incorporated. Only class A members of MasterCard International may own shares of class A redeemable and class B convertible common stock of MasterCard Incorporated.

     Authorized but Unissued Shares of Class C Common Stock. Since the board of directors of MasterCard Incorporated may issue shares of class C common stock and set the voting powers, designations, preferences and other rights related to that stock, any issuance of class C shares may delay or prevent a change of control.

DELAWARE ANTI-TAKEOVER STATUTE

     Under Section 203 of the business combination statute of Delaware law, a corporation is prohibited from engaging in any business combination with an interested stockholder who, together with its affiliates or associates, owns 15% or more of the corporation's voting stock for a three year period following the time the stockholder became an interested stockholder, unless:

     - prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     - the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon completion of the transaction which resulted in the stockholder becoming an interested stockholder; or

     - at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least
       66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

     A business combination generally includes:

     - mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholder;

     - specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and

     - other transactions resulting in a disproportionate financial benefit to an interested stockholder.

     The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or by-laws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders.

     Although MasterCard Incorporated does not plan to "opt out" of this provision, Section 203 will not apply as long as we have fewer than 2,000 stockholders. In addition, the provision may not be meaningful as a result of certain provisions of our certificate of incorporation and bylaws, including the provision prohibiting stockholders from holding more than 15% of our outstanding common stock.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

     Delaware law provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating the liability of its directors to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty, except for:

     - a breach of the duty of loyalty to the corporation or its stockholders;

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - payment of a dividend or the repurchase or redemption of stock in violation of Delaware law; or

     - any transaction from which the director derived an improper personal benefit.

     Our certificate of incorporation provides that, to the fullest extent Delaware law permits the limitation or elimination of the liability of directors, none of our directors will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our bylaws require, among other things, that we indemnify our officers and directors against all expenses, including attorney's fees, incurred in any action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of MasterCard Incorporated. We are also permitted to advance to the officers and directors all related expenses, subject to reimbursement if it is determined subsequently that indemnification is not permitted.

            COMPARISON OF RIGHTS OF MASTERCARD INTERNATIONAL MEMBERS
                BEFORE AND AFTER THE CONVERSION AND INTEGRATION

     The rights of members are currently governed by the certificate of incorporation, bylaws and rules of MasterCard International and the Delaware General Corporation Law. On completion of the conversion and integration, the rights of member-stockholders will be governed, regarding their ownership of class A redeemable common stock and class B convertible common stock, by the certificate of incorporation and bylaws of MasterCard Incorporated and by the Delaware General Corporation Law, and regarding their class A membership interest, by the revised certificate of incorporation and bylaws of MasterCard International and by the Delaware General Corporation Law.

     We summarize below the principal differences between your current rights as a member of MasterCard International, which is to say before the conversion and integration, with what your rights will be as a stockholder of MasterCard Incorporated and as a class A member of MasterCard International after the conversion and integration. The following comparison is not complete and we refer you to the certificate of incorporation and bylaws of MasterCard Incorporated and MasterCard International, each of which will be adopted or revised, as the case may be, on completion of the conversion and integration, and which are contained as Annexes D, E, F and G of this proxy statement-prospectus. We have also filed them as exhibits to the registration statement of which this proxy statement-prospectus is a part.

     The provisions of the bylaws of MasterCard International relating to a member's (including an affiliate member's) participation in MasterCard's global payments programs, as well as the Standards described under the heading "Business of MasterCard International -- Rule Making and Enforcement," are unchanged by the conversion and integration.

                                                                        MASTERCARD INTERNATIONAL CLASS A
                                                                    MEMBERSHIPS AND MASTERCARD INCORPORATED
                                                                   CLASS A REDEEMABLE AND CLASS B CONVERTIBLE
                      MASTERCARD INTERNATIONAL MEMBERSHIPS                  COMMON STOCK (AFTER THE
                    (BEFORE THE CONVERSION AND INTEGRATION)               CONVERSION AND INTEGRATION)
                 ----------------------------------------------  ----------------------------------------------
DIVIDENDS        The Delaware General Corporation Law permits    The board of each corporation has the
                 the payment of dividends by MasterCard          discretion to determine whether and when to
                 International. MasterCard International has     declare and distribute dividends to the
                 never paid any dividends.                       stockholders or, in the case of MasterCard
                                                                 International, the class B member. The class A
                                                                 members of MasterCard International will have
                                                                 no right to receive dividends or distributions
                                                                 under the certificate of incorporation of
                                                                 MasterCard International.
AUTHORIZED       The restated certificate of incorporation and   The certificate of incorporation of MasterCard
CAPITAL          bylaws of MasterCard International permit an    Incorporated authorizes the issuance of up to
                 unlimited number of memberships.                275 million shares of class A redeemable
                                                                 common stock, 25 million shares of class B
                                                                 convertible common stock and 75 million shares
                                                                 of class C common stock.
                                                                 The certificate of incorporation of MasterCard
                                                                 International authorizes an unlimited number
                                                                 of class A memberships and one class B
                                                                 membership.
MEMBER           MasterCard International principal members      All economic and voting rights in MasterCard
INTERESTS        hold membership interests representing          International are held by MasterCard
                 economic and voting rights in MasterCard        Incorporated in the form of one class B
                 International.                                  membership except for the right to vote on
                                                                 certain amendments to the governing documents
                                                                 of MasterCard International.
                                                                 Class A members of MasterCard International
                                                                 hold class A redeemable and class B
                                                                 convertible common stock in MasterCard
                                                                 Incorporated representing economic and voting
                                                                 rights in MasterCard Incorporated, which
                                                                 represent indirect economic and voting rights
                                                                 in MasterCard International.
MEMBER           MasterCard International members are limited    The eligibility criteria for class A members
ELIGIBILITY      to certain regulated financial institutions or  of MasterCard International remain unchanged.
                 such other

                                                                        MASTERCARD INTERNATIONAL CLASS A
                                                                    MEMBERSHIPS AND MASTERCARD INCORPORATED
                                                                   CLASS A REDEEMABLE AND CLASS B CONVERTIBLE
                      MASTERCARD INTERNATIONAL MEMBERSHIPS                  COMMON STOCK (AFTER THE
                    (BEFORE THE CONVERSION AND INTEGRATION)               CONVERSION AND INTEGRATION)
                 ----------------------------------------------  ----------------------------------------------
                 institutions as the board of directors may
                 permit, generally with a two-thirds majority.
LIQUIDITY AND    Members of MasterCard International may not     Shares of MasterCard Incorporated common stock
TRANSFERABILITY  transfer their memberships.                     cannot be transferred for three years after
                                                                 the conversion except: (i) in connection with
                                                                 a transfer of all or substantially all of a
                                                                 stockholder's card portfolio; (ii) in the
                                                                 event that a stockholder that was a principal
                                                                 member becomes an affiliate member of another
                                                                 principal member, in which case the
                                                                 stockholder may transfer its common stock to
                                                                 the principal member with which it becomes
                                                                 affiliated; (iii) in the event that a
                                                                 stockholder that was a principal member with
                                                                 one or more affiliate members ceases to be a
                                                                 principal member and one or more of its
                                                                 affiliate members thereupon become principal
                                                                 members, in which case the stockholder may
                                                                 transfer its common stock to the former
                                                                 affiliate members; (iv) if a stockholder is
                                                                 prohibited from holding the common stock of
                                                                 MasterCard Incorporated by applicable
                                                                 regulatory requirements, in which case the
                                                                 stockholder may transfer its common stock to
                                                                 an affiliate that is permitted to hold the
                                                                 stock, with the prior approval of the board of
                                                                 directors of MasterCard Incorporated; and (v)
                                                                 a stockholder may transfer shares to a class A
                                                                 member of MasterCard International that is an
                                                                 affiliate of such stockholder with the
                                                                 approval of the board of directors of
                                                                 MasterCard Incorporated. For these purposes,
                                                                 an affiliate is any parent company that
                                                                 directly or indirectly owns 80% or more of the
                                                                 voting power and economic interests in the
                                                                 stockholder, and any entity of which the
                                                                 stockholder or any of such parents owns 80% or
                                                                 more of the voting power and economic
                                                                 interests. The permissible transfers described
                                                                 above apply only to transfers of all, but not
                                                                 less than all, of a stockholder's shares in
                                                                 MasterCard Incorporated. After three years,
                                                                 each stockholder must maintain an ownership
                                                                 percentage of outstanding common stock not
                                                                 less than 75% nor more than 125% of the
                                                                 percentage represented by that stockholder's
                                                                 most recent global proxy calculation. In
                                                                 addition, after three years, class A
                                                                 redeemable and class B convertible common
                                                                 stock may be traded only among institutions
                                                                 that also hold a class A membership in
                                                                 MasterCard International, and no stockholder,
                                                                 together with its affiliates, may own more
                                                                 than 15% of the outstanding common stock of
                                                                 MasterCard Incorporated. See "Description of
                                                                 Capital Stock of MasterCard
                                                                 Incorporated -- Transfer Restrictions."
                                                                 Following the three year transition period,
                                                                 MasterCard Incorporated intends to facilitate
                                                                 trading of its common stock among class A
                                                                 members of MasterCard International according
                                                                 to procedures to be established by the board
                                                                 of directors of MasterCard Incorporated.
                                                                 There is no public market for MasterCard
                                                                 International class A memberships. Members may
                                                                 not transfer their memberships.

                                                                        MASTERCARD INTERNATIONAL CLASS A
                                                                    MEMBERSHIPS AND MASTERCARD INCORPORATED
                                                                   CLASS A REDEEMABLE AND CLASS B CONVERTIBLE
                      MASTERCARD INTERNATIONAL MEMBERSHIPS                  COMMON STOCK (AFTER THE
                    (BEFORE THE CONVERSION AND INTEGRATION)               CONVERSION AND INTEGRATION)
                 ----------------------------------------------  ----------------------------------------------
GLOBAL PROXY     The global proxy calculation takes into         The global proxy calculation includes GDV, GAV
CALCULATION      account only revenue received from MasterCard   and revenue from MasterCard, Cirrus and
                 transactions and travelers cheques.             Maestro branded cards, and revenue from
                                                                 travelers cheques. In calculating GDV and GAV,
                                                                 the volumes associated with different cards
                                                                 will be assigned different weightings. See
                                                                 "Share Allocation and the Global Proxy."
VOTING RIGHTS    Members receive a number of votes equal to the  Each class A and class B stockholder of
                 total U.S. dollar amount of assessments and     MasterCard Incorporated is entitled to one
                 fees paid to MasterCard International in the    vote per share on all matters presented to the
                 12 months ended on the September 30 preceding   stockholders, provided that no holder of
                 the meeting at which the vote takes place,      common stock, together with its affiliates,
                 provided that no member may cast more than 15%  may exercise voting power in excess of 7% of
                 of the total votes of all the members or less   the outstanding shares of MasterCard
                 than 1,200 votes. Each member of MasterCard     Incorporated in an election of directors.
                 International also has the right to approve     Following the transition period, the class B
                 proposed amendments to MasterCard               convertible common stock will have no voting
                 International's bylaws.                         rights.
                                                                 The class B membership held by MasterCard
                                                                 Incorporated has the sole voting right on all
                                                                 matters relating to MasterCard International,
                                                                 except that class A members have the right to
                                                                 vote on amendments to Article
                                                                 I -- "Membership" of the bylaws by a
                                                                 two-thirds vote of the class A members present
                                                                 at a meeting at which there is a quorum. The
                                                                 class B member is required to elect the
                                                                 persons who are directors of MasterCard
                                                                 Incorporated as directors of MasterCard
                                                                 International. Any director of MasterCard
                                                                 Incorporated who ceases to be a director of
                                                                 MasterCard Incorporated will also cease to be
                                                                 a director of MasterCard International.
                                                                 In addition, a number of provisions of the
                                                                 certificate of incorporation and bylaws of
                                                                 MasterCard Incorporated and MasterCard
                                                                 International impose supermajority voting
                                                                 requirements. See "-- Vote on Extraordinary
                                                                 Transactions/Supermajority Voting Provisions"
                                                                 below.
VOTE ON          Delaware law requires that a merger,            In addition to the Delaware law provisions,
EXTRAORDINARY    consolidation, sale of all or substantially     which apply to both MasterCard Incorporated
TRANSACTIONS/    all of the assets or a dissolution must be      and MasterCard International, the MasterCard
SUPERMAJORITY    approved by an affirmative vote of holders of   Incorporated certificate of incorporation
VOTING           at least a majority of the memberships having   requires the approval of 75% of the directors
PROVISIONS       the right to vote for the election of           present at a meeting at which a quorum is
                 directors.                                      present and the approval of the holders of a
                                                                 majority of the outstanding class A redeemable
                                                                 common stock and class B convertible common
                                                                 stock voting together as a single class (so
                                                                 long as class B convertible common stock has
                                                                 voting rights) at a meeting at which a quorum
                                                                 is present to: alter MasterCard Incorporated's
                                                                 status as a stock corporation; amend the
                                                                 certificate of incorporation to authorize
                                                                 MasterCard Incorporated to issue stock other
                                                                 than the class A redeemable, class B
                                                                 convertible or class C common stock; sell,
                                                                 lease or exchange all or substantially all of
                                                                 MasterCard Incorporated's assets; approve the
                                                                 sale, lease or exchange of all or
                                                                 substantially all of the assets of MasterCard
                                                                 International; engage in a business
                                                                 combination (merger or consolidation)
                                                                 involving MasterCard Incorporated or
                                                                 MasterCard International; undertake an initial
                                                                 public offering; amend the MasterCard

                                                                        MASTERCARD INTERNATIONAL CLASS A
                                                                    MEMBERSHIPS AND MASTERCARD INCORPORATED
                                                                   CLASS A REDEEMABLE AND CLASS B CONVERTIBLE
                      MASTERCARD INTERNATIONAL MEMBERSHIPS                  COMMON STOCK (AFTER THE
                    (BEFORE THE CONVERSION AND INTEGRATION)               CONVERSION AND INTEGRATION)
                 ----------------------------------------------  ----------------------------------------------
                                                                 International certificate of incorporation to
                                                                 allow MasterCard International to issue
                                                                 capital stock, to subject the property of the
                                                                 members of MasterCard International to the
                                                                 obligations of MasterCard International or to
                                                                 subject non-U.S. programs to the satisfaction
                                                                 of any liabilities arising from the current
                                                                 DOJ and merchant antitrust litigations in the
                                                                 United States; or amend the provisions of the
                                                                 MasterCard International bylaws relating to
                                                                 special assessments that may be imposed upon
                                                                 the members of MasterCard International.
                                                                 The MasterCard Incorporated certificate of
                                                                 incorporation also provides that the approval
                                                                 of 75% of the directors present at a meeting
                                                                 at which a quorum is present is required to
                                                                 amend the global proxy formula or the
                                                                 requirement that no more than one-third of all
                                                                 MasterCard Incorporated directors come from
                                                                 any single region. This supermajority
                                                                 provision may be amended only with the
                                                                 approval of 75% of the directors present at a
                                                                 meeting at which a quorum is present and the
                                                                 approval of the holders of a majority of the
                                                                 outstanding class A redeemable and class B
                                                                 convertible common stock voting together as a
                                                                 single class (so long as the class B
                                                                 convertible stock has voting rights).
                                                                 The MasterCard Incorporated certificate of
                                                                 incorporation also provides that the 7% voting
                                                                 limitation for the election of directors may
                                                                 be altered by a majority vote of the
                                                                 MasterCard Incorporated board of directors or
                                                                 by a majority of the holders of the class A
                                                                 redeemable common stock and class B
                                                                 convertible common stock voting together as a
                                                                 single class (so long as the class B
                                                                 convertible stock has voting rights) at a
                                                                 meeting at which a quorum is present. However,
                                                                 approval of at least 75% of the directors
                                                                 present at a meeting at which a quorum is
                                                                 present is required to raise the limitation on
                                                                 voting for directors to more than 15% of the
                                                                 shares that are entitled to vote in the
                                                                 election of directors. The foregoing
                                                                 provisions may be amended only with the
                                                                 approval of 75% of the directors present at a
                                                                 meeting at which a quorum is present and the
                                                                 approval of the holders of a majority of the
                                                                 outstanding class A redeemable and class B
                                                                 convertible common stock voting together as a
                                                                 single class (so long as the class B
                                                                 convertible stock has voting rights).
                                                                 The MasterCard Incorporated certificate of
                                                                 incorporation also provides that any issuance
                                                                 of class C common stock requires the approval
                                                                 of two-thirds of the board of directors
                                                                 present at a meeting at which a quorum is
                                                                 present, and that any issuance of voting class
                                                                 C common stock or class C common stock that,
                                                                 together with all other issuances of class C
                                                                 common stock made during the immediately
                                                                 preceding two years, represents greater than
                                                                 5% of the total number of shares of class A
                                                                 redeemable and class B convertible common
                                                                 stock outstanding prior to the issuance
                                                                 requires the approval of 75% of the board

                                                                        MASTERCARD INTERNATIONAL CLASS A
                                                                    MEMBERSHIPS AND MASTERCARD INCORPORATED
                                                                   CLASS A REDEEMABLE AND CLASS B CONVERTIBLE
                      MASTERCARD INTERNATIONAL MEMBERSHIPS                  COMMON STOCK (AFTER THE
                    (BEFORE THE CONVERSION AND INTEGRATION)               CONVERSION AND INTEGRATION)
                 ----------------------------------------------  ----------------------------------------------
                                                                 of directors present at a meeting at which a
                                                                 quorum is present. The foregoing provisions
                                                                 may be amended only with the approval of 75%
                                                                 of the directors present at a meeting at which
                                                                 a quorum is present and the approval of the
                                                                 holders of a majority of the outstanding class
                                                                 A redeemable and class B convertible common
                                                                 stock voting together as a single class (so
                                                                 long as the class B convertible stock has
                                                                 voting rights).
                                                                 The MasterCard Incorporated certificate of
                                                                 incorporation also provides that approval of
                                                                 at least two-thirds of the board of directors
                                                                 present at a meeting at which a quorum is
                                                                 present is required to permit any stockholder
                                                                 of MasterCard Incorporated, together with its
                                                                 affiliates, to own more than 15% of the
                                                                 outstanding voting stock of MasterCard
                                                                 Incorporated. This provision may be amended
                                                                 only with the approval of two-thirds of the
                                                                 directors present at a meeting at which a
                                                                 quorum is present and the approval of the
                                                                 holders of a majority of the outstanding class
                                                                 A redeemable and class B convertible common
                                                                 stock voting together as a single class (so
                                                                 long as the class B convertible stock has
                                                                 voting rights).
                                                                 The MasterCard Incorporated bylaws require the
                                                                 approval of (1) 75% of the directors present
                                                                 at a meeting at which a quorum is present or
                                                                 the holders of a majority of the votes cast at
                                                                 a meeting of stockholders at which a quorum is
                                                                 present to alter MasterCard International's
                                                                 board seating methodology or (2) two-thirds of
                                                                 the directors present at a meeting at which a
                                                                 quorum is present or the holders of a majority
                                                                 of the votes cast at a meeting of stockholders
                                                                 at which a quorum is present to establish or
                                                                 eliminate regional boards, modify MasterCard's
                                                                 internal regional cost allocation methodology,
                                                                 modify the overall size of MasterCard
                                                                 Incorporated's board of directors, permit the
                                                                 issuance of any shares of class A redeemable
                                                                 or class B convertible common stock of
                                                                 MasterCard Incorporated in excess of the
                                                                 number of shares to which a stockholder would
                                                                 be entitled under the global proxy, or
                                                                 overrule a properly authorized decision of a
                                                                 regional board or overturn a recommendation of
                                                                 MasterCard Incorporated's Debit Advisory
                                                                 Board. These supermajority provisions may be
                                                                 amended only with the approval of a vote of
                                                                 the board of directors equivalent to the
                                                                 required supermajority percentage or the
                                                                 approval of the holders of a majority of the
                                                                 outstanding class A redeemable and class B
                                                                 convertible common stock voting together as a
                                                                 single class (so long as the class B
                                                                 convertible stock has voting rights).
                                                                 The MasterCard International certificate of
                                                                 incorporation requires the approval of
                                                                 two-thirds of the directors present at a
                                                                 meeting at which a quorum is present to create
                                                                 additional classes of membership interests in
                                                                 MasterCard International. The MasterCard
                                                                 International certificate of incorporation
                                                                 also requires the approval of MasterCard
                                                                 Incorporated

                                                                        MASTERCARD INTERNATIONAL CLASS A
                                                                    MEMBERSHIPS AND MASTERCARD INCORPORATED
                                                                   CLASS A REDEEMABLE AND CLASS B CONVERTIBLE
                      MASTERCARD INTERNATIONAL MEMBERSHIPS                  COMMON STOCK (AFTER THE
                    (BEFORE THE CONVERSION AND INTEGRATION)               CONVERSION AND INTEGRATION)
                 ----------------------------------------------  ----------------------------------------------
                                                                 and the holders of a majority of the
                                                                 outstanding voting stock of MasterCard
                                                                 Incorporated to amend provisions of the
                                                                 certificate of incorporation of MasterCard
                                                                 International relating to the authority of
                                                                 MasterCard International to issue capital
                                                                 stock, the creation of additional classes of
                                                                 membership interests in MasterCard
                                                                 International, the ability of MasterCard
                                                                 International to subject the property of its
                                                                 members to its debts or other obligations, the
                                                                 allocation of assessment liability for the
                                                                 current merchant antitrust actions, the
                                                                 modification of director eligibility
                                                                 requirements of MasterCard International, the
                                                                 liquidation provisions for MasterCard
                                                                 International and the certificate of
                                                                 incorporation amendment provisions of
                                                                 MasterCard International.
AMENDMENT OF     The members may amend the bylaws by a majority  The class B member of MasterCard
GOVERNING        vote except that any amendment to Article I --  International, MasterCard Incorporated, has
DOCUMENTS        "Membership" must be approved by a two-thirds   the sole vote on changes to the certificate of
                 vote.                                           incorporation and bylaws of MasterCard
                                                                 International except that the class A members
                 Amendments to the certificate of incorporation  of MasterCard International have the right to
                 need not be approved by the members.            amend Article I -- "Membership" of the bylaws
                                                                 by a two-thirds vote of the class A members
                                                                 present at a meeting at which there is a
                                                                 quorum. In addition, either the class B member
                                                                 or the board of directors may amend the bylaws
                                                                 of MasterCard International, provided that the
                                                                 consent of a 75% supermajority of the
                                                                 MasterCard International board and the
                                                                 approval of the holders of a majority of the
                                                                 outstanding class A redeemable and class B
                                                                 convertible common stock voting together as a
                                                                 single class (so long as the class B
                                                                 convertible stock has voting rights) is
                                                                 required to modify the bylaw provision
                                                                 limiting special assessments to two times
                                                                 MasterCard Incorporated's worldwide annual
                                                                 revenue, and the approval of two-thirds of the
                                                                 directors of MasterCard International present
                                                                 at a meeting at which a quorum is present is
                                                                 required to modify the bylaw provision
                                                                 limiting special assessments imposed on less
                                                                 than all members to eight times the revenues
                                                                 paid by a member to MasterCard Incorporated.
                                                                 See also "-- Vote on Extraordinary
                                                                 Transactions/ Supermajority Voting Provision"
                                                                 above.
ANNUAL MEETINGS  The bylaws of MasterCard International provide  The bylaws of MasterCard Incorporated provide
                 for annual meetings to be held in March or      that annual meetings may be held at any time
                 April of each year on such date as the board    or place fixed by the board of directors.
                 of directors determines.
                                                                 The bylaws of MasterCard International provide
                                                                 that annual meetings may be held at any time
                                                                 or place fixed by the board of directors.
FEES, EXPENSES   Each member must pay the joining fee,           Shares of MasterCard Incorporated are
AND ASSESSMENTS  operating fees and other fees (including        nonassessable. The class B membership interest
                 termination fees) established from time to      of MasterCard International is also
                 time by the board of directors, or such other   nonassessable.
                 fees described in commercial agreements
                 between MasterCard International and the        Each class A member of MasterCard
                 member subject to overall parameters            International must pay the joining fee,
                 determined by the board of directors.           operating fees and other fees (including
                                                                 termination fees) established from time to
                                                                 time by the board of directors, or such other
                                                                 fees

                                                                        MASTERCARD INTERNATIONAL CLASS A
                                                                    MEMBERSHIPS AND MASTERCARD INCORPORATED
                                                                   CLASS A REDEEMABLE AND CLASS B CONVERTIBLE
                      MASTERCARD INTERNATIONAL MEMBERSHIPS                  COMMON STOCK (AFTER THE
                    (BEFORE THE CONVERSION AND INTEGRATION)               CONVERSION AND INTEGRATION)
                 ----------------------------------------------  ----------------------------------------------
                 The board of directors may impose assessments   described in commercial agreements between
                 on any or all of the members from time to       MasterCard International and the member
                 time, in its sole discretion for any portion    subject to overall parameters determined by
                 of the expenses or liabilities of MasterCard    the board of directors.
                 International or for a violation of the bylaws
                 or other rules or policies of MasterCard        The board of directors of MasterCard
                 International.                                  International may impose assessments on any or
                                                                 all of the members of MasterCard International
                                                                 from time to time (other than the class B
                                                                 member, MasterCard Incorporated), in its sole
                                                                 discretion for any portion of the expenses or
                                                                 liabilities relating to the ordinary
                                                                 activities of MasterCard International or for
                                                                 a violation of the bylaws or other rules or
                                                                 policies of MasterCard International.
                                                                 In addition, the board of directors of
                                                                 MasterCard International may impose special
                                                                 assessments on any or all of the members of
                                                                 MasterCard International from time to time
                                                                 (other than the class B member, MasterCard
                                                                 Incorporated) for expenses and liabilities
                                                                 arising out of extraordinary events. However,
                                                                 the certificate of incorporation of MasterCard
                                                                 International provides that, with respect to
                                                                 any liabilities arising from the current DOJ
                                                                 and merchant litigations in the United States
                                                                 described elsewhere in this proxy statement-
                                                                 prospectus, no assessment may be made directly
                                                                 or indirectly against members based upon card
                                                                 issuing or acquiring programs operated outside
                                                                 the United States.
                                                                 In no event will the aggregate cumulative
                                                                 liability of all members for special
                                                                 assessments exceed two times MasterCard
                                                                 Incorporated's worldwide annual revenue. In
                                                                 addition, with respect to a special assessment
                                                                 that is imposed on less than all of the
                                                                 members, no member shall be required to
                                                                 contribute greater than eight times its latest
                                                                 annual revenue paid to MasterCard Incorporated
                                                                 and its subsidiaries. These limitations on
                                                                 special assessments apply on a prospective
                                                                 basis only, and do not apply to assessments
                                                                 relating to the DOJ and merchant antitrust
                                                                 litigations or to assessments made to
                                                                 compensate for losses and liabilities relating
                                                                 to any breach of the representations,
                                                                 warranties, covenants or agreements contained
                                                                 in the integration agreement.
                                                                 The imposition of a special assessment
                                                                 requires the approval of two-thirds of the
                                                                 board of directors of MasterCard International
                                                                 if the aggregate assessment is greater than
                                                                 one times (but less than or equal to two
                                                                 times) MasterCard Incorporated's worldwide
                                                                 annual revenue; otherwise a simple majority of
                                                                 the board is required to impose a special
                                                                 assessment.
                                                                 The bylaws of MasterCard International provide
                                                                 that losses and liabilities resulting from a
                                                                 breach of the representations, warranties,
                                                                 agreements and covenants of MasterCard
                                                                 Incorporated, MasterCard International or
                                                                 Europay contained in the integration agreement
                                                                 will be distributed equitably among
                                                                 MasterCard's six regions as an expense.
                                                                 However, losses and liabilities related to a
                                                                 breach by either of MasterCard Incorporated or
                                                                 MasterCard International exceeding

                                                                        MASTERCARD INTERNATIONAL CLASS A
                                                                    MEMBERSHIPS AND MASTERCARD INCORPORATED
                                                                   CLASS A REDEEMABLE AND CLASS B CONVERTIBLE
                      MASTERCARD INTERNATIONAL MEMBERSHIPS                  COMMON STOCK (AFTER THE
                    (BEFORE THE CONVERSION AND INTEGRATION)               CONVERSION AND INTEGRATION)
                 ----------------------------------------------  ----------------------------------------------
                                                                 $21 million in the aggregate will be allocated
                                                                 solely to regions other than Europe.
                                                                 Conversely, losses and liabilities related to
                                                                 a breach by Europay exceeding $7 million in
                                                                 the aggregate will be allocated solely to
                                                                 Europe.
REDEMPTION       The bylaws of MasterCard International do not   If, within three years after the conversion, a
                 provide for redemption rights, but do provide   stockholder of MasterCard Incorporated ceases
                 for involuntary termination of membership       to be a principal member of MasterCard
                 under certain circumstances.                    International (other than in connection with a
                                                                 permitted transfer of shares), MasterCard
                                                                 Incorporated will redeem that stockholder at
                                                                 par value. If more than three years have
                                                                 elapsed since the conversion and a stockholder
                                                                 of MasterCard Incorporated ceases to be a
                                                                 member of MasterCard International, MasterCard
                                                                 Incorporated may, at its option, redeem that
                                                                 stockholder for the book value of its shares
                                                                 based on MasterCard Incorporated's financial
                                                                 statements most recently filed with the
                                                                 Securities and Exchange Commission. If
                                                                 MasterCard Incorporated does not redeem the
                                                                 stockholder's shares, the stockholder will be
                                                                 required to offer the unpurchased shares to
                                                                 the other stockholders in accordance with
                                                                 procedures to be established by the board of
                                                                 directors.
                                                                 The bylaws of MasterCard International do not
                                                                 provide for redemption rights, but do provide
                                                                 for involuntary termination of membership
                                                                 under certain circumstances. If a member is
                                                                 voluntarily, involuntarily or automatically
                                                                 terminated from membership in MasterCard
                                                                 International, the redemption provisions
                                                                 described above will be implicated.
APPRAISAL        The organizational documents of MasterCard      Delaware law provides for appraisal rights for
RIGHTS           International do not provide for appraisal      stockholders of MasterCard Incorporated in the
                 rights.                                         case of certain mergers or other
                                                                 consolidations involving MasterCard
                                                                 Incorporated.
                                                                 The organizational documents of MasterCard
                                                                 International do not provide for appraisal
                                                                 rights.
LIQUIDATION      MasterCard International principal members are  Stockholders of MasterCard Incorporated are
RIGHTS           entitled to share ratably in any liquidation    entitled to share ratably in any liquidation
                 distributions.                                  distributions. Holders of class A memberships
                                                                 of MasterCard International are not entitled
                                                                 to any liquidation distributions. The holder
                                                                 of the class B membership, MasterCard
                                                                 Incorporated, has the right to any liquidation
                                                                 distributions of MasterCard International.
ELECTION OF      The members of MasterCard International are     Each class A and class B stockholder of
DIRECTORS        entitled to vote for the election of the        MasterCard Incorporated is entitled to cast
                 directors.                                      one vote per share for the election of the
                                                                 directors (so long as the class B convertible
                                                                 stock has voting rights), provided that no
                                                                 holder of class A redeemable or class B
                                                                 convertible common stock, together with its
                                                                 affiliates, will be entitled to vote more than
                                                                 7% of the outstanding shares that are entitled
                                                                 to vote in that election. Elections need not
                                                                 be by written ballot.
                                                                 As to MasterCard International, the class B
                                                                 member, MasterCard Incorporated, is required
                                                                 to appoint the directors of MasterCard
                                                                 Incorporated as directors of MasterCard
                                                                 International. Any director who leaves the
                                                                 board of MasterCard Incorporated is required
                                                                 to

                                                                        MASTERCARD INTERNATIONAL CLASS A
                                                                    MEMBERSHIPS AND MASTERCARD INCORPORATED
                                                                   CLASS A REDEEMABLE AND CLASS B CONVERTIBLE
                      MASTERCARD INTERNATIONAL MEMBERSHIPS                  COMMON STOCK (AFTER THE
                    (BEFORE THE CONVERSION AND INTEGRATION)               CONVERSION AND INTEGRATION)
                 ----------------------------------------------  ----------------------------------------------
                                                                 leave the board of MasterCard International.
                                                                 See also "The Conversion -- Effects of the
                                                                 Conversion."
GOVERNANCE       MasterCard International is governed by a       MasterCard Incorporated will be governed by a
PROVISIONS       global board of directors that supervises       global board of directors that supervises
                 regional boards of directors in the U.S.,       regional boards of directors in the U.S.,
                 Canada, Latin America and the Caribbean,        Canada, Europe, Latin America and the
                 Middle East/Africa and Asia/Pacific. Europay    Caribbean, Middle East/Africa and Asia/
                 International is a separate company governed    Pacific, as well as the Debit Advisory Board.
                 by its own board of directors. The global
                 MasterCard International board of directors     MasterCard International will be governed by a
                 has delegated certain authority to Europay      board of directors that will mirror the board
                 International in the European region.           of directors of MasterCard Incorporated.
TAXATION         MasterCard International is treated as a        MasterCard Incorporated will be treated as a
                 corporation for U.S. federal income tax         corporation for U.S. federal income tax
                 purposes, and is the common parent of an        purposes, and will be the common parent of an
                 affiliated group of corporations filing a U.S.  affiliated group of corporations, including
                 consolidated federal income tax return. The     MasterCard International, filing a U.S.
                 group's taxable income is taxed at regular      consolidated federal income tax return. The
                 corporate income tax rates. Members may be      group's taxable income will be taxed at
                 subject to taxation on any dividends they       regular corporate income tax rates.
                 receive depending upon the applicable tax laws  Stockholders may be subject to taxation on any
                 of their respective taxing jurisdictions.       dividends they receive depending upon the
                                                                 applicable tax laws of their respective taxing
                                                                 jurisdictions.
LIMITED          Under the charter of MasterCard International,  Stockholders of MasterCard Incorporated are
LIABILITY        members are not subject to personal liability   not subject to personal liability for the
                 for the payment of debts or any other           debts, obligations or liabilities of
                 obligations of MasterCard International.        MasterCard Incorporated. In addition, the
                 MasterCard International may assess its         common stock of MasterCard Incorporated is
                 members pursuant to the provisions of its       nonassessable.
                 bylaws.
                                                                 MasterCard International members are subject
                                                                 to the assessment provisions of MasterCard
                                                                 International's charter and bylaws.
INDEMNIFICATION  Delaware law permits indemnification of         MasterCard Incorporated and MasterCard
                 officers and directors against all expenses,    International will indemnify all officers and
                 including attorney's fees) incurred in any      directors to the fullest extent permitted by
                 action, suit or proceeding by reason of the     Delaware law.
                 fact that the person is or was a director,
                 officer, employee or agent of the company. It
                 is also permitted to advance to the officers
                 and directors all related expenses, subject to
                 reimbursement if it is determined subsequently
                 that indemnification is not permitted.
                 MasterCard International will indemnify all
                 officers and directors to the fullest extent
                 permitted by Delaware law.
OTHER RIGHTS     MasterCard International principal members are  Holders of MasterCard Incorporated class A
                 not entitled to any additional rights in        redeemable and class B convertible common
                 connection with their membership interests.     stock have the right under the terms of the
                                                                 integration agreement and as provided for in
                                                                 the bylaws of MasterCard Incorporated to
                                                                 receive additional shares at the end of the
                                                                 three-year transition period to the extent
                                                                 that their new global proxy calculation for
                                                                 the third year of the transition period
                                                                 (calculated on a European or non-European
                                                                 basis, as the case may be) exceeds their
                                                                 initial allocation of shares. Similarly,
                                                                 holders of class A redeemable and class B
                                                                 convertible common stock have the right to
                                                                 receive additional shares in certain
                                                                 circumstances in connection with the
                                                                 reallocation of ec Pictogram shares. Members
                                                                 receiving additional shares at the end of the
                                                                 three-year

                                                                        MASTERCARD INTERNATIONAL CLASS A
                                                                    MEMBERSHIPS AND MASTERCARD INCORPORATED
                                                                   CLASS A REDEEMABLE AND CLASS B CONVERTIBLE
                      MASTERCARD INTERNATIONAL MEMBERSHIPS                  COMMON STOCK (AFTER THE
                    (BEFORE THE CONVERSION AND INTEGRATION)               CONVERSION AND INTEGRATION)
                 ----------------------------------------------  ----------------------------------------------
                                                                 transition period and/or in connection with
                                                                 the reallocation of ec Pictogram shares will
                                                                 do so pursuant to rights initially granted
                                                                 with all shares of class A redeemable and
                                                                 class B convertible common stock of MasterCard
                                                                 Incorporated. Each right is transferable only
                                                                 with the applicable shares of class A
                                                                 redeemable and class B convertible common
                                                                 stock, expires or terminates upon completion
                                                                 of the final reallocation and is not
                                                                 redeemable except together with the redemption
                                                                 of a share of class A redeemable or class B
                                                                 convertible common stock.

               FEDERAL INCOME TAX CONSEQUENCES OF THE CONVERSION
                              AND THE INTEGRATION

     The following is a discussion of the material U.S. federal income tax consequences of the conversion or the integration, or both, as the case may be, to the principal members of MasterCard International, the shareholders of Europay and MEPUK, MasterCard International and MasterCard Incorporated. Insofar as it relates to matters of law and legal conclusions, this discussion constitutes the opinion of Pillsbury Winthrop LLP, our special tax counsel.

     This discussion does not address all U.S. federal income tax considerations that may be relevant to a specific member of MasterCard International or shareholder of Europay or MEPUK in light of its particular circumstances. This discussion also does not address the special U.S. federal income tax rules that may apply to certain members or shareholders (including insurance companies, dealers or traders in securities or currencies, tax-exempt entities or persons that "mark to market" their securities). Further, this discussion does not address any state, local or non-U.S. tax consequences of the conversion or the integration.

     This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated under the Code, and administrative rulings and pronouncements and judicial decisions, in each case as of the date of this proxy statement-prospectus. All of these authorities are subject to change, possibly with retroactive effect.

     This discussion is also based on factual statements and representations made by us in this proxy statement-prospectus, in a request for an Internal Revenue Service ("IRS") private letter ruling, described below, and in a separate representation letter addressed to Pillsbury Winthrop LLP.

     WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS ABOUT THE PARTICULAR TAX CONSEQUENCES OF THE CONVERSION OR THE INTEGRATION, OR BOTH, TO YOU, INCLUDING THE EFFECTS OF U.S. FEDERAL, AS WELL AS ANY STATE, LOCAL OR NON-U.S. OR OTHER, TAX LAWS.

     Based on the foregoing, and subject to the limitations stated herein, Pillsbury Winthrop LLP is of the opinion that the material U.S. federal income tax consequences of the conversion or the integration, or both, as the case may be, to the principal members of MasterCard International, the shareholders of Europay and MEPUK, MasterCard International and MasterCard Incorporated, will be as follows:

     - Each principal member of MasterCard International will be treated as having exchanged (A) the equity rights associated with its current membership interest in MasterCard International for an interest in the class B membership interest in MasterCard International and (B) its rights as a licensee to use MasterCard's brands, programs and services for a class A membership in MasterCard International (collectively, the "recapitalization").

     - Pursuant to the conversion, each principal member of MasterCard International will be treated as having transferred its interest in the class B membership interest in MasterCard International to MasterCard Incorporated solely in exchange for shares of MasterCard Incorporated class A redeemable and class B convertible common stock.

     - The equity rights associated with a current membership interest in MasterCard International and the class B membership interest in MasterCard International will each be treated as stock of MasterCard International.

     - Insofar as it relates to the deemed exchange of equity rights associated with current membership interests in MasterCard International for an interest in the class B membership interest in MasterCard International, the recapitalization will qualify as a reorganization within the meaning of Section 368(a)(1)(E) of the Code. MasterCard International will be a party to a reorganization within the meaning of Section 368(b) of the Code.

     - No gain or loss will be recognized by a principal member of MasterCard International as a result of the deemed exchange of the equity rights associated with its current membership interest in MasterCard International for an interest in the class B membership interest in MasterCard International.

     - No gain or loss will be recognized by a principal member of MasterCard International as a result of the exchange of its rights as a licensee to use MasterCard's brands, programs and services for a class A membership in MasterCard International.

     - The basis of a principal member of MasterCard International in its interest in the class B membership interest in MasterCard International will equal the member's basis in the equity rights associated with its current membership interest in MasterCard International immediately before the recapitalization.

     - The holding period of a principal member of MasterCard International for its interest in the class B membership interest in MasterCard International will include the period during which the member held the equity rights associated with its current membership interest in MasterCard International, provided that those equity rights are held as a capital asset on the date of the recapitalization.

     - No gain or loss will be recognized by MasterCard International as a result of the recapitalization.

     - No gain or loss will be recognized by a principal member of MasterCard International on the deemed transfer of its interest in the class B membership interest in MasterCard International, or by a shareholder of Europay or MEPUK on the transfer of its shares of Europay or MEPUK stock, to MasterCard Incorporated in exchange for shares of MasterCard Incorporated class A redeemable and class B convertible common stock, taking into consideration any surrender or receipt of shares at the end of the three year transition period or thereafter pursuant to the integration agreement.

     - Notwithstanding the immediately preceding paragraph, as to any shares of MasterCard Incorporated stock received by a principal member of MasterCard International or a shareholder of Europay or MEPUK at the end of the three year transition period or thereafter pursuant to the integration agreement, a portion of such shares will be treated as imputed interest. The amount treated as imputed interest will be determined by discounting the fair market value of those shares from the date of receipt back to the closing date, using the applicable federal rate determined under Section 1274 of the Code. As to such imputed interest, a member or shareholder otherwise subject to U.S. federal income taxation will be required to recognize ordinary income. If a member or shareholder is not a United States person for U.S. federal income tax purposes, MasterCard Incorporated may be required to withhold U.S. federal income tax at a rate of 30% of the imputed interest or, if applicable, at a lower treaty rate.

     - No gain or loss will be recognized when shares of MasterCard Incorporated class B convertible common stock are converted to class A redeemable common stock.

     - No gain or loss will be recognized by MasterCard Incorporated on the receipt of the class B membership interest in MasterCard International and the shares of Europay and MEPUK stock in exchange for shares of MasterCard Incorporated class A redeemable and class B convertible common stock.

     - Except as to any shares treated as imputed interest, as described above, the basis of a principal member of MasterCard International or a shareholder of Europay or MEPUK in the shares of MasterCard Incorporated class A redeemable and class B convertible common stock received will be the same as the basis of the member in its deemed interest in the class B membership interest or the shareholder in the shares of Europay or MEPUK stock, as the case may be, immediately before the transfer. You should consult with your own tax advisors regarding your basis in any shares treated as imputed interest.

     - Except as to any shares treated as imputed interest, as described above, the holding period for the shares of MasterCard Incorporated class A redeemable and class B convertible common stock received by a principal member of MasterCard International or a shareholder of Europay or MEPUK will include the period during which the interest in the class B membership interest was deemed held, or the shares of Europay or MEPUK stock were held, provided that the interest in the class B membership interest is deemed held, or the shares of Europay or MEPUK stock are held, as capital assets on the date of the transfer. You should consult with your own tax advisors regarding your holding period for any shares treated as imputed interest.

     Notwithstanding the foregoing, the opinion of Pillsbury Winthrop LLP does not apply to the extent that the percentage interest in MasterCard Incorporated ultimately allocated to a principal member of MasterCard International or to a shareholder of Europay or MEPUK pursuant to the integration agreement exceeds the percentage interest of the member or shareholder immediately after the closing of the conversion and the integration (in each case, without taking into account any allocation of MasterCard Incorporated shares based on the new global proxy formula). Pillsbury Winthrop LLP is unable to opine as to such excess because the IRS generally assumes that when shareholders of a corporation transfer a single class of stock to an acquiring corporation, the stock they receive in exchange will be allocated in proportion to their relative ownership interests immediately before the exchange. The IRS might therefore take the position that the excess, whether received on the date of the closing or thereafter, should not be treated for U.S. federal income tax purposes as having been received in exchange for property. In that event, a principal member of MasterCard International or a shareholder of Europay or MEPUK could be required to recognize ordinary income, but only to the extent of the excess. A member or shareholder that is not a United States person for U.S. federal income tax purposes would be required to recognize such income only to the extent that the income was considered to be effectively connected with a trade or business of the member or shareholder in the United States and, if required by an applicable income tax treaty, as attributable to a permanent establishment maintained by the member or shareholder in the United States.

     The opinion of Pillsbury Winthrop LLP is not binding on the IRS. On July 6, 2001, we filed with the IRS a request for a private letter ruling concluding that the conversion and integration will have the U.S. federal income tax consequences described in the bullet-point paragraphs above. If the IRS issues a ruling in the form requested, the material U.S. federal income tax consequences of the conversion and integration will be as described in the bullet-point paragraphs above. An IRS private letter ruling is generally binding on the IRS, but may, under certain circumstances, be revoked or retroactively modified.

     The IRS may decline to issue a ruling in the form requested, and there can be no assurance that the IRS will not take, or that a court will not sustain, a position that the U.S. federal income tax consequences of the conversion and integration are materially different from those described in the bullet-point paragraphs above. In particular, the IRS could successfully challenge our characterization of the conversion and integration and determine that they are taxable transactions for U.S. federal income tax purposes. Receipt of an IRS ruling is not a condition to the closing of the conversion or the integration.

     BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES OF THE CONVERSION OR THE INTEGRATION, OR BOTH, AS THE CASE MAY BE, TO A PRINCIPAL MEMBER OF MASTERCARD INTERNATIONAL OR A SHAREHOLDER OF EUROPAY OR MEPUK MAY DIFFER FROM THOSE DESCRIBED ABOVE OR BE AFFECTED BY MATTERS NOT DISCUSSED ABOVE, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS ABOUT YOUR PARTICULAR CIRCUMSTANCES AND ABOUT THE TAX CONSEQUENCES TO YOU OF THE CONVERSION OR THE INTEGRATION, OR BOTH, AS THE CASE MAY BE, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AND ANY PROPOSED CHANGES IN APPLICABLE TAX LAWS.

                     MATERIAL CONTRACTS BETWEEN MASTERCARD
                           INTERNATIONAL AND EUROPAY

     We summarize below the material contracts between MasterCard International and Europay before the conversion and integration. If the conversion and integration are completed, these agreements will be terminated.

ALLIANCE AGREEMENT

     MasterCard International and Europay are parties to an Alliance Agreement, dated as of November 14, 1996, that provides for a broad alliance between the two companies and sets forth the terms and conditions under which MasterCard International and Europay agreed to improve the acceptance, visibility, brand awareness and technological support of the MasterCard brand in Europe.

     Under the Alliance Agreement, MasterCard International agreed to grant Europay the exclusive right to elect new European members for the non-exclusive use of the MasterCard brand marks in Europe and agreed to approve and execute new member agreements and/or licenses on a non-exclusive basis for newly elected European members and/or licensees for use of the MasterCard brand marks in Europe.

MAESTRO AGREEMENT

     MasterCard International and Europay are also parties to a Maestro Agreement, dated as of June 19, 1997, that provides for the joint development, promotion and management by MasterCard International and Europay of Maestro International Incorporated. Maestro International Incorporated is 50% owned by MasterCard International and 50% owned by Europay. Maestro International grants licenses to use and to grant sublicenses for the Maestro brands to MasterCard and Europay for each of the regions of the world.

                                 LEGAL MATTERS

     The validity of the common stock offered by this proxy statement-prospectus will be passed upon for MasterCard Incorporated by Simpson Thacher & Bartlett, New York, New York. In addition, Pillsbury Winthrop LLP will pass upon certain United States federal income tax consequences of the conversion and integration for MasterCard Incorporated.

                                    EXPERTS

     The consolidated financial statements of MasterCard International and subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in this proxy statement-prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Europay International S.A. and subsidiaries as of December 31, 2001 and 2000 and for the years then ended included in this proxy statement-prospectus have been so included in reliance on the report of PricewaterhouseCoopers Reviseurs d'Entreprises, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                 OTHER MATTERS

     MasterCard International does not currently intend to bring any matters other than those described in this proxy statement-prospectus before its special meeting. Further, MasterCard International has no knowledge of any other matters that may be introduced by other persons. If any other matters do properly come before our special meeting or any adjournment or postponement of our special meeting, the persons named in the enclosed proxy form will vote the proxies in keeping with their judgment on such matters.

                             STOCKHOLDERS PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, as amended, stockholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the company in a timely manner.

     MasterCard Incorporated does not expect to hold an annual meeting of stockholders in 2002. MasterCard Incorporated will hold an annual meeting of stockholders in the year 2003 only if the conversion is completed in 2002. If the annual meeting is held, stockholder proposals will be eligible for inclusion in MasterCard Incorporated's proxy statement relating to the 2003 annual meeting of stockholders if the stockholder proposals are received no later than November 15, 2002. To be considered for presentation at the MasterCard Incorporated annual meeting, although not included in the proxy statement, proposals must be received no later than February 1, 2003. All stockholder proposals should be marked for the attention of Secretary, MasterCard Incorporated, 2000 Purchase Street, Purchase, New York 10577.

                      WHERE YOU CAN FIND MORE INFORMATION

     MasterCard International has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 with respect to the shares of common stock of MasterCard Incorporated being offered in the conversion and integration. This proxy statement-prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement. Some items of information are contained in exhibits to the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this proxy statement-prospectus as to the content of any contract, agreement or other document filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete. With respect to those statements, you should refer to the corresponding exhibit for a more complete description of the matter involved and read all statements in this proxy statement-prospectus in light of that exhibit.

     Following completion of the conversion, MasterCard International will be required to file reports and other information with the Securities and Exchange Commission on an ongoing basis. We intend to furnish holders of the common stock of MasterCard Incorporated with annual reports containing audited financial statements with a report thereon by MasterCard Incorporated's independent certified public accountants.

     MasterCard Incorporated filings are available to the public at the Securities and Exchange Commission's web site at http://www.sec.gov.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
MASTERCARD INCORPORATED
  As of December 31, 2001
     Report of Independent Accountants......................   F-2
     Balance Sheet..........................................   F-3

MASTERCARD INTERNATIONAL INCORPORATED
  As of December 31, 2001 and December 31, 2000 and for the
  years ended December 31, 2001, 2000 and 1999
     Report of Independent Accountants......................   F-4
     Consolidated Statements of Income......................   F-5
     Consolidated Balance Sheets............................   F-6
     Consolidated Statements of Cash Flows..................   F-7
     Consolidated Statements of Comprehensive Income........   F-8
     Consolidated Statements of Changes in Members'
      Equity................................................   F-8
     Notes to Consolidated Financial Statements.............   F-9

EUROPAY INTERNATIONAL S.A.
  As of December 31, 2001 and December 31, 2000 and for the
  years ended December 31, 2001, 2000 and 1999 (Unaudited)
     Report of Independent Accountants......................  F-30
     Consolidated Balance Sheets............................  F-31
     Consolidated Statements of Income......................  F-32
     Consolidated Statements of Cash Flows..................  F-33
     Notes to Consolidated Financial Statements.............  F-34

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of MasterCard Incorporated:

     In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of MasterCard Incorporated at December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

New York, New York
January 16, 2002

                            MASTERCARD INCORPORATED

                                 BALANCE SHEET


                                                              DECEMBER 31,
                                                                  2001
                                                              ------------
ASSETS
Cash and cash equivalents...................................     $1,000
                                                                 ------
     TOTAL ASSETS...........................................     $1,000
                                                                 ======
LIABILITIES AND STOCKHOLDER'S EQUITY
STOCKHOLDER'S EQUITY
Common Stock, $.01 par value, 100 shares authorized, issued
  and outstanding...........................................     $    1
Paid-in-Capital.............................................        999
                                                                 ------
     Total Stockholder's Equity.............................      1,000
                                                                 ------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY..................     $1,000
                                                                 ======


                             NOTE TO BALANCE SHEET

  FORMATION AND BASIS OF PRESENTATION

  MasterCard Incorporated (the "Company") was organized to become the new stock-based holding company of MasterCard International and Europay International S.A.

  The Company was incorporated in Delaware on May 9, 2001.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Members of MasterCard International Incorporated:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, comprehensive income, changes in members' equity, and cash flows present fairly, in all material respects, the financial position of MasterCard International Incorporated and its subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

New York, New York
March 6, 2002

                     MASTERCARD INTERNATIONAL INCORPORATED

                       CONSOLIDATED STATEMENTS OF INCOME

                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            2001          2000          1999
                                                         ----------    ----------    ----------
                                                                     (IN THOUSANDS)
REVENUE................................................  $1,773,848    $1,571,215    $1,389,155
OPERATING EXPENSES
General and administrative.............................     813,927       737,259       728,572
Advertising and market development.....................     665,846       595,339       491,027
Depreciation...........................................      39,680        34,728        31,525
Amortization...........................................      32,693        25,869        21,593
                                                         ----------    ----------    ----------
  Total operating expenses.............................   1,552,146     1,393,195     1,272,717
                                                         ----------    ----------    ----------
  Operating income.....................................     221,702       178,020       116,438
OTHER INCOME AND EXPENSE
Investment income......................................      22,250        30,380        32,182
Minority interest in losses of subsidiaries............       4,086         7,031        12,994
Interest expense.......................................      (9,548)       (9,652)      (11,198)
Other expense..........................................      (5,551)       (5,548)       (1,385)
                                                         ----------    ----------    ----------
  Total other income and expense.......................      11,237        22,211        32,593
                                                         ----------    ----------    ----------
Income before taxes....................................     232,939       200,231       149,031
Income tax expense.....................................      90,878        82,082        62,776
                                                         ----------    ----------    ----------
NET INCOME.............................................  $  142,061    $  118,149    $   86,255
                                                         ==========    ==========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                     MASTERCARD INTERNATIONAL INCORPORATED

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,    DECEMBER 31,
                                                                  2001            2000
                                                              ------------    ------------
                                                                     (IN THOUSANDS)
ASSETS
Cash and cash equivalents...................................   $  176,143      $  193,304
Investment securities, at fair value:
  Available-for-sale........................................      451,090         316,507
  Trading...................................................       43,153          54,958
Accounts receivable.........................................      180,510         147,540
Settlement due from members.................................      189,573          76,614
Prepaid expenses and other current assets...................       50,899          39,918
Deferred income taxes.......................................       12,695          18,142
                                                               ----------      ----------
  TOTAL CURRENT ASSETS......................................    1,104,063         846,983
Property, plant and equipment, at cost (less accumulated
  depreciation and amortization of $256,253 and $252,753)...      159,742         147,293
Deferred income taxes.......................................       66,535          59,975
Intangible assets, net......................................       96,754          81,276
Investments in affiliates...................................       22,871          41,583
Investment security held-to-maturity........................        7,326           8,050
Other assets................................................       17,514           1,900
                                                               ----------      ----------
  TOTAL ASSETS..............................................   $1,474,805      $1,187,060
                                                               ==========      ==========
LIABILITIES AND MEMBERS' EQUITY

LIABILITIES
Accounts payable............................................   $  110,907      $  132,559
Settlement due to members...................................      143,471          64,846
Accrued expenses............................................      353,194         257,027
Other current liabilities...................................       30,899          33,010
                                                               ----------      ----------
  TOTAL CURRENT LIABILITIES.................................      638,471         487,442
Other liabilities...........................................      149,608         152,346
Long-term debt..............................................       80,065          82,992
                                                               ----------      ----------
  TOTAL LIABILITIES.........................................      868,144         722,780
Minority interest...........................................           --           1,872
Commitments and contingencies (Note 9)

MEMBERS' EQUITY
Retained earnings...........................................      602,724         460,663
Accumulated other comprehensive income, net of tax:
  Cumulative translation adjustment.........................         (678)           (345)
  Net unrealized gain on investment securities
     available-for-sale.....................................        4,615           2,090
                                                               ----------      ----------
Total accumulated other comprehensive income................        3,937           1,745
                                                               ----------      ----------
  TOTAL MEMBERS' EQUITY.....................................      606,661         462,408
                                                               ----------      ----------
  TOTAL LIABILITIES AND MEMBERS' EQUITY.....................   $1,474,805      $1,187,060
                                                               ==========      ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                     MASTERCARD INTERNATIONAL INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                          -----------------------------------
                                                            2001         2000         1999
                                                          ---------    ---------    ---------
                                                                    (IN THOUSANDS)
OPERATING ACTIVITIES
  Net income............................................  $ 142,061    $ 118,149    $  86,255
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation.......................................     39,680       34,728       31,525
     Amortization.......................................     32,693       25,869       21,593
     Write down of intangible assets....................      6,327        8,609       15,334
     Write down and losses on investments in
       affiliates.......................................      8,185        5,758        2,450
     Loss on disposal of property, plant and equipment,
       net..............................................      2,425           50        1,385
     Amortization of premiums and discounts, net........      2,754        1,779        1,299
     Minority interest..................................     (4,086)      (7,031)     (12,994)
     Changes in operating assets and liabilities:
       Trading securities...............................     11,805        9,144       (6,517)
       Accounts receivable..............................    (32,970)     (26,951)     (17,919)
       Settlement due from members......................   (112,959)        (376)     (45,331)
       Prepaid expenses and other current assets........    (13,311)      (6,531)      (6,690)
       Deferred income tax..............................     (2,725)       5,434      (32,794)
       Intangible assets................................    (50,813)     (51,217)     (22,559)
       Accounts payable.................................    (21,652)      60,920       14,682
       Settlement due to members........................     78,625       (6,042)      35,909
       Accrued expenses.................................     96,167       20,502      (11,722)
       Other current liabilities........................     (7,554)     (15,297)     (35,070)
       Net change in other assets and liabilities.......    (26,257)      43,117       61,163
                                                          ---------    ---------    ---------
Net cash provided by operating activities...............    148,395      220,614       79,999

INVESTING ACTIVITIES
  Purchases of property, plant and equipment, net.......    (57,861)    (112,826)     (31,705)
  Purchases of investment securities
     available-for-sale.................................   (251,205)    (480,849)    (183,536)
  Proceeds from sales of investment securities
     available-for-sale.................................    115,439      308,628      251,597
  Proceeds from principal pay-downs and maturities of
     investment securities available-for-sale...........      4,440        4,000        9,507
  Payments received on affiliate franchise sales........      6,937        3,626       18,993
  Maturities (purchases) of investment security
     held-to-maturity...................................        724          725       (8,775)
  Investments in affiliates: (contributions) return of
     capital............................................     10,527       (6,050)      (2,187)
                                                          ---------    ---------    ---------
Net cash (used in) provided by investing activities.....   (170,999)    (282,746)      53,894
                                                          ---------    ---------    ---------

FINANCING ACTIVITIES
  Proceeds (payments) from short-term borrowings, net...      5,443       (5,808)     (22,900)
                                                          ---------    ---------    ---------
Net cash (used in) provided by financing activities.....      5,443       (5,808)     (22,900)
                                                          ---------    ---------    ---------
  Net (decrease) increase in cash and cash
     equivalents........................................    (17,161)     (67,940)     110,993
  Cash and cash equivalents -- beginning of year........    193,304      261,244      150,251
                                                          ---------    ---------    ---------
  Cash and cash equivalents -- end of year..............  $ 176,143    $ 193,304    $ 261,244
                                                          =========    =========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                     MASTERCARD INTERNATIONAL INCORPORATED

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                2001         2000         1999
                                                              ---------    ---------    --------
                                                                        (IN THOUSANDS)
NET INCOME..................................................  $142,061     $118,149     $86,255
Other comprehensive income (loss), net of tax:
  Foreign currency translation adjustments..................      (333)          20          --
  Income tax effect.........................................        --         (348)       (188)
                                                              --------     --------     -------
                                                                  (333)        (328)       (188)
  Net unrealized gain (loss) on investment securities
     available-for-sale arising during the year.............     6,011        5,383      (4,278)
  Income tax effect.........................................    (2,342)      (2,220)      1,731
                                                              --------     --------     -------
                                                                 3,669        3,163      (2,547)
  Reclassification adjustment for net (gain) loss
     realized on investment securities available-for-sale...    (1,874)        (162)      1,299
  Income tax effect.........................................       730           66        (547)
                                                              --------     --------     -------
                                                                (1,144)         (96)        752
                                                              --------     --------     -------
  Other comprehensive income (loss).........................     2,192        2,739      (1,983)
                                                              --------     --------     -------
COMPREHENSIVE INCOME........................................  $144,253     $120,888     $84,272
                                                              ========     ========     =======

                     MASTERCARD INTERNATIONAL INCORPORATED

             CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

                                                           ACCUMULATED
                                                              OTHER
                                                          COMPREHENSIVE    RETAINED
                                                          INCOME (LOSS)    EARNINGS     TOTAL
                                                          -------------    --------    --------
                                                                     (IN THOUSANDS)
BALANCE AT JANUARY 1, 1999..............................     $   989       $256,259    $257,248
Net income..............................................          --         86,255      86,255
Other comprehensive loss................................      (1,983)            --      (1,983)
                                                             -------       --------    --------
BALANCE AT DECEMBER 31, 1999............................        (994)       342,514     341,520
Net income..............................................          --        118,149     118,149
Other comprehensive income..............................       2,739             --       2,739
                                                             -------       --------    --------
BALANCE AT DECEMBER 31, 2000............................       1,745        460,663     462,408
Net income..............................................          --        142,061     142,061
Other comprehensive income..............................       2,192             --       2,192
                                                             -------       --------    --------
BALANCE AT DECEMBER 31, 2001............................     $ 3,937       $602,724    $606,661
                                                             =======       ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                     MASTERCARD INTERNATIONAL INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1. ORGANIZATION

     Organization -- MasterCard International Incorporated ("MasterCard") is a nonstock company, owned by certain of its member financial institutions and incorporated under the laws of Delaware, United States of America. MasterCard and its consolidated subsidiaries (the "Company") promote the interests of their members by providing credit, debit, smart card, travelers cheque, electronic cash, and Automated Teller Machine services, and by promoting the Company's brands. The Company enters into transactions with its members in the normal course of business, and operates a system for authorizing, clearing and settling payment transactions among its members. The Company is governed by a global board of directors, comprised principally of officers of member financial institutions and of the President and Chief Executive Officer of the Company, who are elected by the membership. The global board is responsible for managing the business of the Company, including the approval of a budget that provides for funding of operations and technology support, program and service development, and strategy execution, among other things.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Consolidation and basis of presentation -- The Company follows accounting principles generally accepted in the United States of America. Certain prior period amounts have been reclassified to conform to 2001 classifications.

     The consolidated financial statements include the accounts of MasterCard and its majority-owned subsidiaries. All significant intercompany transactions are eliminated in consolidation. The Company consolidates those entities that it owns more than 50% of the outstanding voting interest and over which it exercises control. The Company accounts for its investments in entities that it owns between 20% and 50% and over which it exercises significant influence using the equity method of accounting. The Company accounts for its investments in entities that it owns less than 20% and over which it does not exercise significant influence using the historical cost method of accounting. The equity method of accounting is also utilized for limited partnerships and limited liability companies if the investment ownership percentage is greater than 3% of outstanding ownership interests or common stock, respectively, regardless of whether MasterCard has significant influence over the investee. Investments in entities for which the equity method of accounting is appropriate are reported as investments in affiliates on the balance sheet. MasterCard's share of net earnings of these entities is included in investment income in the consolidated statements of income. Investments in affiliates for which the equity method is not appropriate are accounted for using historical cost. Management evaluates all investments accounted for under the equity method for impairment on an ongoing basis primarily using cash flow analyses. If the sum of expected net future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. The loss is measured as the amount by which the carrying amount of the asset exceeds its fair value calculated using the present value of estimated net future cash flows.

     Special purpose entities ("SPE's") are typically set-up for a single, discrete purpose. SPE's are not operating entities and usually have no employees and a limited life. The legal documents that govern the SPE transaction describe how the cash earned on the assets held in the SPE must be allocated to the investors and other parties that have rights to these cash flows. MasterCard is the lessee in one synthetic lease transaction for the Winghaven facility that was structured by creating an SPE ("lessor") which constructed and owns the facility (see Note 9 to the Financial Statements and the discussion on Liquidity and Capital Resources in the Management's Discussion & Analysis). The decision whether or not to consolidate the SPE, or record the facility, depends not only on the applicable accounting principles for SPE's and the treatment of the lease as operating or capital, but also on a determination regarding the nature and amount of the investments made by third parties to the SPE. Consideration is given, for example, to whether a third party has made substantive equity investment in the SPE; which party has voting rights; who makes decisions about the assets in the SPE;

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

and who is at risk for loss. The SPE is not consolidated because, under the applicable accounting principles, MasterCard does not exercise control over the risks and rewards of the assets in the SPE.

     Use of estimates -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results may differ from these estimates.

     Revenue recognition -- Revenues are recognized when services are performed and when products are sold. The Company's revenue is comprised of operations fees and member assessments.

     Operations fees represent user fees for authorization, clearing, settlement and other member products and services that facilitate transaction and information management among our members on a global basis. These fees are recognized as revenue in the same period as the related transactions occur or services are rendered. Products sold include holograms, paper warning bulletins, manuals and publications. Revenue from product sales is recognized upon their sale.

     Member assessments represent payments made by principal members to support MasterCard's operating requirements. Assessments are based upon daily, monthly or quarterly issuer and acquirer gross dollar volumes ("GDV") which represent gross spending on MasterCard cards for goods and services as well as cash disbursements. Assessments are recorded as revenue in the month they are earned, which is when the related GDV is generated on MasterCard cards.

     MasterCard has strategic arrangements with certain members, which provide for fee rebates when the member meets certain transaction hurdles. Such rebates are calculated on a monthly basis based upon member transaction levels and the contracted discount rates for the services provided, and are recorded as a reduction of revenue in the same period as the revenue is recorded.

     Advertising expense -- In general, advertising and promotional items are expensed at the time the event occurs. Included in advertising and promotional expenses are payments to members primarily in exchange for members' efforts to promote the MasterCard brand. Such payments to members that represent an identifiable benefit to MasterCard with a fair value that can be determined are treated as a promotional expense by MasterCard in the period incurred.

     Cash and cash equivalents -- Cash and cash equivalents include certain highly liquid investments with a maturity of three months or less from the date of purchase. Such investments are recorded at cost, which approximates fair value.

     Investment securities -- The Company classifies debt securities as either "held-to-maturity," "available-for-sale" or "trading" and equity securities as "trading." Investments for which management has the intent, and the Company has the ability, to hold them to maturity are carried at cost adjusted for amortization of premium and accretion of discount. Amortization and accretion are calculated principally using the interest method. Securities bought and held primarily for the purpose of selling them in the near term are classified as "trading" and reported at fair value. Changes in unrealized gains and losses on "trading" securities are recognized in the consolidated statements of income. Securities classified as "available-for-sale" are reported at fair value. Changes in unrealized gains and losses for "available-for-sale" securities, net of applicable taxes, are recorded as a separate component in the statement of comprehensive income. Quoted market values, when available, are used to determine the fair value of "available-for-sale" securities. The Company also owns publicly traded securities, which are connected to an executive compensation plan. These securities are accounted for as trading securities and carried at fair value. The specific identification method is used to determine realized gains and losses. All net realized and unrealized gains and losses on these securities are

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

recognized in other income and expense and a corresponding offset is recorded in compensation expense. Investment securities are evaluated for other than temporary impairment on an ongoing basis.

     Settlement due to/due from members -- The Company operates systems for clearing and settling payment transactions among its members. Net settlements are generally cleared daily among members by wire transfer or other bank clearing means. However, some transactions may not settle until subsequent business days, resulting in amounts due from and due to members.

     Property, plant and equipment -- Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation on computer equipment and furniture and fixtures is computed under the straight-line method over the related estimated useful lives of the assets, generally ranging from two to five years. Amortization of leasehold improvements is computed under the straight-line method, using the shorter of the estimated useful lives of the improvements or the terms of the related leases. Capital leases are amortized over the lives of the leases. Depreciation on buildings is calculated under the straight-line method over an estimated useful life of 30 years.

     Intangible assets -- Intangible assets are comprised of capitalized software costs, goodwill, franchise rights and other intangible assets. Intangible assets acquired in business combinations accounted for by the purchase method of accounting are capitalized and amortized over their expected useful life as a non-cash charge against future results of operations. The Company amortizes goodwill on a straight-line method over an estimated useful life, not to exceed twenty years. Shareholder franchise rights are being amortized on a straight-line basis over their estimated useful lives, none of which exceed seven years. The realizability of goodwill and other intangibles is evaluated on an ongoing basis to determine the recoverability of carrying amounts. If the sum of expected net future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. The loss is measured as the amount by which the carrying amount of the asset exceeds its fair value, calculated using the present value of estimated net future cash flows.

     Certain computer software costs are capitalized under the provisions of Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." In accordance with the provisions of this statement, eligible direct internal and external costs related to the application development stage are capitalized and, upon completion of the project, are amortized using the straight-line method over the estimated useful life of the software, not to exceed three years.

     Derivative financial instruments -- The Company enters into foreign exchange forward and swap contracts to minimize the risk of anticipated revenues and expenses, and assets and liabilities denominated in foreign currencies. This activity minimizes the Company's exposure to transaction gains and losses resulting from fluctuations of foreign currencies against the U.S. dollar. The terms of the forward contracts are generally less than 18 months. Foreign exchange forward and swap contracts are recorded at fair value and any unrealized gains and losses are recognized in income.

     Income taxes -- The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." In accordance with SFAS No. 109, deferred tax assets and liabilities are established for the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities using enacted tax rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

     Foreign currency translation -- The U.S. dollar is the functional currency for the majority of the Company's businesses except its Mondex International operations, for which the local currency is the functional currency. Where the U.S. dollar is considered the functional currency, monetary assets and

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

liabilities are translated to U.S. dollars using current exchange rates in effect at the balance sheet date; non-monetary assets and liabilities are translated at historical exchange rates; and revenue and expense accounts are translated at a weighted average exchange rate for the period. Resulting exchange gains and losses are included in net income. For businesses where the local currency is the functional currency, translation to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate for the period. Resulting translation adjustments are reported as a component of other comprehensive income.

     Pension and other postretirement plans -- The compensation cost of an employee's pension benefit is recognized on the projected unit credit method over the employee's approximate service period. The aggregate cost method is utilized for funding purposes.

3.  INVESTMENT SECURITIES

     The amortized cost and estimated fair value of investment securities available-for-sale are as follows:

                                                            GROSS UNREALIZED
                                                AMORTIZED   ----------------
DECEMBER 31, 2001                                 COST      GAINS    LOSSES    FAIR VALUE
-----------------                               ---------   ------   -------   ----------
Municipal bonds...............................  $443,398    $9,029   $(1,337)   $451,090
                                                ========    ======   =======    ========

                                                            GROSS UNREALIZED
                                                AMORTIZED   -----------------
DECEMBER 31, 2000                                 COST       GAINS    LOSSES    FAIR VALUE
-----------------                               ---------   -------   -------   ----------
Municipal bonds...............................  $307,952    $3,681    $( 217)    $311,416
Corporate securities..........................     5,000        91        --        5,091
                                                --------    ------    ------     --------
                                                $312,952    $3,772    $ (217)    $316,507
                                                ========    ======    ======     ========

     The maturity distribution based on contractual terms of investment securities available-for-sale at December 31, 2001, is as follows:

                                                              AMORTIZED
                                                                COST      FAIR VALUE
                                                              ---------   ----------
Due within 1 year...........................................  $  8,672     $  8,806
Due after 1 year through 5 years............................   401,632      409,115
Due after 5 years through 10 years..........................    33,094       33,169
                                                              --------     --------
                                                              $443,398     $451,090
                                                              ========     ========

     The Company holds a 5.25 percent Missouri Development Bond due August 1, 2009, as an investment security held-to-maturity. The amortized cost of this security was $7,326 and $8,050 at December 31, 2001 and 2000, respectively. Principal and interest payments are received on a semi-annual basis with a final maturity date of August 1, 2009. The fair market value of this security approximates amortized cost.

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

     Components of investment income are as follows for each of the years ended December 31:

                                                           2001      2000      1999
                                                          -------   -------   -------
Interest income.........................................  $23,123   $23,811   $19,083
Dividend income.........................................    3,034     2,799     3,571
Investment securities available-for-sale:
Gross realized gains....................................    1,994       306        63
Gross realized losses...................................     (120)     (144)   (1,362)
Trading securities:
Unrealized (losses) gains, net..........................   (8,659)      382     4,170
Realized gains, net.....................................    1,582     2,524     5,310
All other investment income.............................    1,296       702     1,347
                                                          -------   -------   -------
Total investment income.................................  $22,250   $30,380   $32,182
                                                          =======   =======   =======

4.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following at December 31:

                                                                2001        2000
                                                              ---------   ---------
Equipment...................................................  $ 263,889   $ 222,693
Building and land...........................................     80,898      71,166
Furniture and fixtures......................................     41,307      57,446
Leasehold improvements......................................     29,901      48,741
                                                              ---------   ---------
                                                                415,995     400,046
Less accumulated depreciation and amortization..............   (256,253)   (252,753)
                                                              ---------   ---------
                                                              $ 159,742   $ 147,293
                                                              =========   =========

     For the years ended December 31, 2001, 2000 and 1999, depreciation and amortization expense aggregated $43,014, $40,951 and $36,665 respectively.

     On January 12, 2000, MasterCard exercised its option to purchase the corporate headquarters building in Purchase, New York, for $70,000, in accordance with the provisions of its lease agreement.

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

5.  INCOME TAXES

     The income tax provision for the years ended December 31 is composed of the following components:

                                                          2001      2000       1999
                                                         -------   -------   --------
CURRENT
Federal................................................  $83,755   $68,650   $ 74,702
State and local........................................    6,434     8,505      8,192
Foreign................................................      889     2,350      1,959
                                                         -------   -------   --------
                                                          91,078    79,505     84,853
DEFERRED
Federal................................................   (1,523)    2,200    (20,770)
State and local........................................    1,323       377     (1,307)
                                                         -------   -------   --------
                                                            (200)    2,577    (22,077)
                                                         -------   -------   --------
Total tax provision....................................  $90,878   $82,082   $ 62,776
                                                         =======   =======   ========

     For the year ended December 31, 2001, domestic operations contributed approximately $252,000 to earnings before income taxes and foreign operations resulted in a loss before income taxes of approximately $19,000.

     The provision for income taxes differs from the amount of income tax determined by applying the appropriate statutory U.S. federal income tax rate to pretax income for the years ended December 31, as a result of the following:

                                                              2001   2000   1999
                                                              ----   ----   ----
Federal statutory tax rate..................................  35.0%  35.0%  35.0%
State tax, net of Federal benefit...........................   2.2    3.1    3.0
Foreign tax effect, net of Federal benefit..................   2.1    2.5    3.7
Non-deductible expenses and other differences...............   2.4    2.9    3.1
Tax-exempt income...........................................  (2.7)  (2.5)  (2.7)
                                                              ----   ----   ----
Effective tax rate..........................................  39.0%  41.0%  42.1%
                                                              ====   ====   ====

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

     Deferred tax assets and liabilities represent the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. The net deferred tax asset at December 31 is composed of the following:

                                                        ASSETS (LIABILITIES)
                                          ------------------------------------------------
                                                   2001                      2000
                                          ----------------------    ----------------------
                                          CURRENT    NON-CURRENT    CURRENT    NON-CURRENT
                                          -------    -----------    -------    -----------
Accrued liabilities.....................  $18,549     $    501      $23,322      $   501
Changes in tax methods..................   (4,635)          --       (4,490)      (4,490)
Deferred compensation and benefits......    1,246       56,227          974       42,076
Excess foreign losses...................       --        9,343           --       12,487
Gains/losses included in comprehensive
  income................................   (3,077)         593       (1,465)         463
Intangible assets.......................       --       18,864           --       13,699
Prepaid state tax credits...............      160        7,326          176        8,050
Property, plant and equipment...........       --      (22,390)          --       (6,583)
Other items.............................      452        2,233         (375)       2,111
Valuation allowance.....................       --       (6,162)          --       (8,339)
                                          -------     --------      -------      -------
                                          $12,695     $ 66,535      $18,142      $59,975
                                          =======     ========      =======      =======

     The valuation allowance relates primarily to the ability to recognize tax benefits associated with foreign operations. The valuation allowance was $5,335 at December 31, 1999. The valuation allowance increased in years in which additional foreign losses were incurred but tax benefits could not be recognized and decreased in years in which losses were recognized.

     Cash paid for income taxes for the years ended December 31, 2001, 2000 and 1999 was $41,703, $81,854 and $83,406, respectively.

6. PENSION, SAVINGS PLAN AND OTHER BENEFITS

     The Company has a trusteed, noncontributory defined benefit pension plan covering substantially all of its employees. Prior to 2000, individual benefits were based on years of service, average pay during the last five years of employment and age at retirement. Effective January 1, 2000, the Company converted the plan to a noncontributory cash balance plan. Participants are credited with a percentage of their compensation for the plan year based on completed years of service. The Company's funding policy is to contribute annually an amount, based on actuarial present value computations, that satisfies the U.S. Internal Revenue Service's funding standards.

     At December 31, 2001 and 2000, a MasterCard member was the plan trustee. Plan assets are invested in U.S. government and agency securities, corporate debt instruments, common stocks, foreign investments and certain funds of the plan's investment managers. Certain investments may be in corporate debt or common stock of MasterCard members and certain funds may hold securities of MasterCard members.

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

     The following table sets forth the plan's funded status and amounts recognized in the Company's balance sheet at December 31:

                                                                2001        2000
                                                              --------    --------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year.....................  $ 84,630    $ 56,779
Service cost................................................    10,094       9,854
Interest cost...............................................     6,089       5,619
Plan Amendments.............................................    (2,185)         --
Actuarial (gain) or loss....................................     2,136      17,675
Benefits paid...............................................    (3,139)     (5,297)
                                                              --------    --------
Benefit obligation at end of year...........................  $ 97,625    $ 84,630
                                                              ========    ========
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year..............  $ 47,878    $ 42,850
Adjustment..................................................        --         (44)
Actual return on plan assets................................       (14)      2,128
Employer contributions......................................    19,002       8,241
Benefits paid...............................................    (3,139)     (5,297)
                                                              --------    --------
Fair value of plan assets at end of year....................  $ 63,727    $ 47,878
                                                              ========    ========
RECONCILIATION OF FUNDED STATUS
Funded status...............................................  $(33,898)   $(36,752)
Unrecognized actuarial (gain) or loss.......................    14,892       9,951
Unrecognized transition (asset).............................       (32)       (148)
Unrecognized prior service cost.............................    (3,105)     (1,372)
                                                              --------    --------
Accrued cost................................................  $(22,143)   $(28,321)
                                                              ========    ========

     Net pension expense included the following components for the years ended December 31:

                                                         2001       2000       1999
                                                        -------    -------    -------
Service cost..........................................  $10,094    $ 9,854    $ 8,562
Interest cost.........................................    6,089      5,619      3,685
Expected return on plan assets........................   (3,856)    (2,775)    (2,455)
Amortization of prior service cost....................     (452)      (223)      (132)
Amortization of transition (asset)....................     (116)      (116)      (116)
Recognized actuarial loss.............................    1,065      1,513        823
                                                        -------    -------    -------
Net periodic cost.....................................  $12,824    $13,872    $10,367
                                                        =======    =======    =======

     Assumptions used to measure the accumulated and projected benefit obligation included a weighted average discount rate of 7.25 percent and 7.75 percent for 2001 and 2000, respectively. An assumed rate of increase in future compensation levels for both 2001 and 2000 was 7.0 percent, and an expected long-term rate of return on plan assets was 8.5 percent for both 2001 and 2000. At December 31, 2001 and 2000, the accrued cost was recorded on the balance sheet within accrued expenses and other liabilities. The net periodic cost was a component of general and administrative expense in the statement of income for the year ended December 31, 2001, 2000, and 1999.

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

     The Company has an employee savings plan, whereby eligible employees may contribute a portion of their base compensation and the Company contributes an amount in excess of the participant's contribution. The Company's contribution aggregated $19,905, $17,180 and $16,125 and 2001, 2000 and 1999, respectively.
Participating employees can invest contributions among several fund alternatives. Certain of these funds may hold securities in MasterCard members.

     The Company has a Value Appreciation Program ("VAP"), which is an incentive program established in 1995. Annual awards were granted to VAP participants from 1995 through 1998, which entitled participants to the net appreciation on a portfolio of securities of members. The plan states that participants vest at a rate of 20% for each year of service. If a participant is not fully vested and redeems his or her shares, appreciation that is forfeited is returned to MasterCard. In 1999, VAP was replaced by an Executive Incentive Plan ("EIP") arrangement. Although contributions to VAP have been discontinued effective 1999, plan assets remain intact and participants are entitled to the net appreciation on the portfolio of securities in accordance with plan provisions. The Company's liability related to the VAP at December 31, 2001 and 2000 was $9,582 and $15,871, respectively, and the (income)/expense was ($6,114), $499 and $5,707 for the years ending December 31, 2001, 2000 and 1999, respectively.

     MasterCard's EIP effective January 1999, is a performance unit plan, in which a participant receives a grant of units with a target value contingent on the achievement of MasterCard's long-term performance goals. The end value of the units will vary based upon the level of performance achieved. Earned incentive awards are paid in the form of cash. Employees who are designated Senior Vice President or higher are eligible for participation in any performance period provided they have achieved the minimum performance evaluation rating and have been designated to the appropriate level by March 1 of the calendar year. The Compensation Committee and/or the President and Chief Executive Officer may also designate any other employee as eligible to participate in the plan.

     Performance units were granted under the EIP with an actual value that will be calculated based on the Company's performance over a three-year period. Each unit will be valued at threshold ($50), target ($100) or maximum ($200) if, on a weighted-average basis, threshold, target or maximum performance is achieved for all of the performance measures. For performance between threshold and target or target and maximum, the value of the units will be increased on a straight-line basis. The units will have no value if performance is below the threshold. Upon completion of the three-year performance period, participants will receive a payout equal to 80% of the award earned. The remaining 20% of the award will be paid upon completion of two additional years of service. The performance units vest over the three- and five-year periods from the date of grant. The Company's liability related to EIP at December 31, 2001 and December 31, 2000 was $76,135 and $45,307, respectively, and the expense was $31,536, $29,682 and $17,910 for the years ending December 31, 2001, 2000 and 1999, respectively.

     Both the VAP and the EIP are accounted for in accordance with FIN 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option of Award Plans". In accordance with FIN 28, compensation is accrued as a charge to expense over the periods the employee performs the related services.

7. POSTRETIREMENT HEALTH AND LIFE INSURANCE BENEFITS

     For plan years prior to 2001, MasterCard has a combined defined benefit/defined contribution plan for providing postretirement medical, dental and life insurance benefits. The plan provides each employee with a notional account, which grew with an annual credit (twelve hundred dollars) and an interest credit (3%). Upon retirement, the account was converted to a lifetime medical subsidy expressed as a percentage of estimated future premiums. The medical account is MasterCard's contribution toward medical coverage. MasterCard currently did not fund its future retiree medical obligation.

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

     Also for plan years prior to 2001, regular full-time employees not eligible for grandfathering are eligible for MasterCard's account plan after the earlier of the completion of 5 years of vesting service or attainment of age 40. All active employees who, as of January 1, 1993, were 50 years old or age 45 with at least 10 years of vesting service were grandfathered when the account-based plan was implemented. Full coverage was provided for all grandfathered employees.

     Effective July 1, 2001, MasterCard modified certain provisions of the current design based on certain business objectives. The new design better aligns with MasterCard's account-based pension plan by providing flat dollar annual contributions based upon employee service. The new program does not apply to benefits applicable to former grandfathered employees and also provides full coverage for career employees with proportionally less for early retirees. A portion of MasterCard's retiree medical obligation became funded when the new design was implemented as these accounts are vested and are portable subaccounts within MasterCard's pension plan.

     In adopting SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," MasterCard elected to defer and amortize the $11,592 transition obligation through the year 2013. For the years end December 31, 2001 and 2000, the unamortized balance was $6,952 and $7,532, respectively.

     The following table presents the status of the Company's postretirement benefit plan at December 31:

                                                                2001        2000
                                                              --------    --------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year.....................  $ 25,455    $ 17,895
Service cost................................................     1,706       2,309
Interest cost...............................................     1,692       1,657
Plan amendments.............................................       909          --
Actuarial (gain) or loss....................................    (2,476)      3,766
Benefits paid...............................................      (280)       (172)
                                                              --------    --------
Benefit obligation at end of year...........................  $ 27,006    $ 25,455
                                                              ========    ========
CHANGE IN PLAN ASSETS
Employer contributions......................................  $    280    $    172
Benefits paid...............................................      (280)       (172)
                                                              --------    --------
Fair value of plan assets at end of year....................  $     --    $     --
                                                              ========    ========
RECONCILIATION OF FUNDED STATUS
Funded status...............................................  $(27,006)   $(25,455)
Unrecognized actuarial (gain)...............................    (8,778)     (6,850)
Unrecognized transition obligation..........................     6,376       6,955
Unrecognized prior service cost.............................       840          --
                                                              --------    --------
Accrued cost................................................  $(28,568)   $(25,350)
                                                              ========    ========

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

     The Company's postretirement benefit plan is currently unfunded. Net periodic postretirement benefit cost for the years ended December 31, 2001, 2000 and 1999 included the following components:

                                                            2001      2000      1999
                                                           ------    ------    ------
Service cost.............................................  $1,706    $2,309    $2,162
Interest cost............................................   1,692     1,657     1,243
Amortization of prior service cost.......................      69        --        --
Amortization of transition obligation....................     579       580       580
Recognized actuarial gain................................    (548)     (284)     (324)
                                                           ------    ------    ------
Net periodic cost........................................  $3,498    $4,262    $3,661
                                                           ======    ======    ======

     Assumptions used in determining the postretirement defined benefit obligation included a weighted average discount rate of 7.25 percent and 7.75 percent for 2001 and 2000, respectively, and a rate of increase in future compensation levels of 7.0 percent for both 2001 and 2000. At December 31, 2001 and 2000, the accrued cost was recorded on the balance sheet within accrued expenses and other liabilities. The net periodic cost was a component of general and administrative expenses in the statement of income for the year ended December 31, 2001, 2000 and 1999.

     For net postretirement benefit cost measurement purposes, an annual rate of increase in the per capita cost of covered medical benefits of 8.0 percent was assumed for 2001. The rate was assumed to decrease gradually to 5.5 percent by 2006 and remain at that level thereafter. Increasing (decreasing) the assumed health care cost trend rates by 1.0 percent in each year would increase (decrease) the accumulated postretirement defined benefit obligation and the aggregate of the service and interest cost components of net periodic postretirement benefit as follows:

                                                              1% INCREASE    1% DECREASE
                                                              -----------    -----------
Postretirement benefit obligation...........................    $2,820         $(2,337)
Service and interest cost components........................       440            (362)

8. DEBT

     At December 31, 2001, the Company had a $1.2 billion ($1 billion at December 31, 2000) committed credit facility from banks, some of whom are members. Pursuant to this facility, the Company has the right to borrow funds at a variable rate calculated in accordance with the provisions of the agreement, to provide liquidity for member settlement failures. Commitment and other fees associated with this credit facility totaled $1,513, $1,279 and $1,055 for each of the years ended December 31, 2001, 2000 and 1999, respectively.

     On June 30, 1998, the Company issued $80,000 in subordinated debt ("the Notes") fixed at 6.67 percent per annum. The terms of the Notes require MasterCard to repay the principal amount on June 30, 2008. The Company has the option to prepay the Notes with a "make-whole" payment to the investors, if market interest rates are lower at the time of prepayment. Interest expense aggregated $5,336 for each of the years ended December 31, 2001, 2000 and 1999. The fair value of the Notes is estimated at $80,418 and $78,117 at December 31, 2001 and 2000, respectively.

     The terms of the borrowing facilities include various covenants including, but not limited to, limitations on liens and the maintenance of minimum net worth. The Company was in compliance with such covenants at December 31, 2001.

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

     In the normal course of business, the Company operates systems for clearing and settling payment transactions among its members. Net settlements are generally cleared daily among members by wire transfer or other bank clearing means, via settlement cash accounts. However, some transactions may not settle until subsequent business days due to varying local currency settlement value date intervals and other timing differences. These timing differences result in amounts due to MasterCard by members or amounts due to members from MasterCard for a duration normally ranging from one to four calendar days and are included in the balance sheet of MasterCard International as settlement due to/due from members. The net impact of the settled transactions was the main contributor to net settlement cash account overdraft positions of $9,531 and $4,088 at December 31, 2001 and 2000, respectively, which have been recorded in other current liabilities.

     Cash paid for interest during the years ended December 31, 2001, 2000 and 1999 was $5,963, $5,750 and $5,593, respectively.

9. COMMITMENTS AND CONTINGENT LIABILITIES


     On August 31, 1999, the Company entered into a ten-year operating lease agreement for a global technology and operations center located in O'Fallon, Missouri. In conjunction with the lease agreement, the owner of the property leased the land to the MCI O'Fallon 1999 Trust. The Trust financed the operations center through a combination of an equity investment and the issuance of 7.36 percent Series A Senior Secured Notes (the "Secured Notes") in the amount of $149,380. In the event that additional financing is needed to complete the facility, the Trust may issue its Series B Senior Secured Notes in an aggregate amount not to exceed $5,000. Rent is payable in amounts equal to interest payments on the Secured Notes and any returns to equity-holders. The lease agreement permits the Company to purchase the facility upon 180 days notice at a purchase price equal to the aggregate outstanding principal amount of the Secured Notes, including any accrued and unpaid interest and investor equity, along with any accrued and unpaid amounts due to the investor under the lease agreement after August 31, 2006. In conjunction with the lease agreement, the Company executed a Guarantee of 85.15 percent of the Secured Notes outstanding totaling $127,000 as of December 31, 2001. Additionally, upon the occurrence of specific events of default, the Company will guarantee repayment of the total outstanding principal and interest on the Secured Notes and take ownership of the building. At December 31, 2001, the impact of consolidating the special purpose entity and recording its assets on MasterCard's balance sheet would result in $154,000 in debt for the Company and $8,000 of minority interest relating to the equity in the Trust held by a third party. For the year ended December 31, 2001, net income would have been reduced by depreciation in the amount of $3,000 after tax. Furthermore, instead of the 2001 rent expense of $4,000 ($11,000 annually after 2001) to the Trust, MasterCard would record interest expense and minority interest in the same amount. Consequently, EBIDTA would have increased by approximately $4,000 in 2001 ($11,000 annually after 2001) while cash flow would remain unaffected.


     Global rental expense for the Company's office space aggregated approximately $22,110, $16,254 and $18,940 for the years ended December 31, 2001, 2000 and 1999, respectively. Rental of computer equipment, communications lines, and office equipment aggregated $31,685, $29,794 and $31,096 for the years ended December 31, 2001, 2000 and 1999, respectively.

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

     The future minimum payments under non-cancelable operating leases for office buildings and equipment, sponsorships, licensing and other agreements at December 31, 2001 are as follows:

                                                                       SPONSORSHIP,
                                                                       LICENSING &
                                         TOTAL      OPERATING LEASE       OTHER
                                        --------    ---------------    ------------
2002..................................  $ 82,595       $ 24,046          $ 58,549
2003..................................    41,763         22,137            19,626
2004..................................    32,077         19,630            12,447
2005..................................    29,013         17,988            11,025
2006..................................    18,376         16,946             1,430
Thereafter............................    35,318         35,318                --
                                        --------       --------          --------
Total.................................  $239,142       $136,065          $103,077
                                        ========       ========          ========

     The Company has guaranteed the payment of settlement obligations between members in the event that a member institution failed to settle their transactions. See Note 13 for a description of settlement credit risk.

     The Company has also guaranteed the payment of MasterCard branded travelers cheques outstanding. The Company had outstanding travelers cheques of $1,441,970 and $1,480,279 at December 31, 2001 and 2000, respectively. MasterCard has obtained an unlimited guarantee in the amount of $1,368,526 and $1,399,663 at December 31, 2001 and 2000, respectively, from a financial institution in order to cover most of the exposure of outstanding travelers cheques.

     Maestro International Incorporated ("Maestro") was formed in July 1992 as a joint venture of MasterCard and Europay International S.A. ("Europay"). The Company owns a 50% interest in Maestro but does not have control. Accordingly, MasterCard accounts for this investment using the equity method. Maestro owns the Maestro name mark and uses the blue and red interlocking circle mark as part of the Maestro logo, pursuant to a license from MasterCard. Europay is the regional licensor for the Maestro brand in Europe, while MasterCard, through its wholly owned subsidiaries, is the regional licensor for the Maestro brand elsewhere in the world. Under the terms of their agreement, the Company is required to reimburse Maestro for its share of net expenses and paid $8,684, $8,909 and $8,876 to Maestro for the years ended December 31, 2001, 2000 and 1999, respectively.

10. LEGAL PROCEEDINGS

     MasterCard is a party to litigation with respect to a variety of matters in the ordinary course of business. Except as described below, MasterCard does not believe that any litigation to which it is a party may have a material adverse impact on our business or prospects.

DEPARTMENT OF JUSTICE ANTITRUST LITIGATION

     In October 1998, the DOJ filed suit against MasterCard International, Visa U.S.A., Inc. and Visa International Corp. in the U.S. District Court for the Southern District of New York alleging that both MasterCard's and Visa's governance structure and policies violated U.S. federal antitrust laws. First, the DOJ claimed that "dual governance" -- the situation where a financial institution has a representative on the board of directors of MasterCard or Visa while a portion of its card portfolio is issued under the brand of the other association -- was anti-competitive and acted to limit innovation within the payment card industry. At the same time, the DOJ conceded that "dual issuance" -- a term describing the structure of the bank card industry in the United States in which a single financial institution can issue both MasterCard and Visa-branded cards -- was pro-competitive. Second, the DOJ challenged MasterCard's CPP and a Visa bylaw

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

provision that prohibit financial institutions participating in the respective associations from issuing competing proprietary payment cards (such as American Express or Discover). The DOJ alleged that MasterCard's CPP and Visa's bylaw provision acted to restrain competition.

     MasterCard denied the DOJ's allegations. MasterCard believes that both "dual governance" and the CPP are pro-competitive and fully consistent with U.S. federal antitrust law.

     A bench trial concerning the DOJ's allegations was concluded on August 22, 2000. On October 9, 2001, the district court judge issued an opinion upholding the legality and pro-competitive nature of dual governance. In so doing, the judge specifically found that MasterCard and Visa have competed vigorously over the years, that prices to consumers have dropped dramatically, and that MasterCard has fostered rapid innovations in systems, product offerings and services.

     However, the judge also held that MasterCard's CPP and the Visa bylaw constitute unlawful restraints of trade under the federal antitrust laws. The judge found that the CPP and Visa bylaw weakened competition and harmed consumers by preventing competing proprietary payment card networks such as American Express and Discover from entering into agreements with banks to issue cards on their networks. In reaching this decision, the judge found that two distinct markets -- a credit and charge card issuing market and a network services market -- existed in the United States, and that both MasterCard and Visa had market power in the network market. MasterCard strongly disputes these findings and believes that the DOJ failed, among other things, to demonstrate that U.S. consumers have been harmed by the CPP.

     On November 26, 2001, the judge issued a final judgment that orders MasterCard to repeal the CPP insofar as it applies to issuers and enjoins MasterCard from enacting or enforcing any bylaw, rule, policy or practice that prohibits its issuers from issuing general purpose or debit cards in the United States on any other general purpose card network. The judge also concluded that during the period in which the CPP was in effect, MasterCard was able to "lock up" certain members by entering into long-term agreements with them pursuant to which the members committed to maintain a certain percentage of their general purpose card volume, new card issuance or total number of cards in force in the United States on MasterCard's network. Accordingly, the final judgment provides that there will be a period (commencing on the effective date of the judgment and ending on the later of two years from that date or two years from the resolution of any final appeal) during which MasterCard will be required to permit any issuer with which it entered into such an agreement prior to the effective date of the final judgment to terminate that agreement without penalty, provided that the reason for the termination is to permit the issuer to enter into an agreement with American Express or Discover. MasterCard would be free to apply to the district court to recover funds paid but not yet earned under any terminated agreement. The final judgment imposes parallel requirements on Visa. The judge explicitly provided that MasterCard and Visa would be free to enter into new partnership or member business agreements in the future.

     MasterCard believes that it has a strong legal basis to challenge the judge's ruling with respect to the CPP, and presently intends to appeal the decision on that count. On February 6, 2002, the judge issued an order granting MasterCard's and Visa's motion to stay the final judgment pending appeal. The DOJ is also free to appeal the judge's ruling with respect to dual governance.

     MasterCard believes that it is not currently possible to estimate the impact, if any, that the ultimate resolution of this matter will have on MasterCard's results of operations, financial position or cash flows.

MERCHANT ANTITRUST LITIGATION

     Commencing in October 1996, several putative class action suits were brought by a number of U.S. merchants -- including Wal-Mart Stores, Inc., Sears Roebuck & Co., Inc., The Limited Inc. and Safeway, Inc. -- against MasterCard International and Visa U.S.A., Inc. challenging certain aspects of the payment

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

card industry under U.S. federal antitrust law. Those suits were later consolidated in the U.S. District Court for the Eastern District of New York. The plaintiffs challenge MasterCard's "Honor All Cards" rule (and a similar Visa rule), which ensures universal acceptance for consumers by requiring merchants who accept MasterCard cards to accept for payment every validly presented MasterCard card. Plaintiffs claim that MasterCard and Visa unlawfully have tied acceptance of debit cards to acceptance of credit cards. In essence, the merchants desire the ability to reject off-line, signature-based debit transactions (for example, MasterCard card transactions) in favor of other payment forms, including on-line, PIN-based debit transactions (for example, Maestro or regional ATM network transactions) which generally impose lower transaction costs for merchants. The plaintiffs also claim that MasterCard and Visa have conspired to monopolize what they characterize as the point-of-sale debit card market, thereby suppressing the growth of regional networks such as ATM payment systems. Plaintiffs allege that the plaintiff class has been forced to pay unlawfully high prices for debit and credit card transactions as a result of the alleged tying arrangement and monopolization practices. There are related consumer class actions pending in two state courts that have been stayed pending developments in this matter.

     MasterCard denies the merchant allegations and believes that the "Honor All Cards" rule and MasterCard practices with respect to debit card programs in the United States are pro-competitive and fully consistent with U.S. federal antitrust law.

     On February 22, 2000, the district court granted the plaintiffs' motion for class certification. MasterCard and Visa subsequently appealed the decision to the Second Circuit Court of Appeals. On October 17, 2001, a three-judge panel affirmed the lower court decision by a two-to-one majority. MasterCard intends to file a petition for a writ of certiorari to the U.S. Supreme Court by early March, 2002. Motions seeking summary judgment have been filed by both sides and fully briefed in the district court. As of the date of this report, no argument date for summary judgment and no trial date has been set.

     Based upon publicly available information, the plaintiffs previously have asserted damage claims in this litigation of approximately $8 billion, before any trebling under U.S. federal antitrust law. More recent public estimates (including estimates set forth in the opinion of the Second Circuit panel) place the plaintiffs' estimated damage claims at approximately $50 billion to $100 billion, depending on the source. In addition, the plaintiffs' damage claims could be materially higher than these amounts as a result of the passage of time and substantive changes in the theory of damages presented by the plaintiffs. These figures reflect claims asserted and should not be construed as an acknowledgement of the reliability of the figures presented. MasterCard believes that it is not currently possible to estimate the impact, if any, that the ultimate resolution of this matter will have on MasterCard's results of operations, financial position or cash flows.

CURRENCY CONVERSION LITIGATION

     MasterCard, together with Visa U.S.A., Inc. and Visa International Corp., are defendants in two lawsuits that allege that MasterCard and Visa wrongfully imposed an asserted one percent currency conversion "fee" on every credit card transaction by U.S. MasterCard and Visa cardholders involving the purchase of goods or services in a foreign country, and that such alleged "fee" is unlawful. The first of these actions, Schwartz v. Visa Int'l Corp., et al., was brought in the Superior Court of California in February 2000, purportedly on behalf of the general public. The second action, Senequier v. Visa Int'l Corp., et al. was commenced in January 2001 in the Supreme Court of the State of New York and is a purported class action. A trial date of April 29, 2002 has been set for the Schwartz matter. No trial date has been set for the Senequier matter, which defendants removed to federal court in January 2002. Both actions claim that the alleged "fee" grossly exceeds any costs the defendants might incur in connection with currency conversions relating to credit card purchase transactions made in foreign countries and is not properly disclosed to cardholders. Plaintiffs seek to prevent defendants from continuing to engage in, use or employ the alleged practice of charging and collecting the

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)


asserted one percent currency conversion "fee" and from charging any type of purported currency conversion "fee" without providing a clear, obvious and comprehensive notice that a fee will be charged. Plaintiffs also request an order (1) requiring defendants to fund a corrective advertising campaign; and
(2) awarding restitution of the monies allegedly wrongfully acquired by imposing the purported currency conversion "fee". The complaints assert that, during the four-year period that preceded the respective lawsuits, MasterCard collected approximately $200,000 as a result of allegedly imposing the claimed one percent currency conversion "fee." MasterCard denies these allegations.


     MasterCard, Visa U.S.A., Inc., Visa International Corp., several member banks including Citibank (South Dakota), N.A., Citibank (Nevada), N.A., Chase Manhattan Bank USA, N.A. and Bank of America, N.A. (USA), and Diners Club are defendants in a number of federal putative class actions that allege, among other things, violations of federal antitrust laws based on the asserted one percent currency conversion "fee." MBNA Corporation and MBNA America Bank, N.A. were named as defendants in late January 2002. The complaints also allege violations of the Truth-In-Lending Act against the member banks. Seven of the purported class actions, Ross, et al. v. Visa U.S.A., Inc., et al., Kune v. Visa U.S.A., Inc., et al., Chatham v. Visa U.S.A., Inc., et al., Steinlauf v. Visa U.S.A., Inc., et al., Finkelman v. Visa U.S.A. Inc., et al., La Marca v. Visa U.S.A. Inc., et al. and Lipner v. Visa U.S.A., Inc., et al., were brought in United States District Court for the Eastern District of Pennsylvania in 2001. Five other purported class actions, Cooper v. Visa U.S.A., Inc., et al., Ramsey
v. Visa U.S.A. Inc., et al., La Place v. Visa U.S.A., Inc., et al., Salvagio v. Visa U.S.A., Inc., et al. and Javier, et al. v. Visa U.S.A., Inc. et al., were brought in the United States District Court for the Northern District of California in 2001. Five other purported class actions, Wood v. Visa U.S.A., Inc., et al., Oshry v. Visa U.S.A., Inc., et al., Inducon Park Assocs. Inc. v. Visa U.S.A., Inc., et al., Matthews v. Visa U.S.A., Inc., et al. and Silberman et al. v. Visa U.S.A., Inc. were brought in the United States District Court for the Southern District of New York. As against MasterCard, the plaintiffs seek treble damages for an alleged conspiracy to fix and maintain prices in violation of the Sherman Antitrust Act. The complaints allege that MasterCard's and Visa's system of dual governance inhibits competition between them and provides each with the ability and incentive to collude and fix the asserted currency conversion "fee" in violation of antitrust laws. At most, two of the complaints, Silberman and Ramsey, also allege violations of the Truth-in-Lending Act against MasterCard. MasterCard denies these allegations.

     Pursuant to motions to the Judicial Panel on Multidistrict Litigation and subsequent notices of tag-along actions, these actions were centralized in the United States District Court for the Southern District of New York (Pauley, J.) for coordinated or consolidated pretrial proceedings. Plaintiffs filed a consolidated amended complaint on January 22, 2002. Defendants' response to that complaint is due on March 21, 2002.

     MasterCard believes that it is not currently possible to estimate the impact, if any, that the ultimate resolution of these matters will have on its results of operations, financial position or cash flows. MasterCard's policy is to accrue probable estimated legal fees in defending these claims.

11. MONDEX

     On February 21, 1997, the Company entered into a transaction with Mondex International, Ltd. ("MXI") and MXI's shareholders. MXI, which is based in London, England, owns and licenses to franchisees and to others the rights to implement Mondex's "smart card" technology of which the initial use is in the Mondex electronic cash system. The Company acquired a 51 percent interest in MXI for $16,720 (L10,333) and agreed (i) to pay its proportionate share of fees assessed by MXI in exchange for global support services and (ii) until February 20, 2002, to pay fees assessed against minority shareholders for global support services up to L56,400 subject to certain adjustments primarily related to franchise sales and the net present value of amounts paid under (i) above. With respect to the amount paid pursuant to (ii), MasterCard members and others have the right to obtain licenses in regions in which they operate to participate in the

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

MXI electronic cash system and to participate in other applications of the MXI technology in chip-based programs.

     The MXI acquisition described above was accounted for as a purchase and, accordingly, the results of MXI's operations have been included in the consolidated financial statements since February 21, 1997. The excess of purchase price over book value, which approximated fair value, was recorded as an intangible asset.

     In a separate transaction on February 21, 1997, MasterCard also paid $43,691 (L27,000) to a shareholder of MXI in exchange for that shareholder's existing right to receive up to an equivalent amount from Mondex's sales of franchise rights to exploit Mondex technology in territories that remained unsold at the time of the agreement. As of December 31, 2001, the company has received all payments for franchise sales due under this right. From the sale of franchises, MasterCard received $6,937, $3,626 and $18,993 in 2001, 2000 and 1999, respectively.

     On October 22, 1997, the Company purchased a 51% ownership interest in three regional Mondex Franchises, Mondex Asia Pte., Ltd. ("Mondex Asia"), Mondex China Pte., Ltd. ("Mondex China"), and Mondex India Pte., Ltd. ("Mondex India") for $24,511. These acquisitions were accounted for under the purchase method and, accordingly, the investments are accounted for on a consolidated basis. See
Note 12 for a discussion of the impairment of the asset.

     On June 29, 2001, the Company purchased all the outstanding minority shares of MXI with a fair value of $981 for $4,084, consisting of $115 for 80,535 common and preferred shares of MXI and $3,969 in acquisition costs, resulting in goodwill of $3,103. Such goodwill was written off during 2001 under the guidance of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." See Note 12 for a discussion of the impairment of the asset. The Company now owns 100% of MXI and, accordingly, is no longer responsible for assessments under the agreement entered into in 1997.

12. INTANGIBLE ASSETS

     The following table sets forth net intangible assets at December 31:

                                                                2001        2000
                                                              --------    --------
Capitalized Software........................................  $128,439    $ 79,629
Goodwill....................................................    31,572      28,469
Shareholder franchise rights................................    48,427      49,527
Other.......................................................    10,328      10,328
                                                              --------    --------
                                                               218,766     167,953
Less:
Accumulated amortization....................................   (91,742)    (62,734)
Accumulated impairment......................................   (30,270)    (23,943)
                                                              --------    --------
                                                              $ 96,754    $ 81,276
                                                              ========    ========

     Amortization expense related to intangible assets was $29,272, $19,291 and $14,839 in 2001, 2000 and 1999, respectively.

     In conjunction with the October 22, 1997 acquisition of a 51 percent ownership interest in Mondex Asia, Mondex China and Mondex India, the Company recorded shareholder franchise rights to develop and exploit the MXI technology in 13 Asian countries. These rights, totaling $47,985, were amortized on a straight-line basis over seven years. During 2001, 2000 and 1999, the Company evaluated the recoverability of these

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

franchise rights. Government restrictions and slower than expected development in these countries limit future cash streams in the foreseeable future. Accordingly, pursuant to SFAS 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed Of ", the Company adjusted the carrying value of franchise rights associated with Mondex Asia, Mondex China and Mondex India to the estimated net present value of future cash flows from those entities resulting in impairment losses of $3,224, $8,609 and $15,334 for the years ended December 31, 2001, 2000, and 1999, respectively. On December 20, 2001, Mondex Asia sold franchise rights with a carrying value of $1,100 for $1,100. At December 31, 2001, the entire balance of shareholder franchise rights had been fully amortized, impaired or sold.

     The acquisition of a 51 percent ownership interest in MXI on February 21, 1997 resulted in approximately $6,400 of goodwill, which was fully amortized over the three-year period ending December 31, 1999. The acquisition of the minority interest in MXI on June 29, 2001, resulted in approximately $3,103 of goodwill, which was fully impaired in 2001 due to limited projected cash flows from future operations.

     The 1988 acquisition of Cirrus System, Inc. resulted in $22,048 of goodwill, which is being amortized on a straight-line basis over 20 years.

13. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

     On February 17, 1999, the Company entered into an interest rate swap with a notional amount of $55,000 that matured on February 17, 2000. This swap paid a floating rate of interest based upon the BMA Municipal Swap Index and received a fixed rate of 3.24% in order to reduce interest rate risk on that portion of the Company's short-term municipal investment portfolio, which earned a floating rate.

     On June 30, 1998, the Company entered into two foreign currency swaps totaling L24,700 to hedge the Mondex franchise receivable which is denominated in U.K. pounds sterling. One currency swap expired on June 30, 2000 (L4,000) and the other currency swap was originally contracted to expire on June 30, 2001 (L20,700). The two contracts called for the sale of pounds sterling into U.S. dollars at a rate of $1.665 to L1.0. On July 19, 2000, the Company elected to terminate the remaining contract of L20,700. During 2000, the Company realized a net gain of $1,385 as a result of the maturity and termination of these currency swaps.

     The Company enters into foreign exchange contracts to minimize the risk associated with anticipated revenues and expenses, and assets and liabilities denominated in foreign currencies. MasterCard's forward contacts by notional amounts and estimated fair values of these contracts at December 31 are as follows:

                                                     2001                      2000
                                            ----------------------    ----------------------
                                                        ESTIMATED                 ESTIMATED
                                            NOTIONAL    FAIR VALUE    NOTIONAL    FAIR VALUE
                                            --------    ----------    --------    ----------
Forwards
  Commitments to purchase foreign
     currency.............................  $10,622        $ 11       $60,275      $(1,427)
  Commitments to sell foreign currency....    2,505         (12)       43,416          291

     The Company's derivative financial instruments are subject to both credit and market risk. Credit risk is the risk of loss due to failure of a counterparty to perform its obligations in accordance with contractual terms. Market risk is the potential change in an investment's value caused by fluctuations in interest and currency exchange rates, equity and commodity prices, credit spreads or other risk. Credit and market risk related to derivative instruments were not material at December 31, 2001 and 2000. Foreign exchange forward, option and swap contracts are used for economic hedges that do not qualify for hedge accounting.

     The currencies underlying the forward exchange commitments consist primarily of U.K. pounds, Sterling, Singapore dollar, Hong Kong dollar, Japanese yen, and Indian rupee. The fair value of off-balance sheet financial instruments generally reflects the estimated amounts that the Company would receive or pay to

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

terminate the contracts at the reporting date, thereby taking into account the current unrealized gains or losses of outstanding forward and option contracts.

     Credit risk is the risk of loss due to the failure of a counterparty to fulfill its contractual obligations. Credit risk is concentrated with members who are principally in the financial services industry and is primarily related to the Company's guarantee of qualifying settlement transactions, travelers cheques outstanding, and foreign currency forward, option and swap contracts with members as counterparties.

     Settlement credit risk is the legal exposure due to the difference in timing between payments made by and receipts due to MasterCard. A member's settlement credit risk is estimated as the average daily card charges of the member multiplied by the estimated maximum number of days that could elapse between MasterCard's payment to the acquiring bank and receipt of funds from the issuing bank.

     To minimize its exposure to settlement credit risk, the Company has established member risk standards. Members that are not in compliance with established risk standards are generally required to provide collateral or other security in the form of cash deposits, escrow accounts, letters of credit or bank guarantees. MasterCard held collateral for legal settlement risk of $1,342,572 and $1,125,511 at December 31, 2001 and December 31, 2000,
respectively. MasterCard monitors its credit risk portfolio on a regular basis to assess potential concentration risks and to evaluate the adequacy of collateral on hand. MasterCard member credit exposure at December 31, 2001 and 2000, after consideration of collateral and guarantees, amounted to $8,225,054 and $7,921,109, respectively. MasterCard member net credit exposure had concentrations of 65% and 58% in North America and 18% and 28% in Europe at December 31, 2001 and December 31, 2000, respectively. The Company also reviews the credit worthiness of members, to consider the appropriateness of establishing reserves for non-payment.

     A significant portion of the Company's credit risk is concentrated in one MasterCard travelers cheque issuer. MasterCard travelers cheques outstanding issued by that issuer at December 31, 2001 and 2000 was $1,368,526 and $1,399,663, respectively. MasterCard has obtained an unlimited guarantee from a financial institution in order to mitigate its exposure to outstanding travelers cheques for that issuer.

     Generally, the Company does not obtain collateral related to forward, option and swap contracts because of the high credit ratings of the counterparties involved. The amount of accounting loss the Company would incur if the counterparties failed completely to perform according to the terms of the contracts is not considered material.

14. SEGMENT REPORTING

     MasterCard has one reportable segment, "Payment Services." All of the Company's activities are interrelated, and each activity is dependent upon and supportive of the other. Accordingly, all significant operating decisions are based upon analyses of MasterCard as one operating segment. The CEO has been identified as the chief operating decision maker.

     General information required by SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," is disclosed in the consolidated financial statements. There is no single customer that accounted for more than 10 percent of the Company's revenue.

                     MASTERCARD INTERNATIONAL INCORPORATED

                                 (IN THOUSANDS)

     The following geographic data represents revenues based on the geographic locations of the Company's customers for each years ended:

                                                              DECEMBER 31,
                                                 --------------------------------------
                                                    2001          2000          1999
                                                 ----------    ----------    ----------
United States..................................  $1,170,756    $1,050,145    $  933,367
Asia/Pacific...................................     207,754       185,564       159,595
Latin America/Caribbean........................     177,725       138,150       119,591
Europe.........................................     134,100       121,129       114,246
Canada.........................................      46,105        44,691        34,047
Middle East/Africa.............................      37,408        31,536        28,309
                                                 ----------    ----------    ----------
Total Revenue..................................  $1,773,848    $1,571,215    $1,389,155
                                                 ==========    ==========    ==========

     MasterCard does not maintain or measure long-lived assets by geographical location.

15. SUBSEQUENT EVENT


     At a meeting on February 8, 2001, the Board of Directors of MasterCard International approved a management recommendation to undertake a transaction to
(i) integrate MasterCard and Europay International S.A. into a single global entity and (ii) to convert MasterCard to a private share corporation by merging MasterCard with an affiliate of a newly formed stock holding company, MasterCard Incorporated. Approval at a special meeting of principal members at which a quorum is present of at least a majority of the voting power of MasterCard's principal members is required to complete the plan of conversion. On February 14, 2002, the registration statement of MasterCard Incorporated on Form S-4 became effective under the Securities Act of 1933, as amended.

                           EUROPAY INTERNATIONAL S.A.

                       CONSOLIDATED FINANCIAL STATEMENTS

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Europay International S.A.:


     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and cash flows present fairly, in all material respects, the financial position of Europay International S.A. (the "Company") and its subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the Belgium, expressed in euros. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     Accounting principles generally accepted in Belgium vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated net income for the years ended December 31, 2001 and 2000, and the determination of consolidated shareholders' equity and consolidated financial position at December 31, 2001 and 2000, to the extent summarized in Note 19 to the consolidated financial statements.

PricewaterhouseCoopers Reviseurs d'Entreprises represented by

Yves Vandenplas

Brussels, Belgium
April 17, 2002

                           EUROPAY INTERNATIONAL S.A.

                          CONSOLIDATED BALANCE SHEETS
                                (IN E THOUSANDS)

                                                                          AS OF DECEMBER 31,
                                                                          ------------------
                                                               NOTES       2001       2000
                                                              --------    -------    -------
ASSETS
NON CURRENT ASSETS
Intangible assets...........................................     4         22,069      8,825
Fixed assets................................................     5         34,046     34,133
Financial assets............................................     6          1,943      2,029
                                                                          -------    -------
  Total Non Current Assets..................................               58,058     44,987
                                                                          -------    -------
CURRENT ASSETS
Amounts receivable within one year
  Trade debtors.............................................               37,490     45,915
  Other amounts receivable..................................   8, 16      129,177     46,619
                                                                          -------    -------
     Total amounts receivable within one year...............              166,667     92,534
Investments and deposits....................................     9          9,000      1,852
Cash at bank and in hand....................................     10        85,960    112,117
Deferred charges and accrued income.........................                4,060      2,679
                                                                          -------    -------
  Total Current Assets......................................              265,687    209,182
                                                                          -------    -------
          TOTAL ASSETS......................................              323,745    254,169
                                                                          =======    =======
CAPITAL AND RESERVES AND LIABILITIES
CAPITAL AND RESERVES
Issued Capital..............................................               17,611     17,611
Consolidated reserves.......................................     7         35,800     23,628
Consolidation difference....................................     6            383        383
Cumulative translation adjustment...........................                  268        235
                                                                          -------    -------
  Total Capital and Reserves................................               54,062     41,857
                                                                          -------    -------
MINORITY INTEREST...........................................     11         3,060      2,619
                                                                          -------    -------
PROVISION FOR LIABILITIES AND CHARGES.......................  5, 9, 15      3,579      2,301
                                                                          -------    -------
DEFERRED TAX................................................     16         4,817      2,792
                                                                          -------    -------
CREDITORS
Amounts payable within one year
  Bank overdrafts...........................................     10        63,618     37,789
  Suppliers.................................................     14        78,209     63,587
  Taxes.....................................................     16        19,288      2,150
  Remuneration and social security..........................     15        13,518      9,932
  Other amounts payable.....................................     12        82,918     89,749
                                                                          -------    -------
     Total amounts payable within one year..................              257,551    203,207
Accrued charges and deferred income.........................                  170      1,149
Amounts payable after one year..............................     13           506        244
                                                                          -------    -------
  Total Creditors...........................................              258,227    204,600
                                                                          -------    -------
TOTAL CAPITAL AND RESERVES AND LIABILITIES..................              323,745    254,169
                                                                          =======    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                           EUROPAY INTERNATIONAL S.A.

                       CONSOLIDATED STATEMENTS OF INCOME
                                (IN E THOUSANDS)

                                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                                    ----------------------------------
                                                            NOTES     2001       2000         1999
                                                            -----   --------   --------   ------------
                                                                                          (UNAUDITED)
OPERATING INCOME
Revenue...................................................   17     401,900    364,806      298,206
Capitalization of intangible assets.......................    4       7,737      7,822           --
Other operating income....................................            4,275      3,041        1,041
                                                                    -------    -------      -------
  Total operating income..................................          413,912    375,669      299,247
                                                                    -------    -------      -------
OPERATING EXPENSES
Services and other goods..................................   17     328,464    282,387      226,776
Remuneration, social security and pension costs...........   15      63,991     58,902       50,741
Depreciation and amortization expense.....................  4, 5     13,320     11,143        9,275
Bad debt expense..........................................               --         29          270
Increase/(decrease) in provisions for liabilities and
  charges.................................................   15        (227)       127           --
Other operating expenses..................................   14       3,438      4,858        4,864
                                                                    -------    -------      -------
  Total operating expenses................................          408,986    357,446      291,926
                                                                    -------    -------      -------
OPERATING PROFIT..........................................            4,926     18,223        7,321
FINANCIAL INCOME/(EXPENSE)
Interest income...........................................            1,338      1,072        1,131
Net other financial income/(expense)......................    9      22,487       (543)       6,855
Interest expense..........................................           (2,266)      (172)        (280)
                                                                    -------    -------      -------
  Net financial income....................................           21,559        357        7,706
                                                                    -------    -------      -------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION.............           26,485     18,580       15,027
EXTRAORDINARY INCOME/(CHARGES)
Adjustments to amounts written off financial assets.......    6          --        184           --
Net gain/(loss) on disposal of fixed assets...............    5        (170)      (300)        (411)
Net use/(establishment) of provisions for liabilities and
  charges.................................................  5, 15    (2,087)    (1,353)          --
Other extraordinary charges...............................             (642)        --           --
                                                                    -------    -------      -------
  Net extraordinary income/(charges)......................           (2,899)    (1,469)        (411)
                                                                    -------    -------      -------
PROFIT FOR THE FINANCIAL PERIOD BEFORE TAXATION...........           23,586     17,111       14,616
INCOME TAXES..............................................   16     (10,734)    (7,447)      (6,721)
                                                                    -------    -------      -------
NET INCOME................................................           12,852      9,664        7,895
NET INCOME/(LOSS) FROM EQUITY INVESTEES, NET OF TAX.......    6        (239)      (158)          --
MINORITY INTEREST, NET OF TAX.............................   11        (441)      (253)        (254)
                                                                    -------    -------      -------
NET INCOME ATTRIBUTABLE TO THE GROUP......................           12,172      9,253        7,641
                                                                    =======    =======      =======

  The accompanying notes are an integral part of these consolidated financial statements.

                           EUROPAY INTERNATIONAL S.A.

                            SUPPLEMENTAL DISCLOSURE
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN E THOUSANDS)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                               2001       2000         1999
                                                              -------    -------    -----------
                                                                                    (UNAUDITED)
OPERATING ACTIVITIES
Profit for the financial period before taxation.............   23,586     17,111       14,616
Adjustments to reconcile profit for the financial period
  before taxation to cash provided by/(used in) operating
  activities:
  Adjustments for non-cash (income)/expense:
     Adjustments to amounts written off financial assets....       --       (184)          --
     Depreciation and amortization expense..................   13,320     11,143        9,275
     Net (gain)/loss on disposals of fixed assets...........      170        300          411
  Changes in operating assets and liabilities:
     Trade debtors..........................................    8,425     (5,396)       7,986
     Other amounts receivable...............................  (82,558)   (33,161)      (6,932)
     Deferred charges and accrued income....................   (1,381)     8,272          761
     Security deposits......................................     (120)     1,028         (169)
     Suppliers..............................................   14,622      1,122        8,706
     Taxes paid.............................................    8,429     (4,868)      (5,911)
     Remuneration and social security.......................    3,586      2,550        1,389
     Other amounts payable..................................   (6,831)    64,440       10,910
     Accrued charges and deferred income....................     (979)    (2,366)       2,651
     Provision for liabilities and charges..................    1,278      2,061           --
                                                              -------    -------      -------
Net cash provided by/(used in) operating activities.........  (18,453)    62,052       43,693
                                                              -------    -------      -------
INVESTING ACTIVITIES
  Acquisitions of intangible assets.........................   (8,251)    (2,001)      (3,698)
  Capitalization of intangible assets.......................  (10,426)    (7,822)          --
  Acquisitions of fixed assets..............................   (8,202)   (13,761)      (9,839)
  Proceeds from sales of fixed assets.......................      232        548        3,805
  Investment in affiliates..................................       --         (5)         (92)
  Investment in short term cash deposits....................   (9,000)        --       (6,951)
  Proceeds from maturity of short term cash deposit.........       --      6,951           --
  Investment in foreign currency option.....................       --     (1,852)          --
  Proceeds from maturity of investment in foreign currency
     option.................................................    1,852         --           --
                                                              -------    -------      -------
Net cash used in investing activities.......................  (33,795)   (17,942)     (16,775)
                                                              -------    -------      -------
FINANCING ACTIVITIES
  Net change in bank overdrafts.............................   25,829     37,052          469
  Payment of short-term bank loan...........................       --         --      (19,831)
  Net change in amounts payable after one year..............      262     (2,289)          --
                                                              -------    -------      -------
Net cash provided by/(used in) financing activities.........   26,091     34,763      (19,362)
                                                              -------    -------      -------
Net increase/(decrease) in cash at bank and in hand.........  (26,157)    78,873        7,556
Cash at bank and in hand at beginning of year...............  112,117     33,244       25,688
                                                              -------    -------      -------
Cash at bank and in hand at end of year.....................   85,960    112,117       33,244
                                                              =======    =======      =======

  The accompanying notes are an integral part of these consolidated financial statements.

                           EUROPAY INTERNATIONAL S.A.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                (IN E THOUSANDS)

1. ORGANIZATION

     Europay International S.A., incorporated in Belgium, manages and licenses banks and banking organizations in Europe for payment systems trademarks such as eurocheque, Eurocard-MasterCard, Maestro, Cirrus and Clip. Services provided also include processing services such as authorization, clearing and settlement of transactions carried out under the above mentioned trademarks. Europay also engages in a variety of marketing activities designed to maintain and enhance the value of the brands, and plays a leading role in the development of new technologies aimed at facilitating and expanding electronic and mobile commerce.

2. LIST OF CONSOLIDATED ENTERPRISES AND ENTERPRISES INCLUDED USING THE EQUITY METHOD

     The financial statements include the accounts of Europay and also the accounts of the subsidiaries listed below.

                                                                                                CHANGE OF
                                                                                              PERCENTAGE OF
                                                                               PROPORTION     CAPITAL HELD
                                                                  METHOD       OF CAPITAL     (AS COMPARED
NAME, FULL ADDRESS OF REGISTERED OFFICE AND FOR ENTERPRISES        USED         HELD IN      TO THE PREVIOUS
GOVERNED BY BELGIAN LAW, THE VAT NUMBER OR THE NATIONAL NUMBER  (SEE BELOW)     PERCENT          PERIOD)
--------------------------------------------------------------  -----------    ----------    ---------------
MAESTRO INTERNATIONAL, INC..................................      E1              50.00           0.00
  Corporate Trust Center
  1209 Orange Street
  19801 Wilmington, Delaware
  UNITED STATES OF AMERICA
EUROPEAN PAYMENT SYSTEM SERVICES S.A........................      F               85.00           0.00
  Chaussee de Tervuren 198a
  1410 Waterloo
  BELGIUM
  BE 427.503.348
EUROTRAVELLERS CHEQUE INTERNATIONAL S.A.....................      F              100.00           0.00
Chaussee de Tervuren 198a
  1410 Waterloo
  BELGIUM
  BE 421.611.290
EUROPAY LIMITED (Dormant)...................................      F              100.00           0.00
  UNITED KINGDOM
EUROCARD U.S.A., INC........................................      F              100.00           0.00
  Fifth Avenue 500
  10110 New York, New York
  UNITED STATES OF AMERICA

E1 -- Associated enterprise accounted for using the equity method
F  -- Full consolidation

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The significant accounting policies used in the preparation of these financial statements are set out below.

CONSOLIDATION

     Europay follows accounting principles and reporting requirements generally accepted in Belgium ("Belgian GAAP"). Assets and liabilities are recorded under the accrual method of accounting and valued at historical cost less any amounts provided for possible reduction in value.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

     The consolidated financial statements include the accounts of Europay and its majority-owned subsidiaries. All significant intercompany transactions are eliminated in consolidation. Investments in entities for which the equity method of accounting is appropriate are reported as financial assets on the balance sheet. Europay's share of net earnings of these entities is included in the consolidated statements of income. Investments in entities for which the equity method is not appropriate are accounted for using historical cost. All investments are evaluated for impairment on an ongoing basis.

REVENUES

     Revenues are recognized when services are performed. The main operating revenues arise from the following fees.

     Operations fees -- consists of authorization, clearing and settlement fees charged to issuers/acquirers based on transaction volumes either through settlement or through invoices. This also includes fees for other member services that are collected based on monthly invoices.

     Assessment fees -- consists of assessment fees charged to issuers and acquirers for costs associated with the overall management of the payments system, and currency conversion fees charged to issuers, which are charged daily, monthly and quarterly based on transaction volumes. These fees are recognized as revenue when collected through direct debit or upon invoicing of customers. Assessment fees also include card fees charged to issuers that are recognized as revenue upon invoicing of customers.

     Europay has strategic arrangements with certain members, which provide for fee rebates when the member meets certain transaction hurdles. Such rebates are calculated as incurred based upon member transaction levels and the contracted discount rates for the services provided, and are recorded as a reduction in revenue in the same period as the revenue is recorded.

FOREIGN CURRENCY TRANSLATION

     The euro (E) is the functional currency for the majority of Europay's businesses except its Eurocard U.S.A. operations, where the local currency is the functional currency. Transactions arising from EMU countries in foreign currencies are translated at their EMU fixed rate. Bank movements generated by Europay's centralized processing system, known as European Common Clearing & Settlement System (ECCSS), are translated at the transaction date. All other transactions arising in foreign currencies are translated to and recorded in euros at the rate prevailing at the end of the month that precedes the month the transaction takes place, which is not significantly different from the rate at the respective transaction date. Current assets and liabilities expressed in foreign currencies are translated at the spot rate on the balance sheet date. Profits and losses arising from the translation of foreign currencies are reflected in the statements of income. For businesses where the local currency is the functional currency, translation to euros is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate for the period. Resulting translation adjustments are reported as cumulative translation adjustments in the consolidated balance sheets.

DEFERRED TAXES

     Deferred tax liabilities on consolidation entries are recorded when it is probable that a tax charge will effectively be incurred in the foreseeable future.

INTANGIBLE ASSETS

     Europay has strategic agreements with certain members, which include costs to obtain the member's commitment to perform under the terms and over the period of time defined in the agreement. These costs are

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

capitalized when incurred and amortized over the remaining term of the agreement using the straight-line method. Eligible direct internal and external costs related to the application development and testing stages of internally developed software are capitalized, and, upon completion are amortized using the straight-line method over a three year estimated useful life. All other intangible assets, which consist primarily of purchased software, are recorded at historical cost and amortized over their estimated useful lives using the straight-line method between three and five years.

PROPERTY, PLANT AND EQUIPMENT

     Land and buildings, plant and equipment, and office furniture and equipment are recorded at historical cost, including ancillary expenses. Depreciation is provided on buildings, plant and equipment and office furniture and equipment, at the following rates calculated to amortize the cost of the assets over their estimated useful lives, using the straight-line method.

Buildings...................................................  10 to 33 years
Installations and equipment.................................   5 to 10 years
Office furniture and equipment..............................   5 to 10 years
Other fixed assets..........................................         5 years
Computer hardware...........................................    3 to 4 years
EPSNet computer network.....................................         2 years
Personal computer equipment.................................         3 years
Automobiles.................................................    3 to 4 years

     Property, plant and equipment are depreciated for a full year in the year of acquisition.

PENSIONS

     Europay has a defined benefit pension plan providing retirement and death benefits to employees, which is funded by a group insurance contract. Premiums charged by the insurance company are expensed as retirement benefits as incurred, on the assumption that the amount of the premium constitutes an appropriate measure of the economic cost of pension obligations for the period.

RESEARCH & DEVELOPMENT

     It is Europay's policy to expense the costs of research and development, such as chip card research and development, in the year in which they are incurred.

4. INTANGIBLE ASSETS

                                                                  CONCESSIONS,
                                                 SOFTWARE AND       PATENTS,       ADVANCE
                                                   KNOW-HOW      LICENSES, ETC.    PAYMENTS    TOTAL
                                                 ------------    --------------    --------    ------
ACQUISITION COST
As at December 31, 2000........................     27,114           1,823             --      28,937
Movements during the period:
  Acquisitions, including fixed assets, own
     production................................     10,426           5,030          3,221      18,677

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

                                                                  CONCESSIONS,
                                                 SOFTWARE AND       PATENTS,       ADVANCE
                                                   KNOW-HOW      LICENSES, ETC.    PAYMENTS    TOTAL
                                                 ------------    --------------    --------    ------
  Sales and disposals..........................        (20)             --             --         (20)
  Transfers from one heading to another........     (1,823)             --             --      (1,823)
                                                    ------           -----          -----      ------
As at December 31, 2001........................     35,697           6,853          3,221      45,771
                                                    ------           -----          -----      ------
ACCUMULATED AMORTIZATION AND AMOUNTS WRITTEN
  DOWN
As at December 31, 2000........................     18,289           1,823             --      20,112
Movements during the period:
  Amortization expense.........................      4,776             642             --       5,418
  Written down after sales and disposals.......         (5)             --             --          (5)
  Transfers from one heading to another........     (1,823)             --             --      (1,823)
                                                    ------           -----          -----      ------
As at December 31, 2001........................     21,237           2,465             --      23,702
                                                    ------           -----          -----      ------
NET CARRYING VALUE AT DECEMBER 31, 2001........     14,460           4,388          3,221      22,069
                                                    ======           =====          =====      ======

     Europay capitalized work completed on the EMV (Europay, MasterCard, Visa) integrated circuit card, terminal and card application specifications for payment systems and related documents as intellectual property for estimated costs of E269 in 2000 and in doing so recognized income for the same amount, which is included in the 2000 Consolidated Statement of Income under capitalization of intangible assets. The EMV intangible assets have been contributed in their entirety as part of a capital contribution to a joint venture as described in Note 6 below.

     Starting in 1999 and continuing in 2000 Europay put in place systems and procedures in order to assess the criteria in respect of capitalization of internally developed software, which resulted in the effective capitalization of costs incurred as from January 1, 2000. Capitalized software amounting to E1,192 and related amortization expense of E9 should have been recognized in the consolidated financial statements for the year ended December 31, 1999. Under Belgian GAAP it is not permitted to restate opening retained earnings or to account for this non-capitalization in the following year.

     Europay capitalized internally developed software amounting to E7,737 and E7,553 in the years ended December 31, 2001 and 2000, respectively. Amortization expense related to this capitalized software amounted to E2,691 and E602 in 2001 and 2000, respectively.

     Europay capitalized costs amounting to E5,030 and advance payments amounting to E3,221, which were incurred to obtain members' commitment to perform under the terms and over the period of time defined in strategic agreements entered into with the members, in the year ended December 31, 2001. Amortization related to these capitalized costs amounted to E642 for the year ended December 31, 2001.

     Computer related assets with an acquisition cost and accumulated amortization of E1,823 were reclassified to fixed assets (see Note 5).

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

5. FIXED ASSETS

                                         LAND        COMPUTER      FURNITURE    OTHER        ASSETS
                                          AND       EQUIPMENT &       AND      TANGIBLE      UNDER
                                       BUILDINGS   INSTALLATIONS   VEHICLES     ASSETS    CONSTRUCTION   TOTAL
                                       ---------   -------------   ---------   --------   ------------   ------
ACQUISITION COST
As at December 31, 2000..............   39,754         28,017        4,224       8,192          482      80,669
Movements during the period:
  Acquisitions, including fixed
     assets, own construction........    3,624          4,047          266          29          236       8,202
  Sales and disposals................       --         (1,814)         (36)     (5,618)          --      (7,468)
  Transfers from one heading to
     another.........................      482          1,823           --          --         (482)      1,823
                                        ------         ------        -----      ------       ------      ------
As at December 31, 2001..............   43,860         32,073        4,454       2,603          236      83,226
                                        ------         ------        -----      ------       ------      ------
ACCUMULATED DEPRECIATION AND AMOUNTS
  WRITTEN DOWN
As at December 31, 2000..............   15,989         21,628        2,774       6,145           --      46,536
Movements during the period:
  Expense............................    2,880          4,100          620         302           --       7,902
  Written down after sales and
     disposals.......................       --         (1,445)         (18)     (5,618)          --      (7,081)
  Transfers from one heading to
     another.........................       --          1,823           --          --           --       1,823
                                        ------         ------        -----      ------       ------      ------
As at December 31, 2001..............   18,869         26,106        3,376         829           --      49,180
                                        ------         ------        -----      ------       ------      ------
NET CARRYING VALUE AT DECEMBER 31,
  2001...............................   24,991          5,967        1,078       1,774          236      34,046
                                        ======         ======        =====      ======       ======      ======

     Computer related assets with an acquisition cost and accumulated amortization of E1,823 were reclassified from intangible assets (see Note 4).

     Assets under construction in relation to the expansion and renovation of Europay's Waterloo premises in order to accommodate current and future organizational and operational requirements amounting to E236 and E482 are included in the Consolidated Balance Sheets at December 31, 2001 and 2000, respectively. Assets under construction amounting to E482 and E2,655 were put into use and as such transferred to buildings during the years ended December 31, 2001 and 2000, respectively.

     In July 1999 Europay sold a building, which it formerly occupied, for a sales price of E3,718. Europay realized a loss of E124 on the sale.

     Europay rents network computer equipment required for network operations under an operating lease agreement. The value of the computer equipment rented under this lease agreement totaled E30,444 and E24,313 at December 31, 2001 and 2000, respectively. Rent expense related to this lease amounted to E4,217, E4,717 and E5,231 in 2001, 2000 and 1999, respectively.

     During 1999 Europay rented personal computer equipment required for its activities under operating lease agreements. Rent expense related to these lease agreements amounted to E1,717 in 1999. In December 1999 Europay bought out the operating lease agreements. Under the terms of the transaction Europay acquired personal computer equipment at a cost of E632 and incurred a cancellation fee of E2,169, which was expensed.

     Europay provides cars to certain levels of management under operating lease agreements. In 2001 the terms of these operating lease agreements were changed from 4 to 3 1/2 years. Total expense related to these

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

lease agreements, including insurance, fuel and maintenance amounted to E2,811, E2,634 and E2,185 in 2001, 2000 and 1999, respectively.

     Europay also rents office buildings and equipment under operating lease agreements. Total rents related to these lease agreements amounted to E5,553, E4,774 and E5,614 in 2001, 2000 and 1999, respectively. Europay provided E422 for the cost of terminating of an operating lease agreement for an office building, the liability for which is included as part of the provisions for liabilities and charges in the Consolidated Balance Sheet at December 31, 2001 and the cost is included as part of the net establishment of provisions for liabilities and charges in the Consolidated Statement of Income for the year then ended.

     Future scheduled operating lease payments are summarized below. Computer equipment includes lease payments plus related computer hardware and software maintenance and service contract costs.

                                                                        OFFICE
                                          COMPUTER                    BUILDINGS &
YEAR                                      EQUIPMENT    AUTOMOBILES     EQUIPMENT     TOTAL
----                                      ---------    -----------    -----------    ------
2002....................................   11,873         1,821          1,630       15,324
2003....................................    7,932         1,238          1,626       10,796
2004....................................      432           672          1,431        2,535
2005....................................       --            68          1,427        1,495
2006 & after............................       --            --          3,356        3,356
                                           ------         -----         ------       ------
          Total.........................   20,237         3,799          9,470       33,506
                                           ======         =====         ======       ======

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

6. FINANCIAL ASSETS

                                                                   ENTERPRISES
                                                                    ACCOUNTED
                                                                    FOR USING
                                                                   THE EQUITY
                                                                     METHOD       OTHER     TOTAL
                                                                   -----------    ------    ------
1.   INVESTMENTS IN AFFILIATES
     ACQUISITION COST
     As at December 31, 2000.....................................     1,871           --     1,871
     Movements during the period:
       Acquisitions..............................................        --           --        --
       Translation differences...................................        81           --        81
                                                                      -----       ------    ------
     As at December 31, 2001.....................................     1,952           --     1,952
                                                                      -----       ------    ------
     CAPITAL AND RESERVES OF THE ENTERPRISES
     Movements during the period:
       Share in the result for the financial period..............      (239)          --      (239)
       Other movements in the capital and reserves...............       (47)          --       (47)
                                                                      -----       ------    ------
     Net movements during the period.............................      (286)          --      (286)
                                                                      -----       ------    ------
     NET CARRYING VALUE AS AT DECEMBER 31, 2001..................     1,666           --     1,666
                                                                      -----       ------    ------
2.   SECURITY DEPOSITS
     NET CARRYING VALUE AT THE END OF THE YEAR
     As at December 31, 2000.....................................        --          158       158
     Movements during the period:
       Additions.................................................        --          158       158
       Reimbursements............................................        --          (39)      (39)
                                                                      -----       ------    ------
     As at December 31, 2001.....................................        --          277       277
                                                                      -----       ------    ------
     TOTAL.......................................................     1,666          277     1,943
                                                                      =====       ======    ======

     Europay has a 33% interest in EMVCo, LLC ("EMVCo"), which it accounts for on an equity basis. EMVCo was established as a Delaware (U.S.) limited liability company established as a joint venture under equal ownership by Europay, MasterCard and Visa to manage, maintain and enhance the EMV Integrated Circuit Card Specifications for Payment Systems as technology advances and the implementation of chip card programs become more prevalent. In 2000 Europay's interest in EMVCo was increased by the contribution of additional intellectual property valued at E269 (see Note 4).

     Europay also has a 50% interest in a joint venture company, Maestro International Incorporated. ("Maestro"), of which the remaining 50% interest is held by MasterCard. At December 31, 1999 the net value of the investment in the joint venture was nil as the original investment of E184 was fully offset by loss provisions from previous years.

     In 2000 Europay reversed the loss provision of E184 and recognized a consolidation adjustment of E383 for the equity share of Maestro's undistributed 1999 net earnings. The reversal of the provision resulted from a change in the joint venture's profitability. Furthermore, the E383 income from the joint venture was

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

recognized subsequent to 1999 or the period earned, and is reflected in the following required disclosure of consolidation differences:

Net carrying value at December 31, 2000.....................  383
Movements during the period:
  Adjustment as described above.............................   --
                                                              ---
Net carrying value at December 31, 2001.....................  383
                                                              ===

     The Consolidated Balance Sheets include receivables from Maestro of E947 and E345 and payables to Maestro of E2,189 and E1,874 at December 31, 2001 and 2000, respectively. The Consolidated Income Statements include amounts of E5,773, E4,878 and E4,128 representing Europay's share of the net costs incurred by Maestro in 2001, 2000 and 1999, respectively.

7. CONSOLIDATED RESERVES

                                                              AT DECEMBER 31,
                                                              ----------------
                                                               2001      2000
                                                              ------    ------
Consolidated reserves at beginning of year..................  23,628    14,375
  Movements during the period:
     Net income attributable to the Group...................  12,172     9,253
                                                              ------    ------
  Consolidated reserves at end of year......................  35,800    23,628
                                                              ======    ======

8. OTHER AMOUNTS RECEIVABLE

     Other amounts receivable consists of the following.

                                                               AT DECEMBER 31,
                                                              -----------------
                                                               2001       2000
                                                              -------    ------
Recoverable VAT.............................................    6,925     5,282
Settlement accounts receivable..............................   99,582    39,303
Income taxes receivable.....................................   22,304     1,314
Other.......................................................      366       720
                                                              -------    ------
          Total other amounts receivable....................  129,177    46,619
                                                              =======    ======

     In 2000 a same day settlement service called "Euro D0" for euro-currency transactions was implemented. This new service results in settlement receivables and payables arising from the two-day delay in the settlement of issued and acquired transactions between euro-currency members that settle on a same-day basis and non-euro currency members that settle two days later. See Note 12 for Euro D0 settlement payables.

     The income taxes receivable at December 31, 2001 includes a receivable amounting to E16,878 related to a disputed tax assessment from the Belgian tax authorities which is further described in Note 16.

9. INVESTMENTS AND DEPOSITS

     Europay had short-term deposits at December 31, 2001 of E6,500 and E2,500 at 3% and 3.4%, respectively, that matured on January 2, 2002.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

     At December 31, 2001 Europay had signed forward exchange contracts to hedge projected U.S. dollar denominated expenses in 2002. Premiums and discounts on the forward exchange contracts are amortized pro rata from the contract date to the maturity date.

     The E1,852 investment at December 31, 2000 consists of foreign currency option premiums paid to cover future cash flows denominated in U.S. dollars. Option premium payments are recorded as short-term investments whereas option premiums received are recorded as deferred income.

     At December 31, 2000 Europay made a loss provision for E583 on a written option for the difference between the strike price of the option and the closing U.S. dollar exchange rate. This loss provision is included in provisions for liabilities and charges in the Consolidated Balance Sheet at December 31, 2000 and in net other financial income/(expense) in the Consolidated Statement of Income for the year then ended. The reversal of this provision upon maturity of the option in January 2001 is included in net other financial income/(expense) in the Consolidated Statement of Income for the year December 31, 2001.

     In January 1999 Europay bought a 12-month forward exchange contract for the purchase of U.S. dollars, which matured in December 1999. A gain of E5,509 realized on this contract is included in net other financial income/(expense) in the Consolidated Statement of Income for the year ended December 31, 1999.

     The notional and estimated fair values of the outstanding derivative contracts at December 31, 2001 and 2000 are as follows:

                                             AT DECEMBER 31, 2001      AT DECEMBER 31, 2000
                                            ----------------------    ----------------------
                                            NOTIONAL    FAIR VALUE    NOTIONAL    FAIR VALUE
                                            --------    ----------    --------    ----------
Options:
  Written put U.S. dollar.................       --          --        53,333       2,271
  Written call U.S. dollar................       --          --        18,824          33
  Purchased call U.S. dollar..............       --          --        44,735         359
Forwards:
  Buy U.S. dollar.........................  118,122       4,935            --          --

10. CASH AT BANK AND IN HAND AND BANK OVERDRAFTS

     Cash at bank and in hand consists of the following:

                                                               AT DECEMBER 31,
                                                              -----------------
                                                               2001      2000
                                                              ------    -------
Cash........................................................  28,341     73,234
Member security deposits....................................  57,619     38,883
                                                              ------    -------
          Total cash at bank and on hand....................  85,960    112,117
                                                              ======    =======

     Cash includes E23,226 of cash on Europay's settlement bank accounts from Euro D0 (described in Note 8 above) and other settlement service operations.

     Europay requires and holds security deposits from certain members in order to ensure proper settlement of their transactions. The deposits are in euros or U.S. dollars and are placed on-call at market interest rates. At December 31, 2001 the applicable interest rates were 3.67% on euro deposits and 1.87% on U.S. dollar deposits. These amounts are fully offset by corresponding liabilities included in other amounts payable in the Consolidated Balance Sheets (see Note
12). The increase from 2000 to 2001 is primarily due to the addition of new members in Eastern Europe.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

     The bank overdrafts and loans consist of the following:

                                                              AT DECEMBER 31,
                                                              ----------------
                                                               2001      2000
                                                              ------    ------
Overdraft on corporate bank accounts........................      36         2
Overdraft on settlement bank accounts.......................  63,582    37,787
                                                              ------    ------
          Total bank overdrafts.............................  63,618    37,789
                                                              ======    ======

     The overdraft on settlement bank accounts is due to Euro D0 and other settlement service operations. Overdrafts on corporate bank accounts are subject to an interest rate of the Euro OverNight Index Average (Eonia) + 0.5% p.a.

     Europay had two credit lines for a total of E65,000 available at December 31, 2001.

     a) A credit line for operational funding requirements amounting to E35,000 with the following interest rate conditions, which are based on the Euro Interbank Offered Rate (Euribor):

Straight loans for periods up to 6 months:          Euribor + 0.0625% p.a.
Straight loans for periods from 6 to 12 months:     Euribor + 0.125%

     b) A credit line amounting to E30,000 to provide fixed term financing to fund Euro D0 settlement service operations. Interest rate conditions are agreed with the bank based on the most favorable market conditions at the time the credit line is utilized.

     Europay had no borrowings on these credit lines at December 31, 2001 or December 31, 2000.

11. MINORITY INTEREST

     MasterCard has a 15% shareholding in European Payment Systems Services ("EPSS"), Europay's transaction processing subsidiary, for which a minority interest in Europay is determined as follows:

                                                              AT DECEMBER 31,
                                                              ----------------
                                                               2001      2000
                                                              ------    ------
15% interest in the capital of EPSS.........................  1,562     1,562
Minority share in the profits of EPSS
  Accumulated results.......................................  1,057       804
  Result for the year.......................................    441       253
                                                              -----     -----
Total minority interest.....................................  3,060     2,619
                                                              =====     =====

12. OTHER AMOUNTS PAYABLE

     Other amounts payable consists of the following.

                                                              AT DECEMBER 31,
                                                              ----------------
                                                               2001      2000
                                                              ------    ------
Settlement accounts payable, see note 8.....................  24,434    47,577
Liability for member security deposits, see note 10.........  57,619    38,883
Loans from Members..........................................      --     2,533
Other.......................................................     865       756
                                                              ------    ------
          Total other amounts payable.......................  82,918    89,749
                                                              ======    ======

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

13. LONG TERM LIABILITIES

     The balance of E506 at December 31, 2001 represents an invoice for a sponsorship campaign that is payable in 2003, and the balance of E244 at December 31, 2000 represents an invoice for a sponsorship campaign that is payable in 2002.

14. COMMITMENTS AND CONTINGENCIES

     In addition to the future lease payments summarized in Note 5, Europay has entered into sponsorship and marketing contractual obligations, which are estimated to be payable in the following years:

YEAR
----
2002........................................................  25,342
2003........................................................  12,056
2004........................................................   1,273
2005........................................................     123
2006 & after................................................     123
                                                              ------
          Total.............................................  38,917
                                                              ======

     Europay received a claim from a member alleging that an error in the technical set up of this member caused the member to incur a loss in revenues amounting to approximately E1,500. Based on the facts and circumstances of this matter Europay has established a provision for the potential settlement of the claim of E739, which is included in suppliers in the Consolidated Balance Sheet at December 31, 2001 and in other operating expenses in the Consolidated Statement of Income for the year then ended.

15. AVERAGE NUMBER OF PERSONS EMPLOYED AND PERSONNEL CHARGES

                                                           YEARS ENDED DECEMBER 31,
                                                     ------------------------------------
                                                      2001        2000           1999
                                                     ------    -----------    -----------
                                                                              (UNAUDITED)
PERSONNEL BY CATEGORY
Employees:
  Based in Belgium.................................     542         560            526
  Based outside of Belgium.........................      88          87            102
                                                     ------      ------         ------
Total employees....................................     630         647            628
Management personnel...............................       8           8              8
                                                     ------      ------         ------
  Average number of persons employed...............     638         655            636
                                                     ======      ======         ======
REMUNERATION, SOCIAL SECURITY AND PENSIONS.........  63,991      58,902         50,741
                                                     ======      ======         ======

     Management personnel consist of the directors of Europay and all other staff are included in the employees category.

     In 2000 Europay provided E1,479 for obligations arising from severance agreements with employees, of which E127 is included in operating expenses and E1,353 is included in extraordinary income/(charges) in the Consolidated Statement of Income for the year ended December 31, 2000. The liability for these obligations is included as part of the provisions for liabilities and charges in the Consolidated Balance Sheet at December 31, 2000. These obligations were settled in 2001 resulting in a use of provisions for liabilities and charges amounting to E1,353 and a charge to operating expenses for the same amount in the Consolidated Statement of Income for the year ended December 31, 2001.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

     In 2001, Europay introduced a performance-based variable pay program for all management and staff. Under this program a bonus is paid to an employee on an annual basis based on the level of achievement of targeted corporate and personal performance for the year. Europay monitors performance to corporate targets on a regular basis and accrues for the cost of the variable pay program when it is probable that the targets will be reached. Based on the 2001 corporate performance evaluation variable pay costs of E5,461 were accrued at December 31, 2001.

     In 2001, Europay established and began executing a comprehensive restructuring plan in order to prepare the organization and operations for the planned integration with MasterCard Incorporated described in Note 18 below. The plan provides for the involuntary termination of staff functions on specified dates over the term of the plan. Europay agreed an involuntary employee severance package for the plan with its Works Council, and communicated the package to all staff. In 2001, Europay notified all staff whose function will be terminated prior to the end of 2002 in writing that their position will be terminated as a result of the plan, including the expected termination date. Based on the terms of the involuntary employee severance package and a probability analysis of staff terminations defined in the plan to the end of 2002, Europay provided E2,742 for estimated involuntary employee severance costs. In addition, Europay provided E275 for obligations arising from separate severance agreements with employees. The liabilities for both severance provisions are included as part of the provisions for liabilities and charges in the Consolidated Balance Sheet at December 31, 2001 and the costs are included in extraordinary income/(charges) in the Consolidated Statement of Income for the year then ended.

16. TAXATION

     The reconciliation of the 2001, 2000 and 1999 income tax charges compared to the statutory rate of 40.17% is as follows:

                                                           YEARS ENDED DECEMBER 31,
                                                     ------------------------------------
                                                      2001        2000           1999
                                                     ------    -----------    -----------
                                                                              (UNAUDITED)
Consolidated profit for year before taxation.......  23,586      17,111         14,616
                                                     ======      ======         ======
Taxes at statutory rate of 40.17%..................   9,474       6,873          5,871
Adjusted for the tax effect of:
  Disallowed expenses..............................     925         656            735
  Penalties for insufficient tax prepayments.......      --           1            115
  Non-taxable reversal of investment loss
     provision.....................................      --         (74)            --
  Non-taxable (profit)/loss in consolidated
     subsidiary....................................      (5)          5             --
  Tax adjustments..................................     340         (13)            --
  Tax surplus for prior years......................      --          (1)            --
                                                     ------      ------         ------
Tax charge for the year............................  10,734       7,447          6,721
                                                     ======      ======         ======
Effective tax rate.................................    45.5%       43.5%          46.0%
                                                     ======      ======         ======

     Included in the consolidated tax charge for the years ended December 31, 2001 and 2000 is deferred tax amounting to E2,025 and E2,792, respectively, related to the capitalization of internally developed software, net of related amortization expense for the year.

     In April 1999, the Belgian tax authorities initiated an investigation of Europay's tax returns for 1997 and 1998. In June 2001, Europay received a notice from the Belgian tax authorities challenging Europay's deduction of certain card-based incentive program costs. Although Europay challenged these findings in its August 2001 response to the notice, the Belgian tax authorities reaffirmed their position in a November 2001 letter to Europay and, on December 12, 2001, Europay received a formal notice of assessment imposing an

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

additional tax liability of E16,878, including penalties and interest, in connection with Europay's tax returns for 1997 and 1998. In accordance with Belgian GAAP Europay recorded a tax liability for E16,878 upon receipt of the assessment notice, which is included in taxes in the Consolidated Balance Sheet at December 31, 2001.

     Europay intends to continue to vigorously contest this matter and on February 27, 2002 filed a protest with the regional tax director in accordance with applicable administrative tax procedures. Therefore, in accordance with Belgian GAAP a receivable of E16,878 has been recorded to reflect the amount in dispute. This receivable is included in other amounts receivable in the Consolidated Balance Sheet at December 31, 2001.


     If Europay's deductions of such costs in 1999, 2000 and 2001 are similarly challenged, this could result in a further additional tax liability of up to approximately E16,900, including possible penalties. Interest will accrue on any additional amounts to be paid at a per annum rate of 7% until settlement. Interest on additional amounts will begin to accrue on July 1 of the second fiscal year following the fiscal year in which the deductions to which the additional amount relates was made.


     In the event that Europay is unsuccessful in appealing the findings to the Belgian tax authorities in their investigation, under certain circumstances MasterCard International could, under its bylaws, levy an assessment on its European members for the additional tax liability to the extent that it, together with other losses and liabilities arising out of the representations and warranties of Europay in the draft integration agreement, exceeds $7 million in the aggregate.

17. ALLIANCE AGREEMENT WITH MASTERCARD INTERNATIONAL INCORPORATED

     On November 14, 1996, Europay entered into an Alliance Agreement with MasterCard pursuant to which Europay has been granted exclusive licensing rights for the MasterCard brand in Europe and is responsible for the overall management of the MasterCard brand within the European region. In accordance with this agreement:

     (a) Europay took over from MasterCard the billing of European members for inter-regional credit program and service transactions as from January 1, 1998 and for inter-regional debit program and service transactions as from January 1, 1999. The Consolidated Statements of Income include revenues generated from these transactions amounting to E126,878, E126,606 and E111,925 in 2001, 2000 and 1999, respectively.

     (b) Europay is responsible for funding MasterCard's Europe region costs plus an agreed profit margin. Total MasterCard Europe region charges of E123,460, E103,868 and E83,172 in 2001, 2000 and 1999, respectively, are included in services and other goods.

     (c) European members were required to migrate to a new Eurocard/MasterCard acceptance brand over the three-year period from 1997 to 1999, and MasterCard compensated the European members for their brand migration efforts through a Country Migration Fund over the same time period. Europay incurred E4,558 in advertising and marketing costs related to European members' brand migration activities in 1999. These costs are included in services and other goods in the 1999 Consolidated Statement of Income. Europay re-billed MasterCard and recorded related revenues for the full amount of these costs.

     The Consolidated Balance Sheets include receivables from MasterCard of E573 and E2,401 and payables to MasterCard of E4,131 and E11,955 at December 31, 2001 and 2000, respectively.

18. PROPOSED INTEGRATION WITH MASTERCARD INCORPORATED

     Europay's shareholders are considering entering into an integration agreement with MasterCard Incorporated and MasterCard International that provides for MasterCard Incorporated to acquire all of Europay's capital stock in exchange for class A and class B common stock of MasterCard Incorporated (the "integration").

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

     The integration is conditioned upon the merger of MasterCard International with a subsidiary of MasterCard Incorporated and the exchange of existing principal and association memberships in MasterCard International for new class A membership interests in MasterCard International and shares of class A and class B common stock of MasterCard Incorporated (the "conversion"), the approval of Europay's shareholders, and other customary closing conditions. Upon completion of the conversion and integration, the European principal members of MasterCard International will own 33 1/3% of the outstanding capital stock of MasterCard Incorporated and the non-European members will own 66 2/3%.

     Following the completion of the conversion and integration, the Alliance Agreement between Europay and MasterCard described in Note 17 above will be terminated.

     As of April 17, 2002 the conversion and integration have not occurred.

19. SUMMARY OF DIFFERENCES BETWEEN BELGIUM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The accompanying consolidated financial statements have been prepared in accordance with Belgian GAAP, which differ in certain material respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). These differences involve methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by U.S. GAAP.

U.S. GAAP RECONCILING ITEMS TO CONSOLIDATED NET INCOME AND TOTAL SHAREHOLDERS' EQUITY.

     The following is a summary of the material adjustments to profit on ordinary activities after taxation and shareholders' equity that would have been required in applying the significant differences between Belgian and U.S. GAAP.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

            RECONCILIATION OF CONSOLIDATED PROFIT AND LOSS ACCOUNTS
                   (IN E THOUSANDS EXCEPT EARNINGS PER SHARE)

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                              NOTES     2001      2000
                                                              -----    ------    ------
Net Income Attributable to the Group as reported under
  Belgian GAAP..............................................           12,172     9,253
U.S. GAAP adjustments:
  Pensions..................................................   (a)        395      (558)
  Capitalization of borrowing costs, net....................   (c)        (52)      (35)
  Depreciation of fixed assets..............................   (d)       (672)      508
  Internally developed software costs, net..................   (e)       (391)     (227)
  Financial instruments.....................................   (f)      2,445    (1,600)
  Leases, net...............................................   (g)        526       691
  Capitalization of intangible assets.......................   (h)        465       513
  Financial assets..........................................   (i)         --       255
  Licensing fee revenue recognition.........................   (j)       (818)     (845)
                                                                       ------    ------
Net U.S. GAAP adjustments before deferred taxes.............            1,898    (1,298)
  Deferred taxes: effects of differences in methodology and
     adjustments............................................   (b)       (596)      802
                                                                       ------    ------
Net income under U.S. GAAP before cumulative effect of
  change in accounting principle............................           13,474     8,757
Cumulative effect of changes in accounting principle, net of tax
  Financial instruments.....................................   (f)       (547)       --
  Licensing fee revenue recognition.........................   (j)         --    (3,100)
                                                                       ------    ------
Total cumulative effect of changes in accounting principle,
  net of tax................................................             (547)   (3,100)
                                                                       ------    ------
Net Income Attributable to the Group under U.S. GAAP........           12,927     5,657
                                                                       ======    ======
Earnings per share in accordance with U.S. GAAP:............   (k)
  Basic and diluted.........................................              129        57
Weighted average number of shares outstanding (in thousands
  of shares):
  Basic and diluted.........................................              100       100

Net income per U.S. GAAP....................................           12,927     5,657
Other Comprehensive income, net of tax:
  Financial instruments.....................................   (f)      5,058        --
  Translation adjustment....................................                9        15
                                                                       ------    ------
  Total other comprehensive income..........................            5,067        15
                                                                       ------    ------
Comprehensive income under U.S. GAAP........................   (l)     17,994     5,672
                                                                       ======    ======

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

              RECONCILIATION OF CONSOLIDATED SHAREHOLDER'S EQUITY

                                                                   AT DECEMBER 31,
                                                              -------------------------
                                                              NOTES     2001      2000
                                                              -----    ------    ------
Total shareholders' equity reported under Belgian GAAP......           54,062    41,857
U.S. GAAP adjustments:
  Pensions..................................................   (a)        692       297
  Deferred taxes............................................   (b)     (5,292)   (4,696)
  Capitalization of borrowing costs, net....................   (c)      2,362     2,414
  Depreciation of fixed assets..............................   (d)      5,896     6,568
  Internally developed software costs, net..................   (e)        565       956
  Financial instruments.....................................   (f)      5,903    (1,600)
  Leases, net...............................................   (g)      4,356     3,830
  Capitalization of intangible assets.......................   (h)       (126)     (567)
  Financial assets..........................................   (i)       (184)     (184)
  Licensing fee revenue recognition.........................   (j)     (1,663)     (845)
                                                                       ------    ------
Net U.S. GAAP adjustments before cumulative effect of
  changes in accounting principle...........................           12,509     6,173
                                                                       ------    ------
Shareholders' equity under U.S. GAAP before cumulative
  effect of changes in accounting principle.................           66,571    48,030
Cumulative effect of changes in accounting principle, net of tax
  Financial instruments.....................................   (f)       (547)       --
  Licensing fee revenue recognition.........................   (j)     (3,100)   (3,100)
Total cumulative effect of changes in accounting principle,
  net of tax................................................
                                                                       ------    ------
Shareholders' equity under U.S. GAAP........................           62,924    44,930
                                                                       ======    ======

         MOVEMENTS IN SHAREHOLDERS' EQUITY IN ACCORDANCE WITH U.S. GAAP

                                                                       AT DECEMBER 31,
                                                                       ----------------
                                                                        2001      2000
                                                                       ------    ------
Balance, beginning of year..................................           44,930    39,258
Net income..................................................           12,927     5,657
Other comprehensive income:
  Financial instruments.....................................   (f)      5,058        --
  Translation adjustment....................................                9        15
                                                                       ------    ------
  Total other comprehensive income..........................            5,067        15
                                                                       ------    ------
Balance, end of year........................................           62,924    44,930
                                                                       ======    ======

     A summary of the principal differences and additional disclosures applicable to Europay are set out below:

  (a) Pensions

     Under Belgian GAAP, enterprises are required to make provision for their obligations relating to retirement or survivors' pensions, early-retirement and other similar pensions or allowances. However, enterprises are also bound by law to fund their pension obligations with an independent pension fund or insurance company. Consequently, the practice in Belgium is to expense as incurred the premium charged by the insurance company or pension fund, on the assumption that the amount of the premium constitutes an appropriate measure of the economic cost of their pension obligations for the period concerned.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

     Under U.S. GAAP, the annual pension cost comprises the estimated cost of benefits accruing in the period as determined in accordance with Statement of Financial Accounting Standards (SFAS) No. 87, which requires readjustment of the significant actuarial assumptions annually to reflect current market and economic conditions. Under SFAS No. 87, a pension asset representing the excess plan assets over benefit obligations is recognized in the balance sheet. The pension benefit obligation is calculated by using a projected unit credit method. Actuarial gains or losses within a 10% "corridor" are recognized. In addition, in cases where the accumulated benefit obligation exceeds the unamortized prior service cost, Europay has recorded the excess as a separate component of shareholders' equity.

     The net periodic pension cost under U.S. GAAP for Europay's defined benefit pension plan is as follows:

                     COMPONENTS OF NET PERIOD BENEFIT COST

                                                               YEARS ENDED
                                                               DECEMBER 31,
                                                              --------------
                                                              2001     2000
                                                              -----    -----
Service cost................................................  1,971    1,963
Interest cost...............................................    569      482
Expected return on plan assets..............................   (605)    (551)
Amortization of transition obligation.......................    117      117
Amortization of net (gain)/loss.............................   (143)    (179)
Amortization of prior service cost..........................     92       92
                                                              -----    -----
Net periodic benefit cost...................................  2,001    1,924
                                                              =====    =====

     Changes in the projected benefit obligation and plan assets during the year were as follows:

                    CHANGES IN PROJECTED BENEFIT OBLIGATION

                                                                YEARS ENDED
                                                                DECEMBER 31,
                                                              ----------------
                                                               2001      2000
                                                              ------    ------
Benefit obligation at beginning of year.....................  10,914     9,228
Service cost................................................   1,971     1,963
Interest cost...............................................     569       482
Actuarial (gains)/losses....................................     415       205
Benefits paid...............................................    (943)     (964)
                                                              ------    ------
Benefit obligation at end of year...........................  12,926    10,914
                                                              ======    ======

                             CHANGES IN PLAN ASSETS

                                                                YEARS ENDED
                                                                DECEMBER 31,
                                                              ----------------
                                                               2001      2000
                                                              ------    ------
Fair value of plan assets at beginning year.................  11,597    10,437
Actual return on plan assets................................     527       758
Employer contributions......................................   2,395     1,366
Benefits paid...............................................    (943)     (964)
                                                              ------    ------
Fair value of plan assets, end of year......................  13,576    11,597
                                                              ======    ======

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

     The funded status under U.S. GAAP for Europay's defined benefit pension plan is as follows:

                                 FUNDED STATUS

                                                                 YEARS ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                               2001       2000
                                                              -------    -------
Fair value of plan assets...................................   13,576     11,597
Projected benefit obligation................................  (12,926)   (10,914)
                                                              -------    -------
Funded status...............................................      650        683
Unrecognized net actuarial (gain) loss......................   (1,704)    (2,342)
Unrecognized prior service cost.............................      418        510
Unrecognized transition amount..............................    1,328      1,446
                                                              -------    -------
Prepaid (accrued) benefit cost..............................      692        297
                                                              =======    =======

     The weighted-average assumptions used to determine pension cost for Europay's defined benefit pension plan were as follows:

                                                               YEARS ENDED
                                                              DECEMBER 31,
                                                              -------------
                                                              2001     2000
                                                              ----     ----
Discount rate...............................................  5.25%    5.50%
Expected rate of return on plan assets: on financing
  funds.....................................................  5.25%    5.50%
Expected rate of return on plan assets: on mathematical
  reserves..................................................  4.75%    4.75%
Expected rate of compensation increase......................  4.25%    4.50%
                                                              ====     ====

  (b) Deferred Tax

     Under Belgian GAAP, deferred tax liabilities on consolidation entries should be recorded when it is probable that a tax charge will effectively be incurred in the foreseeable future.

     Under U.S. GAAP, deferred tax is provided for on a full liability basis. Under the full liability method, deferred tax assets or liabilities are recognized for differences between the financial and tax basis of assets and liabilities and for tax loss carry forwards at the statutory rate at each reporting date. A valuation allowance is established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

  (c) Capitalization of Borrowing Costs

     Under Belgian GAAP, an entity may choose between capitalizing or not capitalizing interest on specific borrowings to finance the construction of individual qualifying assets. Europay does not capitalize interest cost as part of the historical cost of its qualifying construction projects.

     Under U.S. GAAP, interest recognized on borrowings and other obligations must be capitalized for assets that are produced under a discrete project and require a substantial period of time to get ready for their intended use or sale. The amount of interest eligible for capitalization is determined as either the actual cost incurred on a specific borrowing or the weighted average of the rates applicable for all the general borrowings outstanding during the period. The total amount of interest cost capitalized in each period is limited to the total amount of interest cost incurred in that period.

     The adjustment to net income under U.S. GAAP reflects the decrease in interest expense for the period as well as the increase in depreciation expense on the constructed assets. The adjustment to shareholders' equity under U.S. GAAP reflects the amount of interest capitalized on constructed assets, net of depreciation.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

  (d) Depreciation of Fixed Assets

     Under Belgian GAAP, Europay depreciates its fixed assets for a full year in the year of acquisition under the straight-line basis. Further, Europay may depreciate an asset during the period of its construction or development regardless of whether the asset is substantially ready for its intended use. Prior to 1999 Europay depreciated assets during the period of construction regardless of when the asset was substantially ready for its intended use.

     Under U.S. GAAP, fixed assets are depreciated from the date of acquisition on a straight-line basis. Constructed assets are depreciated on a straight-line basis when substantially complete. For purposes of the U.S. GAAP reconciliation, Europay has applied the half-year convention method whereby a half-year of depreciation is taken in the year of acquisition and in the year of disposal. Additionally, a constructed asset is depreciated when it is substantially ready for its intended use.

  (e) Internally Developed Software Costs

     Under Belgian GAAP, costs relating to internally developed software are capitalized when it can be demonstrated that:

     - The product or process is useful;

     - The product or process is clearly defined;

     - Costs related to the project are clearly identified,

     - The project is technically feasible; and

     - Financial resources are available to complete the project.

     Under U.S. GAAP, certain costs to develop or obtain internal-use software should be capitalized when the preliminary project stage is completed, management implicitly or explicitly authorizes and commits to funding a computer software project and it is probable that the project will be completed. Costs of computer software developed or obtained for internal use that can be capitalized include external direct material and service costs, payroll and payroll-related costs for employees who devote time to the internal-use computer software project and interest costs incurred while developing internal-use computer software. Capitalized costs are amortized under a straight-line basis over the expected useful life of the software.

  (f) Financial Instruments

     Under Belgian GAAP, premiums paid and received on option contracts intended to reduce (hedge) foreign exchange risk on future U.S. dollar payments are deferred. Option contracts that do not qualify as risk reducing (non-hedge) are accounted for using the lower of cost or market approach.

     Under U.S. GAAP, gains and losses related to derivative instruments that satisfy the criteria for hedge accounting are recognized in the same period as gains and losses on the hedged item. Upon termination of the derivative, any gains and losses are deferred and amortized to profit and loss over the remaining life of the hedged item. Derivatives that do not qualify for hedge accounting are recorded on the balance sheet at fair value with gains and losses immediately included in earnings.

     The adjustment to net income under U.S. GAAP reflects the fact that certain contracts accounted for by Europay as hedges do not meet the criteria for hedge accounting under U.S. GAAP. In addition, premiums paid for hedge contracts are carried at cost by Europay, whereas they are amortized over the life of the derivative contract under U.S. GAAP.

     On January 1, 2001 Europay adopted hedge accounting under Statement of Financial Accounting Standards (SFAS) No. 133. Under SFAS No. 133 Europay is required to recognize all derivatives in the consolidated balance sheet by measuring these derivatives at fair value. The recognition of the change in the

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

fair value of a derivative depends on a number of factors, including the intended use of the derivative and the extent to which it is effective as part of a hedge transaction.

     Europay recorded a cumulative effect adjustment of E547 (loss) to net income and shareholders' equity under U.S. GAAP for the year ended December 31, 2001 to recognize at fair value all derivative instruments that were designated as cash flow hedging instruments upon adoption of SFAS 133.

     As discussed in Note 9, Europay had entered into forward currency hedge contracts at December 31, 2001. Under Belgian GAAP, premiums or discounts are amortized over the life of the contract. Under U.S. GAAP, the effective portion of the gain or loss of the derivative instrument is recorded as a component of other comprehensive income whereas the non-effective portion of the gain or loss is recognized currently in earnings. For the year ended December 31, 2001, E5,058 has been recorded as other comprehensive income for the effective portion of the contracts.

  (g) Leases

     Under Belgian GAAP, a capital lease is deemed to exist when the sum of the minimum lease payments is equal to or greater than the lessor's investment in the leased asset, including related interest and other transaction costs.

     Under U.S. GAAP, a capital lease is deemed to exist when any of the following criteria are met:

     - The present value of the minimum lease payments is greater than or equal to 90% of the fair value of the asset at the inception of the lease, or

     - The length of the lease period is greater than or equal to 75% of the asset's estimated useful economic life, or

     - The transfer of ownership of the asset to the lessee by the end of the lease term, or

     - The existence of a bargain purchase option.

     The adjustment to net income under U.S. GAAP reflects a decrease in rental expense and an increase in depreciation expense related to the capitalized leased assets. The adjustment to shareholders' equity under U.S. GAAP reflects the capitalization of the net present value of the minimum lease payments using the interest rate implicit in the lease.

     During the third quarter of 2001, the Company revised its lease term for all existing automobile contracts from 4 years to 3 1/2 years with its leasing company. Under U.S. GAAP, this modification of the lease terms effectively terminated the existing capital lease agreements. As such, any assets and liabilities will need to be removed from the balance sheet and an appropriate gain or loss will be charged to profit and loss. As a result of this change in accounting estimate, capital lease assets under U.S. GAAP with a net book value of E1,129 and a total capital lease obligation of E1,156 were removed from the balance sheet and a gain of E27 was recorded in the third quarter of 2001. Going forward, under the new lease term, the existing leases have been recorded as operating leases.

  (h) Capitalization of Intangible Assets

     Europay recognized the initial contributions to a joint venture at fair value of the assets contributed. As such, any contribution of "know-how" is recognized at fair value by both Europay and the joint venture. Further, Europay recognizes its proportionate share of expenses associated with the amortization of "know-how" recorded by the joint venture. See Note 4 for additional information.

     Under U.S. GAAP, initial contributions to a joint venture should generally be recorded at cost, i.e., the amount of cash contributed or net book value of non-cash assets contributed.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

  (i) Financial Assets

     Under Belgian GAAP, Europay recorded a loss in value of an investment accounted for under the equity method. Losses must be subsequently reversed. Dividends to be received from an equity investee are accrued as income when declared. See Note 4 for additional information.

     Under U.S. GAAP, a loss in value of an investment, accounted for under the equity method, which is other than temporary should be recognized. Recognized losses are not subsequently reversed based on subsequent events or economic developments. Dividends from an investee accounted for under the equity method are recognized when declared as a reduction in the carrying amount of the investment. Europay's share of earnings or losses from equity investees is recognized as an adjustment to the carrying amount of the investment.

  (j) Licensing Fee Revenue Recognition

     Under Belgian GAAP, revenue from licensing fees is recognized immediately upon invoicing of customers.

     Under U.S. GAAP, licensing fees are earned as services are delivered and performed over the term of the arrangement or the expected period of performance and generally should be deferred and recognized systematically over the periods that the fees are earned.

     The adjustment to net income and shareholders' equity under U.S. GAAP reflects the deferral and recognition of licensing revenue over the life of the licensing arrangement for the current year.

     The cumulative effect adjustment to net income and shareholders' equity under U.S. GAAP reflects the cumulative adjustment, net of tax effects, related to the deferral and proportionate recognition of licensing revenue upon adoption of SAB 101.

  (k) Earnings Per Share

     Belgian GAAP does not require the presentation of earnings per share (EPS).

     Under U.S. GAAP, basic and diluted earnings per share must be disclosed for companies that file public reports under U.S. federal securities laws. Basic EPS is calculated as profit available to common shareholders, divided by the weighted average number of shares in issue during the period. Shares issued as a result of a bonus issue are treated as if in issue for the whole year. To calculate diluted EPS, earnings are adjusted for the after-tax amount of dividends and interest recognized in the period in respect of the dilutive potential ordinary shares and for any other changes in income or expense that would result from the conversion of the dilutive potential on ordinary shares and for any other changes in income or expense that would result from the conversion of the dilutive potential ordinary shares. The conversion is deemed to have occurred at the beginning of the period or, if later, the date of the issue of potential ordinary shares.

  (l) Comprehensive Income

     Belgian GAAP does not require the presentation of comprehensive income.

     U.S. GAAP requires disclosure of the components of total comprehensive income in the period in which they are recognized in the financial statements. Comprehensive income is defined as the change in equity (net assets) of a business enterprise arising from transactions and other events and circumstances from non-owner sources. It includes all changes in shareholders' equity during the reporting period except those resulting from investments by owners and distributions to owners.

Revenue Recognition

     Under Belgian GAAP, revenue earned and related cost of sales incurred while acting as an agent may be presented on a gross basis in the statement of income.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

     Under U.S. GAAP, revenue and related cost of sales should be presented gross if Europay acts as a principal in the transactions and has the risk and rewards of ownership. Europay acts as an agent on behalf of MasterCard International for the billing and collection of inter-regional transactions with members. Europay does not bear the risk and rewards of ownership related to these transactions and therefore revenue and related costs should be reported net under U.S. GAAP. The impact would be a reduction in revenue of E126,878 and E126,606, net of a reduction in MasterCard costs included in services and other goods of E123,460 and E103,868 for the years ended December 31, 2001 and 2000, respectively.

Extraordinary Items

     Items classified as extraordinary under Belgian GAAP do not meet the definition of "extraordinary" under U.S. GAAP and, accordingly, are classified as operating expenses under U.S. GAAP.

Cash Flow Information

     Under Belgian GAAP, a presentation of cash flows is considered voluntary. The statement of cash flows presented in the financial statements has been prepared in accordance with IAS 7. This presentation is acceptable under Belgian GAAP.

     Under U.S. GAAP a statement of cash flows is required to be present in accordance with SFAS No. 95. Interest paid and received and dividends received are shown as operating activity cash flows, while dividends paid are shown as financing cash flows.

     A summary of Europay's operating, investing and financing activities, classified in accordance with U.S. GAAP is as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                               2001       2000
                                                              -------    -------
Net cash provided by/(used in) operating activities.........  (11,414)    65,234
Net cash used in investing activities.......................  (40,195)   (22,321)
Net cash provided by financing activities...................   25,452     35,960
                                                              -------    -------
Net increase/(decrease) in cash and cash equivalents........  (26,157)    78,873
Cash and cash equivalents under U.S. GAAP, beginning of
  year......................................................  112,117     33,244
                                                              -------    -------
Cash and cash equivalents under U.S. GAAP, end of year......   85,960    112,117
                                                              =======    =======

Recently Issued Accounting Standards

of the United States

     SFAS No. 141, "Business Combinations" ("SFAS 141"), and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") were issued in July 2001. SFAS 141 and SFAS 142 will be required to be implemented for accounting periods commencing as from July 1, 2001 and January 1, 2002, respectively. SFAS 141 requires that all business combinations be accounted for by the purchase method. SFAS 142 addresses the accounting for acquired goodwill and other intangible assets and contains certain transitional provisions, which may affect classification of intangible assets, as well as the balance of goodwill. The ongoing impact will be that goodwill will no longer be amortized, but instead will be tested at least annually for impairment. The requirements of both statements will be applied prospectively from the effective date. Europay has assessed the impact of this new standard at January 1, 2002 and there is no impact on its financial position and results of operations. SFAS 143, "Asset Retirement Obligations", was issued in June 2001. This standard will be effective for Europay's fiscal year beginning after June 15, 2002; however, early adoption is permitted. The standard provides the accounting requirements for retirement obligations associated with tangible long-lived assets and the associated asset retirement cost. The standard requires that the obligation

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

associated with the retirement of the tangible long-lived assets be capitalized into the asset cost at the time of initial recognition. The liability is then discounted to its fair value at the time of recognition using the guidance provided by the standard. Europay is assessing the impact that this new standard will have on its financial position and results of operations.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations." This statement also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. Europay is in the process of determining the effects of this statement on its business.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                         DATED AS OF FEBRUARY 13, 2002
                                  BY AND AMONG
                     MASTERCARD INTERNATIONAL INCORPORATED,
                            MASTERCARD INCORPORATED
                                      AND
                          MASTERCARD MERGER SUB, INC.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I  THE MERGER.......................................  A-1
     Section 1.1.  The Merger...............................  A-1
     Section 1.2.  Effective Time...........................  A-1
     Section 1.3.  Charter and Bylaws.......................  A-2
     Section 1.4.  Directors................................  A-2
     Section 1.5.  Officers.................................  A-2
     Section 1.6.  Additional Actions.......................  A-2
     Section 1.7.  MC Parent Charter........................  A-2
ARTICLE II  EFFECTS OF THE MERGER...........................  A-2
     Section 2.1.  Effect on Membership.....................  A-2
ARTICLE III  MISCELLANEOUS..................................  A-3
     Section 3.1.  Termination..............................  A-3
     Section 3.2.  Approval.................................  A-3
     Section 3.3.  Notices..................................  A-3
     Section 3.4.  Amendments...............................  A-3
     Section 3.5.  Counterparts.............................  A-3
     Section 3.6.  Entire Agreement; No Third-Party
      Beneficiaries.........................................  A-3
     Section 3.7.  Governing Law............................  A-3

Exhibit A  Form of Certificate of Incorporation for the
  Surviving Corporation
Exhibit B  Form of Bylaws for the Surviving Corporation
Exhibit C  Directors
Exhibit D  Form of Certificate of Incorporation of MC Parent
Exhibit E  Form of Bylaws of MC Parent

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER ("AGREEMENT"), dated as of February 13, 2002 is by and among MASTERCARD INTERNATIONAL INCORPORATED (the "MCI"), a nonstock corporation organized and existing under the Delaware General Corporation Law (the "DGCL"), MASTERCARD INCORPORATED ("MC PARENT"), a stock corporation organized and existing under the DGCL, and MASTERCARD MERGER SUB, INC. ("MERGER SUB"), a nonstock corporation organized and existing under the DGCL, that is a wholly-owned subsidiary of MC Parent.

                                    RECITALS

     The Boards of Directors of MCI, Merger Sub and MC Parent each has determined that it is advisable and in the best interests of their respective company, members and/or stockholders that upon the terms and subject to the conditions set forth in this Agreement, Merger Sub will merge with and into MCI (the "MERGER"), with MCI being the surviving entity of the Merger.

     For United States federal income tax purposes, the parties intend that the transactions contemplated by this Agreement and the related documents, including
(i) the Merger, pursuant to which, in substance, the principal members, association members and travelers cheque members of MCI will effectively transfer to MC Parent the equity rights associated with their membership interests, in the form of a Class B membership interest in MCI, and retain the rights as licensees associated with their existing membership interests in the form of Class A membership interests in MCI and their existing license agreements with MCI, (ii) the Share Exchange (as defined in the Share Exchange and Integration Agreement by and among MC Parent, MCI and Europay International S.A., as amended, modified, supplemented or restated from time to time, dated as of February 13, 2002 (the "INTEGRATION AGREEMENT") and (iii) the reallocations of shares of MC Parent Class A Stock and MC Parent Class B Stock among the shareholders of MC Parent, shall together constitute an integrated series of transactions consisting solely of transfers of property to MC Parent in exchange for shares of MC Parent Class A Stock and MC Parent Class B Stock described in
Section 351(a) of the Internal Revenue Code of 1986, as amended.

                                   AGREEMENT

     In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1. The Merger.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into MCI in accordance with the DGCL, whereupon the separate corporate existence of Merger Sub shall cease and MCI shall be the surviving company in the Merger (the "SURVIVING CORPORATION").

     (b) The Merger shall have the effects set forth in the DGCL. Accordingly, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of MCI and Merger Sub.

     Section 1.2. Effective Time. The parties shall execute and file a Certificate of Merger or other appropriate documents in accordance with the DGCL, and shall make all other filings or recordings required with respect to the Merger under the DGCL. The Merger shall become effective at the time of acceptance for filing by the Secretary of State of the State of Delaware of the Certificate of Merger (the "EFFECTIVE TIME").

     Section 1.3. Charter and Bylaws. The certificate of incorporation (the "CHARTER") and bylaws (the "BYLAWS") of the Surviving Corporation at the Effective Time shall be amended and restated to read substantially in the forms set forth in EXHIBIT A and EXHIBIT B hereto, respectively, until further amended in accordance with applicable Delaware law.

     Section 1.4. Directors. The persons set forth on EXHIBIT C shall be the Directors of the Surviving Corporation from and after the Effective Time and shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the Charter and Bylaws of the Surviving Corporation, or as otherwise provided by law.

     Section 1.5. Officers. The persons who immediately prior to the effective time of the Merger are the officers of MCI shall be the officers of the Surviving Corporation (each to hold the same office or offices) from and after the Effective Time and shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the Charter and Bylaws of the Surviving Corporation, or as otherwise provided by law.

     Section 1.6. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation determines that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, then the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Merger Sub, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Merger Sub, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

     Section 1.7. MC Parent Charter. It shall be a condition precedent to the consummation of the Merger that at the Effective Time of the Merger the certificate of incorporation of MC Parent (the "MC PARENT CHARTER") and bylaws of MC Parent (the "MC PARENT BYLAWS") shall be amended and restated to read substantially in the forms set forth in EXHIBIT D and EXHIBIT E hereto, respectively.

                                   ARTICLE II

                             EFFECTS OF THE MERGER

     Section 2.1. Effect on Membership.

     (a) Conversion of MCI Membership Interests. At the Effective Time, each of the issued and outstanding principal, association and travelers cheque membership interests in MCI shall be converted by virtue of the Merger, automatically and without any action on the part of the holders thereof, into a Class A Membership Interest in MCI and a number of fully paid and nonassessable shares of MC Parent class A common stock, $.01 par value per share (the "MC PARENT CLASS A STOCK"), and fully paid and nonassessable shares of MC Parent class B common stock, $.01 par value per share ("MC PARENT CLASS B STOCK"), equal to 0.046527 shares of MC Parent Class A Stock and 0.0088623 shares of MC Parent Class B Stock for each vote held by such member according to the current MCI global proxy formula as of September 30, 2000, for which the total votes were 1,294,660,941; and immediately thereafter, and as an integral part of the integrated series of transactions contemplated by this Agreement and the Integration Agreement, the shares of MC Parent Class A Stock and MC Parent Class B Stock shall be reallocated in accordance with Section 1.3 of the Integration Agreement.

     (b) Conversion of MC Parent Membership Interests. At the Effective Time, MC Parent's membership in Merger Sub shall be converted by virtue of the Merger, automatically and without any action on the part of the holder thereof, into one MCI Class B membership.

                                  ARTICLE III

                                 MISCELLANEOUS

     Section 3.1. Termination. This Agreement may be terminated and abandoned by action of the Board of Directors of each of MCI, Merger Sub and MC Parent at any time prior to the Effective Time, whether before or after approval by the members of MCI, the members of Merger Sub and the stockholders of MC Parent, to the extent shares of stock have been issued.

     Section 3.2. Approval. The respective obligation of each party to effect the Merger is subject to approval by at least a majority of the votes cast at a meeting of the members of MCI at which a quorum is present. The requisite approval of the member of Merger Sub has been obtained.

     Section 3.3. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a)if to MCI, Merger Sub or MC Parent:

        MasterCard International Incorporated
        2000 Purchase Street
        Purchase, New York 10577-2509
        Fax: (914) 249-4262
        Attn: General Counsel

        with a copy to:

        Clifford Chance Rogers & Wells LLP
        200 Park Avenue
        New York, New York 10166
        Fax: (212) 878-8375
        Attn: Kathleen L. Werner

     Section 3.4. Amendments. The Boards of Directors of each of MCI, Merger Sub and MC Parent may amend this Agreement at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of the Agreement by the members of Merger Sub, the members of MCI and the shareholders of MC Parent, to the extent shares of stock have been issued, shall not: (1) alter or change the amount or kind of memberships, shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the memberships of any class or series thereof of any of Merger Sub, MCI or MC Parent, (2) materially alter or change any term of the Charter to be effected by the Merger or (3) alter or change any of the terms and conditions of this Agreement, in each case if such alteration or change would adversely affect the holders of any memberships of either Merger Sub or MCI or any shareholder of MC Parent.

     Section 3.5. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.

     Section 3.6. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements entered into in connection with the transactions (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies.

     Section 3.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, each of MCI, Merger Sub and MC Parent has executed this Agreement and Plan of Merger, or has caused this Agreement and Plan of Merger to be executed on its behalf by a representative duly authorized, all as of the day and year first above written.

                                          MASTERCARD INTERNATIONAL INCORPORATED

                                          By: /s/ ROBERT W. SELANDER
                                            ------------------------------------
                                              Name: Robert W. Selander
                                              Title: President and Chief
                                              Executive Officer

                                          MASTERCARD INCORPORATED

                                          By: /s/ ROBERT W. SELANDER
                                            ------------------------------------
                                              Name: Robert W. Selander
                                              Title: President and Chief
                                              Executive Officer

                                          MASTERCARD MERGER SUB, INC.

                                          By: /s/ ROBERT W. SELANDER
                                            ------------------------------------
                                              Name: Robert W. Selander
                                              Title: President and Chief
                                              Executive Officer

                                                                         ANNEX B

                    SHARE EXCHANGE AND INTEGRATION AGREEMENT
                                  BY AND AMONG
                            MASTERCARD INCORPORATED,
                     MASTERCARD INTERNATIONAL INCORPORATED,
                                      AND
                           EUROPAY INTERNATIONAL S.A.
                                  DATED AS OF
                               FEBRUARY 13, 2002

                               TABLE OF CONTENTS

                                                                            PAGE
   ARTICLE I  EXCHANGE OF SHARES..........................................   B-2
         1.1  Conversion..................................................   B-2
         1.2  Share Exchange..............................................   B-2
         1.3  Adjustment of Shares........................................   B-2
         1.4  Transition Period; Further Adjustment.......................   B-3
         1.5  Closing.....................................................   B-5
  ARTICLE II  REPRESENTATIONS AND WARRANTIES OF EPI.......................   B-5
         2.1  Organization of EPI.........................................   B-5
         2.2  Authority...................................................   B-5
         2.3  Capitalization..............................................   B-6
         2.4  Subsidiaries................................................   B-6
         2.5  No Conflicts................................................   B-6
         2.6  Governmental Approvals and Filings..........................   B-6
         2.7  Financial Statements........................................   B-7
         2.8  No Undisclosed Liabilities..................................   B-7
         2.9  Taxes.......................................................   B-7
        2.10  Legal Proceedings...........................................   B-8
        2.11  Compliance With Laws and Orders.............................   B-8
        2.12  Real Property...............................................   B-8
        2.13  Intellectual Property Rights................................   B-8
        2.14  Licenses....................................................   B-9
        2.15  Insurance...................................................   B-9
        2.16  Brokers.....................................................   B-9
        2.17  Employee Benefit Plans......................................   B-9
 ARTICLE III  REPRESENTATIONS AND WARRANTIES OF MC GLOBAL AND MCI.........   B-9
         3.1  Organization................................................   B-9
         3.2  Authority...................................................   B-9
         3.3  Capitalization..............................................   B-9
         3.4  No Conflicts................................................  B-10
         3.5  Governmental Approvals and Filings..........................  B-10
         3.6  Financial Statements........................................  B-10
         3.7  Absence of Changes..........................................  B-10
         3.8  No Undisclosed Liabilities..................................  B-11
         3.9  Legal Proceedings...........................................  B-11
        3.10  Compliance With Laws and Orders.............................  B-11
        3.11  Taxes.......................................................  B-11
        3.12  Licenses....................................................  B-11
        3.13  Brokers.....................................................  B-12
  ARTICLE IV  ACTIONS PRIOR TO CLOSING....................................  B-12
         4.1  Regulatory and Other Approvals..............................  B-12
         4.2  Competition Filings.........................................  B-12
         4.3  Preparation of the Registration Statement and the Proxy
              Statement; Members' Meeting.................................  B-12
         4.4  Investigation by MC Global..................................  B-13
         4.5  Alternative Solicitations...................................  B-13
         4.6  Conduct of Business of MC Global and MCI....................  B-13

                                                                            PAGE
         4.7  Conduct of Business of EPI..................................  B-13
         4.8  Employee Matters............................................  B-13
         4.9  Certain Restrictions........................................  B-14
        4.10  Books and Records...........................................  B-14
        4.11  Notice and Cure.............................................  B-14
        4.12  Fulfillment of Conditions...................................  B-15
   ARTICLE V  CONDITIONS TO OBLIGATIONS OF MC GLOBAL AND MCI..............  B-15
         5.1  Representations and Warranties..............................  B-15
         5.2  Performance.................................................  B-15
         5.3  Officers' Certificates......................................  B-15
         5.4  Orders and Laws.............................................  B-15
         5.5  Regulatory Consents and Approvals...........................  B-16
         5.6  Third Party Consents........................................  B-16
         5.7  Opinion of Counsel..........................................  B-16
         5.8  Charters and Bylaws.........................................  B-16
         5.9  Certificates................................................  B-16
        5.10  Resignations of Directors...................................  B-16
        5.11  Intellectual Property Assignment Agreement..................  B-16
        5.12  Entry into License Agreement................................  B-16
        5.13  MEPUK Share Exchange Agreement..............................  B-16
        5.14  EPI Share Exchange Agreement................................  B-16
        5.15  Registration Statement......................................  B-17
        5.16  Tax Matters.................................................  B-17
  ARTICLE VI  CONDITIONS TO OBLIGATIONS OF EPI............................  B-17
         6.1  Representations and Warranties..............................  B-17
         6.2  Performance.................................................  B-17
         6.3  Officers' Certificates......................................  B-17
         6.4  Orders and Laws.............................................  B-17
         6.5  Regulatory Consents and Approvals...........................  B-17
         6.6  Third Party Consents........................................  B-17
         6.7  Opinion of Counsel..........................................  B-18
         6.8  Charters and Bylaws.........................................  B-18
         6.9  Good Standing Certificates..................................  B-18
        6.10  No Stop Orders..............................................  B-18
        6.11  Merger Agreement............................................  B-18
        6.12  Tax Matters.................................................  B-18
 ARTICLE VII  SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
              AGREEMENTS; POST-CLOSING COVENANTS..........................  B-18
         7.1  Survival of Representations, Warranties, Covenants and
              Agreements..................................................  B-18
         7.2  Post-Closing Covenants......................................  B-19
ARTICLE VIII  TERMINATION.................................................  B-19
         8.1  Termination.................................................  B-19
         8.2  Effect of Termination.......................................  B-19
  ARTICLE IX  DEFINITIONS.................................................  B-20
         9.1  Definitions.................................................  B-20
   ARTICLE X  MISCELLANEOUS...............................................  B-27
        10.1  Notices.....................................................  B-27
        10.2  Entire Agreement............................................  B-28

                                                                            PAGE
        10.3  Expenses....................................................  B-28
        10.4  Public Announcements........................................  B-28
        10.5  Confidentiality.............................................  B-28
        10.6  Waiver......................................................  B-28
        10.7  Amendment...................................................  B-28
        10.8  No Third Party Beneficiary..................................  B-29
        10.9  No Assignment; Binding Effect...............................  B-29
       10.10  Headings....................................................  B-29
       10.11  Consent to Jurisdiction and Service of Process..............  B-29
       10.12  Invalid Provisions..........................................  B-29
       10.13  Governing Law...............................................  B-29
       10.14  Counterparts................................................  B-29
       10.15  Incidental Purchases........................................  B-29

                                    EXHIBITS

EXHIBIT A    Agreement and Plan of Merger
EXHIBIT B    EPI Share Exchange Agreement
EXHIBIT C    MEPUK Share Exchange Agreement
EXHIBIT D    Officers' Certificate of EPI
EXHIBIT E    Certificate of EPI General Manager, Corporate Affairs
EXHIBIT F-1  [Intentionally Deleted]
EXHIBIT F-2  [Intentionally Deleted]
EXHIBIT G    Certificate of Incorporation of MCI
EXHIBIT H    Bylaws of MCI
EXHIBIT I    Certificate of Incorporation of MC Global
EXHIBIT J    Bylaws of MC Global
EXHIBIT K    [Intentionally Deleted]
EXHIBIT L    MCI License Agreement
EXHIBIT M    Officers' Certificate of MC Global and MCI
EXHIBIT N    Secretary's Certificate of MC Global and MCI
EXHIBIT O    [Intentionally Deleted]
EXHIBIT P    Europe Region Countries

                    SHARE EXCHANGE AND INTEGRATION AGREEMENT

     This amended and restated SHARE EXCHANGE AND INTEGRATION AGREEMENT (the "AGREEMENT") is made and entered into as of February 13, 2002, by and among MasterCard Incorporated, a Delaware corporation ("MC GLOBAL"), MasterCard International Incorporated, a Delaware non-stock corporation. ("MCI"), and Europay International S.A., a company limited by shares, organized and existing under the laws of Belgium ("EPI"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 9.1.

     WHEREAS, MCI operates a global payments system that supports a family of proprietary brands including the MasterCard(R) and Cirrus(R) brands;

     WHEREAS, EPI operates a European payments system that supports a family of proprietary brands including the Eurocard(R), ec eurocheque(R) and ec Picto(R) brands;

     WHEREAS, MCI and EPI jointly operate a global payments system that supports the Maestro(R) brand;

     WHEREAS, MCI and EPI are parties to an Alliance Agreement, dated as of November 14, 1996 (the "ALLIANCE AGREEMENT"), and a Maestro Agreement, dated as of June 19, 1997 (the "MAESTRO AGREEMENT"), under which EPI was delegated certain authority to manage the licensing of MCI's brands and Maestro(R) brands, respectively, to European financial institutions;

     WHEREAS, the Boards of Directors of MCI, MC Global and EPI have each approved a transaction in which the business, assets and operations of MCI and EPI will be combined into a single global enterprise, the parent of which will be known as "MasterCard Incorporated," and immediately thereafter the Alliance Agreement and the Maestro Agreement will be terminated;

     WHEREAS, the Boards of Directors of MCI and EPI have each approved a term sheet relating to the transactions provided for in this Agreement, which term sheet is superseded by this Agreement;

     WHEREAS, MCI and MC Global will consummate a stock conversion (the "CONVERSION") in accordance with the Agreement and Plan of Merger attached hereto as Exhibit A, in which all Principal Members of MCI will exchange their existing Principal Membership Interests in MCI for Class A membership interests in MCI and for shares of MC Global Class A Stock, par value $.01 per share (the "MC GLOBAL CLASS A STOCK"), and MC Global Class B Stock, par value $.01 per share (the "MC GLOBAL CLASS B STOCK");

     WHEREAS, immediately following the Conversion, (i) the shareholders of EPI (each, an "EPI SHAREHOLDER," and collectively, the "EPI SHAREHOLDERS"), other than MCI and MasterCard/Europay U.K. Limited, a company limited by shares organized and existing under the laws of the United Kingdom ("MEPUK"), will exchange their shares of EPI (the "EPI SHARE EXCHANGE") for shares of MC Global Class A Stock and MC Global Class B Stock and (ii) simultaneously therewith, the shareholders of MEPUK (the "MEPUK SHAREHOLDERS") will exchange their shares of MEPUK for shares of MC Global Class A Stock and MC Global Class B Stock (the "MEPUK SHARE EXCHANGE") (the EPI Share Exchange and the MEPUK Share Exchange are collectively referred to as the "SHARE EXCHANGE") as more fully provided herein;

     WHEREAS, the shares of MC Global Class A Stock and MC Global Class B Stock to be issued to the European Members in the Conversion and the shares of MC Global Class A Stock and MC Global Class B Stock to be issued to the EPI Shareholders and the MEPUK Shareholders in the Share Exchange will constitute 33 1/3% of the Outstanding Shares of MC Global; and

     WHEREAS, immediately following the Conversion and the Share Exchange, the Members Outside Europe will own shares of MC Global Class A Stock and MC Global Class B Stock that constitute 66 2/3% of the Outstanding Shares of MC Global;

     WHEREAS, for United States federal income tax purposes, the parties intend that the transactions contemplated by this Agreement and the related documents, including (i) the Conversion, pursuant to which, in substance, the Principal Members of MCI will effectively transfer to MC Global the equity rights associated with their membership interests, in the form of a Class B membership interest in MCI, and retain the contractual rights as licensees associated with their existing membership interests in the form of Class A membership interests in MCI and their existing license agreements with MCI, (ii) the Share Exchange and (iii) the reallocations of shares of MC Global Class A Stock and MC Global Class B Stock among the shareholders of MC Global, shall together constitute an integrated series of transactions consisting solely of transfers of property to MC Global in exchange for shares of MC Global Class A Stock and MC Global Class B Stock as described in Section 351(a) of the Code;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                               EXCHANGE OF SHARES

     1.1 Conversion.

     (a) At the Closing and immediately prior to the Share Exchange, MCI and MC Global shall consummate the Conversion. In the Conversion, the existing Principal Membership Interests held by the Members Outside Europe will be converted into Class A membership interests in MCI and an aggregate of 56,000,000 shares of MC Global Class A Stock and 10,666,667 shares of MC Global Class B Stock and the existing Principal Membership Interests held by the European Members will be converted into Class A membership interests in MCI and an aggregate of 4,236,788 shares of MC Global Class A Stock and 807,007 shares of MC Global Class B Stock. In the Conversion, shares of MC Global Class A Stock and MC Global Class B Stock will be issued in respect of and in proportion to each of the Principal Membership Interests held by the Members Outside Europe and the European Members immediately prior to the Conversion. It is understood in substance that the MC Global Class A Stock and the MC Global Class B Stock represent the equity rights associated with the existing Principal Membership Interests and the Class A membership interests represent a continuation of the contractual rights associated with the existing Principal Membership Interests pursuant to which each Principal Member acts as a licensee of MCI in accordance with their existing license agreements with MCI, which license agreements shall remain in effect in accordance with their terms following the Conversion.

     (b) Following the Conversion, and as an integral part of the integrated series of transactions contemplated hereby, the shares of MC Global Class A Stock and MC Global Class B Stock shall be reallocated in accordance with
Section 1.3.


     1.2 Share Exchange. At the Closing, immediately following the consummation of the Conversion pursuant to Section 1.1(a), MC Global and the EPI Shareholders shall consummate the EPI Share Exchange, and MC Global and the MEPUK Shareholders shall consummate the MEPUK Share Exchange. A total of 18,952,555 shares of MC Global Class A Stock and 3,610,009 shares of MC Global Class B Stock will be issued to the EPI Shareholders, other than MCI and MEPUK, in the EPI Share Exchange. Except as otherwise agreed, each EPI Shareholder, other than MCI and MEPUK, will exchange each share of capital stock of EPI held by it for
262.66279 shares of MC Global Class A Stock and 50.03101 shares of MC Global Class B Stock. A total of 4,810,657 shares of MC Global Class A Stock and 916,317 shares MC Global Class B Stock will be issued to the shareholders of MEPUK in the MEPUK Share Exchange.


     1.3 Adjustment of Shares.

     (a) At the Closing, immediately following the consummation of the Conversion pursuant to Section 1.1(a) and the Share Exchange pursuant to Section 1.2, and as an integral part of the integrated series of transactions that includes the Conversion and the Share Exchange, (i) the shares of MC Global Class A Stock and MC Global Class B Stock held by the Shareholders of Europe shall immediately be reallocated among each of the Shareholders of Europe so that each such shareholder will receive such number of shares of MC Global Class A Stock as is equal to its proportionate share of the European Regional Proxy Amount as of

December 31, 2000 multiplied by 28,000,000, and such number of shares of MC Global Class B Stock, as is equal to its proportionate share of the European Regional Proxy Amount as of December 31, 2000 multiplied by 5,333,333; and (ii) the shares of MC Global Class A Stock and MC Global Class B Stock held by the Shareholders Outside Europe shall immediately be reallocated among each of the Shareholders Outside Europe so that each such shareholder will receive such number of shares of MC Global Class A Stock as is equal to its proportionate share of the Outside Europe Proxy Amount as of December 31, 2000 multiplied by 56,000,000, and such number of shares of MC Global Class B Stock as is equal to its proportionate share of the Outside Europe Proxy Amount as of December 31, 2000 multiplied by 10,666,667; provided, however, that no fractional shares of MC Global Class A Stock or MC Global Class B Stock shall be issued or delivered by MC Global, and any fractional share interests shall be rounded in such manner as the management of MC Global shall determine in its sole discretion.

     (b) The MC Global Class A Stock to be held by the Shareholders of Europe immediately following the Conversion and the Share Exchange shall represent 28%, and the MC Global Class A Stock to be held by the Shareholders Outside Europe immediately following the Conversion and the Share Exchange shall represent 56%, of the number of Outstanding Shares of MC Global immediately following the Conversion and the Share Exchange. The MC Global Class B Stock to be held by the Shareholders of Europe immediately following the Conversion and the Share Exchange shall represent 5 1/3%, and the MC Global Class B Stock to be held by the Shareholders Outside Europe immediately following the Conversion and the Share Exchange shall represent 10 2/3%, of the number of Outstanding Shares of MC Global.

     1.4 Transition Period; Further Adjustment.

     (a) The MC Global Class A Stock and the MC Global Class B Stock shall be subject to the MC Global Charter and the MC Global Bylaws. Among other things, the MC Global Charter and the MC Global Bylaws provide that any purported transfer of MC Global Class A Stock and MC Global Class B Stock prior to the Transition Date that does not comply with the MC Global Charter and the MC Global Bylaws shall be void.

     (b) As provided in the MC Global Charter and the MC Global Bylaws, as of the close of business, New York City time, on the Transition Date, each outstanding share of MC Global Class B Stock, other than any MC Global Class B Stock that constitutes ec Picto Stock, shall automatically be converted into one share of MC Global Class A Stock. As an integral part of the integrated series of transactions that includes the Conversion and the Share Exchange, shares of MC Global Class A Stock shall then be reallocated among the holders of MC Global Class A Stock on the Transition Date in accordance with the following:

          (i) First, shares of MC Global Class A Stock shall be allocated to the Shareholders of Europe, in the aggregate, and to the Shareholders Outside Europe, in the aggregate, in accordance with the following:

             (1) If the European Regional Proxy Amount for the last year of the Transition Period is 26% or less, then the Shareholders of Europe shall be entitled in the aggregate to an allocation of MC Global Class A Stock that represents 26% of the number of Outstanding Shares of MC Global.

             (2) If the European Regional Proxy Amount for the last year of the Transition Period is greater than 26% but less than or equal to 28%, then the Shareholders of Europe shall be entitled in the aggregate to an allocation of MC Global Class A Stock that represents 28% of the number of Outstanding Shares of MC Global.

             (3) If the European Regional Proxy Amount for the last year of the Transition Period is greater than 28%, then the Shareholders of Europe shall be entitled in the aggregate to an allocation of MC Global Class A Stock that is equal, in percentage terms, to the European Regional Proxy Amount for the last year of the Transition Period, up to a maximum amount, when taken together with any ec Picto Stock, of 44% of the number of Outstanding Shares of MC Global (consisting of the MC Global Class A Stock issued to the Shareholders of Europe in the Conversion and the Share Exchange (28% of the Outstanding Shares of MC Global), the MC Global Class B Stock issued to the Shareholders of Europe in the Conversion and Share Exchange (5 1/3% of the Outstanding Shares of MC Global) and the MC Global Class B Stock issued to the Shareholders Outside Europe (10 2/3% of the Outstanding Shares of MC Global)).

             (4) Any MC Global Class B Stock that constitutes ec Picto Stock shall not be converted into MC Global Class A Stock on the Transition Date and shall not be subject to reallocation to the Shareholders Outside Europe at such time. Instead, the Shareholders of Europe shall hold any ec Picto Stock through the second anniversary of the Transition Date.

             (5) The Shareholders Outside Europe shall be entitled in the aggregate to an allocation of MC Global Class A Stock that represents the remaining number of outstanding shares of MC Global Class A Stock after the shares of MC Global Class A Stock and ec Picto Stock have been allocated to the Shareholders of Europe in accordance with paragraphs
        (1)-(4) above.

          (ii) Second, in accordance with the MC Global Charter and the MC Global Bylaws, all shares of MC Global Class A Stock that have been allocated in the aggregate to the Shareholders of Europe and in the aggregate to the Shareholders Outside Europe, shall immediately be delivered to each of the Shareholders of Europe, on the one hand, and to each of the Shareholders Outside Europe, on the other hand, in proportion to each such shareholder's proportionate share of the European Regional Proxy Amount or the Outside Europe Proxy Amount, as the case may be for the last year of the Transition Period.

     (c) At the second anniversary of the Transition Date, each share of ec Picto Stock shall be converted into one share of MC Global Class A Stock and shall be allocated to the Shareholders Outside Europe and Shareholders of Europe depending upon the percentage of ec Picto Volumes that have been converted to Maestro Volumes by that time and the types of Volumes into which they have been converted. The shares of MC Global Class A Stock that result from the conversion of ec Picto Stock shall be allocated in the aggregate to the Shareholders of Europe in proportion to the percentage of ec Picto Volumes that have actually been converted to Maestro Volumes by that time, and the balance shall be allocated to the Shareholders Outside Europe. Those shares of MC Global Class A Stock allocated to the Shareholders of Europe shall then immediately be delivered to those individual Shareholders of Europe who were responsible for the ec Picto Volumes that were actually converted in proportion to the amount of converted ec Picto Volumes attributable to each of them, and the shares allocated to the Shareholders Outside Europe shall immediately be delivered to each of the Shareholders Outside Europe in proportion to each such shareholder's proportionate share of the Outside Europe Proxy Amount; provided, however, that no fractional shares of MC Global Class A Stock or MC Global Class B Stock shall be issued or delivered by MC Global, and any fractional share interests shall be rounded in such manner as the management of MC Global shall determine in its sole discretion.

     (d) For purposes of determining the Global Proxy Calculation, the conversion of Euros into U.S. dollars will be based on the average exchange rate during the twenty-day period ending on the day prior to the applicable measurement date (the "PREVAILING EXCHANGE RATE"), provided that during the Transition Period and for two years thereafter the Prevailing Exchange Rate shall be $.9565 U.S. = 1 Euro for so long as 1 Euro is not less than $.9065 U.S. and not greater than $1.0065 U.S. (the "CURRENCY CONVERSION BAND"). In the event that the Prevailing Exchange Rate does not fall within the Currency Conversion Band, the currency conversion rate to convert Euros to U.S. Dollars will be $.9565 adjusted by the difference between such Prevailing Exchange Rate and the upper/lower limit of the Currency Conversion Band, as applicable.

     For purposes of determining the Global Proxy Calculation during the Transition Period and for two years thereafter, amounts denominated in the currency of a country within the Europe Region other than the Euro shall first be converted into Euros and subsequently converted into U.S. dollars in accordance with the previous paragraph.

     (e) Section 2(b) of ARTICLE IV of the MC Global Bylaws provides that, during the Transition Period, one-third of the Directors of MC Global shall be representatives of Shareholders of Europe. This provision of the MC Global Bylaws shall remain in effect during the Transition Period.

     (f) Section 1(c) of Article FIFTH of the MC Global Charter provides that no holder of capital stock eligible to be voted in the election of directors of MC Global, together with its affiliates (as defined in the MC

Global Charter), shall be entitled to exercise voting power in excess of 7% of the outstanding shares of capital stock entitled to be voted in any election of directors. This provision of the MC Global Charter shall not be changed during the Transition Period.

     (g) Any shareholder whose ownership of MC Global Class A Stock is reduced as a result of the reallocation described in Sections 1.3(a), 1.4(b) and 1.4(c)shall transfer the excess number of shares of MC Global Class A Stock to MC Global, which shall then deliver shares of MC Global Class A Stock to any shareholder that is entitled to an additional number of shares of MC Global Class A Stock as a result of such reallocation.

     1.5 Closing. The Closing of the transactions under this Agreement will take place at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166 (or such other place as the parties may agree in writing) at 10:00 a.m., New York City time, on the Closing Date.

     (a) At the Closing, following the Conversion:

          (i) the EPI Shareholders and the MEPUK Shareholders will assign and transfer to MC Global good and valid title in and to their shares of EPI and MEPUK, respectively, free and clear of all Liens, by delivering to MC Global a certificate or certificates representing their shares, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank;

          (ii) MC Global shall issue to each of the EPI Shareholders and each of the MEPUK Shareholders the number of shares of MC Global Class A Stock and MC Global Class B Stock to which each is entitled under Sections 1.1, 1.2 and 1.3; and

          (iii) MCI shall issue to each of the EPI Shareholders (other than MEPUK) and each of the MEPUK Shareholders an MCI Class A membership interest unless such shareholder has received such Class A membership interest in the Conversion.

     (b) Shares of MC Global Class A Stock and MC Global Class B Stock and MCI Class A membership interests are uncertificated; therefore, the issuance of the MC Global Class A Stock, MC Global Class B Stock and MCI Class A membership interests pursuant to the Conversion, the Share Exchange and the reallocation pursuant to Section 1.3(a) shall be accomplished by registering the issuance on the books and records of MC Global and MCI, respectively, and delivering evidence of the issuance to the holders thereof.

     (c) In addition, at the Closing, the parties shall execute and deliver original counterparts of the certificates and other documents and instruments to be delivered under Articles V and VI.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF EPI

     EPI represents and warrants to MC Global and MCI as to the matters set forth below.

     2.1 Organization of EPI. EPI is a company limited by shares duly organized and validly existing under the laws of Belgium and has all requisite corporate power and authority to own, use and lease its Assets and Properties and to conduct its business as and to the extent presently conducted. EPI is duly qualified, licensed or admitted to do business in those jurisdictions specified in Section 2.1(a) of the Disclosure Schedule, which are the only jurisdictions in which the failure to be qualified, licensed or admitted and in good standing would have a material adverse effect on the Business or Condition of EPI. The name of each director and officer of EPI on the date hereof, and the position with EPI held by each, are listed in Section 2.1(b) of the Disclosure Schedule. Prior to the execution of this Agreement, EPI has delivered to MC Global true and complete copies of the certificate or articles of association and bylaws (or other comparable charter documents) of EPI as in effect on the date hereof.

     2.2 Authority. EPI has all requisite power and legal capacity to execute and deliver this Agreement. The execution, delivery and performance by EPI of this Agreement have been duly and validly authorized by all necessary corporate and shareholder action. This Agreement has been duly and validly executed and delivered by EPI and constitutes a legal, valid and binding obligation of EPI enforceable against EPI in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     2.3 Capitalization. The authorized capital stock of EPI consists of 100,000 capital shares, of which 100,000 have been issued and are outstanding. The Shares are owned by the EPI Shareholders in the amounts set forth on
Schedule 2.3 of the Disclosure Schedule. The Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding Options with respect to EPI.

     2.4 Subsidiaries. Section 2.4 of the Disclosure Schedule lists the name of each Subsidiary of EPI. Each Subsidiary is a corporation duly organized and validly existing under the laws of its jurisdiction of organization identified in Section 2.4 of the Disclosure Schedule, and has all requisite power and authority to own, use and lease its Assets and Properties and to conduct its business as and to the extent presently conducted. Each Subsidiary is duly qualified, licensed or admitted to do business in those jurisdictions specified in Section 2.4 of the Disclosure Schedule, which are the only jurisdictions in which the failure to be qualified, licensed or admitted would have a material adverse effect on the Business or Condition of EPI. Section 2.4 of the Disclosure Schedule lists for each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of such outstanding capital stock. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by EPI or one or more of its Subsidiaries wholly owned by EPI, free and clear of all Liens. There are no outstanding Options with respect to any Subsidiary.

     2.5 No Conflicts. The execution and delivery by EPI of this Agreement do not, and the performance by EPI of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or bylaws (or other comparable charter documents) of EPI or any Subsidiary;

          (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.6 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to EPI, any Subsidiary or any of their respective Assets and Properties; or

          (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require EPI or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under or (vi) result in the creation or imposition of any Lien upon any Assets and Properties of EPI or any Subsidiary under, any Contract or License to which EPI or any Subsidiary is a party or by which any of their respective Assets and Properties is bound, except where the occurrence of any circumstance specified in clauses (i) through (vi) above would not have a material adverse effect on the Business or Condition of EPI.

     2.6 Governmental Approvals and Filings. Except as disclosed in Section 2.6 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of EPI or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby.

     2.7 Financial Statements. Prior to the execution of this Agreement, EPI has delivered or caused to be delivered to MC Global and MCI true and complete copies of the following financial statements:

          (a) the audited balance sheets of EPI and its consolidated Subsidiaries as of December 31, 1998, December 31, 1999 and December 31, 2000, and the related audited consolidated statements of operations, shareholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Ernst & Young LLP, EPI's statutory auditors; and

          (b) the unaudited balance sheets of EPI and its consolidated Subsidiaries as of September 30, 2000 and 2001, and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the nine-month period then ended.

     Except as set forth in the notes thereto, all such financial statements were prepared in accordance with International Accounting Standards and fairly present the consolidated financial condition and results of operations of EPI and its consolidated Subsidiaries as of the respective dates of them and for the respective periods covered by them.

          (c) Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on the Closing Date, since the EPI Audited Financial Statement Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change in the Business or Condition of EPI.

     2.8 No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in the EPI Audited Financial Statements or in the notes thereto, (i) there are no Liabilities against, relating to or affecting EPI or any Subsidiary or any of their respective Assets and Properties that are required to be disclosed in the EPI Audited Financial Statements under International Accounting Standards, other than Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the Business or Condition of EPI and (ii) no payments shall be due to any Person pursuant to any agreement, whether written or oral, as a result of the acquisition by MC Global of a controlling interest in EPI in the EPI Share Exchange.

     2.9 Taxes.

          (a) EPI and its Subsidiaries have filed all Tax Returns required to be filed by applicable Law, maintained all documents and records relating to Taxes as are required to be made or provided or maintained by it and has complied in all respects with all legislation relating to Taxes applicable to it. All Tax Returns were in all respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis. Neither EPI nor any of its Subsidiaries is aware that any claim has been made by an authority of a jurisdiction where EPI or any of its Subsidiaries does not file Tax Returns that any of EPI or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

          (b) EPI and each Subsidiary has, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are due and payable.

          (c) EPI and each Subsidiary has established (and until the Closing Date will maintain) on its Books and Records reserves adequate to pay all Taxes not yet due and payable in accordance with International Accounting Standards that are reflected in the EPI Audited Financial Statements to the extent required.

          (d) There are no Tax Liens upon the assets of EPI or any Subsidiary except Liens for Taxes not yet due.

          (e) Except as disclosed in Section 2.9 of the Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of EPI or any of its Subsidiaries, and no Tax Authority has notified EPI or any of its Subsidiaries that it intends to investigate its Tax affairs.

          (f) Notwithstanding the disclosure of any matter on Section 2.9 of the Disclosure Schedule pursuant to clause (e) above, EPI and its Subsidiaries have complied (and until the Closing Date will comply) in all respects with the provisions of applicable law relating to the payment and withholding of Taxes, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper Governmental or Regulatory Authority all amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

     2.10 Legal Proceedings. Except as disclosed in Section 2.10 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

          (a) there are no Actions or Proceedings pending or, to the knowledge of EPI, threatened against, relating to or affecting EPI or any Subsidiary or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to MC Global and MCI, or (ii) if determined adversely, could reasonably be expected to result in (x) any injunction or other equitable relief against EPI or any Subsidiary that would interfere in any material respect with its business or operations or (y) Losses by EPI or any Subsidiary, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $500,000;

          (b) there are no facts or circumstances known to EPI that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

          (c) there are no Orders outstanding against EPI or any Subsidiary.

Prior to the execution of this Agreement, EPI delivered or caused to be delivered to MC Global and MCI all responses of counsel for EPI and its Subsidiaries to auditors' requests for information delivered in connection with the EPI Audited Financial Statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting EPI or any Subsidiary.

     2.11 Compliance With Laws and Orders. Neither EPI nor any Subsidiary is or has at any time within the last five years been, or has received any notice that it is or has at any time within the last five years been, in violation of or in default under, in any material respect, any Law or Order applicable to EPI or any Subsidiary or any of their respective Assets and Properties.

     2.12 Real Property.

          (a) EPI or one of its Subsidiaries has good and marketable fee simple title to each parcel of real property included as an asset on the latest balance sheet included in the EPI Unaudited Financial Statements, and in each case such parcel is free and clear of all Liens, other than Permitted Liens.

          (b) EPI or one of its Subsidiaries has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it as lessee for the full term of the lease thereof. Each lease referred to in paragraph (b) is a legal, valid and binding agreement, enforceable in accordance with its terms, of EPI or one of its Subsidiaries and of each other Person that is a party thereto and there is no, and neither EPI nor any Subsidiary has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder.

          (c) No tenant or other party in possession of any of EPI's owned real properties has any right to purchase, or holds any right of first refusal to purchase, such properties.

     2.13 Intellectual Property Rights. Section 2.13 of the Disclosure Schedule contains a list of trademarks, trade names, trademark registrations and applications, and service marks that are material to the business of EPI and its Subsidiaries. EPI or a Subsidiary, as indicated, owns the entire right, title and interest including, without limitation, the right to use and license the same. EPI and its Subsidiaries have the right to use any software they use which is material to the running of their business.

     2.14 Licenses. EPI and each Subsidiary own or validly hold all Licenses that are material to its business or operations. Each such License is valid, binding and in full force and effect; and neither EPI nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

     2.15 Insurance. The material insurance policies that insure the business, operations or employees of EPI and its Subsidiaries are in full force and effect, and are in amounts and have coverages that are reasonable and customary for Persons engaged in businesses and operations and having Assets and Properties similar to EPI and its Subsidiaries.

     2.16 Brokers. Except for Merrill Lynch & Co., whose fees, commissions and expenses have been paid by EPI, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the EPI Shareholders and EPI directly with MC Global and MCI without the intervention of any Person on behalf of any EPI Shareholder or EPI in such manner as to give rise to any valid claim by any Person against MC Global, MCI, EPI or any Subsidiary for a finder's fee, brokerage commission or similar payment.

     2.17 Employee Benefit Plans. Section 2.17 of the Disclosure Schedule contains a list of each plan, agreement or understanding maintained by EPI or its Subsidiaries for the benefit of the employees of EPI or its Subsidiaries, which plan, agreement or understanding provides for health or welfare benefits, retirement income, severance benefits or accident or death benefits or any similar benefits for such employees (or their dependants and beneficiaries).

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF MC GLOBAL AND MCI

     MC Global and MCI hereby jointly and severally represent and warrant to EPI as to the matters set forth below.

     3.1 Organization. Each of MC Global and MCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, use and lease its Assets and Properties and to conduct its business as and to the extent presently conducted. Each of MC Global and MCI is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by MC Global or MCI, as applicable, to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by MC Global or MCI becoming qualified or admitted and in good standing.

     3.2 Authority. Each of MC Global and MCI has all requisite corporate power and legal capacity to execute and deliver this Agreement. The execution, delivery and performance by each of MC Global and MCI of this Agreement have been duly and validly authorized by all necessary corporate, shareholder and member action. This Agreement has been duly and validly executed and delivered by each of MC Global and MCI and constitutes legal, valid and binding obligations of each of MC Global and MCI enforceable against MC Global or MCI, as applicable, in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     3.3 Capitalization. As of the Closing, the authorized capital stock of MC Global will consist solely of 275 million shares of MC Global Class A Stock, 25 million shares of MC Global Class B Stock and 75 million shares of MC Global Class C Stock, of which no shares have been issued or are outstanding. The shares of MC Global Class A Stock and MC Global Class B Stock, when issued at the Closing in the manner contemplated by Section 1.4, will be validly issued, fully paid and nonassessable, and will be free and clear of all Liens. Except for this Agreement and as disclosed in Section 3.3 of the Disclosure Schedule, there are no outstanding Options with respect to MC Global or MCI.

     3.4 No Conflicts. The execution and delivery by each of MC Global and MCI of this Agreement do not, the performance by each of MC Global and MCI of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or bylaws (or other comparable charter documents) of MC Global or MCI, as applicable;

          (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 3.5 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to MC Global or MCI, as applicable, or any of its Assets and Properties; or

          (c) except as disclosed in Section 3.4 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require MC Global or MCI, as applicable, to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under or (vi) result in the creation or imposition of any Lien upon any Assets and Properties of MC Global or MCI, as applicable, under, any Contract or License to which MC Global or MCI, as applicable, is a party or by which any of its Assets and Properties is bound.

     3.5 Governmental Approvals and Filings. Except as disclosed in Section 3.5 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of MC Global or MCI is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

     3.6 Financial Statements. Prior to the execution of this Agreement, MCI has delivered or caused to be delivered to EPI true and complete copies of the following financial statements:

          (a) the audited balance sheets of MCI and its consolidated subsidiaries as of December 31, 1998, December 31, 1999 and December 31, 2000, and the related audited consolidated statements of operations, members' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by PricewaterhouseCoopers LLP, MCI's independent accountants; and

          (b) the unaudited balance sheets of MCI and its consolidated Subsidiaries as of September 30, 2000 and 2001, and the related unaudited consolidated statements of operations, members' equity and cash flows for the nine-month period then ended.

Except as set forth in the notes thereto, all such financial statements were prepared in accordance with U.S. GAAP and fairly present the consolidated financial condition and results of operations of MCI and its consolidated Subsidiaries as of the respective dates of them and for the respective periods covered by them. Except for those Subsidiaries listed in Section 3.6 of the Disclosure Schedule, the financial condition and results of operations of each Subsidiary are, and for all periods referred to in this Section 3.6 have been, consolidated with those of MCI.

     3.7 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on the Closing Date, since the MCI Audited Financial Statement Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change in the Business or Condition of MCI.

     3.8 No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in the MCI Audited Financial Statements or in the notes thereto or as disclosed in Section 3.8 of the Disclosure Schedule, there are no Liabilities against, relating to or affecting MC Global or MCI or any of their respective Subsidiaries, Assets and Properties that are required to be disclosed in the MCI Financial Statements under U.S. GAAP, other than Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the Business or Condition of MC Global and MCI.

     3.9 Legal Proceedings. Except as disclosed in Section 3.9 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

          (a) there are no Actions or Proceedings pending or, to the knowledge of MC Global or MCI, threatened against, relating to or affecting MC Global or MCI or any of its Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to EPI, or (ii) if determined adversely to MC Global or MCI, could reasonably be expected to result in (x) any injunction or other equitable relief against MC Global or MCI that would interfere in any material respect with its business or operations or (y) Losses by MC Global or MCI, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $6,000,000;

          (b) there are no facts or circumstances known to MC Global or MCI that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

          (c) there are no Orders outstanding against MC Global or MCI.

     3.10 Compliance With Laws and Orders. Except as disclosed in Section 3.10 of the Disclosure Schedule, neither MCI nor any Subsidiary is or has at any time within the last five years been, or has received any notice that it is or has at any time within the last five years been, in violation of or in default under, in any material respect, any Law or Order applicable to MCI or any Subsidiary or any of their respective Assets and Properties.

     3.11 Taxes.

     (a) MCI has filed all Tax Returns required to be filed by applicable Law, and has complied in all material respects with all legislation relating to Taxes applicable to it. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

     (b) MCI has, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are due and payable, except for Taxes, the failure of which to pay would not reasonably be expected to have a material adverse effect on the Business or Condition of MC Global or MCI.

     (c) MCI has established (and until the Closing Date will maintain) on its Books and Records reserves adequate to pay all Taxes not yet due and payable in accordance with U.S. GAAP that are reflected in the MCI Audited Financial Statements to the extent required.

     (d) There are no Tax Liens upon the assets of MCI except Liens for Taxes not yet due.

     (e) MCI has complied (and until the Closing Date will comply) in all material respects with the provisions of applicable law relating to the payment and withholding of Taxes.

     3.12 Licenses. MCI owns or validly holds all Licenses that are material to its business or operations. Each such License is valid, binding and in full force and effect; and MCI is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

     3.13 Brokers. Except for Credit Suisse First Boston, whose fees, commissions and expenses are the sole responsibility of MC Global or MCI, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by MC Global or MCI directly with the EPI Shareholders and EPI without the intervention of any Person on behalf of MC Global or MCI in such manner as to give rise to any valid claim by any Person against EPI or any EPI Shareholder for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV

                            ACTIONS PRIOR TO CLOSING

     4.1 Regulatory and Other Approvals.

     (a) EPI and its Subsidiaries will (i) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of EPI or any Subsidiary to consummate the transactions contemplated hereby,
(ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as MC Global or MCI or such Governmental or Regulatory Authorities or other Persons may reasonably request and (iii) cooperate with MC Global and MCI as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of MC Global and MCI to consummate the transactions contemplated hereby. EPI will provide prompt notification to MC Global when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable, and will advise MC Global of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

     (b) Each of MC Global and MCI will (i) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of MC Global and MCI to consummate the transactions contemplated hereby, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as EPI or such Governmental or Regulatory Authorities or other Persons may reasonably request and (iii) cooperate with EPI and its Subsidiaries as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of EPI or any Subsidiary to consummate the transactions contemplated hereby. MC Global will provide prompt notification to EPI when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable, and will advise EPI of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

     4.2 Competition Filings. In addition to the covenants contained in Section 4.1, each of MC Global, MCI and EPI will (a) take promptly all actions necessary to make the filings required of it under the HSR Act and any similar law or regulation of the European Union, (b) comply at the earliest practicable date with any request for additional information received by it from any Governmental or Regulatory Authorities in the area of competition laws and (c) cooperate in all respects to assist the others (and their respective shareholders and members) in connection with any filing under applicable competition laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by Governmental or Regulatory Authorities in the area of competition laws.

     4.3 Preparation of the Registration Statement and the Proxy Statement; Members' Meeting.

     (a) MC Global shall prepare and file a Registration Statement on Form S-4 covering the shares of MC Global Class A Stock and MC Global Class B Stock to be issued in the Conversion and the Share Exchange

(the "REGISTRATION STATEMENT") with the SEC. The Registration Statement will include a proxy statement relating to the MCI Member Meeting described below (the "PROXY STATEMENT"). The Proxy Statement also will be used as a disclosure statement relating to the Share Exchange. MC Global and MCI shall use their commercially reasonable efforts to (i) respond to any comments of the staff of the SEC and (ii) have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Conversion and the Share Exchange. MCI will use its commercially reasonable efforts to cause the Proxy Statement to be mailed to all of the MCI Principal Members as promptly as practicable after the Registration Statement is declared effective under the Securities Act and each of the EPI Shareholders and each of the MEPUK Shareholders has executed and delivered to MC Global and MCI an EPI Share Exchange Agreement, a form of which is attached hereto as Exhibit B (an "EPI SHARE EXCHANGE AGREEMENT"), or a MEPUK Share Exchange Agreement, a form of which is attached hereto as Exhibit C (the "MEPUK SHARE EXCHANGE AGREEMENT"). MCI will notify EPI promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply EPI with copies of all correspondence between MCI or any of its representatives and the SEC with respect to the Registration Statement or the Proxy Statement. The information to be provided by each of the parties hereto for inclusion in the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the information provided not misleading, including but not limited to the financial statements (including the related notes and supporting schedules) which will present fairly the financial condition and results of operations of the parties and their respective Subsidiaries at the dates and for the periods indicated.

     (b) MCI will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of the MCI Principal Members (the "MCI MEMBER MEETING") for the purpose of obtaining the approval of the Conversion by the MCI Principal Members. MCI covenants that it will, through its Board of Directors, recommend to the MCI Principal Members approval of the Conversion and further covenants that the Proxy Statement will include such recommendation.

     4.4 Investigation by MC Global. EPI will and will cause its Subsidiaries to, (a) provide MC Global and MCI and their respective officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together, "REPRESENTATIVES") with full access, upon reasonable prior notice and during normal business hours, to the officers, employees, agents and accountants of EPI and its Subsidiaries and their Assets and Properties and Books and Records, and (b) furnish MC Global, MCI and such other Persons with such information and data concerning the business and operations of EPI and its Subsidiaries as MC Global, MCI or any of such other Persons reasonably may request in connection with such investigation and the preparation of the Registration Statement.

     4.5 Alternative Solicitations. If EPI or any Subsidiary (or any Person acting for or on their behalf) (a) receives from any Person (other than MC Global or MCI) any offer, inquiry or informational request relating to a proposed Business Combination involving EPI or any Subsidiary of EPI, or (b) receives any notice from any EPI Shareholder that such EPI Shareholder intends to sell its Shares, then EPI will promptly, orally and in writing, advise MC Global of such offer, inquiry or request and deliver a copy of such notice to MC Global.

     4.6 Conduct of Business of MC Global and MCI. Prior to the Closing, each of MC Global and MCI will conduct business in the ordinary course and consistent with past practice.

     4.7 Conduct of Business of EPI. Prior to the Closing, EPI will, and will cause its Subsidiaries to, conduct business in the ordinary course consistent with past practice.

     4.8 Employee Matters. Except as may be required by Law, as previously disclosed to MCI or as agreed by MC Global, EPI will, and will cause its Subsidiaries to, refrain, from directly or indirectly:

          (a) making any increase in the salary, wages or other compensation of any officer, employee or consultant of EPI or any Subsidiary whose annual salary, wages or other compensation from EPI is or, after giving to such change, would be US$100,000 or more; and

          (b) adopting, entering into, amending, modifying or terminating (partially or completely) any employee benefit or welfare plan.

     4.9 Certain Restrictions.

     (a) Except as otherwise agreed to in writing by MC Global or MCI, EPI will, and will cause its Subsidiaries to, refrain from:

          (i) amending their certificates or articles of association or bylaws (or other comparable charter documents) or taking any action with respect to any such amendment or any reorganization, liquidation or dissolution of any such corporation;

          (ii) authorizing, issuing, selling or otherwise disposing of any shares of capital stock or other equity interests of or any Option with respect to EPI or any Subsidiary, or modifying or amending any right of any holder of outstanding shares of capital stock or other equity interests of or Option with respect to EPI or any Subsidiary;

          (iii) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of other equity interests of EPI or any Subsidiary not wholly owned by EPI, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock or other equity interests of or any Option with respect to EPI or any Subsidiary not wholly owned by EPI;

          (iv) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties, other than in the ordinary course of business consistent with past practice;

          (v) (i) incurring Indebtedness in an aggregate principal amount exceeding E15,000,000 (net of any amounts of Indebtedness discharged during such period) other than indebtedness incurred in the ordinary course of business in connection with the settlement of payment transactions, or (ii) voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of EPI or any Subsidiary under, any Indebtedness of or owing to EPI or any Subsidiary (in either case other than Indebtedness of EPI or a Subsidiary owing to EPI or a wholly-owned Subsidiary);

          (vi) engaging with any Person in any Business Combination;

          (vii) making capital expenditures or commitments for capital expenditures in an aggregate amount exceeding E15,000,000; or

          (viii) entering into any agreement or resolving to do or engage in any of the foregoing.

     (b) Except as otherwise agreed to in writing by EPI, MC Global and MCI, will, and will cause their Subsidiaries to, refrain from:

          (i) taking any action with respect to any liquidation or dissolution of any such corporation;

          (ii) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of other equity interests of MC Global, MCI or any Subsidiary not wholly owned by MC Global or MCI, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock or other equity interests of or any Option with respect to MC Global or MCI or any Subsidiary not wholly owned by MC Global or MCI; or

          (iii) engaging with any Person in any Business Combination that is material to MC Global or MCI unless that Business Combination is disclosed in the Registration Statement.

     4.10 Books and Records. On the Closing Date, EPI will make available to MC Global and MCI at the offices of EPI all of the Books and Records, and if at any time after the Closing any EPI Shareholder or EPI or any Subsidiary discovers in its possession or under its control any other Books and Records, it will forthwith deliver such Books and Records to MC Global.

     4.11 Notice and Cure. Each party (the "DEFAULTING PARTY") will notify the others (the "NON-DEFAULTING PARTY") promptly in writing of, and contemporaneously will provide the Non-Defaulting Party with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of such Defaulting Party under this Agreement to be breached or that renders or will render untrue any representation or warranty of such Defaulting Party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each party also will notify the other promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by such party in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the other's right to seek damages, at law and/or at equity, for breaches of any of the foregoing.

     4.12 Fulfillment of Conditions.

     (a) EPI will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of MC Global and MCI contained in this Agreement and will not, and will not permit EPI or any Subsidiary to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

     (b) Each of MC Global and MCI will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of EPI and the EPI Shareholders contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE V

                 CONDITIONS TO OBLIGATIONS OF MC GLOBAL AND MCI

     The obligations of each of MC Global and MCI hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in writing in whole or in part by MC Global and MCI in their sole discretion):

     5.1 Representations and Warranties. Each of the representations and warranties made by EPI in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects (except that representations and warranties that are qualified as to materiality or as to absence of material adverse effect will be true and correct in all respects) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects (except that representations and warranties that are qualified as to materiality or as to absence of material adverse effect will be true and correct in all respects) on and as of such earlier date.

     5.2 Performance. EPI shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by EPI or any Subsidiary at or before the Closing.

     5.3 Officers' Certificates. EPI shall have delivered to MC Global a certificate, dated the Closing Date and executed by its Chairman of the Board, its President or any Executive or Senior Vice President or Managing Director, substantially in the form and to the effect of Exhibit D or hereto, as applicable, and a certificate, dated the Closing Date and executed by its General Manager, Corporate Affairs, substantially in the form and to the effect of Exhibit E hereto.

     5.4 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to MC Global and MCI, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the applicability of any such Law.

     5.5 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the parties to this Agreement to perform their obligations under it and to consummate the transactions contemplated hereby and thereby, (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to MC Global and MCI, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, including under competition laws, shall have occurred.

     5.6 Third Party Consents. All consents (or in lieu thereof waivers) to the performance by the parties to this Agreement of their obligations under it or to the consummation of the transactions contemplated hereby as are required under any Contract to which any party or any of its Subsidiaries is a party or by which any of their respective Assets and Properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect MC Global and MCI or the Business or Condition of EPI or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to MC Global and MCI, (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to MC Global and MCI, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

     5.7 Opinion of Counsel. MC Global and MCI shall have received the opinion of Sullivan & Cromwell, U.S. counsel to EPI, and Linklaters & Alliance, Belgian counsel to EPI, dated the Closing Date, in such forms as are reasonably acceptable to MC Global and MCI.

     5.8 Charters and Bylaws. A certificate of incorporation and bylaws substantially in the form of Exhibits G and H, respectively, shall be in effect as the certificate of incorporation and bylaws of MCI. A certificate of incorporation and bylaws substantially in the form of Exhibits I and J, respectively, shall be in effect as the certificate of incorporation and bylaws of MC Global.

     5.9 Certificates. EPI shall have delivered to MC Global copies of the certificates or articles of incorporation (or other comparable corporate charter documents), including all amendments thereto, of EPI and each Subsidiary certified by the appropriate official of the jurisdiction of organization.

     5.10 Resignations of Directors. The members of the boards of directors of EPI and its Subsidiaries shall have tendered, effective at the Closing, their resignations as such directors.

     5.11 Intellectual Property Assignment Agreement. EURO Kartensysteme EUROCARD und eurocheque GmbH and GZS Gesellschaft for Zahlungssysteme mbH shall have entered into an Intellectual Property Assignment Agreement with EPI in such form as is reasonably acceptable to MC Global and MCI and that Agreement shall be in full force and effect.

     5.12 Entry into License Agreement. Any member of EPI, including without limitation each MEPUK Shareholder and EPI Shareholder, that is not, immediately prior to the Closing, a Principal Member of MCI shall execute and deliver to MCI an MCI License Agreement in the form of Exhibit L (an "MCI LICENSE AGREEMENT").

     5.13 MEPUK Share Exchange Agreement. Each MEPUK Shareholder shall have entered into the MEPUK Share Exchange Agreement, as required by Section 4.3.

     5.14 EPI Share Exchange Agreement. Each EPI Shareholder other than MCI and MEPUK shall have entered into an EPI Share Exchange Agreement, as required by
Section 4.3.

     5.15 Registration Statement. The Registration Statement shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

     5.16 Tax Matters. MC Global and MCI shall have received the opinion of Pillsbury Winthrop LLP in form and substance reasonably satisfactory to MC Global and MCI, or the satisfactory ruling of the Internal Revenue Service, with respect to the United States federal income tax consequences of the Conversion and the EPI Share Exchange.

                                   ARTICLE VI

                        CONDITIONS TO OBLIGATIONS OF EPI

     The obligations of EPI hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in writing in whole or in part by EPI in its sole discretion):

     6.1 Representations and Warranties. Each of the representations and warranties made by MC Global and MCI in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects (except that representations and warranties that are qualified as to materiality or as to absence of material adverse effect will be true and correct in all respects) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects (except that representations and warranties that are qualified as to materiality or as to absence of material adverse effect will be true and correct in all respects) on and as of such earlier date.

     6.2 Performance. MC Global and MCI shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by MC Global and MCI at or before the Closing.

     6.3 Officers' Certificates. MC Global and MCI shall have delivered to EPI a certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Senior Executive, Executive or Senior Vice President of MC Global and MCI, substantially in the form and to the effect of Exhibit M hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of MC Global and MCI, substantially in the form and to the effect of Exhibit N hereto.

     6.4 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to EPI, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the applicability of any such Law.

     6.5 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the parties to this Agreement to perform their obligations under it and to consummate the transactions contemplated hereby, (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to EPI, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, including under competition laws, shall have occurred.

     6.6 Third Party Consents. All consents (or in lieu thereof waivers) to the performance by the parties to this Agreement of their obligations under it or to the consummation of the transactions contemplated hereby as are required under any Contract to which any party or any of its Subsidiaries is a party or by which any of their respective Assets and Properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect EPI or the Business or Condition of MC Global and MCI or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to EPI, (a) shall have been obtained in form and substance reasonably satisfactory to EPI, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.

     6.7 Opinion of Counsel. EPI shall have received the opinion of Clifford Chance Rogers & Wells LLP, counsel to MC Global and MCI, dated the Closing Date, in such form as is reasonably acceptable to EPI.

     6.8 Charters and Bylaws. A certificate of incorporation and bylaws substantially in the form of Exhibits G and H, respectively, shall be in effect as the certificate of incorporation and bylaws of MCI. A certificate of incorporation and bylaws substantially in the form of Exhibits I and J, respectively, shall be in effect as the certificate of incorporation and bylaws of MC Global.

     6.9 Good Standing Certificates. MC Global and MCI shall have delivered to EPI copies of the certificates or articles of incorporation (or other comparable corporate charter documents), including all amendments thereto, of MC Global and MCI and each Subsidiary of MC Global or MCI certified by the appropriate official of the jurisdiction of organization.

     6.10 No Stop Orders. The Registration Statement shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

     6.11 Merger Agreement. The Agreement and Plan of Merger by and among MC Global, MCI and MasterCard Merger Sub, Inc. to effectuate the Conversion shall have been executed in substantially the form attached hereto as Exhibit A, shall not have been amended or terminated, and shall have become effective.

     6.12 Tax Matters. EPI or the applicable EPI Shareholders or MEPUK Shareholders shall have received an opinion or opinions, in form and substance reasonably satisfactory to EPI, of recognized tax counsel, or the satisfactory rulings of the appropriate Tax Authorities, with respect to the tax consequences of the Conversion and the Share Exchange to the EPI Shareholders and the MEPUK Shareholders in the United Kingdom and France.

                                  ARTICLE VII

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                COVENANTS AND AGREEMENTS; POST-CLOSING COVENANTS

     7.1 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement will survive the Closing (a) indefinitely with respect to the representations and warranties contained in Sections 2.1, 2.2, 2.3 and 2.5(a) and 3.1, 3.2, 3.3 and 3.4(a), (b) until 60 calendar days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Section 2.9,
(c) with respect to each other representation and warranty, until the Transition Date or (d) indefinitely with respect to each other covenant or agreement contained in this Agreement, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b), (c) or (d) above will continue to survive if a notice describing, in reasonable detail, a claim for indemnification pursuant to the applicable EPI Share Exchange Agreement or MEPUK Share Exchange Agreement has been given by a party seeking indemnification to the parties from whom indemnification is being sought on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved. The parties agree that claims for indemnification for Loss resulting from a breach of this Agreement shall be handled in the manner contemplated by the New MCI Bylaws.

     7.2 Post-Closing Covenants.

     (a) MC Global will initiate and maintain a Global Center of Excellence in Waterloo, Belgium as the primary focus of global debit activities for three years, so long as it is commercially reasonable to do so;

     (b) MC Global will initiate a Global Center of Excellence for mobile commerce and chip products in Waterloo, Belgium for three years, so long as it is commercially reasonable to do so;

     (c) MC Global and MCI confirm that they will not prohibit the use of Eurocard(R) as a program name so long as it is used in a manner consistent with any rules of MC Global or MCI concerning the use of program names;

     (d) subject to the approval of technical convergence of European Payment Systems Services S.A. and MCI's Global Technology and Operations division, it is the intention of the parties that members will not experience any adverse impact on pricing or service levels as a result of a convergence; and

     (e) marketing support to the Eurocard(R) brand (e.g., European football sponsorship) will continue until the European Football Championships in 2004 (Euro 2004) in accordance with the terms and conditions set forth in Section 5 of the Alliance Agreement and notwithstanding its termination.

                                  ARTICLE VIII

                                  TERMINATION

     8.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

          (a) at any time before the Closing, by mutual written agreement of all of the parties;

          (b) at any time before the Closing, by EPI, on the one hand, or MC Global or MCI, on the other hand, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

          (c) at any time after June 30, 2002 by EPI, on the one hand, or MC Global or MCI, on the other hand, upon notification to the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

     8.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 8.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of EPI or MC Global or MCI (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section 10.3 and confidentiality in Section 10.5 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 8.1(b), EPI will remain liable to MC Global and MCI for any breach of this Agreement by EPI existing at the time of such termination, and MC Global and MCI will remain liable to EPI for any breach of this Agreement by MC Global or MCI existing at the time of such termination, and EPI or MC Global or MCI may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at law or in equity.

                                   ARTICLE IX

                                  DEFINITIONS

     9.1 Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:

          "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

          "ACTUAL ALLOCATION" has the meaning ascribed to it in the definition of ec Picto Stock.

          "AFFILIATE" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of a second Person shall be deemed to control that second Person.

          "AGREEMENT" means this Share Exchange and Integration Agreement (as amended, modified, supplemented or restated from time to time), the Exhibits and the Disclosure Schedule and the certificates delivered in accordance with Sections 5.3 and 6.3, as the same shall be amended from time to time.

          "ALLIANCE AGREEMENT" has the meaning ascribed to it in the forepart of this Agreement.

          "ASSETS AND PROPERTIES" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, securities, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and intellectual property rights.

          "BOOKS AND RECORDS" means all files, documents, instruments, papers, books and records relating to the Business or Condition of EPI, including, without limitation, financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

          "BUSINESS COMBINATION" means with respect to any Person any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person or any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

          "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in Brussels, Belgium or New York City are authorized or obligated to close.

          "BUSINESS OR CONDITION" means with respect to any Person, the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of that person and its Subsidiaries taken as a whole.

          "CARD FEE ASSESSMENT" means a bona fide, non de minimis fee expressed as a fixed amount in connection with a card.

          "CLOSING" means the closing of the transactions contemplated by
     Section 1.5.

          "CLOSING DATE" means (a) the fifth Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in

     Sections 5.5, 5.6 and 5.16 and Sections 6.5, 6.6 and 6.12 has been obtained, made or given or has expired, as applicable, or (b) such other date as MC Global, MCI and EPI mutually agree upon in writing.

          "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "CONTRACT" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

          "CONVERSION" has the meaning ascribed to it in the forepart of this Agreement.

          "CURRENCY CONVERSION BAND" has the meaning ascribed to it in Section 1.4(d).

          "DEFAULTING PARTY" has the meaning ascribed to it in Section 4.11.

          "DISCLOSURE SCHEDULE" means the record delivered to MC Global by EPI and by MC Global and MCI to EPI herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

          "EC PICTO" means the ec (Pictogram)(R) mark owned by EPI, either alone or combined with the ec(R) mark owned by EPI.

          "EC PICTO STOCK" means shares of MC Global Class B Stock in an amount, expressed as a percentage of the number of Outstanding Shares of MC Global that, as of the close of business New York City time on the Transition Date, is equal to the difference (the "DIFFERENCE") between (x) the Simulated Result and (y) the European Regional Proxy Amount for the last 12 months of the Transition Period, up to a maximum Difference of 5 1/3%; provided, however, that if the percentage of MC Global Class A Stock that is allocated to the Shareholders of Europe on the Transition Date in accordance with Section 1.3(b)(i)(1)-(3) (the "ACTUAL ALLOCATION") exceeds the European Regional Proxy Amount for the last 12 months of the Transition Period, then the Difference shall be reduced by the amount of the excess; and provided further that if the Actual Allocation exceeds the Simulated Result, then the Difference shall be deemed to be zero.

          "EPI" has the meaning ascribed to it in the forepart of this Agreement.

          "EPI AUDITED FINANCIAL STATEMENT DATE" means December 31, 2000.

          "EPI AUDITED FINANCIAL STATEMENTS" means the Financial Statements for the most recent fiscal year of EPI delivered to MC Global pursuant to
     Section 2.7.

          "EPI FINANCIAL STATEMENTS" means the consolidated financial statements of EPI and its consolidated Subsidiaries delivered to MC Global pursuant to
     Section 2.7.

          "EPI SHARE EXCHANGE" has the meaning described in the forepart of this Agreement.

          "EPI SHARE EXCHANGE AGREEMENT" has the meaning ascribed to it in
     Section 4.3.

          "EPI SHAREHOLDER" has the meaning ascribed to it in the forepart of this Agreement.

          "EPI UNAUDITED FINANCIAL STATEMENT DATE" means the last day of the most recent fiscal quarter of EPI for which Financial Statements are delivered to MC Global pursuant to Section 2.7.

          "EPI UNAUDITED FINANCIAL STATEMENTS" means the Financial Statements for the most recent fiscal quarter of EPI delivered to MC Global pursuant to Section 2.7.

          "EUROPE REGION" shall mean those countries set forth on Exhibit P.

          "EUROPEAN MEMBER" means a Principal Member of MCI in the Europe
     Region.

          "EUROPEAN REGIONAL PROXY AMOUNT" means that portion of the Global Proxy Calculation for all shareholders of MC Global that is attributable to the Shareholders of Europe.

          "GLOBAL PROXY CALCULATION" means the calculation that shall be made for each successive 12-month period beginning on the first day of the first fiscal quarter beginning after the Closing in accordance with the following sentence. The Global Proxy Calculation for each shareholder shall be equal to the sum obtained by adding (A) .25 multiplied by a fraction, the numerator of which is the shareholder's Gross Dollar Volume (GDV) and the denominator of which is MC Global's Gross Dollar Volume (GDV) attributable to all shareholders of MC Global, plus (B) .25 multiplied by a fraction, the numerator of which is the shareholder's Gross Acquiring Volume (GAV) and the denominator of which is MC Global's Gross Acquiring Volume (GAV) attributable to all shareholders of MC Global, plus (C) .50 multiplied a fraction, the numerator of which is the sum of (1) the Revenues Paid by the shareholder to MC Global and its Subsidiaries relating to all matters other than travelers cheque programs, plus (2) two times the Revenues Paid by the shareholder to MC Global and its Subsidiaries relating to travelers cheque programs and the denominator of which is the sum of (1) Revenues Paid by all shareholders to MC Global and its Subsidiaries relating to all matters other than travelers cheque programs, plus (2) two times the Revenues Paid by all shareholders to MC Global and its Subsidiaries relating to travelers cheque programs, in each case for the applicable period. No Gross Dollar Volume (GDV) or Gross Acquiring Volume (GAV) shall be attributable to travelers cheque programs for purposes of the Global Proxy Calculation. Only actual, as opposed to estimated, Gross Dollar Volume (GDV) and Gross Acquiring Volume (GAV) and Revenues Paid information will be used in determining the Global Proxy Calculation for each shareholder.

          "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "GROSS ACQUIRING VOLUME" or "GAV" means processed and non-processed acquired Volumes (including domestic and international retail purchases, cash transactions, on-us transactions, intra-processor transactions and local use only transactions) that occur as a result of one or more of (A) a transaction involving any one of MC Global's brands (e.g., MasterCard(R), Eurocard(R), Maestro(R), Cirrus(R) and ec Picto(R)) or (B) a non-MasterCard branded transaction involving a card which includes any one of MC Global's brand logos as well as other payment brand logos, provided that such other payment brands are not in direct competition with any of MC Global's brands as determined by MC Global.

          "GROSS DOLLAR VOLUME" or "GDV" means processed and non-processed issued Volumes (including domestic and international retail purchases, cash transactions, convenience checks, on-us transactions, intra-processor transactions, local use only transactions and balance and commercial funds transfers) that occur as a result of one or more of (A) a transaction involving any one of MC Global's brands (e.g., MasterCard(R), Eurocard(R), Maestro(R), Cirrus(R) and ec Picto(R)) or (B) a non-MasterCard branded transaction involving a card which includes any one of MC Global's brand logos as well as other payment brand logos, provided that such other payment brands are not in direct competition with any of MC Global's brands as determined by MC Global.

          "HSR ACT" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

          "INDEBTEDNESS" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

          "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "LIABILITIES" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise).

          "LICENSES" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

          "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

          "LOSS" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including, without limitation, interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

          "MC GLOBAL" has the meaning ascribed to it in the forepart of this Agreement.

          "MC GLOBAL BYLAWS" means the Bylaws of MC Global that will be in effect as of the Closing and will be substantially in the form of Exhibit J.

          "MC GLOBAL CHARTER" means the Certificate of Incorporation of MC Global that will be in effect as of the Closing and will be substantially in the form of Exhibit I.

          "MC GLOBAL CLASS A STOCK" means the class A common stock, $.01 par value per share, of MC Global.

          "MC GLOBAL CLASS B STOCK" means the class B common stock, $.01 par value per share, of MC Global, which shall not have any voting rights following the Transition Date.

          "MC GLOBAL CLASS C STOCK" means the class C common stock, $.01 par value per share, of MC Global.

          "MCI" has the meaning ascribed to it in the forepart of this Agreement.

          "MCI AUDITED FINANCIAL STATEMENT DATE" means December 31, 2000.

          "MCI AUDITED FINANCIAL STATEMENTS" means the Financial Statements for the most recent fiscal year of MCI delivered to EPI pursuant to Section 3.6.

          "MCI FINANCIAL STATEMENTS" means the consolidated financial statements of MCI and its consolidated Subsidiaries delivered to EPI pursuant to
     Section 3.6.

          "MCI LICENSE AGREEMENT" has the meaning given such term in Section
     5.12.

          "MCI MEMBER MEETING" has the meaning ascribed to it in Section 4.3(b).

          "MCI UNAUDITED FINANCIAL STATEMENT DATE" means the last day of the most recent fiscal quarter of MCI for which Financial Statements are delivered to MC Global pursuant to Section 3.6.

          "MCI UNAUDITED FINANCIAL STATEMENTS" means the Financial Statements for the most recent fiscal quarter of MCI delivered to EPI pursuant to
     Section 3.6.

          "MEMBERS OUTSIDE EUROPE" means those Principal Members of MCI outside the Europe Region.

          "MEPUK" has the meaning ascribed to it in the forepart of this Agreement.

          "MEPUK SHARE EXCHANGE" has the meaning ascribed to it in the forepart of this Agreement.

          "MEPUK SHARE EXCHANGE AGREEMENT" has the meaning ascribed to it in
     Section 4.3.

          "MEPUK SHAREHOLDER(S)" has the meaning ascribed to it in the forepart of this Agreement.

          "NEW MCI BYLAWS" means the Bylaws of MCI that will be in effect as of the Closing and will be substantially in the form of Exhibit H.

          "NEW MCI CHARTER" means the Certificate of Incorporation of MCI that will be in effect as of the Closing and will be substantially in the form of Exhibit G.

          "NON-DEFAULTING PARTY" has the meaning ascribed to it in Section 4.11.

          "OPTION" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

          "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "OUTSIDE EUROPE PROXY AMOUNT" means that portion of the Global Proxy Calculation for all shareholders of MC Global that is attributable to the Shareholders Outside Europe.

          "OUTSTANDING SHARES OF MC GLOBAL" means the total number of shares of MC Global Class A Stock and MC Global Class B Stock that are outstanding at the time.

          "PERMITTED LIEN" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP or International Accounting Standards, as applicable, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of EPI or MCI or any of their respective Subsidiaries.

          "PERMITTED PURSE BRAND" means a brand representing a stored value application that is permitted to be used by the members of MCI under the Bylaws and Rules of MCI.

          "PERSON" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "PREVAILING EXCHANGE RATE" has the meaning ascribed to it in Section 1.4(d).

          "PRINCIPAL MEMBER" means a member of MCI that is a Principal Member, Association Member or Travelers Cheque Member within the meaning of MCI's bylaws and any Person that is a Class A Member of MCI within the meaning of the New MCI Bylaws.

          "PRINCIPAL MEMBERSHIP INTEREST" means a membership interest in MCI held by a Principal Member.

          "PROXY STATEMENT" has the meaning ascribed to it in Section 4.3.

          "REGISTRATION STATEMENT" has the meaning ascribed to it in Section
     4.3.

          "REPRESENTATIVES" has the meaning ascribed to it in Section 4.4.

          "REVENUES PAID" for any period means, with respect to a particular shareholder, all revenues of MC Global on a consolidated basis, calculated in accordance with U.S. GAAP, that are generated by the activities of that shareholder, other than (1) any fees or other charges associated with the termination of that shareholder's membership in MCI, (2) Integration Assessments (as defined in Section 4(d) of Article VI of the New MCI Bylaws) paid by that shareholder, (3) other assessments, fees and charges paid by that shareholder in its capacity as a member of MCI if those assessments, fees and charges were imposed on less than all of the members of MCI (except for assessments, fees and charges pertaining to business development, ordinary course of business and other matters deemed to be includable by the management of MCI in its sole discretion) and (4) fines and penalties paid by that shareholder (except as determined in the sole discretion of the management of MCI).

          "SEC" means the U.S. Securities and Exchange Commission or any successor agency.

          "SHARE EXCHANGE " has the meaning ascribed to it in the forepart of this Agreement.

          "SHAREHOLDERS OF EUROPE" means those holders of Outstanding Shares of MC Global that are designated as part of the Europe Region of MC Global; provided, however, that in determining such holders, transfers of shares of MC Global made pursuant to clauses (iv) or (v) of Article III, Section 3 of the MC Global Bylaws shall be disregarded.

          "SHAREHOLDERS OUTSIDE EUROPE" means those holders of Outstanding Shares of MC Global that are not shareholders of Europe.

          "SIMULATED RESULT" means the result derived from:

             (a) computing all ec Picto(R) volumes derived from cards bearing the ec Picto(R) mark that are subject to binding, enforceable contractual commitments under which, by the end of the second anniversary of the Transition Date, (i) the ec Picto(R) mark will be removed from such cards and (ii) all volumes flowing from such cards will be Maestro; and

             (b) calculating the European Regional Proxy Amount by applying such volumes derived from (a) as if conversion of such ec Picto(R) volumes to Maestro volumes had occurred at the opening of business on the first day of the third year of the Transition Period. In calculating the Simulated Result, volumes subject to the contractual commitments described above will receive the appropriate weighting based upon the terms of such contractual commitments (e.g., volume-based assessments will receive 100% weighting and card fee assessments will receive 75% weighting). In the event that the contractual commitments do not indicate otherwise, the volumes will be considered Type 1A volumes as described under "Volumes."

          "SUBSIDIARY" means any Person in which any other Person directly or indirectly through one or more Subsidiaries or otherwise, beneficially owns more than 50% of either the equity interests or the voting control. Unless the context otherwise requires, all references herein to a "Subsidiary" mean a Subsidiary of EPI.

          "TAX AUTHORITY" means the U.S. Internal Revenue Service and any state, local, foreign or other Governmental or Regulatory Authority charged by law with the administration or collection of any Tax.

          "TAX RETURN" means a report, return, notification or other information required to be supplied to a Governmental or Regulatory Authority with respect to Taxes.

          "TAXES" means any Federal, state, county, local or foreign taxes, charges, surcharges, fees, levies, or other assessments, including all net income, gross income, sales and use, value added, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, duties, imposts, severance or withholding taxes or charges imposed by any government entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability.

          "TRANSITION DATE" means the third anniversary of the first day of the first fiscal quarter beginning after the fiscal quarter in which the Closing occurs; provided however, that if such date is not a Business Day, then the Transition Date shall be the next day on which banks in New York City are open for business.

          "TRANSITION PERIOD" means the three years prior to and ending on the Transition Date.

          "TRAVELERS CHEQUE MEMBER" means a financial institution or other entity that is eligible for, and is elected by the Board of Directors of MCI to, membership pursuant to the bylaws of MCI and that participates or proposes to participate directly in the travelers cheque programs of MCI.

          "U.S. GAAP" means generally accepted accounting principles in the United States.

          "VOLUME BASED ASSESSMENT" means a bona fide, non de minimis assessment typically expressed as a percentage of the Gross Dollar Volume (GDV) or Gross Acquiring Volume (GAV) associated with a particular type of transaction.

          "VOLUMES" means the following four types of volumes in the specified percentages:

             (1) Type 1 shall include 100% of all (1) volumes on cards that include a MasterCard(R) brand logo and that are subject to volume-based assessments or card fee assessments, (2) Maestro(R) and Cirrus(R) processed debit volumes and (3) Maestro(R) and Cirrus(R) debit volumes that are subject to volume-based assessments, so long as Maestro(R), a Permitted Purse Brand and/or Cirrus(R) is the sole acceptance brand on the card.

             (2) Type 1A shall include 75% of all ec Picto(R) volumes and other similar debit volumes that in each case have been converted to Maestro(R) volumes so long as Maestro(R), a Permitted Purse Brand and/or Cirrus(R) is the sole acceptance brand on the card and the card is subject to card fee assessments.

             (3) Type 2 shall include the following percentages of all volumes for regional debit brands owned (or in the case of the initial allocation of shares to be owned) solely by MC Global on cards that include a Maestro(R)and/or Cirrus(R) logo; provided that such cards are subject to volume-based assessments or card fee assessments; and provided, further, that for calculations for the last year of the Transition Period through the year ending on the second anniversary of the Transition Date, there is a binding written commitment to remove all acceptance brand logos other than the Maestro(R) brand logo, the Cirrus(R) brand logo or a Permitted Purse Brand logo on the cards not later than the fifth anniversary of the first fiscal quarter beginning after the fiscal quarter in which the Closing Date occurs:

                (a) 40% of such volumes for the last year of the Transition Period;

                (b) 30% of such volumes for the year ending on the one-year anniversary of the end of the Transition Period;

                (c) 20% of such volumes for the year ending on the two-year anniversary of the end of the Transition Period; and

                (d) 10% of such volumes for subsequent years.

             (4) Type 3 shall include 1% of (i) volumes for regional debit brands not owned by MC Global on cards that include a Maestro(R) and/or Cirrus(R) brand logo and are subject to volume-based assessments or card fee assessments and (ii) volumes for balance and commercial funds transfers relating to cards that are subject to volume-based assessments or card fee assessments.

             (5) In determining each Shareholder of Europe's proportionate share of (i) the European Regional Proxy Amount for purposes of the reallocation contemplated by Section 1.3(a) and (ii) the European Regional Proxy Amount for each year of the Transition Period other than the last year of the Transition Period, ec Picto(R) Volumes shall be accorded a weighting of 10% (unless those volumes satisfy the criteria of Type 1A or Type 2 Volumes, in which case those volumes shall be accorded the weighting contemplated by those Types, as appropriate). Thereafter, ec Picto(R) Volumes shall be accorded the weighting determined in accordance with the definitions of the Types of Volumes described above.

             (6) For each Global Proxy Calculation, all Volumes described above will be included in calculating Gross Dollar Volume and Gross Acquiring Volume whether those Volumes are assessed directly or the cards to which they relate are subject to card fee assessments of the type contemplated by the applicable type of Volume. In addition, for each Global Proxy Calculation performed prior to the expiration of the Transition Period, Volumes of the types described above will be included even if they are not subject to volume-based or card fee assessments.

          Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively;
     (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this

     Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of EPI or a Subsidiary or MCI or any of its Subsidiaries, as applicable. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under U.S. GAAP or the International Accounting Standards, as applicable.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or mailed (first class postage prepaid) to the parties at the following addresses:

    If to MC Global or MCI, to:

    MasterCard International Incorporated
    2000 Purchase Street
    Purchase, New York 10577-2509
    Fax Number: 914-249-4262
    Attention: General Counsel

    with a copy to:
    Clifford Chance Rogers & Wells LLP
    200 Park Avenue
    New York, New York 10166
    Attn: Kathleen L. Werner

    If to EPI, to:
    Europay International S.A.
    198A Chaussee de Tervuren
    B-1410 Waterloo
    Belgium
    Fax Number: 011-32-2-352-5298
    Attention: General Manager -- Corporate Affairs

    with copies to:

    Europay International S.A.
    198A Chaussee de Tervuren
    B-1410 Waterloo
    Belgium
    Fax Number: 011-32-2-352-5444
    Attention: Legal Department

              - and -

    Sullivan & Cromwell
    125 Broad Street
    New York, New York 10004
    Fax Number: 212-558-3588
    Attention: Richard R. Howe

     All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery and (ii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     10.2 Entire Agreement. This Agreement, including all exhibits, schedules and annexes hereto, supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

     10.3 Expenses. Except as otherwise expressly provided in this Agreement (including, without limitation, as provided in Section 8.2), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

     10.4 Public Announcements. Each of MC Global and MCI, on the one hand, and EPI, on the other hand, will cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated by this Agreement. EPI will not issue or make, any press release or public announcement concerning the transactions contemplated by this Agreement without the consent of MC Global. Neither MC Global nor MCI will issue or make, any press release or public announcement concerning the transactions contemplated by this Agreement without the consent of EPI. Notwithstanding the foregoing, any party may make such news releases and public disclosures if and to the extent such disclosures are required by Law, but in any event only after giving both MC Global and EPI a reasonable opportunity to comment on such release or announcement in advance, consistent with such applicable legal requirements.

     10.5 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or
(ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to MC Global's or MCI's use of documents and information concerning EPI and the Subsidiaries furnished by EPI hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

     10.6 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     10.7 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto; provided, however, that during the Transition Period, Section 7.2 may be amended, supplemented or modified only if the amendment, supplement or modification has been approved by a majority of the board of directors of MC Global and a majority of the board of directors of the regional board of the Europe Region; and provided, further, that until the end of the Transition Period and the final implementation of all calculations contemplated by Sections 1.1, 1.2, 1.3 and 1.4, none of those Sections nor any of the related definitions in Section 10.1 may be amended, supplemented or modified without the approval of 75% of the members of the board of directors of MC Global present at a meeting at which a quorum is present and the approval of all the shareholders of EPI (other than MCI and MEPUK) and the shareholders of MEPUK.

     10.8 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than the EPI Shareholders (other than MCI and MEPUK) and the shareholders of MEPUK which shall be third-party beneficiaries of the agreements contained in Sections 1.1, 1.2, 1.3 and 1.4 and the related definitions in Section 10.1.

     10.9 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     10.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     10.11 Consent to Jurisdiction and Service of Process. EPI hereby irrevocably appoints Sullivan & Cromwell, at its office at 125 Broad Street, New York, New York 10004, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising in connection with this Agreement and upon whom such process may be served, with the same effect as if such party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that in the case of any service upon such agent and attorney, the party effecting such service shall also deliver a copy thereof to EPI, at the address and in the manner specified in Section 10.1. EPI will enter into such agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, EPI will appoint a successor agent and attorney in New York, New York, reasonably satisfactory to MC Global, with like powers. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the County of New York in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein).

     10.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     10.13 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive Laws of the State of New York, without regard to its conflicts of law principles.

     10.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     10.15 Incidental Purchases. In connection with the Share Exchange, MC Global may purchase shares of capital stock of EPI from one or more EPI Shareholders for cash or other consideration as MC Global and such EPI Shareholders may agree in order to facilitate the transactions contemplated hereby. Such purchases shall have no effect on the total number of shares of MC Global Class A Stock and MC Global Class B Stock to be issued in the Share Exchange or on the distribution of those shares among the remaining EPI Shareholders.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Share Exchange and Integration Agreement as of the date first above written.

                                          MASTERCARD INCORPORATED

                                          By: /s/ ROBERT W. SELANDER
                                            ------------------------------------
                                              Name: Robert W. Selander
                                              Title:  President and Chief
                                                      Executive Officer

                                          MASTERCARD INTERNATIONAL INCORPORATED

                                          By: /s/ ROBERT W. SELANDER
                                            ------------------------------------
                                              Name: Robert W. Selander
                                              Title:  President and Chief
                                                      Executive Officer

                                          EUROPAY INTERNATIONAL S.A.

                                          By: /s/ JEAN-PIERRE LEDRU
                                            ------------------------------------
                                              Name: Jean-Pierre Ledru
                                              Title:  Chairman of the Board

                                          By: /s/ PETER HOCH
                                            ------------------------------------
                                              Name: Peter Hoch
                                              Title:  Managing Director and
                                                      Chief
                                                      Executive Officer

                                                                         ANNEX C


                                    FORM OF

                            SHARE EXCHANGE AGREEMENT
                                  BY AND AMONG
                            MASTERCARD INCORPORATED,
                     MASTERCARD INTERNATIONAL INCORPORATED
                                      AND
               EACH EUROPAY SHAREHOLDER, OTHER THAN MEPUK AND MCI
                                  DATED AS OF
                                           , 2002

                     TABLE OF CONTENTS
ARTICLE I  EXCHANGE OF SHARES...............................  C-2
     Section 1.1.   Exchange of Shares......................  C-2
     Section 1.2.   Closing.................................  C-2
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE EPI
  SHAREHOLDER...............................................  C-3
     Section 2.1.   Organization............................  C-3
     Section 2.2.   Authority...............................  C-3
     Section 2.3.   Title...................................  C-3
     Section 2.4.   No Conflicts............................  C-3
     Section 2.5.   Brokers.................................  C-3
     Section 2.6.   Taxation and Accounting Matters.........  C-3
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF MC GLOBAL AND
  MCI.......................................................  C-4
     Section 3.1.   Representations and Warranties..........  C-4
ARTICLE IV  CONDITIONS TO OBLIGATIONS.......................  C-4
     Section 4.1.   Conditions to Obligations of the EPI
      Shareholder...........................................  C-4
     Section 4.2.   Conditions to Obligations of MC Global
      and MCI...............................................  C-4
ARTICLE V  INDEMNIFICATION..................................  C-4
     Section 5.1.   Survival................................  C-4
     Section 5.2.   Indemnification by the EPI
      Shareholder...........................................  C-4
ARTICLE VI  MISCELLANEOUS...................................  C-4
     Section 6.1.   Notices.................................  C-4
     Section 6.2.   Waiver of Preemptive Rights.............  C-4
     Section 6.3.   Entire Agreement........................  C-4
     Section 6.4.   Waiver..................................  C-4
     Section 6.5.   Amendment...............................  C-5
     Section 6.6.   No Third Party Beneficiary..............  C-5
     Section 6.7.   No Assignment; Binding Effect...........  C-5
     Section 6.8.   Headings................................  C-5
     Section 6.9.   Consent to Jurisdiction and Service of
      Process...............................................  C-5
     Section 6.10.  Governing Law...........................  C-5
     Section 6.11.  Counterparts............................  C-5

                                    EXHIBITS

EXHIBIT A  Share Exchange and Integration Agreement
EXHIBIT B  Certificate of Incorporation of MC Global
EXHIBIT C  Bylaws of MC Global
EXHIBIT D  Agreement and Plan of Merger

                                    FORM OF

                            SHARE EXCHANGE AGREEMENT

     This SHARE EXCHANGE AGREEMENT (this "AGREEMENT") is entered into as of
          , 2002, by and among MasterCard Incorporated, a Delaware corporation ("MC GLOBAL"), MasterCard International Incorporated, a Delaware non-stock corporation ("MCI"), and the undersigned shareholder (the "EPI SHAREHOLDER") of Europay International S.A., a company limited by shares organized and existing under the laws of Belgium ("EPI").

                                    RECITALS

     WHEREAS, MCI operates a global payments system that supports a family of proprietary brands including the MasterCard(R) and Cirrus(R) brands;

     WHEREAS, EPI operates a European payments system that supports a family of proprietary brands including the Eurocard(R), ec eurocheque(R) and ec Picto(R) brands;

     WHEREAS, MCI and EPI jointly operate a global payment system that supports the Maestro(R) brand;

     WHEREAS, MCI and EPI are parties to an Alliance Agreement, dated as of November 14, 1996 (the "ALLIANCE AGREEMENT"), and a Maestro Agreement, dated as of June 19, 1997 (the "MAESTRO AGREEMENT"), under which EPI was delegated certain authority to manage the licensing of MCI's brands and Maestro(R) brands, respectively, to European financial institutions;

     WHEREAS, the Board of Directors of MCI and the Board of Directors of EPI have each approved a transaction in which the business, assets and operations of MCI and EPI will be combined into a single global enterprise, the parent of which will be known as "MasterCard Incorporated" and immediately thereafter the Alliance Agreement and the Maestro Agreement will be terminated;

     WHEREAS, the EPI Shareholder owns the number of capital shares, no par value, of EPI set forth on the signature page hereof (the "EPI SHARES");

     WHEREAS, MC Global, MCI and EPI have entered into a Share Exchange and Integration Agreement, dated as of February 13, 2002, as amended, modified, supplemented or restated from time to time (the "INTEGRATION AGREEMENT"), pursuant to which the business, assets and operations of MCI and EPI will be combined into a single global enterprise to be known as "MasterCard Incorporated," a copy of which is attached in the form of Exhibit A hereto;

     WHEREAS, the certificate of incorporation and the bylaws of MC Global, as they will be in effect at the time of Closing, are attached in the form of Exhibits B and C hereto, respectively;

     WHEREAS, in accordance with the terms of the Agreement and Plan of Merger attached in the form of Exhibit D hereto, the existing principal, association and travelers cheque membership interests in MCI will be converted (the "CONVERSION") into Class A membership interests in MCI and shares of class A common stock, par value $.01 per share, of MC Global (the "MC GLOBAL CLASS A STOCK") and class B common stock, par value $.01 per share, of MC Global (the "MC GLOBAL CLASS B STOCK");

     WHEREAS, in accordance with the terms of the Integration Agreement, the MC Global Class A Stock and the MC Global Class B Stock represent the equity rights associated with the existing Principal Membership Interests and the Class A membership interests represent a continuation of the rights associated with the existing Principal Membership Interests pursuant to which each Principal Member acts as a licensee of MCI in accordance with their existing license agreements with MCI, which license agreements shall remain in effect in accordance with their terms following the Conversion; and

     WHEREAS, in accordance with the terms of the Integration Agreement, immediately following the Conversion, the EPI Shareholders, other than MCI and MasterCard/Europay U.K. Limited, a company limited by shares organized and existing under the laws of the United Kingdom ("MEPUK"), will exchange their EPI Shares for such number of shares of MC Global Class A Stock and MC Global Class B Stock (the "EPI SHARE EXCHANGE") that, together with the shares of MC Global Class A Stock and MC Global Class B

Stock received by or for the benefit of European members of MCI in the Conversion and the shareholders of MEPUK in the MEPUK Share Exchange (as defined in the Integration Agreement), constitutes 33 1/3% of the total outstanding MC Global Class A Stock and 33 1/3% of the total outstanding MC Global Class B Stock;


     WHEREAS, a total of 18,952,555 shares of MC Global Class A Stock and 3,610,009 shares of MC Global Class B Stock will be issued to the EPI Shareholders, other than MCI and MEPUK, in the EPI Share Exchange;


     WHEREAS, for United States federal income tax purposes, the parties intend that the transactions contemplated by this Agreement and the related documents, including (i) the Conversion, pursuant to which, in substance, the principal members, association members and travelers cheque members of MCI will effectively transfer to MC Global the equity rights associated with their membership interests, in the form of a Class B membership interest in MCI, and retain the rights as licensees associated with their existing membership interests in the form of Class A membership interests in MCI and their existing license agreements with MCI, (ii) the Share Exchange (as defined in the Integration Agreement) and (iii) the reallocations of shares of MC Global Class A Stock and MC Global Class B Stock among the shareholders of MC Global, shall together constitute an integrated series of transactions consisting solely of transfers of property to MC Global in exchange for shares of MC Global Class A Stock and MC Global Class B Stock described in Section 351(a) of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                               EXCHANGE OF SHARES

     Section 1.1. Exchange of Shares. As of the Closing, and immediately following the Conversion:

          (a) the EPI Shareholder will assign and transfer to MC Global good and valid title in and to the EPI Shares, free and clear of any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing (each, a "LIEN"), by registering such transfer or causing it to be registered on the books and records of EPI following which EPI shall deliver the EPI Shares or other evidence of such assignment and transfer to MC Global; and

          (b) MC Global will issue to the EPI Shareholder        shares of MC
     Global Class A Stock and        shares of MC Global Class B Stock in
     exchange for the shares of capital stock of EPI held by such EPI Shareholder; and immediately thereafter, and as an integral part of the integrated series of transactions contemplated by the Integration Agreement and this Agreement, the shares of MC Global Class A Stock and MC Global Class B Stock shall be reallocated in accordance with Section 1.3(a) of the Integration Agreement.

     Section 1.2. Closing. The EPI Share Exchange shall take place at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166 (or such other place as the parties may agree in writing) immediately following the Conversion on the Closing Date (the "CLOSING").

                                   ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF THE EPI SHAREHOLDER

     The EPI Shareholder hereby represents and warrants to MC Global and MCI as to the matters set forth below:

          Section 2.1. Organization. The EPI Shareholder is duly organized, validly existing under the laws of its jurisdiction of organization and has all requisite power and authority to own, use and lease its assets and properties and to conduct its business as and to the extent presently conducted.

          Section 2.2. Authority. The EPI Shareholder has all requisite power and legal capacity to execute and deliver this Agreement. The execution, delivery and performance by the EPI Shareholder of this Agreement have been duly and validly authorized by all necessary corporate and shareholder action. This Agreement has been duly and validly executed and delivered by the EPI Shareholder and constitutes a valid and legally binding obligation of the EPI Shareholder enforceable against the EPI Shareholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          Section 2.3. Title. The EPI Shareholder is the sole owner of the EPI Shares identified on Schedule I hereto as being owned by the EPI Shareholder. Upon the delivery to MC Global at the Closing of a certificate or certificates representing the Shares owned by the EPI Shareholder in the manner set forth in Article I, the EPI Shareholder will convey to MC Global, good and marketable title to the Shares held by the EPI Shareholder, in each case free and clear of all Liens.

          Section 2.4. No Conflicts. The execution and delivery by the EPI Shareholder of this Agreement, do not, and the performance by the EPI Shareholder of its obligations under this Agreement will not:

             (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable charter documents) of the EPI Shareholder;

             (b) conflict with or result in a violation or breach of any term or provision of any statute, order, rule or regulation of any government body or regulatory authority having jurisdiction over the EPI Shareholder; or

             (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the EPI Shareholder to obtain any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of, (iv) result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under or (vi) result in the creation or imposition of any Lien upon any assets and properties of the EPI Shareholder under, any contract or license to which the EPI Shareholder is a party or by which any of their respective assets and properties is bound.

          Section 2.5. Brokers. Except for Merrill Lynch & Co., whose fees, commissions and expenses have been paid by EPI, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the EPI Shareholder and EPI directly with MC Global and MCI without the intervention of any person on behalf of the EPI Shareholder or EPI in such manner as to give rise to any valid claim by any person against MC Global, MCI, EPI or any of their subsidiaries for a finder's fee, brokerage commission or similar payment.

          Section 2.6. Taxation and Accounting Matters. The EPI Shareholder has considered and is fully aware of the taxation and accounting implications of the transactions contemplated in this Agreement.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF MC GLOBAL AND MCI

     Section 3.1. Representations and Warranties. The EPI Shareholder shall benefit from the representations and warranties of MC Global and MCI set forth in Article III of the Integration Agreement as though such representations and warranties were made in this Agreement.

                                   ARTICLE IV

                           CONDITIONS TO OBLIGATIONS

     Section 4.1. Conditions to Obligations of the EPI Shareholder. The obligations of the EPI Shareholder hereunder are subject to the fulfillment, at or before the Closing, of all of the conditions to the obligations of EPI set forth in Article VI of the Integration Agreement, except for the consummation of the transactions contemplated hereunder.

     Section 4.2. Conditions to Obligations of MC Global and MCI. The obligations of the MC Global and MCI hereunder are subject to the fulfillment, at or before the Closing, of all of the conditions to the obligations of MC Global and MCI set forth in Article V of the Integration Agreement, except for the consummation of the transactions contemplated hereunder.

                                   ARTICLE V

                                INDEMNIFICATION

     Section 5.1. Survival. Articles II and IV hereof shall survive until the third anniversary of the first day of the first fiscal quarter beginning after the Closing.

     Section 5.2. Indemnification by the EPI Shareholder. The EPI Shareholder shall indemnify MC Global, MCI and each of their respective officers, directors, employees, agents and affiliates in respect of, and hold each of them harmless from and against, any and all losses, claims, damages, liabilities and expenses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of the representations and warranties set forth in Article II hereof.

                                   ARTICLE VI

                                 MISCELLANEOUS

     Section 6.1. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or mailed (first class postage prepaid), if to MC Global or MCI, to 2000 Purchase Street, Purchase, New York 10577-2509, Attention: General Counsel or, if to the EPI Shareholder, to the address set forth below the signature of the EPI Shareholder or such other address as may be specified by the EPI Shareholder in writing.

     Section 6.2. Waiver of Preemptive Rights. The EPI Shareholder hereby waives its preemptive rights under the Bylaws of EPI with respect to the direct or indirect exchange or sale of EPI Shares by any shareholder of EPI in connection with any of the transactions contemplated by the Integration Agreement.

     Section 6.3. Entire Agreement. This Agreement, including all exhibits, schedules and annexes hereto, supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

     Section 6.4. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

     Section 6.5. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     Section 6.6. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person other than any person entitled to indemnity under Article IV.

     Section 6.7. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     Section 6.8. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     Section 6.9. Consent to Jurisdiction and Service of Process. The EPI Shareholder hereby irrevocably appoints Sullivan & Cromwell, at its office at 125 Broad Street, New York, New York 10004, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising in connection with this Agreement and upon whom such process may be served, with the same effect as if such party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that in the case of any service upon such agent and attorney, the party effecting such service shall also deliver a copy thereof to the EPI Shareholder, as applicable, at the address and in the manner specified in Section 6.1. The EPI Shareholder will enter into such agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, the EPI Shareholder will appoint a successor agent and attorney in New York, New York, reasonably satisfactory to MC Global, with like powers. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the County of New York in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein).

     Section 6.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles.

     Section 6.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Share Exchange Agreement as of the date first above written.

                                          MASTERCARD INCORPORATED

                                          By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                          MASTERCARD INTERNATIONAL INCORPORATED

                                          By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                          [EPI SHAREHOLDER]

                                          By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                          Address:
                                          --------------------------------------
                                          --------------------------------------
                                          --------------------------------------
                                          Number of Shares:

                                                                         ANNEX D

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            MASTERCARD INCORPORATED

     THE UNDERSIGNED, for the purpose of forming a corporation pursuant to
Section 102 of the Delaware General Corporation Law (the "DGCL"), does hereby certify the following:

     FIRST: The name of the corporation is MasterCard Incorporated (the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 100 West Tenth Street, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

     FOURTH: The name and mailing address of the Sole Incorporator is Noah J. Hanft, 2000 Purchase Street, Purchase, New York 10577.

     FIFTH: The Corporation shall have the authority to issue shares of common stock, $.01 par value per share, in three classes, all of which shall be nonassessable: Class A Common Stock ("Class A Stock"), Class B Common Stock ("Class B Stock") and Class C Common Stock ("Class C Stock" and, together with the Class A Stock and the Class B Stock, the "Common Stock"). The number of shares of Class A Stock that the Corporation may issue is limited to 275 million. The number of shares of Class B Stock that the Corporation may issue is limited to 25 million. The number of shares of Class C Stock that the Corporation may issue is limited to 75 million.

     1. Class A Stock and Class B Stock. The Class A Stock and the Class B Stock and the holders thereof shall have the rights, preferences and privileges and be subject to the restrictions set forth below.

          a. The shares of Class A Stock and the shares of Class B Stock shall participate equally in any dividends declared by the Corporation's board of directors (the "Board").

          b. (i) Each share of Class B Stock (other than a share of Class B Stock that constitutes a share of "ec Picto Stock," as that term is defined
     in the Share Exchange and Integration Agreement, dated as of             ,
     2002, by and among the Corporation, MasterCard International Incorporated ("MCI") and Europay International S.A. (as amended, modified, supplemented or restated from time to time, the "Integration Agreement")) shall automatically be converted into one share of Class A Stock, without further action by the Corporation or the holder of the share, at the close of business New York City time, on the Transition Date (as defined in the Integration Agreement); provided, however, that if such date is not a day on which banks in New York City are open for business, then the conversion shall take place at the close of business, New York City time, on the next date on which banks in New York City are open for business (the "First Conversion Date"). Each share of ec Picto Stock shall automatically be converted into one share of Class A Stock at the close of business, New York City time, on the second anniversary of the First Conversion Date; provided, however, that if such date is not a day on which banks in New York City are open for business, then the conversion shall take place at the close of business, New York City time, on the next date on which banks in New York City are open for business.

          (ii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Stock solely for the purpose of effecting the conversion of Class B Stock such number of shares of Class A Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Stock.

          (iii) Upon the conversion of any shares of Class B Stock, the shares of Class B Stock so converted shall be cancelled and shall no longer be issuable by the Corporation.

          c. (i) Except as otherwise provided in this paragraph, the holders of Class A Stock shall have the right to one vote for each share of Class A Stock held by them and, prior to and including the Transition Date, the holders of Class B Stock shall have the right to one vote for each share of Class B Stock held by them. The Class B Stock shall have no voting rights following the Transition Date.

          (ii) In any vote for the election of directors of the Corporation, no holder of capital stock eligible to be voted in that election, together with its Affiliates (as defined below), shall be entitled to exercise voting power in excess of 7% (the "Percentage Voting Limitation") of the outstanding shares of capital stock entitled to be voted in that election. At any time following the Transition Date, either the Board, by the affirmative vote of not less than a majority of the entire Board, or the stockholders, by a resolution approved by the affirmative vote of the holders of not less than a majority of the outstanding shares of Class A Stock, may amend, modify or delete the Percentage Voting Limitation; provided, however, that the affirmative vote of at least 75% of the members of the Board present at a meeting at which a quorum is present shall be required to increase the Percentage Voting Limitation to an amount greater than 15%. This paragraph (1)(c)(ii) of Article FIFTH shall not be amended, modified or deleted without the approval of at least 75% of the members of the Board present at a meeting at which a quorum is present and the approval of at least a majority of the outstanding shares of Class A Stock (or, prior to and including the Transition Date, the holders of not less than a majority of the outstanding shares of Class A Stock and of Class B Stock, voting together as a single class). The term "Affiliate", as used in this Certificate of Incorporation, shall mean any direct or indirect parent entity of the holders of Class A Stock (or, prior to and including the Transition Date, the holders of Class A Stock and/or Class B Stock), and any direct or indirect majority-owned subsidiary of any such holder or any of its parents.

          d. The Corporation shall not issue any Class B Stock except in accordance with the provisions of Sections 1.1, 1.2, 1.3 and 1.4 of the Integration Agreement.

          e. Shares of Class A Stock and Class B Stock may be redeemed by the Corporation in order to effectuate any reallocation of shares among the stockholders in accordance with Sections 1.3 and 1.4 of the Integration Agreement.

     2. Class C Stock. The Class C Stock may be issued from time to time in one or more series, each of which will have such voting powers (or no voting powers), designations, preferences and relative, participating, optional or other special rights, and qualifications or restrictions of those powers, preferences or rights, as are stated in the resolution or resolutions of the Board providing for the issuance of the series; provided, however, that in no event shall any shares of Class C Stock be entitled to voting rights, rights to dividends or rights to participate in a liquidation that are greater than the corresponding rights of the Class A Stock. The rights which the Board may (but will not be required to) give to the holders of one or more series of Class C Stock will include, but not be limited to, (a) the right to receive dividends at such rates, on such conditions and at such times, as may be stated in the resolution or resolutions providing for the issuance of the series, (b) such rights upon the dissolution of the Corporation as may be stated in the resolution or resolutions providing for the issuance of the series and (c) such rights to convert shares of the series into, or exchange shares of the series for, shares of any other class or classes or any other series of the same or any other class of stock of the Corporation, as may be stated in the resolution or resolutions providing for the issuance of the series.

     SIXTH: The Corporation shall not, without first obtaining (i) the approval of at least 75% of the members of the Board present at a meeting at which a quorum is present and (ii) the approval of the holders of not less than a majority of the outstanding shares of Class A Stock (or, prior to and including the Transition Date, the holders of not less than a majority of the outstanding shares of Class A Stock and Class B Stock, voting together as a single class):

          a. (i) alter the Corporation's status as a stock corporation; (ii) amend this Certificate of Incorporation to authorize the Corporation to issue any stock other than Class A Stock, Class B Stock or Class C Stock;
     (iii) sell, lease or exchange all or substantially all of the assets of the Corporation or approve the sale, lease or exchange of all or substantially all of the assets of MCI; (iii) consummate any merger or consolidation of the Corporation or MCI with another corporation; or (iv) undertake an initial public offering of any class of the Corporation's equity securities;

          b. in its capacity as the Class B member of MCI, consent to any proposed amendment to (i) Article FIFTH of the certificate of incorporation
     of MCI as in effect from and after             , 2002, (ii) Article SEVENTH
     of the certificate of incorporation of MCI as in effect from and after
                 , 2002, (iii) Article NINTH, Section (b) of the certificate of
     incorporation of MCI as in effect from and after             , 2002 or (iv)
     Article VI, Section 4(b) of the bylaws of MCI as in effect from and after
                 , 2002; or

          c. amend, modify or delete this Article SIXTH.

     SEVENTH: The Corporation shall not:

          a. issue shares of Class C Stock without first obtaining the approval of at least two-thirds of the members of the Board present at a meeting at which a quorum is present; provided, however, that if an issuance of shares of Class C Stock, when taken together with all other issuances of shares of Class C Stock made during the immediately preceding two years, represent greater than 5% of the number of shares of Class A Stock and Class B Stock outstanding before giving effect to that issuance, then the issuance of Class C Stock shall not be made without the prior approval of at least 75% of the members of the Board present at a meeting at which a quorum is present; provided, further, that the affirmative vote of at least 75% of the members of the Board present at a meeting at which a quorum is present shall be required to issue any shares of Class C Stock with voting rights;

          b. permit any stockholder of the Corporation (together with its Affiliates) to own shares of capital stock representing more than 15% of the outstanding shares of voting stock of the Corporation without the approval of at least two-thirds of the members of the Board present at a meeting at which a quorum is present;

          c. amend, modify or delete clause (a) of this Article SEVENTH and this clause (c) without the approval of at least 75% of the members of the Board present at a meeting at which a quorum is present and the approval of the holders of not less than a majority of the outstanding shares of Class A Stock (or, prior to and including the Transition Date, the holders of not less than a majority of the outstanding shares of Class A Stock and Class B Stock, voting together as a single class); or

          d. amend, modify or delete clause (b) of this Article SEVENTH and this clause (d) without the approval of at least two-thirds of the members of the Board present at a meeting at which a quorum is present and the approval of the holders of not less than a majority of the outstanding shares of Class A Stock (or, prior to and including the Transition Date, the holders of not less than a majority of the outstanding shares of Class A Stock and Class B Stock, voting together as a single class).

     EIGHTH: Unless the Board by the affirmative vote of at least 75% of its members present at a meeting at which a quorum is present decides otherwise, (i) in addition to the eligibility criteria for directors of the Corporation set
forth in the Bylaws of the Corporation as in effect from and after             ,
2002, no more than one-third of the number of members of the Board shall consist of persons who are directors, officers or employees of, or consultants to, stockholders designated as being part of a particular region of the Corporation; and (ii) the Corporation shall not amend Section 2 of Article III of the Bylaws
of the Corporation as in effect from and after             , 2002. This Article
EIGHTH shall not be amended, modified or deleted without the approval of at least 75% of the members of the Board present at a meeting at which a quorum is present and the approval of the holders of not less than a majority of the outstanding shares of Class A Stock (or, prior to and including the Transition Date, the holders of not less than a majority of the outstanding shares of Class A Stock and Class B Stock, voting together as a single class).

     NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter or repeal the bylaws of the Corporation.

     TENTH: No director will have any personal liability to the Corporation or its members for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director obtained an improper personal benefit.

     ELEVENTH: Pursuant to Section 211(e) of the DGCL, directors shall not be required to be elected by written ballot.

     IN WITNESS WHEREOF, MasterCard Incorporated has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer, and its corporate seal to be hereunto affixed and attested by
its Secretary, this      day of             , 2002.

                                          MASTERCARD INCORPORATED

                                          --------------------------------------

                                                                         ANNEX E

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                            MASTERCARD INCORPORATED
                             A DELAWARE CORPORATION
                           ADOPTED             , 2002

                                   ARTICLE I

                                    OFFICES

     Section 1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places, within or outside of the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. All meetings of stockholders shall be held at the registered office of the Corporation, or at such other place within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors.

     Section 2. Annual meetings of stockholders shall be held at such date and time as may be fixed by the Board of Directors, at the offices of the Corporation, or at such other date and time as may be fixed by the Board of Directors. At each annual meeting of stockholders, the stockholders shall elect Directors and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of each annual meeting of stockholders, stating the place, date and hour of the meeting, as well as the means of acceptable remote participation, shall be given in the manner set forth in ARTICLE XV of these Bylaws. Such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting.

     Section 4. Special meetings of stockholders may be called at any time for any purpose or purposes by written request of the Chairman of the Board of Directors or the President and Chief Executive Officer of the Corporation, or by the Secretary of the Corporation upon the written request of at least 33 1/3% of the Board of Directors, or upon the written request of the holders of at least 25% of all outstanding shares entitled to vote on the action proposed to be taken. Such written requests shall state the time, place and purpose or purposes of the special meeting, the person or persons calling the special meeting and that the special meeting so called shall be limited to the purpose or purposes set forth in the demand.

     Section 5. Written notice of each special meeting of stockholders shall be given in the manner set forth in ARTICLE XV of these Bylaws. Such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. Each such notice of a special meeting of stockholders shall state the place, date and hour of a meeting, the person or persons calling the meeting and the purpose or purposes for which the meeting is called, as well as the means, if any, of acceptable remote participation as may be determined by the Board of Directors.

     Section 6. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of at least a majority of the shares entitled to vote at a meeting of stockholders shall be necessary, and shall constitute a quorum, for the transaction of business at such meeting. If a quorum is not present or represented by proxy at any meeting of stockholders, then the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in ARTICLE XV to each stockholder of record entitled to vote at the adjourned meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any stockholder or the refusal of any stockholder to vote shall not affect the presence of a quorum at the meeting.

     Section 7. At any meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person, by proxy or by such means, if any, of remote communication as may be determined by the Board of Directors. Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation. Except as otherwise provided by law or in the Certificate of Incorporation, any matter shall be determined by the vote of a majority of the shares that are voted with regard to it at a meeting where a valid quorum is present, subject to any limitations of the voting power of stockholders imposed by the terms of the Certificate of Incorporation.

     Section 8. Any action required or permitted to be taken by the stockholders at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by registered or certified mail, return receipt requested.

     Section 9. The Board of Directors may fix a date as the record date for determination of the stockholders entitled (i) to notice of, or to vote at, any meeting of stockholders, (ii) to express consent to, or dissent from, corporate action in writing without a meeting or (iii) to receive payment of any dividend or other distribution or allotment of any rights or to take or be the subject of any other action. The record date must be on or after the date on which the Board of Directors adopts the resolution fixing the record date and in the case of (i), above, must be not less than 10 nor more than 60 days before the date of the meeting, in the case of (ii), above, must be not more than 10 days after the date on which the Board of Directors fixes the record date, and in the case of
(iii), above, must be not more than 60 days prior to the proposed action. If no record date is fixed, then the record date will be as provided by law. A determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders that has been made as provided in this Section will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

                                  ARTICLE III

                                SHARE OWNERSHIP

     Section 1. As of the close of business, New York time, on the last day of the three-year period (the "Transition Period") beginning on the first business day of the fiscal quarter following the Closing Date (as defined in the Share Exchange and Integration Agreement by and among the Corporation, MasterCard International Incorporated and Europay International S.A., dated as of
            , 2002, (as amended, modified, supplemented or restated from time to time, the "Integration Agreement")), each outstanding share of Class B Common Stock of the Corporation, $.01 par value per share (a "Class B share"), other than any Class B shares that constitute ec Picto Stock (as defined in the Integration Agreement), shall automatically be converted into one share of Class A Common Stock of the Corporation, $.01 par value per share (a "Class A share"). All Class A shares shall then be reallocated among the holders of Class A shares in accordance with the terms and subject to the conditions set forth in Sections 1.4(b) and 1.4(d) of the Integration Agreement. In connection with any reallocation of Class A shares, any stockholder whose ownership of Class A shares is reduced as a result of the reallocation will transfer the excess number of Class A shares to the Corporation, which shall then deliver Class A shares to any stockholder that is entitled to an additional number of Class A shares as a result of the reallocation.

     Section 2. For purposes of these Bylaws, the Global Proxy Calculation shall be calculated for each successive 12-month period beginning on the first day of the Transition Period; provided, however, that for Global Proxy Calculations for periods ending after the second anniversary of the end of the Transition Period, the Board of Directors may elect to use the Corporation's fiscal year as the basis for the Global Proxy Calculation. The Global Proxy Calculation for each stockholder of MasterCard International Incorporated shall be equal to the sum obtained by adding (A) .25 multiplied by a fraction, the numerator of which is such stockholder's Gross Dollar Volume (GDV) and the denominator of which is the Corporation's Gross Dollar Volume (GDV) attributable to all stockholders of the Corporation, plus (B) .25 multiplied by a fraction, the numerator of which is such stockholder's Gross Acquiring Volume (GAV) and the denominator of which is the Corporation's Gross Acquiring Volume (GAV) attributable to all stockholders of the Corporation, plus (C) .50 multiplied by a fraction, the numerator of which is the sum of (1) the Revenues Paid by such stockholder to the Corporation and its consolidated subsidiaries relating to all matters other than travelers cheque programs, plus (2) two times the Revenues Paid by the stockholder to the Corporation and its consolidated subsidiaries relating to travelers cheque programs, and the denominator of which is the sum of (1) the Revenues Paid by all stockholders to the Corporation and its consolidated subsidiaries relating to all matters other than travelers cheque programs, plus (2) two times the Revenues Paid by all stockholders to the Corporation and its consolidated subsidiaries relating to travelers cheque programs, in each case for the applicable period. No Gross Dollar Volume (GDV) or Gross Acquiring Volume (GAV) shall be attributable to travelers cheque programs for purposes of the Global Proxy Calculation. The Board of Directors may fix a record date for the purposes of determining those stockholders of record whose Gross Dollar Volume (GDV), Gross Acquiring Volume (GAV) and Revenues Paid shall be included in determining a Global Proxy Calculation for a particular period, which record date shall not be more than 30 days prior to the end of any such period. Only actual, as opposed to estimated, Gross Dollar Volume (GDV) and Gross Acquiring Volume (GAV) and Revenues Paid information will be used in determining the Global Proxy Calculation for each stockholder.

     The Corporation, acting through relevant employees selected by the Chief Executive Officer from time to time, shall compute the Global Proxy Calculation for each stockholder for each applicable 12 month period and provide written notice to each stockholder of the results of such computation within 120 days after the end of the 12-month period to which the computation relates. The Corporation's computation of the Global Proxy Calculation shall be considered final and binding on all stockholders unless the Board of Directors determines that an error was made in the computation, in which case the Corporation's computation shall be corrected in accordance with the directions of the Board of Directors.

     "Gross Dollar Volume" means processed and non-processed issued Volumes (including domestic and international retail purchases, cash transactions, convenience checks, on-us transactions, intra-processor transactions, local use only transactions and balance and commercial funds transfers) that occur as a result of one or more of (A) a transaction involving any one of the Corporation's brands (e.g., MasterCard(R), Eurocard(R), Maestro(R), Cirrus(R) and ec Picto(R)) or (B) a non-MasterCard branded transaction involving a card which includes any one of the Corporation's brand logos as well as other payment brand logos, provided that such other payment brands are not in direct competition with any of the Corporation's brands, as determined by the Corporation.

     "Gross Acquiring Volume" means processed and non-processed acquired Volumes (including domestic and international retail purchases, cash transactions, on-us transactions, intra-processor transactions and local use only transactions) that occur as a result of one or more of (A) a transaction involving any one of the Corporation's brands (e.g., MasterCard(R), Eurocard(R), Maestro(R), Cirrus(R) and ec Picto(R)) or (B) a non-MasterCard branded transaction involving a card which includes any one of the Corporation's brand logos as well as other payment brand logos, provided that such other payment brands are not in direct competition with any of the Corporation's brands, as determined by the Corporation.

     "Revenues Paid" for any period means, with respect to a particular stockholder, all revenues of the Corporation on a consolidated basis, calculated in accordance with U.S. GAAP, that are generated by the activities of that stockholder, other than (1) any fees or other charges associated with the termination of that stockholder's membership in MasterCard International Incorporated, (2) Integration Assessments (as defined in Section 4(d) of Article VI of the Bylaws of MasterCard International Incorporated) paid by that stockholder, (3) other assessments, fees and charges paid by that stockholder in its capacity as a member of MasterCard International Incorporated if those assessments, fees or charges were imposed on less than all of the members of MasterCard International Incorporated (except for assessments, fees and charges pertaining to business development, ordinary course of business and other matters deemed to be includable by the management of MasterCard International Incorporated in its sole discretion) and (4) fines and penalties paid by that stockholder (except as determined in the sole discretion of the management of MasterCard International Incorporated).

     "card fee assessment" means a bona fide, non de minimis fee expressed as a fixed amount in connection with a card.

     "volume-based assessment" means a bona fide, non de minimis assessment typically expressed as a percentage of the Gross Dollar Volume (GDV) or Gross Acquiring Volume (GAV) associated with a particular type of transaction.

     "Volumes" means the following four types of volumes in the specified percentages:

          a. Type 1 shall include 100% of all (1) volumes on cards that include a MasterCard(R) brand logo and that are subject to volume-based assessments or card fee assessments, (2) Maestro(R) and Cirrus(R) processed debit volumes and (3) Maestro(R) and Cirrus(R) debit volumes that are subject to volume-based assessments, so long as Maestro(R), a Permitted Purse Brand and/or Cirrus(R) is the sole acceptance brand on the card.

          b. Type 1A shall include 75% of all ec Picto(R) volumes and other similar debit volumes that in each case have been converted to Maestro(R) volumes so long as Maestro(R), a Permitted Purse Brand and/or Cirrus(R) is the sole acceptance brand on the card and the card is subject to card fee assessments.

          c. Type 2 shall include the following percentages of all volumes for regional debit brands owned (or in the case of the initial allocation of shares to be owned) solely by the Corporation on cards that include a Maestro(R) and/or Cirrus(R) logo; provided that such cards are subject to volume-based assessments or card fee assessments; and provided, further, that for calculations for the last year of the Transition Period through the year ending on the second anniversary of the end of the Transition Period, there is a binding written commitment to remove all acceptance brand logos, other than the Maestro(R) brand logo, the Cirrus(R) brand logo or a Permitted Purse Brand logo, on the cards not later than the fifth anniversary of the first fiscal quarter beginning after the fiscal quarter in which the Closing Date occurs:

             (i) 40% of such volumes for the last year of the Transition Period;

             (ii) 30% of such volumes for the year ending on the one-year anniversary of the end of the Transition Period;

             (iii) 20% of such volumes for the year ending on the two-year anniversary of the end of the Transition Period; and

             (iv) 10% of such volumes for subsequent years.

          d. Type 3 shall include 1% of (i) volumes for regional debit brands not owned by the Corporation on cards that include a Maestro(R) and/or Cirrus(R) brand logo and are subject to volume-based assessments or card fee assessments and (ii) volumes for balance and commercial funds transfers relating to cards that are subject to volume-based assessments or card fee assessments.

     In determining the proportionate share of each stockholder of Europe of (i) the European Regional Proxy Amount (as defined in the Integration Agreement) for purposes of the reallocation contemplated by Section 1.3 of the Integration Agreement and (ii) the European Regional Proxy Amount for each year of the Transition Period other than the last year of the Transition Period, ec Picto(R) Volumes shall be accorded a weighting of 10% (unless those volumes satisfy the criteria of Type 1A or Type 2 Volumes, in which case those volumes shall be accorded the weighting contemplated by those Types, as appropriate). Thereafter, ec Picto(R) Volumes shall be accorded the weighting determined in accordance with the definitions of the Types of Volumes described above.

     For each Global Proxy Calculation, all Volumes described above will be included in calculating Gross Dollar Volume and Gross Acquiring Volume whether those Volumes are assessed directly or the cards to which they relate are subject to card fee assessments of the type contemplated by the applicable type of Volume. In addition, for each Global Proxy Calculation performed prior to the expiration of the Transition Period, Volumes of the types described above will be included even if they are not subject to volume-based or card fee assessments.

     "Permitted Purse Brand" means a brand representing a stored value application that is permitted to be used by members of MasterCard International Incorporated under the Bylaws and Rules of MasterCard International Incorporated.

     For purposes of determining the Global Proxy Calculation, the conversion of Euros into U.S. dollars will be based on the average exchange rate during the twenty-day period ending on the day prior to the applicable measurement date (the "Prevailing Exchange Rate"), provided that during the Transition Period and for two years thereafter, the Prevailing Exchange Rate shall be $.9565 U.S. = 1 Euro for so long as 1 Euro is not less than $.9065 U.S. and not greater than $1.0065 U.S. (the "Currency Conversion Band"). In the event that the Prevailing Exchange Rate does not fall within the Currency Conversion Band, the currency conversion rate to convert Euros to U.S. Dollars will be $.9565 adjusted by the difference between such Prevailing Exchange Rate and the upper/lower limit of the Currency Conversion Band, as applicable.

     For purposes of determining the Global Proxy Calculation during the Transition Period and for two years thereafter, amounts denominated in the currency of a country within the Europe Region (as defined in the Integration Agreement) other than the Euro shall first be converted into Euros and subsequently converted into U.S. dollars in accordance with the previous paragraph.

     Class A shares and Class B shares may be held only by Class A members of MasterCard International Incorporated and, with the prior approval of the Board of Directors, their Designated Affiliates. A Designated Affiliate of a Class A member is an Affiliate (as defined in the Certificate of Incorporation) of the Class A member to whom the Class A member transfers its stock in the Corporation in order to satisfy applicable regulatory requirements that prohibit the Class A member from holding stock in the Corporation.

     No fractional shares of Class A Stock or Class B Stock shall be issued or delivered by the Corporation, and any fractional share interests shall be rounded in such manner as the management of the Corporation shall determine in its sole discretion.

     Section 3. During the Transition Period, no shares may be sold, transferred, pledged, hypothecated or assigned (including any assignment of the right to receive shares) except that (i) a stockholder may sell, transfer, pledge, hypothecate or assign (including any assignment of the right to receive shares), as applicable, all, but not less than all, of its shares to the acquirer of its card portfolio in connection with a transfer by a stockholder of all or substantially all of such stockholder's card portfolio, (ii) if a stockholder that was a principal member becomes an affiliate member of another principal member, such stockholder may sell, transfer, pledge, hypothecate or assign (including any assignment of the right to receive shares), as applicable, all, but not less than all, of its shares to the principal member with whom it becomes affiliated, (iii) if a stockholder that was a principal member and had one or more affiliate members ceases to be a principal member and one or more of its affiliate members thereupon become principal members, such stockholder may sell, transfer, hypothecate or assign (including any assignment of the right to receive shares), as applicable, all, but not less than all, of its shares to such former affiliate members, (iv) if a stockholder is prohibited by applicable regulatory requirements from holding stock in the Corporation, such stockholder may sell transfer, pledge, hypothecate or assign (including any assignment of the right to receive shares), as applicable, all, but not less than all, of its shares to a Designated Affiliate so long as the Board of Directors has given its prior approval to the transaction; and (v) a stockholder may sell, transfer, pledge, hypothecate or assign (including any assignment of the right to receive shares), as applicable, all, but not less than all, of its shares to a Class A member that is an affiliate of such stockholder so long as the Board of Directors has given its prior approval to the transaction; provided, however that for the purposes of this clause (v), the term "affiliate" shall be deemed to mean any parent company that directly or indirectly owns 80% or more of the voting power and economic interests in such stockholder, and any entity of which such stockholder or any of such parents owns 80% or more of the voting power and economic interests. If, during the Transition Period, a stockholder ceases to be a member of MasterCard International Incorporated (voluntarily or otherwise), such stockholder's shares in the Corporation shall be transferred to the Corporation from such stockholder at a cost to the Corporation equal to the aggregate par value of the shares transferred to the Corporation, effective as of the first business day after the date such stockholder's membership in MasterCard International Incorporated was terminated. If, following the expiration of the Transition Period, a stockholder ceases to be a member of MasterCard International Incorporated (voluntarily or otherwise), the Corporation shall have the right, in its sole discretion, to elect to direct such stockholder to transfer to the Corporation for cash all of such stockholder's shares for an amount equal to the book value of such stockholder's shares based on the Corporation's financial statements most recently filed with the U.S. Securities and Exchange Commission. The Corporation shall make such election by delivering a written notice to such stockholder within 20 days after such stockholder's membership in MasterCard International Incorporated was terminated. If the Corporation makes such election, then the Corporation shall deliver the payment price in cash to such stockholder within 20 days after delivering its written election notice. Upon delivery of the payment price, all of such stockholder's rights as a stockholder of the Corporation shall immediately cease. In the event that the Corporation does not make such election, such stockholder will be required to comply with the procedures set forth in Section 4.

     Section 4. An entity that became or becomes a Class A member of MasterCard International Incorporated from and after January 1, 2001 until the end of the Transition Period shall be eligible to be allocated Class A shares as of the end of the Transition Period based upon its Global Proxy Calculation in accordance with such procedures as may be determined by the Board. From and after the end of the Transition Period, each stockholder shall be free to sell, transfer, pledge, hypothecate or assign (including any assignment of the right to receive shares), as applicable, its shares to any person permitted to hold such shares. Following the expiration of the Transition Period, each stockholder must maintain an ownership percentage of the Corporation's outstanding common stock that is no less than 75% and no more than 125% of the percentage represented by such stockholder's most recent Global Proxy Calculation by purchasing or selling shares, if necessary, in accordance with procedures to be established by the Board of Directors within 12 months after receiving notice from the Corporation that such stockholder is not in compliance with this section. If a stockholder holds shares as the result of a transfer made pursuant to clauses (iv) or (v) of the first sentence of Article III, Section 3 of these Bylaws, then the percentage ownership test described in the preceding sentence shall be calculated based upon the aggregate Global Proxy Calculation of the stockholder and the Class A member(s) that transferred shares to the stockholder. If a stockholder is unable to satisfy the requirement that it own no more than 125% of the percentage represented by such stockholder's most recent Global Proxy Calculation, the selling stockholder shall be obligated to accept the highest price offered to such stockholder for such number of shares of Common Stock as is necessary to enable such stockholder to satisfy such requirement.

     Section 5. The Board of Directors shall establish procedures for the purchase or sale of shares following the expiration of the Transition Period.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

     Section 1. The business of the Corporation will be managed by the Board of Directors, which may exercise all of the powers of the Corporation and do all lawful acts and things as are not (i) by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders or (ii) specifically delegated as provided in these Bylaws.

     Section 2. a. The Board of Directors shall consist of such number of persons, as shall be determined by the Board of Directors from time to time. The Board of Directors initially shall consist of 18 persons.

     b. Each Director shall be an officer of a member institution of MasterCard International Incorporated or an individual otherwise uniquely qualified to provide guidance as to the Corporation's affairs. During the Transition Period, one-third of the total number of Directors shall be officers of stockholders of the Corporation or member institutions from the Corporation's Europe region, as defined in the Integration Agreement ("Europe"), one-third of the total number of Directors shall be officers of stockholders of the Corporation or member institutions from the Corporation's U.S. region, the President and Chief Executive Officer shall be a Director and the remaining Directors shall be apportioned among officers of stockholders of the Corporation or member institutions from the Corporation's other regions in accordance with the percentage of the Corporation's outstanding stock owned by the stockholders of each such region; provided, however, that in calculating the percentage of outstanding stock owned by the stockholders of each region, transfers of shares made pursuant to clauses (iv) or (v) of the first sentence of ARTICLE III,
Section 3 of these Bylaws shall be disregarded. After the Transition Period, the President and Chief Executive Officer shall be a Director and the remaining Directors shall be apportioned among officers of stockholders from the Corporation's regions in accordance with the percentage of the Corporation's outstanding stock owned by the stockholders of each such region, subject to Article EIGHTH of the Certificate of Incorporation; provided, however, that in calculating the percentage of outstanding stock owned by the stockholders of each region, transfers of shares made pursuant to clauses (iv) or (v) of the first sentence of ARTICLE III, Section 3 of these Bylaws shall be disregarded. As used in these Bylaws, the phrase "entire Board of Directors" shall mean the total number of directors, other than honorary members of the Board of Directors (if any), that the Corporation would have if there were no vacancies.

     Section 3. There shall not be more than two representatives from any one Class A member of MasterCard International Incorporated, including its Affiliates and its affiliate members of MasterCard International Incorporated that are sponsored by such Class A member, on the Board of Directors.

     Section 4. No individual may serve as a Director of the Corporation or of any regional board if that individual also is a director (including a regional board director), officer or other employee of or consultant to a competitor of the Corporation, or if that individual is a director, officer or other employee of or consultant to an institution that is represented on the global board of directors or U.S. regional board of directors of a competitor. For this purpose, a competitor of the Corporation is an entity that owns and/or operates a payment card program competitive with the Corporation's comparable card programs, as determined by the Corporation, and that is not itself a stockholder of the Corporation.

     Section 5. During the Transition Period, the regional president of Europe and, if approved by the Board of Directors, one officer of the Corporation other than the President and Chief Executive Officer, shall serve as honorary members of the Board of Directors and shall be entitled to receive notice of all meetings of the Board of Directors and shall be permitted to attend and participate in all meetings of the Board of Directors, but shall not be entitled to vote.

     Section 6. The Corporation's Nominating Committee will consider and nominate individuals to serve as Directors of the Corporation for approval by the Corporation's stockholders at the annual meeting of stockholders based upon proposals made by each regional board of the Corporation. In the event of a disagreement between a regional board and the Corporation's Nominating Committee with respect to a nominee(s) from that region, the chairman of the regional board and the Corporation's Nominating Committee shall attempt to resolve the dispute through direct consultation. If no resolution is reached promptly, the Corporation's Nominating Committee shall present its recommended slate of Directors to the Board of Directors and shall advise the Board of Directors of any disagreement with respect to the nominees from any specific region. The Board of Directors shall make the final determination with respect to any dispute regarding a nominee for Director from a region.

     Section 7. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all Directors for services to the Corporation as Directors.

     Section 8. The term of any Director who, after election to the Board of Directors of the Corporation, subsequently fails to meet the requirements of Sections 2, 3 or 4 of this ARTICLE IV or Article EIGHTH of the Corporation's Certificate of Incorporation, shall terminate automatically at the time that the Director so failed to qualify; provided, however, that the Board of Directors may appoint that terminated Director to fill the vacancy caused by the termination until the next annual meeting of stockholders unless such termination resulted from the failure to satisfy the requirements of
Section 4 of this ARTICLE IV or Article EIGHTH of the Corporation's Certificate of Incorporation.

     Section 9. A vacancy in the Board of Directors, by reason of an increase in the number of Directors or by reason of the death, resignation, removal or termination of the term of a director, may be filled by the Board of Directors in a manner consistent with the requirements of Sections 2, 3, and 4 of this
ARTICLE IV and Article EIGHTH of the Corporation's Certificate of Incorporation. Each Director shall hold office until a successor is elected and qualified, or until the Director's earlier death, resignation, removal or automatic termination of his term. A Director may resign at any time by written notice to the Corporation addressed to the President and Chief Executive Officer or the Secretary.

                                   ARTICLE V

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 1. The first meeting of each newly-elected Board of Directors shall be held immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders. If the first meeting is not held at that time and place, then it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors as set forth in Section 3 of this ARTICLE V.

     Section 2. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware as shall from time to time be determined by the Board of Directors.

     Section 3. Special meetings of the Board of Directors, whether to be held in person or by telephone or similar communications equipment, may be called by the Chairman of the Board of Directors or the President and Chief Executive Officer on at least five days' notice to each Director and shall be called by the Chairman or the President and Chief Executive Officer upon the written request of not less than 33 1/3% of the entire Board of Directors; provided, however, that any special meeting of the Board of Directors called to consider a matter that requires immediate action of the Board of Directors may be called on at least 24 hours' notice if the matter does not require the approval of greater than a simple majority of the Directors.

     Section 4. Whenever notice of a meeting of the Board of Directors is required, the notice shall be given in the manner set forth in ARTICLE XV of these Bylaws and shall state the purpose or purposes, place, date and hour of the meeting.

     Section 5. Except as otherwise required by law or the Certificate of Incorporation or other provisions of these Bylaws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and, except as provided in Sections 1 and 2 of ARTICLE VI below, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of Directors, then a majority of the Directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. One or more Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communication device. To the extent permitted by law, a Director participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him or her during his or her participation shall be deemed taken at the meeting. The place of any meeting held by means of conference telephone or similar communications equipment pursuant to this Section 5 will be deemed to be the place stated in the notice thereof so long as at least one Director or, as the case may be, one committee person, is present at that place at the time of that meeting.

     Section 6. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, who are entitled to vote, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of that committee.

                                   ARTICLE VI

                             SPECIAL VOTING MATTERS

     Section 1. The following actions shall require approval of at least 75% of the Directors present at a meeting at which a quorum is present:

          a. any modification to Section 2b of ARTICLE IV of these Bylaws; and

          b. any modification to this Section 1.

     Section 2. The following actions shall require approval of at least 66 2/3% of the Directors present at a meeting at which a quorum is present:

          a. Establishing or eliminating regional boards;

          b. any modification to the RGO (Regional, Global and Operations) planning, budgeting and reporting methodology;

          c. any modification to the overall size of the Board of Directors referred to in Section 2a of ARTICLE IV of these Bylaws;

          d. any issuance of Class A Shares or Class B Shares in excess of the number of shares to which a stockholder would be entitled under the Global Proxy Calculation;

          e. any decision to overrule a decision taken by a regional board that was permitted to be taken in accordance with Section 6 of ARTICLE VII of these Bylaws;

          f. any decision to overrule a recommendation made by the Debit Advisory Board that was permitted to be taken in accordance with Section 4 of ARTICLE IX of these Bylaws; and

          g. any modification to this Section 2.

                                  ARTICLE VII

                         REGIONAL BOARDS AND MANAGEMENT

     Section 1. The Board of Directors may establish or designate in accordance with Section 2a of ARTICLE VI, one or more bodies to act as regional boards of directors and exercise those powers and authorities delegated to them by the Board of Directors of the Corporation or MasterCard International Incorporated. The general purpose of each regional board is to manage the Corporation's brand and product strategies on a regional level. The regional boards shall not be boards of any incorporated entity. The initial powers and authorities of the Corporation's regional boards are set forth below in Section 4.

     Section 2. Initially, there will be six regional boards: Asia/Pacific; Canada; Europe; Latin America; Middle East/Africa; and the United States. Each region shall have corporate staff responsible for all activities within the region, including, without limitation, coordination and support of member programs within the region. The members of each regional board shall be elected by the stockholders of that region.

     Section 3. Each regional board shall establish an annual regional budget for the following year, which budget shall provide sufficient funds to (i) vigorously promote the Corporation's brands and fund the other regional programs, initiatives and activities and (ii) fund the region's assignment of centrally managed expenses. The method of funding the regional budgets will be by assessments and other fees (including, without limitation, transaction and operations fees) paid to the Corporation or its consolidated subsidiaries. If budgeting authority has not been delegated to a regional board in a particular region, the annual budget for that region shall be reviewed and approved by the Board of Directors of the Corporation. The Corporation's entire annual budget incorporating all regional budgets shall be submitted to the Board of Directors for its approval no later than 30 days prior to the fiscal year to which it applies. In its review of the Corporation's entire annual budget, the Board of Directors shall, among other things, ensure that each final regional budget provides for the appropriate level of expenses assigned to the region and the level of expenditures necessary to appropriately support the Corporation's brands and programs in that region and an appropriate method of funding such expenses.

     Section 4. Each regional board shall have the authority to manage the following activities, and any other activities that the Board of Directors may delegate from time to time, within its region, provided that (i) such activities shall affect and apply only to the affairs of the regional members licensed, and applicants for a license, within such region and to transactions taking place entirely within such region and then only with respect to MasterCard(R), Cirrus(R) and Maestro(R) payment products (other than travelers cheques), services, programs and activities and (ii) such activities have not otherwise been delegated to the management of the Corporation:

          a. MEMBERSHIP. Review all completed applications for membership in MasterCard International Incorporated submitted by entities headquartered in the specific region. The regional board also shall have the power and authority to act upon any requests from regional members of MasterCard International Incorporated regarding change of membership status (other than termination) and class of membership. Only the Board of Directors of the Corporation or MasterCard International Incorporated shall have the right to terminate a member's membership in MasterCard International Incorporated and license or license to participate in MasterCard(R), Cirrus(R) and Maestro(R); however, the regional boards shall have the right to recommend such terminations to the Board of Directors of the Corporation.

          b. FINES AND DISCIPLINARY ACTIONS. Power and authority to (1) establish and approve fines and disciplinary actions for intraregional violations of the Corporation's or MasterCard International Incorporated's bylaws, rules, policies or procedures by regional members of MasterCard International Incorporated within the specific region and (2) recommend terminations of such regional members of MasterCard International Incorporated to the Board of Directors of the Corporation.

          c. ANNUAL EXPENSE BUDGET. Power and authority and obligation to approve an annual budget for the specific region within the time frames needed to approve the entire annual budget of the Corporation. Such regional budget shall comply with the practices, policies and procedures of the Corporation and MasterCard International Incorporated.

          d. ASSESSMENTS AND FEES. Power, authority and obligation to fix, impose and collect assessments and fees from regional members of MasterCard International Incorporated within the specific region in order to fund the region's budget. This power shall extend to interregional transactions in which a regional member of MasterCard International Incorporated is involved.

          e. SURPLUS FUNDS. Power and authority to determine the distribution of a portion of any revenues in excess of budgeted amounts in any year, provided that such distribution is consistent with the Corporation's reinvestment policy for excess funds then in effect or such other amount as agreed with the President and Chief Executive Officer of the Corporation.

          f. ADDITIONAL FUNDING. Power and authority to levy additional assessments, fees or both upon regional members of MasterCard International Incorporated within the region for the purpose of generating additional funds above budgeted revenue in order to fund regional initiatives not provided for in the region's annual budget. This power shall extend to interregional transactions in which a regional member of MasterCard International Incorporated is involved.

          g. INTRAREGIONAL INTERCHANGE FEES. Power and authority to approve intraregional interchange fees, subject to applicable regulatory requirements.

          h. INTRAREGIONAL OPERATING RULES. Power and authority to adopt intraregional variances to the Corporation's operating rules, policies and procedures that apply to MasterCard(R), Cirrus(R) and Maestro(R), to the extent they apply only to members of MasterCard International Incorporated of a specific region and their transactions effected wholly within a specific region, which rules, policies and procedures cover the standards and procedures governing how a specific transaction is initiated and processed, and how any related disputes are resolved. Such rules may not have any effect, intended or unintended, outside the region.

          i. INTRAREGIONAL PRODUCT AND ENHANCEMENT DEVELOPMENT. Power and authority to approve intraregional products and enhancement services involving the creation and ongoing management of new regional payment vehicles and enhancement services that add value to new and existing products.

          j. AFFINITY AND CO-BRANDING RULES. With respect to MasterCard(R), Cirrus(R) and Maestro(R) branded products only, the power and authority to approve specific affinity and co-branding rules for the card programs of members of MasterCard International Incorporated within the specific region.

          k. REGIONAL BOARD PROCESSES. Obligation to establish the procedures and requirements for managing the regional board and its activities, which shall be set forth in the regional board rules and shall include quorum requirements, minimum vote requirements and the creation and seating of committees.

     Section 5. The delegation of the powers and authorities upon the regional boards as described in this ARTICLE VII, and the delegation of any other powers or authorities that may be delegated upon one or more regional boards by the Corporation's Board of Directors from time to time, is conditioned upon compliance by the regional board with all applicable laws and all of the requirements set forth in the Corporation's Certificate of Incorporation, rules and regulations, these Bylaws and MasterCard International Incorporated's certificate of incorporation, bylaws and membership and licensing rules and regulations, and any other policies of the Corporation or MasterCard International Incorporated, including the rules and regulations applicable to Cirrus(R) and Maestro(R). Such delegated power and authority may not be delegated by the regional boards. Management of the Corporation shall establish the processes supporting the regional boards in their exercise of such delegated power and authority.

     Section 6. Any decision of a regional board, to the extent such decision is within the scope of power and authority delegated to such regional board by the Board of Directors of the Corporation, shall be effective unless and until the Board of Directors of the Corporation, in accordance with Section 2 of ARTICLE VI, determines otherwise, provided that the approval or adoption of any action, rule or policy that could be expected, in the reasonable judgment of the Board of Directors of the Corporation, to have an effect in more than one region or that in the reasonable judgment of the Board of Directors of the Corporation is inconsistent with a published policy, practice or strategy of the Corporation, shall not become effective (or shall be declared ineffective if already in effect) unless and until such action, rule or policy has been ratified by the Board of Directors of the Corporation. Only the Corporation's management shall be authorized to enter into a business arrangement with a stockholder or a member of MasterCard International Incorporated that it can be reasonably be determined will relate to activities that will be conducted in, or have an effect in, more than one region, subject to any parameters as may be determined by the Board of Directors. Nothing contained in this Section 6 shall be construed to limit the authority of the Board of Directors of the Corporation to revoke or amend the power and authority delegated upon the regional boards.

     Section 7. Each region shall have a regional president selected by the President and Chief Executive Officer of the Corporation, subject to the concurrence of the regional board. In the event of a disagreement between a regional board and the President and Chief Executive Officer of the Corporation with respect to a nominee for regional president, the chairman of the regional board and the President and Chief Executive Officer of the Corporation shall attempt to resolve the dispute through direct consultation. If no resolution is reached promptly, the President and Chief Executive Officer of the Corporation shall present his recommendation for regional president to the Board of Directors and shall advise the Board of Directors of any disagreement with respect to such selection. The Board of Directors shall only approve the selection of the President and Chief Executive Officer upon the affirmative vote of two-thirds of the entire Board of Directors with respect to any dispute regarding the President and Chief Executive Officer's disputed selection for a regional president. Each regional president shall report to the President and Chief Executive Officer of the Corporation or such other member or members of the Corporation's management as the President and Chief

Executive Officer of the Corporation may determine. Each regional president shall assist the Corporation's Board of Directors and management and the regional board in implementing the decisions and policies of the Corporation's Board of Directors and management and the regional board (within the scope of power and authority delegated by the Corporation's Board of Directors) that affect the region. Notwithstanding anything herein to the contrary, during the Transition Period, the regional president for Europe shall report only to the President and Chief Executive Officer of the Corporation and shall be a member of the Corporation's Global Executive Management Group. Any termination of a regional president by the President and Chief Executive Officer of the Corporation shall require the concurrence of the regional board, which shall not be unreasonably withheld.

                                  ARTICLE VIII

                                   COMMITTEES

     Section 1. The Board of Directors may designate from among its members an Executive Committee, Audit Committee, Nominating Committee, Compensation Committee and other committees to serve at the pleasure of the Board of Directors.

     a. EXECUTIVE COMMITTEE. The Executive Committee, if formed, shall comprise the Chairman of the Board of Directors, the Vice Chairmen of the Board of Directors, the President and Chief Executive Officer (for so long as he or she is a Director of the Corporation) and such other number of Directors as the Board of Directors shall establish from time to time so that the composition of the Executive Committee generally reflects the regional composition of the Corporation's stockholders. To the extent permitted by law, the Executive Committee shall have all the authority of the Board of Directors, except that it will not have the power or authority to approve or recommend an amendment to the Corporation's Certificate of Incorporation or an agreement or plan of merger or consolidation, to recommend the sale, lease or exchange of all or substantially all of the Corporation's property and assets, to recommend the dissolution of the Corporation or a revocation of dissolution, to amend these Bylaws or to take any action that would require the affirmative vote of greater than a simple majority of the members of the Board of Directors present at a meeting at which a quorum is present.

     b. AUDIT COMMITTEE. The Audit Committee, if formed, shall comprise such number of Directors as the Board of Directors may appoint to it. The Audit Committee will be responsible for reviewing the reports of the Corporation's auditors and for performing such other duties as are assigned to it by the Board of Directors.

     c. NOMINATING COMMITTEE. The Nominating Committee shall comprise such number of Directors as the Board of Directors may appoint to it. In selecting Directors to serve on the Nominating Committee, the Board of Directors shall seek to include individuals representing stockholders that conduct business in multiple regions of the world, as well as individuals representing stockholders that reflect the regional composition of the Corporation's stockholders, and shall include representation from each region representing greater than 20% of the most recent Global Proxy Calculation. The Nominating Committee will be responsible for nominating persons to serve as Directors and members of the Debit Advisory Board as described in ARTICLE IX. In addition, the Nominating Committee may recommend individuals to serve on the standing committees. In making nominations, the Nominating Committee will seek, consistent with the qualifications required of Directors and committee members, to give the stockholders in each geographic region reasonable representation, taking into account, among other things, the number of shares of the Corporation's stock owned by the stockholders in each region.

     d. COMPENSATION COMMITTEE. The Compensation Committee, if formed, shall comprise such number of Directors as the Board of Directors may elect to it. The Compensation Committee may be responsible for fixing the compensation of the elected officers of the Corporation and approving any employee incentive programs. The compensation of all other employees will be fixed by the Corporation's President and Chief Executive Officer (subject to the oversight of the Board of Directors).

     e. Any other committees, to the extent formed, shall have such authority as the Board of Directors grants them. The Board of Directors shall have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees.

     Section 2. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as and when the Board of Directors shall require. Unless the Board of Directors otherwise provides, notice requirements for meetings of committees shall be the same as notice requirements for meetings of the Board of Directors. Unless the Board of Directors otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other).

     Section 3. Any action of a committee may be taken without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.

                                   ARTICLE IX

                              DEBIT ADVISORY BOARD

     Section 1. For an intended term of three years, the Corporation shall have a Debit Advisory Board which will be responsible for providing advice to the Board of Directors in the following areas:

          a. the development and expansion of the Corporation's debit programs globally;

          b. global program and brand strategies, policies, rules and technology standards for the Corporation's debit programs consistent with the standards for the Corporation's other products set by the Board of Directors; and

          c. the performance and evaluation of the Corporation's Debit Brand Management Group (or other group within the Corporation performing similar functions).

For purposes of these Bylaws, the term "debit programs" shall mean the issuance and acceptance of ATM and point-of-sale electronic payment devices that access deposit accounts owned by an issuing member of MasterCard International Incorporated under a trademark and/or service mark owned or managed, directly or indirectly, by the Corporation or one of its subsidiaries.

     Section 2. Beginning on or after the two-year anniversary of the creation of the Debit Advisory Board, the Board of Directors shall review the performance of the Debit Advisory Board and consider, in its sole discretion, whether, and on what terms, to continue the Debit Advisory Board, with the understanding that it is the intent of the Corporation that the Debit Advisory Board will continue for a third year.

     Section 3. During the first year of the existence of the Debit Advisory Board, the Debit Advisory Board shall be comprised of the members of the Board of Directors of Maestro International Incorporated in effect upon the date of adoption of these Bylaws. The Nominating Committee will nominate individuals to serve as members of the Debit Advisory Board beginning with the second year of the Debit Advisory Board for approval by the Board of Directors. In selecting nominees for service on the Debit Advisory Board, the Nominating Committee will give due consideration to representatives from key stockholders of the Corporation that support the Corporation's debit products, as measured by the Global Proxy Calculation. Prior to presenting such nominations, the Nominating Committee shall seek recommendations for candidates for the Debit Advisory Board from the regional boards and shall duly consider all such recommendations. In the event of a disagreement between a regional board and the Nominating Committee with respect to a nominee(s) from that region, the chairman of the regional board and the Nominating Committee shall attempt to resolve the dispute through direct consultation. If no resolution is reached promptly, the Nominating Committee shall present its recommended slate of Nominating Committee members and shall advise the Board of Directors of any disagreement with respect to the nominees from any specific region. The Board of Directors shall make the final determination with respect to any dispute regarding a regional nominee.

     Section 4. Any recommendation of the Debit Advisory Board, to the extent such recommendation is within the scope of power and authority delegated to the Debit Advisory Board by the Board of Directors of the Corporation and is not inconsistent with a published policy, practice or procedure, shall be effective unless and until the Board of Directors of the Corporation, in accordance with
Section 2(f) of ARTICLE VI, overrules such recommendation.

                                   ARTICLE X

                                    OFFICERS

     Section 1. Subject to the provisions of Section 1(a) below regarding the election and term of the Chairman of the Board of Directors, the Board of Directors shall, annually at its first meeting following the annual meeting of stockholders, elect a Chairman of the Board of Directors from among its members, a President and Chief Executive Officer and a Secretary; and the Board of Directors may at that meeting, and thereafter, elect a Chairman Emeritus, up to two Vice-Chairmen of the Board of Directors, a Chief Operating Officer, a Treasurer and such other officers as it may from time to time deem advisable. Except as prohibited by law, any two or more offices may be held by the same person. No officer except the Chairman of the Board of Directors, the Vice-Chairmen, if any, and the President and Chief Executive Officer need be a Director of the Corporation.

     a. THE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be elected to an initial term of two years and shall be eligible to be reelected annually thereafter. The Chairman of the Board of Directors shall preside at all meetings of the members of the Board of Directors and shall perform such other duties as are properly assigned to him by the Board of Directors.

     b. THE VICE-CHAIRMEN OF THE BOARD OF DIRECTORS. The Board of Directors may elect up to two Vice-Chairmen of the Board of Directors. The Vice-Chairmen shall have such powers assigned to them by the Chairman or by the Board of Directors. In the absence of the Chairman, the Chairman shall designate one of the Vice-Chairmen to preside at meetings of the Board of Directors.

     c. THE CHAIRMAN EMERITUS. The Corporation may have a Chairman Emeritus who shall be elected by the Board of Directors and shall be entitled to receive notice of all meetings of the Board of Directors and shall be permitted to attend and participate in all meetings of the Board of Directors, but shall not be entitled to vote. The Chairman Emeritus must have retired as an officer of a member of MasterCard International Incorporated while serving as a member of the Board of Directors of the Corporation and must have served as Chairman of the Board of Directors of the Corporation for at least two years.

     d. THE PRESIDENT AND CHIEF EXECUTIVE OFFICER. The Corporation shall have a President who also shall be the Chief Executive Officer of the Corporation. The President shall have general overall supervision of all business of the Corporation and shall have such powers and duties as usually pertain to such office or as may be assigned to him by the Board of Directors. In the absence of the Chairman and the Vice-Chairmen, the President shall perform the duties and exercise the powers of the Chairman of the Board of Directors.

     e. THE CHIEF OPERATING OFFICER. The Corporation may have a Chief Operating Officer who shall be elected by the Board of Directors. The Chief Operating Officer shall report directly to the President and Chief Executive Officer and shall have such responsibilities as shall be assigned from time to time by the President and Chief Executive Officer.

     f. THE TREASURER. The Corporation may have a Treasurer who shall be elected by the Board of Directors. The Treasurer shall have the care and custody of all moneys and securities of the Corporation. He or she shall cause to be entered in records to be kept for that purpose full and accurate accounts of all moneys received by him or her and paid by him or her on account of the Corporation. He or she shall make and sign such reports, statements and documents as may be required by him of the Board of Directors or by the laws of the United States, the State of Delaware or any other state or country, and shall perform such other duties as usually pertain to such office or as may be assigned to him by the Board of Directors. The Treasurer shall be bonded in the manner and amount prescribed by the Board of Directors. The reports and records of the

Treasurer shall be audited as of the end of each fiscal year and at such other times as the Board of Directors may direct by independent certified public accountants selected by the Board of Directors or by a committee of members designated by the Chairman of the Board of Directors with the approval of the Board of Directors.

     g. THE SECRETARY. The Corporation shall have a Secretary who shall be elected by the Board of Directors. The Secretary shall issue notices of meetings of stockholders and of the Board of Directors when such notices are required by law or these Bylaws. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and keep the minutes thereof. He or she shall affix the Corporation's seal to such instruments as require the seal and shall perform such other duties as usually pertain to such office or as may be assigned to her/him by the Board of Directors or as may otherwise be provided for in these Bylaws.

     Section 2. Subject to the provisions of Section 1(a) above regarding the election and term of the Chairman of the Board of Directors, each officer shall be elected by the Board of Directors and shall hold office until the earliest of such individual's death, resignation, removal or the first meeting of the Board of Directors following the next annual meeting of stockholders. Any officer may be removed at any time, either with or without cause, by the Board of Directors. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     Section 3. Any officer may resign at any time by giving written notice to the Board of Directors or to the President and Chief Executive Officer. Such resignation shall take effect at the time specified in the notice or, if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation shall not be necessary to make it effective.

     Section 4. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise. In addition, the Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

     Section 5. In the event of an absence or illness of any officer, or for any other reason that the Board of Directors or the President and Chief Executive Officer may deem sufficient, the Board of Directors or the President and Chief Executive Officer may temporarily assign the powers and duties of that officer to any other officer or to any Director.

     Section 6. The compensation of the elected officers shall be fixed by the Board of Directors or a committee thereof. The compensation of other employees of the Corporation shall be fixed by the President and Chief Executive Officer (subject to the oversight of the Board of Directors). All employee incentive programs shall be approved by the Board of Directors or a committee thereof.

                                   ARTICLE XI

                            CERTIFICATES FOR SHARES

     Section 1. In the discretion of the Board of Directors, the shares of stock of the Corporation may be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board of Directors, or the President and Chief Executive Officer or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary and bearing any legends as may be prescribed by the Certificate of Incorporation or otherwise.

     Section 2. In the event that the shares of stock of the Corporation are not represented by certificates, the name, address and number and class of shares owned by each stockholder shall be set forth in the books and records of the Corporation, as such may be amended from time to time by the Corporation to reflect any change in the name, address and/or number or class of shares owned by each stockholder.

     Section 3. Any or all signatures upon a certificate may be a facsimile. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he or she or it were that officer, transfer agent or registrar at the date of issue.

     Section 4. The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation that is alleged to have been lost, stolen or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate.

     Section 5. The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed and accompanied by proper evidence of lawful succession, assignment or authority of transfer, shall issue a new certificate to the person entitled thereto, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

     Section 6. The Corporation shall for all purposes be entitled to treat a person registered on its books, as the owner of shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation shall be entitled to hold a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to, or interest in, shares of its stock on the part of any other person, whether or not the Corporation shall have express or other notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.

                                  ARTICLE XII

                                INDEMNIFICATION

     Section 1. The Corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Delaware law.

     Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Delaware law.

     Section 3. To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this ARTICLE, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

     Section 4. Any indemnification under Sections 1 and 2 of this ARTICLE (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination will be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the Board of Directors who were not parties to such action, suit or proceeding even though less than a quorum, or (2) by a committee or such Directors designated by majority vote of such Directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel (compensated by the Corporation) in a written opinion or (4) by the stockholders.

     Section 5. Expenses (including attorneys' fees) incurred by any director, officer, employee or agent in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this ARTICLE. Such expenses (including attorney's fees) incurred by a former director, officer, employee or agent may be paid upon such terms and conditions, if any, as the Corporation deems appropriate.

     Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this ARTICLE shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this ARTICLE.

     Section 8. References in this ARTICLE to "the Corporation" will include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under the provisions of this ARTICLE with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     Section 9. For purposes of this ARTICLE, references to "other enterprises" will include employee benefit plans; references to "fines" will include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of a subsidiary of the Corporation and any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this ARTICLE.

     Section 10. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE shall, unless otherwise provided, when authorized or ratified continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 11. Except as specifically permitted by applicable law, no person who is or was a director, officer, employee, agent or member of any committee of the Corporation shall be indemnified in any way if such person has brought the action or proceeding against the Corporation, its directors, officers, employees, agents or any committee of the Corporation.

     Section 12. The provisions of this ARTICLE will be deemed retroactive and will include all acts of the directors, officers, employees or agents of the Corporation since the date of incorporation.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

     Section 1. The corporate seal shall be circular in form with the words "MasterCard Incorporated" around the outer margin and the words and figures "CORPORATE SEAL 2001 DELAWARE" in the center and such other appropriate legend as the Board of Directors may from time to time determine. Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

     Section 2. The fiscal year of the Corporation shall be the calendar year.

     Section 3. The symbol of the Corporation will be the word "MasterCard" superimposed across a red circle overlapping a yellow circle in the form adopted by the Board of Directors as the corporate symbol of the Corporation.

     Section 4. As used in these Bylaws, the term "card" means a device, complying with the specifications set forth in the rules and regulations of MasterCard International Incorporated, which may be used to pay for goods and/or services and to obtain cash through access of the cardholder's credit, charge or depositary account with the issuer of the cards.

     Section 5. As used in these Bylaws, the phrase "published policy" is one that has been disseminated by bulletin, letter or other form of written or electronic communication to, at least, the stockholders and/or the Class A members of MasterCard International Incorporated that, along with their affiliate members, if any, are affected by such policy.

     Section 6. The books of the Corporation, except such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Board of Directors may from time to time determine.

                                  ARTICLE XIV

                                   AMENDMENTS

     Section 1. The Board of Directors, by the affirmative vote of a majority of the entire Board of Directors at any meeting of the Board of Directors at which a quorum is present, or by action without a meeting if all of the Directors consent in writing to that action, may adopt, amend or repeal any provision of these Bylaws, except that (i) any amendment or repeal of Section 1 of ARTICLE VI shall require the affirmative vote of at least 75% of the Directors present at a meeting at which a quorum is present, (ii) any amendment or repeal of Section 2 of ARTICLE VI shall require the affirmative vote of at least 66 2/3% of the Directors present at a meeting at which a quorum is present and (iii) any amendment or repeal of Section 2 of ARTICLE III shall be subject to the terms and conditions of Article EIGHTH of the Corporation's Certificate of Incorporation.

     Section 2. The stockholders, by the affirmative vote of a majority of the votes cast at any meeting of the stockholders at which a quorum is present or by action without a meeting in accordance with these Bylaws, may adopt, amend or repeal any provision of these Bylaws; provided, however, that any amendment or repeal of Section 2 of ARTICLE III shall be subject to the terms and conditions of Article EIGHTH of the Corporation's Certificate of Incorporation.

                                   ARTICLE XV

                                    NOTICES

     Section 1. To the extent permitted by applicable law, any notice to a stockholder may be given personally, by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality or by electronic transmission. A notice will be deemed given when actually given in person; when transmitted by a legible transmission, if given by facsimile transmission; when transmitted, answerback received, if given by telex; on the day when delivered to a cable or similar communications company; three business days after delivery to a courier service; or on the fifth business day after the day when deposited with the United States mail, postage prepaid, directed to the stockholder at such stockholder's address, facsimile number, electronic mail address or telex number as it appears on the records of stockholders or at such other address, facsimile number, electronic mail address or telex number as the stockholder may have designated to the Secretary in writing as the address or number to which notices should be sent. Notice given by a posting on electronic network together with separate notice to the stockholder of such specific posting, shall be deemed given upon the later of (A) such posting and (B) the giving of such separate notice. Notice given by any other form of electronic transmission shall be deemed given when directed to the stockholder.

     Section 2. Any notice to a Director may be given personally, by telephone, by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality or electronic transmission to such Director's residence or usual place of business. A notice will be deemed given when actually given in person or by telephone; when transmitted by a legible transmission, if given by facsimile transmission; when transmitted, answerback received, if given by telex; on the day when delivered to a cable or similar communications company; three business days after delivery to a courier service; or on the fifth business day after the day when deposited with the United States mail, postage prepaid, directed to the director at his business address, facsimile number, electronic mail address or telex number or at such other address, facsimile number, electronic mail address or telex number as the director may have designated to the Secretary in writing as the address or number to which notices should be sent. Notice given by any form of electronic transmission shall be deemed given when directed to the Director.

     Section 3. Any person may waive notice of any meeting by signing a written waiver or by electronic transmission, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                                                         ANNEX F

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                     MASTERCARD INTERNATIONAL INCORPORATED

     THE UNDERSIGNED, for the purpose of forming a corporation pursuant to
Section 102 of the Delaware General Corporation Law (the "DGCL") does hereby certify the following:

     FIRST: The name of the corporation is MasterCard International Incorporated (the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 100 West Tenth Street, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

     FOURTH: In furtherance, and not in limitation, of the general powers conferred by the law of the State of Delaware and the objects and purposes herein set forth, it is expressly provided that the Corporation shall, subject to the provisions contained in the law of the State of Delaware, this Certificate of Incorporation and the Bylaws of the Corporation (the "Bylaws"), have the power to do all such acts as are necessary or convenient to the attainment of the objects and purposes herein set forth and to engage in any lawful act or activity for which corporations may be organized under the DGCL; provided, however, that nothing contained in this Certificate of Incorporation shall authorize or empower the Corporation to perform or engage in any acts or practices which (a) are prohibited by Section 340 of the General Business Law of the State of New York or any anti-monopoly statute of any state of the United States or the District of Columbia, or (b) are defined as banking powers under
Section 126(a) of the DGCL.

     FIFTH: The Corporation shall not have any authority to issue capital stock.

     SIXTH: The Corporation initially shall have authority to issue membership interests in the following classes: Class A or "Principal" Memberships, which shall include Principal Memberships, Association Memberships and Travelers Cheque Memberships; Class B Memberships; and Affiliate Memberships. The Corporation is authorized to issue an unlimited number of Class A Memberships. The Corporation is authorized to issue a maximum of one Class B Membership. The Class B Membership shall not be assessable. The board of directors of the Corporation (the "Board"), upon the affirmative vote of at least 66 2/3% of the directors present at a meeting at which a quorum is present, shall have the authority to create additional classes of membership interests. Such additional classes of membership shall have such rights, preferences and privileges as are set out, from time to time, in the Bylaws, provided, however, that they shall not have any right, preference or privilege greater than those of the Class A Memberships.

     a. Class A Memberships. The rights and obligations of the Class A Memberships are as set forth in this Certificate of Incorporation and the Bylaws of the Corporation. Holders of the Class A Memberships (such holders, the "Class A Members") shall not be entitled to vote on account of such holdings, except as otherwise provided herein or in the Bylaws, or as required by law. Class A Members shall not be entitled on account of such membership, to receive any portion of any dividends or other distributions or profits of the Corporation and shall not be entitled to participate in any assets available for distribution to the members of the Corporation upon any dissolution of the Corporation.

     b. Class B Membership. The rights and obligations of the Class B Membership are as set forth in this Certificate of Incorporation and the Bylaws of the Corporation. The Class B Membership shall be issued to MasterCard Incorporated, a Delaware stock corporation. The holder of the Class B Membership (the "Class B Member") shall have exclusive voting rights on all matters with respect to which members may vote, except as provided otherwise herein or in the Bylaws, or as otherwise required by law. The Class B Member, on account of such status, shall be entitled to all legally permitted dividends and other distributions approved by the Board, and shall be entitled to receive all assets legally available for distribution to the members of the Corporation on any dissolution, liquidation or winding-up of the Corporation.

     c. Other Classes of Membership. The rights and obligations of Affiliate Memberships are set forth in the Bylaws of the Corporation. Other classes of membership interests in the Corporation shall have such rights, preferences and privileges as are determined by the affirmative vote of at least 66 2/3% of the directors present at a meeting at which a quorum is present upon creation of each class, provided that in no event shall any additional classes of membership be entitled to rights, preferences or privileges that are greater than those of the Class A Memberships.

     SEVENTH: The private property of the members of the Corporation shall not be subject to the payment of debts of the Corporation nor be subject to any liability for any other obligations of the Corporation.

     EIGHTH: Except to the extent set forth in this Certificate of Incorporation, the conditions of membership in the Corporation shall be set forth in the Bylaws.

     NINTH:

          a. The Board may impose upon the members (other than the Class B Member), whether before, on, or after termination of their membership, dues, assessments, fees, and other charges for any purpose or purposes as may be authorized in this Certificate of Incorporation or in the Bylaws, including without limitation assessments to pay for or reserve against any accumulated, current, or future expenses or liabilities of the Corporation.

          b. If the Board shall determine to satisfy any liability for damages based upon violation of United States antitrust laws arising out of the actions known as U.S. v. Visa International, Visa USA and MasterCard International and In re Visa Check, et al. (together, the "Antitrust Actions"), or any other action based upon the same factual allegations as advanced in the Antitrust Actions, by assessment of the Class A Members pursuant to Article VI Section 4 of the Bylaws, no such assessment shall be made directly or indirectly against members based upon card issuing or acquiring programs operated outside of the United States.

     TENTH: No director will have any personal liability to the Corporation or its members for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director obtained an improper personal benefit.

     ELEVENTH: It shall be a qualification for each director of the Corporation that such director is also a director of the Class B Member. The Class B Member shall elect any person who becomes a director of the Class B Member as a director of the Corporation. Any director of the Corporation who ceases to be a director of the Class B Member shall immediately cease to be a director of the Corporation.

     TWELFTH: In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter or repeal the bylaws of the Corporation.

     THIRTEENTH: In the event of any voluntary or involuntary liquidation, dissolution, or winding-up (collectively, "liquidation") of the Corporation, the Class B Member shall be entitled to receive out of the net remaining assets of the Corporation (including any termination fees and assessments levied on members pursuant to the Bylaws) the amounts and rights, if any, then existing or received by the Corporation in such liquidation in respect to the sale or other disposition of the trademarks, goodwill, and other assets relating to the activities of the Corporation. Neither the consolidation nor merger of the Corporation, nor the sale, lease, or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation of the Corporation for the purposes of this Article THIRTEENTH.

     FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights herein conferred upon members are granted subject to this reservation. The consent of the Class B Member and the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Class A Stock and, prior to and including the Transition Date, Class B Stock, of the Class B Member, voting together as a single class, shall be required to amend Article FIFTH, SIXTH, SEVENTH, NINTH(b), ELEVENTH, THIRTEENTH or FOURTEENTH of this Certificate of Incorporation.

     IN WITNESS WHEREOF, MasterCard International Incorporated has caused this Amended and Restated Certificate of Incorporation to be signed by its President, and its corporate seal to be hereunto affixed and attested by its Secretary,
this    day of             , 2002.

                                          MASTERCARD INTERNATIONAL INCORPORATED

                                          --------------------------------------

                                                                         ANNEX G

                                     BYLAWS

                                    PREAMBLE

            AMENDED AND RESTATED BYLAWS OF MASTERCARD INTERNATIONAL
                        INCORPORATED (THE "CORPORATION")

PREAMBLE

     The purposes for which this Corporation is formed shall include the following:

     1.To facilitate the interchange of card privileges on an international basis.

     2.To facilitate the entry into the card businesses by members and prospective members without regard to size and at minimum risk and cost.

     3.To promote the development of sound practices in the operation of the card programs of its members by establishing high standards.

                                     BYLAWS

                            ARTICLE I -- MEMBERSHIP

     SEC. 1 ELIGIBILITY. The following are eligible to become Class A Members or Affiliate Members of this Corporation:

          (a) Effective for entities applying for membership on or after 15 July 1993, any corporation or other organization that is a financial institution that is authorized to engage in financial transactions under the laws and/or government regulations of the country, or any subdivision thereof, in which it is (i) organized or (ii) principally engaged in business. "Financial transactions" for purposes of this section shall mean the making of commercial or consumer loans, the extension of credit, the effecting of transactions with payment services cards, the issuance of travelers cheques, or the taking of consumer or commercial deposits. Any such financial institution must have the requisite right, power, and authority, corporate and otherwise, to function as a member of this Corporation and to engage in any activities contemplated by that financial institution that would utilize one or more of this Corporation's marks (each, a "Mark") and services. Any such financial institution also must be regulated and supervised by one or more governmental authorities and/or agencies authorized and empowered to establish and/or enforce rules regarding financial transactions and the financial condition, activities, and practices of entities engaging in such financial transactions. With respect to any financial institution that does not take deposits, it shall be a further requirement that financial transactions constitute substantially all of the business conducted by such institution. In the event any of the foregoing eligibility criteria would violate the laws or regulations of any country, then the Board of Directors may adopt, consistent with the safety and soundness objectives reflected above, by a two-thirds vote, eligibility criteria that comply with the laws and regulations of such country. The Board of Directors, by a two-thirds vote, shall have the right, but not the obligation, to modify the above membership eligibility criteria on a regional or country-by-country basis for any reason. Notwithstanding the foregoing, a Regional Board of MasterCard Incorporated or any other entity responsible for licensing within a region (hereinafter "Membership Entity") shall have the right to propose different membership eligibility criteria on a regional or country-by-country basis, which eligibility criteria shall not become effective until approved by a two-thirds vote of the Board of Directors. Any region or country specific membership eligibility criteria that are so adopted shall be set forth as an exhibit to these bylaws. A subsequent amendment of such eligibility criteria shall require a two-thirds vote of the Board of Directors. Furthermore, any such membership eligibility criteria so adopted may be withdrawn by the Board of Directors by a majority vote; provided that, as part of such vote, at least two-thirds of the directors who are not from the region with the eligibility criteria at issue have voted to withdraw such criteria.

          (b) Any entity that is directly or indirectly controlled by one or more members described in Article I, Section 1 (a) and that is engaged, or proposes to engage, on behalf of or through one or more of those members in operating programs utilizing one or more of this Corporation's Marks or its services and related activities.

     SEC. 2  APPLICATION FOR CLASS A MEMBERSHIP OR AFFILIATE MEMBERSHIP.

     (a) Any financial institution or other entity eligible for membership as provided in Article I, Section 1, may apply to become a Class A Member or Affiliate Member of this Corporation in the class or classes that it may elect and for which it is eligible under Article I, Section 3. Applications for Class A Membership or Affiliate Membership must be made in the form and include all of the information that the Board of Directors may from time to time require. An application must be accompanied by the correct licensing and initiation fee or fees.

     (b) An applicant for Class A Membership or Affiliate Membership in any class must agree, and by execution and submission of an application for Class A Membership or Affiliate Membership it shall have agreed, that it will comply with all applicable provisions of the Certificate of Incorporation, bylaws, rules and regulations, and published policies of this Corporation as in effect from time to time.

                                     BYLAWS

     (c) A completed application for Class A Membership or Affiliate Membership must, if practical, be considered at the next regularly scheduled meeting of the Board of Directors, or, if applicable, of the Regional Board or board of a Membership Entity, after receipt of the application.

     (d) A majority vote of the directors present at a meeting of the Board of Directors is required to elect an applicant to Class A Membership or Affiliate Membership. The foregoing notwithstanding, if election to Class A Membership or Affiliate Membership in this Corporation in a region has been delegated to a Regional Board of the Class B member (a "Regional Board"), a majority vote of the directors present at a meeting of the Regional Board is required to elect an applicant to Class A Membership or Affiliate Membership. The action taken on all applications must be recorded in the minutes of the meeting of the Board of Directors that acted upon it and, if any application is disapproved, the reasons therefor must be stated in those minutes.

     (e) Prior to consideration of a Class A Membership or Affiliate Membership application by the Board of Directors, or, if applicable, a Regional Board, the President of this Corporation or his designee may permit, in the absolute discretion of that person, any eligible applicant that has submitted a properly completed Class A Membership or Affiliate Membership application, including the appropriate license agreement or agreements, to utilize this Corporation's Marks, and to participate in this Corporation's activities as if it were a Class A Member or Affiliate Member, but with no right to vote during that interim period. Any such interim authorization is subject to the subsequent approval or disapproval of the application by the Board of Directors or, if applicable, the Regional Board. Prior to being granted such authorization, the applicant must agree, and by commencement of MasterCard activities it shall have agreed, to comply during this interim period (and thereafter as necessary) with the applicable bylaws, rules and regulations, and published policies of this Corporation and to discontinue immediately any such utilization and participation if its application is not approved. All damages, losses, and liability arising directly or indirectly, or consequentially, from any interim utilization and participation and from the disapproval will be solely at the applicant's risk and expense, and neither this Corporation nor its Board of Directors nor any Regional Board shall have any responsibility for those damages, losses, or liabilities.

     SEC. 3  MEMBERSHIP; CLASSES; OBLIGATION TO BECOME MEMBER.

     (a) OBLIGATION TO PARTICIPATE. Each member of this Corporation must participate in one or more classes of membership. The classes of membership are card membership and travelers cheque membership.

     (b) The following are the classes of membership in this Corporation:

     CARD MEMBERSHIP. Each card member shall participate in the card activities of this Corporation using the MasterCard Mark and other such Marks that the card member is authorized to use (each, an "Authorized Mark"). There are the following categories of card membership:

          (i) ASSOCIATION MEMBER -- an entity that is eligible for, and is elected by the Board of Directors to, membership pursuant to Sections 1 (b) and 2 (d), respectively, of this Article I and that participates or proposes to participate directly in the card activities of this Corporation. An Association Member shall be a Class A Member of this Corporation.

          (ii) PRINCIPAL MEMBER -- a financial institution that is eligible for, and is elected by the Board of Directors to, membership pursuant to Sections 1 (a) and 2 (d), respectively, of this Article I and that participates or proposes to participate directly in the card activities of this Corporation. A Principal Member shall be a Class A Member of this Corporation.

          (iii) AFFILIATE MEMBER -- financial institution or other entity that is eligible for, and is elected by the Board of Directors to, membership pursuant to Article I, Sections 1 and 2 (d), and that participates or proposes to participate indirectly through an association member or a principal member, in the card activities of this Corporation.

                                     BYLAWS

     TRAVELERS CHEQUE MEMBERSHIP. Travelers Cheque Member -- a financial institution or other entity that is eligible for, and is elected by the Board of Directors to, membership pursuant to Article I, Sections 1 and 2 (d), respectively, and that participates or proposes to participate directly in the travelers cheque program of this Corporation. A Travelers Cheque Member shall be a Class A Member of this Corporation.

     Each travelers cheque member may have one or more entities, financial or otherwise, affiliated with it for the purpose of the travelers cheque program. These affiliated entities will not be travelers cheque members.

     (c) OBLIGATION TO BECOME MEMBER. Subject to Article I, Section 2(e), a financial institution or other entity that is eligible for membership as provided in Section 1 of this Article I shall not participate in any of the card activities of this Corporation nor use any of the Marks unless and until it becomes a card member of this Corporation in accordance with Section 7.03 of Chapter 7 of the Bylaws and Rules manual.

          Subject to Article I, Section 2(e), a financial institution or other entity that is eligible for membership as provided in Section 1 of this
     Article I shall not participate in any of the travelers cheque activities of this Corporation nor use any of the travelers cheque trademarks of this Corporation unless and until it becomes a travelers cheque member of this Corporation, except those entities affiliated with a travelers cheque member's program, as provided in Article I, Section 3 (b).

     SEC. 4 GENERAL OBLIGATIONS OF MEMBERSHIP. Each member must comply with the following obligations of membership:

          (a) Each member shall provide, upon request, to this Corporation, or its designee, information with respect to any of the member's programs utilizing the Marks, except that compliance with the foregoing shall not require any member to furnish any information, the disclosure of which, in the opinion of this Corporation's independent outside legal counsel, is likely to create a significant potential legal risk to this Corporation and/or its member(s). Each travelers cheques member shall also be required to disclose such information as to entities affiliated with it for the purpose of its travelers cheques program. To the extent that such information is the member's proprietary information, it shall be treated with the degree of care deemed (i) appropriate based upon the sensitivity of the information and (ii) necessary to maintain its confidentiality. Such degree of care shall under no circumstances be less than that which this Corporation accords its own proprietary information.

          (b) Each member shall promptly pay to this Corporation all fees, dues, assessments, and other obligations when due.

          (c) Each member shall comply in all respects with all bylaws, rules and regulations, and published policies of this Corporation in effect from time to time.

     SEC. 5  SPECIFIC OBLIGATIONS OF CARD MEMBERSHIP.

     (a) Within one year of becoming a member and at all times thereafter, each association member and principal member must itself, taken together with its affiliate members as if they were a single card member, have satisfied the minimum obligations of its category of card membership as established from time to time by the Board of Directors and as set forth in Chapter 7 of the MasterCard Bylaws and Rules manual.

     (b) Each card member shall at all times meet the minimum financial requirements established by the Board of Directors for all members. The Board of Directors, in its discretion, may establish different or additional financial requirements for (i) a category of financial institutions, organizations, or corporations that are described in Article I, Section 1, or (ii) an individual member or prospective member of this Corporation in the manner set forth in
Section 7.07 of Chapter 7 of the Bylaws and Rules manual, so long as the Board of Directors determines that different or additional requirements are reasonably required to evidence the financial integrity of that category of financial institutions, corporations, or other organizations or of an individual member or prospective member of this Corporation.

                                     BYLAWS

     (c) Each card member shall, in accordance with this Corporation's rules and regulations and published policies:

          (i) Accept records of transactions arising from the use of MasterCard cards issued by other members from any of its merchants that it has authorized to honor MasterCard cards, and require all such merchants to honor all properly presented MasterCard cards without discrimination;

          (ii) Accept and pay for records of transactions received from other members arising from the use of any MasterCard cards issued by it;

          (iii) Give cash disbursements without discrimination to all holders of properly presented MasterCard cards; and

          (iv) Provide authorization service respecting its own cards for other members, and provide authorization service for any merchants that it has authorized to honor MasterCard cards (each such merchant must not have at any given time more than one telephone number to call for authorizations for MasterCard cards unless the President or his designee has authorized the use of more than one such number after a determination that the multiplicity of numbers will not cause merchant confusion).

     (d) Each card member must actively promote this Corporation's card program.

     (e) Each card member must comply in all respects with (i) the rules, regulations, and other directives associated with the MasterCard Marks as may be amended from time to time, including, but not limited to, the MasterCard Bylaws and Rules manual, the MasterCard/Cirrus ATM Participation Rules and the Cirrus Worldwide Operating Rules and (ii) the rules and regulations adopted in connection with the Authorized Marks as such term is defined in Article I,
Section 3(b).

     (f) Notwithstanding the foregoing requirements, no provision of these bylaws or of the rules and regulations or published policies of this Corporation requires any card member to undertake any activity that is prohibited by applicable law or regulation. However, the Board of Directors may require a member to undertake a reasonable and not prohibited activity in the place of any prohibited activity.

     (g) Each association and principal member that has members affiliated with it must cause each of its affiliate members to comply with the obligations of card membership of this Corporation that are applicable to that affiliate, and the association and principal member will be liable to this Corporation and to all other members for all activities of its affiliate members with respect to card programs operated and activities engaged in by such affiliate members through the association or principal member including, without limitation, any failure by the affiliate member to comply with the obligations of card membership. If any member affiliated with an association or principal member ceases that affiliation, the association or principal member will nonetheless be obligated pursuant to the rules and regulations and published policies of this Corporation to acquire from other members records of transactions arising, whether before or after the cessation, from the use of MasterCard cards issued by that former affiliate member.

     (h) Except to the extent any such liability or obligation has been previously satisfied by its principal member, each affiliate member shall be responsible for the liabilities and obligations arising out of, or in connection with, its card programs, irrespective of any (i) action taken by it to satisfy such liability or obligation with the principal member or (ii) agreements between the principal and affiliate member.

     SEC. 6  SPECIFIC OBLIGATIONS OF TRAVELERS CHEQUE PROGRAM MEMBERSHIP.

     (a) Each travelers cheque member must commit to sell MasterCard(R) Travelers Cheques.

     (b) Each travelers cheque member is responsible for the payment of all MasterCard Travelers Cheques that it issues unless otherwise provided herein or in the MasterCard Travelers Cheques Operating Rules and shall maintain sufficient financial equity to ensure that its travelers cheques will be paid and shall comply with

                                     BYLAWS
all applicable banking and other laws and regulations and the Travelers Cheques Operating Rules. With respect to such travelers cheques members, the Board of Directors may establish different or additional financial requirements (i) for a category of financial institutions, corporations, or other organizations that are described in Section 1 of this Article I or (ii) an individual member or prospective member of this Corporation, so long as the Board of Directors determines that different or additional requirements are reasonably required to evidence the financial integrity of that category of financial institutions, corporations or other organizations, or of an individual member or prospective member of this Corporation.

     (c) Each travelers cheque member must invest the proceeds of sales of travelers cheques in accordance with good banking practice and in compliance with all applicable banking and other laws and regulations and the Travelers Cheque Operating Rules.

     (d) Each travelers cheque member must in accordance with the Travelers Cheque Operating Rules:

     1.issue and sell MasterCard Travelers Cheques;

     2.issue MasterCard Travelers Cheque refunds;

     3.accept and cash MasterCard Travelers Cheques;

     4.provide authorization and investigation services regarding MasterCard
       Travelers Cheques.

     (e) Each travelers cheque member must actively promote the MasterCard Travelers Cheque program.

     SEC. 7 TRANSFERABILITY OF MEMBERSHIP. Membership in this Corporation is not transferable or assignable, whether by sale, consolidation, merger, operation of law, or otherwise.

     SEC. 8  OTHER PROGRAMS.

     (a) No card member that is also involved in another card program may discriminate against this Corporation or its card members in favor of the other program. A card member is not required to participate in any other program of any type offered by this Corporation or by any other organization.

     (b) A travelers cheque member is not required to participate in any other program of any type offered by this Corporation or by any other organization.

     SEC. 9  VOLUNTARY TERMINATION OF MEMBERSHIP.

     (a) A member may withdraw as a card member or as a travelers cheque member or as both; a member that is a member of more than one class of membership may withdraw from one or more class or classes of membership and remain a member in another class of membership.

     (b) In order to withdraw from one or more classes of membership, the member must give written notice addressed to the President or the Secretary of this Corporation, preferably by registered or certified mail, return receipt requested, but any other manner of delivery may be used. The notice must, with reasonable clarity, state that it is a notice of termination and must be received by the President or the Secretary. The notice must:

          (i) specify the class or classes of membership from which the member is withdrawing;

          (ii) fix a date on which a withdrawal from a class of membership will be effective, and this date must be at least 30 days after the notice was received by this Corporation; and

          (iii) be otherwise in the form as may be required from time to time by the Board of Directors.

     SEC. 10 INVOLUNTARY TERMINATION OF MEMBERSHIP. A member may be expelled from card membership or from travelers cheque membership, or from any or all classes of membership, by the affirmative vote of two-thirds of the entire Board of Directors. The expulsion will be effective upon delivery, or an inability to

                                     BYLAWS
deliver after a reasonable attempt to do so, of written or actual notice, and the written notice must be provided expeditiously and promptly after the Board of Directors has voted the expulsion. The reasons for the expulsion must be stated with reasonable specificity in the notice and in the minutes of the meeting at which the action was taken.

     SEC. 11 AUTOMATIC TERMINATION OF MEMBERSHIP. A member's membership in all classes of membership in this Corporation shall automatically terminate forthwith if:

          (a) the member suspends payments within the meaning of Article IV of the Uniform Commercial Code as in effect at the time in the State of Delaware, regardless of whether, in fact, the member is subject to the provisions thereof;

          (b) the member takes the required action by vote of its directors, stockholders, members, or other persons with the legal power to do so, or otherwise acts, to cease operations and to wind up the business of the member, such membership termination to be effective upon the date of the vote or other action; or

          (c) the member fails or refuses to make payments in the ordinary course of business or becomes insolvent, makes an assignment for the benefit of creditors, or seeks the protection, by the filing of a petition or otherwise, of any bankruptcy or similar statute governing creditors' rights generally; or

          (d) the government or the governmental regulatory authority having jurisdiction over the member serves a notice of intention to suspend or revoke, or suspends or revokes, the operations or the charter of the member; or

          (e) a liquidating agent, conservator, or receiver is appointed for the member, or the member is placed in liquidation by any appropriate governmental, regulatory, or judicial authority.

     A card member's license authorizing it to use one or more Authorized Marks shall terminate in the event the member fails to actively participate in card activities using such Authorized Mark. If all of a member's licenses are terminated, card membership is automatically terminated on the effective date of termination of the last remaining license.

     The travelers cheques membership of an entity shall automatically terminate in the event of termination of its license authorizing it to use the MasterCard trademark in its travelers cheques program.

     SEC. 12  LIABILITIES OF TERMINATED MEMBERS.

     (a) A member whose membership in any class is terminated:

          (i) shall have no further rights after the effective date of that termination as a member in that class, except as may be provided in the rules and regulations and published policies of this Corporation applicable to that class in order to permit the orderly winding up of its business as a member of that class;

          (ii) shall not be entitled to any refund of dues, fees, assessments, or other payments and will remain liable for, and must promptly pay to this Corporation (a) any and all applicable dues, fees, assessments, or other charges as provided in these bylaws or as may be specified in the applicable rules and regulations and published policies of this Corporation and (b) all other charges, debts, liabilities, and other amounts arising or owed in connection with the member's program(s), whether arising, due, accrued, or owing before or after termination of such membership;

          (iii) shall continue to remain liable for the period that may be specified in, and in accordance with, the applicable rules and regulations and published policies of this Corporation to other members for all obligations arising, whether before or after the membership termination, from the use of any cards bearing any of the Marks issued by it, or any travelers cheques issued or sold by it;

                                     BYLAWS

          (iv) must promptly take appropriate action, in accordance with the applicable rules and regulations and published policies of this Corporation to give notice of the termination to the holders of cards bearing any of the Marks issued by it as a member of the class in which its membership is terminated and to its merchants that it has authorized to honor cards bearing any of the Marks or, in the case of a terminated travelers cheque member, to give notice of the termination to those organizations and institutions affiliated with it;

          (v) must forthwith cancel such cards; and,

          (vi) take such further action as may be required of a terminated member hereunder and under the applicable rules and regulations and published policies of this Corporation, or as may be required of the terminated member by the Board of Directors of this Corporation.

     (b) If an association or principal member that has affiliate members terminates its membership in one or more classes of membership, the terminated member must cause each of the affiliate members (that are of the same class or classes with respect to which the membership of the association or principal member has terminated) to take the actions required of a terminated member under this Article I, Section 12 unless that affiliate member promptly becomes an affiliate of another association or principal member of the same class or itself becomes an association or principal member of the same class.

     (c) An applicant that has been authorized to use an Authorized Mark and to participate in the activities associated with such an Authorized Mark on an interim basis pursuant to this Article I, Section 2(e), but whose application is not approved, is subject to the provisions of this Article I, Section 12, except that all initiation and membership fees paid in connection with the denied application must be promptly returned to the applicant.

     SEC. 13 EXAMINATION AND AUDITS OF MEMBERS. The Board of Directors, in its sole discretion, and without having any duty to do so, may from time to time order an audit or other examination of any member. Any financial audit will be conducted by independent accountants selected by the Board of Directors, and the standards and scope of that audit will be established by the Board of Directors. All fees and expenses incurred in connection with any examination or audit will be paid by the member that was examined or audited. Neither persons on the Board of Directors nor this Corporation nor its employees will be liable or responsible in any manner to any or all of the members of this Corporation or to others for any failure to cause any examination or audit to be conducted or for any action or failure to take action following such examination or audit.

     SEC. 14 LICENSES. Each successful applicant for membership shall, as a condition of such membership, execute the then-effective license applicable to the class of membership to which it has been elected and assist MasterCard in recording such license if required in the country of license. With respect to individual applicants for membership, the Board of Directors or Regional Board, as the case may be, may add additional requirements or limitations to the standard member license as it reasonably deems appropriate. Any entity using any of the Marks must have a license or other written authorization from this Corporation to do so or must be using such Mark pursuant to authorization from an entity having the power to authorize it to do so.

                                     BYLAWS

                        ARTICLE II -- BOARD OF DIRECTORS

     SEC. 1 POWERS. The business of this Corporation will be managed by the Board of Directors, which may exercise all of the powers of this Corporation and do all lawful acts and things as are not (i) by statute, the Certificate of Incorporation, or these bylaws directed or required to be exercised or done by the members or (ii) specifically delegated as provided in the Bylaws of this Corporation.

     SEC. 2 ELECTION; VACANCIES; TERM OF OFFICE. Subject to this Corporation's Certificate of Incorporation, the directors will be elected by the Class B Member at the annual meeting of members.

     SEC. 3 NUMBER. The authorized number of directors constituting the entire Board of Directors shall be equal to such number of directors as are authorized to constitute the entire Board of Directors of MasterCard Incorporated.

     SEC. 4 COMPENSATION OF DIRECTORS. Directors shall receive such compensation from this Corporation as the Board of Directors may from time to time establish.

     SEC. 5 QUORUM. The presence of not less than a majority of the total number of directors entitled to vote at any meeting shall be necessary and sufficient to constitute a quorum for the transaction of business at such meeting. Except as otherwise provided by law or these bylaws, the vote of a majority of the voting directors present shall decide any question that may come before the meeting. A majority of the voting directors present at any meeting, although less than a quorum, may adjourn the meeting from time to time without notice other than announcement at the meeting.

     SEC. 6 PROCEDURE. The order of business and all other matters of procedure at every meeting of the Board of Directors may be determined by the presiding officer.

     SEC. 7  MEETINGS OF THE BOARD OF DIRECTORS.

     (a) The first meeting of each newly-elected Board of Directors shall be held immediately following the annual meeting of members. If the meeting is held at the place of the meeting of members, then no notice of the meeting need be given to the newly-elected directors. If the first meeting is not held at that time and place, then it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors as set forth in Section 7(c) of this ARTICLE II.

     (b) Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware as shall from time to time be determined by the Board of Directors.

     (c) Special meetings of the Board of Directors, whether to be held in person or by telephone or similar communications equipment, may be called by the Chairman of the Board of Directors or the President and Chief Executive Officer on at least five days' notice to each Director and shall be called by the Chairman or the President and Chief Executive Officer upon the written request of not less than 33 1/3% of the entire Board of Directors; provided, however, that any meeting called to consider a matter that requires the immediate action of the Board of Directors and that does not require the approval of greater than a simple majority of the Directors may be called on at least 24 hours' notice.

     (d) Whenever notice of a meeting of the Board of Directors is required, the notice shall be given in the manner set forth in Section 7(e) of this ARTICLE II and shall state the purpose or purposes, place, date and hour of the meeting.

     (e) Any notice to a director may be given personally, by telephone, by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality or electronic transmission to such director's residence or usual place of business. A notice will be deemed given when actually given in person or by telephone; when

                                     BYLAWS

                        ARTICLE II -- BOARD OF DIRECTORS

transmitted by a legible transmission, if given by facsimile transmission; when transmitted, answerback received, if given by telex; on the day when delivered to a cable or similar communications company; three business days after delivery to a courier service; or on the fifth business day after the day when deposited with the United States mail, postage prepaid, directed to the director at his business address, facsimile number, electronic mail address or telex number or at such other address, facsimile number, electronic mail address or telex number as the director may have designated to the Secretary in writing as the address or number to which notices should be sent. Notice given by any form of electronic transmission shall be deemed given when directed to the director.

     (f) Any director may waive notice of any meeting by signing a written waiver or by electronic transmission, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the director attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SEC. 8 ENFORCEMENT OF PAYMENT OF FEES, ASSESSMENTS, AND OTHER OBLIGATIONS. The Board of Directors may apply any sums due to a member from this Corporation toward payment of any fees, assessments, and other obligations owed to this Corporation by that member or its affiliates.

     SEC. 9 ADOPTION OR AMENDMENT OF RULES AND REGULATIONS. Except as otherwise provided herein or as specifically delegated by the Board of Directors or except as provided in a rule or in rules approved by the Board of Directors, only the Board of Directors may adopt or amend the rules and regulations.

     SEC. 10 APPROVAL OF INDEBTEDNESS. In addition to the authority of the Board of Directors, the Executive Committee, if formed, shall have the authority to approve the guarantee of indebtedness for money borrowed by this Corporation. This Corporation shall not incur or guarantee any indebtedness for money borrowed except with the prior approval of either the Executive Committee or Board of Directors in any specific case, unless pursuant to a written policy approved by the Executive Committee or Board of Directors. In the event of approval by the Executive Committee of indebtedness by this Corporation as contemplated above, the Board of Directors shall be informed of such action at its next Board meeting; however, the provision of, or failure to provide, such information to the Board of Directors shall not affect the validity of such indebtedness.

     SEC. 11 MEETINGS BY CONFERENCE TELEPHONE. Directors, and directors serving on committees of the Board of Directors, may participate in a meeting of the Board, or the committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation will constitute presence in person at that meeting for the purpose of constituting a quorum and for all other purposes. The place of any meeting held pursuant to this Section 12 will be deemed to be the place stated in the notice thereof so long as at least one director or, as the case may be, one committee person, is present at that place at the time of that meeting.

     SEC. 12 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or the committee, as the case may be, who are entitled to vote, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or of that committee.

                                     BYLAWS

                            ARTICLE III -- OFFICERS

     SEC. 1 ELECTION AND APPOINTMENT. Subject to the provisions of Section 1(a) below regarding the election and term of the Chairman of the Board of Directors, the Board of Directors shall, annually at its first meeting following the annual meeting of stockholders, elect a Chairman of the Board of Directors, a President and Chief Executive Officer and a Secretary; and the Board of Directors may at that meeting, and thereafter, elect a Chairman Emeritus, Chief Operating Officer, up to two vice-chairmen of the Board of Directors, a Treasurer and such other officers as it may from time to time deem advisable. Except as prohibited by law, any two or more offices may be held by the same person. No officer except the Chairman of the Board of Directors, the Vice-Chairmen, if any, and the President and Chief Executive Officer need be a Director of the Corporation.

     (a) THE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be elected to an initial term of two years and shall be eligible to be reelected annually thereafter. The Chairman of the Board of Directors shall preside at all meetings of the members of the Board of Directors and shall perform such other duties as are properly assigned to him by the Board of Directors.

     (b) THE VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The Board of Directors may elect up to two Vice Chairmen of the Board of Directors. The Vice Chairmen shall have such powers assigned to them by the Chairman or by the Board of Directors. In the absence of the Chairman, the Chairman shall designate one of the Vice Chairmen to preside at meetings of the Board of Directors.

     (c) THE CHAIRMAN EMERITUS. The Corporation may have a Chairman Emeritus who shall be elected by the Board of Directors and shall be entitled to receive notice of all meetings of the Board of Directors and shall be permitted to attend and participate in all meetings of the Board of Directors, but shall not be entitled to vote. The Chairman Emeritus must have retired as an officer of a member of the Corporation while serving as a member of the Board of Directors of the Corporation and must have served as Chairman of the Board of Directors of the Corporation for at least two years.

     (d) THE PRESIDENT AND CHIEF EXECUTIVE OFFICER. The Corporation shall have a President who also shall be the Chief Executive Officer of the Corporation. The President shall have general overall supervision of all business of the Corporation and shall have such powers and duties as usually pertain to such office or as may be assigned to him by the Board of Directors. In the absence of the Chairman and the Vice-Chairmen, the President shall perform the duties and exercise the powers of the Chairman of the Board of Directors.

     (e) THE CHIEF OPERATING OFFICER. The Corporation may have a Chief Operating Officer who shall be elected by the Board of Directors. The Chief Operating Officer shall report directly to the President and Chief Executive Officer and shall have such responsibilities as shall be assigned from time to time by the President and Chief Executive Officer.

     (f) THE TREASURER. The Corporation may have a Treasurer who shall be elected by the Board of Directors. The Treasurer shall have the care and custody of all moneys and securities of the Corporation. S/he shall cause to be entered in records to be kept for that purpose full and accurate accounts of all moneys received by her/him and paid by her/him on account of the Corporation. S/he shall make and sign such reports, statements and documents as may be required by her/him of the Board of Directors or by the laws of the United States, the State of Delaware or any other state or country, and shall perform such other duties as usually pertain to such office or as may be assigned to him/her by the Board of Directors. The Treasurer shall be bonded in the manner and amount prescribed by the Board of Directors. The reports and records of the Treasurer shall be audited as of the end of each fiscal year and at such other times as the Board of Directors may direct by independent certified public accountants selected by the Board of Directors or by a committee of members designated by the Chairman of the Board of Directors with the approval of the Board of Directors.

     (g) THE SECRETARY. The Corporation shall have a Secretary who shall be elected by the Board of Directors. The Secretary shall issue notices of meetings of members and of the Board of Directors when such

                                     BYLAWS
notices are required by law or these Bylaws. The Secretary shall attend all meetings of the members and of the Board of Directors and keep the minutes thereof. S/he shall affix the Corporation's seal to such instruments as require the seal and shall perform such other duties as usually pertain to such office or as may be assigned to her/him by the Board of Directors or as may otherwise be provided for in these Bylaws.

     SEC. 2 TERM OF OFFICE. Subject to the provisions of Section 1(a) above regarding the election and term of the Chairman of the Board of Directors, each officer shall be elected by the Board of Directors and shall hold office until the earliest of such individual's death, resignation, removal or the first meeting of the Board of Directors following the next annual meeting of stockholders. Any officer may be removed at any time, either with or without cause, by the Board of Directors. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     SEC. 3 RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President and Chief Executive Officer. Such resignation shall take effect at the time specified in the notice or, if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation shall not be necessary to make it effective.

     SEC. 4 SECURITY. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise. In addition, the Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

     SEC. 5 TEMPORARY TRANSFER OF POWERS AND DUTIES. In the event of an absence or illness of any officer, or for any other reason that the Board of Directors or the President and Chief Executive Officer may deem sufficient, the Board of Directors or the President and Chief Executive Officer may temporarily assign the powers and duties of that officer to any other officer or to any Director.

     SEC. 6 COMPENSATION. The compensation of the elected officers shall be fixed by the Board of Directors or a committee thereof. The compensation of other employees of the Corporation shall be fixed by the President and Chief Executive Officer (subject to the oversight of the Board of Directors). All employee incentive programs shall be approved by the Board of Directors or a committee thereof.

                                     BYLAWS

                            ARTICLE IV -- COMMITTEES

     SEC. 1 DIRECTORS' COMMITTEES. The Board of Directors may designate from among its members an Executive Committee, Audit Committee, Compensation Committee and other committees to serve at the pleasure of the Board of Directors. If the Board of Directors designates an Executive Committee, Audit Committee or Compensation Committee, and there exists a corresponding committee of the Class B Member, such committee shall have the same members as, and authorities similar to, the corresponding committee of the Class B Member. Any other committees, to the extent formed, shall have such authority as the Board of Directors grants them. The Board of Directors shall have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees.

     SEC. 2 CARD STANDING COMMITTEES. The President of this Corporation may appoint as many representatives of the members as he determines to the standing committees described below to consider card matters, and all persons appointed to these standing committees serve on them at the pleasure of the President. In selecting representatives for these committees, the President shall seek to include persons with experience and levels of expertise appropriate for the subject matter of the particular committee and shall also seek to include representatives of members from various regions in order to reflect the Corporation's global nature.

     (a) INTERNATIONAL OPERATIONS COMMITTEE. The International Operations Committee will analyze procedural and operational problems involved in the worldwide interchange of card privileges among card members and report its conclusions and recommendations to the President.

     (b) INTERNATIONAL SECURITY COMMITTEE. The International Security Committee will investigate security problems involved in the worldwide interchange of card privileges among card members and report its conclusions and recommendations to the President.

     SEC. 3 PROCEDURES. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as and when the Board of Directors shall require. Unless the Board of Directors otherwise provides, notice requirements for meetings of committees shall be the same as notice requirements for meetings of the Board of Directors. Unless the Board of Directors otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other).

     SEC. 4 NOTICE OF DIRECTORS' COMMITTEES MEETINGS. Unless the Board of Directors directs otherwise, notice requirements for meetings of directors' committees shall be the same as notice requirements for meetings of the Board of Directors as set forth in Article II, Sections 6 and 8.

                                     BYLAWS

                             ARTICLE V -- MEETINGS

     SEC. 1 ANNUAL MEETING OF MEMBERS. The annual meeting of members, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such date and time as may be fixed by the Board of Directors, at the principal business office of this Corporation, or at such other place as the Board of Directors shall determine.

     SEC. 2 SPECIAL MEETINGS OF MEMBERS. Special meetings of members, except as otherwise provided by law, may be held at the principal business office of this Corporation or elsewhere, and may be called at any time by a written request of one-third of the Board of Directors, or by the Chairman of the Board or the President. A special meeting may also be called at the request in writing of members having 25% or more of the total number of votes eligible to be cast as of the date of such request. Such requests from the Board of Directors or members shall state the person or persons calling the meeting and the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the topics stated in the call and matters germane thereto.

     SEC. 3 PROCEDURES. The order of business and all other matters of procedure at every meeting of members may be determined by the presiding officer.

     SEC. 4 QUORUM. At every meeting of members, except as otherwise provided by law or these bylaws, the presence in person or by proxy of members having a majority of the votes entitled to be cast at the meeting shall constitute a quorum for the transaction of business. Once a quorum is noted as present, it is not broken by the subsequent withdrawal of members. Except as otherwise provided by law, the Certificate of Incorporation, or these bylaws, a majority of the votes cast decides any question that may come before a meeting, assuming a quorum is present.

     SEC. 5 ADJOURNMENTS. The members entitled to vote who are present by representative or by proxy at any meeting of members, whether or not they constitute a quorum, have the power by a majority of the votes present to adjourn the meeting to another time or place, and notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, members may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting must be given to each member entitled to vote at the meeting.

     SEC. 6 VOTING. Except as otherwise provided in this Corporation's Certificate of Incorporation or as otherwise provided by law, no member other than the Class B Member shall be entitled to vote on any matter for which the members are entitled to vote. To the extent members other than the Class B Member are entitled to vote, all association members and principal members and travelers cheque members (as those members are defined in these bylaws) shall be eligible to vote by representative (i.e., the senior officer of the member present at the meeting) or by proxy. On the date of such meeting, each member eligible to vote will have the right to cast the number of votes equal to the number of shares of Voting Stock, as such term is defined in the Class B Member's certificate of incorporation, such member holds in the Class B Member.

     SEC. 7  NOTICE OF MEETINGS OF MEMBERS.

     (a) Any notice to a member shall be given personally, by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality or by electronic transmission. A notice will be deemed given when actually given in person; when transmitted by a legible transmission, if given by facsimile transmission; when transmitted, answerback received, if given by telex; on the day when delivered to a cable or similar communications company; three business days after delivery to a courier service; or on the fifth business day after the day when deposited with the United States mail, postage prepaid, directed to the member at such member's address, facsimile number, electronic mail address or telex number as it appears on the records of members or at such other address, facsimile number, electronic mail address or telex number as the member may have designated to the Secretary in writing as the address or number to which notices should be sent. Notice given by a posting on electronic network together with separate notice to the member of such specific

                                     BYLAWS

                             ARTICLE V -- MEETINGS

posting, shall be deemed given upon the later of (A) such posting and (B) the giving of such separate notice. Notice given by any other form of electronic transmission shall be deemed given when directed to the member.

     (b) Any person may waive notice of any meeting by signing a written waiver or by electronic transmission, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SEC. 8 CONSENT OF MEMBERS IN LIEU OF MEETING. Any action that is required to, or may, be taken at any meeting of members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by members eligible to vote on that action having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all members eligible to vote thereat were present and voted. Prompt notice of the taking of action by less than a unanimous written consent of all of the members entitled to vote on an action must be given to those members entitled to vote that did not so consent in writing.

                                     BYLAWS

                  ARTICLE VI -- REGIONS, FEES AND ASSESSMENTS

     SEC. 1 REGIONS. In connection with the administration of its worldwide business, this Corporation has divided the world into six geographic regions, namely, Asia/Pacific, Canada, Europe, Latin America, Middle East/Africa, and the United States. Each region has assigned corporate staff responsible for all activities within the region, including, without limitation, coordination and support of member programs within the region.

     SEC. 2 MASTERCARD MEMBERSHIP FEES. Each card member of this Corporation must pay the joining fee and other fees as may be established from time to time by the Board of Directors, including, by way of example and not limitation, those fees described in Section 7.09 of Chapter 7 of the MasterCard Bylaws and Rules manual. Each new travelers cheque member must pay the then-effective travelers cheque joining fee and other fees as established from time to time by the Board of Directors of this Corporation.

     SEC. 3 ANNUAL BUDGET, FEES, ASSESSMENTS AND EXPENSES RELATING TO CERTAIN LOSSES.

     (a) Utilizing the RGO (Regional, Global, and Operations) planning, budgeting, and reporting methodology approved by the Board of Directors of the Class B Member, the individual regions will prepare annual expense budgets with revenue programs and strategic pricing initiatives sufficient to meet the funding requirements. The proposed regional budgets will be supportive of Regional Board-directed marketing programs and will include sufficient resources to fund the assignments of global and operations expenses. Operations expenses are generally assigned on a user-pay basis. Except as contemplated by Section 3(b), global expenses are generally assigned by use of an equitable distribution mechanism that incorporates the value of worldwide brand awareness programs and card utility support.

     (b) Global expenses of the Corporation or the Class B Member that relate to losses suffered by, or liabilities of, the Corporation or the Class B Member arising out of or related to a breach by the Corporation, the Class B Member or Europay International SA of any of their respective representations, warranties, covenants and agreements contained in the Share Exchange and Integration
Agreement, dated as of                , 2002, as amended, modified, supplemented
or restated from time to time, among the Corporation, the Class B Member and Europay International SA (the "Integration Agreement") shall be assigned by an equitable distribution mechanism similar to the mechanism used for assigning other global expenses; provided, however, that:

          (i) if the losses and liabilities arise out of or are related to a breach by the Corporation or the Class B member and exceed, in the aggregate, $21 million, then the global expenses in the amount of the excess shall be allocated solely to regions other than the Europe region; and

          (ii) if the losses and liabilities arise out of or are related to a breach by Europay International SA and exceed, in the aggregate, $7 million, then the global expenses in the amount of the excess shall be allocated solely to the Europe region.

     (c) Annually, each Regional Board shall establish a regional budget for the following year, which budget shall provide sufficient funds to (i) vigorously promote the brand and fund the other regional programs, initiatives, and activities and (ii) fund the region's assignment of centrally managed expenses. The method of funding the regional budget will be by assessment and other fees (including, without limitation, transaction and operations fees) paid to this Corporation or the Class B member by the members in the region. Each member within a region shall pay not less than the amount established as the minimum assessments and fees payable by each member within the region. If budgeting authority has not been delegated to a Regional Board in a region, the annual budget for the region shall be reviewed and approved by the Board of Directors of the Corporation.

This Corporation's entire Annual Budget incorporating all regional budgets shall be submitted to the Board of Directors for its approval at least 30 days prior to the fiscal year to which it applies. In its review of such Annual Budget, the Board of Directors shall, among other things, ensure that each final regional budget provides for the appropriate level of expenses assigned to the region and the level of expenditures necessary to

                                     BYLAWS
appropriately support this Corporation's brands and programs in that region and an appropriate method of funding such expenses.

     SEC. 4  ASSESSMENTS.

     (a) In addition to establishing the Annual Budget of this Corporation as described in Section 3 above, the Board of Directors at any time, and from time to time, may fix and impose assessments on all or some lesser number of the members (other than the Class B member) of this Corporation for expenses and liabilities that relate to the ordinary activities of the Corporation, including, without limitation, expenses and liabilities related to counterfeit insurance premiums, advertising and penalties for violation of the bylaws, rules and regulations or other published policies of the Corporation. Subject to
Section 4(c) and (e), the Board of Directors may fix a separate rate or basis of assessment for members of different regions, as well as for members within a region.

     (b) The Board of Directors at any time, and from time to time, may fix and impose special assessments for all or any portion of the Corporation's and the Class B Member's expenses and liabilities arising out of extraordinary events, such as settlements or judgments in major litigations and catastrophic occurrences that may cause significant risk or damage to the Corporation and the Class B Member ("Special Assessments"). In no event shall the aggregate cumulative liability of all members (including terminated members as described in Article I, Section 12) for Special Assessments imposed on all members from
and after             , 2002, exceed two times the Class B Member's consolidated
Worldwide Annual Revenue; provided, however, that the foregoing limitation shall not apply to (i) assessments contemplated by Article VI, Section 3(b) and
Article VI, Section 4(d) of these Bylaws, (ii) assessments contemplated by ARTICLE NINTH(b) of the Corporation's Certificate of Incorporation and (iii) assessments for expenses and liabilities relating to conduct engaged or alleged
to have been engaged in by the Corporation prior to             , 2002 (whether
or not such conduct continues after             , 2002). "Worldwide Annual
Revenue" means the highest amount of revenue paid to the Class B Member and its subsidiaries in any of the three 12-month periods covered by the three most recent Global Proxy Calculations less any Special Assessments previously paid by the members.

     (c) With respect to any Special Assessment imposed on less than all of the members, in no event shall a member be required to contribute to a Special Assessment, in an amount greater than eight times revenue paid to the Class B Member and its subsidiaries by that member during the 12-month period covered by the most recent Global Proxy Calculation; provided, however, that the foregoing limitation shall not apply to (i) assessments contemplated by Article VI,
Section 3(b) and Article VI, Section 4(d) of these Bylaws, (ii) assessments contemplated by ARTICLE NINTH(b) of the Corporation's Certificate of Incorporation and (iii) assessments for expenses and liabilities relating to conduct engaged or alleged to have been engaged in by the Corporation prior to
            , 2002 (whether or not such conduct continues after             ,
2002).

     (d) An "Integration Assessment" is an assessment of the members of the Corporation's Europe region or its regions other than Europe, as the case may be, to compensate the Corporation and/or the Class B Member for losses suffered by, or liabilities of, the Corporation and/or the Class B Member, in excess of the amounts contemplated by Article VI, Section 3(b), arising out of or related to a breach of the representations, warranties, covenants and agreements contained in the Integration Agreement, but only to the extent such losses and liabilities have not been satisfied by an allocation of expenses in accordance with Article VI, Section 3(b).

     (e) In determining whether to impose a Special Assessment on this Corporation's members for obligations that are associated with a particular region(s) or member(s), the Board of Directors must first consider whether it is appropriate and consistent with the interests of this Corporation and its members to

                                     BYLAWS
allocate the obligations for such assessment first to the region(s) and/or member(s) concerned before extending the assessment to this Corporation's other regions and/or members.

     (f) In the event a member violates a rule for which an assessment is expressly provided, the President or his designee shall warn the member of the violation. If, subsequent to this warning, the member shall continue to violate the rule, this Corporation shall draft on the member in the amount of the assessment unless the member can demonstrate that it could not reasonably avoid the violation. Any member wishing to dispute the finding of violation or the resulting assessment shall have a right to have such finding or assessment reviewed by the Board of Directors at its next regularly scheduled meeting following the date of the assessment. In the event a member wishes to exercise its right of review, it must so advise the Secretary, by registered or certified mail, at least 30 days prior to the Board meeting. The findings of the Board of Directors shall be final.

     (g) Any Special Assessments of the members will require authorization of the Board of Directors as follows:

          (i) when the Special Assessment is less than or equal to one times the "Worldwide Annual Revenue," by a simple majority of the Board of Directors; and

          (ii) when the Special Assessment is greater than one times the "Worldwide Annual Revenue" but less than or equal to two times annual revenue, by a two-thirds majority of the entire Board of Directors.

     SEC. 5  PRORATING ASSESSMENTS AND OTHER FEES.

     (a) An association or principal member must pay all assessments, operating fees, and other fees applicable to its MasterCard programs for the calendar year in which it becomes such a member.

     (b) If an association or principal member transfers to affiliate status with another member, any remaining assessments, operating fees, and other fees that the transferring member would have been obligated to pay had it remained an association or principal member to the end of the year will, but without duplication, become additional assessments, operating fees, and other fees to be paid by the member with which the transferring member has become affiliated. If an affiliate of a member transfers and becomes a new association member or principal member, the assessments, operating fees, and other fees of the transferring member will, when paid, be credited or refunded, as the case may be, to the member with which it had been affiliated to avoid duplicate payment of assessments and fees on the same volume. However, no such credit or refund will reduce the assessments, operating fees, and other fees of an association or principal member below the minimum assessments, operating fees, and other fees established pursuant to Article VI, Section 3.

     (c) In imposing any additional assessment, the Board of Directors may in its discretion make a provision for prorating the assessment to reflect periods of membership.

     SEC. 6 PAYMENT DATES. Fees and assessments must be paid on the date or dates and in the installments (if any) as the Board of Directors or staff may prescribe.

     SEC. 7 CERTIFICATION OF ACCOUNTS AND VOLUMES. Each association member and principal member must file with this Corporation a certified statement of (i) the aggregate number of its active MasterCard card accounts (as defined in Section 8 of this Article VI) and the active MasterCard card accounts of the card members affiliated with it, (ii) its Gross Acquiring Volumes, as defined in the Bylaws of the Class B Member, and (iii) its Gross Dollar Volumes, as defined in the Bylaws of the Class B Member, as of such date or dates or for such period or periods as the Board of Directors may require from time to time. Each travelers cheque member must file with this Corporation a certified statement of the aggregate sales of MasterCard Travelers Cheques as of such date or dates or for such period or periods as the Board of Directors may require from time to time.

     SEC. 8 ACTIVE MASTERCARD CARD ACCOUNTS. Active MasterCard card accounts as of a given date are those accounts accessed by cards bearing one or more trademarks of this Corporation on which accounts

                                     BYLAWS

(i) one or more transactions have been completed and/or (ii) a fee has been paid by the cardholder to the issuer of the card during the 12 full months prior to the date of the request to the members for this information.

     SEC. 9 MASTERCARD TRAVELERS CHEQUE SALES. MasterCard Travelers Cheques sales are the total sales of a travelers cheque member of its MasterCard Travelers Cheque sales directly by itself and through its sales agents for any given period of time as determined by the Board of Directors.

     SEC. 10  TERMINATION FEE.

     (a) CARD MEMBERSHIP. Any card member that ceases to be a member of this Corporation, whether voluntarily or involuntarily, must:

          (i) pay any amounts otherwise payable as provided in these bylaws or the rules and regulations of this Corporation;

          (ii) pay any charges incurred and assessments approved but not yet billed to that member (or attributable to that member if it is affiliated with an association or principal member);

          (iii) reimburse this Corporation for any disbursements made on its behalf; and

          (iv) pay the greater of US $500 or the sum of:

             (1) the highest total amount the member was billed and/or paid (or would have been billed or paid, in the case of an affiliated member, had it been a principal member) as

                (a) assessments (other than Special Assessments for which such terminated member shall remain liable in accordance with Article VI,
           Section 4); and

                (b) fees and charges for services provided directly or indirectly by this Corporation respecting the member's MasterCard (charge card, debit services, and otherwise) activities and other fees included within the region's annual budget, in a single year during the four calendar years preceding the year in which the termination is effective, or in that year itself; if the member has not been a MasterCard member for one or more calendar years, as of the date on which the termination is effective, this amount will be equal to the total billed or paid, or that would have been billed or paid in the case of an affiliate member had it been a principal member, in the 12 calendar months preceding the month in which the termination is effective; and

             (2) a pro rata share (defined as the percentage derived by dividing the highest number of the terminating member's MasterCard votes in a single year during the four calendar years preceding the year in which the termination is effective, or in that year itself, by the total number of MasterCard votes for the year in which the termination is effective) of any long-term obligations, including leases and loans of all types (excepting contracts and leases covered in subsection (4) below), but not giving any effect to present values of future payments or to any escalation provision, of this Corporation and its subsidiaries as of the end of the month preceding the date on which the termination is effective; and

             (3) any federal, state, local, or other government taxes or charges that are attributable to the above amounts; and

             (4) termination charges and penalties arising from the cancellation of contracts and leases for equipment and supplies arranged for or entered into in order to accommodate, or on behalf of, the terminating member.

                                     BYLAWS

     (b) MINIMUM TERMINATION FEES. The minimum termination fee established in the preceding section applies to each card member, including each affiliate member, except that if an association or principal member terminates simultaneously with some or all of the members affiliated with it, or if a group of members affiliated with an association or principal member simultaneously and jointly terminate, the minimum termination fee will apply to the group, as if the terminating members were but a single member.

     (c) TRAVELERS CHEQUE MEMBERSHIP. With respect to any travelers cheque member that ceases to be a travelers cheque member of MasterCard, such member must pay any direct charges resulting from the termination from the program and must pay for the costs to be incurred in the spin-down payments of its outstanding travelers cheques and any assessments or fees applicable to it as a result of it having been a travelers cheque member of this Corporation.

     (d) UNBILLED ASSESSMENTS. The Board may in its sole discretion excuse a withdrawing member from paying an assessment approved after the date of the member's notice of termination and on or before the date on which the termination is effective.

     (e) NOTICE OF TERMINATION. A notice of termination must be in writing, addressed to the President or the Secretary of this Corporation, and be provided this Corporation so as to have been received at least 30 days before the effective date of termination set forth in the notice letter as provided in
Section 9 of Article I.

     (f) INTERIM PARTICIPATION. An applicant that receives permission to participate in the activities of this Corporation will not be subject to the provisions of this Section 10 until its application is approved by the Board of Directors.

     (g) TERMINATION OF CORPORATION. Subject to the Board of Directors' right, but not obligation, to establish members' obligations on termination of this Corporation, the provisions of this Section 10 shall not apply, except with respect to those members whose notice of termination has previously become effective in accordance with Section 10(e) above in the event of any voluntary or involuntary liquidation, dissolution, or winding up of this Corporation or the voluntary or involuntary cessation of all or substantially all of the activities of this Corporation.

                                     BYLAWS

                    ARTICLE VII -- MISCELLANEOUS PROVISIONS

     SEC. 1 FISCAL YEAR. The fiscal year of this Corporation is the calendar year.

     SEC. 2 INDEMNIFICATION. This Corporation will, to the full extent permitted by the General Corporation Law of the State of Delaware, indemnify all persons whom this Corporation may indemnify pursuant thereto. Notwithstanding the foregoing, the indemnification provided by this Section 2 will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, or under any vote of members or of disinterested directors of this Corporation or otherwise.

     SEC. 3 CORPORATE SEAL. The seal of this Corporation will be circular in form with the words "MasterCard International Incorporated" around the outer margin and the words and figures "Corporate Seal 1966 Delaware" in the center.

     SEC. 4 CORPORATE SYMBOL. The symbol of this Corporation will be the word "MasterCard" superimposed across a red circle overlapping a yellow circle in the form adopted by the Board of Directors as the corporate symbol of this Corporation.

     SEC. 5 DEFINITIONS. The term "card" when used herein means a device, complying with the specifications set forth in the rules and regulations, which may be used to pay for goods and/or services and to obtain cash through access of the cardholder's credit, charge, or depository account with the issuer of the card.

     The term "entire Board of Directors" when used herein in connection with voting requirements shall refer to the number of directors authorized to serve as directors by the Board of Directors less any vacancies and any directors not entitled to vote on such issue. In the event a vote is specified to be taken by the Board of Directors without reference to the "entire Board of Directors," then the number of votes required shall be calculated based upon the number of directors voting at the meeting which a quorum is present.

     The term "rules and regulations" when used herein means the rules part, which is separate from the bylaws part, of the Corporation's Bylaws and Rules manual, the provisions set forth in the Operations Manual and the provisions set forth in any other manual prepared in connection with any program or service or activity of this Corporation and published to the membership from time to time, for example, and not by way of limitation, the Security Procedures and Systems manual and the Authorization System Manual.

     A "published policy" is one that has been disseminated by bulletin, letter, or other form of written communication to, at least, the principal members that, along with their affiliate members, are affected by such policy.

     SEC. 6 AMENDMENT OF BYLAWS. The Board of Directors or the Class B Member may adopt, amend or repeal these bylaws, provided, however, that in order to (i) adopt, amend, or repeal the maximum aggregate cumulative liability for all members for Special Assessments as described in Article VI, Section 4(b) or this provision of these bylaws the approval of at least 75% of the members of the Board of Directors present at a meeting at which a quorum is present and the approval of a majority of the outstanding shares of MC Global Class A Stock and, prior to and including the Transition Date, share of MC Global Class B Stock (as each such term is defined in the Integration Agreement), voting together as a single class, shall be required and (ii) adopt, amend or repeal the cumulative maximum liability for each member for Special Assessments as described in
Article VI, Section 4(c) or this provision of these bylaws the affirmative vote of at least two-thirds of the Board of Directors present at a meeting at which a quorum is present shall be required. In addition, and not by way of limitation of the foregoing, the Class A Members, by the affirmative vote of at least two-thirds of the voting power held by the Class A Members, as determined in accordance with Section 6 of Article V, present at a meeting at which a quorum is present, may amend Article I of the bylaws or this sentence.

     SEC. 7 INCONSISTENT PROVISIONS; LICENSES. In the event of an inconsistency between a provision of these bylaws and a provision in any member MasterCard license, the provisions of these bylaws shall prevail and the member license shall be deemed to have been amended so as to be consistent with the bylaws provision. In the

                                     BYLAWS
event of an inconsistency between a provision of the rules, regulations, or other directives associated with Marks other than the MasterCard Mark and the license for such Mark granted to a Member, the provision of such rules, regulations, and other directives shall prevail and the license shall be deemed to have been amended so as to be consistent with the rules provision.

                                                                         ANNEX H

                    [CREDIT SUISSE FIRST BOSTON LETTERHEAD]

January 16, 2002

Board of Directors
MasterCard International Incorporated
2000 Purchase Street
Purchase, New York 10577

Members of the Board:

     You have asked us to advise you with respect to the fairness to MasterCard International Incorporated ("MCI") from a financial point of view of the Exchange Ratio (as defined below) provided for in the proposed combination (the "Integration") of MCI and Europay International SA ("EPI"), as described in the form of Share Exchange and Integration Agreement by and among MasterCard Incorporated, MCI and Europay International S.A. (the "Integration Agreement") set forth as Exhibit 2.1 to the Registration Statement on Form S-4 of MasterCard Incorporated ("New MasterCard"), a new holding company, filed with the Securities and Exchange Commission relating to the issuance of the shares of common stock to be issued in the Integration by New MasterCard (as amended as of the date hereof, the "Form S-4"). As used herein, the term "Integration Agreement" includes the individual Share Exchange Agreements in the form set forth as Exhibit 2.2 to the Form S-4. You have advised us that the Integration will be preceded by a conversion of MCI to a stock corporation form of organization (the "Conversion") on the terms described in the Form S-4.

     The Integration Agreement provides that, upon consummation of the Integration, the Shareholders of Europe (as defined in the Integration Agreement) will as a group initially own approximately 33 1/3% (the "Initial Exchange Ratio") of the total number of outstanding shares of class A and class B common stock of New MasterCard. The Integration Agreement provides that the Initial Exchange Ratio will be adjusted based on certain financial performance parameters (the "Adjustment Factors") during periods following the closing, as specified therein (the Initial Exchange Ratio as so adjusted, the "Exchange Ratio").

     In arriving at our opinion, we have reviewed certain business and financial information relating to EPI and MCI, as well as the Integration Agreement and the Form S-4. With your consent, we have assumed that the Integration Agreement and each other form of agreement set forth in the Form S-4, when executed and delivered by the proposed parties thereto, will conform to the forms of such agreements set forth in the Form S-4, and that the transactions provided for in such agreements, including the Integration and the Conversion, will be consummated in the manner set forth therein without amendment, waiver of modification of any material term, condition or agreement contained in such agreements. We have also reviewed certain other information, including financial forecasts relating to EPI and MCI, provided to or discussed with us by EPI and MCI, and have met with EPI's and MCI's management to discuss the business and prospects of EPI and MCI. We have also considered certain financial data of EPI and MCI, and we have compared those data with similar data for publicly held companies in businesses similar to those of EPI and MCI and have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

     We have also relied upon the views of EPI's and MCI's management concerning the business, operational and strategic benefits and implications of the Integration, including financial forecasts provided to us by EPI and MCI relating to the synergistic values and operating cost savings expected to be achieved through a combination of the operations of EPI and MCI.

Board of Directors
MasterCard International Incorporated
January 16, 2002
Page  2

     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of EPI's and MCI's management as to the future financial performance of EPI and MCI and as to the cost savings and other potential synergies anticipated to result from the Integration and that such financial results, cost savings and synergies will be achieved in the amounts and at the times set forth therein. You have advised us, and we have assumed, that the financial forecasts that you have provided to us reflect the best currently available estimates and judgments of MCI's management as to the manner in which the Adjustment Factors will impact the future financial operating results of New MasterCard.

     We have assumed that the Integration will be accounted for as a purchase transaction. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of EPI or MCI, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of the securities to be issued in the Integration when issued in the Integration or the prices at which such securities may trade at any time. Our opinion does not in any manner address the Conversion or the merits of MCI's underlying business decision to engage in the Integration.

     We have acted as financial advisor to MCI in connection with the Integration and will receive a fee for our services, a portion of which is contingent upon the consummation of the Integration. It is understood that this letter is for the information of the Board of Directors of MCI in connection with its consideration of the Integration and does not constitute a recommendation as to how any member of MCI, Shareholder of Europe or other person should vote or act on any matter relating to the Integration or the Conversion.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to MCI from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

By:/s/ JOHN K. ADAMS, JR.
   ---------------------------------
John K. Adams, Jr.
Managing Director

                                                               [MASTERCARD LOGO]

                                    PART II:

ITEM 20:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director, officer, employee or an agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises. That indemnity may be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to be indemnified for these expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against that liability under the provisions of the law.

     Article XII of the registrant's bylaws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director, officer, employee or agent of the registrant who is or was involved or threatened to be made so involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, employee or agent of the registrant or was serving at the request of the registrant as a director, officer, employee or agent of any other enterprise. The registrant has also obtained officer's and directors' liability insurance which insures against liabilities that officers and directors of the registrant in these capacities, may incur.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which include intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (certain illegal distributions), or (iv) for any transaction from which the director derives an improper personal benefit. Article Tenth of the registrant's certificate of incorporation includes such a provision.

     The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the Delaware Corporation Law and Article XII of the bylaws and Article Tenth of the certificate of incorporation of the registrant.

ITEM 21:  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


 EXHIBIT
  NUMBER    EXHIBIT DESCRIPTION
 -------    -------------------
  **2.1     Share Exchange and Integration Agreement dated as of
            February 13, 2002 by and among MasterCard Incorporated,
            MasterCard International Incorporated and Europay
            International S.A.
  **2.2     Form of Share Exchange Agreement to be entered among
            MasterCard Incorporated, MasterCard International
            Incorporated and each shareholder of Europay International
            S.A. other than MEPUK and MasterCard International
            Incorporated.
   *2.3     Agreement and Plan of Merger dated as of February 13, 2002 by and among MasterCard International Incorporated,
            MasterCard Incorporated and MasterCard Merger Sub, Inc.
  **2.4     Form of Share Exchange Agreement to be entered among
            MasterCard Incorporated, MasterCard International
            Incorporated and each shareholder of MasterCard/Europay U.K.
            Limited
   *3.1(a)  Amended and Restated Certificate of Incorporation of
            MasterCard Incorporated.
   *3.1(b)  Amended and Restated Bylaws of MasterCard Incorporated.
   *3.2(a)  Amended and Restated Certificate of Incorporation of
            MasterCard International Incorporated.
   *3.2(b)  Amended and Restated Bylaws of MasterCard International
            Incorporated.
   *4.1     Form of Specimen Certificate for Class A Redeemable Common
            Stock of MasterCard Incorporated.
   *4.2     Form of Specimen Certificate for Class B Convertible Common
            Stock of MasterCard Incorporated.
   *4.3     Form of MasterCard International Incorporated Note Purchase
            Agreement, dated as of June 30, 1998, regarding $80,000,000 of 6.67% Subordinated Notes due June 30, 2008.
   *5       Opinion of Simpson Thacher & Bartlett as to the legality of the securities being registered.
   *8       Opinion of Pillsbury Winthrop LLP regarding certain U.S. tax matters.
  *10.1     $1,000,000,000 Credit Agreement, dated as of June 6, 2000, among MasterCard International Incorporated, the several
            lenders, Salomon Smith Barney, as Arranger, and Citibank,
            N.A., as Administrative Agent.
  *10.2     $1,200,000,000 Amended and Restated Credit Agreement, dated as of June 5, 2001, among MasterCard International
            Incorporated, the several lenders, Salomon Smith Barney, as
            Arranger, and Citibank, N.A., as Administrative Agent.
  *10.3     Lease, dated as of August 31, 1999 between MCI O'Fallon 1999
            Trust and MasterCard International Incorporated, relating to
            $149,380,000 7.36% Series A Senior Secured Notes due
            September 1, 2009 of MCI O'Fallon 1999 Trust and up to
            $5,000,000 Series B Senior Secured Notes due September 1,
            2009 of MCI O'Fallon 1999 Trust.
  *10.4     Guarantee, dated as of August 31, 1999, made by MasterCard
            International Incorporated in favor of State Street Bank and
            Trust Company of Missouri, N.A., as Indenture Trustee for
            the Noteholders under the Indenture, dated as of August 31,
            1999 between MCI O'Fallon 1999 Trust and the Indenture
            Trustee.
 *+10.5     Agreement, dated as of March 1, 1999, by and among
            MasterCard International Incorporated, Citibank, N.A., et
            al.

 EXHIBIT
  NUMBER    EXHIBIT DESCRIPTION
 -------    -------------------
 *+10.6     Agreement, dated as of July 1, 1999, by and between
            MasterCard International Incorporated and The Chase
            Manhattan Bank.
  *10.7     Employment Agreement between MasterCard International
            Incorporated and Robert W. Selander.
  *10.8     MasterCard International Incorporated Executive Incentive
            Plan.
  *10.9     MasterCard International Incorporated Rabbi Trust.
  *10.10    MasterCard International Incorporated Supplemental Executive
            Retirement Plan.
  *10.11    MasterCard International Incorporated Change-in-Control
            Agreement.
  *21       List of Subsidiaries of MasterCard Incorporated.
 **23.1     Consent of PricewaterhouseCoopers LLP regarding the
            financial statements of MasterCard International.
 **23.2     Consent of PricewaterhouseCoopers Reviseurs d'Entreprises
            regarding the financial statements of Europay International.
  *23.3     Consent of Simpson Thacher & Bartlett (contained in Exhibit
            5).
  *23.4     Consent of Pillsbury Winthrop LLP (contained in Exhibit 8).
 **23.5     Consent of PricewaterhouseCoopers LLP regarding the
            financial statements of MasterCard Incorporated.
   24       Power of Attorney (included on signature page on page II-5).
 **99.1     Form of Proxy of MasterCard International Incorporated.
  *99.2     Consent of Credit Suisse First Boston Corporation.


 * Previously filed.

** Filed herewith.

 + The registrant has applied for confidential treatment of portions of this exhibit. Accordingly, portions have been omitted and filed separately with the Securities and Exchange Commission.

ITEM 22:  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred, or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of the form, within one business day of receipt of the request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on May 7, 2002.


                                          MASTERCARD INCORPORATED

                                          By:       /s/ NOAH J. HANFT
                                            ------------------------------------
                                                       NOAH J. HANFT
                                               General Counsel and Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 7, 2002 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           President and Chief Executive Officer (principal
---------------------------------------------------    executive officer)
                Robert W. Selander

                         *                           Executive Vice President and Chief Financial
---------------------------------------------------    Officer (principal financial officer)
                Denise K. Fletcher

                         *                           Senior Vice President and Controller (principal
---------------------------------------------------    accounting officer)
                 Spencer Schwartz

                         *                           Director
---------------------------------------------------
                William F. Aldinger

                         *                           Director
---------------------------------------------------
                   Hiroshi Arai

                         *                           Chairman Emeritus
---------------------------------------------------
                Donald L. Boudreau

                         *                           Director
---------------------------------------------------
                 David A. Coulter

                         *                           Director
---------------------------------------------------
                William R.P. Dalton

                         *                           Director
---------------------------------------------------
            Augusto M. Escalante Juanes

                         *                           Vice Chairman of the Board; Director
---------------------------------------------------
            Baldomero Falcones Jaquotot

                    SIGNATURES                                             TITLE
                    ----------                                             -----

                         *                           Director
---------------------------------------------------
                 Jan A.M. Hendrikx

                         *                           Director
---------------------------------------------------
                 Jean-Pierre Ledru

                         *                           Director
---------------------------------------------------
                Norman C. McLuskie

                         *                           Director
---------------------------------------------------
               John Francis Mulcahy

                         *                           Director
---------------------------------------------------
                 Robert W. Pearce

                         *                           Chairman of the Board; Director
---------------------------------------------------
                  Lance L. Weaver

                         *                           Director
---------------------------------------------------
               Robert B. Willumstad

                         *                           Director
---------------------------------------------------
                  Mark H. Wright

                         *                           Director
---------------------------------------------------
                 Ronald N. Zebeck

              *By:  /s/ NOAH J. HANFT
   --------------------------------------------
                      Noah J. Hanft
                     Attorney-in-fact

                                 EXHIBIT INDEX


 EXHIBIT
  NUMBER    EXHIBIT DESCRIPTION
 -------    -------------------
  **2.1     Share Exchange and Integration Agreement dated as of
            February 13, 2002 by and among MasterCard Incorporated,
            MasterCard International Incorporated and Europay
            International S.A.
  **2.2     Form of Share Exchange Agreement to be entered among
            MasterCard Incorporated, MasterCard International
            Incorporated and each shareholder of Europay International
            S.A. other than MEPUK and MasterCard International
            Incorporated.
   *2.3     Agreement and Plan of Merger dated as of February 13, 2002 by and among MasterCard International Incorporated,
            MasterCard Incorporated and MasterCard Merger Sub, Inc.
  **2.4     Form of Share Exchange Agreement to be entered among
            MasterCard Incorporated, MasterCard International
            Incorporated and each shareholder of MasterCard/Europay U.K.
            Limited
   *3.1(a)  Amended and Restated Certificate of Incorporation of
            MasterCard Incorporated.
   *3.1(b)  Amended and Restated Bylaws of MasterCard Incorporated.
   *3.2(a)  Amended and Restated Certificate of Incorporation of
            MasterCard International Incorporated.
   *3.2(b)  Amended and Restated Bylaws of MasterCard International
            Incorporated.
   *4.1     Form of Specimen Certificate for Class A Redeemable Common
            Stock of MasterCard Incorporated.
   *4.2     Form of Specimen Certificate for Class B Convertible Common
            Stock of MasterCard Incorporated.
   *4.3     Form of MasterCard International Incorporated Note Purchase
            Agreement, dated as of June 30, 1998, regarding $80,000,000 of 6.67% Subordinated Notes due June 30, 2008.
   *5       Opinion of Simpson Thacher & Bartlett as to the legality of the securities being registered.
   *8       Opinion of Pillsbury Winthrop LLP regarding certain U.S. tax matters.
  *10.1     $1,000,000,000 Credit Agreement, dated as of June 6, 2000, among MasterCard International Incorporated, the several
            lenders, Salomon Smith Barney, as Arranger, and Citibank,
            N.A., as Administrative Agent.
  *10.2     $1,200,000,000 Amended and Restated Credit Agreement, dated as of June 5, 2001, among MasterCard International
            Incorporated, the several lenders, Salomon Smith Barney, as
            Arranger, and Citibank, N.A., as Administrative Agent.
  *10.3     Lease, dated as of August 31, 1999 between MCI O'Fallon 1999
            Trust and MasterCard International Incorporated, relating to
            $149,380,000 7.36% Series A Senior Secured Notes due
            September 1, 2009 of MCI O'Fallon 1999 Trust and up to
            $5,000,000 Series B Senior Secured Notes due September 1,
            2009 of MCI O'Fallon 1999 Trust.
  *10.4     Guarantee, dated as of August 31, 1999, made by MasterCard
            International Incorporated in favor of State Street Bank and
            Trust Company of Missouri, N.A., as Indenture Trustee for
            the Noteholders under the Indenture, dated as of August 31,
            1999 between MCI O'Fallon 1999 Trust and the Indenture
            Trustee.
 *+10.5     Agreement, dated as of March 1, 1999, by and among
            MasterCard International Incorporated, Citibank, N.A., et
            al.
 *+10.6     Agreement, dated as of July 1, 1999, by and between
            MasterCard International Incorporated and The Chase
            Manhattan Bank.
  *10.7     Employment Agreement between MasterCard International
            Incorporated and Robert W. Selander.

 EXHIBIT
  NUMBER    EXHIBIT DESCRIPTION
 -------    -------------------
  *10.8     MasterCard International Incorporated Executive Incentive
            Plan.
  *10.9     MasterCard International Incorporated Rabbi Trust.
  *10.10    MasterCard International Incorporated Supplemental Executive
            Retirement Plan.
  *10.11    MasterCard International Incorporated Change-in-Control
            Agreement.
  *21       List of Subsidiaries of MasterCard Incorporated.
 **23.1     Consent of PricewaterhouseCoopers LLP regarding the
            financial statements of MasterCard International.
 **23.2     Consent of PricewaterhouseCoopers Reviseurs d'Entreprises
            regarding the financial statements of Europay International.
  *23.3     Consent of Simpson Thacher & Bartlett (contained in Exhibit
            5).
  *23.4     Consent of Pillsbury Winthrop LLP (contained in Exhibit 8).
 **23.5     Consent of PricewaterhouseCoopers LLP regarding the
            financial statements of MasterCard Incorporated.
   24       Power of Attorney (included on signature page on page II-5).
 **99.1     Form of Proxy of MasterCard International Incorporated.
  *99.2     Consent of Credit Suisse First Boston Corporation.


 * Previously filed.

** Filed herewith.

 + The registrant has applied for confidential treatment of portions of this exhibit. Accordingly, portions have been omitted and filed separately with the Securities and Exchange Commission.